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                          MORGAN STANLEY CAPITAL I INC.
                                  as Depositor,

                     WELLS FARGO BANK, NATIONAL ASSOCIATION,
                               as Master Servicer,

                             ARCAP SERVICING, INC.,
                              as Special Servicer,

                       LASALLE BANK NATIONAL ASSOCIATION,
                                   as Trustee,

                     WELLS FARGO BANK, NATIONAL ASSOCIATION,
                   as Paying Agent and Certificate Registrar,

                                       and

                               ABN AMRO BANK N.V.,
                                 as Fiscal Agent

                         POOLING AND SERVICING AGREEMENT

                            Dated as of July 1, 2004

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2004-TOP15

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                                TABLE OF CONTENTS

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                                                                                         ----

                                    ARTICLE I

                                   DEFINITIONS

                                   ARTICLE II

                              DECLARATION OF TRUST;
                            ISSUANCES OF CERTIFICATES

SECTION 2.1     CONVEYANCE OF MORTGAGE LOANS..........................................     82
SECTION 2.2     ACCEPTANCE BY TRUSTEE.................................................     85
SECTION 2.3     SELLERS' REPURCHASE OF MORTGAGE LOANS FOR MATERIAL DOCUMENT DEFECTS

                                   ARTICLE III

                                THE CERTIFICATES

                                   ARTICLE IV

                                    ADVANCES

SECTION 4.1     P&I ADVANCES BY MASTER SERVICER.......................................    108

                                      -i-

SECTION 4.1A    P&I ADVANCES WITH RESPECT TO NON-SERVICED MORTGAGE LOANS AND

SECTION 4.5     INTEREST ON ADVANCES; CALCULATION OF OUTSTANDING ADVANCES WITH

                                    ARTICLE V

                           ADMINISTRATION OF THE TRUST

SECTION 5.1     COLLECTIONS...........................................................    117
SECTION 5.2     APPLICATION OF FUNDS IN THE CERTIFICATE ACCOUNT AND INTEREST

                                   ARTICLE VI

                                  DISTRIBUTIONS

SECTION 6.6     ALLOCATION OF REALIZED LOSSES, EXPENSE LOSSES AND SHORTFALLS DUE TO

                                      -ii-

                                   ARTICLE VII

       CONCERNING THE TRUSTEE, THE FISCAL AGENT, THE PAYING AGENT AND THE
                            LUXEMBOURG PAYING AGENT

SECTION 7.1     DUTIES OF THE TRUSTEE, THE FISCAL AGENT AND THE PAYING AGENT..........    152
SECTION 7.2     CERTAIN MATTERS AFFECTING THE TRUSTEE, THE FISCAL AGENT AND THE
                   PAYING AGENT.......................................................    154
SECTION 7.3     THE TRUSTEE, THE FISCAL AGENT AND THE PAYING AGENT NOT LIABLE FOR
                   CERTIFICATES OR INTERESTS OR MORTGAGE LOANS........................    156
SECTION 7.4     THE TRUSTEE, THE FISCAL AGENT AND THE PAYING AGENT MAY OWN
                   CERTIFICATES.......................................................    157
SECTION 7.5     ELIGIBILITY REQUIREMENTS FOR THE TRUSTEE, THE FISCAL AGENT AND THE
                   PAYING AGENT.......................................................    158
SECTION 7.6     RESIGNATION AND REMOVAL OF THE TRUSTEE, THE FISCAL AGENT OR THE

SECTION 7.16    REPRESENTATIONS AND WARRANTIES OF THE TRUSTEE, THE FISCAL AGENT AND
                   THE PAYING AGENT...................................................    169
SECTION 7.17    FIDELITY BOND AND ERRORS AND OMISSIONS INSURANCE POLICY MAINTAINED BY
                   THE TRUSTEE, THE FISCAL AGENT AND THE PAYING AGENT.................    172
SECTION 7.18    APPOINTMENT OF LUXEMBOURG PAYING AGENT; NOTIFICATION TO
                   CERTIFICATEHOLDERS.................................................    172

                                  ARTICLE VIII

                 ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

SECTION 8.1     SERVICING STANDARD; SERVICING DUTIES..................................    173
SECTION 8.2     FIDELITY BOND AND ERRORS AND OMISSIONS INSURANCE POLICY MAINTAINED BY

                                     -iii-

SECTION 8.6     MAINTENANCE OF HAZARD INSURANCE, OTHER INSURANCE, TAXES AND OTHER.....    184
SECTION 8.7     ENFORCEMENT OF DUE-ON-SALE CLAUSES; ASSUMPTION AGREEMENTS;
                   DUE-ON-ENCUMBRANCE CLAUSE..........................................    187
SECTION 8.8     TRUSTEE TO COOPERATE; RELEASE OF TRUSTEE MORTGAGE FILES...............    191
SECTION 8.9     DOCUMENTS, RECORDS AND FUNDS IN POSSESSION OF MASTER SERVICER TO BE

SECTION 8.14    CMSA OPERATING STATEMENT ANALYSIS REPORTS REGARDING THE MORTGAGED
                   PROPERTIES.........................................................    197
SECTION 8.15    OTHER AVAILABLE INFORMATION AND CERTAIN RIGHTS OF THE MASTER

                                   ARTICLE IX

        ADMINISTRATION AND SERVICING OF SPECIALLY SERVICED MORTGAGE LOANS
                               BY SPECIAL SERVICER

SECTION 9.1     DUTIES OF SPECIAL SERVICER............................................    220
SECTION 9.2     FIDELITY BOND AND ERRORS AND OMISSIONS INSURANCE POLICY OF SPECIAL
                   SERVICER...........................................................    222
SECTION 9.3     SUB-SERVICERS.........................................................    222
SECTION 9.4     SPECIAL SERVICER GENERAL POWERS AND DUTIES............................    222

                                      -iv-

SECTION 9.5     "DUE-ON-SALE" CLAUSES; ASSIGNMENT AND ASSUMPTION AGREEMENTS;
                   MODIFICATIONS OF SPECIALLY SERVICED MORTGAGE LOANS;
                   DUE-ON-ENCUMBRANCE CLAUSES.........................................    226
SECTION 9.6     RELEASE OF MORTGAGE FILES.............................................    230
SECTION 9.7     DOCUMENTS, RECORDS AND FUNDS IN POSSESSION OF SPECIAL SERVICER TO
                   BE HELD FOR THE TRUSTEE............................................    231
SECTION 9.8     REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE SPECIAL SERVICER.....    232
SECTION 9.9     STANDARD HAZARD, FLOOD AND COMPREHENSIVE GENERAL LIABILITY

SECTION 9.33    SPECIAL SERVICER TO COOPERATE WITH THE MASTER SERVICER AND PAYING

                                      -v-

                                    ARTICLE X

                      PURCHASE AND TERMINATION OF THE TRUST

SECTION 10.1    TERMINATION OF TRUST UPON REPURCHASE OR LIQUIDATION OF ALL MORTGAGE

                                   ARTICLE XI

                          RIGHTS OF CERTIFICATEHOLDERS

                                   ARTICLE XII

                              REMIC ADMINISTRATION

                                  ARTICLE XIII

                            MISCELLANEOUS PROVISIONS

                                      -vi-

                             EXHIBITS AND SCHEDULES

EXHIBIT A-1      Form of Class A-1 Certificate
EXHIBIT A-2      Form of Class A-2 Certificate
EXHIBIT A-3      Form of Class A-3 Certificate
EXHIBIT A-4      Form of Class A-4 Certificate
EXHIBIT A-5      Form of Class B Certificate
EXHIBIT A-6      Form of Class C Certificate
EXHIBIT A-7      Form of Class D Certificate
EXHIBIT A-8      Form of Class E Certificate
EXHIBIT A-9      Form of Class F Certificate
EXHIBIT A-10     Form of Class G Certificate
EXHIBIT A-11     Form of Class H Certificate
EXHIBIT A-12     Form of Class J Certificate
EXHIBIT A-13     Form of Class K Certificate
EXHIBIT A-14     Form of Class L Certificate
EXHIBIT A-15     Form of Class M Certificate
EXHIBIT A-16     Form of Class N Certificate
EXHIBIT A-17     Form of Class O Certificate
EXHIBIT A-18     Reserved
EXHIBIT A-19     Form of Class R-I Certificate
EXHIBIT A-20     Form of Class R-II Certificate
EXHIBIT A-21     Form of Class R-III Certificate
EXHIBIT A-22     Form of Class X-1 Certificate
EXHIBIT A-23     Form of Class X-2 Certificate
EXHIBIT B-1      Form of Initial Certification of Trustee (Section 2.2)
EXHIBIT B-2      Form of Final Certification of Trustee (Section 2.2)
EXHIBIT C        Form of Request for Release
EXHIBIT D-1      Form of Transferor Certificate for Transfers to Definitive Privately
                    Offered Certificates (Section 3.3(c))
EXHIBIT D-2A     Form I of Transferee Certificate for Transfers of Definitive Privately
                    Offered Certificates (Section 3.3(c))
EXHIBIT D-2B     Form II of Transferee Certificate for Transfers of Definitive Privately
                    Offered Certificates (Section 3.3(c))
EXHIBIT D-3A     Form I of Transferee Certificate for Transfers of Interests in Book-Entry
                    Privately Offered Certificates (Section 3.3(c))
EXHIBIT D-3B     Form II of Transferee Certificate for Transfers of Interests in Book-Entry
                    Privately Offered Certificates (Section 3.3(c))
EXHIBIT E-1      Form of Transfer Affidavit and Agreement (Section 3.3(e))
EXHIBIT E-2      Form of Transfer Affidavit and Agreement (Section 3.3(e))
EXHIBIT F        Form of Regulation S Certificate
EXHIBIT G-1      Form of Principal Primary Servicing Agreement
EXHIBIT G-2      Reserved
EXHIBIT H        Form of Exchange Certification
EXHIBIT I        Form of Euroclear Bank or Clearstream Bank Certificate (Section 3.7(d)

                                      -vii-

EXHIBIT J        List of Loans as to Which Excess Servicing Fees Are Paid ("Excess
                    Servicing Fee")
EXHIBIT K-1      Form of Mortgage Loan Purchase Agreement I (BSCMI)
EXHIBIT K-2      Form of Mortgage Loan Purchase Agreement II (Wells Fargo)
EXHIBIT K-3      Form of Mortgage Loan Purchase Agreement III (Principal)
EXHIBIT K-4      Form of Mortgage Loan Purchase Agreement IV (MSMC)
EXHIBIT K-5      Reserved
EXHIBIT L        Form of Inspection Report
EXHIBIT M        Form of Monthly Certificateholders Reports (Section 5.4(a))
EXHIBIT N        Form of CMSA Operating Statement Analysis Report
EXHIBIT O        Reserved
EXHIBIT P        Reserved
EXHIBIT Q        Reserved
EXHIBIT R        Reserved
EXHIBIT S-1      Form of Power of Attorney to Master Servicer (Section 8.3(c))
EXHIBIT S-2      Form of Power of Attorney to Special Servicer (Section 9.4(a)
EXHIBIT T        Form of Debt Service Coverage Ratio Procedures
EXHIBIT U        Form of Assignment and Assumption Submission to Special Servicer
                    (Section 8.7(a))
EXHIBIT V        Form of Additional Lien, Monetary Encumbrance and Mezzanine Financing
                    Submission Package to the Special Servicer (Section 8.7(e))
EXHIBIT W        Restricted Servicer Reports
EXHIBIT X        Unrestricted Servicer Reports
EXHIBIT Y        Investor Certificate (Section 5.4(a))
EXHIBIT Z        Form of Notice and Certification Regarding Defeasance of Mortgage Loans
EXHIBIT AA       Form of Wells Fargo primary servicing agreement (Section 8.29(b))
EXHIBIT BB       Controlling Class Certificateholder's Reports Checklist
EXHIBIT CC       Form of Performance Certification (Section 8.26 (b))

SCHEDULE I       BSCMI Loan Schedule
SCHEDULE II      Wells Fargo Loan Schedule
SCHEDULE III     Principal Loan Schedule
SCHEDULE IV      MSMC Loan Schedule
SCHEDULE V       Reserved
SCHEDULE VI      List of Escrow Accounts Not Currently Eligible Accounts (Section 8.3(e))
SCHEDULE VII     Certain Escrow Accounts for Which a Report Under Section 5.1(g) is
                    Required
SCHEDULE VIII    List of Mortgagors that are Third-Party Beneficiaries Under Section 2.3(a)
SCHEDULE IX -
SCHEDULE XVI     Rates Used in Determination of Class X Pass-Through Rates ("Class X-1
                    Strip Rate" and "Class X-2 Strip Rate")
SCHEDULE XVII    Mortgage Loans Secured by Mortgaged Properties Covered by an Environmental
                    Insurance Policy
SCHEDULE XVIII   List of Mortgage Loans that have Scheduled Payments after the end of a
                    Collection Period

                                     -viii-

SCHEDULE XIX     Loans that Accrue on an Actual/360 basis, but whose Servicing Fees Accrue on a 30/360 Basis

                                      -ix-

               THIS POOLING AND SERVICING AGREEMENT is dated as of July 1, 2004
(this "Agreement") between MORGAN STANLEY CAPITAL INC., a Delaware corporation, as depositor (the "Depositor"), WELLS FARGO BANK, NATIONAL ASSOCIATION, as
master servicer (the "Master Servicer"), ARCAP SERVICING, INC., as special servicer (the "Special Servicer"), LASALLE BANK NATIONAL ASSOCIATION, as trustee of the Trust (the "Trustee"), ABN AMRO BANK N.V., only in its capacity as a fiscal agent pursuant to Article IV hereof (the "Fiscal Agent") and WELLS FARGO
BANK, NATIONAL ASSOCIATION, only in its capacity as paying agent (the "Paying
Agent") and certificate registrar.

                              PRELIMINARY STATEMENT

               On the Closing Date, the Depositor will acquire the Mortgage
Loans from Principal Commercial Funding, LLC, as seller ("Principal"), Wells
Fargo Bank, National Association, as seller ("Wells Fargo"), Bear Stearns
Commercial Mortgage, Inc., as seller ("BSCMI") and Morgan Stanley Mortgage
Capital Inc., as seller ("MSMC"), and will be the owner of the Mortgage Loans and the other property being conveyed by it to the Trustee for inclusion in the
Trust which is hereby created. On the Closing Date, the Depositor will acquire
(i) the REMIC I Regular Interests and the Class R-I Certificates as
consideration for its transfer to the Trust of the Mortgage Loans; (ii) the
REMIC II Regular Interests and the Class R-II Certificates as consideration for its transfer of the REMIC I Regular Interests to the Trust; and (iii) the REMIC
III Certificates as consideration for its transfer of the REMIC II Regular
Interests to the Trust. The Depositor has duly authorized the execution and delivery of this Agreement to provide for the foregoing and the issuance of (A)
the REMIC I Regular Interests and the Class R-I Certificates representing in the aggregate the entire beneficial ownership of REMIC I, (B) the REMIC II Regular
Interests and the Class R-II Certificates representing in the aggregate the entire beneficial ownership of REMIC II and (C) the REMIC III Certificates representing in the aggregate the entire beneficial ownership of REMIC III. All covenants and agreements made by the Depositor and the Trustee herein with respect to the Mortgage Loans and the other property constituting the Trust are for the benefit of the Holders of the REMIC I Regular Interests, the REMIC II
Regular Interests, the Residual Certificates and the REMIC Regular Certificates.
The parties hereto are entering into this Agreement, and the Trustee is accepting the trusts created hereby, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

               The Class A, Class B, Class C and Class D Certificates will be offered for sale pursuant to the prospectus (the "Prospectus") dated July 9,
2004, as supplemented by the preliminary prospectus supplement dated July 9,
2004 (together with the Prospectus, the "Preliminary Prospectus Supplement"),
and as further supplemented by the final prospectus supplement dated July 22,
2004 (together with the Prospectus, the "Final Prospectus Supplement"), and the
Class X-1, Class X-2, Class E, Class F, Class G, Class H, Class J, Class K,
Class L, Class M, Class N, and Class O Certificates will be offered for sale pursuant to a Private Placement Memorandum dated July 22, 2004.

               The following sets forth the Class designation, Pass-Through
Rate, initial Aggregate Certificate Balance (or initial Notional Amount) and
Final Scheduled Distribution Date for each Class of REMIC I Regular Interests and the Class R-I Certificates comprising the interests in REMIC I, each Class of REMIC II Regular Interests and the Class R-II Certificates

comprising the interests in REMIC II and each Class of REMIC III Certificates evidencing the interests in REMIC III created hereunder:

                                     REMIC I

               Each REMIC I Regular Interest (a "Corresponding REMIC I Regular
Interest") will relate to a specific Mortgage Loan. Each Corresponding REMIC I
Regular Interest will have a pass-through rate equal to the REMIC I Net Mortgage
Rate of the related Mortgage Loan, an initial principal amount (the initial
"Certificate Balance") equal to the Scheduled Principal Balance as of the
Cut-Off Date of the Mortgage Loan to which the Corresponding REMIC I Regular
Interest relates, and a "latest possible maturity date" set to the Maturity Date of the Mortgage Loan to which the Corresponding REMIC I Regular Interest relates. The Class R-I Certificate will be designated as the sole Class of residual interests in REMIC I and will have no Certificate Balance and no
Pass-Through Rate, but will be entitled to receive the proceeds of any assets remaining in REMIC I after all Classes of REMIC I Regular Interests have been paid in full.

                                    REMIC II

               The REMIC II Regular Interests have the pass-through rates and
Certificate Balances set forth in the definition thereof. The Class R-II
Certificates will be designated as the sole Class of residual interests in REMIC
II and will have no Certificate Balance and no Pass-Through Rate, but will be entitled to receive the proceeds of any assets remaining in REMIC II after all
Classes of REMIC II Regular Interests have been paid in full.

                                      -2-

                                    REMIC III

                                      Initial Aggregate
                                         Certificate
                          Initial     Principal Balance
 REMIC III Regular     Pass-Through       or Notional        Final Scheduled
Interest Designation      Rate(a)           Amount        Distribution Date(b)
--------------------   ------------   -----------------   --------------------

Class A-1                 4.130%         $103,000,000       May 13, 2009
Class A-2                 4.690%         $102,000,000       May 13, 2011
Class A-3                 5.030%         $140,000,000       October 13, 2013
Class A-4                 5.270%         $449,103,000       July 13, 2014
Class X-1(c)              0.072%         $889,751,375       July 13, 2024
Class X-2(d)              0.392%         $850,347,000       July 13, 2012
Class B                   5.378%         $ 22,243,000       July 13, 2014
Class C                   5.488%         $ 23,356,000       June 13, 2015
Class D                   5.488%         $  5,561,000       May 13, 2016
Class E                   5.488%         $  8,897,000       March 13, 2017
Class F                   5.488%         $  6,674,000       March 13, 2018
Class G                   5.488%         $  8,897,000       June 13, 2019
Class H                   4.946%         $  3,337,000       June 13, 2020
Class J                   4.946%         $  3,337,000       April 13, 2021
Class K                   4.946%         $  2,224,000       November 13, 2021
Class L                   4.946%         $  2,224,000       June 13, 2022
Class M                   4.946%         $  2,225,000       December 13, 2022
Class N                   4.946%         $  2,224,000       June 13, 2023
Class O                   4.946%         $  4,449,375       July 13, 2024
Class R-III(e)             N/A                N/A                N/A

(a)  On each Distribution Date after the initial Distribution Date, the
     Pass-Through Rate for each Class of Certificates (other than the Residual
     Certificates) will be determined as described herein under the definition of "Pass-Through Rate." The initial Pass-Through Rates shown above are approximate for the Class B, Class C, Class D, Class E, Class F, Class G,
     Class X-1 and Class X-2 Certificates.

(b)  The Final Scheduled Distribution Date for each Class of Certificates is the
     Distribution Date on which such Class is expected to be paid in full, assuming that timely payments (and no prepayments) will be made on the
     Mortgage Loans in accordance with their terms.

(c)  Each Class X-1 Certificate represents ownership of multiple "regular interests" in REMIC III. The Class X-1 Certificates are comprised of the following regular interests:

          (1) the right to receive, on each Distribution Date, the product of
          (A) the Certificate Balance of the Class A-1A Component and (B) one
          twelfth of the excess (if any) of (x) the Weighted Average REMIC I Net
          Mortgage Rate on such Distribution Date over (y) the Pass-Through Rate of the Class A-1 Certificates;

          (2) the right to receive, on each Distribution Date, the product of
          (A) the Certificate Balance of the Class A-1B Component and (B) one
          twelfth of the excess (if any) of (x) the Weighted Average REMIC I Net
          Mortgage Rate on such Distribution Date over (y) the greater of (i)
          the rate shown on Schedule IX for such Distribution Date and (ii) the
          Pass-Through Rate of the Class A-1 Certificates;

          (3) the right to receive, on each Distribution Date, the product of
          (A) the Certificate Balance of the Class A-1C Component and (B) one
          twelfth of the excess (if any) of (x) the Weighted Average REMIC I Net
          Mortgage Rate on such Distribution Date over (y) the greater of (i)
          the rate shown on Schedule X for such Distribution Date and (ii) the
          Pass-Through Rate of the Class A-1 Certificates;

          (4) the right to receive, on each Distribution Date, the product of
          (A) the Certificate Balance of the Class A-2A Component and (B) one
          twelfth of the excess (if any) of (x) the Weighted Average REMIC I Net
          Mortgage Rate on such Distribution Date over (y) the greater of (i)
          the rate shown on Schedule X for such Distribution Date and (ii) the
          Pass-Through Rate of the Class A-2 Certificates;

                                       -3-

          (5) the right to receive, on each Distribution Date, the product of
          (A) the Certificate Balance of the Class A-2B Component and (B) one
          twelfth of the excess (if any) of (x) the Weighted Average REMIC I Net
          Mortgage Rate on such Distribution Date over (y) the greater of (i)
          the rate shown on Schedule XI for such Distribution Date and (ii) the
          Pass-Through Rate of the Class A-2 Certificates;

          (6) the right to receive, on each Distribution Date, the product of
          (A) the Certificate Balance of the Class A-2C Component and (B) one
          twelfth of the excess (if any) of (x) the Weighted Average REMIC I Net
          Mortgage Rate on such Distribution Date over (y) the greater of (i)
          the rate shown on Schedule XII for such Distribution Date and (ii) the
          Pass-Through Rate of the Class A-2 Certificates;

          (7) the right to receive, on each Distribution Date, the product of
          (A) the Certificate Balance of the Class A-3A Component and (B) one
          twelfth of the excess (if any) of (x) the Weighted Average REMIC I Net
          Mortgage Rate on such Distribution Date over (y) the greater of (i)
          the rate shown on Schedule XII for such Distribution Date and (ii) the
          Pass-Through Rate of the Class A-3 Certificates;

          (8) the right to receive, on each Distribution Date, the product of
          (A) the Certificate Balance of the Class A-3B Component and (B) one
          twelfth of the excess (if any) of (x) the Weighted Average REMIC I Net
          Mortgage Rate on such Distribution Date over (y) the greater of (i)
          the rate shown on Schedule XIII for such Distribution Date and (ii)
          the Pass-Through Rate of the Class A-3 Certificates;

          (9) the right to receive, on each Distribution Date, the product of
          (A) the Certificate Balance of the Class A-3C Component and (B) one
          twelfth of the excess (if any) of (x) the Weighted Average REMIC I Net
          Mortgage Rate on such Distribution Date over (y) the greater of (i)
          the rate shown on Schedule XIV for such Distribution Date and (ii) the
          Pass-Through Rate of the Class A-3 Certificates;

          (10) the right to receive, on each Distribution Date, the product of
          (A) the Certificate Balance of the Class A-4A Component and (B) one
          twelfth of the excess (if any) of (x) the Weighted Average REMIC I Net
          Mortgage Rate on such Distribution Date over (y) the greater of (i)
          the rate shown on Schedule XIV for such Distribution Date and (ii) the
          Pass-Through Rate of the Class A-4 Certificates;

          (11) the right to receive, on each Distribution Date, the product of
          (A) the Certificate Balance of the Class A-4B Component and (B) one
          twelfth of the excess (if any) of (x) the Weighted Average REMIC I Net
          Mortgage Rate on such Distribution Date over (y) the greater of (i)
          the rate shown on Schedule XV for such Distribution Date and (ii) the
          Pass-Through Rate of the Class A-4 Certificates;

          (12) the right to receive, on each Distribution Date, the product of
          (A) the Certificate Balance of the Class B-3 Component and (B) one
          twelfth of the excess (if any) of (x) the Weighted Average REMIC I Net
          Mortgage Rate on such Distribution Date over (y) the greater of (i)
          the rate shown on Schedule XV for such Distribution Date and (ii) the
          Pass-Through Rate of the Class B Certificates;

          (13) the right to receive, on each Distribution Date, the product of
          (A) the Certificate Balance of the Class B-2 Component and (B) one
          twelfth of the excess (if any) of (x) the Weighted Average REMIC I Net
          Mortgage Rate on such Distribution Date over (y) the greater of (i)
          the rate shown on Schedule XIV for such Distribution Date and (ii) the
          Pass-Through Rate of the Class B Certificates;

          (14) the right to receive, on each Distribution Date, the product of
          (A) the Certificate Balance of the Class B-1 Component and (B) one
          twelfth of the excess (if any) of (x) the Weighted Average REMIC I Net
          Mortgage Rate on such Distribution Date over (y) the greater of (i)
          the rate shown on Schedule XIII for such Distribution Date and (ii)
          the Pass-Through Rate of the Class B Certificates;

          (15) the right to receive, on each Distribution Date, the product of
          (A) the Certificate Balance of the Class C-3 Component and (B) one
          twelfth of the excess (if any) of (x) the Weighted Average REMIC I Net
          Mortgage Rate on such Distribution Date over (y) the greater of (i)
          the rate shown on Schedule XIII for such Distribution Date and (ii)
          the Pass-Through Rate of the Class C Certificates;

          (16) the right to receive, on each Distribution Date, the product of
          (A) the Certificate Balance of the Class C-2 Component and (B) one
          twelfth of the excess (if any) of (x) the Weighted Average REMIC I Net
          Mortgage Rate on such Distribution Date over (y) the greater of (i)
          the rate shown on Schedule XII for such Distribution Date and (ii) the
          Pass-Through Rate of the Class C Certificates;

          (17) the right to receive, on each Distribution Date, the product of
          (A) the Certificate Balance of the Class C-1 Component and (B) one
          twelfth of the excess (if any) of (x) the Weighted Average REMIC I Net
          Mortgage Rate on such Distribution Date over (y) the greater of (i)
          the rate shown on Schedule XI for such Distribution Date and (ii) the
          Pass-Through Rate of the Class C Certificates;

          (18) the right to receive, on each Distribution Date, the product of
          (A) the Certificate Balance of the Class D Certificate and (B) one
          twelfth of the excess (if any) of (x) the Weighted Average REMIC I Net
          Mortgage Rate on such Distribution Date over (y) the greater of (i)
          the rate shown on Schedule XI for such Distribution Date and (ii) the
          Pass-Through Rate of the Class D Certificates;

          (19) the right to receive, on each Distribution Date, the product of
          (A) the Certificate Balance of the Class E-2 Component and (B) one
          twelfth of the excess (if any) of (x) the Weighted Average REMIC I Net
          Mortgage Rate on such Distribution Date over (y) the greater of (i)
          the rate shown on Schedule XI for such Distribution Date and (ii) the
          Pass-Through Rate of the Class E Certificates;

          (20) the right to receive, on each Distribution Date, the product of
          (A) the Certificate Balance of the Class E-1 Component and (B) one
          twelfth of the excess (if any) of (x) the Weighted Average REMIC I Net
          Mortgage Rate on such Distribution Date over (y) the greater of (i)
          the rate shown on Schedule X for such Distribution Date and (ii) the
          Pass-Through Rate of the Class E Certificates;

                                      -4-

          (21) the right to receive, on each Distribution Date, the product of
          (A) the Certificate Balance of the Class F Certificate and (B) one
          twelfth of the excess (if any) of (x) the Weighted Average REMIC I Net
          Mortgage Rate on such Distribution Date over (y) the greater of (i)
          the rate shown on Schedule X for such Distribution Date and (ii) the
          Pass-Through Rate of the Class F Certificates;

          (22) the right to receive, on each Distribution Date, the product of
          (A) the Certificate Balance of the Class G-2 Component and (B) one
          twelfth of the excess (if any) of (x) the Weighted Average REMIC I Net
          Mortgage Rate on such Distribution Date over (y) the greater of (i)
          the rate shown on Schedule X for such Distribution Date and (ii) the
          Pass-Through Rate of the Class G Certificates;

          (23) the right to receive, on each Distribution Date, the product of
          (A) the Certificate Balance of the Class G-1 Component and (B) one
          twelfth of the excess (if any) of (x) the Weighted Average REMIC I Net
          Mortgage Rate on such Distribution Date over (y) the greater of (i)
          the rate shown on Schedule IX for such Distribution Date and (ii) the
          Pass-Through Rate of the Class G Certificates;

          (24) the right to receive, on each Distribution Date, the product of
          (A) the Certificate Balance of the Class H Certificate and (B) one
          twelfth of the excess (if any) of (x) the Weighted Average REMIC I Net
          Mortgage Rate on such Distribution Date over (y) the greater of (i)
          the rate shown on Schedule IX for such Distribution Date and (ii) the
          Pass-Through Rate of the Class H Certificates;

          (25) the right to receive, on each Distribution Date, the product of
          (A) the Certificate Balance of the Class J Certificate and (B) one
          twelfth of the excess (if any) of (x) the Weighted Average REMIC I Net
          Mortgage Rate on such Distribution Date over (y) the greater of (i)
          the rate shown on Schedule IX for such Distribution Date and (ii) the
          Pass-Through Rate of the Class J Certificates;

          (26) the right to receive, on each Distribution Date, the product of
          (A) the Certificate Balance of the Class K Certificate and (B) one
          twelfth of the excess (if any) of (x) the Weighted Average REMIC I Net
          Mortgage Rate on such Distribution Date over (y) the greater of (i)
          the rate shown on Schedule IX for such Distribution Date and (ii) the
          Pass-Through Rate of the Class K Certificates;

          (27) the right to receive, on each Distribution Date, the product of
          (A) the Certificate Balance of the Class L Certificate and (B) one
          twelfth of the excess (if any) of (x) the Weighted Average REMIC I Net
          Mortgage Rate on such Distribution Date over (y) the Pass-Through Rate of the Class L Certificates;

          (28) the right to receive, on each Distribution Date, the product of
          (A) the Certificate Balance of the Class M Certificates and (B) one
          twelfth of the excess (if any) of (x) the Weighted Average REMIC I Net
          Mortgage Rate on such Distribution Date over (y) the Pass-Through Rate of the Class M Certificates;

          (29) the right to receive, on each Distribution Date, the product of
          (A) the Certificate Balance of the Class N Certificates and (B) one
          twelfth of the excess (if any) of (x) the Weighted Average REMIC I Net
          Mortgage Rate on such Distribution Date over (y) the Pass-Through Rate of the Class N Certificates; and

          (30) the right to receive, on each Distribution Date, the product of
          (A) the Certificate Balance of the Class O Certificates and (B) one
          twelfth of the excess (if any) of (x) the Weighted Average REMIC I Net
          Mortgage Rate on such Distribution Date over (y) the Pass-Through Rate of the Class O Certificates.

(d)  Each Class X-2 Certificate represents ownership of multiple "regular interests" in REMIC III. The Class X-2 Certificates are comprised of the following regular interests:

          (1) the right to receive, on each Distribution Date, the product of
          (A) the Certificate Balance of the Class A-1B Component and (B) one
          twelfth of the excess (if any) of (i) the lesser of (x) the rate shown on Schedule IX for such Distribution Date and (y) the Weighted Average
          REMIC I Net Mortgage Rate on such Distribution Date, over (ii) the
          Pass-Through Rate of the Class A-1 Certificates;

          (2) the right to receive, on each Distribution Date, the product of
          (A) the Certificate Balance of the Class A-1C Component and (B) one
          twelfth of the excess (if any) of (i) the lesser of (x) the rate shown on Schedule X for such Distribution Date and (y) the Weighted Average
          REMIC I Net Mortgage Rate on such Distribution Date, over (ii) the
          Pass-Through Rate of the Class A-1 Certificates;

          (3) the right to receive, on each Distribution Date, the product of
          (A) the Certificate Balance of the Class A-2A Component and (B) one
          twelfth of the excess (if any) of (i) the lesser of (x) the rate shown on Schedule X for such Distribution Date and (y) the Weighted Average
          REMIC I Net Mortgage Rate on such Distribution Date, over (ii) the
          Pass-Through Rate of the Class A-2 Certificates;

          (4) the right to receive, on each Distribution Date, the product of
          (A) the Certificate Balance of the Class A-2B Component and (B) one
          twelfth of the excess (if any) of (i) the lesser of (x) the rate shown on Schedule XI for such Distribution Date and (y) the Weighted Average
          REMIC I Net Mortgage Rate on such Distribution Date, over (ii) the
          Pass-Through Rate of the Class A-2 Certificates;

          (5) the right to receive, on each Distribution Date, the product of
          (A) the Certificate Balance of the Class A-2C Component and (B) one
          twelfth of the excess (if any) of (i) the lesser of (x) the rate shown on Schedule XII for such Distribution Date and (y) the Weighted
          Average REMIC I Net Mortgage Rate on such Distribution Date, over (ii)
          the Pass-Through Rate of the Class A-2 Certificates;

          (6) the right to receive, on each Distribution Date, the product of
          (A) the Certificate Balance of the Class A-3A Component and (B) one
          twelfth of the excess (if any) of (i) the lesser of (x) the rate shown on Schedule XII for such Distribution Date and (y) the Weighted
          Average REMIC I Net Mortgage Rate on such Distribution Date, over (ii)
          the Pass-Through Rate of the Class A-3 Certificates;

          (7) the right to receive, on each Distribution Date, the product of
          (A) the Certificate Balance of the Class A-3B Component and (B) one
          twelfth of the excess (if any) of (i) the lesser of (x) the rate shown on Schedule XIII for such

                                      -5-

          Distribution Date and (y) the Weighted Average REMIC I Net Mortgage
          Rate on such Distribution Date, over (ii) the Pass-Through Rate of the
          Class A-3 Certificates;

          (8) the right to receive, on each Distribution Date, the product of
          (A) the Certificate Balance of the Class A-3C Component and (B) one
          twelfth of the excess (if any) of (i) the lesser of (x) the rate shown on Schedule XIV for such Distribution Date and (y) the Weighted
          Average REMIC I Net Mortgage Rate on such Distribution Date, over (ii)
          the Pass-Through Rate of the Class A-3 Certificates;

          (9) the right to receive, on each Distribution Date, the product of
          (A) the Certificate Balance of the Class A-4A Component and (B) one
          twelfth of the excess (if any) of (i) the lesser of (x) the rate shown on Schedule XIV for such Distribution Date and (y) the Weighted
          Average REMIC I Net Mortgage Rate on such Distribution Date, over (ii)
          the Pass-Through Rate of the Class A-4 Certificates;

          (10) the right to receive, on each Distribution Date, the product of
          (A) the Certificate Balance of the Class A-4B Component and (B) one
          twelfth of the excess (if any) of (i) the lesser of (x) the rate shown on Schedule XV for such Distribution Date and (y) the Weighted Average
          REMIC I Net Mortgage Rate on such Distribution Date, over (ii) the
          Pass-Through Rate of the Class A-4 Certificates;

          (11) the right to receive, on each Distribution Date, the product of
          (A) the Certificate Balance of the Class B-3 Component and (B) one
          twelfth of the excess (if any) of (i) the lesser of (x) the rate shown on Schedule XV for such Distribution Date and (y) the Weighted Average
          REMIC I Net Mortgage Rate on such Distribution Date, over (ii) the
          Pass-Through Rate of the Class B Certificates;

          (12) the right to receive, on each Distribution Date, the product of
          (A) the Certificate Balance of the Class B-2 Component and (B) one
          twelfth of the excess (if any) of (i) the lesser of (x) the rate shown on Schedule XIV for such Distribution Date and (y) the Weighted
          Average REMIC I Net Mortgage Rate on such Distribution Date, over (ii)
          the Pass-Through Rate of the Class B Certificates;

          (13) the right to receive, on each Distribution Date, the product of
          (A) the Certificate Balance of the Class B-1 Component and (B) one
          twelfth of the excess (if any) of (i) the lesser of (x) the rate shown on Schedule XIII for such Distribution Date and (y) the Weighted
          Average REMIC I Net Mortgage Rate on such Distribution Date, over (ii)
          the Pass-Through Rate of the Class B Certificates;

          (14) the right to receive, on each Distribution Date, the product of
          (A) the Certificate Balance of the Class C-3 Component and (B) one
          twelfth of the excess (if any) of (i) the lesser of (x) the rate shown on Schedule XIII for such Distribution Date and (y) the Weighted
          Average REMIC I Net Mortgage Rate on such Distribution Date, over (ii)
          the Pass-Through Rate of the Class C Certificates;

          (15) the right to receive, on each Distribution Date, the product of
          (A) the Certificate Balance of the Class C-2 Component and (B) one
          twelfth of the excess (if any) of (i) the lesser of (x) the rate shown on Schedule XII for such Distribution Date and (y) the Weighted
          Average REMIC I Net Mortgage Rate on such Distribution Date, over (ii)
          the Pass-Through Rate of the Class C Certificates;

          (16) the right to receive, on each Distribution Date, the product of
          (A) the Certificate Balance of the Class C-1 Component and (B) one
          twelfth of the excess (if any) of (i) the lesser of (x) the rate shown on Schedule XI for such Distribution Date and (y) the Weighted Average
          REMIC I Net Mortgage Rate on such Distribution Date, over (ii) the
          Pass-Through Rate of the Class C Certificates;

          (17) the right to receive, on each Distribution Date, the product of
          (A) the Certificate Balance of the Class D Certificates and (B) one
          twelfth of the excess (if any) of (i) the lesser of (x) the rate shown on Schedule XI for such Distribution Date and (y) the Weighted Average
          REMIC I Net Mortgage Rate on such Distribution Date, over (ii) the
          Pass-Through Rate of the Class D Certificates;

          (18) the right to receive, on each Distribution Date, the product of
          (A) the Certificate Balance of the Class E-2 Component and (B) one
          twelfth of the excess (if any) of (i) the lesser of (x) the rate shown on Schedule XI for such Distribution Date and (y) the Weighted Average
          REMIC I Net Mortgage Rate on such Distribution Date, over (ii) the
          Pass-Through Rate of the Class E Certificates;

          (19) the right to receive, on each Distribution Date, the product of
          (A) the Certificate Balance of the Class E-1 Component and (B) one
          twelfth of the excess (if any) of (i) the lesser of (x) the rate shown on Schedule X for such Distribution Date and (y) the Weighted Average
          REMIC I Net Mortgage Rate on such Distribution Date, over (ii) the
          Pass-Through Rate of the Class E Certificates;

          (20) the right to receive, on each Distribution Date, the product of
          (A) the Certificate Balance of the Class F Certificates and (B) one
          twelfth of the excess (if any) of (i) the lesser of (x) the rate shown on Schedule X for such Distribution Date and (y) the Weighted Average
          REMIC I Net Mortgage Rate on such Distribution Date, over (ii) the
          Pass-Through Rate of the Class F Certificates;

          (21) the right to receive, on each Distribution Date, the product of
          (A) the Certificate Balance of the Class G-2 Component and (B) one
          twelfth of the excess (if any) of (i) the lesser of (x) the rate shown on Schedule X for such Distribution Date and (y) the Weighted Average
          REMIC I Net Mortgage Rate on such Distribution Date, over (ii) the
          Pass-Through Rate of the Class G Certificates;

          (22) the right to receive, on each Distribution Date, the product of
          (A) the Certificate Balance of the Class G-1 Component and (B) one
          twelfth of the excess (if any) of (i) the lesser of (x) the rate shown on Schedule IX for such Distribution Date and (y) the Weighted Average
          REMIC I Net Mortgage Rate on such Distribution Date, over (ii) the
          Pass-Through Rate of the Class G Certificates;

          (23) the right to receive, on each Distribution Date, the product of
          (A) the Certificate Balance of the Class H Certificates and (B) one
          twelfth of the excess (if any) of (i) the lesser of (x) the rate shown on Schedule IX for such

                                      -6-

          Distribution Date and (y) the Weighted Average REMIC I Net Mortgage
          Rate on such Distribution Date, over (ii) the Pass-Through Rate of the
          Class H Certificates;

          (24) the right to receive, on each Distribution Date, the product of
          (A) the Certificate Balance of the Class J Certificates and (B) one
          twelfth of the excess (if any) of (i) the lesser of (x) the rate shown on Schedule IX for such Distribution Date and (y) the Weighted Average
          REMIC I Net Mortgage Rate on such Distribution Date, over (ii) the
          Pass-Through Rate of the Class J Certificates; and

          (25) the right to receive, on each Distribution Date, the product of
          (A) the Certificate Balance of the Class K Certificates and (B) one
          twelfth of the excess (if any) of (i) the lesser of (x) the rate shown on Schedule IX for such Distribution Date and (y) the Weighted Average
          REMIC I Net Mortgage Rate on such Distribution Date, over (ii) the
          Pass-Through Rate of the Class K Certificates.

     After the Distribution Date in January, 2006, payments made in respect of the Class A-1B Component, Class G-1 Component, Class H Certificates, Class
     J Certificates and Class K Certificates shall not be included in the calculation of the amount paid in respect of the Class X-2 Certificates.
     After the Distribution Date in January, 2007, payments made in respect of the Class A-1C Component, Class A-2A Component, Class E-1 Component, Class
     F Certificates and Class G-2 Component shall not be included in the calculation of the amount paid in respect of the Class X-2 Certificates.
     After the Distribution Date in January, 2008, payments made in respect of the Class A-2B Component, Class C-1 Component, Class D Certificates and
     Class E-2 Component shall not be included in the calculation of the amount paid in respect of the Class X-2 Certificates. After the Distribution Date
     in January, 2009, payments made in respect of the Class A-2C Component,
     Class A-3A Component and Class C-2 Component shall not be included in the calculation of the amount paid in respect of the Class X-2 Certificates.
     After the Distribution Date in January, 2010, payments made in respect of the Class A-3B Component, Class B-1 Component and Class C-3 Component shall not be included in the calculation of the amount paid in respect of the
     Class X-2 Certificates. After the Distribution Date in January, 2011,
     payments made in respect of the Class A-3C Component, Class A-4A Component and Class B-2 Component shall not be included in the calculation of the amount paid in respect of the Class X-2 Certificates.

(e)  The Class R-III Certificates will be entitled to receive the proceeds of any remaining assets in REMIC III after the principal amounts of all
     Classes of Certificates have been reduced to zero and any Realized Losses previously allocated thereto (and any interest thereon) have been reimbursed.

               As of the Cut-Off Date, the Mortgage Loans had an Aggregate
Principal Balance of $889,751,375.

               As provided herein, with respect to the Trust, the Paying Agent on behalf of the Trustee will make an election for the segregated pool of assets described in the first paragraph of Section 12.1(a) hereof (including the
Mortgage Loans) to be treated for federal income tax purposes as a real estate mortgage investment conduit ("REMIC I"). The REMIC I Regular Interests will be designated as the "regular interests" in REMIC I and the Class R-I Certificates will be designated as the sole Class of "residual interests" in REMIC I.

               As provided herein, with respect to the Trust, the Paying Agent on behalf of the Trustee will make an election for the segregated pool of assets described in the second paragraph of Section 12.1(a) hereof consisting of the
REMIC I Regular Interests to be treated for federal income tax purposes as a real estate mortgage investment conduit ("REMIC II"). The REMIC II Regular
Interests will be designated as the "regular interests" in REMIC II and the
Class R-II Certificates will be designated as the sole Class of "residual interests" in REMIC II for purposes of the REMIC Provisions.

                                      -7-

                                    ARTICLE I

                                   DEFINITIONS

               SECTION 1.1 DEFINITIONS. Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

               "A NOTE" means, with respect to any A/B Mortgage Loan, the mortgage note that is senior in right of payment to the related B Note to the extent set forth in the related Intercreditor Agreement.

               "A/B LOAN CUSTODIAL ACCOUNT" means each of the custodial
sub-account(s) of the Certificate Account (but which are not included in the
Trust) created and maintained by the Master Servicer pursuant to Section 5.1(c)
on behalf of the holder of a related B Note. Any such sub-account(s) shall be maintained as a sub-account of an Eligible Account.

               "A/B MORTGAGE LOAN" means any Mortgage Loan serviced under this
Agreement that is divided into a senior mortgage note and a subordinated mortgage note, which senior mortgage note is included in the Trust. References herein to an A/B Mortgage Loan shall be construed to refer to the aggregate indebtedness under the related A Note and the related B Note. Notwithstanding the first sentence of this definition, there are no A/B Mortgage Loans in the
Trust.

               "ACCOUNTANT" means a person engaged in the practice of accounting who is Independent.

               "ACCRUED CERTIFICATE INTEREST" means with respect to each
Distribution Date and any Class of Interests or Principal Balance Certificates,
other than the Residual Certificates, interest accrued during the Interest
Accrual Period relating to such Distribution Date on the Aggregate Certificate
Balance of such Class or Interest as of the close of business on the immediately preceding Distribution Date at the respective rates per annum set forth in the definition of the applicable Pass-Through Rate for each such Class. Accrued
Certificate Interest on the Class X-1 Certificates for each Distribution Date will equal the Class X-1 Interest Amount. Accrued Certificate Interest on the
Class X-2 Certificates for each Distribution Date will equal the Class X-2
Interest Amount.

               "ACQUISITION DATE" means the date upon which, under the Code (and in particular the REMIC Provisions and Section 856(e) of the Code), the Trust or
a REMIC Pool is deemed to have acquired a Mortgaged Property (or an interest therein, in the case of the Mortgaged Properties securing any A/B Mortgage Loan,
Non-Serviced Mortgage Loan, Non-Serviced Companion Mortgage Loan and Loan Pair).

               "ADDITIONAL REVIEW PERIOD" has the meaning set forth in Section
9.4(d).

               "ADDITIONAL TRUST EXPENSE" means any of the following items: (i)
Special Servicing Fees, Work-Out Fees and Liquidation Fees (to the extent not collected from the related Mortgagor), (ii) Advance Interest that cannot be paid in accordance with Section 4.6(c); (iii) amounts paid to indemnify the Master
Servicer, the Special Servicer, any applicable Non-Serviced Mortgage Loan Master
Servicer, any applicable Non-Serviced Mortgage Loan Special

                                      -8-

Servicer, the Primary Servicer, the Trustee, the Paying Agent, the Fiscal Agent
(or any other Person) pursuant to the terms of this Agreement; (iv) to the extent not otherwise paid, any federal, state, or local taxes imposed on the
Trust or its assets and paid from amounts on deposit in the Certificate Account or Distribution Account and (v) to the extent not otherwise included in the calculation of a Realized Loss and not covered by indemnification by one of the parties hereto or otherwise, any other unanticipated cost, liability, or expense
(or portion thereof) of the Trust (including costs of collecting such amounts or other Additional Trust Expenses) that the Trust has not recovered, and in the judgment of the Master Servicer (or Special Servicer) will not, recover from the related Mortgagor or Mortgaged Property or otherwise, including a Modification
Loss described in clause (ii) of the definition thereof; provided, however, that, in the case of an A/B Mortgage Loan, "Additional Trust Expense" shall not include any of the foregoing amounts that have been recovered from the related
Mortgagor or Mortgaged Property as a result of the subordination of the related
B Note. Notwithstanding anything to the contrary, "Additional Trust Expenses"
shall not include allocable overhead of the Master Servicer, the Special
Servicer, any Non-Serviced Mortgage Loan Master Servicer, any Non-Serviced
Mortgage Loan Special Servicer, the Trustee, the Paying Agent, the Certificate
Registrar or the Fiscal Agent, such as costs for office space, office equipment, supplies and related expenses, employee salaries and related expenses, and similar internal costs and expenses.

               "ADMINISTRATIVE COST RATE" means, with respect to each Mortgage
Loan, the sum of the Master Servicing Fee Rate, the Primary Servicing Fee Rate,
the Excess Servicing Fee Rate, the Trustee Fee Rate and in the case of any
Non-Serviced Mortgage Loan, the related Pari Passu Loan Servicing Fee Rate.

               "ADVANCE" means either a P&I Advance or a Servicing Advance.

               "ADVANCE INTEREST" means interest payable to the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent on outstanding Advances
(other than Unliquidated Advances) pursuant to Section 4.5 of this Agreement and any interest payable to any Non-Serviced Mortgage Loan Master Servicer, any
Non-Serviced Mortgage Loan Trustee or any Non-Serviced Mortgage Loan Fiscal
Agent with respect to Pari Passu Loan Nonrecoverable Advances pursuant to
Section 4.4(b) hereof.

               "ADVANCE RATE" means a per annum rate equal to the Prime Rate as published in the "Money Rates" section of The Wall Street Journal from time to time or such other publication as determined by the Trustee in its reasonable discretion.

               "ADVANCE REPORT DATE" means the second Business Day prior to each
Distribution Date.

               "ADVERSE REMIC EVENT" means any action that, under the REMIC
Provisions, if taken or not taken, as the case may be, would either (i) endanger the status of any REMIC Pool as a REMIC or (ii) subject to Section 9.14(e), result in the imposition of a tax upon the income of any REMIC Pool or any of their respective assets or transactions, including (without limitation) the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on prohibited contributions set forth in Section 860G(d) of the Code.

                                      -9-

               "AFFILIATE" means, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and
"controlled" have meanings correlative to the foregoing.

               "AGGREGATE CERTIFICATE BALANCE" means the aggregate of the
Certificate Balances of the Principal Balance Certificates, the REMIC I Regular
Interests or the REMIC II Regular Interests, as the case may be, at any date of determination. With respect to a Class of Principal Balance Certificates, REMIC
I Regular Interests or REMIC II Regular Interests, Aggregate Certificate Balance
shall mean the aggregate of the Certificate Balances of all Certificates or
Interests, as the case may be, of that Class at any date of determination.

               "AGGREGATE PRINCIPAL BALANCE" means, at the time of any
determination and as the context may require, the aggregate of the Scheduled
Principal Balances for all Mortgage Loans.

               "AGREEMENT" means this Pooling and Servicing Agreement and all amendments and supplements hereto.

               "APPRAISAL" means an appraisal by an Independent licensed MAI appraiser having at least five years experience in appraising property of the same type as, and in the same geographic area as, the Mortgaged Property being appraised, which appraisal complies with the Uniform Standards of Professional
Appraisal Practices and states the "market value" of the subject property as defined in 12 C.F.R. Section 225.62.

               "APPRAISAL EVENT" means, with respect to any Mortgage Loan or
Loan Pair, not later than the earliest of (i) the date 120 days after the occurrence of any delinquency in payment with respect to such Mortgage Loan or
Loan Pair if such delinquency remains uncured, (ii) the date 30 days after receipt of notice that the related Mortgagor has filed a bankruptcy petition or the related Mortgagor has become the subject of involuntary bankruptcy proceedings or the related Mortgagor has consented to the filing of a bankruptcy proceeding against it or a receiver is appointed in respect of the related
Mortgaged Property, provided such petition or appointment is still in effect,
(iii) the date that is 30 days following the date the related Mortgaged Property becomes an REO Property and (iv) the effective date of any modification to a
Money Term of a Mortgage Loan or Loan Pair, other than an extension of the date that a Balloon Payment is due for a period of less than six months from the original due date of such Balloon Payment.

               "APPRAISAL REDUCTION" means, with respect to any Required
Appraisal Loan with respect to which an Appraisal or internal valuation is performed pursuant to Section 6.9, an amount equal to the excess of (A) the sum of (i) the Scheduled Principal Balance of such Mortgage Loan or Loan Pair (or, in the case of an REO Property, the related REO Mortgage Loan) less the principal amount of any guaranty or surety bond with a rating of at least "BBB-"
(or its equivalent) by a nationally recognized statistical rating organization and the undrawn principal amount of any letter of credit or debt service reserve, if applicable, that is then securing such Mortgage Loan or Loan Pair,
(ii) to the extent not previously advanced by the Master Servicer, the Trustee or the Fiscal Agent, all accrued and unpaid interest on such Mortgage Loan

                                      -10-

or Loan Pair at a per annum rate equal to the Mortgage Rate, (iii) all unreimbursed Advances (including Unliquidated Advances) and interest on Advances
(other than Unliquidated Advances) at the Advance Rate with respect to such
Mortgage Loan or Loan Pair, and (iv) to the extent funds on deposit in any applicable Escrow Accounts are not sufficient therefor, and to the extent not previously advanced by the Master Servicer, the Special Servicer, the Trustee or
the Fiscal Agent, all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents and other amounts which were required to be deposited in any Escrow Account (but were not deposited) in respect of such Mortgaged Property or REO Property, as the case may be, over (B) 90% of the Appraised Value (net of any prior mortgage liens) of such Mortgaged Property or REO Property as determined by such Appraisal or internal valuation, as the case may be, plus the full amount of any escrows held by or on behalf of the Trustee as security for the Mortgage Loan or a Loan Pair
(less the estimated amount of the obligations anticipated to be payable in the next twelve months to which such escrows relate). Each Appraisal or internal valuation for a Required Appraisal Loan shall be updated annually for so long as an Appraisal Reduction exists. The Appraisal Reduction for each Required
Appraisal Loan will be recalculated based on subsequent Appraisals, internal valuations or updates. Any Appraisal Reduction for any Mortgage Loan or Loan
Pair shall be reduced to reflect any Realized Principal Losses on the Required
Appraisal Loan or Loan Pair. Each Appraisal Reduction will be reduced to zero as of the date the related Mortgage Loan or Loan Pair is brought current under the then current terms of the Mortgage Loan or Loan Pair for at least three consecutive months, and no Appraisal Reduction will exist as to any Mortgage
Loan or Loan Pair after it has been paid in full, liquidated, repurchased or otherwise disposed of. Any Appraisal Reduction in respect of any Non-Serviced
Mortgage Loan shall be calculated in accordance with the related Non-Serviced
Mortgage Loan Pooling and Servicing Agreement based upon the applicable allocation of the items set forth in clauses (A) and (B) above between the
Non-Serviced Mortgage Loans and the related Non-Serviced Companion Mortgage
Loans and all other related pari passu loans. Any Appraisal Reduction in respect of any Loan Pair shall be allocated, as between a Serviced Pari Passu Mortgage
Loan and the related Serviced Companion Mortgage Loan, pro rata according to their respective Principal Balances.

               "APPRAISED VALUE" means, (i) with respect to any Mortgaged
Property (other than the Mortgaged Property relating to a Non-Serviced Mortgage
Loan), the appraised value thereof determined by an Appraisal of the Mortgaged
Property securing such Mortgage Loan made by an Independent appraiser selected by the Master Servicer or the Special Servicer, as applicable or, in the case of an internal valuation performed by the Special Servicer pursuant to Section 6.9, the value of the Mortgaged Property determined by such internal valuation and
(ii) with respect to the Mortgaged Property relating to a Non-Serviced Mortgage
Loan, the portion of the appraised value allocable thereto.

               "ASSIGNMENT OF LEASES" means, with respect to any Mortgage Loan, any assignment of leases, rents and profits or equivalent instrument, whether contained in the related Mortgage or executed separately, assigning to the holder or holders of such Mortgage all of the related Mortgagor's interest in the leases, rents and profits derived from the ownership, operation, leasing or disposition of all or a portion of the related Mortgaged Property as security for repayment of such Mortgage Loan.

               "ASSIGNMENT OF MORTGAGE" means an assignment of the Mortgage, notice of transfer or equivalent instrument, in recordable form, sufficient under the laws of the jurisdiction

                                      -11-

wherein the related Mortgaged Property is located to reflect the transfer of the
Mortgage to the Trustee, which assignment, notice of transfer or equivalent instrument may be in the form of one or more blanket assignments covering the
Mortgage Loans secured by Mortgaged Properties located in the same jurisdiction, if permitted by law.

               "ASSUMED SCHEDULED PAYMENT" means: (i) with respect to any
Balloon Mortgage Loan or any B Note as to which advancing is required hereunder for its Maturity Date (provided that such Mortgage Loan or B Note has not been paid in full, and no Final Recovery Determination or other sale or liquidation has occurred in respect thereof, on or before the end of the Collection Period in which such Maturity Date occurs) and for any subsequent Due Date therefor as of which such Mortgage Loan or such B Note remains outstanding and part of the
Trust, if no Scheduled Payment (other than the related delinquent Balloon
Payment) is due for such Due Date, the scheduled monthly payment of principal and/or interest deemed to be due in respect thereof on such Due Date equal to the Scheduled Payment that would have been due in respect of such Mortgage Loan or such B Note on such Due Date, if it had been required to continue to accrue interest in accordance with its terms, and to pay principal in accordance with the amortization schedule in effect immediately prior to, and without regard to the occurrence of, its most recent Maturity Date (as such may have been extended in connection with a bankruptcy or similar proceeding involving the related
Mortgagor or a modification, waiver or amendment of such Mortgage Loan or such B
Note granted or agreed to by the Master Servicer or the Special Servicer pursuant to the terms hereof), and (ii) with respect to any REO Mortgage Loan for any Due Date therefor as of which the related REO Property remains part of the Trust, the scheduled monthly payment of principal and interest deemed to be due in respect thereof on such Due Date equal to the Scheduled Payment (or, in the case of a Balloon Mortgage Loan or B Note described in the preceding clause of this definition, the Assumed Scheduled Payment) that was due in respect of the related Mortgage Loan or the related B Note on the last Due Date prior to its becoming an REO Mortgage Loan. The amount of the Assumed Scheduled Payment for any A Note or B Note shall be calculated solely by reference to the terms of such A Note or B Note, as applicable (as modified in connection with any bankruptcy or similar proceeding involving the related Mortgagor or pursuant to a modification, waiver or amendment of such Mortgage Loan granted or agreed to by the Master Servicer or the Special Servicer pursuant to the terms hereof) and without regard to the remittance provisions of the related Intercreditor
Agreement.

               "AUTHENTICATING AGENT" means any authenticating agent serving in such capacity pursuant to Section 7.10.

               "AUTHORIZED OFFICER" means any Person that may execute an
Officer's Certificate on behalf of the Depositor.

               "AVAILABLE ADVANCE REIMBURSEMENT AMOUNT" has the meaning set forth in Section 4.6(a).

               "AVAILABLE DISTRIBUTION AMOUNT" means, with respect to any
Distribution Date, an amount equal to the aggregate of (a) all amounts on deposit in the Distribution Account as of the commencement of business on such
Distribution Date that represent payments and other collections on or in respect of the Mortgage Loans and any REO Properties that were received by the Master
Servicer or the Special Servicer through the end of the related Collection
Period exclusive of (i) any such amounts that were deposited in the Distribution
Account in error,

                                      -12-

(ii) amounts that are payable or reimbursable to any Person other than the
Certificateholders (including amounts payable to the Master Servicer in respect of unpaid Master Servicing Fees, the Primary Servicer in respect of unpaid
Primary Servicing Fees, the Special Servicer in respect of unpaid Special
Servicer Compensation, the Trustee in respect of unpaid Trustee Fees, the Paying
Agent in respect of unpaid Paying Agent Fees or to the parties entitled thereto in respect of the unpaid Excess Servicing Fees), (iii) amounts that constitute
Prepayment Premiums, (iv) if such Distribution Date occurs during January, other than in a leap year, or February of any year, the Interest Reserve Amounts with respect to Interest Reserve Loans deposited in the Interest Reserve Account, (v)
in the case of each REO Property related to an A/B Mortgage Loan or Loan Pair, all amounts received with respect to such A/B Mortgage Loan or Loan Pair that are required to be paid to the holder of the related B Note or Serviced
Companion Mortgage Loan, as applicable, pursuant to the terms of the related B
Note or Serviced Companion Mortgage Loan, as applicable, and the related
Intercreditor Agreement or Loan Pair Intercreditor Agreement (which amounts will be deposited into the related A/B Loan Custodial Account or Serviced Companion
Mortgage Loan Custodial Account, as applicable, pursuant to Section 5.1(c) and withdrawn from such accounts pursuant to Section 5.2(a)) and (vi) Scheduled
Payments collected but due on a Due Date subsequent to the related Collection
Period and (b) if and to the extent not already among the amounts described in clause (a), (i) the aggregate amount of any P&I Advances made by the Master
Servicer, the Trustee or the Fiscal Agent for such Distribution Date pursuant to
Section 4.1 and/or Section 4.3, (ii) the aggregate amount of any Compensating
Interest payments made by the Master Servicer for such Distribution Date pursuant to the terms hereof, and (iii) if such Distribution Date occurs in
March of any year, commencing March 2005, the aggregate of the Interest Reserve
Amounts then held on deposit in the Interest Reserve Account in respect of each
Interest Reserve Loan.

               "B NOTE" means, with respect to any A/B Mortgage Loan, the related subordinated Mortgage Note not included in the Trust, which is subordinated in right of payment to the related A Note to the extent set forth in the related Intercreditor Agreement. There are no A/B Mortgage Loans in the
Trust and therefore there are no B Notes related to the Trust.

               "BALLOON MORTGAGE LOAN" means a Mortgage Loan, a Serviced
Companion Mortgage Loan or a B Note that provides for Scheduled Payments based on an amortization schedule that is significantly longer than its term to maturity and that is expected to have a remaining principal balance equal to or greater than 5% of its original principal balance as of its stated maturity date, unless prepaid prior thereto.

               "BALLOON PAYMENT" means, with respect to any Balloon Mortgage
Loan, the Scheduled Payment payable on the Maturity Date of such Mortgage Loan.

               "BANKRUPTCY LOSS" means a loss arising from a proceeding under the United States Bankruptcy Code or any other similar state law or other proceeding with respect to the Mortgagor of, or Mortgaged Property under, a
Mortgage Loan, including, without limitation, any Deficient Valuation Amount or losses, if any, resulting from any Debt Service Reduction Amount for the month in which the related Remittance Date occurs.

               "BASE INTEREST FRACTION" means, with respect to any Principal
Prepayment of any Mortgage Loan that provides for payment of a Prepayment
Premium, and with respect to any Class of Certificates, a fraction (A) whose numerator is the greater of (x) zero and (y) the

                                      -13-

difference between (i) the Pass-Through Rate on that Class of Certificates and
(ii) the Discount Rate used in calculating the Prepayment Premium with respect to the Principal Prepayment (or the current Discount Rate if not used in such calculation) and (B) whose denominator is the difference between (i) the
Mortgage Rate on the related Mortgage Loan and (ii) the Discount Rate used in calculating the Prepayment Premium with respect to that Principal Prepayment (or the current Discount Rate if not used in such calculation), provided, however, that under no circumstances will the Base Interest Fraction be greater than one.
If the Discount Rate referred to above is greater than the Mortgage Rate on the related Mortgage Loan, then the Base Interest Fraction will equal zero.

               "BENEFIT PLAN OPINION" means an Opinion of Counsel satisfactory to the Paying Agent and the Master Servicer to the effect that any proposed transfer will not (i) cause the assets of the Trust to be regarded as plan assets for purposes of the Plan Asset Regulations or (ii) give rise to any fiduciary duty on the part of the Depositor, the Master Servicer, the Special
Servicer, the Trustee, the Paying Agent, the Certificate Registrar or the Fiscal
Agent.

               "BOOK-ENTRY CERTIFICATES" means certificates evidencing a
beneficial interest in a Class of Certificates, ownership and transfer of which shall be made through book entries as described in Section 3.7; provided, that after the occurrence of a condition whereupon book-entry registration and transfer are no longer authorized and Definitive Certificates are to be issued to the Certificate Owners, such certificates shall no longer be "Book-Entry
Certificates."

               "BSCMI" has the meaning set forth in the Preliminary Statement hereto.

               "BSCMI LOANS" means, collectively, those Mortgage Loans sold to the Depositor pursuant to the Mortgage Loan Purchase Agreement I and shown on
Schedule I hereto.

               "BUSINESS DAY" means any day other than (i) a Saturday or a
Sunday, (ii) a legal holiday in New York, New York, Chicago, Illinois, Des
Moines, Iowa (but only with respect to matters related to the performance of obligations of Principal Global Investors, LLC as Primary Servicer under the
Primary Servicing Agreement), San Francisco, California or the principal cities in which the Special Servicer, the Trustee, the Paying Agent or the Master
Servicer conducts servicing or trust operations, or (iii) a day on which banking institutions or savings associations in Minneapolis, Minnesota, Columbia,
Maryland, New York, New York, Chicago, Illinois or San Francisco, California are
authorized or obligated by law or executive order to be closed.

               "CASH LIQUIDATION" means, as to any Defaulted Mortgage Loan other than a Mortgage Loan with respect to which the related Mortgaged Property became
REO Property, the sale of such Defaulted Mortgage Loan. The Master Servicer shall maintain records in accordance with the Servicing Standard (and, in the case of Specially Serviced Mortgage Loans, based on the written reports with respect to such Cash Liquidation delivered by the Special Servicer to the Master
Servicer), of each Cash Liquidation.

               "CERCLA" means the Comprehensive Environmental Response,
Compensation and Liability Act of 1980, as amended (42 U.S.C. Section 9601, et seq.).

                                      -14-

               "CERTIFICATE ACCOUNT" means one or more separate accounts
established and maintained by the Master Servicer (or any Sub-Servicer or
Primary Servicer on behalf of the Master Servicer) pursuant to Section 5.1(a), each of which shall be an Eligible Account.

               "CERTIFICATE BALANCE" means, with respect to any Certificate or
Interest (other than the Class X Certificates and the Residual Certificates) as
of any Distribution Date, the maximum specified dollar amount of principal to which the Holder thereof is then entitled hereunder, such amount being equal to the initial principal amount set forth on the face of such Certificate (in the case of a Certificate), or as ascribed thereto herein (in the case of an
Interest), minus (A)(i) the amount of all principal distributions previously made with respect to such Certificate pursuant to Section 6.5(a) or deemed to have been made with respect to such Interest pursuant to Section 6.2(a) or
Section 6.3(a), as the case may be, (ii) all Realized Losses allocated or deemed to have been allocated to such Interest or Certificate in reduction of
Certificate Balance pursuant to Section 6.6, and plus (B) an amount equal to the amounts identified in clause (I)(C) of the definition of Principal Distribution
Amount with respect to such Distribution Date, such increases to be allocated to the Principal Balance Certificates or Interests in sequential order (i.e. to the most senior Class first), in each case up to the amount of Realized Losses previously allocated thereto and not otherwise reimbursed hereunder. The
Certificate Balance of the Class A-1A Component, the Class A-1B Component and
the Class A-1C Component shall equal the Certificate Balance of the REMIC II
Regular Interest A-1A, the REMIC II Regular Interest A-1B and the REMIC II
Regular Interest A-1C, respectively. The Certificate Balance of the Class A-2A
Component, the Class A-2B Component and the Class A-2C Component shall equal the
Certificate Balance of the REMIC II Regular Interest A-2A, the REMIC II Regular
Interest A-2B and the REMIC II Regular Interest A-2C, respectively. The
Certificate Balance of the Class A-3A Component, the Class A-3B Component and
the Class A-3C Component shall equal the Certificate Balance of the REMIC II
Regular Interest A-3A, the REMIC II Regular Interest A-3B and the REMIC II
Regular Interest A-3C, respectively. The Certificate Balance of the Class A-4A
Component and the Class A-4B Component shall equal the Certificate Balance of the REMIC II Regular Interest A-4A and the REMIC II Regular Interest A-4B,
respectively. The Certificate Balance of the Class B-1 Component, the Class B-2
Component and the Class B-3 Component shall equal the Certificate Balance of the
REMIC II Regular Interest B-1, the REMIC II Regular Interest B-2 and the REMIC
II Regular Interest B-3, respectively. The Certificate Balance of the Class C-1
Component, the Class C-2 Component and the Class C-3 Component shall equal the
Certificate Balance of the REMIC II Regular Interest C-1, the REMIC II Regular
Interest C-2 and the REMIC II Regular Interest C-3, respectively. The
Certificate Balance of the Class E-1 Component and the Class E-2 Component shall equal the Certificate Balance of the REMIC II Regular Interest E-1 and the REMIC
II Regular Interest E-2, respectively. The Certificate Balance of the Class G-1
Component and the Class G-2 Component shall equal the Certificate Balance of the
REMIC II Regular Interest G-1 and the REMIC II Regular Interest G-2,
respectively.

               "CERTIFICATE OWNER" means, with respect to a Book-Entry
Certificate, the Person who is the beneficial owner of such Book-Entry
Certificate, as may be reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly or as an indirect participant, in accordance with the rules of such Clearing
Agency).

               "CERTIFICATE REGISTER" has the meaning set forth in Section 3.2.

                                      -15-

               "CERTIFICATE REGISTRAR" means the registrar appointed pursuant to
Section 3.2 and initially shall be the Paying Agent.

               "CERTIFICATEHOLDERS" has the meaning set forth in the definition of "Holder."

               "CERTIFICATES" means, collectively, the REMIC III Certificates, the Class R-I Certificates and the Class R-II Certificates.

               "CERTIFICATION PARTIES" has the meaning set forth in Section
8.26(b).

               "CERTIFYING PERSON" has the meaning set forth in Section 8.26(b).

               "CLASS" means, with respect to the REMIC I Interests, REMIC II
Interests or REMIC III Certificates, any Class of such Certificates or
Interests.

               "CLASS A-1 CERTIFICATES," "CLASS A-2 CERTIFICATES," "CLASS A-3
CERTIFICATES," "CLASS A-4 CERTIFICATES," "CLASS X-1 CERTIFICATES," "CLASS X-2
CERTIFICATES," "CLASS B CERTIFICATES," "CLASS C CERTIFICATES," "CLASS D
CERTIFICATES," "CLASS E Certificates," "CLASS F CERTIFICATES," "CLASS G
CERTIFICATES," "CLASS H CERTIFICATES," "CLASS J CERTIFICATES," "CLASS K
CERTIFICATES," "CLASS L CERTIFICATES," "CLASS M CERTIFICATES," "CLASS N
CERTIFICATES," "CLASS O CERTIFICATES," "CLASS R-I CERTIFICATES," "CLASS R-II
CERTIFICATES" or "CLASS R-III CERTIFICATES," mean the Certificates designated as
"Class A-1," "Class A-2," "Class A-3," "Class A-4," "Class X-1," "Class X-2,"
"Class B," "Class C," "Class D," "Class E," "Class F," "Class G," "Class H,"
"Class J," "Class K," "Class L," "Class M," "Class N," "Class O," "Class R-I,"
"Class R-II" and "Class R-III" respectively, on the face thereof, in substantially the form attached hereto as Exhibits.

               "CLASS A CERTIFICATES" means the Class A-1 Certificates, the
Class A-2 Certificates, the Class A-3 Certificates and the Class A-4
Certificates, collectively.

               "CLASS A-1A COMPONENT" means a component of the beneficial interest in REMIC III evidenced by the Class A-1 Certificates, which component represents a Certificate Balance equal to the Certificate Balance of the REMIC
II Regular Interest A-1A.

               "CLASS A-1B COMPONENT" means a component of the beneficial interest in REMIC III evidenced by the Class A-1 Certificates, which component represents a Certificate Balance equal to the Certificate Balance of the REMIC
II Regular Interest A-1B.

               "CLASS A-1C COMPONENT" means a component of the beneficial interest in REMIC III evidenced by the Class A-1 Certificates, which component represents a Certificate Balance equal to the Certificate Balance of the REMIC
II Regular Interest A-1C.

               "CLASS A-2A COMPONENT" means a component of the beneficial interest in REMIC III evidenced by the Class A-2 Certificates, which component represents a Certificate Balance equal to the Certificate Balance of the REMIC
II Regular Interest A-2A.

               "CLASS A-2B COMPONENT" means a component of the beneficial interest in REMIC III evidenced by the Class A-2 Certificates, which component represents a Certificate Balance equal to the Certificate Balance of the REMIC
II Regular Interest A-2B.

                                      -16-

               "CLASS A-2C COMPONENT" means a component of the beneficial interest in REMIC III evidenced by the Class A-2 Certificates, which component represents a Certificate Balance equal to the Certificate Balance of the REMIC
II Regular Interest A-2C.

               "CLASS A-3A COMPONENT" means a component of the beneficial interest in REMIC III evidenced by the Class A-3 Certificates, which component represents a Certificate Balance equal to the Certificate Balance of the REMIC
II Regular Interest A-3A.

               "CLASS A-3B COMPONENT" means a component of the beneficial interest in REMIC III evidenced by the Class A-3 Certificates, which component represents a Certificate Balance equal to the Certificate Balance of the REMIC
II Regular Interest A-3B.

               "CLASS A-3C COMPONENT" means a component of the beneficial interest in REMIC III evidenced by the Class A-3 Certificates, which component represents a Certificate Balance equal to the Certificate Balance of the REMIC
II Regular Interest A-3C.

               "CLASS A-4A COMPONENT" means a component of the beneficial interest in REMIC III evidenced by the Class A-4 Certificates, which component represents a Certificate Balance equal to the Certificate Balance of the REMIC
II Regular Interest A-4A.

               "CLASS A-4B COMPONENT" means a component of the beneficial interest in REMIC III evidenced by the Class A-4 Certificates, which component represents a Certificate Balance equal to the Certificate Balance of the REMIC
II Regular Interest A-4B.

               "CLASS B-1 COMPONENT" means a component of the beneficial
interest in REMIC III evidenced by the Class B Certificates, which component represents a Certificate Balance equal to the Certificate Balance of the REMIC
II Regular Interest B-1.

               "CLASS B-2 COMPONENT" means a component of the beneficial
interest in REMIC III evidenced by the Class B Certificates, which component represents a Certificate Balance equal to the Certificate Balance of the REMIC
II Regular Interest B-2.

               "CLASS B-3 COMPONENT" means a component of the beneficial
interest in REMIC III evidenced by the Class B Certificates, which component represents a Certificate Balance equal to the Certificate Balance of the REMIC
II Regular Interest B-3.

               "CLASS C-1 COMPONENT" means a component of the beneficial
interest in REMIC III evidenced by the Class C Certificates, which component represents a Certificate Balance equal to the Certificate Balance of the REMIC
II Regular Interest C-1.

               "CLASS C-2 COMPONENT" means a component of the beneficial
interest in REMIC III evidenced by the Class C Certificates, which component represents a Certificate Balance equal to the Certificate Balance of the REMIC
II Regular Interest C-2.

               "CLASS C-3 COMPONENT" means a component of the beneficial
interest in REMIC III evidenced by the Class C Certificates, which component represents a Certificate Balance equal to the Certificate Balance of the REMIC
II Regular Interest C-3.

                                      -17-

               "CLASS E-1 COMPONENT" means a component of the beneficial
interest in REMIC III evidenced by the Class E Certificates, which component represents a Certificate Balance equal to the Certificate Balance of the REMIC
II Regular Interest E-1.

               "CLASS E-2 COMPONENT" means a component of the beneficial
interest in REMIC III evidenced by the Class E Certificates, which component represents a Certificate Balance equal to the Certificate Balance of the REMIC
II Regular Interest E-2.

               "CLASS G-1 COMPONENT" means a component of the beneficial
interest in REMIC III evidenced by the Class G Certificates, which component represents a Certificate Balance equal to the Certificate Balance of the REMIC
II Regular Interest G-1.

               "CLASS G-2 COMPONENT" means a component of the beneficial
interest in REMIC III evidenced by the Class G Certificates, which component represents a Certificate Balance equal to the Certificate Balance of the REMIC
II Regular Interest G-2.

               "CLASS X CERTIFICATES" means the Class X-1 Certificates and the
Class X-2 Certificates.

               "CLASS X-1 INTEREST AMOUNT" means, with respect to any
Distribution Date and the related Interest Accrual Period, interest equal to the product of (i) one-twelfth of a per annum rate equal to the weighted average of the Class X-1 Strip Rates for the Class A-1A Component, Class A-1B Component,
Class A-1C Component, Class A-2A Component, Class A-2B Component, Class A-2C
Component, Class A-3A Component, Class A-3B Component, Class A-3C Component,
Class A-4A Component, Class A-4B Component, Class B-1 Component, Class B-2
Component, Class B-3 Component, Class C-1 Component, Class C-2 Component, Class
C-3 Component, Class D Certificates, Class E-1 Component, Class E-2 Component,
Class F Certificates, Class G-1 Component, Class G-2 Component, Class H
Certificates, Class J Certificates, Class K Certificates, Class L Certificates,
Class M Certificates, Class N Certificates and Class O Certificates, weighted on the basis of the respective Certificate Balances of such Classes of Certificates or such Components immediately prior to such Distribution Date and (ii) the
Class X-1 Notional Amount for such Distribution Date.

               "CLASS X-1 NOTIONAL AMOUNT" means, with respect to any
Distribution Date, the aggregate of the Certificate Balances of the Principal
Balance Certificates as of the close of business on the preceding Distribution
Date.

               "CLASS X-1 STRIP RATE" means, with respect to any Class of
Certificates (other than the Class A-1, Class A-2, Class A-3, Class A-4, Class
B, Class C, Class E, Class G, Class X and the Residual Certificates), the Class
A-1A Component, the Class A-1B Component, the Class A-1C Component, the Class
A-2A Component, the Class A-2B Component, the Class A-2C Component, the Class
A-3A Component, the Class A-3B Component, the Class A-3C Component, the Class
A-4A Component, Class A-4B Component, the Class B-1 Component, the Class B-2
Component, the Class B-3 Component, the Class C-1 Component, the Class C-2
Component, the Class C-3 Component, the Class E-1 Component, the Class E-2
Component, the Class G-1 Component and the Class G-2 Component:

               (A) for any Distribution Date occurring on or before January
2006, the excess, if any, of (i) the Weighted Average REMIC I Net Mortgage Rate
for such Distribution Date over

                                      -18-

(ii) (x) in the case of the Class A-1A Component, Class L Certificates, Class M
Certificates, Class N Certificates and Class O Certificates, the Pass-Through
Rate for such Class of Certificates or such Component and (y) in the case of the
Class A-1B Component, Class A-1C Component, Class A-2A Component, Class A-2B
Component, Class A-2C Component, Class A-3A Component, Class A-3B Component,
Class A-3C Component, Class A-4A Component, Class A-4B Component, Class B-1
Component, Class B-2 Component, Class B-3 Component, Class C-1 Component, Class
C-2 Component, Class C-3 Component, Class D Certificates, Class E-1 Component,
Class E-2 Component, Class F Certificates, Class G-1 Component, Class G-2
Component, Class H Certificates, Class J Certificates and Class K Certificates,
the greater of (1) the rate per annum corresponding to such Distribution Date as set forth in Schedule IX attached hereto and (2) the Pass-Through Rate for such
Class of Certificates or Components;

               (B) for any Distribution Date occurring after January 2006 and on or before January 2007, the excess, if any, of (i) the Weighted Average REMIC I
Net Mortgage Rate for such Distribution Date over (ii) (x) in the case of the
Class A-1A Component, Class A-1B Component, Class G-1 Component, Class H
Certificates, Class J Certificates, Class K Certificates, Class L Certificates,
Class M Certificates, Class N Certificates and Class O Certificates, the
Pass-Through Rate for such Class of Certificates or such Component and (y) in the case of the Class A-1C Component, Class A-2A Component, Class A-2B
Component, Class A-2C Component, Class A-3A Component, Class A-3B Component,
Class A-3C Component, Class A-4A Component, Class A-4B Component, Class B-1
Component, Class B-2 Component, Class B-3 Component, Class C-1 Component, Class
C-2 Component, Class C-3 Component, Class D Certificates, Class E-1 Component,
Class E-2 Component, Class F Certificates and Class G-2 Component, the greater of (1) the rate per annum corresponding to such Distribution Date as set forth in Schedule X attached hereto and (2) the Pass-Through Rate for such Class of
Certificates or Components;

               (C) for any Distribution Date occurring after January 2007 and on or before January 2008, the excess, if any, of (i) the Weighted Average REMIC I
Net Mortgage Rate for such Distribution Date over (ii) (x) in the case of the
Class A-1A Component, Class A-1B Component, Class A-1C Component, Class A-2A
Component, Class E-1 Component, Class F Certificates, Class G-1 Component, Class
G-2 Component, Class H Certificates, Class J Certificates, Class K Certificates,
Class L Certificates, Class M Certificates, Class N Certificates and Class O
Certificates, the Pass-Through Rate for such Class of Certificates or such
Component and (y) in the case of the Class A-2B Component, Class A2-C Component,
Class A-3A Component, Class A-3B Component, Class A-3C Component, Class A-4A
Component, Class A-4B Component, Class B-1 Component, Class B-2 Component, Class
B-3 Component, Class C-1 Component, Class C-2 Component, Class C-3 Component,
Class D Certificates and Class E-2 Component, the greater of (1) the rate per annum corresponding to such Distribution Date as set forth in Schedule XI attached hereto and (2) the Pass-Through Rate for such Class of Certificates or
Components;

               (D) for any Distribution Date occurring after January 2008 and on or before January 2009, the excess, if any, of (i) the Weighted Average REMIC I
Net Mortgage Rate for such Distribution Date over (ii) (x) in the case of the
Class A-1A Component, Class A-1B Component, Class A-1C Component, Class A-2A
Component, Class A-2B Component, Class C-1 Component, Class D Certificates,
Class E-1 Component, Class E-2 Component, Class F Certificates, Class G-1
Component, Class G-2 Component, Class H Certificates, Class J Certificates,
Class K Certificates, Class L Certificates, Class M Certificates, Class N
Certificates

                                      -19-

and Class O Certificates, the Pass-Through Rate for such Class of Certificates or such Component and (y) in the case of the Class A-2C Component, Class A-3A
Component, Class A-3B Component, Class A-3C Component, Class A-4A Component,
Class A-4B Component, Class B-1 Component, Class B-2 Component, Class B-3
Component, Class C-2 Component and Class C-3 Component, the greater of (1) the rate per annum corresponding to such Distribution Date as set forth in Schedule
XII attached hereto and (2) the Pass-Through Rate for such Class of Certificates or Components;

               (E) for any Distribution Date occurring after January 2009 and on or before January 2010, the excess, if any, of (i) the Weighted Average REMIC I
Net Mortgage Rate for such Distribution Date over (ii) (x) in the case of the
Class A-1A Component, Class A-1B Component, Class A-1C Component, Class A-2A
Component, Class A-2B Component, Class A-2C Component, Class A-3A Component,
Class C-1 Component, Class C-2 Component, Class D Certificates, Class E-1
Component, Class E-2 Component, Class F Certificates, Class G-1 Component, Class
G-2 Component, Class H Certificates, Class J Certificates, Class K Certificates,
Class L Certificates, Class M Certificates, Class N Certificates and Class O
Certificates, the Pass-Through Rate for such Class of Certificates or such
Component and (y) in the case of the Class A-3B Component, Class A-3C Component,
Class A-4A Component, Class A-4B Component, Class B-1 Component, Class B-2
Component, Class B-3 Component and Class C-3 Component, the greater of (1) the rate per annum corresponding to such Distribution Date as set forth on Schedule
XIII attached hereto and (2) the Pass-Through Rate for such Class of
Certificates or Components;

               (F) for any Distribution Date occurring after January 2010 and on or before January 2011, the excess, if any, of (i) the Weighted Average REMIC I
Net Mortgage Rate for such Distribution Date over (ii) (x) in the case of the
Class A-1A Component, Class A-1B Component, Class A-1C Component, Class A-2A
Component, Class A-2B Component, Class A-2C Component, Class A-3A Component,
Class A-3B Component, Class B-1 Component, Class C-1 Component, Class C-2
Component, Class C-3 Component, Class D Certificates, Class E-1 Component, Class
E-2 Component, Class F Certificates, Class G-1 Component, Class G-2 Component,
Class H Certificates, Class J Certificates, Class K Certificates, Class L
Certificates, Class M Certificates, Class N Certificates and Class O
Certificates, the Pass-Through Rate for such Class of Certificates or such
Component and (y) in the case of the Class A-3C Component, Class A-4A Component,
Class A-4B Component, Class B-2 Component and Class B-3 Component, the greater of (1) the rate per annum corresponding to such Distribution Date as set forth on Schedule XIV attached hereto and (2) the Pass-Through Rate for such Class of
Certificates or Components;

               (G) for any Distribution Date occurring after January 2011 and on or before January 2012, the excess, if any, of (i) the Weighted Average REMIC I
Net Mortgage Rate for such Distribution Date over (ii) (x) in the case of the
Class A-1A Component, Class A-1B Component, Class A-1C Component, Class A-2A
Component, Class A-2B Component, Class A-2C Component, Class A-3A Component,
Class A-3B Component, Class A-3C Component, Class A-4A Component, Class B-1
Component, Class B-2 Component, Class C-1 Component, Class C-2 Component, Class
C-3 Component, Class D Certificates, Class E-1 Component, Class E-2 Component,
Class F Certificates, Class G-1 Component, Class G-2 Component, Class H
Certificates, Class J Certificates, Class K Certificates, Class L Certificates,
Class M Certificates, Class N Certificates and Class O Certificates, the
Pass-Through Rate for such Class of Certificates or such Component and (y) in the case of the Class A-4B Component and Class B-3

                                      -20-

Component, the greater of (1) the rate per annum corresponding to such
Distribution Date as set forth on Schedule XV attached hereto and (2) the
Pass-Through Rate for such Class of Certificates or Components; and

               (H) for any Distribution Date occurring after July 2012, and for any Class of Certificates or Components, the excess of (i) the Weighted Average
REMIC I Net Mortgage Rate for such Distribution Date over (ii) the Pass-Through
Rate for each such Class of Certificates or Component. In no event will any
Class X-1 Strip Rate be less than zero.

               "CLASS X-2 INTEREST AMOUNT" means,

               (A) with respect to any Distribution Date occurring on or before
January 2006 and the related Interest Accrual Period, interest equal to the product of (i) one-twelfth of a per annum rate equal to the weighted average of the Class X-2 Strip Rates for the Class A-1B Component, Class A-1C Component,
Class A-2A Component, Class A-2B Component, Class A-2C Component, Class A-3A
Component, Class A-3B Component, Class A-3C Component, Class A-4A Component,
Class A-4B Component, Class B-1 Component, Class B-2 Component, Class B-3
Component, Class C-1 Component, Class C-2 Component, Class C-3 Component, Class
D Certificates, Class E-1 Component, Class E-2 Component, Class F Certificates,
Class G-1 Component, Class G-2 Component, Class H Certificates, Class J
Certificates and Class K Certificates, weighted on the basis of the respective
Certificate Balances of such Classes of Certificates or such Components immediately prior to such Distribution Date and (ii) the Class X-2 Notional
Amount for such Distribution Date;

               (B) with respect to any Distribution Date occurring after January
2006 and on or before the Distribution Date in January 2007 and the related
Interest Accrual Period, interest equal to the product of (i) one-twelfth of a per annum rate equal to the weighted average of the Class X-2 Strip Rates for the Class A-1C Component, Class A-2A Component, Class A-2B Component, Class A-2C
Component, Class A-3A Component, Class A-3B Component, Class A-3C Component,
Class A-4A Component, Class A-4B Component, Class B-1 Component, Class B-2
Component, Class B-3 Component, Class C-1 Component, Class C-2 Component, Class
C-3 Component, Class D Certificates, Class E-1 Component, Class E-2 Component,
Class F Certificates and Class G-2 Component, weighted on the basis of the respective Certificate Balances of such Classes of Certificates or such
Component immediately prior to such Distribution Date and (ii) the Class X-2
Notional Amount for such Distribution Date;

               (C) with respect to any Distribution Date occurring after January
2007 and on or before the Distribution Date in January 2008 and the related
Interest Accrual Period, interest equal to the product of (i) one-twelfth of a per annum rate equal to the weighted average of the Class A-2B Component, Class
A-2C Component, Class A-3A Component, Class A-3B Component, Class A-3C
Component, Class A-4A Component, Class A-4B Component, Class B-1 Component,
Class B-2 Component, Class B-3 Component, Class C-1 Component, Class C-2
Component, Class C-3 Component, Class D Certificates and Class E-2 Component,
weighted on the basis of the respective Certificate Balances of such Classes of
Certificates or such Component immediately prior to such Distribution Date and
(ii) the Class X-2 Notional Amount for such Distribution Date;

               (D) with respect to any Distribution Date occurring after January
2008 and on or before the Distribution Date in January 2009 and the related
Interest Accrual Period, interest

                                      -21-

equal to the product of (i) one-twelfth of a per annum rate equal to the weighted average of the Class A-2C Component, Class A-3A Component, Class A-3B
Component, Class A-3C Component, Class A-4A Component, Class A-4B Component,
Class B-1 Component, Class B-2 Component, Class B-3 Component, Class C-2
Component and Class C-3 Component, weighted on the basis of the respective
Certificate Balances of such Classes of Certificates or such Component immediately prior to such Distribution Date and (ii) the Class X-2 Notional
Amount for such Distribution Date;

               (E) with respect to any Distribution Date occurring after January
2009 and on or before the Distribution Date in January 2010 and the related
Interest Accrual Period, interest equal to the product of (i) one-twelfth of a per annum rate equal to the weighted average of the Class A-3B Component, Class
A-3C Component, Class A-4A Component, Class A-4B Component, Class B-1 Component,
Class B-2 Component, Class B-3 Component and Class C-3 Component, weighted on the basis of the respective Certificate Balances of such Classes of Certificates or such Component immediately prior to such Distribution Date and (ii) the Class
X-2 Notional Amount for such Distribution Date;

               (F) with respect to any Distribution Date occurring after January
2010 and on or before the Distribution Date in January 2011 and the related
Interest Accrual Period, interest equal to the product of (i) one-twelfth of a per annum rate equal to the weighted average of the Class A-3C Component, Class
A-4A Component, Class A-4B Component, Class B-2 Component and Class B-3
Component, weighted on the basis of the respective Certificate Balances of such
Classes of Certificates or such Component immediately prior to such Distribution
Date and (ii) the Class X-2 Notional Amount for such Distribution Date;

               (G) with respect to any Distribution Date occurring after January
2011 and on or before the Distribution Date in January 2012 and the related
Interest Accrual Period, interest equal to the product of (i) one-twelfth of a per annum rate equal to the weighted average of the Class A-4B Component and
Class B-3 Component, weighted on the basis of the respective Certificate
Balances of such Classes of Certificates or such Component immediately prior to such Distribution Date and (ii) the Class X-2 Notional Amount for such
Distribution Date;

               "CLASS X-2 NOTIONAL AMOUNT" means,

               (A) with respect to any Distribution Date occurring on or before the Distribution Date in January 2006, the aggregate of the Certificate Balances of the Class A-1B Component, Class A-1C Component, Class A-2A Component, Class
A-2B Component, Class A-2C Component, Class A-3A Component, Class A-3B
Component, Class A-3C Component, Class A-4A Component, Class A-4B Component,
Class B-1 Component, Class B-2 Component, Class B-3 Component, Class C-1
Component, Class C-2 Component, Class C-3 Component, Class D Certificates, Class
E-1 Component, Class E-2 Component, Class F Certificates, Class G-1 Component,
Class G-2 Component, Class H Certificates, Class J Certificates and Class K
Certificates as of the close of business on the preceding Distribution Date,

               (B) with respect to any Distribution Date after the Distribution
Date in January 2006 and on or before the Distribution Date in January 2007, the aggregate of the Certificate Balances of the Class A-1C Component, Class A-2A
Component, Class A-2B Component, Class A-2C Component, Class A-3A Component,
Class A-3B Component, Class A-3C Component,

                                      -22-

Class A-4A Component, Class A-4B Component, Class B-1 Component, Class B-2
Component, Class B-3 Component, Class C-1 Component, Class C-2 Component, Class
C-3 Component, Class D Certificates, Class E-1 Component, Class E-2 Component,
Class F Certificates and Class G-2 Component, as of the close of business on the preceding Distribution Date,

               (C) with respect to any Distribution Date after the Distribution
Date in January 2007 and on or before the Distribution Date in January 2008, the aggregate of the Certificate Balances of the Class A-2B Component, Class A-2C
Component, Class A-3A Component, Class A-3B Component, Class A-3C Component,
Class A-4A Component, Class A-4B Component, Class B-1 Component, Class B-2
Component, Class B-3 Component, Class C-1 Component, Class C-2 Component, Class
C-3 Component, Class D Certificates and Class E-2 Component as of the close of business on the preceding Distribution Date,

               (D) with respect to any Distribution Date after the Distribution
Date in January 2008 and on or before the Distribution Date in January 2009, the aggregate of the Certificate Balances of the Class A-2C Component, Class A-3A
Component, Class A-3B Component, Class A-3C Component, Class A-4A Component,
Class A-4B Component, Class B-1 Component, Class B-2 Component, Class B-3
Component, Class C-2 Component and Class C-3 Component as of the close of business on the preceding Distribution Date,

               (E) with respect to any Distribution Date after the Distribution
Date in January 2009 and on or before the Distribution Date in January 2010, the aggregate of the Certificate Balances of the Class A-3B Component, Class A-3C
Component, Class A-4A Component, Class A-4B Component, Class B-1 Component,
Class B-2 Component, Class B-3 Component and Class C-3 Component as of the close of business on the preceding Distribution Date,

               (F) with respect to any Distribution Date after the Distribution
Date in January 2010 and on or before the Distribution Date in January 2011, the aggregate of the Certificate Balances of the Class A-3C Component, Class A-4A
Component, Class A-4B Component, Class B-2 Component and Class B-3 Component as
of the close of business on the preceding Distribution Date,

               (G) with respect to any Distribution Date after the Distribution
Date in January 2011 and on or before the Distribution Date in January 2012, the aggregate of the Certificate Balances of the Class A-4B Component and Class B-3
Component as of the close of business on the preceding Distribution Date, and

               (H) with respect to any Distribution Date occurring after the
Distribution Date in July, 2012, zero.

               "CLASS X-2 STRIP RATE" means,

               (A) for any Distribution Date occurring on or before January,
2006, with respect to those components of the Class X-2 Notional Amount outstanding immediately prior to the related Distribution Date, the excess, if any, of (x) the lesser of (i) the rate per annum corresponding to such
Distribution Date as set forth in Schedule IX attached hereto and (ii) the
Weighted Average REMIC I Net Mortgage Rate for such Distribution Date over (y)
the Pass-Through Rate for such Class of Certificates or Component;

                                      -23-

               (B) for any Distribution Date occurring after January, 2006 and on or before January, 2007, with respect to those components of the Class X-2
Notional Amount outstanding immediately prior to the related Distribution Date, the excess, if any, of (x) the lesser of (i) the rate per annum corresponding to such Distribution Date as set forth in Schedule X attached hereto and (ii) the
Weighted Average REMIC I Net Mortgage Rate for such Distribution Date over (y)
the Pass-Through Rate for such Class of Certificates or Component;

               (C) for any Distribution Date occurring after January, 2007 and on or before January, 2008, with respect to those components of the Class X-2
Notional Amount outstanding immediately prior to the related Distribution Date, the excess, if any, of (x) the lesser of (i) the rate per annum corresponding to such Distribution Date as set forth in Schedule XI attached hereto and (ii) the
Weighted Average REMIC I Net Mortgage Rate for such Distribution Date over (y)
the Pass-Through Rate for such Class of Certificates or Component;

               (D) for any Distribution Date occurring after January, 2008 and on or before January, 2009, with respect to those components of the Class X-2
Notional Amount outstanding immediately prior to the related Distribution Date, the excess, if any, of (x) the lesser of (i) the rate per annum corresponding to such Distribution Date as set forth in Schedule XII attached hereto and (ii) the
Weighted Average REMIC I Net Mortgage Rate for such Distribution Date over (y)
the Pass-Through Rate for such Class of Certificates or Component;

               (E) for any Distribution Date occurring after January, 2009 and on or before January, 2010, with respect to those components of the Class X-2
Notional Amount outstanding immediately prior to the related Distribution Date, the excess, if any, of (x) the lesser of (i) the rate per annum corresponding to such Distribution Date as set forth in Schedule XIII attached hereto and (ii)
the Weighted Average REMIC I Net Mortgage Rate for such Distribution Date over
(y) the Pass-Through Rate for such Class of Certificates or Component;

               (F) for any Distribution Date occurring after January, 2010 and on or before January, 2011, with respect to those components of the Class X-2
Notional Amount outstanding immediately prior to the related Distribution Date, the excess, if any, of (x) the lesser of (i) the rate per annum corresponding to such Distribution Date as set forth in Schedule XIV attached hereto and (ii) the
Weighted Average REMIC I Net Mortgage Rate for such Distribution Date over (y)
the Pass-Through Rate for such Class of Certificates or Component;

               (G) for any Distribution Date occurring after January, 2011 and on or before January, 2012, with respect to those components of the Class X-2
Notional Amount outstanding immediately prior to the related Distribution Date, the excess, if any, of (x) the lesser of (i) the rate per annum corresponding to such Distribution Date as set forth in Schedule XV attached hereto and (ii) the
Weighted Average REMIC I Net Mortgage Rate for such Distribution Date over (y)
the Pass-Through Rate for such Class of Certificates or Component; and

               (H) for any Distribution Date occurring after July, 2012, the
Class X-2 Strip Rate for any Certificate or Component will be equal to zero.

               "CLEARING AGENCY" means an organization registered as a "clearing agency" pursuant to Section 17A of the 1934 Act, which initially shall be the
Depository.

               "CLEARSTREAM BANK" means Clearstream Bank, societe anonyme.

                                      -24-

               "CLOSING DATE" means July 29, 2004.

               "CMSA" means the Commercial Mortgage Securities Association, or any association or organization that is a successor thereto. If neither such association nor any successor remains in existence, "CMSA" shall be deemed to refer to such other association or organization as may exist whose principal membership consists of servicers, trustees, certificateholders, issuers, the placement agent and underwriters generally involved in the commercial mortgage loan securitization industry, which is the principal such association or organization in the commercial mortgage loan securitization industry and whose principal purpose is the establishment of industry standards for reporting transaction-specific information relating to commercial mortgage pass-through certificates and commercial mortgage-backed bonds and the commercial mortgage loans and foreclosed properties underlying or backing them to investors holding or owning such certificates or bonds, and any successor to such other association or organization. If an organization or association described in one of the preceding sentences of this definition does not exist, "CMSA" shall be deemed to refer to such other association or organization as shall be selected by the Master Servicer and reasonably acceptable to the Trustee, the Paying
Agent, the Special Servicer, the Primary Servicer and the majority certificateholder of the Controlling Class.

               "CMSA OPERATING STATEMENT ANALYSIS REPORT" means a report which is one element of the CMSA Methodology for Analyzing and Reporting Property
Income Statements and which is substantially in the form of Exhibit N.

               "CMSA REPORTS" means the Restricted Servicer Reports and the
Unrestricted Servicer Reports, collectively.

               "CODE" means the Internal Revenue Code of 1986, as amended, any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form and proposed regulations thereunder, to the extent that, by reason of their proposed effective date, such proposed regulations would apply to the Trust.

               "COLLECTION PERIOD" means, with respect to any Distribution Date, the period beginning on the day after the Determination Date in the month preceding the month of such Distribution Date (or in the case of the first
Distribution Date, the Cut-Off Date) and ending on the Determination Date in the month in which the Distribution Date occurs.

               "COMMISSION" has the meaning set forth in Section 8.26(a).

               "COMPENSATING INTEREST" means with respect to any Distribution
Date, an amount equal to the lesser of (A) the excess of (i) Prepayment Interest
Shortfalls incurred in respect of the Mortgage Loans other than the Specially
Serviced Mortgage Loans resulting from (x) voluntary Principal Prepayments on such Mortgage Loans (but not including any B Note, Non-Serviced Companion
Mortgage Loan or Serviced Companion Mortgage Loan) or (y) to the extent that the
Master Servicer did not apply the proceeds thereof in accordance with the terms of the related Mortgage Loan documents, involuntary Principal Prepayments during the related Collection Period over (ii) the aggregate of Prepayment Interest
Excesses resulting from Principal Prepayments on the Mortgage Loans (but not including any B Note, Non-Serviced Companion Mortgage Loan or Serviced Companion
Mortgage Loan) during the same Collection

                                      -25-

Period and (B) the aggregate of the portion of the aggregate Master Servicing
Fee accrued at a rate per annum equal to 2 basis points for the related
Collection Period calculated in respect of all the Mortgage Loans (including REO
Mortgage Loans but not including any B Note, Non-Serviced Companion Mortgage
Loan or Serviced Companion Mortgage Loan), plus any investment income earned on the amount prepaid prior to such Distribution Date.

               "COMPONENT" means any of the Class A-1A Component, the Class A-1B
Component, the Class A-1C Component, the Class A-2A Component, the Class A-2B
Component, the Class A-2C Component, the Class A-3A Component, the Class A-3B
Component, the Class A-3C Component, the Class A-4A Component, the Class A-4B
Component, the Class B-1 Component, the Class B-2 Component, the Class B-3
Component, the Class C-1 Component, the Class C-2 Component, the Class C-3
Component, the Class E-1 Component, the Class E-2 Component, the Class G-1
Component and the Class G-2 Component.

               "CONDEMNATION PROCEEDS" means any awards resulting from the full or partial condemnation or any eminent domain proceeding or any conveyance in lieu or in anticipation thereof with respect to a Mortgaged Property by or to any governmental, quasi-governmental authority or private entity with condemnation powers other than amounts to be applied to the restoration, preservation or repair of such Mortgaged Property or released to the related
Mortgagor in accordance with the terms of the Mortgage Loan and (if applicable)
its related B Note or Serviced Companion Mortgage Loan. With respect to the
Mortgaged Property securing any Non-Serviced Mortgage Loan or Non-Serviced
Companion Mortgage Loan, only the portion of such amounts payable to the holder of the related Non-Serviced Mortgage Loan shall be included in Condemnation
Proceeds, and with respect to the Mortgaged Property securing any Loan Pair or
A/B Mortgage Loan, only the portion of such amounts payable to the holder of the related Serviced Pari Passu Mortgage or A Note, as applicable, shall be included in Condemnation Proceeds.

               "CONTROLLING CLASS" means the most subordinate Class of REMIC
Regular Certificates outstanding at any time of determination; provided, that, if the aggregate Certificate Balance of such Class is less than 25% of the initial Certificate Balance of such Class as of the Closing Date, the
Controlling Class shall be the next most subordinate Class of REMIC Regular
Certificates outstanding. As of the Closing Date, the Controlling Class will be the Class O Certificates.

               "CONTROLLING PERSON" means, with respect to any Person, any other
Person who "controls" such Person within the meaning of the 1933 Act.

               "CORPORATE TRUST OFFICE" means, with respect to the presentment and surrender of Certificates for the final distribution thereon or the presentment and surrender of Certificates for any other purpose, the principal corporate trust office of the Certificate Registrar. The principal corporate trust office of the Trustee is presently located at 135 South LaSalle Street,
Suite 1625, Chicago, IL 60603, Attention: Asset-Backed Securities Trust Services
Group-- Morgan Stanley Capital I Inc. Series 2004-TOP15 and the office of the
Certificate Registrar is presently located for certificate transfer purposes at
Wells Fargo Center, Sixth and Marquette Avenue, MAC #N9303-121, Minneapolis,
Minnesota 55479-0113, Attention: Corporate Trust Services (CMBS)-- Morgan
Stanley Capital I Inc. Series 2004-TOP15, and for all other purposes at 9062 Old
Annapolis Road, Columbia, Maryland 21045, Attention: Corporate Trust

                                      -26-

Services (CMBS)-- Morgan Stanley Capital I Inc. Series 2004-TOP15, or at such other address as the Trustee or Certificate Registrar may designate from time to time by notice to the Certificateholders, the Depositor, the Master Servicer,
the Paying Agent and the Special Servicer.

               "CORRESPONDING REMIC I REGULAR INTEREST" means with respect to each Mortgage Loan, the REMIC I Regular Interest having an initial Certificate
Balance equal to the Principal Balance of such Mortgage Loan outstanding as of the Cut-Off Date, after taking into account all principal and interest payments made or due prior to the Cut-Off Date.

               "CORRESPONDING REMIC II REGULAR INTEREST" means (i) with respect to each Class of Certificates other than the Class A-1 Certificates, Class A-2
Certificates, Class A-3 Certificates, Class A-4 Certificates, Class B
Certificates, Class C Certificates, Class E Certificates and Class G
Certificates, the REMIC II Regular Interest having the same letter designation,
(ii) with respect to the Class A-1 Certificates, the REMIC II Regular Interest
A-1A, the REMIC II Regular Interest A-1B and the REMIC II Regular Interest A-1C,
(iii) with respect to the Class A-2 Certificates, the REMIC II Regular Interest
A-2A, the REMIC II Regular Interest A-2B and the REMIC II Regular Interest A-2C,
(iv) with respect to the Class A-3 Certificates, the REMIC II Regular Interest
A-3A, the REMIC II Regular Interest A-3B and the REMIC II Regular Interest A-3C,
(v) with respect to the Class A-4 Certificates, the REMIC II Regular Interest
A-4A and the REMIC II Regular Interest A-4B, (vi) with respect to the Class B
Certificates, the REMIC II Regular Interest B-1, the REMIC II Regular Interest
B-2 and the REMIC II Regular Interest B-3, (vii) with respect to the Class C
Certificates, the REMIC II Regular Interest C-1, the REMIC II Regular Interest
C-2 and the REMIC II Regular Interest C-3, (viii) with respect to the Class E
Certificates, the REMIC II Regular Interest E-1 and the REMIC II Regular
Interest E-2, and (ix) with respect to the Class G Certificates, the REMIC II
Regular Interest G-1 and the REMIC II Regular Interest G-2.

               "CROSSED MORTGAGE LOAN" has the meaning set forth in Section
2.3(a).

               "CUSTODIAN" means the Trustee or any Person who is appointed by the Trustee at any time as custodian pursuant to Section 7.9 and who is unaffiliated with the Depositor and each Seller and satisfies the eligibility requirements of the Trustee as set forth in Section 7.5.

               "CUSTOMER" means a broker, dealer, bank, other financial
institution or other Person for whom the Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

               "CUT-OFF DATE" means the end of business on July 1, 2004. The
Cut-Off Date for any Mortgage Loan that has a Due Date on a date other than the first day of each month shall be the end of business on July 1, 2004, and
Scheduled Payments due in July 2004 with respect to Mortgage Loans not having
Due Dates on the first of each month have been deemed received on July 1, 2004, not the actual day on which such Scheduled Payments were due.

               "DEBT SERVICE COVERAGE RATIO" means, with respect to any Mortgage
Loan, as of any date of determination and for any period, the amount calculated for such date of determination in accordance with the procedures set forth in
Exhibit T.

                                      -27-

               "DEBT SERVICE REDUCTION AMOUNT" means, with respect to a Due Date and the related Determination Date, the amount of the reduction of the Scheduled
Payment which a Mortgagor is obligated to pay on such Due Date with respect to a
Mortgage Loan, a Serviced Companion Mortgage Loan or a B Note as a result of any proceeding under bankruptcy law or any similar proceeding (other than a
Deficient Valuation Amount); provided, however, that in the case of an amount that is deferred, but not forgiven, such reduction shall include only the net present value (calculated at the related Mortgage Rate) of the reduction.

               "DEFAULTED MORTGAGE LOAN" means a Mortgage Loan or Serviced
Companion Mortgage Loan that is in default under the terms of the applicable
Mortgage Loan documentation and for which any applicable grace period has expired.

               "DEFEASANCE COLLATERAL" means, with respect to any Defeasance
Loan, the United States Treasury obligations required to be pledged in lieu of prepayment pursuant to the terms thereof.

               "DEFEASANCE LOAN" means any Mortgage Loan, Serviced Companion
Mortgage Loan or B Note which requires or permits the related Mortgagor (or permits the holder of such Mortgage Loan, Serviced Companion Mortgage Loan or B
Note to require the related Mortgagor) to pledge Defeasance Collateral to such holder in lieu of prepayment.

               "DEFECTIVE MORTGAGE LOAN" has the meaning set forth in Section
2.3(a).

               "DEFICIENT VALUATION" means, with respect to any Mortgage Loan
(other than an A Note or a Serviced Pari Passu Mortgage Loan), any A/B Mortgage
Loan or any Loan Pair, a valuation by a court of competent jurisdiction of the
Mortgaged Property (or, with respect to a Non-Serviced Mortgage Loan or a
Serviced Pari Passu Mortgage Loan, the pro rata portion of the valuation allocable to such Non-Serviced Mortgage Loan or Serviced Pari Passu Mortgage
Loan, as applicable) relating to such Mortgage Loan, A/B Mortgage Loan or Loan
Pair in an amount less than the then outstanding indebtedness under such
Mortgage Loan, A/B Mortgage Loan or Loan Pair, which valuation results from a proceeding initiated under the United States Bankruptcy Code, as amended from time to time, and that reduces the amount the Mortgagor is required to pay under such Mortgage Loan, A/B Mortgage Loan or Loan Pair.

               "DEFICIENT VALUATION AMOUNT" means (i) with respect to each
Mortgage Loan (other than an A Note or a Serviced Pari Passu Mortgage Loan), any
A/B Mortgage Loan or any Loan Pair, the amount by which the total amount due with respect to such Mortgage Loan, A/B Mortgage Loan or Loan Pair (excluding interest not yet accrued), including the Principal Balance of such Mortgage
Loan, A/B Mortgage Loan or Loan Pair plus any accrued and unpaid interest thereon and any other amounts recoverable from the Mortgagor with respect thereto pursuant to the terms thereof, is reduced in connection with a Deficient
Valuation and (ii) with respect to any A Note or Serviced Pari Passu Mortgage
Loan, the portion of any Deficient Valuation Amount for the related A/B Mortgage
Loan or Loan Pair, as applicable, that is borne by the holder of the A Note or
Serviced Pari Passu Mortgage Loan, as applicable, under the related
Intercreditor Agreement or Loan Pair Intercreditor Agreement, as applicable.

               "DEFINITIVE CERTIFICATES" means Certificates of any Class issued in definitive, fully registered, certificated form without interest coupons.

                                      -28-

               "DELETED MORTGAGE LOAN" means a Mortgage Loan which is
repurchased from the Trust pursuant to the terms hereof or as to which one or more Qualifying Substitute Mortgage Loans are substituted.

               "DEPOSITOR" means Morgan Stanley Capital I Inc., a Delaware corporation, and its successors in interest.

               "DEPOSITORY" has the meaning set forth in Section 3.7(a).

               "DEPOSITORY AGREEMENT" means the Letter of Representations dated the Closing Date and by and among the Depositor, the Paying Agent and the
Depository.

               "DETERMINATION DATE" means, with respect to any Distribution
Date, the earlier of (i) the 8th day of the month in which such Distribution
Date occurs or, if such day is not a Business Day, the immediately preceding
Business Day, and (ii) the 5th Business Day prior to the related Distribution
Date, commencing August 6, 2004.

               "DIRECTLY OPERATE" means, with respect to any REO Property, the furnishing or rendering of services to the tenants thereof, the management of such REO Property, the holding of such REO Property primarily for sale to customers (other than a sale of an REO Property pursuant to and in accordance with Section 9.15) or the performance of any construction work thereon, in each case other than through an Independent Contractor; provided, however, that the
Trustee (or the Special Servicer on behalf of the Trustee) shall not be considered to Directly Operate an REO Property solely because the Trustee (or the Special Servicer on behalf of the Trustee) establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance, or makes decisions as to repairs, tenant improvements or capital expenditures with respect to such REO Property (including, without limitation, construction activity to effect repairs or in connection with leasing activity) or undertakes any ministerial action incidental thereto.

               "DISCOUNT RATE" means the rate which, when compounded monthly, is equivalent to the Treasury Rate when compounded semi-annually. The "Treasury
Rate," unless otherwise set forth in the Mortgage Loan documents, is the yield calculated by the linear interpolation of the yields, as reported in Federal
Reserve Statistical Release H.15--Selected Interest Rates under the heading
"U.S. government securities/Treasury constant maturities" for the week ending prior to the date of the relevant principal prepayment, of U.S. Treasury constant maturities with a maturity date (one longer and one shorter) most nearly approximating the maturity date of the Mortgage Loan prepaid. If Release
H.15 is no longer published, the Master Servicer will select a comparable publication to determine the Treasury Rate.

               "DISQUALIFIED ORGANIZATION" means any of (i) the United States, any State or any political subdivision thereof, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for FHLMC, a majority of its board of directors is not selected by any such governmental unit), (ii) a foreign government, international organization or any agency or instrumentality of either of the foregoing, (iii) an organization (except certain farmers'
cooperatives described in Section 521 of the Code) which is exempt from tax imposed by Chapter 1 of the Code (unless such organization is subject to the tax imposed by Section 511 of the Code on unrelated business taxable income),

                                      -29-

(iv) rural electric and telephone cooperatives described in Section 1381 of the
Code, and (v) any other Person so designated by the Master Servicer based upon an Opinion of Counsel that the holding of an ownership interest in a Residual
Certificate by such Person may cause any of the REMICs, or any Person having an
Ownership Interest in any Class of Certificates, other than such Person, to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the transfer of an ownership interest in a Residual
Certificate to such Person. The terms "United States," "State" and
"international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

               "DISTRIBUTABLE CERTIFICATE INTEREST" means, with respect to any
Distribution Date and any Class of Certificates (other than the Residual
Certificates) or Interests, the sum of (A) Accrued Certificate Interest in
respect of such Class or Interest, reduced (to not less than zero) by (i) any
Net Aggregate Prepayment Interest Shortfalls for such Class of Certificates or
Interests, allocated on such Distribution Date to such Class or Interest pursuant to Section 6.7, and (ii) Realized Losses allocated on such Distribution
Date to reduce the Distributable Certificate Interest payable to such Class or
Interest pursuant to Section 6.6, plus (B) the Unpaid Interest, plus (C) if the
Aggregate Certificate Balance is reduced because of a diversion of principal in accordance with Section 5.2(a)(II)(iv), and there is a subsequent recovery of amounts as described in Section 6.6(c)(i), then interest at the applicable
Pass-Through Rate that would have accrued and been distributable with respect to the amount that the Aggregate Certificate Balance was so reduced, which interest shall accrue from the date that the related Realized Loss is allocated through the end of the Interest Accrual Period related to the Distribution Date on which such amounts are subsequently recovered.

               "DISTRIBUTION ACCOUNT" means the Distribution Account maintained by the Paying Agent on behalf of the Trustee, in accordance with the provisions of Section 5.3, which account shall be an Eligible Account.

               "DISTRIBUTION DATE" means the 13th day of each month or, if such day is not a Business Day, the next succeeding Business Day, commencing August
13, 2004.

               "DUE DATE" means, with respect to a Mortgage Loan, a Serviced
Companion Mortgage Loan or a B Note, the date on which a Scheduled Payment is due.

               "ELIGIBLE ACCOUNT" means an account (or accounts) that is any of the following: (i) maintained with a depository institution or trust company whose (A) commercial paper, short-term unsecured debt obligations or other short-term deposits are rated at least "A-1" by S&P and "P-1" by Moody's, if the deposits are to be held in the account for 30 days or less, or (B) long-term unsecured debt obligations are rated at least "AA-" by S&P (or "A" (without regard to any plus or minus), if the short-term unsecured debt obligations are rated at least "A-1") and at least "Aa2" by Moody's, if the deposits are to be held in the account more than 30 days or (ii) a segregated trust account or accounts maintained in the trust department of the Trustee, the Paying Agent or other financial institution having a combined capital and surplus of at least
$50,000,000 and subject to regulations regarding fiduciary funds on deposit similar to Title 12 of the Code of Federal Regulations Section 9.10(b), or (iii)
an account or accounts of a depository institution acceptable to each Rating
Agency, as evidenced by Rating Agency Confirmation with respect to the use of any such account as the Certificate Account or the Distribution Account.
Notwithstanding anything in the foregoing to the contrary, an account shall not fail to be an

                                      -30-

Eligible Account solely because it is maintained with Wells Fargo Bank, National
Association, a wholly owned subsidiary of Wells Fargo & Co., provided that such subsidiary's or its parent's (A) commercial paper, short-term unsecured debt obligations or other short-term deposits are at least "A-1" in the case of S&P, and "P-1" in the case of Moody's, if the deposits are to be held in the account for 30 days or less, or (B) long-term unsecured debt obligations are rated at least "AA-" (or "A" (without regard to any plus or minus), if the short-term unsecured debt obligations are rated at least "A-1") in the case of S&P and at least "Aa3" in the case of Moody's, if the deposits are to be held in the account for more than 30 days.

               "ELIGIBLE INVESTMENTS" means any one or more of the following financial assets or other property:

                    (i) direct obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the United States of America,
FNMA, FHLMC or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United
States of America; provided that any obligation of FNMA or FHLMC, other than an unsecured senior debt obligation of FNMA or FHLMC, shall be an Eligible
Investment only if Rating Agency Confirmation is obtained with respect to such investment;

                    (ii) demand or time deposits in, unsecured certificates of deposit of, money market deposit accounts of, or bankers' acceptances issued by, any depository institution or trust company (including the Trustee, the Master
Servicer, the Special Servicer, the Paying Agent or any Affiliate of the Master
Servicer, the Special Servicer, the Paying Agent or the Trustee, acting in its commercial capacity) incorporated or organized under the laws of the United
States of America or any State thereof and subject to supervision and examination by federal or state banking authorities, so long as the commercial paper or other short-term debt obligations of such depository institution or trust company are rated "Prime-1" by Moody's and "A-1+" by S&P or the long-term unsecured debt obligations of such depository institution or trust company have been assigned a rating by each Rating Agency at least equal "Aa2" by Moody's and
"AA-" by S&P or its equivalent or, in each case, if not rated by a Rating
Agency, then such Rating Agency has issued a Rating Agency Confirmation;

                    (iii) repurchase agreements or obligations with respect to any security described in clause (i) above where such security has a remaining maturity of one year or less and where such repurchase obligation has been entered into with a depository institution or trust company (acting as principal) described in clause (ii) above and where such repurchase obligation will mature prior to the Business Day preceding the next date upon which, as described in this Agreement, such amounts are required to be withdrawn from the
Certificate Account and which meets the minimum rating requirement for such entity described above (or for which Rating Agency Confirmation is obtained with respect to such ratings);

                    (iv) debt obligations (other than stripped bonds or stripped coupons) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof, which securities are rated "AA-" or its equivalent by each Rating
Agency, unless otherwise specified in writing by the Rating Agency; provided that securities issued by any particular corporation will not be Eligible
Investments to the extent that investment therein will cause the then-outstanding principal amount of securities issued by such corporation and held in the Certificate Account to exceed 5% of the sum of the aggregate

                                      -31-

Certificate Principal Balance of the Principal Balance Certificates and the
aggregate principal amount of all Eligible Investments in the Certificate
Account;

                    (v) commercial paper (including both non-interest-bearing
discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof) rated
"Prime-1" by Moody's and "A-1+" by S&P (or for which Rating Agency Confirmation is obtained with respect to such ratings);

                    (vi) units of investment funds (including money market
funds) that are rated in the highest long-term category by Moody's, or if not rated by Moody's then Moody's has issued a Rating Agency Confirmation, and
"AAAm" by S & P;

                    (vii) guaranteed reinvestment agreements maturing within 365 days or less issued by any bank, insurance company or other corporation whose long-term unsecured debt rating is not less than "Aa2" by Moody's and "AA-" by
S&P, or for which Rating Agency Confirmation is obtained with respect to such ratings;

                    (viii) any money market funds (including those managed or
advised by the Paying Agent or its affiliates) that maintain a constant asset value and that are rated "AAAm" or "AAAm-G" (or its equivalent rating) by S&P and "Aaa" (or its equivalent) by Moody's, and any other demand, money-market or time deposit, or any other obligation, security or investment, with respect to which Rating Agency Confirmation has been obtained; and

                    (ix) such other investments bearing interest or sold at a
discount, earning a return "in the nature of interest" within the meaning of
Treasury Regulation Section 1.860G-2(g)(1)(i) (as evidenced by an Opinion of
Counsel delivered to the Trustee and the Paying Agent by the Master Servicer at
the Master Servicer's expense), as are acceptable to the Rating Agencies (as evidenced by Rating Agency Confirmation) and treated as "permitted investments"
that are "cash flow investments" under Section 860G(a)(5) of the Code;

provided (A) such investment is held for a temporary period pursuant to Section
1.860G-2(g)(i) of the Treasury Regulations, (B) such investment is payable by the obligor in U.S. dollars, and (C) that no such instrument shall be an
Eligible Investment (1) if such instrument evidences either (a) a right to receive only interest payments or only principal payments with respect to the obligations underlying such instrument or (b) a right to receive both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity of greater than 120% of the yield to maturity at par of such underlying obligations, or (2) if it may be redeemed at a price below the purchase price or (3) if it is not treated as a "permitted investment" that is a
"cash flow investment" under Section 860G(a)(5) of the Code; and provided, further, that any such instrument shall have a maturity date no later than the date such instrument is required to be used to satisfy the obligations under this Agreement, and, in any event, shall not have a maturity in excess of one year; any such instrument must have a predetermined fixed dollar of principal due at maturity that cannot vary or change; if rated, the obligation must not have an "r" highlighter affixed to its rating; interest on any variable rate instrument shall be tied to a single interest rate index plus a single fixed spread (if any) and move proportionally with that index; and provided, further, that no amount beneficially owned by any REMIC Pool (including any amounts collected by the Master Servicer but not yet deposited in the Certificate
Account) may be invested in investments treated as equity interests for Federal income tax purposes. No Eligible Investments shall be purchased at a price in excess of par. For the purpose of this definition, units of investment funds
(including money market funds) shall be deemed to mature daily.

                                      -32-

               "ENVIRONMENTAL INSURANCE POLICY" shall mean, with respect to any
Mortgage Loan or the related Mortgaged Property or REO Property, any insurance policy covering pollution conditions and/or other environmental conditions that is maintained from time to time in respect of such Mortgage Loan, Mortgaged
Property or REO Property, as the case may be, for the benefit of, among others, the Trustee on behalf of the Certificateholders.

               "ENVIRONMENTAL LAWS" means any and all federal, state and local statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions, now or hereafter in effect, relating to health or the environment or to emissions, discharges or releases of chemical substances, including, without limitation, any and all pollutants, contaminants, petroleum or petroleum products, asbestos or asbestos-containing materials, polychlorinated biphenyls, urea-formaldehyde insulation, radon, industrial, toxic or hazardous substances or wastes, into the environment, including, without limitation, ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, labeling, registration, treatment, storage, disposal, transport or handling of any of the foregoing substances or wastes or the clean-up or other remediation thereof.

               "ERISA" means the Employee Retirement Income Security Act of
1974, as amended.

               "ESCROW ACCOUNT" means an account established by or on behalf of the Master Servicer pursuant to Section 8.3(e).

               "ESCROW AMOUNT" means any amount payable with respect to a
Mortgage Loan (including an A/B Mortgage Loan) for taxes, assessments, water rates, Standard Hazard Insurance Policy premiums, ground lease payments, reserves for capital improvements, deferred maintenance, repairs, tenant improvements, leasing commissions, rental achievements, environmental matters and other reserves or comparable items.

               "EUROCLEAR BANK" means Euroclear Bank, S.A./N.V., as operator of the Euroclear system.

               "EVENT OF DEFAULT" has the meaning set forth in Section 8.28(a).

               "EXCESS LIQUIDATION PROCEEDS" means, with respect to any Mortgage
Loan, the excess of (i) Liquidation Proceeds of a Mortgage Loan or related REO
Property, over (ii) the amount that would have been received if a Principal
Prepayment in full had been made with respect to such Mortgage Loan (or, in the case of an REO Property related to an A/B Mortgage Loan, a Principal Prepayment in full had been made with respect to both the related A Note and B Note, or, in the case of an REO Property related to a Loan Pair, a Principal Prepayment in full had been made with respect to both the Serviced Pari Passu Mortgage Loan and the Serviced Companion Mortgage Loan) on the date such proceeds were received plus accrued and unpaid interest with respect to such Mortgage Loan and any and all expenses (including Additional Trust Expenses and Unliquidated
Advances) with respect to such Mortgage Loan.

               "EXCESS SERVICING FEE" means, with respect to the Mortgage Loans or the Serviced Companion Mortgage Loans for which an "excess servicing fee rate" is designated on the Mortgage Loan Schedule, the monthly fee payable to
Wells Fargo Bank, National

                                      -33-

Association or its successors and assigns as holder of excess servicing rights, which fee shall accrue on the Scheduled Principal Balance of each such Mortgage
Loan immediately prior to the Due Date occurring in each month at the per annum rate (determined in the same manner as the applicable Mortgage Rate for such
Mortgage Loan is determined for such month) specified on the Mortgage Loan
Schedule (the "Excess Servicing Fee Rate"). The holder of excess servicing rights is entitled to Excess Servicing Fees only with respect to the Mortgage
Loans or Serviced Companion Mortgage Loans as indicated on Exhibit J hereto.

               "EXCHANGE ACT" has the meaning set forth in Section 8.26(a).

               "EXCHANGE CERTIFICATION" means an Exchange Certification
substantially in the form set forth in Exhibit H hereto executed by a holder of an interest in a Regulation S Global Certificate or a Rule 144A-IAI Global
Certificate, as applicable.

               "EXEMPTION" means each of the individual prohibited transaction exemptions granted by the United States Department of Labor to the Underwriters,
as amended.

               "EXPENSE LOSS" means a loss realized upon payment by the Trust of an Additional Trust Expense.

               "EXTENSION" has the meaning set forth in Section 9.15(a).

               "FDIC" means the Federal Deposit Insurance Corporation or any successor thereto.

               "FHLMC" means the Federal Home Loan Mortgage Corporation, or any successor thereto.

               "FHLMC AUDIT PROGRAM" has the meaning set forth in Section 8.13.

               "FINAL CERTIFICATION" has the meaning set forth in Section 2.2.

               "FINAL JUDICIAL DETERMINATION" has the meaning set forth in
Section 2.3(a).

               "FINAL PROSPECTUS SUPPLEMENT" has the meaning set forth in the
Preliminary Statement hereto.

               "FINAL RECOVERY DETERMINATION" means a determination with respect to any Mortgage Loan, B Note, Specially Serviced Mortgage Loan or Serviced
Companion Mortgage Loan by the Special Servicer in consultation with the
Operating Adviser and the Master Servicer (including a Mortgage Loan, a Serviced
Companion Mortgage Loan or a B Note that became an REO Property), in each case, in its good faith discretion, consistent with the Servicing Standard, that all
Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds, Purchase
Proceeds and other payments or recoveries that the Special Servicer expects to be finally recoverable on such Mortgage Loan, Serviced Companion Mortgage Loan or B Note, without regard to any obligation of the Master Servicer, the Special
Servicer, the Trustee or the Fiscal Agent, as the case may be, to make payments from its own funds pursuant to Article IV hereof, have been recovered. The
Special Servicer shall be required to provide the Master Servicer with prompt written notice of any Final Recovery Determination with respect to any Specially
Serviced

                                      -34-

Mortgage Loan upon making such determination. The Master Servicer shall notify the Trustee and the Paying Agent of such determination and the Paying Agent shall deliver a copy of such notice to each Rating Agency.

               "FINAL SCHEDULED DISTRIBUTION DATE" means, for each Class of rated Certificates, the Distribution Date on which such Class would be paid in full if payments were made on the Mortgage Loans in accordance with their terms.

               "FINANCIAL MARKET PUBLISHERS" means Trepp, LLC, Intex Solutions,
Inc. and S&P's Conquest, or any successor entities thereof.

               "FISCAL AGENT" means ABN AMRO Bank N.V., a banking association organized under the laws of the Netherlands and its permitted successors and assigns.

               "FISCAL AGENT TERMINATION EVENT" has the meaning set forth in
Section 4.7.

               "FITCH" means Fitch, Inc. or its successor in interest.

               "FNMA" means the Federal National Mortgage Association, or any successor thereto.

               "GIC OFFICE PORTFOLIO B NOTE" means, with respect to the GIC
Office Portfolio Pari Passu Loan, the GIC Office Portfolio B Note, which is a subordinated mortgage note that is not included in the Trust and is not serviced hereunder.

               "GIC OFFICE PORTFOLIO COMPANION LOAN" means, collectively, the notes secured by the GIC Office Portfolio Pari Passu Mortgage on a pari passu basis with the GIC Office Portfolio Pari Passu Loan and which are not included in the Trust. No GIC Office Portfolio Companion Loan is a "Mortgage Loan."

               "GIC OFFICE PORTFOLIO LOAN GROUP" means, collectively, the GIC
Office Portfolio Pari Passu Loan, the GIC Office Portfolio Companion Loan and
the GIC Office Portfolio B Note.

               "GIC OFFICE PORTFOLIO PARI PASSU LOAN" means the Mortgage Loan designated as Mortgage Loan Nos. 2-13 on the Mortgage Loan Schedule and which is secured on a pari passu basis with the GIC Office Portfolio Companion Loan secured by the related Mortgaged Property pursuant to the GIC Office Portfolio
Pari Passu Mortgage. The GIC Office Portfolio Pari Passu Loan is a "Mortgage
Loan."

               "GIC OFFICE PORTFOLIO PARI PASSU MORTGAGE" means the Mortgage securing the GIC Office Portfolio Companion Loan and the GIC Office Portfolio
Pari Passu Loan and any other note secured by the related Mortgaged Property.

               "GLOBAL CERTIFICATE" means any Rule 144A-IAI Global Certificate,
Regulation S Temporary Global Certificate or Regulation S Permanent Global
Certificate.

                                      -35-

               "GRACE BUILDING B NOTE" means, collectively, with respect to the
Grace Building Pari Passu Loan, the notes designated as "Note B1", "Note B2" and
"Note B3" in the Non-Serviced Mortgage Loan Intercreditor Agreement, which are subordinated mortgage notes that are not included in the Trust and are not serviced hereunder.

               "GRACE BUILDING COMPANION LOAN" means, collectively, the notes secured by the Grace Building Pari Passu Mortgage on a pari passu basis with the
Grace Building Pari Passu Loan and which are not included in the Trust. No Grace
Building Companion Loan is a "Mortgage Loan." One of the Grace Building
Companion Loans is to be included in a trust fund created in connection with the issuance of the JPM 2004-CIBC9 Trust.

               "GRACE BUILDING LOAN GROUP" means, collectively, the Grace
Building Pari Passu Loan, the Grace Building Companion Loan and the Grace
Building B Note.

               "GRACE BUILDING PARI PASSU LOAN" means the Mortgage Loan
designated as Mortgage Loan No. 1 on the Mortgage Loan Schedule and which is secured on a pari passu basis with the Grace Building Companion Loan secured by the related Mortgaged Property pursuant to the Grace Building Pari Passu
Mortgage. The Grace Building Pari Passu Loan is a "Mortgage Loan."

               "GRACE BUILDING PARI PASSU MORTGAGE" means the Mortgage securing the GIC Office Portfolio Companion Loan and the GIC Office Portfolio Pari Passu
Loan and any other note secured by the related Mortgaged Property.

               "HOLDER" means the Person in whose name a Certificate is
registered on the Certificate Register.

               "IAI DEFINITIVE CERTIFICATE" means, with respect to any Class of
Certificates sold to Institutional Accredited Investors who are not Qualified
Institutional Buyers, a Certificate in definitive, fully registered certificated form without interest coupons.

               "INDEPENDENT" means, when used with respect to any Accountants, a
Person who is "independent" within the meaning of Rule 2-01(B) of the Securities and Exchange Commission's Regulation S-X. Independent means, when used with respect to any other Person, a Person who (A) is in fact independent of another specified Person and any Affiliate of such other Person, (B) does not have any material direct or indirect financial interest in such other Person or any
Affiliate of such other Person, (C) is not connected with such other Person or any Affiliate of such other Person as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions and (D) is not a member of the immediate family of a Person defined in clause
(B) or (C) above.

               "INDEPENDENT CONTRACTOR" means, either (i) with respect to any
Mortgage Loan (A) that is not a Specially Serviced Mortgage Loan, any Person designated by the Master Servicer (other than the Master Servicer, but which may be an Affiliate of the Master Servicer), or (B) that is a Specially Serviced
Mortgage Loan, any Person designated by the Special Servicer that would be an
"independent contractor" with respect to a REMIC within the meaning of Section
856(d)(3) of the Code if such REMIC were a real estate investment trust (except that the ownership test set forth in such Section shall be considered to be met by any Person that owns,

                                      -36-

directly or indirectly, 35% or more of the Aggregate Certificate Balance or
Notional Amount, as the case may be, of any Class of the Certificates (other than the Class R-III Certificates), a Percentage Interest of 35% or more in the
Class R-III Certificates or such other interest in any Class of the Certificates or of the applicable REMIC as is set forth in an Opinion of Counsel, which shall be at no expense to the Trustee or the Trust) so long as such REMIC does not receive or derive any income from such Person and provided that the relationship between such Person and such REMIC is at arm's length, all within the meaning of
Treasury Regulation Section 1.856-4(b)(5), or (ii) any other Person (including the Master Servicer or the Special Servicer) upon receipt by the Trustee of an
Opinion of Counsel, which shall be at the expense of the Person delivering such opinion to the Trustee, to the effect that the taking of any action in respect of any REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor will not cause such REO Property to cease to qualify as "foreclosure property"
within the meaning of Section 860G(a)(8) of the Code (determined without regard to the exception applicable for purposes of Section 860D(a) of the Code), or cause any income realized in respect of such REO Property to fail to qualify as
Rents from Real Property.

               "INITIAL CERTIFICATION" has the meaning set forth in Section 2.2.

               "INITIAL DEPOSIT" means the amount of all collections made on the
Mortgage Loans from the Cut-Off Date to and excluding the Closing Date.

               "INITIAL REVIEW PERIOD" has the meaning set forth in Section
9.4(d).

               "INSPECTION REPORT" means the report delivered by the Master
Servicer or the Special Servicer, as the case may be, substantially in the form of Exhibit L hereto.

               "INSTITUTIONAL ACCREDITED INVESTOR" means an institutional accredited investor qualifying pursuant to Rule 501(a)(1), (2), (3) or (7) of
Regulation D of the 1933 Act.

               "INSURED ENVIRONMENTAL EVENT" has the meaning set forth in
Section 9.1(f).

               "INSURANCE POLICIES" means, collectively, any Standard Hazard
Insurance Policy, flood insurance policy, title insurance policy, terrorism insurance policy or Environmental Insurance Policy relating to the Mortgage
Loans or the Mortgaged Properties in effect as of the Closing Date or thereafter during the term of this Agreement.

               "INSURANCE PROCEEDS" means amounts paid by the insurer under any
Insurance Policy, other than amounts required to be paid over to the Mortgagor pursuant to law, the related Mortgage Loan, the related Serviced Companion
Mortgage Loan, the related B Note or the Servicing Standard. With respect to the
Mortgaged Property securing any Non-Serviced Mortgage Loan or Non-Serviced
Companion Mortgage Loan, only the portion of such amounts payable to the holder of the related Non-Serviced Mortgage Loan shall be included in Insurance
Proceeds, and with respect to the Mortgaged Property securing any Loan Pair or
A/B Mortgage Loan, only the portion of such amounts payable to the holder of the related Serviced Pari Passu Mortgage Loan or the related A Note, as applicable, shall be included in Insurance Proceeds.

               "INTERCREDITOR AGREEMENT" means, with respect to an A/B Mortgage
Loan, the related intercreditor agreement by and between the holder of the related A Note and the holder of

                                      -37-

the related B Note relating to the relative rights of such holders of the respective A Note and B Note, as the same may be further amended from time to time in accordance with the terms thereof.

               "INTEREST" means a REMIC I Interest or a REMIC II Interest, as applicable.

               "INTEREST ACCRUAL PERIOD" means, for any Distribution Date, with respect to all Classes of Certificates and Interests (other than the Residual
Certificates), the period beginning on the first day of the month preceding the month in which such Distribution Date occurs and ending on the last day of the month preceding the month in which such Distribution Date occurs.

               "INTEREST RESERVE ACCOUNT" means that Interest Reserve Account maintained by the Master Servicer pursuant to Section 5.1(a), which account shall be an Eligible Account.

               "INTEREST RESERVE AMOUNT" has the meaning set forth in Section
5.1(d).

               "INTEREST RESERVE LOANS" shall mean the Mortgage Loans which bear interest other than on the basis of a 360-day year consisting of twelve (12)
30-day months.

               "INTERESTED PERSON" means, as of any date of determination, the
Master Servicer, the Special Servicer, the Depositor, the holder of any related
Junior Indebtedness (with respect to any particular Mortgage Loan), a holder of
50% or more of the Controlling Class, the Operating Adviser, any Independent
Contractor engaged by the Master Servicer or the Special Servicer pursuant to this Agreement, or any Person actually known to a Responsible Officer of the
Trustee to be an Affiliate of any of them.

               "JPM 2004-CIBC9 DEPOSITOR" means the "depositor" under the JPM
2004-CIBC9 Pooling and Servicing Agreement, which as of the Closing Date is J.P.
Morgan Chase Commercial Mortgage Securities Corp.

               "JPM 2004-CIBC9 FISCAL AGENT" means the "fiscal agent" under the
JPM 2004-CIBC9 Pooling and Servicing Agreement, which as of the Closing Date is
ABN AMRO Bank N.V.

               "JPM 2004-CIBC9 MASTER SERVICER" means the "master servicer"
under the JPM 2004-CIBC9 Pooling and Servicing Agreement, which as of the
Closing Date is GMAC Commercial Mortgage Corporation.

               "JPM 2004-CIBC9 POOLING AND SERVICING AGREEMENT" means the pooling and servicing agreement by and between the JPM 2004-CIBC9 Depositor, the
JPM 2004-CIBC9 Master Servicer, the JPM 2004-CIBC9 Special Servicer, the JPM
2004-CIBC9 Trustee and the JPM 2004-CIBC9 Fiscal Agent, pursuant to which the
JPM 2004-CIBC9 Trust issues its J.P. Morgan Chase Commercial Mortgage Securities
Corp. Commercial Mortgage Pass-Through Certificates, Series 2004-CIBC9.

               "JPM 2004-CIBC9 SPECIAL SERVICER" means the "special servicer"
under the JPM 2004-CIBC9 Pooling and Servicing Agreement, which as of the
Closing Date is ARCap Servicing, Inc.

                                      -38-

               "JPM 2004-CIBC9 TRUST" means the trust to be established pursuant to the JPM 2004-CIBC9 Pooling and Servicing Agreement.

               "JPM 2004-CIBC9 TRUSTEE" means the "trustee" under the JPM
2004-CIBC9 Pooling and Servicing Agreement, which as of the Closing Date is
LaSalle Bank National Association.

               "JUNIOR INDEBTEDNESS" means any indebtedness of any Mortgagor that is secured by a lien that is junior in right of payment to the lien of the
Mortgage securing the related Mortgage Note.

               "LATE COLLECTIONS" means, with respect to any Mortgage Loan,
Serviced Companion Mortgage Loan or B Note, all amounts received during any
Collection Period, whether as late payments or as Liquidation Proceeds,
Insurance Proceeds, Condemnation Proceeds, Purchase Proceeds or otherwise, that represent payments or collections of Scheduled Payments due but delinquent for a previous Collection Period and not previously recovered.

               "LATE FEE" means a fee payable to the Master Servicer or the
Special Servicer, as the case may be, to the extent actually collected from the
Mortgagor as provided in the related Mortgage Loan, Serviced Companion Mortgage
Loan or the related B Note in connection with a late payment made by such
Mortgagor. References in this Agreement to Late Fees and default interest in respect of any Loan Pair or in respect of any Non-Serviced Mortgage Loan and its related Non-Serviced Companion Mortgage Loan shall mean only the portion thereof that is received by the Trust in accordance with the applicable Loan Pair
Intercreditor Agreement or Non-Serviced Mortgage Loan Intercreditor Agreement.

               "LB-UBS 2004-C1 DEPOSITOR" means the "depositor" under the LB-UBS
2004-C1 Pooling and Servicing Agreement, which as of the Closing Date is
Structured Asset Securities Corporation II.

               "LB-UBS 2004-C1 FISCAL AGENT" means the "fiscal agent" under the
LB-UBS 2004-C1 Pooling and Servicing Agreement, which as of the Closing Date is
ABN AMRO Bank N.V.

               "LB-UBS 2004-C1 MASTER SERVICER" means the "master servicer"
under the LB-UBS 2004-C1 Pooling and Servicing Agreement, which as of the
Closing Date is Wachovia Bank, National Association.

               "LB-UBS 2004-C1 POOLING AND SERVICING AGREEMENT" means the pooling and servicing agreement by and between the LB-UBS 2004-C1 Depositor, the
LB-UBS 2004-C1 Master Servicer, the LB-UBS 2004-C1 Special Servicer, the LB-UBS
2004-C1 Trustee and the LB-UBS 2004-C1 Fiscal Agent, pursuant to which the
LB-UBS 2004-C1 Trust issues its Commercial Mortgage Pass-Through Certificates,
Series 2004-C1.

               "LB-UBS 2004-C1 SPECIAL SERVICER" means the "special servicer"
under the LB-UBS 2004-C1 Pooling and Servicing Agreement, which as of the
Closing Date is Lennar Partners, Inc.

                                      -39-

               "LB-UBS 2004-C1 TRUST" means the trust established pursuant to the LB-UBS 2004-C1 Pooling and Servicing Agreement.

               "LB-UBS 2004-C1 TRUSTEE" means the "trustee" under the LB-UBS
2004-C1 Pooling and Servicing Agreement, which as of the Closing Date is LaSalle
Bank National Association.

               "LIQUIDATION EXPENSES" means reasonable and direct expenses incurred by the Special Servicer on behalf of the Trust in connection with the liquidation of any Specially Serviced Mortgage Loan or REO Property acquired in respect thereof including, without limitation, reasonable legal fees and expenses in connection with a closing, brokerage commissions and conveyance taxes for such Specially Serviced Mortgage Loan. All Liquidation Expenses
relating to disposition of the Specially Serviced Mortgage Loan shall be (i)
paid out of income from the related REO Property, to the extent available, (ii)
paid out of related proceeds from liquidation or (iii) advanced by the Master
Servicer or the Special Servicer, subject to Section 4.4 and Section 4.6(e)
hereof, as a Servicing Advance.

               "LIQUIDATION FEE" means a fee equal to the product of (x) 1.0%
and (y) the Liquidation Proceeds received in connection with a final disposition of a Specially Serviced Mortgage Loan or REO Property and any Condemnation
Proceeds and Insurance Proceeds received by the Trust (net of any expenses incurred by the Special Servicer on behalf of the Trust in connection with the collection of such Condemnation Proceeds and Insurance Proceeds) other than
Liquidation Proceeds, Condemnation Proceeds or Insurance Proceeds received in connection with any Non-Serviced Mortgage Loan.

               "LIQUIDATION PROCEEDS" means proceeds from the sale or
liquidation (provided that for the purposes of calculating Liquidation Fees hereunder, Liquidation Proceeds shall not include any proceeds from a repurchase of a Mortgage Loan by a Seller due to a Material Breach of a representation or warranty or Material Document Defect) of a Mortgage Loan, a Serviced Companion
Mortgage Loan or a B Note or related REO Property (net of Liquidation Expenses)
and with respect to the sale or liquidation of any REO Property related to any
Non-Serviced Mortgage Loan and Non-Serviced Companion Mortgage Loan, any portion of such amounts allocable to the related Non-Serviced Mortgage Loan.

               "LIQUIDATION REALIZED LOSS" means, with respect to each Mortgage
Loan or REO Property, as the case may be, as to which a Cash Liquidation or REO
Disposition has occurred, an amount equal to the sum, without duplication, of
(A) the Principal Balance (as increased by any Unliquidated Advance with respect to such Mortgage Loan) of the Mortgage Loan (or such deemed Principal Balance, in the case of an REO Mortgage Loan) as of the date of the Cash Liquidation or
REO Disposition (adjusted in accordance with Section 6.6(c)(i)), plus (B) unpaid interest and interest accrued thereon at the applicable Mortgage Rate (including interest accrued and unpaid on the portion of the Principal Balance added in accordance with Section 6.6(c)(i), which interest shall accrue from the date of the reduction in the Principal Balance resulting from the allocation of a
Realized Loss incurred pursuant to Section 6.6(b)(i)), plus (C) any expenses
(including Additional Trust Expenses, unpaid Servicing Advances and unpaid
Advance Interest) incurred in connection with such Mortgage Loan that have been paid or are payable or reimbursable to any Person, other than amounts included in the definition of

                                      -40-

Liquidation Expenses and amounts previously treated as Expense Losses attributable to principal (and interest thereon) minus the sum of (i) REO Income applied as recoveries of principal or interest on the related Mortgage Loan or
REO Property, and (ii) Liquidation Proceeds, Condemnation Proceeds, Insurance
Proceeds, Late Collections and all other amounts recovered from the related
Mortgagor and received during the Collection Period in which such Cash
Liquidation or REO Disposition occurred and which are not required under any
Intercreditor Agreement, any Loan Pair Intercreditor Agreement or Non-Serviced
Mortgage Loan Intercreditor Agreement to be payable or reimbursable to any holder of a B Note, a Serviced Companion Mortgage Loan or a Non-Serviced
Companion Mortgage Loan. REO Income and Liquidation Proceeds shall be applied first to reimburse the Master Servicer, the Special Servicer, the Trustee and
the Fiscal Agent, as applicable, to the extent that Section 5.2(a)(I) otherwise entitles such party to reimbursement, for any Nonrecoverable Advance with respect to the related Mortgage Loan, and then for all Workout-Delayed
Reimbursement Amounts with respect to such related Mortgage Loan (but not any such amount that has become Unliquidated Advances), and any remaining REO Income and Liquidation Proceeds and any Condemnation Proceeds and Insurance Proceeds
shall be applied first against any Additional Trust Expenses (to the extent not included in the definition of Liquidation Expenses) for such Mortgage Loan, next as a recovery of any Nonrecoverable Advance (and interest thereon) with respect to such Mortgage Loan previously paid from principal collections pursuant to
Section 5.2(a)(II), next to any Unliquidated Advances with respect to such
Mortgage Loan, next to the unpaid interest on the Mortgage Loan, calculated as described in clause (B) above, and then against the Principal Balance of such
Mortgage Loan, calculated as described in clause (A) above.

               "LOAN PAIR" means a Serviced Pari Passu Mortgage Loan and the related Serviced Companion Mortgage Loan, collectively. There are no Serviced
Pari Passu Mortgage Loans in the Trust and therefore no Loan Pairs related to the Trust.

               "LOAN PAIR INTERCREDITOR AGREEMENT" means, with respect to a Loan
Pair, the related intercreditor agreement by and between the holders of the related Serviced Pari Passu Mortgage Loan and the related Serviced Companion
Mortgage Loan relating to the relative rights of such holders, as the same may be further amended from time to time in accordance with the terms thereof.

               "LOAN-TO-VALUE RATIO" means, as of any date with respect to a
Mortgage Loan, the fraction, expressed as a percentage, the numerator of which is the Principal Balance of such Mortgage Loan at the date of determination and the denominator of which is the value of the Mortgaged Property as shown on the most recent Appraisal or valuation of the Mortgaged Property which is available as of such date or, in the case of any Non-Serviced Mortgage Loan or Loan Pair, the allocable portion thereof.

               "LOCK-BOX ACCOUNT" has the meaning set forth in Section 8.3(g).

               "LOCK-BOX AGREEMENT" means, with respect to any Mortgage Loan, any lock-box agreement relating to such Mortgage Loan among the related
Mortgagor, a depositary institution and the Master Servicer (or the Primary
Servicer or Sub-Servicer on its behalf) pursuant to which a Lock-Box Account is created.

               "LOSSES" has the meaning set forth in Section 12.4.

                                      -41-

               "LUXEMBOURG PAYING AGENT" has the meaning set forth in Section
7.18.

               "LUXEMBOURG TRANSFER AGENT" has the meaning set forth in Section
7.18.

               "MAI" means Member of the Appraisal Institute.

               "MASTER SERVICER" means Wells Fargo Bank, National Association and its permitted successors or assigns.

               "MASTER SERVICER CONSENT MATTERS" has the meaning set forth in
Section 8.3(a).

               "MASTER SERVICER INDEMNIFIED PARTIES" has the meaning set forth in Section 8.25(a).

               "MASTER SERVICER LOSSES" has the meaning set forth in Section
8.25(a).

               "MASTER SERVICER REMITTANCE DATE" means, for each Distribution
Date, the Business Day immediately preceding such Distribution Date.

               "MASTER SERVICER REMITTANCE REPORT" means a report prepared by the Master Servicer and in such media as may be agreed upon by the Master
Servicer and the Paying Agent containing such information regarding the Mortgage
Loans as will permit the Paying Agent to calculate the amounts to be distributed to the Certificateholders pursuant to this Agreement and to furnish the Monthly
Certificateholders Report to Certificateholders required to be delivered hereunder and containing such additional information as the Master Servicer, the
Paying Agent and the Depositor may from time to time mutually agree.

               "MASTER SERVICING FEE" means for each calendar month, as to each
Mortgage Loan, Serviced Companion Mortgage Loan and B Note (including REO
Mortgage Loans and Defeasance Loans) but not as to any Non-Serviced Mortgage
Loan (as to which there is no Master Servicing Fee payable to the Master
Servicer under this Trust), an amount equal to the Master Servicing Fee Rate applicable to such month (determined in the same manner (other than the rate of accrual) as the applicable Mortgage Rate is determined for such Mortgage Loan,
Serviced Companion Mortgage Loan or B Note for such month) multiplied by the
Scheduled Principal Balance of such Mortgage Loan, Serviced Companion Mortgage
Loan or B Note immediately before the Due Date occurring in such month, subject to reduction in respect of Compensating Interest, as set forth in Section
8.10(c).

               "MASTER SERVICING FEE RATE" means, with respect to each Mortgage
Loan (other than any Non-Serviced Mortgage Loan), Serviced Companion Mortgage
Loan and B Note (including any Mortgage Loan relating to an REO Property), the rate per annum specified as such on the Mortgage Loan Schedule. With respect to a Non-Serviced Mortgage Loan, no Master Servicing Fee Rate is charged by the
Master Servicer, but the Pari Passu Loan Servicing Fee Rate is charged by the applicable Non-Serviced Mortgage Loan Master Servicer pursuant to the related
Non-Serviced Mortgage Loan Pooling and Servicing Agreement.

               "MATERIAL BREACH" has the meaning set forth in Section 2.3(a).

               "MATERIAL DOCUMENT DEFECT" has the meaning set forth in Section
2.3(a).

                                      -42-

               "MATURITY DATE" means, with respect to any Mortgage Loan,
Serviced Companion Mortgage Loan or B Note as of any date of determination, the date on which the last payment of principal is due and payable thereunder, after taking into account all Principal Prepayments received and any Deficient
Valuation, Debt Service Reduction Amount or modification of the Mortgage Loan,
Serviced Companion Mortgage Loan or B Note occurring prior to such date of determination, but without giving effect to (i) any acceleration of the principal of such Mortgage Loan, Serviced Companion Mortgage Loan or B Note or
(ii) any grace period permitted by such Mortgage Loan, B Note or Serviced
Companion Mortgage Loan.

               "MERS" means Mortgage Electronic Registration Systems, Inc.

               "MODIFICATION FEE" means a fee, if any, collected from a
Mortgagor by the Master Servicer in connection with a modification of any
Mortgage Loan (other than a Non-Serviced Mortgage Loan), Serviced Companion
Mortgage Loan or B Note other than a Specially Serviced Mortgage Loan or collected in connection with a modification by the Special Servicer of a
Specially Serviced Mortgage Loan.

               "MODIFICATION LOSS" means, with respect to each Mortgage Loan,
(i) a decrease in the Principal Balance of such Mortgage Loan as a result of a modification thereof in accordance with the terms hereof, (ii) any expenses connected with such modification, to the extent (x) reimbursable to the Trustee, the Special Servicer or the Master Servicer and (y) not recovered from the
Mortgagor or (iii) in the case of a modification of such Mortgage Loan that reduces the Mortgage Rate thereof, the excess, on each Due Date, of the amount of interest that would have accrued at a rate equal to the original Mortgage
Rate, over interest that actually accrued on such Mortgage Loan during the preceding Collection Period.

               "MONEY TERM" means with respect to any Mortgage Loan, Serviced
Companion Mortgage Loan or B Note, the Maturity Date, Mortgage Rate, Principal
Balance, amortization term or payment frequency thereof or any provision thereof requiring the payment of a prepayment premium, yield maintenance charge or percentage premium in connection with a principal prepayment (and shall not include late fees or default interest provisions).

               "MONTHLY ADDITIONAL REPORT ON RECOVERIES AND REIMBURSEMENTS"
means with respect to each Collection Period, a report prepared by the Master
Servicer, in the format attached hereto or in such other format as may be approved for use by CMSA, that identifies the following with respect to such
Collection Period, in all cases both on a loan-by-loan basis and in the aggregate:

                    (a) the amount of any Advance (and accrued and unpaid
     Advance Interest thereon) that became a Workout-Delayed Reimbursement
     Amount during such Collection Period;

                    (b)(i) the amount of any Workout-Delayed Reimbursement
     Amount that was reimbursed to the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent during such Collection Period, (ii) the extent to which any reimbursement of a Workout-Delayed Reimbursement Amount made during such Collection Period was made from principal collections on the related Mortgage Loan received during the Collection Period as contemplated by subsection (iii) of Section 5.2(a)(II), (iii) the extent

                                      -43-

     to which any reimbursement of a Workout-Delayed Reimbursement Amount made during such Collection Period was made from principal collections on the remainder of the Mortgage Loans received during such Collection Period as contemplated by subsection (iii) of Section 5.2(a)(II) and (iv) the amount of any related Unliquidated Advances;

                    (c) the amount of any Unliquidated Advances recovered from the related Mortgagor or otherwise from the proceeds of the related
     Mortgage Loan or REO Property on behalf of the Trust during the current
     Collection Period;

                    (d)(i) the amount of any Unliquidated Advance that became a
     Nonrecoverable Advance in the current Collection Period, and (ii) the amount of any Workout-Delayed Reimbursement Amount that arose in a prior
     Collection Period, was not reimbursed to the Master Servicer, the Special
     Servicer, the Trustee or the Fiscal Agent in the current or a prior
     Collection Period (and therefore had not become an Unliquidated Advance)
     but which has became a Nonrecoverable Advance in the current Collection
     Period;

                    (e) the amount of any Advance (and accrued and unpaid
     Advance Interest thereon), other than an amount described in clause (d)
     above, that became a Nonrecoverable Advance during such Collection Period;

                    (f)(i) the amount of any Nonrecoverable Advance (and accrued and unpaid Advance Interest thereon) that was reimbursed to the Master
     Servicer, the Special Servicer, the Trustee or the Fiscal Agent during the current Collection Period, and (ii) the extent (if any) to which any reimbursement of a Nonrecoverable Advance (and accrued and unpaid Advance
     Interest thereon) was made from principal collections on the Mortgage Loans received during such Collection Period as contemplated by subsection (iv)
     of Section 5.2(a)(II);

                    (g)(i) the amount of any Advance reimbursed to the Master
     Servicer, the Special Servicer, the Trustee or the Fiscal Agent as a
     Nonrecoverable Advance in a prior Collection Period but recovered from the related Mortgagor or otherwise from the proceeds of the related Mortgage
     Loan or REO Property on behalf of the Trust during the current Collection
     Period (notwithstanding that it was previously determined to constitute a
     Nonrecoverable Advance) and (ii) the extent to which any such amount is an amount described by clause (I)(C) of the definition of Principal
     Distribution Amount; and

                    (h) a reconciliation of Advance Interest accrued on any
     Workout-Delayed Reimbursement Amount or any Nonrecoverable Advance, any
     Late Fees and default interest collected during the related Collection
     Period and the amount of Late Fees and default interest that were applied to pay such Advance Interest.

               The preparation of each Monthly Additional Report on Recoveries and Reimbursements shall constitute a responsibility of the Master Servicer and shall not constitute a responsibility of any other party. Each Loan Periodic
Update File prepared by the Master Servicer shall be accompanied by a Monthly
Additional Report on Recoveries and Reimbursements. Notwithstanding anything in this Agreement that suggests otherwise, the

                                      -44-

Master Servicer shall not be required to deliver a Monthly Additional Report on
Recoveries and Reimbursements (and no Loan Periodic Update File need be accompanied by any such report) with respect to any Collection Period for which all of the entries in the report would be "zero" or "not applicable."

               "MONTHLY CERTIFICATEHOLDERS REPORT" means a report provided pursuant to Section 5.4 by the Paying Agent monthly as of the related
Determination Date generally in the form and substance of Exhibit M, which sets forth, to the extent applicable: (i) the amount, if any, of such distributions to the holders of each Class of Principal Balance Certificates applied to reduce the respective Certificate Balances thereof; (ii) the amount of such distribution to holders of each Class of Certificates allocable to (A) interest accrued at the respective Pass-Through Rates, less any Net Aggregate Prepayment
Interest Shortfalls and (B) Prepayment Premiums; (iii) the number of outstanding
Mortgage Loans and the aggregate Principal Balance and Scheduled Principal
Balance of the Mortgage Loans at the close of business on such Determination
Date; (iv) the number and aggregate Scheduled Principal Balance of Mortgage
Loans (A) delinquent 30-59 days, (B) delinquent 60-89 days, (C) delinquent 90 or more days, (D) as to which foreclosure proceedings have been commenced, or (E)
as to which bankruptcy proceedings have been commenced; (v) with respect to any
REO Property included in the Trust, the Principal Balance of the related
Mortgage Loan as of the date of acquisition of the REO Property and the
Scheduled Principal Balance thereof; (vi) as of the related Determination Date
(A) as to any REO Property sold during the related Collection Period, the date of the related determination by the Special Servicer that it has recovered all payments which it expects to be finally recoverable and the amount of the proceeds of such sale deposited into the Certificate Account, and (B) the aggregate amount of other revenues collected by the Special Servicer with respect to each REO Property during the related Collection Period and credited to the Certificate Account, in each case identifying such REO Property by the loan number of the related Mortgage Loan; (vii) the Aggregate Certificate
Balance or Notional Amount, as the case may be, of each Class of Certificates before and after giving effect to the distribution made on such Distribution
Date; (viii) the aggregate amount of Principal Prepayments made during the related Collection Period; (ix) the Pass-Through Rate applicable to each Class of Certificates for such Distribution Date; (x) the aggregate amount of the
Master Servicing Fee, the Primary Servicing Fee, the Special Servicing Fee, the
Excess Servicing Fees and the fees paid to the applicable Non-Serviced Mortgage
Loan Master Servicer and the Non-Serviced Mortgage Loan Special Servicer solely as such fees relate to the Non-Serviced Mortgage Loans; (xi) the amount of
Unpaid Interest and Realized Losses, if any, incurred with respect to the
Mortgage Loans, including a breakout by type of such Realized Losses; (xii) the aggregate amount of Servicing Advances and P&I Advances outstanding separately stated that have been made by the Master Servicer, the Special Servicer, the
Trustee and the Fiscal Agent and the aggregate amount of Servicing Advances and
P&I Advances made by the applicable Non-Serviced Mortgage Loan Master Servicer and Non-Serviced Mortgage Loan Special Servicer in respect of the Non-Serviced
Mortgage Loans and (xiii) the amount of any Appraisal Reductions effected during the related Collection Period on a loan-by-loan basis and the total Appraisal
Reductions in effect as of such Distribution Date (and in the case of the
Non-Serviced Mortgage Loans, the amount of any appraisal reductions effected under the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement).
In the case of information furnished pursuant to subclauses (i), (ii) and (xi)
above, the amounts shall be expressed in the aggregate and as a dollar amount per $1,000 of original principal amount of the Certificates for all Certificates of each applicable Class.

                                      -45-

               "MOODY'S" means Moody's Investors Service Inc. or its successor in interest.

               "MORTGAGE" means the mortgage, deed of trust or other instrument securing a Mortgage Note.

               "MORTGAGE FILE" means the mortgage documents listed below:

               (i) the original Mortgage Note bearing all intervening
endorsements, endorsed in blank or endorsed "Pay to the order of LaSalle Bank
National Association, as Trustee for Morgan Stanley Capital I Inc., Commercial
Mortgage Pass-Through Certificates, Series 2004-TOP15, without recourse, representation or warranty" or if the original Mortgage Note is not included therein, then a lost note affidavit with a copy of the Mortgage Note attached thereto;

               (ii) the original Mortgage, with evidence of recording thereon, and, if the Mortgage was executed pursuant to a power of attorney, a certified true copy of the power of attorney certified by the public recorder's office, with evidence of recording thereon (if recording is customary in the jurisdiction in which such power of attorney was executed) or certified by a title insurance company or escrow company to be a true copy thereof; provided that if such original Mortgage cannot be delivered with evidence of recording thereon on or prior to the 45th day following the Closing Date because of a delay caused by the public recording office where such original Mortgage has been delivered for recordation or because such original Mortgage has been lost, the Depositor shall deliver or cause to be delivered to the Trustee a true and correct copy of such Mortgage, together with (A) in the case of a delay caused by the public recording office, an Officer's Certificate of the applicable
Seller stating that such original Mortgage has been sent to the appropriate public recording official for recordation or (B) in the case of an original
Mortgage that has been lost after recordation, a certification by the appropriate county recording office where such Mortgage is recorded that such copy is a true and complete copy of the original recorded Mortgage;

               (iii) the originals of all agreements modifying a Money Term or other material modification, consolidation and extension agreements, if any, with evidence of recording thereon (which are reflected in the Mortgage Loan
Schedule), or if such original modification, consolidation and extension agreements have been delivered to the appropriate recording office for recordation and either have not yet been returned on or prior to the 45th day following the Closing Date with evidence of recordation thereon or have been lost after recordation, true copies of such modifications, consolidations and extensions certified by the applicable Seller together with (A) in the case of a delay caused by the public recording office, an Officer's Certificate of the applicable Seller stating that such original modification, consolidation or extension agreement has been dispatched or sent to the appropriate public recording official for recordation or (B) in the case of an original modification, consolidation or extension agreement that has been lost after recordation, a certification by the appropriate county recording office where such document is recorded that such copy is a true and complete copy of the original recorded modification, consolidation or extension agreement, and the originals of all assumption agreements, if any;

               (iv) an original Assignment of Mortgage for each Mortgage Loan, in form and substance acceptable for recording, signed by the holder of record in blank or in favor of

                                      -46-

"LaSalle Bank National Association, as Trustee for Morgan Stanley Capital I
Inc., Commercial Mortgage Pass-Through Certificates, Series 2004-TOP15;"
provided, if the related Mortgage has been recorded in the name of MERS or its designee, no Assignment of Mortgage in favor of the Trustee will be required to be recorded or delivered and instead, the applicable Seller shall take all actions as are necessary to cause the Trustee to be shown as, and the Trustee shall take all actions necessary to confirm that it is shown as, the owner of the related Mortgage on the record of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS;

               (v) originals of all intervening assignments of Mortgage (except with respect to any Mortgage that has been recorded in the name of MERS or its designees), if any, with evidence of recording thereon or, if such original assignments of Mortgage have been delivered to the appropriate recorder's office for recordation, certified true copies of such assignments of Mortgage certified by the applicable Seller, or in the case of an original blanket intervening assignment of Mortgage retained by the applicable Seller, a copy thereof certified by the applicable Seller or, if any original intervening assignment of
Mortgage has not yet been returned on or prior to the 45th day following the
Closing Date from the applicable recording office or has been lost, a true and correct copy thereof, together with (A) in the case of a delay caused by the public recording office, an Officer's Certificate of the applicable Seller stating that such original intervening assignment of Mortgage has been sent to the appropriate public recording official for recordation or (B) in the case of an original intervening assignment of Mortgage that has been lost after recordation, a certification by the appropriate county recording office where such assignment is recorded that such copy is a true and complete copy of the original recorded intervening assignment of Mortgage;

               (vi) if the related Assignment of Leases is separate from the
Mortgage, the original of such Assignment of Leases with evidence of recording thereon or, if such Assignment of Leases has not been returned on or prior to the 45th day following the Closing Date from the applicable public recording office, a copy of such Assignment of Leases certified by the applicable Seller to be a true and complete copy of the original Assignment of Leases submitted for recording, together with (A) an original of each assignment of such
Assignment of Leases with evidence of recording thereon and showing a complete recorded chain of assignment from the named assignee to the holder of record, and if any such assignment of such Assignment of Leases has not been returned from the applicable public recording office, a copy of such assignment certified by the applicable Seller to be a true and complete copy of the original assignment submitted for recording, and (B) an original assignment of such
Assignment of Leases, in recordable form, signed by the holder of record in favor of "LaSalle Bank National Association, as Trustee for Morgan Stanley
Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series
2004-TOP15," which assignment may be effected in the related Assignment of
Mortgage; provided, if the related Assignment of Leases has been recorded in the name of MERS or its designee, no assignment of Assignment of Leases in favor of the Trustee will be required to be recorded or delivered and instead, the applicable Seller shall take all actions as are necessary to cause the Trustee to be shown as, and the Trustee shall take all actions necessary to confirm that it is shown as, the owner of the related Assignment of Leases on the record of
MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS;

                                      -47-

               (vii) the original of each guaranty, if any, constituting
additional security for the repayment of such Mortgage Loan;

               (viii) the original Title Insurance Policy or in the event such original Title Insurance Policy has not been issued, an original binder or actual title commitment or a copy thereof certified by the title company with the original Title Insurance Policy to follow within 180 days of the Closing
Date or a preliminary title report with an original Title Insurance Policy to follow within 180 days of the Closing Date;

               (ix) (A) UCC financing statements (together with all assignments thereof) and (B) UCC-2 or UCC-3 financing statements to the Trustee duly authorized and executed and delivered in connection with the Mortgage Loan;
provided, if the related Mortgage has been recorded in the name of MERS or its designee, no such UCC-2 or UCC-3 financing statements will be required to be recorded or delivered and instead, the applicable Seller shall take all actions as are necessary to cause the Trustee to be shown as, and the Trustee shall take all actions necessary to confirm that it is shown as, the owner of the related
UCC financing statements on the record of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS;

               (x) copies of the related ground lease(s), if any, related to any
Mortgage Loan where the Mortgagor is the lessee under such ground lease and there is a lien in favor of the mortgagee in such lease;

               (xi) copies of any loan agreements, lock-box agreements and intercreditor agreements (including, without limitation, any Intercreditor
Agreement, any Non-Serviced Mortgage Loan Intercreditor Agreement and any Loan
Pair Intercreditor Agreement, and a copy (that is, not the original) of the mortgage note evidencing the related Serviced Companion Mortgage Loan and B
Note) related to any Mortgage Loan;

               (xii) either (A) the original of each letter of credit, if any, constituting additional collateral for such Mortgage Loan, which shall be assigned and delivered to the Trustee on behalf of the Trust with a copy to be held by the Primary Servicer (or the Master Servicer), and applied, drawn, reduced or released in accordance with documents evidencing or securing the applicable Mortgage Loan, this Agreement and the Primary Servicing Agreement or
(B) the original of each letter of credit, if any, constituting additional collateral for such Mortgage Loan, which shall be held by the Primary Servicer
(or the Master Servicer) on behalf of the Trustee, with a copy to be held by the
Trustee, and applied, drawn, reduced or released in accordance with documents evidencing or securing the applicable Mortgage Loan, this Agreement and the
Primary Servicing Agreement (it being understood that each Seller has agreed (a)
that the proceeds of such letter of credit belong to the Trust, (b) to notify, on or before the Closing Date, the bank issuing the letter of credit that the letter of credit and the proceeds thereof belong to the Trust, and to use reasonable efforts to obtain within 30 days (but in any event to obtain within
90 days) following the Closing Date, an acknowledgement thereof by the bank
(with a copy of such acknowledgement to be sent to the Trustee) and (c) to indemnify the Trust for any liabilities, charges, costs, fees or other expenses accruing from the failure of the Seller to assign the letter of credit hereunder). In the case of clause (B) above, the Primary Servicer (and the
Master Servicer) acknowledges that any letter of credit held by it shall be held in its capacity as agent of the Trust, and if the Primary Servicer (or Master
Servicer) sells its

                                      -48-

rights to service the applicable Mortgage Loan, the Primary Servicer (or Master
Servicer) will assign the applicable letter of credit to the Trust or at the direction of the Special Servicer (with respect to any Specially Serviced
Mortgage Loan) to such party as the Special Servicer may instruct, in each case, at the expense of the Primary Servicer (or Master Servicer). The Primary
Servicer (or Master Servicer) shall indemnify the Trust for any loss caused by the ineffectiveness of such assignment;

               (xiii) the original environmental indemnity agreement, if any, related to any Mortgage Loan;

               (xiv) third-party management agreements for all Mortgaged
Properties operated as hotels and for all Mortgaged Properties securing Mortgage
Loans with a Cut-Off Date Principal Balance equal to or greater than
$20,000,000;

               (xv) any Environmental Insurance Policy;

               (xvi) any affidavit and indemnification agreement; and

               (xvii) with respect to any Non-Serviced Mortgage Loan, a copy of the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement.

               With respect to any Non-Serviced Mortgage Loan, the preceding document delivery requirements will be met by the delivery by the Depositor of copies of the documents specified above (other than the Mortgage Notes (and all intervening endorsements) respectively evidencing such Non-Serviced Mortgage
Loan with respect to which the originals shall be required), including a copy of such Non-Serviced Mortgage Loan Mortgage.

               "MORTGAGE LOAN" means a Mortgage Note secured by a Mortgage, and all amendments and modifications thereof, identified on the Mortgage Loan
Schedule, as amended from time to time, provided that the term "Mortgage Loan"
shall include any Defeasance Loan and any Non-Serviced Mortgage Loan (but shall not include any Non-Serviced Companion Mortgage Loan) but with respect to (i)
any A/B Mortgage Loan, shall include the A Note (but shall not include the related B Note) and (ii) any Loan Pair, shall include the Serviced Pari Passu
Mortgage Loan (but shall not include the related Serviced Companion Mortgage
Loan).

               "MORTGAGE LOAN PURCHASE AGREEMENT" means Mortgage Loan Purchase
Agreement I, Mortgage Loan Purchase Agreement II, Mortgage Loan Purchase
Agreement III or Mortgage Loan Purchase Agreement IV, as the case may be.

               "MORTGAGE LOAN PURCHASE AGREEMENT I" means that certain Mortgage
Loan Purchase Agreement between BSCMI and the Depositor dated as of July 22,
2004 with respect to the BSCMI Loans, a form of which is attached hereto as
Exhibit K-1.

               "MORTGAGE LOAN PURCHASE AGREEMENT II" means that certain Mortgage
Loan Purchase Agreement between Wells Fargo and the Depositor dated as of July
22, 2004 with respect to the Wells Fargo Loans, a form of which is attached hereto as Exhibit K-2.

                                      -49-

               "MORTGAGE LOAN PURCHASE AGREEMENT III" means that certain
Mortgage Loan Purchase Agreement between Principal and the Depositor dated as of
July 22, 2004 with respect to the Principal Loans, a form of which is attached hereto as Exhibit K-3.

               "MORTGAGE LOAN PURCHASE AGREEMENT IV" means that certain Mortgage
Loan Purchase Agreement between MSMC and the Depositor dated as of July 22, 2004 with respect to the MSMC Loans, a form of which is attached hereto as Exhibit
K-4.

               "MORTGAGE LOAN SCHEDULE" or "LOAN SCHEDULE" means collectively the schedule attached hereto as Schedule I, which identifies each BSCMI Loan, the schedule attached hereto as Schedule II, which identifies each Wells Fargo
Loan, the schedule attached hereto as Schedule III, which identifies each
Principal Loan and the schedule attached hereto as Schedule IV, which identifies each MSMC Loan, as such schedules may be amended from time to time pursuant to
Section 2.3.

               "MORTGAGE NOTE" means the note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan.

               "MORTGAGE RATE" means, for a given Mortgage Loan, Serviced
Companion Mortgage Loan or B Note, the per annum rate at which interest accrues on such Mortgage Loan, Serviced Companion Mortgage Loan or B Note.

               "MORTGAGED PROPERTY" means the real property, together with improvements thereto, securing the indebtedness of the Mortgagor under the related Mortgage Loan and, in the case of an A/B Mortgage Loan, the related B
Note and, in the case of a Loan Pair, the related Serviced Companion Mortgage
Loan.

               "MORTGAGEE" means, with respect to any Mortgage as of any date of determination, the mortgagee named therein as of such date.

               "MORTGAGOR" means the obligor on a Mortgage Note.

               "MSMC" has the meaning set forth in the Preliminary Statement hereto.

               "MSMC LOANS" means, collectively, those Mortgage Loans sold to the Depositor pursuant to the Mortgage Loan Purchase Agreement IV and shown on
Schedule IV hereto.

               "NET AGGREGATE PREPAYMENT INTEREST SHORTFALL" means for any
Distribution Date, with respect to all Mortgage Loans which are not Specially
Serviced Mortgage Loans, the excess, if any, of aggregate Prepayment Interest
Shortfalls for such Mortgage Loans over the sum of (A) the Compensating Interest to be paid by the Master Servicer on such Distribution Date and (B) the aggregate Prepayment Interest Excesses for such Collection Period for all
Mortgage Loans which are not Specially Serviced Mortgage Loans.

               "NEW LEASE" means any lease of any REO Property entered into on behalf of the Trust, including any lease renewed or extended on behalf of the
Trust if the Trust has the right to renegotiate the terms of such lease.

               "1933 ACT" means the Securities Act of 1933, as amended.

                                      -50-

               "1934 ACT" means the Securities Exchange Act of 1934, as amended.

               "NONDISQUALIFICATION OPINION" means a written Opinion of Counsel to the effect that a contemplated action will neither cause any REMIC Pool to fail to qualify as a REMIC at any time that any Certificates are outstanding nor cause a "prohibited transaction," "prohibited contribution" or any other tax
(other than a tax on "net income from foreclosure property" permitted to be incurred under this Agreement) to be imposed on any REMIC Pool or the Trust.

               "NONECONOMIC RESIDUAL INTEREST" means a residual interest that is a "noneconomic residual interest" within the meaning of Treasury Regulation
Section 1.860E-1(c).

               "NON-INVESTMENT GRADE CERTIFICATES" means each Class of
Certificates that, at the time of transfer, is not rated in one of the four highest generic rating categories by at least one of Moody's or S&P.

               "NONRECOVERABLE ADVANCE" means any of the following: (i) any Pari
Passu Loan Nonrecoverable Advance (including interest accrued thereon at the
Advance Rate) and (ii) the portion of any Advance (including interest accrued thereon at the Advance Rate) or Unliquidated Advance (not including interest thereon) previously made (and, in the case of an Unliquidated Advance, not previously reimbursed to the Trust) or proposed to be made by the Master
Servicer, the Special Servicer, the Trustee or the Fiscal Agent, that, in its respective sole discretion, exercised in good faith and, with respect to the
Master Servicer and the Special Servicer, taking into account the Servicing
Standard, will not be or, in the case of a current delinquency, would not be, ultimately recoverable, from Insurance Proceeds, Condemnation Proceeds,
Liquidation Proceeds or Purchase Proceeds (or from any other collections) with respect to the related Mortgage Loan or Serviced Companion Mortgage Loan (and
taking into consideration any Crossed Mortgage Loans) (in the case of Servicing
Advances) or B Note (in the case of Servicing Advances) or REO Property (in the case of P&I Advances and Servicing Advances), as evidenced by an Officer's
Certificate delivered pursuant to Section 4.4. Such Officer's Certificate shall be delivered to the Trustee (upon which the Trustee may conclusively rely) or to the Depositor (if the Trustee or the Fiscal Agent is delivering such Officer's
Certificate) and (in either case) to the Special Servicer and the Paying Agent in the time periods as specified in Section 4.4 and shall include the information and reports set forth in Section 4.4. Absent bad faith, the Master
Servicer's determination as to the recoverability of any Advance shall be conclusive and binding on the Certificateholders and, in the case of any B Note or Serviced Companion Mortgage Loan, the holder of such B Note or Serviced
Companion Mortgage Loan, as applicable, and may, in all cases, be relied on by the Trustee and the Fiscal Agent; provided, however, that the Special Servicer may, at its option, make a determination in accordance with the Servicing
Standard that any P&I Advance or Servicing Advance, if made, would be a
Nonrecoverable Advance and shall deliver to the Master Servicer and the Trustee notice of such determination. Absent bad faith, any such determination shall be conclusive and binding on the Certificateholders, the Master Servicer, the
Trustee and the Fiscal Agent. Absent bad faith, and pursuant to Section 4.1A of this Agreement, any determination as to the recoverability of any advance made with respect to any Non-Serviced Mortgage Loan by the Master Servicer or any
Other Master Servicer shall be conclusive and binding on the Certificateholders and may, in all cases, be relied on by the Trustee, the Fiscal Agent and the
Master Servicer. In making any nonrecoverability determination as described above, the relevant party shall be entitled (i) to consider (among other things)
the obligations of the Mortgagor under the terms of the Mortgage

                                      -51-

Loan as it may have been modified, (ii) to consider (among other things) the related Mortgaged Properties in their "as is" then-current conditions and occupancies and such party's assumptions (consistent with the Servicing Standard in the case of the Master Servicer or the Special Servicer) regarding the possibility and effects of future adverse change with respect to such Mortgaged
Properties, (iii) to estimate and consider, consistent with the Servicing
Standard in the case of the Master Servicer or the Special Servicer (among other things), future expenses and (iv) to estimate and consider, consistent with the
Servicing Standard (among other things), the timing of recovery to such party.
In addition, the relevant party may, consistent with the Servicing Standard in the case of the Master Servicer or the Special Servicer, update or change its nonrecoverability determinations at any time in accordance with the terms hereof and may, consistent with the Servicing Standard in the case of the Master
Servicer or the Special Servicer, obtain from the Special Servicer any analysis, appraisals or other information in the possession of the Special Servicer for such purposes.

               "NON-REGISTERED CERTIFICATE" means unless and until registered under the Securities Act, any Class X, Class E, Class F, Class G, Class H, Class
J, Class K, Class L, Class M, Class N, Class O or Residual Certificate.

               "NON-SERVICED COMPANION MORTGAGE LOAN" means the Grace Building
Companion Loan and the GIC Office Portfolio Companion Loan.

               "NON-SERVICED MORTGAGE LOAN" means the Grace Building Pari Passu
Loan and the GIC Office Portfolio Pari Passu Loan.

               "NON-SERVICED MORTGAGE LOAN FISCAL AGENT" means the applicable
"fiscal agent" under the related Non-Serviced Mortgage Loan Pooling and
Servicing Agreement.

               "NON-SERVICED MORTGAGE LOAN INTERCREDITOR AGREEMENT" means, as applicable, (i) with respect to Mortgage Loan No. 1, that certain co-lender agreement, dated June 18, 2004, by and between the holders of the Grace Building
Pari Passu Loan, the Grace Building Companion Loan and the Grace Building B
Note, as the same may be amended from time to time in accordance with the terms thereof and (ii) with respect to Mortgage Loan Nos. 2-13, that certain co-lender agreement, dated December 10, 2003, by and between the holders of the GIC Office
Portfolio Pari Passu Loan, the GIC Office Portfolio Companion Loan and GIC
Office Portfolio B Note relating to the relative rights of such holders, as the same may be amended from time to time in accordance with the terms thereof.

               "NON-SERVICED MORTGAGE LOAN MASTER SERVICER" means the applicable
"master servicer" under the related Non-Serviced Mortgage Loan Pooling and
Servicing Agreement.

               "NON-SERVICED MORTGAGE LOAN MORTGAGE" means the GIC Office
Portfolio Pari Passu Mortgage or the Grace Building Pari Passu Mortgage, as
applicable.

               "NON-SERVICED MORTGAGE LOAN POOLING AND SERVICING AGREEMENT"
means the LB-UBS 2004-C1 Pooling and Servicing Agreement or the JPM 2004-CIBC9
Pooling and Servicing Agreement, as applicable.

               "NON-SERVICED MORTGAGE LOAN SPECIAL SERVICER" means the
applicable "special servicer" under the related Non-Serviced Mortgage Loan
Pooling and Servicing Agreement.

                                      -52-

               "NON-SERVICED MORTGAGE LOAN TRUSTEE" means the applicable
"trustee" under the related Non-Serviced Mortgage Loan Pooling and Servicing
Agreement.

               "NOTIONAL AMOUNT" means, as of any date of determination: (i)
with respect to all of the Class X-1 Certificates as a Class, the Class X-1
Notional Amount as of such date of determination; (ii) with respect to any Class
X-1 Certificate, the product of the Percentage Interest evidenced by such
Certificate and the Class X-1 Notional Amount as of such date of determination;
(iii) with respect to all of the Class X-2 Certificates as a Class, the Class
X-2 Notional Amount as of such date of determination and (iv) with respect to any Class X-2 Certificate, the product of the Percentage Interest evidenced by such Certificate and the Class X-2 Notional Amount as of such date of determination.

               "OFFICER'S CERTIFICATE" means (v) in the case of the Depositor, a certificate signed by one or more of the Chairman of the Board, any Vice
Chairman, the President, or any Senior Vice President, Vice President or
Assistant Vice President, and by one or more of the Treasurer, any Assistant
Treasurer, the Secretary or any Assistant Secretary of the Depositor, or (w) in
the case of the Master Servicer and the Special Servicer, any of the officers referred to above or an employee thereof designated as a Servicing Officer or
Special Servicing Officer pursuant to this Agreement, (x) in the case of the
Trustee or the Fiscal Agent, a certificate signed by a Responsible Officer, (y)
in the case of a Seller, a certificate signed by one or more of the Chairman of the Board, any Vice Chairman, any Managing Director or Director, the President,
or any Executive Vice President, any Senior Vice President, Vice President,
Second Vice President or Assistant Vice President and (z) in the case of the
Paying Agent, a certificate signed by a Responsible Officer, each with specific responsibilities for the matters contemplated by this Agreement.

               "OPERATING ADVISER" shall mean the Person elected to serve as the
Operating Adviser pursuant to Section 9.37(a).

               "OPINION OF COUNSEL" means a written opinion of counsel addressed to the Trustee and the Paying Agent, reasonably acceptable in form and substance to the Trustee and the Paying Agent, and who is not in-house counsel to the party required to deliver such opinion but who, in the good faith judgment of the Trustee and the Paying Agent, is Independent outside counsel knowledgeable of the issues occurring in the practice of securitization with respect to any such opinion of counsel concerning the taxation, or status as a REMIC for tax purposes, of the Trust or any REMIC Pool.

               "OPTION PURCHASE PRICE" has the meaning set forth in Section
9.36(b) hereof.

               "OTHER ADVANCE REPORT DATE" means with respect to a Non-Serviced
Companion Mortgage Loan or a Serviced Companion Mortgage Loan, as applicable, which has been deposited into a commercial mortgage securitization trust, the date under the related Other Companion Loan Pooling and Servicing Agreement that the related Other Master Servicer is required (pursuant to the terms thereof) to make a determination as to whether it will make a P&I Advance as required under such Other Companion Loan Pooling and Servicing Agreement.

               "OTHER COMPANION LOAN POOLING AND SERVICING AGREEMENT" means the the LB-UBS 2004-C1 Pooling and Servicing Agreement, the JPM 2004-CIBC9 Pooling
and

                                      -53-

Servicing Agreement or any other pooling and servicing agreement relating to a
Non-Serviced Companion Mortgage Loan or a Serviced Companion Mortgage Loan that creates a commercial mortgage securitization trust, as applicable.

               "OTHER MASTER SERVICER" means the LB-UBS 2004-C1 Master Servicer, the JPM 2004-CIBC9 Master Servicer or any other master servicer under an Other
Companion Loan Pooling and Servicing Agreement relating to a Non-Serviced
Companion Mortgage Loan or a Serviced Companion Mortgage Loan, as applicable.

               "OTHER OPERATING ADVISER" has the meaning set forth in Section
9.4(d) hereof.

               "OTHER POOLING AND SERVICING AGREEMENT" has the meaning set forth in Section 9.4(d) hereof.

               "OTHER SECURITIZATION" has the meaning set forth in Section
9.4(d) hereof.

               "OTHER SPECIAL SERVICER" has the meaning set forth in Section
9.4(d) hereof.

               "OWNERSHIP INTEREST" means, as to any Certificate, any ownership or security interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

               "P&I ADVANCE" shall mean (other than with respect to a Serviced
Companion Mortgage Loan or a B Note) (i) with respect to any Mortgage Loan or
Specially Serviced Mortgage Loan as to which all or a portion of the Scheduled
Payment (other than a Balloon Payment) due during the related Collection Period was not received by the Master Servicer as of the related Determination Date
(subject to Section 5.1(h)), the portion of such Scheduled Payment not received;
(ii) with respect to any Mortgage Loan that is a Balloon Mortgage Loan
(including any REO Property as to which the related Mortgage Loan provided for a
Balloon Payment) as to which a Balloon Payment was due during or prior to the related Collection Period but was delinquent, in whole or in part, as of the related Determination Date, an amount equal to the excess, if any, of the
Assumed Scheduled Payment for such Balloon Mortgage Loan for the related
Collection Period, over any Late Collections received in respect of such Balloon
Payment during such Collection Period; and (iii) with respect to each REO
Property, an amount equal to the excess, if any, of the Assumed Scheduled
Payment for the Mortgage Loan related to such REO Property during the related
Collection Period, over remittances of REO Income to the Master Servicer by the
Special Servicer, reduced by any amounts required to be paid as taxes on such
REO Income (including taxes imposed pursuant to Section 860G(c) of the Code);
provided, however, that the interest portion of any Scheduled Payment or Assumed
Scheduled Payment shall be advanced at a per annum rate equal to the sum of the
REMIC I Net Mortgage Rate relating to such Mortgage Loan or such REO Mortgage
Loan and the Trustee Fee Rate, such that the Scheduled Payment or Assumed
Scheduled Payment to be advanced as a P&I Advance shall be net of the Master
Servicing Fee, the Excess Servicing Fee and the Primary Servicing Fee; and
provided, further, that the Scheduled Payment or Assumed Scheduled Payment for any Mortgage Loan which has been modified shall be calculated based on its terms as modified and provided, further, that the interest component of any P&I
Advance with respect to a Mortgage Loan as to which there has been an Appraisal
Reduction shall be an amount equal to the product of (i) the amount of interest required to be advanced without giving effect to this proviso and (ii) a

                                      -54-

fraction, the numerator of which is the Principal Balance of such Mortgage Loan as of the immediately preceding Determination Date less any Appraisal Reduction applicable to such Mortgage Loan (or, in the case of a Non-Serviced Mortgage
Loan or a Serviced Pari Passu Mortgage Loan, the portion of such Appraisal
Reduction allocable (based upon their respective Principal Balances) to such
Non-Serviced Mortgage Loan or Serviced Pari Passu Mortgage Loan under the related Intercreditor Agreement or the related Loan Pair Intercreditor
Agreement) and the denominator of which is the Principal Balance of such
Mortgage Loan as of such Determination Date. All P&I Advances for any Mortgage
Loans that have been modified shall be calculated on the basis of their terms as modified.

               "P&I ADVANCE AMOUNT" means, with respect to any Mortgage Loan or any REO Property, the amount of the P&I Advance for each Mortgage Loan computed for any Distribution Date.

               "PARI PASSU LOAN NONRECOVERABLE ADVANCE" means any
"Nonrecoverable Servicing Advance" (as defined in the related Non-Serviced
Mortgage Loan Pooling and Servicing Agreement) made with respect to any
Non-Serviced Mortgage Loan pursuant to and in accordance with the related
Non-Serviced Mortgage Loan Pooling and Servicing Agreement; provided that if the applicable Non-Serviced Mortgage Loan Master Servicer shall have made a
"Servicing Advance" (as defined in the related Non-Serviced Mortgage Loan
Pooling and Servicing Agreement) in the nature of an expenditure benefiting the related Mortgaged Property generally, the portion thereof attributable to any
Non-Serviced Mortgage Loan shall be determined based on the outstanding balances of such Non-Serviced Mortgage Loan and all the related pari passu loans secured by such Non-Serviced Mortgage Loan Mortgage on a pari passu basis on the date such advance was made.

               "PARI PASSU LOAN SERVICING FEE RATE" means the "Master Servicing
Fee Rate" (as defined in the related Non-Serviced Mortgage Loan Pooling and
Servicing Agreement) and any other servicing fee rate (other than those payable to the applicable Non-Serviced Mortgage Loan Special Servicer) applicable to any
Non-Serviced Mortgage Loan; provided, however, that the Pari Passu Loan
Servicing Fee Rate for purposes of any Non-Serviced Mortgage Loan set forth on
Schedule XIX as to which such fee is calculated on a 30/360 basis shall be (a)
the related "Master Servicing Fee Rate" set forth in the Non-Serviced Mortgage
Loan Pooling and Servicing Agreement, multiplied by (b) 30 divided by the actual number of days in the loan accrual period with respect to such loan.

               "PARTICIPANT" means a broker, dealer, bank, other financial institution or other Person for whom the Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

               "PASS-THROUGH RATE" or "PASS-THROUGH RATES" means with respect to any Class of REMIC I Regular Interests, REMIC II Regular Interests or REMIC
Regular Certificates, other than the Class X, Class B, Class C, Class D, Class
E, Class F, Class G and Class H Certificates, for the first Distribution Date, the rate set forth in the Preliminary Statement hereto (subject to the calculations set forth in the following sentence). For any Distribution Date occurring thereafter (and with respect to the Class X, Class B, Class C, Class
D, Class E, Class F, Class G and Class H Certificates, for each Distribution
Date), the Pass-Through Rates for (i) the REMIC I Regular Interests shall equal the REMIC I Net Mortgage Rate on the related Mortgage

                                      -55-

Loan for such Distribution Date, (ii) the REMIC II Regular Interests shall equal the Weighted Average REMIC I Net Mortgage Rate for such Distribution Date, (iii)
the Class A-1, Class A-2 and Class A-3 Certificates, the fixed rate corresponding to such Class set forth in the Preliminary Statement hereto, (iv)
the Class A-4 Certificates shall equal the lesser of (A) 5.270% per annum and
(B) the Weighted Average REMIC I Net Mortgage Rate for such Distribution Date,
(v) the Class B Certificates shall equal the Weighted Average REMIC I Net
Mortgage Rate for such Distribution Date less 0.11%, (vi) the Class C, Class D,
Class E, Class F and Class G Certificates shall equal the Weighted Average REMIC
I Net Mortgage Rate for such Distribution Date, (vii) the Class H, Class J,
Class K, Class L, Class M, Class N and Class O Certificates shall equal the lesser of (A) 4.946% per annum and (B) the Weighted Average REMIC I Net Mortgage
Rate for such Distribution Date, (viii) the Class X-1 Certificates, the per annum rate equal to the product of the Accrued Certificate Interest thereon for such Distribution Date and 12, divided by the Class X-1 Notional Amount and (ix)
the Class X-2 Certificates, the per annum rate equal to the product of the
Accrued Certificate Interest thereon for such Distribution Date and 12, divided by the Class X-2 Notional Amount. The Pass-Through Rate for the Class A-1A
Component, the Class A-1B Component and the Class A-1C Component shall equal the
Pass-Through Rate of the Class A-1 Certificates. The Pass-Through Rate for the
Class A-2A Component, the Class A-2B Component and the Class A-2C Component
shall equal the Pass-Through Rate of the Class A-2 Certificates. The
Pass-Through Rate for the Class A-3A Component, the Class A-3B Component and the
Class A-3C Component shall equal the Pass-Through Rate of the Class A-3
Certificates. The Pass-Through Rate for the Class A-4A Component and the Class
A-4B Component shall equal the Pass-Through Rate of the Class A-4 Certificates.
The Pass-Through Rate for the Class B-1 Component, the Class B-2 Component and
the Class B-3 Component shall equal the Pass-Through Rate of the Class B
Certificates. The Pass-Through Rate for the Class C-1 Component, Class C-2
Component and the Class C-3 Component shall equal the Pass-Through Rate of the
Class C Certificates. The Pass-Through Rate for the Class E-1 Component and the
Class E-2 Component shall equal the Pass-Through Rate of the Class E
Certificates. The Pass-Through Rate for the Class G-1 Component and the Class
G-2 Component shall equal the Pass-Through Rate of the Class G Certificates.

               "PAYING AGENT" means Wells Fargo Bank, National Association and any successor or assign, as provided herein. The Luxembourg Paying Agent shall not be the Paying Agent and the duties of the Luxembourg Paying Agent shall be distinct from the duties of the Paying Agent.

               "PAYING AGENT FEE" means the portion of the Trustee Fee payable to the Paying Agent in an amount agreed to between the Trustee and the Paying
Agent.

               "PERCENTAGE INTEREST" means with respect to each Class of
Certificates other than the Residual Certificates, the fraction of such Class evidenced by such Certificate, expressed as a percentage (carried to four decimal places and rounded, if necessary), the numerator of which is the
Certificate Balance or Notional Amount, as applicable, represented by such
Certificate determined as of the Closing Date (as stated on the face of such
Certificate) and the denominator of which is the Aggregate Certificate Balance or Notional Amount, as applicable, of all of the Certificates of such Class determined as of the Closing Date. With respect to each Residual Certificate, the percentage interest in distributions (if any) to be made with respect to the relevant Class, as stated on the face of such Certificate.

                                      -56-

               "PERFORMING PARTY" has the meaning set forth in Section 8.26(b).

               "PERMITTED TRANSFEREE" means any Transferee other than a
Disqualified Organization.

               "PERSON" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

               "PHASE I ENVIRONMENTAL REPORT" means a report by an Independent
Person who regularly conducts environmental site assessments in accordance with then current standards imposed by institutional commercial mortgage lenders and who has a reasonable amount of experience conducting such assessments.

               "PLACEMENT AGENT" means Morgan Stanley & Co. Incorporated, Bear,
Stearns & Co. Inc., Goldman, Sachs & Co. and Wells Fargo Brokerage Services, LLC
or its respective successor in interest.

               "PLAN" has the meaning set forth in Section 3.3(d).

               "PLAN ASSET REGULATIONS" means the Department of Labor
regulations set forth in 29 C.F.R. Section 2510.3-101.

               "PRELIMINARY PROSPECTUS SUPPLEMENT" has the meaning set forth in the Preliminary Statement hereto.

               "PREPAYMENT INTEREST EXCESS" means for any Distribution Date and the related Collection Period, during which a full or partial Principal
Prepayment (including payment of a Balloon Payment other than in connection with the foreclosure or liquidation of a Mortgage Loan) is made after the Due Date for such Mortgage Loan through and including the last day of the Collection
Period, the amount of interest that accrues on the amount of such Principal
Prepayment from such Due Date to the date such payment was made, plus (if made)
any payment by the Mortgagor of interest that would have accrued to the next succeeding Due Date (net of the Master Servicing Fee, the Primary Servicing Fee,
the Excess Servicing Fees, the Special Servicing Fee, the Trustee Fee and the
servicing fee and trustee fee payable in connection with any Non-Serviced
Mortgage Loan (in the case of any Non-Serviced Mortgage Loan), to the extent collected.

               "PREPAYMENT INTEREST SHORTFALL" means, with respect to any
Distribution Date, a shortfall in the collection of a full month's interest on any Mortgage Loan, by reason of a full or partial Principal Prepayment
(including payment of a Balloon Payment other than in connection with the foreclosure or liquidation of a Mortgage Loan) made during any Collection Period prior to the Due Date for such Mortgage Loan in such Collection Period
(including any shortfall resulting from such a payment during the grace period relating to such Due Date). The amount of any Prepayment Interest Shortfall shall equal the excess of (A) the aggregate amount of interest which would have accrued on the Scheduled Principal Balance of such Mortgage Loan if the Mortgage
Loan had paid on its Due Date and such Principal Prepayment or Balloon Payment had not been made (net of the Master Servicing Fee, the Primary Servicing Fee,
the Excess Servicing Fees, the Special Servicing Fee, the Trustee Fee and the
servicing fee payable in

                                      -57-

connection with any Non-Serviced Mortgage Loan (in the case of any Non-Serviced
Mortgage Loan)) over (B) the aggregate interest that did so accrue through the date such payment was made (net of such fees).

               "PREPAYMENT PREMIUM" means, with respect to any Mortgage Loan,
Serviced Companion Mortgage Loan or B Note for any Distribution Date, the
prepayment premiums, yield maintenance charges or percentage premiums, if any, received during the related Collection Period in connection with Principal
Prepayments on such Mortgage Loan, Serviced Companion Mortgage Loan or B Note.

               "PRIMARY COLLATERAL" means the portion of the Mortgaged Property securing the Repurchased Loan or Crossed Mortgage Loan, as applicable, that is encumbered by a first mortgage lien.

               "PRIMARY SERVICER" means Principal Global Investors, LLC and its permitted successors and assigns.

               "PRIMARY SERVICING AGREEMENT" means the agreement between the
Primary Servicer and the Master Servicer, dated as of July 1, 2004, a form of which is attached hereto as Exhibit G, under which the Primary Servicer services the Mortgage Loans set forth on the schedule attached thereto.

               "PRIMARY SERVICING FEE" means, for each calendar month, as to each Mortgage Loan, the applicable Primary Servicing Fee Rate multiplied by the
Scheduled Principal Balance of such Mortgage Loan immediately before the Due
Date occurring in such month, but prorated for the number of days during the calendar month for such Mortgage Loan for which interest actually accrues on such Mortgage Loan and payable only from collections on such Mortgage Loan.

               "PRIMARY SERVICING FEE RATE" means, the monthly fee payable to the Primary Servicer (or the Master Servicer, as applicable) based on the per annum rate specified on the Mortgage Loan Schedule, as more specifically described, in the case of the Primary Servicer, in the Primary Servicing
Agreement (determined in the same manner (other than the rate of accrual) as the applicable Mortgage Rate is determined for such Mortgage Loan for such month).

               "PRINCIPAL" has the meaning set forth in the Preliminary
Statement hereto.

               "PRINCIPAL BALANCE" means, with respect to any Mortgage Loan,
Serviced Companion Mortgage Loan, B Note or REO Mortgage Loan, for purposes of performing calculations with respect to any Distribution Date, the principal balance of such Mortgage Loan, Serviced Companion Mortgage Loan, B Note or the
related REO Mortgage Loan outstanding as of the Cut-Off Date after taking into account all principal and interest payments made or due on or prior to the
Cut-Off Date (assuming, for any Mortgage Loan, Serviced Companion Mortgage Loan
or B Note with a Due Date in July 2004 that is not July 1, 2004, that principal and interest payments for such month were paid on July 1, 2004), reduced (to not less than zero) by (i) any payments or other collections of amounts allocable to principal with respect to such Mortgage Loan, Serviced Companion Mortgage Loan,
B Note or any related REO Mortgage Loan that have been collected or received during any preceding Collection Period, other than any Scheduled Payments due in any subsequent Collection Period, and (ii) any Realized Principal

                                      -58-

Loss incurred in respect of such Mortgage Loan or related REO Mortgage Loan during any related Collection Period.

               "PRINCIPAL BALANCE CERTIFICATES" means, collectively, the Class
A-1, Class A-2, Class A-3, Class A-4, Class B, Class C, Class D, Class E, Class
F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class O
Certificates.

               "PRINCIPAL DISTRIBUTION AMOUNT" means, on any Distribution Date, the amount equal to the excess, if any, of

               (I) the sum of:

               (A) the aggregate (without duplication) of the following:

               (i) the principal portion of all Scheduled Payments (other than the principal portion of Balloon Payments) and any Assumed Scheduled Payments,
in each case, to the extent received or advanced, as the case may be, in respect of the Mortgage Loans and any REO Mortgage Loans (but not in respect of any
Serviced Companion Mortgage Loan or B Note or its successor REO Mortgage Loan)
for their respective Due Dates occurring during the related Collection Period;
and

               (ii) all payments (including Principal Prepayments and the principal portion of Balloon Payments but not in respect of any Serviced
Companion Mortgage Loan or B Note or its respective successor REO Mortgage Loan)
and any other collections (including Liquidation Proceeds (other than the portion thereof, if any, constituting Excess Liquidation Proceeds), Condemnation
Proceeds, Insurance Proceeds, Purchase Proceeds and REO Income) received on or in respect of the Mortgage Loans during the related Collection Period and that were identified and applied by the Master Servicer as recoveries of principal thereof in accordance with this Agreement;

               (B) the aggregate amount of any collections received on or in respect of the Mortgage Loans during the related Collection Period that, in each case, represents a delinquent amount as to which an Advance had been made, which
Advance (or interest thereon) was previously reimbursed during the Collection
Period for a prior Distribution Date as part of a Workout-Delayed Reimbursement
Amount for which a deduction was made under clause (II)(A) below with respect to such Distribution Date; and

               (C) the aggregate amount of any collections received on or in respect of the Mortgage Loans during the related Collection Period that, in each case, represents a recovery of an amount previously determined (in a Collection
Period for a prior Distribution Date) to have been a Nonrecoverable Advance (or interest thereon) and for which a deduction was made under clause (II)(B) below with respect to a prior Distribution Date, and which are applied pursuant to
Section 6.6(c)(i); over

               (II) the sum of:

               (A) the aggregate amount of Workout-Delayed Reimbursement Amounts
(and Advance Interest thereon) that was reimbursed or paid during the related
Collection Period to one or more of the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent from

                                      -59-

amounts in the Collection Account allocable to principal received or advanced with respect to the Mortgage Loans pursuant to subsection (iii) of Section
5.2(a)(II); and

               (B) the aggregate amount of Nonrecoverable Advances (and Advance
Interest thereon) that was reimbursed or paid during the related Collection
Period to one or more of the Master Servicer, the Special Servicer, the Trustee
and the Fiscal Agent during the related Collection Period from amounts in the
Collection Account allocable to principal received or advanced with respect to the Mortgage Loans pursuant to subsection (iv) of Section 5.2(a)(II).

               "PRINCIPAL LOANS" means, collectively those Mortgage Loans sold to the Depositor pursuant to Mortgage Loan Purchase Agreement III and shown on
Schedule III hereto.

               "PRINCIPAL PREPAYMENT" means any voluntary or involuntary payment or collection of principal on a Mortgage Loan, a Serviced Companion Mortgage
Loan or a B Note which is received or recovered in advance of its scheduled Due
Date and applied to reduce the Principal Balance of the Mortgage Loan, Serviced
Companion Mortgage Loan or B Note in advance of its scheduled Due Date, including, without limitation, all proceeds, to the extent allocable to principal, received from the payment of cash in connection with a substitution shortfall pursuant to Section 2.3; provided, that the pledge by a Mortgagor of
Defeasance Collateral with respect to a Defeasance Loan shall not be deemed to be a Principal Prepayment.

               "PRIVATE PLACEMENT MEMORANDUM" means the Private Placement
Memorandum dated July 22, 2004, pursuant to which the Class X-1, Class X-2,
Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N
and Class O Certificates will be offered for sale.

               "PROSPECTUS" has the meaning set forth in the Preliminary
Statement hereto.

               "PURCHASE PRICE" means, with respect to the purchase by the
Seller or liquidation by the Special Servicer of (i) a Mortgage Loan or an REO
Mortgage Loan pursuant to Article II of this Agreement, (ii) an REO Mortgage
Loan pursuant to Section 9.15 or (iii) a Mortgage Loan pursuant to Section 9.36 under the circumstances described therein, a price equal to the sum (without duplication) of (A) 100% of the unpaid Principal Balance of such Mortgage Loan
(or deemed Principal Balance, in the case of an REO Mortgage Loan), plus (B)
accrued but unpaid interest thereon calculated at the Mortgage Rate to, but not including, the Due Date in the Collection Period in which such purchase or liquidation occurs, plus (C) the amount of any expenses related to such Mortgage
Loan and any related Serviced Companion Mortgage Loan, B Note or REO Property
(including any Servicing Advances and Advance Interest thereon (which have not been paid by the Mortgagor or out of Late Fees or default interest paid by the related Mortgagor on the related Mortgage Loan and any related Serviced
Companion Mortgage Loan or B Note) related to such Mortgage Loan and any related
Serviced Companion Mortgage Loan or B Note, the amount of any Servicing Advances
(and Advance Interest thereon) that were reimbursed from principal collections on the Mortgage Pool pursuant to Section 5.2(a)(II)(iii) and not subsequently recovered from the related Mortgagor, and all Special Servicing Fees and
Liquidation Fees paid with respect to the Mortgage Loan and any related Serviced
Companion Mortgage Loan or B Note) that are reimbursable or payable to the
Master Servicer, the Special Servicer, the Paying Agent, the Trustee, the Fiscal
Agent, any Non-Serviced Mortgage Loan Master Servicer or any Non-Serviced
Mortgage Loan Special Servicer, plus (D) if such Mortgage Loan or REO Mortgage
Loan is being repurchased or substituted for by a Seller

                                      -60-

pursuant to the related Mortgage Loan Purchase Agreement, all expenses reasonably incurred or to be incurred by the Primary Servicer, the Master
Servicer, the Special Servicer, the Depositor, the Paying Agent or the Trustee
in respect of the Material Breach or Material Document Defect giving rise to the repurchase or substitution obligation (and that are not otherwise included in
(C) above).

               "PURCHASE PROCEEDS" means any cash amounts received by the Master
Servicer in connection with: (i) the repurchase of a Mortgage Loan or an REO
Mortgage Loan by a Seller pursuant to Section 2.3 or (ii) the purchase of the
Mortgage Loans and REO Properties by the Depositor, the Master Servicer, the
Special Servicer or the holders of the Class R-I Certificates pursuant to
Section 10.1(b).

               "QUALIFIED BIDDER" means (A) as used in section 8.29(c), a Person qualified to act as successor Master Servicer hereunder pursuant to Section
8.22(b) (including the requirement set forth in Section 8.22(b) that Rating
Agency Confirmation shall have been obtained from each Rating Agency with respect to such Person) and (B) as used in Section 9.31(c), any Person qualified to act as successor Special Servicer hereunder pursuant to Section 9.21(b)
(including the requirement set forth in Section 9.21(b) that Rating Agency
Confirmation shall have been obtained form each Rating Agency with respect to such Person).

               "QUALIFIED INSTITUTIONAL BUYER" means a qualified institutional buyer qualifying pursuant to Rule 144A.

               "QUALIFIED INSURER" means, (i) with respect to any Mortgage Loan,
Serviced Companion Mortgage Loan or B Note, an insurance company duly qualified as such under the laws of the state in which the related Mortgaged Property is located, duly authorized and licensed in such state to transact the applicable insurance business and to write the insurance, but in no event rated lower than
"A2" by Moody's, if rated by Moody's or if not rated by Moody's, then Moody's has issued a Rating Agency Confirmation and "A" by S&P if rated by S&P or if not rated by S&P, then S&P has issued a Rating Agency Confirmation, and (ii) with respect to the Servicer Errors and Omissions Insurance Policy or Servicer
Fidelity Bond an insurance company that has a claim paying ability no lower than
"A2" by Moody's if rated by Moody's, or if not rated by Moody's, then Moody's has issued a Rating Agency Confirmation, and "A" by S&P if rated by S&P or if not rated by S&P, then S&P has issued a Rating Agency Confirmation, or (iii) in either case, a company not satisfying clause (i) or (ii) but with respect to which a Rating Agency Confirmation is obtained. "Qualified Insurer" shall also mean any entity that satisfies all of the criteria, other than the ratings criteria, set forth in one of the foregoing clauses and whose obligations under the related insurance policy are guaranteed or backed by an entity that satisfies the ratings criteria set forth in such clause (construed as if such entity were an insurance company referred to therein).

               "QUALIFYING SUBSTITUTE MORTGAGE LOAN" means, in the case of a
Mortgage Loan substituted for a Deleted Mortgage Loan, a Mortgage Loan which, on the date of substitution, (i) has an outstanding principal balance, after deduction of the principal portion of the Scheduled Payment due in the month of substitution, not in excess of the Principal Balance of the Deleted Mortgage
Loan; provided, however, that, to the extent that the principal balance of such
Mortgage Loan is less than the Principal Balance of the Deleted Mortgage Loan, then such differential in principal amount, together with interest thereon at the Mortgage Rate on the

                                      -61-

related Mortgage Loan from the date as to which interest was last paid through the last day of the month in which such substitution occurs, shall be paid by the party effecting such substitution to the Master Servicer for deposit into the Certificate Account, and shall be treated as a Principal Prepayment hereunder; (ii) is accruing interest at a rate of interest at least equal to that of the Deleted Mortgage Loan; (iii) has a remaining term to stated maturity not greater than, and not more than two years less than, that of the Deleted
Mortgage Loan; (iv) has an original Loan-to-Value Ratio not higher than that of the Deleted Mortgage Loan and a current Loan-to-Value Ratio (equal to the outstanding principal balance on the date of substitution divided by its current
Appraised Value) not higher than the current Loan-to-Value Ratio of the Deleted
Mortgage Loan and has a current Debt Service Coverage Ratio equal to or greater than the current Debt Service Coverage Ratio of the Deleted Mortgage Loan; (v)
will comply with all of the representations and warranties relating to Mortgage
Loans set forth herein, as of the date of substitution; (vi) has a Phase I
Environmental Report relating to the related Mortgaged Property in its Mortgage
Files and such Phase I Environmental Report does not, in the good faith reasonable judgment of the Special Servicer, consistent with the Servicing
Standard, raise material issues that have not been adequately addressed; (vii)
has an engineering report relating to the related Mortgaged Property in its
Mortgage Files and such engineering report does not, in the good faith reasonable judgment of the Special Servicer, consistent with the Servicing
Standard raise material issues that have not been adequately addressed; and
(viii) as to which the Trustee and the Paying Agent have received an Opinion of
Counsel, at the related Seller's expense, that such Mortgage Loan is a
"qualified replacement mortgage" within the meaning of Section 860G(a)(4) of the
Code; provided that no Mortgage Loan may have a Maturity Date after the date three years prior to the Rated Final Distribution Date, and provided, further, that no such Mortgage Loan shall be substituted for a Deleted Mortgage Loan unless Rating Agency Confirmation is obtained, and provided, further that no such Mortgage Loan shall be substituted for a Deleted Mortgage Loan unless the
Operating Adviser shall have approved of such substitution (provided, however, that such approval of the Operating Adviser may not be unreasonably withheld).
In the event that either one mortgage loan is substituted for more than one
Deleted Mortgage Loan or more than one mortgage loan is substituted for one or more Deleted Mortgage Loans, then (A) the Principal Balance referred to in clause (i) above shall be determined on the basis of aggregate Principal
Balances and (B) the rates referred to in clause (ii) above and the remaining term to stated maturity referred to in clause (iii) above shall be determined on a weighted average basis (provided, that the REMIC I Net Mortgage Rate for any
Qualifying Substitute Mortgage Loan may not be less than the highest
Pass-Through Rate of any outstanding Class of Certificates that is not subject to a cap based on the Weighted Average REMIC I Net Mortgage Rate). Whenever a
Qualifying Substitute Mortgage Loan is substituted for a Deleted Mortgage Loan pursuant to this Agreement, the party effecting such substitution shall certify that such Mortgage Loan meets all of the requirements of this definition and shall send such certification to the Paying Agent, which shall deliver a copy of such certification to the Special Servicer, the Trustee and the Operating
Adviser promptly, and in any event within five Business Days following the
Paying Agent's receipt of such certification.

               "RATED FINAL DISTRIBUTION DATE" means with respect to each rated
Class of Certificates, the Distribution Date in June, 2041.

               "RATING AGENCIES" means Moody's and S&P.

                                      -62-

               "RATING AGENCY CONFIRMATION" means, with respect to any matter, confirmation in writing by each Rating Agency (or such Rating Agency as is specified herein) that a proposed action, failure to act, or other event specified herein will not in and of itself result in the withdrawal, downgrade, or qualification, as applicable, of the then-current rating assigned by such
Rating Agency to any Class of Certificates then rated by such Rating Agency, provided that with respect to any matter affecting any Serviced Companion
Mortgage Loan, such confirmation shall also refer to the nationally recognized statistical rating organizations then rating the securities representing an interest in such loan and such rating organizations' respective ratings of such securities.

               "REALIZED INTEREST LOSS" means, with respect to each Mortgage
Loan, (i) in the case of a Liquidation Realized Loss, the portion of any
Liquidation Realized Loss that exceeds the Realized Principal Loss on the related Mortgage Loan, (ii) in the case of a Bankruptcy Loss, the portion of such Realized Loss attributable to accrued interest on the related Mortgage
Loan, (iii) in the case of an Expense Loss, an Expense Loss resulting in any period from the payment of the Special Servicing Fee and any Expense Losses treated as Realized Interest Losses pursuant to clause (iv) of the definition of
"Realized Principal Loss" or (iv) in the case of a Modification Loss, a
Modification Loss described in clause (iii) of the definition thereof.

               "REALIZED LOSS" means a Liquidation Realized Loss, a Modification
Loss, a Bankruptcy Loss or an Expense Loss with respect to a Mortgage Loan.

               "REALIZED PRINCIPAL LOSS" means, with respect to each Mortgage
Loan, (i) in the case of a Liquidation Realized Loss, the amount of such
Realized Loss, to the extent that it does not exceed the Principal Balance (plus the amount of any Unliquidated Advance with respect to such Mortgage Loan) of the Mortgage Loan (or deemed Principal Balance, in the case of REO Property),
(ii) in the case of a Modification Loss, the amount of such Modification Loss described in clause (i) of the definition thereof, (iii) in the case of a
Bankruptcy Loss, the portion of such Realized Loss attributable to the reduction in the Principal Balance of the related Mortgage Loan, (iv) in the case of an
Expense Loss, any such Expense Loss (other than Expense Losses resulting from the payment of Special Servicing Fees) to the extent that such Expense Losses do not exceed amounts collected in respect of the Mortgage Loans that were identified as allocable to principal in the Collection Period in which such
Expense Losses were incurred, and any such excess shall be treated as a Realized
Interest Loss, (v) the amounts in respect thereof that are withdrawn from the
Certificate Account pursuant to Section 6.6(b)(i) and (vi) any Unliquidated
Advance that is determined by the Master Servicer to be a Nonrecoverable
Advance.

               "RECORD DATE" means, for each Distribution Date and each Class of
Certificates, the close of business on the last Business Day of the month immediately preceding the month in which such Distribution Date occurs.

               "RECOVERIES" means, as of any Distribution Date, any amounts recovered with respect to a Mortgage Loan, a Serviced Companion Mortgage Loan, a
B Note or REO Property following the period in which a Final Recovery
Determination occurs plus other amounts defined as "Recoveries" herein.

               "REGULATION S" means Regulation S under the 1933 Act.

                                      -63-

               "REGULATION S CERTIFICATE" means a written certification
substantially in the form set forth in Exhibit F hereto certifying that a beneficial owner of an interest in a Regulation S Temporary Global Certificate is not a U.S. Person (as defined in Regulation S).

               "REGULATION S GLOBAL CERTIFICATES" means the Regulation S
Permanent Global Certificates together with the Regulation S Temporary Global
Certificates.

               "REGULATION S PERMANENT GLOBAL CERTIFICATE" means any single permanent global Certificate, in definitive, fully registered form without interest coupons received in exchange for a Regulation S Temporary Global
Certificate.

               "REGULATION S TEMPORARY GLOBAL CERTIFICATE" means, with respect to any Class of Certificates offered and sold outside of the United States in reliance on Regulation S, a single temporary global Certificate, in definitive, fully registered form without interest coupons.

               "REHABILITATED MORTGAGE LOAN" means any Specially Serviced
Mortgage Loan with respect to which (i) three consecutive Scheduled Payments have been made (in the case of any such Mortgage Loan, Serviced Companion
Mortgage Loan or B Note that was modified, based on the modified terms), or a complete defeasance shall have occurred, (ii) no other Servicing Transfer Event has occurred and is continuing (or with respect to determining whether a
Required Appraisal Loan is a Rehabilitated Mortgage Loan for applying Appraisal
Reductions, no other Appraisal Event has occurred and is continuing) and (iii)
the Trust has been reimbursed for all costs incurred as a result of the occurrence of a Servicing Transfer Event, such amounts constitute a
Workout-Delayed Reimbursement Amount, or such amounts have been forgiven. An A
Note shall not constitute a Rehabilitated Mortgage Loan unless its related B
Note would constitute a Rehabilitated Mortgage Loan. A B Note shall not constitute a Rehabilitated Mortgage Loan unless its related A Note also would constitute a Rehabilitated Mortgage Loan. A Serviced Pari Passu Mortgage Loan
shall not constitute a Rehabilitated Mortgage Loan unless its related Serviced
Companion Mortgage Loan would constitute a Rehabilitated Mortgage Loan. A
Serviced Companion Mortgage Loan shall not constitute a Rehabilitated Mortgage
Loan unless its related Serviced Pari Passu Mortgage Loan also would constitute a Rehabilitated Mortgage Loan.

               "RELEASE DATE" means the date 40 days after the later of (i) the commencement of the offering of the Certificates and (ii) the Closing Date.

               "REMIC" means a real estate mortgage investment conduit within the meaning of Section 860D of the Code.

               "REMIC I" means the segregated pool of assets consisting of the
Mortgage Loans, such amounts with respect thereto as shall from time to time be held in the Certificate Account, the Distribution Account and the Interest
Reserve Account, the Insurance Policies (other than the interests of the holder of any Serviced Companion Mortgage Loan or B Note therein) and any REO
Properties or beneficial interests therein (other than the interests of the holder of any Serviced Companion Mortgage Loan or B Note therein), for which a
REMIC election has been made pursuant to Section 12.1(a) hereof. The
Non-Serviced Companion Mortgage Loans and any amounts payable thereon shall not constitute assets of the Trust or any REMIC Pool formed hereunder. No B Note or any amounts payable thereon shall constitute an

                                      -64-

asset of the Trust or any REMIC Pool formed hereunder. No Serviced Companion
Mortgage Loan or any amounts payable thereon shall constitute an asset of the
Trust or any REMIC Pool formed hereunder.

               "REMIC I INTERESTS" means, collectively, the REMIC I Regular
Interests and the Class R-I Certificates.

               "REMIC I NET MORTGAGE RATE" means, with respect to any
Distribution Date, as to any REMIC I Regular Interest, a rate per annum equal to
(a) with respect to any Mortgage Loan that accrues interest on the basis of a
360-day year consisting of twelve (12) 30-day months ("30/360 basis"), (i) the
Mortgage Rate thereof as of the Cut-Off Date and without regard to any modification, waiver or amendment of the terms thereof following the Cut-Off
Date, minus (ii) the Administrative Cost Rate, and (b) with respect to any
Mortgage Loan that accrues interest on a basis other than a 30/360 basis, the annualized rate that, when applied to the Principal Balance of the related
Mortgage Loan (on the day prior to the Due Date preceding such Distribution
Date) on a 30/360 basis for the related loan accrual period, yields the amount of net interest that would have accrued during the related loan accrual period assuming a net interest rate equal to the rate described in clause (a) above, and assuming an interest accrual basis that is the same as the actual interest accrual basis of such Mortgage Loan, provided that for purposes of this clause
(b), (i) the REMIC I Net Mortgage Rate for the loan accrual period relating to the Due Dates in both January and February in any year that is not a leap year and in February in any year that is a leap year, shall be determined net of any amounts transferred to the Interest Reserve Account and (ii) the REMIC I Net
Mortgage Rate for the loan accrual period relating to the Due Date in March
(commencing in 2005) shall be determined taking into account the addition of any amounts withdrawn from the Interest Reserve Account.

               "REMIC I REGULAR INTERESTS" means, collectively, the
uncertificated interests designated as "regular interests" in REMIC I, which shall consist of, with respect to each Mortgage Loan, an interest having an initial Certificate Balance equal to the Cut-Off Date Scheduled Principal
Balance of such Mortgage Loan, and which has a Pass-Through Rate equal to the
REMIC I Net Mortgage Rate of such Mortgage Loan.

               "REMIC II" means the segregated pool of assets consisting of the
REMIC I Regular Interests for which a REMIC election has been made pursuant to
Section 12.1(a) hereof.

               "REMIC II INTERESTS" means, collectively, the REMIC II Regular
Interests and the Class R-II Certificates.

               "REMIC II REGULAR INTEREST A-1A" means the uncertificated
interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance equal to $28,282,000, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage
Rate.

               "REMIC II REGULAR INTEREST A-1B" means the uncertificated
interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance equal to $43,075,000, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage
Rate.

                                      -65-

               "REMIC II REGULAR INTEREST A-1C" means the uncertificated
interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance equal to $31,643,000, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage
Rate.

               "REMIC II REGULAR INTEREST A-2A" means the uncertificated
interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance equal to $9,790,000, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

               "REMIC II REGULAR INTEREST A-2B" means the uncertificated
interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance equal to $39,740,000, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage
Rate.

               "REMIC II REGULAR INTEREST A-2C" means the uncertificated
interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance equal to $52,470,000, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage
Rate.

               "REMIC II REGULAR INTEREST A-3A" means the uncertificated
interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance equal to $58,514,000, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage
Rate.

               "REMIC II REGULAR INTEREST A-3B" means the uncertificated
interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance equal to $52,591,000, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage
Rate.

               "REMIC II REGULAR INTEREST A-3C" means the uncertificated
interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance equal to $28,895,000, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage
Rate.

               "REMIC II REGULAR INTEREST A-4A" means the uncertificated
interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance equal to $40,393,000, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage
Rate.

               "REMIC II REGULAR INTEREST A-4B" means the uncertificated
interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance equal to $408,710,000, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage
Rate.

               "REMIC II REGULAR INTEREST B-1" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance equal to $9,995,000, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

                                      -66-

               "REMIC II REGULAR INTEREST B-2" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance equal to $10,094,000, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

               "REMIC II REGULAR INTEREST B-3" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance equal to $2,154,000, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

               "REMIC II REGULAR INTEREST C-1" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance equal to $8,203,000, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

               "REMIC II REGULAR INTEREST C-2" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance equal to $13,366,000, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

               "REMIC II REGULAR INTEREST C-3" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance equal to $1,787,000, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

               "REMIC II REGULAR INTEREST D" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having a Certificate Balance equal to the Aggregate Certificate Balance of the Class D Certificates, and which has a Pass-Through Rate equal to the
Weighted Average REMIC I Net Mortgage Rate.

               "REMIC II REGULAR INTEREST E-1" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance equal to $7,116,000, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

               "REMIC II REGULAR INTEREST E-2" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance equal to $1,781,000, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

               "REMIC II REGULAR INTEREST F" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having a Certificate Balance equal to the Aggregate Certificate Balance of the Class F Certificates, and which has a Pass-Through Rate equal to the
Weighted Average REMIC I Net Mortgage Rate.

               "REMIC II REGULAR INTEREST G-1" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance equal to $5,930,000, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

                                      -67-

               "REMIC II REGULAR INTEREST G-2" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance equal to $2,967,000, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

               "REMIC II REGULAR INTEREST H" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having a Certificate Balance equal to the Aggregate Certificate Balance of the Class H Certificates, and which has a Pass-Through Rate equal to the
Weighted Average REMIC I Net Mortgage Rate.

               "REMIC II REGULAR INTEREST J" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having a Certificate Balance equal to the Aggregate Certificate Balance of the Class J Certificates, and which has a Pass-Through Rate equal to the
Weighted Average REMIC I Net Mortgage Rate.

               "REMIC II REGULAR INTEREST K" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having a Certificate Balance equal to the Aggregate Certificate Balance of the Class K Certificates, and which has a Pass-Through Rate equal to the
Weighted Average REMIC I Net Mortgage Rate.

               "REMIC II REGULAR INTEREST L" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having a Certificate Balance equal to the Aggregate Certificate Balance of the Class L Certificates, and which has a Pass-Through Rate equal to the
Weighted Average REMIC I Net Mortgage Rate.

               "REMIC II REGULAR INTEREST M" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having a Certificate Balance equal to the Aggregate Certificate Balance of the Class M Certificates, and which has a Pass-Through Rate equal to the
Weighted Average REMIC I Net Mortgage Rate.

               "REMIC II REGULAR INTEREST N" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having a Certificate Balance equal to the Aggregate Certificate Balance of the Class N Certificates, and which has a Pass-Through Rate equal to the
Weighted Average REMIC I Net Mortgage Rate.

               "REMIC II REGULAR INTEREST O" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having a Certificate Balance equal to the Aggregate Certificate Balance of the Class O Certificates, and which has a Pass-Through Rate equal to the
Weighted Average REMIC I Net Mortgage Rate.

               "REMIC II REGULAR INTERESTS" means, collectively, the REMIC II
Regular Interest A-1A, REMIC II Regular Interest A-1B, REMIC II Regular Interest
A-1C, REMIC II Regular Interest A-2A, REMIC II Regular Interest A-2B, REMIC II
Regular Interest A-2C, REMIC II Regular Interest A-3A, REMIC II Regular Interest
A-3B, REMIC II Regular Interest A-3C, REMIC II Regular Interest A-4A, REMIC II
Regular Interest A-4B, REMIC II Regular Interest B-1, REMIC II Regular Interest
B-2, REMIC II Regular Interest B-3, REMIC II Regular Interest C-1, REMIC II
Regular Interest C-2, REMIC II Regular Interest C-3, REMIC II Regular Interest
D, REMIC II Regular Interest E-1, REMIC II Regular Interest E-2, REMIC II
Regular Interest F, REMIC II Regular Interest G-1, REMIC II Regular Interest
G-2, REMIC II Regular

                                      -68-

Interest H, REMIC II Regular Interest J, REMIC II Regular Interest K, REMIC II
Regular Interest L, REMIC II Regular Interest M, REMIC II Regular Interest N and
REMIC II Regular Interest O.

               "REMIC III" means the segregated pool of assets consisting of the
REMIC II Regular Interests for which a REMIC election has been made pursuant to
Section 12.1(a) hereof.

               "REMIC III CERTIFICATES" has the meaning set forth in the final paragraph of the Preliminary Statement hereto.

               "REMIC III REGULAR INTERESTS" means, collectively, the Class A-1
Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4
Certificates, Class X-1 Certificates (each Class X-1 Certificate representing multiple "regular interests" in REMIC III), Class X-2 Certificates (each Class
X-2 Certificate representing multiple "regular interests" in REMIC III), Class B
Certificates, Class C Certificates, Class D Certificates, Class E Certificates,
Class F Certificates, Class G Certificates, Class H Certificates, Class J
Certificates, Class K Certificates, Class L Certificates, Class M Certificates,
Class N Certificates and Class O Certificates.

               "REMIC POOL" means each of the three segregated pools of assets designated as a REMIC pursuant to Section 12.1(a) hereof.

               "REMIC PROVISIONS" means the provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at
Sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and final, temporary and proposed regulations and rulings promulgated thereunder, as the foregoing may be in effect from time to time and taking account, as appropriate, of any proposed legislation or regulations which, as proposed, would have an effective date prior to enactment or promulgation thereof.

               "REMIC REGULAR CERTIFICATES" means, collectively, the Class A,
Class X-1, Class X-2, Class B, Class C, Class D, Class E, Class F, Class G,
Class H, Class J, Class K, Class L, Class M, Class N and Class O Certificates.

               "RENT LOSS POLICY" or "RENT LOSS INSURANCE" means a policy of insurance generally insuring against loss of income or rent resulting from hazards or acts of God.

               "RENTS FROM REAL PROPERTY" means, with respect to any REO
Property, income of the character described in Section 856(d) of the Code.

               "REO ACCOUNT" shall have the meaning set forth in Section 9.14(a)
hereof.

               "REO DISPOSITION" means the receipt by the Master Servicer or the
Special Servicer of Liquidation Proceeds and other payments and recoveries
(including proceeds of a final sale) from the sale or other disposition of REO
Property.

               "REO INCOME" means, with respect to any REO Property that had not been security for an A/B Mortgage Loan or Loan Pair for any Collection Period,
all income received in connection with such REO Property during such period less any operating expenses, utilities, real estate taxes, management fees, insurance premiums, expenses for maintenance and repairs and any other capital expenses directly related to such REO Property paid during such period or,

                                      -69-

with respect to an REO Property that had been security for an A/B Mortgage Loan or Loan Pair, the portion of the amounts described above received with respect to such REO Property and allocable to the related A Note or Serviced Pari Passu
Mortgage Loan, as applicable, pursuant to the related Intercreditor Agreement or
Loan Pair Intercreditor Agreement, as applicable. With respect to any
Non-Serviced Mortgage Loan (if the applicable Non-Serviced Mortgage Loan Special
Servicer has foreclosed upon the Mortgaged Property secured by such Non-Serviced
Mortgage Loan Mortgage), the REO Income shall comprise only such portion of the foregoing that is allocable to the holder of such Non-Serviced Mortgage Loan, and with respect to the Mortgaged Property securing any Loan Pair or A/B
Mortgage Loan, only the portion of such amounts allocable to the holder of the related Serviced Pari Passu Mortgage or the related A Note, as applicable, shall be included in REO Income.

               "REO MORTGAGE LOAN" means a Mortgage Loan, a Serviced Companion
Mortgage Loan or a B Note as to which the related Mortgaged Property is an REO
Property.

               "REO PROPERTY" means a Mortgaged Property (or an interest
therein, if the Mortgaged Property securing any Loan Pair or the Mortgaged
Property securing an A/B Mortgage Loan has been acquired by the Trust) acquired by the Trust through foreclosure, deed-in-lieu of foreclosure, abandonment or reclamation from bankruptcy in connection with a Defaulted Mortgage Loan or otherwise treated as foreclosure property under the REMIC Provisions.

               "REPORT DATE" means the third Business Day before the related
Distribution Date.

               "REPURCHASED LOAN" has the meaning set forth in Section 2.3(a).

               "REQUEST FOR RELEASE" means a request for release of certain documents relating to the Mortgage Loans, a form of which is attached hereto as
Exhibit C.

               "REQUIRED APPRAISAL LOAN" means any Mortgage Loan, Loan Pair or B
Note as to which an Appraisal Event has occurred. A Mortgage Loan, Loan Pair or
B Note will cease to be a Required Appraisal Loan at such time as it is a
Rehabilitated Mortgage Loan.

               "RESERVE ACCOUNT" shall mean the Reserve Account maintained by the Paying Agent in accordance with the provisions of Section 5.3, which shall be an Eligible Account.

               "RESIDUAL CERTIFICATES" means, with respect to REMIC I, the Class
R-I Certificates, with respect to REMIC II, the Class R-II Certificates and with respect to REMIC III, the Class R-III Certificates.

               "RESPONSIBLE OFFICER" means, when used with respect to the initial Trustee or the Fiscal Agent, any officer assigned to the Asset-Backed
Securities Trust Services Group, or with respect to the Paying Agent, any officer assigned to the Corporate Trust Services Group, each with specific responsibilities for the matters contemplated by this Agreement and when used with respect to any successor Trustee, Fiscal Agent or Paying Agent, any Vice
President, Assistant Vice President, corporate trust officer or any assistant corporate trust officer or persons performing similar roles on behalf of the
Trustee, Fiscal Agent or Paying Agent.

                                      -70-

               "RESTRICTED SERVICER REPORTS" means the following reports in CMSA format (as in effect on the date hereof or as such formats may be changed from time to time by the CMSA) in, and containing substantially the information contemplated by, the forms attached hereto as part of Exhibit W prepared by the
Master Servicer (combining reports in such forms prepared by the Master Servicer and the Special Servicer (with respect to Specially Serviced Mortgage Loans and
REO Properties)): (i) a Comparative Financial Status Report; (ii) without duplication with Section 8.14, an NOI Adjustment Worksheet; (iii) without duplication with Section 8.14, a CMSA Operating Statement Analysis Report, (iv)
subject to Section 8.11(h), a CMSA Watch List, (v) a Property File, (vi) without duplication with Section 8.14, a Financial File, (vii) a CMSA Special Servicer
Loan File and (vii) a realized loss report substantially in the form included in
Exhibit W.

               "REVERSE SEQUENTIAL ORDER" means sequentially to the Class O,
Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E,
Class D, Class C, Class B and finally to the Class X and Class A Certificates, on a pro rata basis, as described herein.

               "RULE 144A" means Rule 144A under the 1933 Act.

               "RULE 144A-IAI GLOBAL CERTIFICATE" means, with respect to any
Class of Certificates offered and sold in reliance on Rule 144A or to certain
Institutional Accredited Investors, a single, permanent global Certificate, in definitive, fully registered form without interest coupons.

               "S&P" means Standard & Poor's Rating Services, a division of The
McGraw-Hill Companies, Inc., or its successor in interest.

               "SARBANES-OXLEY CERTIFICATION" has the meaning set forth in
Section 8.26(b).

               "SCHEDULED PAYMENT" means each scheduled payment of principal of, and/or interest on, a Mortgage Loan, a Serviced Companion Mortgage Loan or a B
Note required to be paid on its Due Date by the Mortgagor in accordance with the terms of the related Mortgage Note, Serviced Companion Mortgage Loan or B Note
(excluding all amounts of principal and interest which were due on or before the
Cut-Off Date, whenever received, and taking account of any modifications thereof and the effects of any Debt Service Reduction Amounts and Deficient Valuation
Amounts). Notwithstanding the foregoing, the amount of the Scheduled Payment for any Serviced Pari Passu Mortgage Loan or Serviced Companion Mortgage Loan or any
A Note or B Note shall be calculated without regard to the related Loan Pair
Intercreditor Agreement or the related Intercreditor Agreement, as applicable.

               "SCHEDULED PRINCIPAL BALANCE" means, with respect to any Mortgage
Loan, Serviced Companion Mortgage Loan, Loan Pair, B Note or REO Mortgage Loan,
for purposes of performing calculations with respect to any Distribution Date, the Principal Balance thereof minus the aggregate amount of any P&I Advances of principal previously made with respect to such Mortgage Loan, Serviced Companion
Mortgage Loan, Loan Pair, B Note or REO Mortgage Loan.

               "SELLER" means Principal, Wells Fargo, BSCMI or MSMC as the case may be.

               "SENIOR CERTIFICATES" means the Class A and Class X Certificates.

                                      -71-

               "SERVICED COMPANION MORTGAGE LOAN" means any and all mortgage loans that are serviced under this Agreement, are not "Mortgage Loans" included in the Trust, but are paid on a pari passu basis with a Mortgage Loan included in the Trust. There are no Serviced Pari Passu Mortgage Loans included in the
Trust, and therefore there are no Serviced Companion Mortgage Loans related to the Trust.

               "SERVICED COMPANION MORTGAGE LOAN CUSTODIAL ACCOUNT" means each of the custodial sub-account(s) of the Certificate Account (but which are not included in the Trust) created and maintained by the Master Servicer pursuant to
Section 5.1(c) on behalf of the holder of the related Serviced Companion
Mortgage Loan. Any such sub-account(s) shall be maintained as a sub-account of an Eligible Account.

               "SERVICED PARI PASSU MORTGAGE" means the Mortgage securing a
Serviced Pari Passu Mortgage Loan and its related Serviced Companion Mortgage
Loan secured by the related Mortgaged Property.

               "SERVICED PARI PASSU MORTGAGE LOAN" means a Mortgage Loan that is serviced under this Agreement, is a "Mortgage Loan" included in the Trust and is paid on a pari passu basis with a Serviced Companion Mortgage Loan. There are no
Serviced Pari Passu Mortgage Loans included in the Trust.

               "SERVICER ERRORS AND OMISSIONS INSURANCE POLICY" or "ERRORS AND
OMISSIONS INSURANCE POLICY" means an errors and omissions insurance policy maintained by the Master Servicer, the Special Servicer, the Trustee, the Fiscal
Agent or the Paying Agent, as the case may be, in accordance with Section 8.2,
Section 9.2 and Section 7.17, respectively.

               "SERVICER FIDELITY BOND" or "FIDELITY BOND" means a bond or insurance policy under which the insurer agrees to indemnify the Master
Servicer, the Special Servicer, the Trustee, the Fiscal Agent or the Paying
Agent, as the case may be, (subject to standard exclusions) for all losses (less any deductible) sustained as a result of any theft, embezzlement, fraud or other dishonest act on the part of the Master Servicer's, the Special Servicer's, the
Trustee's, the Fiscal Agent's or the Paying Agent's, as the case may be, directors, officers or employees and is maintained in accordance with Section
8.2, Section 9.2 and Section 7.17, respectively.

               "SERVICER MORTGAGE FILE" means copies of the mortgage documents listed in the definition of "Mortgage File" relating to a Mortgage Loan and shall also include, to the extent required to be (and actually) delivered to the applicable Seller pursuant to the applicable Mortgage Loan documents, copies of the following items: the Mortgage Note, any Mortgage, the Assignment of Leases
and the Assignment of Mortgage, any guaranty/indemnity agreement, any loan agreement, any insurance policies or certificates (as applicable), any property inspection reports, any financial statements on the property, any escrow analysis, any tax bills, any Appraisal, any environmental report, any engineering report, any asset summary, financial information on the
Mortgagor/sponsor and any guarantors, any letters of credit, any intercreditor agreement and any Environmental Insurance Policies.

               "SERVICING ADVANCE" means any cost or expense of the Master
Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as the case may be, designated as a Servicing

                                      -72-

Advance pursuant to this Agreement and any other costs and expenses incurred by the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as
the case may be, to protect and preserve the security for such Mortgage Loan and/or (if applicable) the related Serviced Companion Mortgage Loan or B Note.

               "SERVICING OFFICER" means, any officer or employee of the Master
Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans, any Serviced Companion Mortgage Loan and any B Note whose name and specimen signature appear on a list of servicing officers or employees furnished to the Trustee by the Master Servicer and signed by an officer of the
Master Servicer, as such list may from time to time be amended.

               "SERVICING STANDARD" means, with respect to the Master Servicer or the Special Servicer, as the case may be, to service and administer the
Mortgage Loans (and any Serviced Companion Mortgage Loan and B Note but not any
Non-Serviced Mortgage Loan) that it is obligated to service and administer pursuant to this Agreement on behalf of the Trustee and in the best interests of and for the benefit of the Certificateholders (and in the case of any Serviced
Companion Mortgage Loan or B Note, the related holder of the Serviced Companion
Mortgage Loan or B Note, as applicable) as a collective whole (as determined by the Master Servicer or the Special Servicer, as the case may be, in its good faith and reasonable judgment), in accordance with applicable law, the terms of this Agreement and the terms of the respective Mortgage Loans, any Serviced
Companion Mortgage Loan and any B Note (and, in the case of any Loan Pair or any
A Note and B Note, the related Loan Pair Intercreditor Agreement or the related
Intercreditor Agreement, as applicable) and, to the extent consistent with the foregoing, further as follows:

               (a) with the same care, skill and diligence as is normal and usual in its general mortgage servicing and REO property management activities on behalf of third parties or on behalf of itself, whichever is higher, with respect to mortgage loans and REO properties that are comparable to those for which it is responsible hereunder;

               (b) with a view to the timely collection of all scheduled
payments of principal and interest under the Mortgage Loans, any Serviced
Companion Mortgage Loan and any B Note or, if a Mortgage Loan, any Serviced
Companion Mortgage Loan or any B Note comes into and continues in default and if, in the good faith and reasonable judgment of the Special Servicer, no satisfactory arrangements can be made for the collection of the delinquent payments, the maximization of the recovery of principal and interest on such
Mortgage Loan to the Certificateholders (as a collective whole) (or in the case of any A/B Mortgage Loan and its related B Note or any Loan Pair, the maximization of recovery on such A/B Mortgage Loan or Loan Pair, as applicable, to the Certificateholders and the holder of the related B Note or Serviced
Companion Mortgage Loan, as applicable, all taken as a collective whole) on a present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders to be performed at the related REMIC
I Net Mortgage Rate, in the case of the Mortgage Loans (other than any A Note or
Serviced Pari Passu Mortgage Loan) or the weighted average of the mortgage rates on the related A Note and B Note, in the case of any A/B Mortgage Loan, and on the related Serviced Pari Passu Mortgage Loan and Serviced Companion Mortgage
Loan in the case of any Loan Pair); and without regard to: (I) any other relationship that the Master Servicer or the Special Servicer, as the case may be, or any Affiliate thereof may

                                      -73-

have with the related Mortgagor; (II) the ownership of any Certificate or any interest in any Non-Serviced Companion Mortgage Loan, Serviced Companion
Mortgage Loan, B Note or any mezzanine loan related to a Mortgage Loan by the
Master Servicer or the Special Servicer, as the case may be, or any Affiliate thereof; (III) the Master Servicer's obligation to make Advances; (IV) the right of the Master Servicer (or any Affiliate thereof) or the Special Servicer (or any Affiliate thereof), as the case may be, to receive reimbursement of costs, or the sufficiency of any compensation payable to it, hereunder or with respect to any particular transaction and (V) any obligation of the Master Servicer (or any Affiliate thereof) to repurchase any Mortgage Loan from the Trust.

               "SERVICING TRANSFER EVENT" means the occurrence of any of the following events: (i) any Mortgage Loan (other than a Non-Serviced Mortgage
Loan), Serviced Companion Mortgage Loan or B Note as to which a Balloon Payment is past due, and the Master Servicer has determined, in its good faith reasonable judgment in accordance with the Servicing Standard, that payment is unlikely to be made on or before the 60th day succeeding the date the Balloon
Payment was due, or any other payment is more than 60 days past due or has not been made on or before the second Due Date following the Due Date such payment was due; (ii) any Mortgage Loan (other than a Non-Serviced Mortgage Loan),
Serviced Companion Mortgage Loan or B Note as to which, to the Master Servicer's knowledge, the Mortgagor has consented to the appointment of a receiver or conservator in any insolvency or similar proceeding of, or relating to, such
Mortgagor or to all or substantially all of its property, or the Mortgagor has become the subject of a decree or order issued under a bankruptcy, insolvency or similar law and such decree or order shall have remained undischarged or unstayed for a period of 30 days; (iii) any Mortgage Loan (other than a
Non-Serviced Mortgage Loan), Serviced Companion Mortgage Loan or B Note as to
which the Master Servicer shall have received notice of the foreclosure or proposed foreclosure of any other lien on the Mortgaged Property; (iv) any
Mortgage Loan (other than a Non-Serviced Mortgage Loan), Serviced Companion
Mortgage Loan or B Note as to which the Master Servicer has knowledge of a default (other than a failure by the related Mortgagor to pay principal or interest) which in the good faith reasonable judgment of the Master Servicer materially and adversely affects the interests of the Certificateholders or the holder of any related Serviced Companion Mortgage Loan or B Note and which has occurred and remains unremedied for the applicable grace period specified in such Mortgage Loan (or, if no grace period is specified, 60 days); (v) any
Mortgage Loan (other than a Non-Serviced Mortgage Loan), Serviced Companion
Mortgage Loan or B Note as to which the Mortgagor admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors or voluntarily suspends payment of its obligations; (vi) any Mortgage Loan (other than a Non-Serviced Mortgage
Loan), Serviced Companion Mortgage Loan or B Note as to which, in the good faith reasonable judgment of the Master Servicer, (a) (other than with respect to any
A/B Mortgage Loan) a payment default is imminent or is likely to occur within 60 days, or (b) any other default is imminent or is likely to occur within 60 days and such default, in the judgment of the Master Servicer, is reasonably likely to materially and adversely affect the interests of the Certificateholders or the holder of any related Serviced Companion Mortgage Loan or B Note (as the case may be); and (vii) with respect to any A/B Mortgage Loan, if the holder of the B Note chooses not to cure a monetary default that is permitted to be cured under the related Intercreditor Agreement, the Business Day following the expiration of the Cure Period (as defined in the related Intercreditor
Agreement) that commences one month after such monetary default; provided, however, that (1) if the holder of the B Note exercised its

                                      -74-

right to cure a monetary default and a monetary default occurs in the following month due to the holder of the B Note's failure to cure, then servicing of such
Mortgage Loan shall be transferred to the Special Servicer on the Business Day following the expiration of the Cure Period (as defined in the related
Intercreditor Agreement) of the holder of the B Note if the holder of the B Note does not cure the current monetary default or (2) if the holder of the B Note has exercised its right to cure three consecutive monetary defaults and a monetary default occurs in the following month, then servicing of such Mortgage
Loan shall be transferred to the Special Servicer at the expiration of the
Mortgagor's grace period for the current monetary default. If a Servicing
Transfer Event occurs with respect to an A Note, it shall be deemed to have occurred also with respect to its related B Note. If a Servicing Transfer Event occurs with respect to a B Note, it shall be deemed to have occurred also with respect to its related A Note. However, if a Servicing Transfer Event has not
occurred with respect to an A Note solely due to the holder of the related B
Note exercising its cure rights under the related Intercreditor Agreement, then a Servicing Transfer Event will not occur with respect to such B Note. If a
Servicing Transfer Event occurs with respect to any Serviced Pari Passu Mortgage
Loan, it shall be deemed to have occurred also with respect to the related
Serviced Companion Mortgage Loan. If a Servicing Transfer Event occurs with respect to any Serviced Companion Mortgage Loan, it shall be deemed to have occurred also with respect to the related Serviced Pari Passu Mortgage Loan.
Under the applicable Non-Serviced Mortgage Loan Pooling and Servicing Agreement,
if a Servicing Transfer Event occurs with respect to any Non-Serviced Companion
Mortgage Loan, it shall be deemed to have occurred also with respect to the related Non-Serviced Mortgage Loan.

               "SIMILAR LAWS" has the meaning set forth in Section 3.3(d).

               "SINGLE-PURPOSE ENTITY" means a Person, other than an individual, whose organizational documents provide substantially to the effect that it is formed or organized solely for the purpose of owning and collecting payments from Defeasance Collateral for the benefit of the Trust and which (i) does not engage in any business unrelated thereto and the financing thereof; (ii) does not have any assets other than those related to its interest in Defeasance
Collateral; (iii) maintains its own books, records and accounts, in each case which are separate and apart from the books, records and accounts of any other
Person; (iv) conducts business in its own name and uses separate stationery, invoices and checks; (v) does not guarantee or assume the debts or obligations of any other Person; (vi) does not commingle its assets or funds with those of any other Person; (vii) transacts business with affiliates on an arm's length basis pursuant to written agreements; and (viii) holds itself out as being a legal entity, separate and apart from any other Person, and otherwise complies with the single-purpose requirements established by the Rating Agencies. The entity's organizational documents also provide that any dissolution and winding up or insolvency filing for such entity requires the unanimous consent of all partners or members, as applicable, and that such documents may not be amended with respect to the Single-Purpose Entity requirements.

               "SPECIAL SERVICER" means ARCap Servicing, Inc., or any successor
Special Servicer as herein provided, including without limitation, any successor
Special Servicer appointed pursuant to Section 9.39 hereof.

               "SPECIAL SERVICER COMPENSATION" means, with respect to any applicable period, the sum of the Special Servicing Fees, the Liquidation Fees
and Work-Out Fees and any other amounts to be paid to the Special Servicer pursuant to the terms of this Agreement.

                                      -75-

               "SPECIAL SERVICER REMITTANCE DATE" means the Business Day
preceding each Determination Date.

               "SPECIAL SERVICING FEE" means, for each calendar month, as to each Mortgage Loan (other than any Non-Serviced Mortgage Loan), Serviced
Companion Mortgage Loan or B Note that is a Specially Serviced Mortgage Loan
(including REO Mortgage Loans), the fraction or portion of the Special Servicing
Fee Rate applicable to such month (determined using the same interest accrual methodology that is applied with respect to the Mortgage Rate for such Mortgage
Loan, Serviced Companion Mortgage Loan or B Note for such month) multiplied by the Scheduled Principal Balance of such Specially Serviced Mortgage Loan immediately before the Due Date occurring in such month.

               "SPECIAL SERVICING FEE RATE" means 0.25% per annum.

               "SPECIAL SERVICING OFFICER" means any officer or employee of the
Special Servicer involved in, or responsible for, the administration and servicing of the Specially Serviced Mortgage Loans whose name and specimen signature appear on a list of servicing officers or employees furnished to the
Trustee, the Paying Agent and the Master Servicer by the Special Servicer signed by an officer of the Special Servicer, as such list may from time to time be amended.

               "SPECIALLY SERVICED MORTGAGE LOAN" means, as of any date of determination, any Mortgage Loan (other than any Non-Serviced Mortgage Loan),
Serviced Companion Mortgage Loan or B Note with respect to which the Master
Servicer has notified the Special Servicer, the Operating Adviser and the
Trustee that a Servicing Transfer Event has occurred (which notice shall be effective upon receipt) and the Special Servicer has received all information, documents and records relating to such Mortgage Loan, Serviced Companion
Mortgage Loan or B Note as reasonably requested by the Special Servicer to enable it to assume its duties with respect to such Mortgage Loan, Serviced
Companion Mortgage Loan or B Note. A Specially Serviced Mortgage Loan shall cease to be a Specially Serviced Mortgage Loan from and after the date on which the Special Servicer notifies the Master Servicer, the Operating Adviser, the
Paying Agent and the Trustee, in accordance with Section 8.1(b), that such
Mortgage Loan (and the related B Note in the case of an A/B Mortgage Loan, and the related Serviced Companion Mortgage Loan in the case of a Loan Pair) has become a Rehabilitated Mortgage Loan (and, in the case of an A Note (or B Note)
that is or was a Specially Serviced Mortgage Loan, its related B Note (or A
Note) has also become a Rehabilitated Mortgage Loan and, in the case of a
Serviced Pari Passu Mortgage Loan (or Serviced Companion Mortgage Loan) that is or was a Specially Serviced Mortgage Loan, its related Serviced Companion
Mortgage Loan (or Serviced Pari Passu Mortgage Loan) has also become a
Rehabilitated Mortgage Loan), with respect to such Servicing Transfer Event, unless and until the Master Servicer notifies the Special Servicer, the Paying
Agent and the Trustee, in accordance with Section 8.1(b) that another Servicing
Transfer Event with respect to such Mortgage Loan, Serviced Companion Mortgage
Loan or B Note exists or occurs.

               "STANDARD HAZARD INSURANCE POLICY" means a fire and casualty extended coverage insurance policy in such amount and with such coverage as required by this Agreement.

                                      -76-

               "STARTUP DAY" means, with respect to each of REMIC I, REMIC II and REMIC III, the day designated as such in Section 12.1(b).

               "SUB-SERVICER" has the meaning set forth in Section 8.4.

               "SUBORDINATE CERTIFICATES" means, collectively, the Class B,
Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L,
Class M, Class N and Class O Certificates.

               "SUCCESSFUL BIDDER" has the meaning set forth in Section 8.29(d)
or Section 9.31(d), as applicable.

               "TAX MATTERS PERSON" means the person designated as the "tax matters person" of each REMIC Pool pursuant to Treasury Regulations Section
1.860F-4(d) and temporary Treasury Regulations Section 301.6231(a)(7)-1T.

               "TERMINATION PRICE" has the meaning set forth in Section 10.1(b).

               "TITLE INSURANCE POLICY" means a title insurance policy
maintained with respect to a Mortgage Loan issued on the date of origination of the related Mortgage Loan.

               "TRANSFER" means any direct or indirect transfer, sale, pledge, hypothecation, or other form of assignment of any Ownership Interest in a
Certificate.

               "TRANSFEREE" means any Person who is acquiring by Transfer any
Ownership Interest in a Certificate.

               "TRANSFEROR" means any Person who is disposing by Transfer any
Ownership Interest in a Certificate.

               "TRUST" means the trust created pursuant to this Agreement, the assets which consist of all the assets of REMIC I (including the Mortgage
Loans), such amounts related thereto as shall from time to time be held in the
Certificate Account, the Distribution Account, the Interest Reserve Account, the
Insurance Policies, any REO Properties or beneficial interests therein and other items referred to in Section 2.1(a) hereof), REMIC II and REMIC III. The Trust shall not include any Non-Serviced Companion Mortgage Loan, any B Note, any
interest of the holders of a B Note, any A/B Loan Custodial Account or any
Serviced Companion Mortgage Loan, any interest of the holders of a Serviced
Companion Mortgage Loan or any Serviced Companion Mortgage Loan Custodial
Account.

               "TRUSTEE" means LaSalle Bank National Association, as trustee, or its successor-in-interest, or if any successor trustee, or any co-trustee shall be appointed as herein provided, then "Trustee" shall also mean such successor trustee (subject to Section 7.7 hereof) and such co-trustee (subject to Section
7.9 hereof), as the case may be.

               "TRUSTEE FEE" means for each calendar month, as to each Mortgage
Loan (including REO Mortgage Loans and Defeasance Loans), the portion of the
Trustee Fee Rate applicable to such month (determined using the same interest accrual methodology (other than the rate of accrual) that is applied with respect to the Mortgage Rate for such Mortgage Loan for

                                      -77-

such month) multiplied by the Scheduled Principal Balance of each such Mortgage
Loan immediately before the Due Date occurring in such month; provided that a portion of the Trustee Fee agreed upon between the Trustee and the Paying Agent shall be applied to pay the Paying Agent Fee.

               "TRUSTEE FEE RATE" means 0.0029% per annum (which includes the
Paying Agent Fee).

               "TRUSTEE MORTGAGE FILE" means the mortgage documents listed in the definition of "Mortgage File" hereof pertaining to a particular Mortgage
Loan (and, if applicable, the related Serviced Companion Mortgage Loan and the related B Note) and any additional documents required to be added to the
Mortgage File pursuant to this Agreement; provided that whenever the term
"Trustee Mortgage File" is used to refer to documents actually received by the
Trustee or a Custodian on its behalf, such terms shall not be deemed to include such documents required to be included therein unless they are actually so received.

               "UNDERWRITER" means each of Morgan Stanley & Co. Incorporated,
Bear, Stearns & Co. Inc., Goldman, Sachs & Co. and Wells Fargo Brokerage
Services, LLC or its successors in interest.

               "UNITED STATES TAX PERSON" means any of (i) a citizen or resident of the United States, (ii) corporation or partnership organized in or under the laws of the United States, any State thereof or the District of Columbia, (iii)
an estate the income of which is includible in gross income for United States tax purposes, regardless of its source or (iv) a trust if a court within the
United States is able to exercise primary supervision over the administration of such trust, and one or more United States Tax Persons has the authority to control all substantial decisions of such trust.

               "UNLIQUIDATED ADVANCE" means any Advance previously made by a party hereto that has been previously reimbursed to the Person that made the
Advance by the Trust Fund as part of a Workout-Delayed Reimbursement Amount pursuant to subsection (iii) of Section 5.2(a)(II), but that has not been recovered from the Mortgagor or otherwise from collections on or the proceeds of the Mortgage Loan or REO Property in respect of which the Advance was made.

               "UNPAID INTEREST" means, on any Distribution Date with respect to any Class of Interests or Certificates (other than the Residual Certificates), the portion of Distributable Certificate Interest for such Class remaining unpaid as of the close of business on the preceding Distribution Date, plus one month's interest thereon at the applicable Pass-Through Rate.

               "UNRESTRICTED SERVICER REPORTS" means the following reports in
CMSA format (as in effect on the date hereof or as such formats may be changed from time to time by the CMSA) in, and containing substantially the information contemplated by, the forms attached hereto as part of Exhibit X prepared by the
Master Servicer (combining reports in such forms prepared by the Master Servicer and the Special Servicer (with respect to Specially Serviced Mortgaged Loans and
REO Properties)): (a) the following electronic files; (i) a Loan Setup File
(with respect to the initial Distribution Date only); and (ii) a Loan Periodic
Update File; and (b) the following supplemental reports: (i) a Delinquent Loan
Status Report, (ii) an Historical Loan

                                      -78-

Modification Report, (iii) an Historical Liquidation Report, (iv) an REO Status
Report, and (v) a CMSA Loan Level Reserve/LOC Report.

               "USAP" shall have the meaning set forth in Section 8.13.

               "WEIGHTED AVERAGE REMIC I NET MORTGAGE RATE" means, with respect to any Distribution Date, the weighted average of the REMIC I Net Mortgage Rates for the REMIC I Regular Interests, weighted on the basis of their respective
Certificate Balances as of the close of business on the preceding Distribution
Date.

               "WELLS FARGO" has the meaning set forth in the Preliminary
Statement hereto.

               "WELLS FARGO LOANS" means, collectively, those Mortgage Loans sold to the Depositor pursuant to Mortgage Loan Purchase Agreement II and shown on Schedule II hereto.

               "WORKOUT-DELAYED REIMBURSEMENT AMOUNT" has the meaning set forth in subsection (II)(A) of Section 5.2(a).

               "WORK-OUT FEE" means a fee payable with respect to any
Rehabilitated Mortgage Loan (other than any Non-Serviced Mortgage Loan),
Serviced Companion Mortgage Loan or B Note, equal to the product of (x) 1.0% and
(y) the amount of each collection of interest (other than default interest) and principal received (including any Condemnation Proceeds received and applied as a collection of such interest and principal) on such Mortgage Loan, Serviced
Companion Mortgage Loan or B Note for so long as it remains a Rehabilitated
Mortgage Loan.

               SECTION 1.2 CALCULATIONS RESPECTING MORTGAGE LOANS. (a)
Calculations required to be made by the Paying Agent pursuant to this Agreement with respect to any Mortgage Loan, Serviced Companion Mortgage Loan or B Note
shall be made based upon current information as to the terms of such Mortgage
Loan, Serviced Companion Mortgage Loan and B Note and reports of payments received from the Master Servicer on such Mortgage Loan, Serviced Companion
Mortgage Loan and B Note and payments to be made to the Paying Agent as supplied to the Paying Agent by the Master Servicer. The Paying Agent shall not be required to recompute, verify or recalculate the information supplied to it by the Master Servicer and may conclusively rely upon such information in making such calculations. If, however, a Responsible Officer of the Paying Agent has actual knowledge of an error in the calculations, the Paying Agent shall inform the Master Servicer of such error.

               (b) Unless otherwise required by law or the applicable Mortgage
Loan, Serviced Companion Mortgage Loan or B Note documents (or the related
Intercreditor Agreement or related Loan Pair Intercreditor Agreement, as applicable), or as otherwise provided for in the definition of Liquidation
Realized Loss, any amounts (other than escrow and reserve deposits and reimbursements of lender advances and expenses) received in respect of a
Mortgage Loan, a Serviced Companion Mortgage Loan or a B Note as to which a default has occurred and is continuing shall be applied first to overdue interest due with respect to such Mortgage Loan, Serviced Companion Mortgage
Loan or B Note at the Mortgage Rate thereof, next to current interest due with respect to such Mortgage Loan, Serviced Companion Mortgage Loan or B Note at the
Mortgage Rate thereof, next to the reduction of the Principal Balance of such
Mortgage Loan, Serviced Companion Mortgage Loan or B Note to zero if such
Mortgage Loan, Serviced

                                      -79-

Companion Mortgage Loan or B Note has been accelerated and in respect of any scheduled payments of principal then due to the extent that such Mortgage Loan,
Serviced Companion Mortgage Loan or B Note has not yet been accelerated, next to any default interest and other amounts due on such Mortgage Loan, Serviced
Companion Mortgage Loan or B Note and finally to Late Fees due with respect to such Mortgage Loan, Serviced Companion Mortgage Loan or B Note. The foregoing allocations are intended to govern loan level allocations but shall not govern allocations of such amounts at the trust level for the purpose of determining
Principal Distribution Amounts or Distributable Certificate Interest.

               SECTION 1.3 CALCULATIONS RESPECTING ACCRUED INTEREST. Accrued
interest on any Certificate shall be calculated based upon a 360-day year consisting of twelve 30-day months and Pass-Through Rates shall be carried out to eight decimal places, rounded if necessary. All dollar amounts calculated hereunder shall be rounded to the nearest penny.

               SECTION 1.4 INTERPRETATION.

               (a) Whenever the Agreement refers to a Distribution Date and a
"related" Collection Period, Interest Accrual Period, Record Date, Due Date,
Report Date, Monthly Certificateholders Report, Special Servicer Remittance
Date, Master Servicer Remittance Date or Determination Date, such reference shall be to the Collection Period, Interest Accrual Period, Record Date, Due
Date, Report Date, Special Servicer Remittance Date, Master Servicer Remittance
Date or Determination Date, as applicable, immediately preceding such
Distribution Date.

               (b) As used herein and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in Section
1.1 shall have the respective meanings given to them under generally accepted accounting principles or regulatory accounting principles, as applicable.

               (c) The words "hereof," "herein" and "hereunder," and words of similar import, when used in this Agreement, shall refer to this agreement as a whole and not to any particular provision of this Agreement, and references to
Sections, Schedules and Exhibits contained in this Agreement are references to
Sections, Schedules and Exhibits in or to this Agreement unless otherwise specified.

               (d) Whenever a term is defined herein, the definition ascribed to such term shall be equally applicable to both the singular and plural forms of such term and to masculine, feminine and neuter genders of such term.

               (e) This Agreement is the result of arm's-length negotiations between the parties and has been reviewed by each party hereto and its counsel.
Each party agrees that any ambiguity in this Agreement shall not be interpreted against the party drafting the particular clause which is in question.

               SECTION 1.5 RESERVED.

               SECTION 1.6 CERTAIN MATTERS WITH RESPECT TO LOAN PAIRS AND A/B
MORTGAGE LOANS.

                                      -80-

               (a) The parties hereto acknowledge that, pursuant to the related
Loan Pair Intercreditor Agreement or the related Intercreditor Agreement, if a
Serviced Pari Passu Mortgage Loan or B Note, as applicable, is no longer part of the Trust Fund, the new holder of such Serviced Pari Passu Mortgage Loan or B
Note, as applicable, shall negotiate one or more new servicing agreements with the Master Servicer and the Special Servicer, provided that, prior to entering into any such new servicing agreement, the new holder of such Serviced Pari
Passu Mortgage Loan or B Note, as applicable, shall obtain and provide to the holder of the related Serviced Companion Mortgage Loan and/or B Note written confirmation from each rating agency then rating any securitization relating to such Serviced Companion Mortgage Loan and/or B Note providing that such new servicing agreement will not result in the downgrade, qualification or withdrawal of its then-current ratings of any securities issued in such securitization; provided, that prior to such time the Master Servicer and the
Special Servicer shall continue to service the related Loan Pair and/or A/B
Mortgage Loan to the extent provided in the related Loan Pair Intercreditor
Agreement or the related Intercreditor Agreement, as applicable.

               (b) For the avoidance of doubt and subject to subsection (a)
above, the parties acknowledge that the rights and duties of each of the Master
Servicer and the Special Servicer under Article VIII and Article IX and the obligation of the Master Servicer to make Advances, insofar as such rights, duties and obligations relate to any A/B Mortgage Loan (including both the related A Note and the related B Note) or Loan Pair, shall terminate upon the earliest to occur of the following with respect to such A/B Mortgage Loan or
Loan Pair, as the case may be: (i) any repurchase of or substitution for the related A Note or Serviced Pari Passu Mortgage Loan by the applicable Seller pursuant to Section 2.3, (ii) any purchase of the related A Note by the owner of the related B Note pursuant to the terms of the related Intercreditor Agreement and (iii) any payment in full of any and all amounts due (or deemed due) under the related A Note or Serviced Pari Passu Mortgage Loan (or its successor REO
Mortgage Loan) (including amounts to which the holder of such A Note or Serviced
Pari Passu Mortgage Loan is entitled under the related Intercreditor Agreement or related Loan Pair Intercreditor Agreement), as applicable; provided, however, that this statement shall not limit (A) the duty of the Master Servicer or the
Special Servicer to deliver or make available the reports otherwise required of it hereunder with respect to the Collection Period in which such event occurs or
(B) the rights of the Master Servicer or the Special Servicer that may otherwise accrue or arise in connection with the performance of its duties hereunder with respect to such A/B Mortgage Loan or Loan Pair prior to the date on which such event occurs.

               (c) In connection with any purchase described in clause (ii) of subsection (b) or an event described in clause (iii) of subsection (b), the
Trustee, the Master Servicer and the Special Servicer shall each tender to (in the case of a purchase under such clause (ii)) the related purchaser (provided that the related purchaser shall have paid the full amount of the applicable purchase price) or (in the case of such clause (iii)) to the holder of the related Serviced Companion Mortgage Loan or B Note (if then still outstanding), upon delivery to them of a receipt executed by such purchaser or holder, all portions of the Mortgage File and other documents pertaining to such Loan Pair or A/B Mortgage Loan, as applicable, possessed by it, and each document that constitutes a part of the Mortgage File shall be endorsed or assigned to the extent necessary or appropriate to such purchaser or holder (or the designee of such purchaser or holder) in the same manner, and pursuant to appropriate forms of assignment, substantially similar to the manner and forms pursuant to which documents were previously assigned to the Trustee by the related Seller, but in any event, without recourse, representation or

                                      -81-

warranty; provided that such tender by the Trustee shall be conditioned upon its receipt from the Master Servicer of a Request for Release. The Master Servicer
shall, and is also hereby authorized and empowered by the Trustee to, convey to such purchaser or such holder any deposits then held in an Escrow Account relating to the applicable A/B Mortgage Loan or Loan Pair. If a Serviced Pari
Passu Mortgage Loan and the related Serviced Companion Mortgage Loan or an A
Note and the related B Note under the applicable Mortgage Loan are then REO
Mortgage Loans, then the Special Servicer shall, and is also hereby authorized and empowered by the Trustee to, convey to such purchaser or such holder, in each case, to the extent not needed to pay or reimburse the Master Servicer, the
Special Servicer, the Trustee or the Fiscal Agent in accordance with this
Agreement, deposits then held in the REO Account insofar as they relate to the related REO Property.

               (d) If an expense under this Agreement relates, in the reasonable judgment of the Master Servicer, the Special Servicer, the Trustee or the Paying
Agent, as applicable, primarily to the administration of the Trust Fund or any
REMIC formed hereunder or to any determination respecting the amount, payment or avoidance of any tax under the REMIC Provisions or the actual payment of any
REMIC tax or expense with respect to any REMIC formed hereunder, then such expense shall not be allocated to, deducted or reimbursed from, or otherwise charged against the holder of any Serviced Companion Mortgage Loan or B Note and such holder shall not suffer any adverse consequences as a result of the payment of such expense.

                                   ARTICLE II

                              DECLARATION OF TRUST;
                            ISSUANCES OF CERTIFICATES

               SECTION 2.1 CONVEYANCE OF MORTGAGE LOANS.

               (a) Effective as of the Closing Date, the Depositor does hereby assign in trust to the Trustee, without recourse, for the benefit of the
Certificateholders all the right, title and interest of the Depositor, in, to and under (i) the Mortgage Loans identified on the Mortgage Loan Schedule including the related Mortgage Notes, Mortgages, security agreements and title, hazard and other insurance policies, including all Qualifying Substitute
Mortgage Loans, all distributions with respect thereto payable after the Cut-Off
Date, the Mortgage File and all rights, if any, of the Depositor in the
Distribution Account, all REO Accounts, the Certificate Account, the Reserve
Account and the Interest Reserve Account, (ii) the Depositor's rights under each
Mortgage Loan Purchase Agreement that are permitted to be assigned to the
Trustee pursuant to Section 14 thereof, (iii) the Initial Deposit, (iv) the
Depositor's rights under any Intercreditor Agreement, Loan Pair Intercreditor
Agreement, Non-Serviced Mortgage Loan Intercreditor Agreement and the related
Non-Serviced Mortgage Loan Pooling and Servicing Agreement with respect to any
Non-Serviced Mortgage Loan and (v) all other assets included or to be included in REMIC I for the benefit of REMIC II and REMIC III. Such assignment includes all interest and principal received or receivable on or with respect to the
Mortgage Loans and due after the Cut-Off Date. The transfer of the Mortgage
Loans and the related rights and property accomplished hereby is absolute and is intended by the parties to constitute a sale. In connection with the initial sale of the Certificates by the Depositor, the purchase price to be paid includes a portion attributable to interest accruing on the Certificates from and after the Cut-Off Date. The transfer

                                      -82-

and assignment of any Non-Serviced Mortgage Loan to the Trustee and the right to service such Mortgage Loans are subject to the terms and conditions of the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement and the
related Non-Serviced Mortgage Loan Intercreditor Agreement, and the Trustee, by
the execution and delivery of this Agreement, hereby agrees that such Mortgage
Loans remain subject to the terms of each Non-Serviced Mortgage Loan
Intercreditor Agreement and, with respect to each Serviced Pari Passu Mortgage
Loan and Serviced Companion Mortgage Loan, each Loan Pair Intercreditor
Agreement.

               (b) In connection with the Depositor's assignment pursuant to
Section 2.1(a) above, the Depositor shall direct, and hereby represents and warrants that it has directed, each Seller pursuant to the applicable Mortgage
Loan Purchase Agreement to deliver to and deposit with, or cause to be delivered to and deposited with, the Trustee or a Custodian appointed hereunder, on or before the Closing Date, the Mortgage Note for each Mortgage Loan so assigned, endorsed to the Trustee as specified in clause (i) of the definition of
"Mortgage File." Each Seller is required, pursuant to the applicable Mortgage
Loan Purchase Agreement, to deliver to the Trustee the remaining documents constituting the Mortgage File for each Mortgage Loan within the time period set forth therein. None of the Trustee, the Fiscal Agent, the Paying Agent, any
Custodian, the Master Servicer or the Special Servicer shall be liable for any failure by any Seller or the Depositor to comply with the document delivery requirements of the Mortgage Loan Purchase Agreements and this Section 2.1(b).

               (c) The applicable Seller shall, at the expense of such Seller as to each of its respective Mortgage Loans, promptly (and in any event within 45 days following the receipt thereof) cause to be submitted for recording or filing (except with respect to any Mortgage that has been recorded in the name of MERS or its designees), as the case may be, in the appropriate public office for real property records or UCC financing statements, as appropriate, each assignment to the Trustee referred to in clauses (iv), (vi)(B) and (ix)(B) of the definition of "Mortgage File;" provided, if the related Mortgage and UCC financing statements have been recorded in the name of MERS or its designee, no such assignments will be required to be submitted for recording or filing and instead, the applicable Seller has agreed in the applicable Mortgage Loan
Purchase Agreement to take all actions as are necessary to cause the Trustee to be shown as, and the Trustee shall take all actions necessary to confirm that it is shown as, the owner of the related Mortgage on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS. Each such assignment shall reflect that it should be returned by the public recording office to the Trustee following recording or filing; provided that in those instances where the public recording office retains the original Assignment of Mortgage, assignment of Assignment of Leases or assignment of UCC financing statements, the applicable Seller shall obtain therefrom a certified copy of the recorded original. The applicable Seller shall forward copies thereof to the Trustee and the Special Servicer and, if recorded in the name of MERS, shall deliver to the Special Servicer evidence confirming that the Trustee is shown as the owner on the record of MERS. If any such document or instrument is lost or returned unrecorded or unfiled, as the case may be, because of a defect therein, the applicable Seller shall, pursuant to the applicable Mortgage Loan Purchase Agreement, promptly prepare or cause to be prepared a substitute therefor or cure such defect, as the case may be, and thereafter the applicable Seller shall upon receipt thereof cause the same to be duly recorded or filed, as appropriate. After the applicable Seller has caused the Trustee to be identified on the records of MERS as the owner of a Mortgage, it shall be the sole responsibility of the Master Servicer to ensure that subsequent relevant events relating to the Mortgage (as, for

                                      -83-

example, assumptions and partial releases) are properly registered with MERS throughout the term of the related Mortgage Loan for so long as the Mortgage
Loan is an asset of the Trust.

               The parties acknowledge the obligation of each Seller pursuant to
Section 2 of the related Mortgage Loan Purchase Agreement to deliver to the
Trustee, on or before the fifth Business Day after the Closing Date, five limited powers of attorney substantially in the form attached as Exhibit C to the Primary Servicing Agreement in favor of the Trustee and the Special Servicer to empower the Trustee and, in the event of the failure or incapacity of the
Trustee, the Special Servicer, to submit for recording, at the expense of the applicable Seller, any mortgage loan documents required to be recorded as described in the preceding paragraph and any intervening assignments with evidence of recording thereon that are required to be included in the Mortgage
Files (so long as original counterparts have previously been delivered to the
Trustee). The Sellers agree to reasonably cooperate with the Trustee and the
Special Servicer in connection with any additional powers of attorney or revisions thereto that are requested by such parties for purposes of such recordation. The Trustee and each other party hereto agrees that no such power of attorney shall be used with respect to any Mortgage Loan by or under authorization by any party hereto except to the extent that the absence of a document described in the second preceding sentence with respect to such
Mortgage Loan remains unremedied as of the earlier of (i) the date that is 180 days following the delivery of notice of such absence to the related Seller, but in no event earlier than 18 months from the Closing Date, and (ii) the date (if any) on which such Mortgage Loan becomes a Specially Serviced Mortgage Loan. The
Trustee shall submit such documents for recording, at the related Seller's expense, after the periods set forth above; provided, however, the Trustee shall not submit such assignments for recording if the applicable Seller produces evidence that it has sent any such assignment for recording and certifies that it is awaiting its return from the applicable recording office.

               (d) All relevant servicing or loan documents and records in the possession of the Depositor or the Sellers that relate to the Mortgage Loans,
Serviced Companion Mortgage Loans or B Notes and that are not required to be a part of a Mortgage File in accordance with the definition thereof shall be delivered to the Master Servicer or the Primary Servicer on its behalf, on or before the date that is 45 days following the Closing Date and shall be held by the Master Servicer or the Primary Servicer on behalf of the Trustee in trust for the benefit of the Certificateholders. To the extent delivered to the Master
Servicer or the Primary Servicer by the related Seller, the Servicer Mortgage
File, will include, to the extent required to be (and actually) delivered to the applicable Seller pursuant to the applicable Mortgage Loan documents, copies of the following items: the Mortgage Note, any Mortgage, the Assignment of Leases
and the Assignment of Mortgage, any guaranty/indemnity agreement, any loan agreement, the insurance policies or certificates (as applicable), the property inspection reports, any financial statements on the property, any escrow analysis, the tax bills, the Appraisal, the environmental report, the engineering report, the asset summary, financial information on the
Mortgagor/sponsor and any guarantors, any letters of credit, any intercreditor agreement and any Environmental Insurance Policies. Delivery of any of the
foregoing documents to the Primary Servicer (or sub-servicer) shall be deemed delivery to the Master Servicer and satisfy the Depositor's obligations under this Section 2.1(d). None of the Master Servicer, the Special Servicer or the
Primary Servicer shall have any liability for the absence of any of the foregoing items from the Servicing Mortgage File if such item was not delivered by the related Seller.

                                      -84-

               (e) In connection with the Depositor's assignment pursuant to
Section 2.1(a) above, the Depositor shall deliver to the Trustee on or before the Closing Date a copy of a fully executed counterpart of each Mortgage Loan
Purchase Agreement, as in full force and effect on the Closing Date, which
Mortgage Loan Purchase Agreements shall contain the representations and warranties made by the Sellers with respect to each related Mortgage Loan as of the Closing Date.

               (f) In connection herewith, the Depositor has acquired the
Principal Loans from Principal, the Wells Fargo Loans from Wells Fargo, the
BSCMI Loans from BSCMI and the MSMC Loans from MSMC. The Depositor will deliver or cause to be delivered the original Mortgage Notes (or lost note affidavits with copies of the related Mortgage Notes, as described in the definition of
"Mortgage File") relating to the Principal Loans to the Trustee, endorsed as otherwise provided herein, to effect the transfer to the Trustee of such
Mortgage Notes and all related deeds of trust, mortgages and other loan documents. The Depositor will deliver or cause to be delivered the original
Mortgage Notes (or lost note affidavits with copies of the related Mortgage
Notes, as described in the definition of "Mortgage File") relating to the Wells
Fargo Loans to the Trustee, endorsed as otherwise provided herein, to effect the transfer to the Trustee of such Mortgage Notes and all related deeds of trust, mortgages and other loan documents. The Depositor will deliver or cause to be delivered the original Mortgage Notes (or lost note affidavits with copies of the related Mortgage Notes, as described in the definition of "Mortgage File")
relating to the BSCMI Loans to the Trustee, endorsed as otherwise provided herein, to effect the transfer to the Trustee of such Mortgage Notes and all related deeds of trust, mortgages and other loan documents. The Depositor will deliver or cause to be delivered the original Mortgage Notes (or lost note affidavits with copies of the related Mortgage Notes, as described in the definition of "Mortgage File") relating to the MSMC Loans to the Trustee, endorsed as otherwise provided herein, to effect the transfer to the Trustee of such Mortgage Notes and all related deeds of trust, mortgages and other loan documents. To avoid the unnecessary expense and administrative inconvenience associated with the execution and recording of multiple assignment documents,
Principal, Wells Fargo, BSCMI and MSMC, as applicable, are required under the
Mortgage Loan Purchase Agreements to deliver Assignments of Mortgages and assignments of Assignments of Leases and assignments of UCC financing statements naming the Trustee, on behalf of the Certificateholders, as assignee.
Notwithstanding the fact that the assignments shall name the Trustee, on behalf of the Certificateholders, as the assignee, the parties hereto acknowledge and agree that for all purposes the Principal Loans shall be deemed to have been transferred from Principal to the Depositor, the Wells Fargo Loans shall be deemed to have been transferred from Wells Fargo to the Depositor, the BSCMI
Loans shall be deemed to have been transferred from BSCMI to the Depositor and the MSMC Loans shall be deemed to have been transferred from MSMC to the
Depositor, and all Mortgage Loans shall be deemed to have been transferred from the Depositor to the Trustee on behalf of the Certificateholders.

               SECTION 2.2 ACCEPTANCE BY TRUSTEE. The Trustee will hold (i) the documents constituting a part of the Mortgage Files delivered to it, (ii) the
REMIC I Regular Interests, and (iii) the REMIC II Regular Interests, in each case, in trust for the use and benefit of all present and future
Certificateholders. To the extent that the contents of the Mortgage File for any
A Note relate to the corresponding B Note, the Trustee, or the Custodian on the
Trustee's behalf, will also hold such Mortgage File in trust for the benefit of the holder of the related B Note; provided, that if a B Note remains outstanding following payment in full of the amounts due under the related A Notes, the
Mortgage Loan documents relating to such A/B Mortgage Loan

                                      -85-

(exclusive of any such documents related solely to the A Notes) shall be assigned to the holder of the B Note or its designee. To the extent that the contents of the Mortgage File for any Serviced Pari Passu Mortgage Loan relate to the corresponding Serviced Companion Mortgage Loan, the Trustee, or the
Custodian, on the Trustee's behalf, will also hold such Mortgage File in trust for the benefit of the holder of the related Serviced Companion Mortgage Loan.

               On the Closing Date in respect of the Initial Certification, and within 75 days after the Closing Date in respect of the Final Certification, the
Trustee shall examine the Mortgage Files in its possession, and shall deliver to the Depositor, the Sellers, the Master Servicer, the Special Servicer, the
Operating Adviser and the holder of any Serviced Companion Mortgage Loan a certification (the "Initial Certification" and the "Final Certification",
respectively, in the respective forms set forth as Exhibit B-1 and Exhibit B-2 hereto), which shall be in electronic format (i) in the case of the Initial
Certification, as to each Mortgage Loan listed in the Mortgage Loan Schedule, except as may be specified in the schedule of exceptions attached thereto, to the effect that: (A) all documents pursuant to clause (i) of the definition of
"Mortgage File" are in its possession, (B) such documents have been reviewed by it and have not been materially mutilated, damaged, defaced, torn or otherwise physically altered, and such documents relate to such Mortgage Loan, and (C)
each Mortgage Note has been endorsed as provided in clause (i) of the definition of "Mortgage File", and (ii) in the case of the Final Certification, as to each
Mortgage Loan listed in the Mortgage Loan Schedule, except as may be specified in the schedule of exceptions attached thereto, to the effect that: (A) (I) all documents pursuant to clauses (i), (ii), (iv), (v), (vi), (viii), (x) and (xii)
of the definition of "Mortgage File" required to be included in the Mortgage
File (to the extent required to be delivered pursuant to this Agreement and the
Primary Servicing Agreement), and with respect to all documents specified in the other clauses of the definition of "Mortgage File" to the extent known by a
Responsible Officer of the Trustee to be required pursuant to this Agreement, are in its possession, and (II) the Trustee on behalf of the Trust is shown as the owner of each Mortgage recorded in the name of MERS or its designee, (B)
such documents have been reviewed by it and have not been materially mutilated, damaged, defaced, torn or otherwise physically altered, and such documents relate to such Mortgage Loan, (C) based on its examination and only as to the
Mortgage Note and Mortgage, the street address of the Mortgaged Property set forth in the Mortgage Loan Schedule respecting such Mortgage Loan accurately reflects the information contained in the documents in the Mortgage File, and
(D) each Mortgage Note has been endorsed. Notwithstanding the foregoing, the delivery of a commitment to issue a Title Insurance Policy in lieu of the delivery of the actual Title Insurance Policy shall not be considered a Material
Document Defect with respect to any Mortgage File if such actual Title Insurance
Policy is delivered to the Trustee or a Custodian on its behalf not later than the 180th day following the Closing Date.

               Within 360 days after the Cut-Off Date, the Trustee shall provide a confirmation of receipt of recorded assignments of Mortgage (as described in the definition of "Mortgage File," with evidence of recording thereon) or otherwise provide evidence of such recordation to the Master Servicer, the
Special Servicer, the Operating Adviser and each Seller, and if any recorded assignment of Mortgage has not been received by the Trustee by such time, the
Trustee shall provide information in such confirmation on the status of missing assignments. The Trustee agrees to use reasonable efforts to submit for recording any unrecorded assignments of Mortgage that have been delivered to it
(including effecting such recordation process through or cooperating with the applicable Seller), such recordation to be at the expense of the applicable
Seller; provided, however, that the Trustee shall not submit for recording any such assignments if

                                      -86-

the applicable Seller produces evidence that it has sent any such assignment for recording and is awaiting its return from the applicable recording office. In giving the certifications required above, the Trustee shall be under no obligation or duty to inspect, review or examine any such documents, instruments, securities or other papers to determine whether they or the signatures thereon are valid, legal, genuine, enforceable, in recordable form or appropriate for their represented purposes, or that they are other than what they purport to be on their face, or to determine whether any Mortgage File should include any assumption agreement, modification agreement, consolidation agreement, extension agreement, Assignment of Lease, ground lease, UCC financing statement, guaranty, written assurance, substitution agreement, lock box agreement, intercreditor agreement, management agreement or letter of credit.

               If any exceptions are noted on a schedule of exceptions attached to the Final Certification, including exceptions resulting from the fact that the recordation and/or filing has not been completed (based solely on the absence of receipt by the Custodian (or the Trustee) of the particular documents showing evidence of the recordation and/or filing), then the Custodian on behalf of the Trustee (or the Trustee) shall continuously update such schedule of exceptions to reflect receipt of any corrected documents, additional documents or instruments or evidences of recordation and/or filing, as to each Mortgage
Loan, until the earliest of the following dates: (i) the date on which all such exceptions are eliminated (any such elimination resulting from the fact that recordation and/or filing has been completed shall be based solely on receipt by the Custodian or the Trustee of the particular documents showing evidence of the recordation and/or filing), (ii) the date on which all the affected Mortgage
Loans are removed from the Trust and (iii) the second anniversary of the Closing
Date, and shall provide such updated schedule of exceptions (which may be in electronic format) to each of the Depositor, each Seller (as to its respective
Mortgage Loans only), the Master Servicer, the Special Servicer, the Operating
Adviser, the Paying Agent and the holder of any Serviced Companion Mortgage Loan on or about the date that is 180 days after the Closing Date and then again every 90 days thereafter (until the earliest date specified above). Upon request, the Paying Agent shall promptly forward a copy thereof to each
Certificateholder in the Controlling Class and shall deliver or make available a copy thereof to other Certificateholders. Promptly, and in any event within two
Business Days, following any request therefor by the Depositor, the Master
Servicer, the Special Servicer, the Operating Adviser or the holder of any
Serviced Companion Mortgage Loan that is made later than two years following the
Closing Date, the Custodian (or the Trustee) shall deliver an updated schedule of exceptions, which may be in electronic format (to the extent the prior schedule showed exceptions), to the requesting Person and the Paying Agent, which shall make available a copy thereof. Upon request, the Master Servicer shall provide to the Trustee the names and addresses of each holder of a
Serviced Companion Mortgage Loan of which the Master Servicer has received notice in accordance with this Agreement and/or the related Loan Pair
Intercreditor Agreement.

               The Trustee or its authorized agents shall retain possession and custody of each Trustee Mortgage File in accordance with and subject to the terms and conditions set forth herein.

                                      -87-

               SECTION 2.3 SELLERS' REPURCHASE OF MORTGAGE LOANS FOR MATERIAL
DOCUMENT DEFECTS AND MATERIAL BREACHES OF REPRESENTATIONS AND WARRANTIES.

               (a) If any party hereto discovers that any document or documents constituting a part of a Mortgage File has not been delivered as and when required, has not been properly executed, or is defective on its face or discovers or receives notice of a breach of any of the representations and warranties relating to the Mortgage Loans required to be made by a Seller regarding the characteristics of the Mortgage Loans and/or related Mortgaged
Properties as set forth in the related Mortgage Loan Purchase Agreements, and, in either case, either (i) such defect or breach materially and adversely affects the interests of the holders of the Certificates in the related Mortgage
Loan or (ii) both (A) the document defect or breach materially and adversely affects the value of the Mortgage Loan and (B) the Mortgage Loan is a Specially
Serviced Mortgage Loan or Rehabilitated Mortgage Loan (such a document defect described in the preceding clause (i) or (ii), a "Material Document Defect", and such a breach described in the preceding clause (i) or (ii), a "Material
Breach") such party shall give prompt written notice to the other parties hereto and to each Rating Agency subject to the terms of the applicable Mortgage Loan
Purchase Agreement. Promptly (but in any event within three Business Days) upon becoming aware of any such Material Document Defect or Material Breach, the
Master Servicer shall, and the Special Servicer may, request that the related
Seller, not later than 90 days from such Seller's receipt of the notice of such
Material Document Defect or Material Breach, cure such Material Document Defect or Material Breach, as the case may be, in all material respects; provided, however, that if such Material Document Defect or Material Breach, as the case may be, cannot be corrected or cured in all material respects within such 90-day period, and such Material Document Defect or Material Breach would not cause the
Mortgage Loan to be other than a "qualified mortgage" (as defined in the Code)
but the related Seller is diligently attempting to effect such correction or cure, as certified by such Seller in an Officer's Certificate delivered to the
Trustee, then the cure period will be extended for an additional 90 days unless, solely in the case of a Material Document Defect, (x) the Mortgage Loan is then a Specially Serviced Mortgage Loan and a Servicing Transfer Event has occurred as a result of a monetary default or as described in clause (ii) or clause (v)
of the definition of "Servicing Transfer Event" and (y) the Material Document
Defect was identified in a certification delivered to the Seller by the Trustee pursuant to Section 2.2 not less than 90 days prior to the delivery of the notice of such Material Document Defect. The parties acknowledge that neither delivery of a certification or schedule of exceptions to a Seller pursuant to
Section 2.2 or otherwise nor possession of such certification or schedule by the
Seller shall, in and of itself, constitute delivery of notice of any Material
Document Defect or knowledge or awareness by the Seller of any Material Document
Defect listed therein.

               If any such Material Document Defect or Material Breach cannot be corrected or cured in all material respects within the above cure periods, the related Seller will be obligated, not later than the last day of such permitted cure period, to (i) repurchase the affected Mortgage Loan or REO Mortgage Loan from the Trust at the applicable Purchase Price in accordance with the related
Mortgage Loan Purchase Agreement, or (ii) if within the three-month period commencing on the Closing Date (or within the two-year period commencing on the
Closing Date if the related Mortgage Loan is a "defective obligation" within the meaning of Section 860G(a)(4)(B)(ii) of the Code and Treasury Regulation Section
1.860G-2(f)), at the related Seller's option, without recourse (other than the representations and warranties made with respect thereto), replace such Mortgage
Loan or REO Mortgage Loan with a Qualifying

                                      -88-

Substitute Mortgage Loan. If such Material Document Defect or Material Breach would cause the Mortgage Loan to be other than a "qualified mortgage" (as defined in the Code), then notwithstanding the previous sentence or the previous paragraph, the repurchase must occur within 85 days from the date the related
Seller was notified of the defect and substitution must occur within the sooner of (i) 85 days from the date the related Seller was notified of the defect or
(ii) two years from the Closing Date.

               As to any Qualifying Substitute Mortgage Loan or Loans, the
Master Servicer shall not execute any instrument effecting the substitution unless the related Seller has delivered to the Trustee for such Qualifying
Substitute Mortgage Loan or Loans, the Mortgage Note, the Mortgage, the related
Assignment of Mortgage, and such other documents and agreements as are required by Section 2.1, with the Mortgage Note endorsed as required by Section 2.1, and the Master Servicer shall be entitled to rely on statements and certifications from the Trustee for this purpose. No substitution may be made in any calendar month after the Determination Date for such month. Monthly payments due with respect to Qualifying Substitute Mortgage Loans in the month of substitution shall not be part of the Trust and will be retained by Master Servicer and remitted by the Master Servicer to the related Seller on the next succeeding
Distribution Date. For the month of substitution, distributions to
Certificateholders will include the Scheduled Payment due on the related Deleted
Mortgage Loan for such month and thereafter the related Seller shall be entitled to retain all amounts received in respect of such Deleted Mortgage Loan.

               The Master Servicer shall amend or cause to be amended the
Mortgage Loan Schedule to reflect the removal of such Deleted Mortgage Loan and the substitution of the Qualifying Substitute Mortgage Loan or Loans and upon such amendment the Master Servicer shall deliver or cause to be delivered such amended Mortgage Loan Schedule to the Trustee, the Paying Agent and the Special
Servicer. Upon such substitution, the Qualifying Substitute Mortgage Loan or
Loans shall be subject to the terms of this Agreement in all respects. Upon receipt of the Trustee Mortgage File pertaining to any Qualifying Substitute
Mortgage Loans, the Trustee shall release the Trustee Mortgage File relating to such Deleted Mortgage Loan to the related Seller, and the Trustee (and the
Depositor, if necessary) shall execute and deliver such instruments of transfer or assignment in the form presented to it, in each case without recourse, representation or warranty, as shall be necessary to vest title (provided, however, if applicable, the Master Servicer will take all necessary action to register the transfer of ownership of the Mortgage related to such Deleted
Mortgage Loan on the records of MERS) (to the extent that such title was transferred to the Trustee or the Depositor) in the related Seller or its designee to any Deleted Mortgage Loan (including any property acquired in respect thereof or any insurance policy proceeds relating thereto) substituted for pursuant to this Section 2.3.

               If (x) a Mortgage Loan is to be repurchased or replaced as contemplated above (a "Defective Mortgage Loan"), (y) such Defective Mortgage
Loan is cross-collateralized and cross-defaulted with one or more other Mortgage
Loans ("Crossed Mortgage Loans") and (z) the applicable document defect or breach does not constitute a Material Document Defect or Material Breach, as the
case may be, as to such Crossed Mortgage Loans (without regard to this paragraph), then the applicable document defect or breach (as the case may be)
shall be deemed to constitute a Material Document Defect or Material Breach (as the case may be) as to each such Crossed Mortgage Loan for purposes of the above provisions, and the related Seller shall be obligated to repurchase or replace each such Crossed Mortgage Loan in accordance with the provisions above unless, in the case of such breach or document defect, the Seller (A) provides a

                                      -89-

Nondisqualification Opinion to the Trustee at the expense of the Seller and (B)
both of the following conditions would be satisfied if the related Seller were to repurchase or replace only those Mortgage Loans as to which a Material Breach or Material Document Defect had occurred without regard to this paragraph (the
"Affected Loan(s)"): (i) the Debt Service Coverage Ratio for all such other
Mortgage Loans (excluding the Affected Loan(s)) for the four calendar quarters immediately preceding the repurchase or replacement is not less than the lesser of (A) 0.10x below the debt service coverage ratio for all such other Mortgage
Loans (including the Affected Loan(s)) set forth in Appendix II to the Final
Prospectus Supplement and (B) the debt service coverage ratio for all such
Crossed Mortgage Loans (including the Affected Loan(s)) for the four preceding calendar quarters preceding the repurchase or replacement, and (ii) the
Loan-to-Value Ratio for all such Crossed Mortgage Loans (excluding the Affected
Loan(s)) is not greater than the greater of (A) the loan-to-value ratio, expressed as a whole number (taken to one decimal place), for all such Crossed
Mortgage Loans (including the Affected Loan(s)) set forth in Appendix II to the
Final Prospectus Supplement plus 10% and (B) the loan-to-value ratio for all such Crossed Mortgage Loans (including the Affected Loan(s)), at the time of repurchase or replacement. The determination of the Master Servicer as to whether the conditions set forth above have been satisfied shall be conclusive and binding in the absence of manifest error. The Master Servicer will be entitled to cause to be delivered, or direct the related Seller to (in which case the related Seller shall) cause to be delivered to the Master Servicer, an
Appraisal of any or all of the related Mortgaged Properties for purposes of determining whether the condition set forth in clause (ii) above has been satisfied, in each case at the expense of the related Seller if the scope and cost of the Appraisal is approved by the related Seller (such approval not to be unreasonably withheld).

               With respect to any Defective Mortgage Loan, to the extent that the applicable Seller is required to repurchase or substitute for such Defective
Mortgage Loan (each, a "Repurchased Loan") in the manner prescribed above while the Trustee continues to hold any Crossed Mortgage Loan, the applicable Seller and the Depositor have agreed in the related Mortgage Loan Purchase Agreement to forbear from enforcing any remedies against the other's Primary Collateral but each is permitted to exercise remedies against the Primary Collateral securing its respective Mortgage Loans, including with respect to the Trustee, the
Primary Collateral securing Mortgage Loans still held by the Trustee, so long as such exercise does not impair the ability of the other party to exercise its remedies against its Primary Collateral. If the exercise of remedies by one party would impair the ability of the other party to exercise its remedies with respect to the Primary Collateral securing the Mortgage Loan or Mortgage Loans held by such party, then both parties have agreed to forbear from exercising such remedies until the loan documents evidencing and securing the relevant
Mortgage Loans can be modified in a manner that complies with the applicable
Mortgage Loan Purchase Agreement to remove the threat of impairment as a result of the exercise of remedies. Any reserve or other cash collateral or letters of credit securing the Crossed Mortgage Loans shall be allocated between such
Mortgage Loans in accordance with the Mortgage Loan documents, or otherwise on a pro rata basis based upon their outstanding Principal Balances. All other terms of the Mortgage Loans shall remain in full force and effect, without any modification thereof. The Mortgagors set forth on Schedule VIII hereto are intended third-party beneficiaries of the provisions set forth in this paragraph and the preceding paragraph. The provisions of this paragraph and the preceding paragraph may not be modified with respect to any Mortgage Loan without the related Mortgagor's consent.

                                      -90-

               Any of the following document defects shall be conclusively presumed materially and adversely to affect the interests of Certificateholders in a Mortgage Loan and be a Material Document Defect: (a) the absence from the
Mortgage File of the original signed Mortgage Note, unless the Mortgage File contains a signed lost note affidavit and indemnity that appears to be regular on its face; (b) the absence from the Mortgage File of the original signed
Mortgage (or with respect to any Non-Serviced Mortgage Loan, a copy thereof)
that appears to be regular on its face, unless there is included in the Mortgage
File a certified copy of the Mortgage by the local authority with which the
Mortgage was recorded; or (c) the absence from the Mortgage File of the item called for by paragraph (viii) of the definition of "Mortgage File" (or with respect to any Non-Serviced Mortgage Loan, a copy thereof). If any of the foregoing Material Document Defects is discovered by the Custodian (or the
Trustee if there is no Custodian), the Trustee (or as set forth in Section
2.3(a), the Master Servicer) will take the steps described elsewhere in this section, including the giving of notices to the Rating Agencies, the parties hereto and, to the extent any Material Document Defect relates to a Serviced
Pari Passu Mortgage Loan, the holder of the related Serviced Companion Mortgage
Loan, and making demand upon the related Seller for the cure of the document defect or repurchase or replacement of the related Mortgage Loan.

               If the related Seller disputes that a Material Document Defect or
Material Breach exists with respect to a Mortgage Loan or otherwise refuses (i)
to effect a correction or cure of such Material Document Defect or Material
Breach, (ii) to repurchase the affected Mortgage Loan from the Trust or (iii) to replace such Mortgage Loan with a Qualifying Substitute Mortgage Loan, each in accordance with the related Mortgage Loan Purchase Agreement, then provided that
(x) the period of time provided for the related Seller to correct, repurchase or cure has expired and (y) the Mortgage Loan is then in default and is then a
Specially Serviced Mortgage Loan, the Special Servicer may, subject to the
Servicing Standard, modify, workout or foreclose, sell or otherwise liquidate
(or permit the liquidation of) the Mortgage Loan pursuant to Section 9.5,
Section 9.12, Section 9.15 and Section 9.36, as applicable, hereof, while pursuing the repurchase claim. The related Seller has acknowledged and agreed under the related Mortgage Loan Purchase Agreement that any modification of the
Mortgage Loan pursuant to a workout shall not constitute a defense to any repurchase claim nor shall such modification and workout change the Purchase
Price due from the related Seller for any repurchase claim. In the event of any such modification and workout, the related Seller has agreed under the related
Mortgage Loan Purchase Agreement to repurchase the Mortgage Loan as modified and that the Purchase Price shall include any Work-Out Fee paid to the Special
Servicer up to the date of repurchase plus the present value (calculated at a discount rate equal to the applicable Mortgage Rate) of the Work-Out Fee that would have been payable to the Special Servicer in respect of such Mortgage Loan if the Mortgage Loan performed in accordance with its terms to its Maturity
Date, provided that no amount shall be paid by the related Seller in respect of any Work-Out Fee if a Liquidation Fee already comprises (or will comprise) a portion of the Purchase Price. The related Seller shall be notified promptly and in writing by (i) the Trustee of any notice that it receives that an Option
Holder intends to exercise its Option to purchase the Mortgage Loan in accordance with and as described in Section 9.36 hereof and (ii) the Special
Servicer of any offer that it receives to purchase the applicable REO Property, each in connection with such liquidation. Upon the receipt of such notice by the related Seller, the related Seller shall then have the right to purchase the related Mortgage Loan or REO Property, as applicable, from the Trust at a purchase price equal to, in the case of clause (i) of the immediately preceding sentence, the Option Purchase Price or, in the case of clause (ii) of the immediately preceding sentence, the amount of such offer. Notwithstanding anything to the contrary contained herein or in the

                                      -91-

related Mortgage Loan Purchase Agreement, the right of any Option Holder to purchase such Mortgage Loan shall be subject and subordinate to the Seller's right to purchase such Mortgage Loan as described in the immediately preceding sentence. The related Seller shall have five (5) Business Days to notify the
Trustee or the Special Servicer, as applicable, of its intent to so purchase the
Mortgage Loan or related REO Property from the date that it was notified of such intention to exercise such Option or of such offer. The Special Servicer shall be obligated to provide the related Seller with any appraisal or other third party reports relating to the Mortgaged Property within its possession to enable the related Seller to evaluate the related Mortgage Loan or REO Property. Any sale of the related Mortgage Loan, or foreclosure upon such Mortgage Loan and sale of the related REO Property, to a Person other than the related Seller shall be without (i) recourse of any kind (either expressed or implied) by such
Person against the related Seller and (ii) representation or warranty of any kind (either expressed or implied) by the related Seller to or for the benefit of such Person.

               The fact that a Material Document Defect or Material Breach is not discovered until after foreclosure (but in all instances prior to the sale of the related REO Property or Mortgage Loan) shall not prejudice any claim against the Seller for repurchase of the REO Mortgage Loan or REO Property. In such an event, the Master Servicer shall notify the related Seller of the discovery of the Material Document Defect or Material Breach and the related
Seller shall have 90 days to correct or cure such Material Document Defect or
Material Breach or purchase the REO Property at the Purchase Price. If the related Seller fails to correct or cure the Material Document Defect or Material
Breach or purchase the REO Property, then the provisions above regarding notice of offers related to such REO Property and the related Seller's right to purchase such REO Property shall apply. After a final liquidation of the
Mortgage Loan or REO Mortgage Loan, if a court of competent jurisdiction issues a final order after the expiration of any applicable appeal period that the related Seller is or was obligated to repurchase the related Mortgage Loan or
REO Mortgage Loan (a "Final Judicial Determination") or the related Seller otherwise accepts liability, then, but in no event later than the Termination of the Trust pursuant to Section 9.30 hereof, the related Seller will be obligated to pay to the Trust the difference between any Liquidation Proceeds received upon such liquidation (including those arising from any sale to the related
Seller) and the Purchase Price.

               Notwithstanding anything to the contrary contained herein, in connection with any sale or other liquidation of a Mortgage Loan or REO Property as described in this Section 2.3, the Special Servicer shall not receive a
Liquidation Fee from the applicable Seller (but may collect such Liquidation Fee from the related Liquidation Proceeds as otherwise provided herein); provided, however, that in the event the applicable Seller is obligated to repurchase the
Mortgage Loan or REO Property after a final liquidation of such Mortgage Loan or
REO Property pursuant to the immediately preceding paragraph, an amount equal to any Liquidation Fee (calculated on the basis of Liquidation Proceeds) payable to the Special Servicer shall be included in the definition of "Purchase Price" in respect of such Mortgage Loan or REO Property. Except as expressly set forth above, no Liquidation Fee shall be payable in connection with a repurchase of a
Mortgage Loan by a Seller.

               In any month in which the related Seller substitutes one or more
Qualifying Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the
Master Servicer will determine the amount (if any) by which the aggregate
Principal Balance of all such Qualifying Substitute Mortgage Loans as of the date of substitution is less than the aggregate Principal

                                      -92-

Balance of all such Deleted Mortgage Loans (in each case after application of scheduled principal portion of the monthly payments received in the month of substitution). The Depositor shall cause the related Seller to deposit the amount of such shortage into the Certificate Account in the month of substitution, without any reimbursement thereof. In addition, the Depositor shall cause the related Seller to deposit into the Certificate Account, together with such shortage, if any, an amount equal to interest on the Deleted Mortgage
Loans at a rate equal to the sum of the applicable Mortgage Rate from the Due
Date as to which interest was last paid up to the Due Date next succeeding such substitution together with the amount of unreimbursed Servicing Advances, amounts required to be paid to the Special Servicer but remaining unpaid or unreimbursed, and interest on unreimbursed Advances with respect to such Deleted
Mortgage Loans at the Advance Rate. The Depositor shall cause the related
Seller, in the case of the Mortgage Loans, to give notice in writing
(accompanied by an Officer's Certificate as to the calculation of such shortage)
to the Trustee, the Paying Agent and the Master Servicer of such event which notice shall be accompanied by an Officer's Certificate as to the calculation of such shortfall.

               If the affected Mortgage Loan is to be repurchased, the Master
Servicer shall designate the Certificate Account as the account to which funds in the amount of the Purchase Price are to be wired. Any such purchase of a
Mortgage Loan shall be on a whole loan, servicing released basis.

               (b) In connection with any repurchase of or substitution for a
Mortgage Loan contemplated by this Section 2.3, the Trustee, the Master Servicer and the Special Servicer shall each tender to the related Seller, upon delivery to each of them of a receipt executed by such Seller, all portions of the
Mortgage File and other documents pertaining to such Mortgage Loan possessed by it, and each document that constitutes a part of the Mortgage File shall be endorsed or assigned to the extent necessary or appropriate to the related
Seller or its designee in the same manner, and pursuant to appropriate forms of assignment, substantially similar to the manner and forms pursuant to which documents were previously assigned to the Trustee, but in any event, without recourse, representation or warranty; provided that such tender by the Trustee shall be conditioned upon its receipt from the Master Servicer of a Request for
Release. The Master Servicer shall, and is hereby authorized and empowered by the Trustee to, prepare, execute and deliver in its own name, on behalf of the
Certificateholders and the Trustee or any of them, the endorsements and assignments contemplated by this Section 2.3, and the Trustee shall execute and deliver any powers of attorney necessary to permit the Master Servicer to do so.
The Master Servicer shall, and is also hereby authorized and empowered by the
Trustee to, reconvey to the related Seller any deposits then held in an Escrow
Account relating to the Mortgage Loan being repurchased or substituted for. The
Master Servicer shall indemnify the Trustee for all costs, liabilities and expenses (including attorneys' fees) incurred by the Trustee in connection with any negligent or intentional misuse of any such powers of attorney by the Master
Servicer.

               (c) The Mortgage Loan Purchase Agreements provide the sole remedies available to the Certificateholders, or the Trustee on behalf of the
Certificateholders, respecting any Material Document Defect or Material Breach.
The parties hereunder understand that (i) Principal, as Seller under Mortgage
Loan Purchase Agreement III, will be providing the remedies with respect to the
Principal Loans, (ii) Wells Fargo, as Seller under Mortgage Loan Purchase
Agreement II, will be providing the remedies with respect to the Wells Fargo
Loans, (iii) BSCMI, as Seller under Mortgage Loan Purchase Agreement I, will be providing the

                                      -93-

remedies with respect to the BSCMI Loans and (iv) MSMC, as Seller under Mortgage
Loan Purchase Agreement IV, will be providing the remedies with respect to the
MSMC Loans.

               (d) The Trustee or its designee (which, with the Master
Servicer's consent, may be the Master Servicer or which, with the Special
Servicer's consent, may be the Special Servicer) shall enforce the provisions of this Section 2.3.

               SECTION 2.4 REPRESENTATIONS AND WARRANTIES. The Depositor hereby represents and warrants to the Master Servicer, the Special Servicer, the
Trustee (in its capacity as Trustee of the Trust), the Fiscal Agent and the
Paying Agent as of the Closing Date that:

               (a) The Depositor is a corporation duly organized, validly existing and in good standing under the laws governing its creation and existence and has full corporate power and authority to own its property, to carry on its business as presently conducted, to enter into and perform its obligations under this Agreement, and to create the trust pursuant hereto;

               (b) The execution and delivery by the Depositor of this Agreement have been duly authorized by all necessary corporate action on the part of the
Depositor; neither the execution and delivery of this Agreement, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof, will conflict with or result in a breach of, or constitute a default under, (i) any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Depositor or its properties; (ii) the certificate of incorporation or bylaws of the Depositor; or
(iii) the terms of any indenture or other agreement or instrument to which the
Depositor is a party or by which it is bound; neither the Depositor nor any of its Affiliates is a party to, bound by, or in breach of or violation of any indenture or other agreement or instrument, or subject to or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it, which materially and adversely affects or to the best knowledge of the Depositor may in the future materially and adversely affect (i) the ability of the Depositor to perform its obligations under this Agreement or (ii) the business, operations, financial condition, properties or assets of the Depositor;

               (c) The execution, delivery and performance by the Depositor of this Agreement and the consummation of the transactions contemplated hereby do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any state, federal or other governmental authority or agency, except such as has been obtained, given, effected or taken prior to the date hereof;

               (d) This Agreement has been duly executed and delivered by the
Depositor and, assuming due authorization, execution and delivery by the
Trustee, constitutes a valid and binding obligation of the Depositor enforceable against it in accordance with its terms;

               (e) There are no actions, suits or proceedings pending or, to the best of the Depositor's knowledge, threatened or likely to be asserted against or affecting the Depositor, before or by any court, administrative agency, arbitrator or governmental body (A) with respect to any of the transactions contemplated by this Agreement or (B) with respect to any other matter which in the judgment of the Depositor will be determined adversely to the Depositor and will, if determined adversely to the Depositor, materially and adversely affect it or its business, assets,

                                      -94-

operations or condition, financial or otherwise, or adversely affect its ability to perform its obligations under this Agreement; and

               (f) Immediately prior to the consummation of the transactions contemplated in this Agreement, the Depositor had good title to and was the sole owner of each Mortgage Loan free and clear of any and all adverse claims, charges or security interests (including liens arising under the federal tax laws or the Employee Retirement Income Security Act of 1974, as amended).

               SECTION 2.5 CONVEYANCE OF INTERESTS. Effective as of the Closing
Date, the Depositor does hereby transfer, assign, set over, deposit with and otherwise convey to the Trustee, without recourse, in trust, all the right, title and interest of the Depositor in and to (i) the REMIC I Regular Interests
in exchange for the REMIC II Certificates and (ii) the REMIC II Regular
Interests in exchange for the REMIC III Certificates.

                                   ARTICLE III

                                THE CERTIFICATES

               SECTION 3.1 THE CERTIFICATES.

               (a) The Certificates shall be in substantially the forms set forth in the Exhibits attached hereto, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Agreement or as may in the reasonable judgment of the Trustee or the
Depositor be necessary, appropriate or convenient to comply, or facilitate compliance, with applicable laws, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange on which any of the Certificates may be listed, or as may, consistently herewith, be determined by the officers executing such Certificates, as evidenced by their execution thereof.

               The Definitive Certificates shall be printed, typewritten, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which any of the Certificates may be listed, all as determined by the officers executing such Certificates, as evidenced by their execution thereof.

               (b) The Class A Certificates will be issuable in denominations of
$25,000 initial Certificate Balance and in any whole dollar denomination in excess thereof. The Class X, Class B, Class C, Class D, Class E, Class F, Class
G, Class H, Class J, Class K, Class L, Class M, Class N and Class O Certificates
will be issuable in denominations of $100,000 initial Certificate Balance or initial Notional Amount (as applicable) or in any whole dollar denomination in excess thereof. The Class R-I, Class R-II and Class R-III Certificates will be issued in minimum Percentage Interests of 10% and integral multiples of 10% in excess thereof.

               (c) Each Certificate shall, on original issue, be executed by the
Certificate Registrar and authenticated by the Authenticating Agent upon the order of the Depositor. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose,

                                      -95-

unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein, executed by an authorized officer of the Authenticating Agent by manual signature, and such certification upon any
Certificate shall be conclusive evidence, and the only evidence, that such
Certificate has been duly authenticated and delivered hereunder. All
Certificates shall be dated the date of their authentication. At any time and from time to time after the execution and delivery of this Agreement, the
Depositor may deliver Certificates to the Authenticating Agent for authentication and the Authenticating Agent shall authenticate and deliver such
Certificates as in this Agreement provided and not otherwise. In the event that additional Certificates need to be prepared at any time subsequent to the
Closing Date, the Depositor shall prepare, or cause to be prepared, deliver, or cause to be delivered, at the Depositor's expense, any such additional
Certificates. With respect to the Class A, Class X, Class B, Class C, Class D,
Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N
and Class O Certificates that are issued in book-entry form, on the Closing
Date, the Authenticating Agent upon the order of the Depositor shall authenticate Book-Entry Certificates that are issued to a Clearing Agency or its nominee as provided in Section 3.7 against payment of the purchase price thereof. With respect to the Class J, Class K, Class L, Class M, Class N and
Class O Certificates that are issued in definitive form, on the Closing Date, the Authenticating Agent upon the order of the Depositor shall authenticate
Definitive Certificates that are issued to the registered holder thereof against payment of the purchase price thereof.

               SECTION 3.2 REGISTRATION. The Paying Agent shall be the initial
Certificate Registrar in respect of the Certificates and the Certificate
Registrar shall maintain books for the registration and for the transfer of
Certificates (the "Certificate Register"). The Certificate Registrar may resign or be discharged or removed by the Paying Agent or the Certificateholders, and a new successor may be appointed, in accordance with the procedures and requirements set forth in Sections 7.6 and 7.7 hereof with respect to the resignation, discharge or removal of the Paying Agent and the appointment of a successor Paying Agent. The Certificate Registrar may appoint, by a written instrument delivered to the Holders and the Trustee, any trust company to act as co-registrar under such conditions as the Certificate Registrar may prescribe;
provided that the Certificate Registrar shall not be relieved of any of its duties or responsibilities hereunder by reason of such appointment.

               SECTION 3.3 TRANSFER AND EXCHANGE OF CERTIFICATES.

               (a) A Certificate may be transferred by the Holder thereof only upon presentation and surrender of such Certificate at the Corporate Trust
Office, duly endorsed or accompanied by a written instrument of transfer duly executed by such Holder or such Holder's duly authorized attorney in such form as shall be satisfactory to the Certificate Registrar. Upon the transfer of any
Certificate in accordance with the preceding sentence, and subject to the restrictions set forth in the other subsections of this Section 3.3, the
Certificate Registrar shall execute, and the Authenticating Agent shall authenticate and deliver to the transferee, one or more new Certificates of the same Class and evidencing, in the aggregate, the same aggregate initial
Certificate Balance, initial Notional Amount or Percentage Interest, as the case may be, as the Certificate being transferred. No service charge shall be made to a Certificateholder for any registration of transfer of Certificates, but the
Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any registration or transfer of Certificates. The Certificate Registrar may decline to accept any

                                      -96-

request for a registration of transfer of any Certificate during the period beginning five calendar days prior to any Distribution Date.

               (b) A Certificate may be exchanged by the Holder thereof for any number of new Certificates of the same Class, in authorized denominations, representing in the aggregate the same initial Certificate Balance, initial
Notional Amount or Percentage Interest, as the case may be, as the Certificate surrendered, upon surrender of the Certificate to be exchanged at the offices of the Certificate Registrar duly endorsed or accompanied by a written instrument of exchange duly executed by such Holder or such Holder's duly authorized attorney in such form as is satisfactory to the Certificate Registrar.
Certificates delivered upon any such exchange will evidence the same obligations, and will be entitled to the same rights and privileges, as the
Certificates surrendered. No service charge shall be made to a Certificateholder for any exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any exchange of Certificates. Whenever any
Certificates are so surrendered for exchange, the Certificate Registrar shall execute and the Authenticating Agent shall authenticate, date and deliver the
Certificates which the Certificateholder making the exchange is entitled to receive.

               (c) No transfer, sale, pledge or other disposition of any
Non-Registered Certificate or interest therein shall be made unless such transfer, sale, pledge or other disposition is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws. If a transfer of any Non-Registered Certificate held as a Definitive Certificate is to be made without registration under the
Securities Act (other than in connection with the initial issuance of the
Certificates or a transfer of such Non-Registered Certificate by the Depositor or one of its Affiliates), then the Certificate Registrar shall refuse to register such transfer unless it receives (and upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit D-1 hereto and a certificate from such Certificateholder's prospective Transferee substantially in the form attached either as Exhibit D-2A hereto or as Exhibit
D-2B hereto; or (ii) an Opinion of Counsel satisfactory to the Certificate
Registrar to the effect that such transfer shall be made without registration under the Securities Act, together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based (such Opinion of Counsel shall not be an expense of the Trust or of the Depositor, the Master Servicer, the Special
Servicer, the Paying Agent, the Trustee or the Certificate Registrar in their respective capacities as such). If a transfer of any interest in a
Non-Registered Certificate that constitutes a Book-Entry Certificate is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Certificates or a transfer of any interest in such Non-Registered Certificate by the Depositor or any of its Affiliates), then the Certificate Owner desiring to effect such transfer shall be required to obtain either (i) a certificate from such Certificate Owner's prospective
Transferee substantially in the form attached as Exhibit D-3A hereto or as
Exhibit D-3B hereto, or (ii) an Opinion of Counsel to the effect that such transfer may be made without registration under the Securities Act. None of the
Depositor, the Fiscal Agent, the Paying Agent, the Trustee, the Master Servicer,
the Special Servicer or the Certificate Registrar is obligated to register or qualify any Class of Non-Registered Certificates under the Securities Act or any other securities law or to take any action not otherwise required under this
Agreement to permit the transfer of any Certificate. Any

                                      -97-

Certificateholder or Certificate Owner desiring to effect a transfer of
Non-Registered Certificates or interests therein shall, and does hereby agree to, indemnify the Depositor, each Underwriter, the Trustee, the Fiscal Agent, the Master Servicer, the Special Servicer, the Paying Agent and the Certificate
Registrar against any liability that may result if the transfer is not exempt from such registration or qualification or is not made in accordance with such federal and state laws.

               (d) No transfer of a Non-Investment Grade Certificate or Residual
Certificate or any interest therein shall be made (A) to any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including, without limitation, insurance company general accounts, that is subject to Title I of
ERISA or Section 4975 of the Code or any applicable federal, state or local law
("Similar Laws") materially similar to the foregoing provisions of ERISA or the
Code (each, a "Plan"), (B) in book-entry form to an Institutional Accredited
Investor who is not also a Qualified Institutional Buyer or (C) to any Person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with "plan assets" of a
Plan, unless: (i) in the case of a Non-Investment Grade Certificate that constitutes a Book-Entry Certificate and is being sold to a Qualified
Institutional Buyer, the purchase and holding of such Certificate or interest therein qualifies for the exemptive relief available under Sections I and III of
U.S. Department of Labor Prohibited Transaction Class Exemption ("PTCE") 95-60;
or (ii) in the case of a Non-Investment Grade Certificate held as a Definitive
Certificate, the prospective Transferee provides the Certificate Registrar with a certification of facts and an Opinion of Counsel which establish to the satisfaction of the Certificate Registrar that such transfer will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or
Section 4975 of the Code or subject the Depositor, the Trustee, the Fiscal
Agent, the Paying Agent, the Master Servicer, the Special Servicer or the
Certificate Registrar to any obligation in addition to those undertaken in this
Agreement. Each Person who acquires any Non-Investment Grade Certificate or
Residual Certificate or interest therein (unless it shall have acquired such
Certificate or interest therein from the Depositor or an Affiliate thereof or unless it shall have delivered to the Certificate Registrar the certification of facts and Opinion of Counsel referred to in clause (ii) of the preceding sentence) shall be required to deliver to the Certificate Registrar (or, in the case of an interest in a Non-Investment Grade Certificate that constitutes a
Book-Entry Certificate, to the Certificate Owner that is transferring such interest) a certification to the effect that: (i) it is neither a Plan nor any
Person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with "plan assets" of a Plan; or (ii) that, in the case of a Non-Investment Grade
Certificate, the purchase and holding of such Certificate or interest therein by such person qualifies for the exemptive relief available under Sections I and
III of PTCE 95-60 or another exemption from the "prohibited transactions" rules under ERISA by the U.S. Department of Labor or similar exemption under Similar
Laws.

               (e) Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such
Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Paying Agent under clause (F) below to deliver payments to a Person other than such Person and to have irrevocably authorized the Certificate Registrar under clause (G) below to negotiate the terms of any mandatory sale and to execute all instruments of Transfer and to do all other things

                                      -98-

necessary in connection with any such sale. The rights of such person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

                    (A) (1) Each Person holding or acquiring any Ownership
               Interest in a Residual Certificate shall be a Permitted
               Transferee and a United States Tax Person and shall promptly notify the Certificate Registrar of any change or impending change in its status as a Permitted Transferee and (2) each
               Person holding or acquiring any Ownership Interest in a Residual
               Certificate shall be a Qualified Institutional Buyer and shall promptly notify the Certificate Registrar of any change or impending change in its status as a Qualified Institutional
               Buyer.

                    (B) In connection with any proposed Transfer of any
               Ownership Interest in a Residual Certificate, the Certificate
               Registrar shall require delivery to it, and no Transfer of any
               Residual Certificate shall be registered until the Certificate
               Registrar receives, an affidavit and agreement substantially in the form attached hereto as Exhibit E-1 (a "Transfer Affidavit and Agreement") from the proposed Transferee, in form and
               substance satisfactory to the Certificate Registrar, representing and warranting, among other things, that such Transferee is a
               Permitted Transferee, that it is a Qualified Institutional Buyer, that it is not acquiring its Ownership Interest in the Residual
               Certificate that is the subject of the proposed Transfer as a nominee, trustee or agent for any Person that is not a Permitted
               Transferee, that for so long as it retains its Ownership Interest in a Residual Certificate, it will endeavor to remain a Permitted
               Transferee, that it is a United States Tax Person, that if such
               Transferee is a partnership, trust or disregarded entity for U.S.
               federal income tax purposes, then each Person that may be
               allocated income from a Residual Certificate is a United States
               Tax Person, that it is not a foreign permanent establishment or fixed base, within the meaning of any applicable income tax treaty, of any United States Tax Person, that it has historically paid its debts as they have come due and will continue to do so in the future, that it understands that its tax liability with respect to the Residual Certificates may exceed cash flows thereon and it intends to pay such taxes as they come due, that it will not cause income with respect to the Residual
               Certificates to be attributable to a foreign permanent
               establishment or fixed base, within the meaning of any applicable income tax treaty, of such proposed Transferee or any other
               United States Tax Person, that it will provide the Certificate
               Registrar with all information necessary to determine that the applicable paragraphs of Section 13 of such Transfer Affidavit and Agreement are true or that Section 13 is not applicable, and that it has reviewed the provisions of this Section 3.3(e) and agrees to be bound by them.

                    (C) Notwithstanding the delivery of a Transfer Affidavit and
               Agreement by a proposed Transferee under clause (B) above, if the
               Certificate Registrar has actual knowledge that the proposed
               Transferee is not a Permitted Transferee or is not a United
               States Tax Person, no Transfer of an Ownership Interest in a
               Residual Certificate to such proposed Transferee shall be
               effected.

                    (D) Each Person holding or acquiring an Ownership Interest in a Residual Certificate shall agree (1) to require a Transfer
               Affidavit and Agreement

                                      -99-

               from any prospective Transferee to whom such Person attempts to transfer its Ownership Interest in such Residual Certificate and
               (2) not to transfer its Ownership Interest in such Residual
               Certificate unless it provides to the Certificate Registrar a certificate substantially in the form attached hereto as Exhibit
               E-2 among other things stating that (x) it has conducted a reasonable investigation of the financial condition of the proposed Transferee and, as a result of the investigation, the
               Transferor determines that the proposed Transferee had
               historically paid its debts as they came due and found no
               significant evidence that the proposed Transferee will not continue to pay its debts as they come due in the future and, (y)
               it has no actual knowledge that such prospective Transferee is not a Permitted Transferee, is not a United States Tax Person, is
               a foreign permanent establishment or fixed base, within the meaning of any applicable income tax treaty, of any United States
               Tax Person or is a Person with respect to which income on the
               Residual Certificate is attributable to a foreign permanent establishment or fixed base, within the meaning of any applicable income tax treaty.

                    (E) Each Person holding or acquiring an Ownership Interest in a Residual Certificate that is a "pass-through interest holder" within the meaning of temporary Treasury Regulation
               Section 1.67-3T(a)(2)(i)(A) or is holding an Ownership Interest in a Residual Certificate on behalf of a "pass-through interest holder", by purchasing an Ownership Interest in such Certificate, agrees to give the Certificate Registrar written notice of its status as such immediately upon holding or acquiring such
               Ownership Interest in a Residual Certificate.

                    (F) If any purported Transferee shall become a Holder of a
               Residual Certificate in violation of the provisions of this
               Section 3.3(e) or if any Holder of a Residual Certificate shall lose its status as a Permitted Transferee or a United States Tax
               Person, then the last preceding Holder of such Residual
               Certificate that was in compliance with the provisions of this
               Section 3.3(e) shall be restored, to the extent permitted by law, to all rights and obligations as Holder thereof retroactive to the date of registration of such Transfer of such Residual
               Certificate. None of the Trustee, the Fiscal Agent, the Master
               Servicer, the Special Servicer, the Certificate Registrar or the
               Paying Agent shall be under any liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by this Section 3.3(e) or for making any payments due on such Certificate to the Holder thereof or for taking any other action with respect to such Holder under the provisions of this Agreement.

                    (G) If any purported Transferee shall become a Holder of a
               Residual Certificate in violation of the restrictions in this
               Section 3.3(e), or if any Holder of a Residual Certificate shall lose its status as a Permitted Transferee or a United States Tax
               Person, and to the extent that the retroactive restoration of the rights and obligations of the prior Holder of such Residual
               Certificate as described in clause (F) above shall be invalid, illegal or unenforceable, then the Trustee shall have the right, without notice to the Holder or any prior Holder of such Residual
               Certificate, but not the obligation, to sell or cause to be sold such Residual Certificate to a purchaser selected by the Trustee on such terms as the Trustee

                                     -100-

               may choose. Such noncomplying Holder shall promptly endorse and deliver such Residual Certificate in accordance with the
               instructions of the Certificate Registrar. Such purchaser may be the Certificate Registrar itself or any Affiliate of the
               Certificate Registrar. The proceeds of such sale, net of the commissions (which may include commissions payable to the
               Certificate Registrar or its Affiliates), expenses and taxes due, if any, will be remitted by the Certificate Registrar to such noncomplying Holder. The terms and conditions of any sale under this clause (G) shall be determined in the sole discretion of the
               Certificate Registrar, and the Certificate Registrar shall not be liable to any Person having an Ownership Interest in a Residual
               Certificate as a result of its exercise of such discretion.

The Master Servicer, on behalf of the Paying Agent, shall make available, upon written request from the Paying Agent, to the Internal Revenue Service and those
Persons specified by the REMIC Provisions, all information necessary to compute any tax imposed (A) as a result of the Transfer of an Ownership Interest in a
Residual Certificate to any Person who is not a Permitted Transferee, including the information described in Treasury Regulations Sections 1.860D-1(b)(5) and
1.860E-2(a)(5) with respect to the "excess inclusions" of such Residual
Certificate and (B) as a result of any regulated investment company, real estate investment trust, common trust fund, partnership, trust, estate or organization described in Section 1381 of the Code that holds an Ownership Interest in a
Residual Certificate having as among its record holders at any time any Person which is not a Permitted Transferee. The Person holding such Ownership Interest shall be responsible for the reasonable compensation of the Master Servicer and the Paying Agent for providing such information.

               The provisions of this Section 3.3(e) may be modified, added to or eliminated, provided that there shall have been delivered to the Trustee, the
Paying Agent, the Certificate Registrar, the Master Servicer, the Operating
Adviser and the Depositor the following:

                    (A) written notification from each Rating Agency to the
               effect that the modification of, addition to or elimination of such provisions will not cause such Rating Agency to qualify, downgrade or withdraw its then current rating of any Class of
               Certificates; and

                    (B) an Opinion of Counsel, in form and substance
               satisfactory to the Trustee, the Certificate Registrar and the
               Depositor, to the effect that such modification of, addition to or elimination of such provisions will not cause any of REMIC I,
               REMIC II or REMIC III to (x) cease to qualify as a REMIC or (y)
               be subject to an entity-level tax caused by the Transfer of any
               Residual Certificate to a Person which is not a Permitted
               Transferee, or cause a Person other than the prospective
               Transferee to be subject to a tax caused by the Transfer of a
               Residual Certificate to a Person which is not a Permitted
               Transferee.

               (f) None of the Master Servicer, the Special Servicer, the
Trustee, the Fiscal Agent, the Paying Agent or the Certificate Registrar shall have any liability to the Trust arising from a transfer of any Certificate in reliance upon a certification, ruling or Opinion of Counsel described in this
Section 3.3; provided, however, that the Certificate Registrar shall not register the transfer of a Residual Certificate if it has actual knowledge that the proposed transferee does

                                     -101-

not meet the qualifications of a permitted Holder of a Residual Certificate as set forth in Section 3.3(e); provided, further, that the Certificate Registrar shall not register the transfer of a Noneconomic Residual Interest if it shall have received notice that the Transferor has determined, as a result of the investigation under Section 3.3(e)(D), that the proposed Transferee has not paid its debts as they came due or that it will not pay its debts as they come due in the future. The Certificate Registrar shall have no obligation or duty to monitor, determine or inquire as to compliance with any restriction on transfer or exchange of Certificates or any interest therein imposed under this Article
III or under applicable law other than to require delivery of the certifications and/or opinions described in this Article III; provided, however, that the
Certificate Registrar shall not register the transfer of a Residual Certificate if it has actual knowledge that the proposed transferee does not meet the qualifications of a permitted Holder of a Residual Certificate as set forth in
Section 3.3(e). The Certificate Registrar shall have no liability for transfers
(including without limitation transfers made through the book-entry facilities of the Depository or between or among Participants or Certificate Owners) made in violation of applicable restrictions, provided that the Certificate Registrar has satisfied its duties expressly set forth in Sections 3.3(c), 3.3(d) and
3.3(e).

               (g) All Certificates surrendered for transfer and exchange shall be physically cancelled by the Certificate Registrar, and the Certificate
Registrar shall hold such cancelled Certificates in accordance with its standard procedures.

               (h) The Certificate Registrar shall provide the Master Servicer, the Special Servicer and the Depositor, upon written request, with an updated copy of the Certificate Register within a reasonable period of time following receipt of such request.

               (i) Unless and until it is exchanged in whole for the individual
Certificates represented thereby, a Global Certificate representing all of the
Certificates of a Class may not be transferred, except as a whole by the
Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Clearing Agency or a nominee of such successor
Clearing Agency, and no such transfer to any such other Person may be registered; provided that this subsection (i) shall not prohibit any transfer of a Certificate of a Class that is issued in exchange for a Global Certificate of the same Class pursuant to Section 3.9 below. Nothing in this subsection (i)
shall prohibit or render ineffective any transfer of a beneficial interest in a
Global Certificate effected in accordance with the other provisions of this
Section 3.3.

               SECTION 3.4 MUTILATED, DESTROYED, LOST OR STOLEN CERTIFICATES. If
(A) any mutilated Certificate is surrendered to the Certificate Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (B) except in the case of a mutilated Certificate so surrendered, there is delivered to the Certificate
Registrar such security or indemnity as may be required by it to save it harmless, then, in the absence of notice to the Certificate Registrar that such
Certificate has been acquired by a bona fide purchaser, the Certificate
Registrar shall execute, and the Authenticating Agent shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and interest in the Trust.
In connection with the issuance of any new Certificate under this Section 3.4, the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Certificate

                                     -102-

Registrar) connected therewith. Any replacement Certificate issued pursuant to this Section 3.4 shall constitute complete and indefeasible evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

               SECTION 3.5 PERSONS DEEMED OWNERS. Prior to presentation of a
Certificate for registration of transfer, the Master Servicer, the Special
Servicer, the Fiscal Agent, the Trustee, the Operating Adviser, the Paying Agent
and any agent of the Master Servicer, the Special Servicer, the Fiscal Agent,
the Paying Agent, the Trustee or the Operating Adviser may treat the Person in whose name any Certificate is registered as of the related Record Date as the owner of such Certificate for the purpose of receiving distributions as provided in this Agreement and for all other purposes whatsoever, and neither the Master
Servicer, the Special Servicer, the Fiscal Agent, the Trustee, the Paying Agent,
the Operating Adviser nor any agent of the Master Servicer, the Special
Servicer, the Fiscal Agent, the Trustee, the Paying Agent or the Operating
Adviser shall be affected by any notice to the contrary.

               SECTION 3.6 ACCESS TO LIST OF CERTIFICATEHOLDERS' NAMES AND
ADDRESSES.

               If three or more Certificateholders, a Certificateholder holding all the Certificates of any Class of Certificates, the Master Servicer, the
Special Servicer, the Paying Agent, the Trustee, the Operating Adviser or the
Depositor (A) request in writing from the Certificate Registrar a list of the names and addresses of Certificateholders and (B) in the case of a request by
Certificateholders, state that such Certificateholders desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates, then the Certificate Registrar shall, within ten
Business Days after the receipt of such request, afford such Certificateholders, the Master Servicer, the Special Servicer, the Depositor, the Paying Agent, the
Trustee or the Operating Adviser, as applicable, access during normal business hours to a current list of the Certificateholders. The expense of providing any such information requested by such Person shall be borne by the party requesting such information and shall not be borne by the Certificate Registrar or the
Trustee. Every Certificateholder, by receiving and holding a Certificate, agrees that the Certificate Registrar and the Trustee shall not be held accountable by reason of the disclosure of any such information as to the list of the
Certificateholders hereunder, regardless of the source from which such information was derived.

               SECTION 3.7 BOOK-ENTRY CERTIFICATES.

               (a) The Class A-1, Class A-2, Class A-3, Class A-4, Class X-1,
Class X-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class
J, Class K, Class L, Class M, Class N and Class O Certificates, upon original issuance, each shall be issued in the form of one or more Certificates representing the Book-Entry Certificates, to be delivered to the Certificate
Registrar, as custodian for The Depository Trust Company (the "Depository"), the
initial Clearing Agency, by, or on behalf of, the Depositor, provided, that any
Non-Investment Grade Certificates sold to Institutional Accredited Investors that are not Qualified Institutional Buyers will be issued as Definitive
Certificates. The Certificates shall initially be registered on the Certificate
Register in the name of Cede & Co., the nominee of the Depository, as the initial Clearing Agency, and no Certificate Owner will receive a definitive certificate representing such Certificate Owner's interest in the Certificates, except as provided in Section 3.9. Unless and until Definitive Certificates have been issued to the Certificate Owners pursuant to Section 3.9:

                                     -103-

                    (i) the provisions of this Section 3.7 shall be in full
force and effect with respect to each such Class;

                    (ii) the Depositor, the Master Servicer, the Paying Agent,
the Certificate Registrar and the Trustee may deal with the Clearing Agency for all purposes (including the making of distributions on the Certificates) as the authorized representative of the Certificate Owners;

                    (iii) to the extent that the provisions of this Section 3.7 conflict with any other provisions of this Agreement, the provisions of this
Section 3.7 shall control with respect to each such Class; and

                    (iv) the rights of the Certificate Owners of each such Class shall be exercised only through the Clearing Agency and the applicable
Participants and shall be limited to those established by law and agreements between such Certificate Owners and the Clearing Agency and/or the Participants.
Pursuant to the Depository Agreement, unless and until Certificates are issued pursuant to Section 3.9, the initial Clearing Agency will make book-entry transfers among the Participants and receive and transmit distributions of principal and interest on the related Certificates to such Participants.

               (b) For purposes of any provision of this Agreement requiring or permitting actions with the consent of, or at the direction of, Holders of the
Certificates evidencing a specified percentage of the aggregate unpaid principal amount of Certificates, such direction or consent may be given by the Clearing
Agency at the direction of Certificate Owners owning Certificates evidencing the requisite percentage of principal amount of Certificates. The Clearing Agency may take conflicting actions with respect to the Certificates to the extent that such actions are taken on behalf of the Certificate Owners.

               (c) The Certificates of each Class (other than the Residual
Certificates) initially sold in reliance on Rule 144A or with respect to the
Class E, Class F, Class G and Class H Certificates sold to Institutional
Accredited Investors shall be represented by the Rule 144A-IAI Global
Certificate for such Class, which shall be deposited with the Certificate
Registrar, as custodian for the Depository and registered in the name of Cede &
Co. as nominee of the Depository. The Class J, Class K, Class L, Class M, Class
N and Class O Certificates initially sold to Institutional Accredited Investors that are not Qualified Institutional Buyers shall be represented by IAI
Definitive Certificates for such Class. The Certificates evidenced by any Rule
144A-IAI Global Certificate or IAI Definitive Certificate shall be subject to certain restrictions on transfer as set forth in Section 3.3 hereof and shall bear legend(s) regarding such restrictions described herein.

               (d) The Certificates of each Class (other than the Residual
Certificates) initially sold in offshore transactions in reliance on Regulation
S shall be represented by the Regulation S Temporary Global Certificate for such
Class, which shall be deposited with the Certificate Registrar, as custodian for the Depository and registered in the name of Cede & Co. as nominee of the
Depository. Not earlier than the Release Date, beneficial interests in any
Regulation S Temporary Global Certificate shall be exchangeable for beneficial interests in the Regulation S Permanent Global Certificate for such Class.
Beneficial interests in any Regulation S Temporary Global Certificate may be
held only through Euroclear Bank or Clearstream Bank;

                                     -104-

provided, however, that such interests may be exchanged for interests in the
Rule 144A-IAI Global Certificate for such Class in accordance with the certification requirements described in Section 3.7(f). The Regulation S
Permanent Global Certificates shall be deposited with the Certificate Registrar, as custodian for the Depository and registered in the name of Cede & Co. as nominee of the Depository.

               On or prior to the Release Date and on or prior to any
Distribution Date occurring prior to the Release Date, each Certificate Owner of a Regulation S Temporary Global Certificate that holds a beneficial interest therein on the Release Date or on any such Distribution Date, as the case may be, must deliver to Euroclear Bank or Clearstream Bank (as applicable) a
Regulation S Certificate; provided, however, that any Certificate Owner that holds a beneficial interest in a Regulation S Temporary Global Certificate on the Release Date or on any such Distribution Date that has previously delivered a Regulation S Certificate to Euroclear Bank or Clearstream Bank with respect to its interest therein does not need to deliver any subsequent Regulation S
Certificate (unless the certificate previously delivered is no longer true as of such subsequent date, and such Certificate Owner must promptly notify Euroclear
Bank or Clearstream Bank, as applicable, thereof). Euroclear Bank or Clearstream
Bank, as applicable, shall be required to promptly deliver to the Certificate
Registrar a certificate substantially in the form of Exhibit I hereto to the effect that it has received the requisite Regulation S Certificates for each such Class, and no Certificate Owner (or transferee from any such Certificate
Owner) shall be entitled to receive an interest in the Regulation S Permanent
Global Certificate for such Class or any payment or principal or interest with respect to its interest in such Regulation S Temporary Global Certificate prior to the Certificate Registrar receiving such certification from Euroclear Bank or
Clearstream Bank with respect to the portion of the Regulation S Temporary
Global Certificate owned by such Certificate Owner (and, with respect to an interest in the applicable Regulation S Permanent Global Certificate, prior to the Release Date). After the Release Date, distributions due with respect to any beneficial interest in a Regulation S Temporary Global Certificate shall not be made to the holders of such beneficial interests unless exchange for a beneficial interest in the related Regulation S Permanent Global Certificate is improperly withheld or refused. No interest in a Regulation S Global Certificate may be held by or transferred to a U.S. Person (as defined in Regulation S)
except for exchanges for a beneficial interest in the Rule 144A-IAI Global
Certificate for such Class as described in Section 3.7(f).

               (e) Except in the limited circumstances described below in
Section 3.9, owners of beneficial interests in Global Certificates shall not be entitled to receive physical delivery of Definitive Certificates. The
Certificates are not issuable in bearer form. Upon the issuance of each Global
Certificate, the Depository or its custodian shall credit, on its internal system, the respective principal amount of the individual beneficial interests represented by such Global Certificate to the accounts of Persons who have accounts with such Depository. Such accounts initially shall be designated by or on behalf of the Underwriters and Placement Agents. Ownership of beneficial interests in a Global Certificate shall be limited to Customers or Persons who hold interests directly or indirectly through Customers. Ownership of beneficial interests in the Global Certificates shall be shown on, and the transfer of that ownership shall be effected only through, records maintained by the Depository or its nominee (with respect to interests of Customers) and the records of
Customers (with respect to interests of Persons other than Customers).

                                     -105-

               So long as the Depository, or its nominee, is the registered holder of a Global Certificate, the Depository or such nominee, as the case may be, shall be considered the sole owner and holder of the Certificates represented by such Global Certificate for all purposes under this Agreement and the Certificates, including, without limitation, obtaining consents and waivers thereunder, and the Trustee, the Paying Agent and the Certificate Registrar
shall not be affected by any notice to the contrary. Except under the circumstance described in Section 3.9, owners of beneficial interests in a
Global Certificate will not be entitled to have any portions of such Global
Certificate registered in their names, will not receive or be entitled to receive physical delivery of Definitive Certificates in certificated form and shall not be considered the owners or holders of the Global Certificate (or any
Certificates represented thereby) under this Agreement or the Certificates. In addition, no Certificate Owner of an interest in a Global Certificate shall be able to transfer that interest except in accordance with the Depository's applicable procedures (in addition to those under this Agreement and, if applicable, those of Euroclear Bank and Clearstream Bank).

               (f) Any holder of an interest in a Regulation S Global
Certificate shall have the right, upon prior written notice to the Certificate
Registrar, Euroclear Bank or Clearstream Bank, as applicable, and the
Depository, in the form of an Exchange Certification (substantially in the form of Exhibit H attached hereto), to exchange all or a portion of such interest (in authorized denominations as set forth in Section 3.1(b)) for an equivalent interest in the Rule 144A-IAI Global Certificate for such Class in connection with a transfer of its interest therein to a transferee that is eligible to hold an interest in such Rule 144A-IAI Global Certificate as described herein;
provided, however, that no Exchange Certification shall be required if any such exchange occurs after the Release Date. Any holder of an interest in the Rule
144A-IAI Global Certificate shall have the right, upon prior written notice to the Certificate Registrar, the Depository and Euroclear Bank or Clearstream
Bank, as applicable, in the form of an Exchange Certification, to exchange all or a portion of such interest (in authorized denominations as set forth in
Section 3.1(b)) for an equivalent interest in the Regulation S Global
Certificate for such Class in connection with a transfer of its interest therein to a transferee that is eligible to hold an interest in such Regulation S Global
Certificate as described herein; provided, however, that if such exchange occurs prior to the Release Date, the transferee shall acquire an interest in a
Regulation S Temporary Global Certificate only and shall be subject to all of the restrictions associated therewith described in Section 3.7(d). Following receipt of any Exchange Certification or request for transfer, as applicable, by the Certificate Registrar: (i) the Certificate Registrar shall endorse the schedule to any Global Certificate representing the Certificate or Certificates being exchanged to reduce the stated principal amount of such Global Certificate by the denominations of the Certificate or Certificates for which such exchange is to be made, and (ii) the Certificate Registrar shall endorse the schedule to any Global Certificate representing the Certificate or Certificates for which such exchange is to be made to increase the stated principal amount of such
Global Certificate by the denominations of the Certificate or Certificates being exchanged therefor. The form of the Exchange Certification shall be available from the Certificate Registrar.

               SECTION 3.8 NOTICES TO CLEARING AGENCY. Whenever notice or other communication to the Certificateholders is required under this Agreement, unless and until Definitive Certificates shall have been issued to the related
Certificateholders pursuant to Section 3.9, the Paying Agent shall give all such notices and communications specified herein to be given to Holders of the
Book-Entry Certificates to the Clearing Agency which shall give such

                                     -106-

notices and communications to the related Participants in accordance with its applicable rules, regulations and procedures.

               SECTION 3.9 DEFINITIVE CERTIFICATES.

               (a) Definitive Certificates will be issued to the owners of beneficial interests in a Global Certificate or their nominees if (i) the
Clearing Agency notifies the Depositor and the Certificate Registrar in writing that the Clearing Agency is unwilling or unable to continue as depositary for such Global Certificate and a qualifying successor depositary is not appointed by the Depositor within 90 days thereof, (ii) the Trustee has instituted or caused to be instituted or has been directed to institute any judicial proceeding in a court to enforce the rights of the Certificateholders under this
Agreement and under such Global Certificate and the Trustee has been advised by counsel that in connection with such proceeding it is necessary or advisable for the Trustee or its custodian to obtain possession of such Global Certificate, or
(iii) after the occurrence of an Event of Default, Certificate Owners representing a majority in aggregate outstanding Certificate Balance of such
Global Certificate advise the Clearing Agency through the Participants in writing (and the Clearing Agency so advises the Depositor, the Certificate
Registrar and the Master Servicer in writing) that the continuation in global form of the Certificates being evidenced by such Global Certificate is no longer in their best interests; provided, that under no circumstances will Definitive
Certificates be issued to Certificate Owners of the Regulation S Temporary
Global Certificate. Upon notice of the occurrence of any of the events described in the preceding sentence, the Certificate Registrar shall notify the Clearing
Agency and request the Clearing Agency to notify all Certificate Owners, through the applicable Participants, of the occurrence of the event and of the availability of Definitive Certificates to such Certificate Owners requesting the same. Upon surrender to the Certificate Registrar of the Global Certificates
by the Clearing Agency, accompanied by registration instructions from the
Clearing Agency for registration, the Certificate Registrar shall execute, and the Authenticating Agent shall authenticate and deliver, the Definitive
Certificates. None of the Depositor, the Trustee, the Paying Agent, the
Certificate Registrar or the Fiscal Agent shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive
Certificates, all references herein to obligations imposed upon or to be performed by the Clearing Agency shall be deemed to be imposed upon and performed by the Certificate Registrar, to the extent applicable with respect to such Definitive Certificates, and the Certificate Registrar and the Trustee and
the Paying Agent shall recognize the Holders of Definitive Certificates as
Certificateholders hereunder.

               (b) Distributions of principal and interest on the Definitive
Certificates shall be made by the Paying Agent directly to holders of Definitive
Certificates in accordance with the procedures set forth in this Agreement.

                                   ARTICLE IV

                                    ADVANCES

               P&I Advances and Servicing Advances shall be made as provided herein by the Master Servicer and, if the Master Servicer does not make such
Advances, by the Trustee, and if the Trustee does not make such Advances, by the
Fiscal Agent except to the extent that the

                                     -107-

Master Servicer, the Trustee or the Fiscal Agent, as applicable, determines in accordance with Section 4.4 below, that any such Advance would be a
Nonrecoverable Advance.

               SECTION 4.1 P&I ADVANCES BY MASTER SERVICER.

               (a) On or prior to the Advance Report Date, the Master Servicer shall notify the Trustee and the Paying Agent if the P&I Advance Amount for such
Distribution Date is greater than zero, and the Master Servicer shall make a P&I
Advance in respect of each Mortgage Loan of such amount no later than the Master
Servicer Remittance Date. It is understood that the obligation of the Master
Servicer to make such P&I Advances is mandatory and shall apply through any court appointed stay period or similar payment delay resulting from any insolvency of the Mortgagor or related bankruptcy, notwithstanding any other provision of this Agreement. Notwithstanding the foregoing, the Master Servicer shall not be required to make such P&I Advance, if the Master Servicer determines, in accordance with Section 4.4 below, that any such P&I Advance would be a Nonrecoverable Advance and shall not make such P&I Advance if such
P&I Advance if made would be a Nonrecoverable Advance as determined by the
Special Servicer in accordance with the Servicing Standard, in which event the
Special Servicer shall promptly direct the Master Servicer not to make such P&I
Advance. Such determination shall be conclusive and binding on the Trustee, the
Fiscal Agent and the Certificateholders. The Special Servicer shall not make P&I
Advances under this Agreement. If the Master Servicer fails to make a P&I
Advance that it is required to make under this Section 4.1, it shall promptly notify the Trustee and the Paying Agent of such failure.

               (b) If the Master Servicer determines that there is a P&I Advance
Amount for a Distribution Date, the Master Servicer shall on the related Master
Servicer Remittance Date either (A) deposit in the Certificate Account an amount equal to the P&I Advance Amount or (B) utilize funds in the Certificate Account being held for future distributions or withdrawals to make such Advance. Any funds being held in the Certificate Account for future distribution or withdrawal and so used shall be replaced by the Master Servicer from its own funds by deposit in the Certificate Account on or before any future Master
Servicer Remittance Date to the extent that funds in the Certificate Account on such Master Servicer Remittance Date shall be less than payments to the Paying
Agent or other Persons required to be made on such date.

               (c) The applicable Non-Serviced Mortgage Loan Master Servicer is obligated to make Servicing Advances pursuant to the related Non-Serviced
Mortgage Loan Pooling and Servicing Agreement with respect to any Non-Serviced
Mortgage Loan, and the Master Servicer shall not have any obligation to make
Servicing Advances with respect to such Mortgage Loan.

               SECTION 4.1A P&I ADVANCES WITH RESPECT TO NON-SERVICED MORTGAGE
LOANS AND SERVICED PARI PASSU MORTGAGE LOANS.

               With respect to the Non-Serviced Mortgage Loans and Serviced Pari
Passu Mortgage Loans (the "P&I Pari Passu Loans"), the Master Servicer shall make its determination that a P&I Advance previously made on any P&I Pari Passu
Loan is a Nonrecoverable Advance or that any proposed P&I Advance, if made, would constitute a Nonrecoverable Advance with respect to such P&I Pari Passu
Loan in accordance with Section 4.1 independently of any determination made by any Other Master Servicer under the related Other Companion Loan Pooling and
Servicing Agreement in respect of any P&I Pari Passu Loan following deposit of the

                                     -108-

Non-Serviced Companion Mortgage Loans or Serviced Companion Mortgage Loans into a commercial mortgage securitization trust, and the Other Master Servicer shall make its own determination that it has made a P&I Advance that is a
Nonrecoverable Advance (both as defined in the related Other Companion Loan
Pooling and Servicing Agreement) or that any proposed P&I Advance, if made, would constitute a Nonrecoverable Advance (both as defined in the related Other
Companion Loan Pooling and Servicing Agreement) with respect to the Non-Serviced
Companion Mortgage Loans or Serviced Companion Mortgage Loans, as applicable, in accordance with the related Other Companion Loan Pooling and Servicing
Agreement. The determination by either the Master Servicer or the Other Master
Servicer made on the earlier of (i) the Advance Report Date and (ii) the Other
Advance Report Date that any such P&I Advance is nonrecoverable shall be binding on the Other Master Servicer and the Master Servicer, as applicable, the
Certificateholders and the holders of any securities relating to the
Non-Serviced Companion Mortgage Loans or Serviced Companion Mortgage Loans, as
applicable. The Master Servicer shall not make a P&I Advance with respect to any
P&I Pari Passu Loan after its receipt of notice from the related Other Master
Servicer that it has determined that it has made a P&I Advance that is a
Nonrecoverable Advance on the Non-Serviced Companion Mortgage Loans or Serviced
Companion Mortgage Loans, as applicable, or that any proposed P&I Advance, if made, would constitute a Nonrecoverable Advance pursuant to the relevant Other
Companion Loan Pooling and Servicing Agreement.

               If the Master Servicer determines that an Advance would be (if made), or any outstanding Advance previously made is, a Nonrecoverable Advance, the Master Servicer shall provide the Other Master Servicer written notice of such determination. If the Master Servicer receives written notice by the Other
Master Servicer that it has determined, with respect to any Mortgage Loan, that any proposed future Advance would be, or any outstanding Advance is, a
Nonrecoverable Advance, the Master Servicer shall not make any additional
Advances with respect to such Mortgage Loan unless the Master Servicer has consulted with the Other Master Servicer and they both agree that circumstances with respect to such Mortgage Loan have changed such that a proposed future
Advance would not be a Nonrecoverable Advance. Notwithstanding the foregoing, the Master Servicer shall continue to have the discretion provided in this
Agreement to determine that any future Advance or outstanding Advance would be, or is, as applicable, a Nonrecoverable Advance. Once such a determination is made by the Master Servicer or the Master Servicer receives written notice of such determination by the Other Master Servicer, the Master Servicer shall follow the process set forth in this paragraph before making any additional
Advances with respect to such Mortgage Loan.

               Following a securitization of a Serviced Companion Mortgage Loan, the Master Servicer shall be required to deliver to the related Other Master
Servicer the following information: (i) any loan related information (in the form received), including without limitation CMSA Reports relating to the related Serviced Pari Passu Mortgage Loan, applicable to a determination that an
Advance is or would be a Nonrecoverable Advance, within one Business Day of the
Master Servicer's receipt thereof, (ii) notice of any Servicing Advance it, the
Trustee or the Fiscal Agent makes with respect to the related Serviced Pari
Passu Mortgage Loan within one Business Day of the making of such Advance and
(iii) notice of any determination that any Servicing Advance is a Nonrecoverable
Advance within one Business Day thereof.

               SECTION 4.2 SERVICING ADVANCES. The Master Servicer and, if the
Master Servicer does not, the Trustee to the extent the Trustee receives written notice from the Paying

                                      -109-

Agent that such Advance has not been made by the Master Servicer, and if the
Trustee does not, the Fiscal Agent (if the Fiscal Agent has knowledge that such
Advance is required to be made), shall make Servicing Advances to the extent provided in this Agreement, except to the extent that the Master Servicer, the
Trustee or the Fiscal Agent, as applicable, determines in accordance with
Section 4.4 below, that any such Advance would be a Nonrecoverable Advance and, subject to the last sentence of this Section 4.2, except to the extent the
Special Servicer determines in accordance with the Servicing Standard and
Section 4.4 that such Advance, if made, would be a Nonrecoverable Advance, in which event the Special Servicer shall promptly direct the Master Servicer not to make such Advance. Such determination by the Master Servicer or the Special
Servicer shall be conclusive and binding on the Trustee, the Fiscal Agent and the Certificateholders and, in the case of any B Note, the holder of the related
B Note and, in the case of any Serviced Pari Passu Mortgage Loan, the holder of the related Serviced Companion Mortgage Loan. The Special Servicer shall not be required to make Servicing Advances under this Agreement but may make such
Servicing Advances at its option in which event the Master Servicer shall reimburse the Special Servicer for such Servicing Advance within 30 days of receipt of a statement therefor. Promptly after discovering that the Master
Servicer has failed to make a Servicing Advance that the Master Servicer is required to make hereunder, the Paying Agent shall promptly notify the Trustee in writing of the failure by the Master Servicer to make such Servicing Advance.
The Master Servicer may make Servicing Advances in its own discretion if it determines that making such Servicing Advance is in the best interest of the
Certificateholders, even if the Master Servicer or the Special Servicer has determined, in accordance with Section 4.4 below, that any such Advance would be a Nonrecoverable Advance.

               SECTION 4.3 ADVANCES BY THE TRUSTEE AND THE FISCAL AGENT.

               (a) To the extent that the Master Servicer fails to make a P&I
Advance with respect to a Mortgage Loan by the Master Servicer Remittance Date
(other than a P&I Advance that the Master Servicer or the Special Servicer determines is a Nonrecoverable Advance), the Trustee shall make such P&I Advance with respect to such Mortgage Loan to the extent the Trustee receives written notice from the Paying Agent not later than 10:00 a.m. (New York City time) on the Distribution Date that such Advance has not been made by the Master Servicer on the Master Servicer Remittance Date unless the Trustee determines that such
P&I Advance, if made, would be a Nonrecoverable Advance. To the extent that the
Trustee fails to make a P&I Advance required to be made by the Trustee hereunder on the Distribution Date (other than a P&I Advance that the Master Servicer or the Trustee determines is a Nonrecoverable Advance), the Fiscal Agent will advance such P&I Advance unless the Fiscal Agent determines that any such P&I
Advance, if made, would be a Nonrecoverable Advance. To the extent that the
Fiscal Agent is required hereunder to make P&I Advances on the Mortgage Loans, it shall deposit the amount thereof in the Distribution Account by 1:00 p.m.
(New York City time) on each such Distribution Date. The Paying Agent shall notify the Trustee in writing as soon as practicable, but not later than 10:00
a.m. (New York City time) on the Distribution Date if the Master Servicer has failed to make a P&I Advance.

               (b) To the extent that the Master Servicer fails to make a
Servicing Advance by the date such Servicing Advance is required to be made
(other than a Servicing Advance that the Master Servicer determines is a
Nonrecoverable Advance), and a Responsible Officer of the Trustee receives notice thereof, the Trustee shall make such Servicing Advance promptly, but in any event, not later than five Business Days after notice thereof in accordance with Section 4.2,

                                     -110-

unless the Trustee determines that such Servicing Advance, if made, would be a
Nonrecoverable Advance.

               (c) To the extent that the Trustee fails to make a Servicing
Advance required to be made by the Trustee hereunder by the later of (i) the date such Servicing Advance is required to be made and (ii) five Business Days after the date the Trustee has received notice pursuant to subsection (b) above, that such Servicing Advance has not been made by the Master Servicer (other than a Servicing Advance that the Master Servicer or the Trustee has determined to be a Nonrecoverable Advance), the Fiscal Agent will advance such Servicing Advance, unless the Fiscal Agent determines that such Servicing Advance, if made, would be a Nonrecoverable Advance.

               The initial Trustee's failure to make any Advance required to be made by it hereunder shall not constitute a default by the initial Trustee hereunder if the initial Fiscal Agent makes such Advance at or before the time when the Trustee was required to make such Advance.

               SECTION 4.4 EVIDENCE OF NONRECOVERABILITY.

               (a) If the Master Servicer or the Special Servicer determines at any time, in its sole discretion, exercised in good faith, that any Advance previously made (or Unliquidated Advance in respect thereof) or any proposed
Advance, if made, would constitute a Nonrecoverable Advance, such determination shall be evidenced by an Officer's Certificate delivered to the Trustee, the
Master Servicer, the Paying Agent, the Special Servicer, the Operating Adviser
and the Rating Agencies (and the holder of the Serviced Companion Mortgage Loan if the Advance relates to a Loan Pair) by the Business Day prior to the
Distribution Date. Such Officer's Certificate shall set forth the reasons for such determination of nonrecoverability, together with, to the extent such information, report or document is in the Master Servicer's or Special
Servicer's possession, any related financial information such as related income and expense statements, rent rolls, occupancy status, property inspections and any Appraisals performed within the last 12 months on the Mortgaged Property, and, if such reports are used by the Master Servicer or the Special Servicer, as applicable, to determine that any P&I Advance or Servicing Advance, as applicable, would be a Nonrecoverable Advance, any engineers' reports, environmental surveys, internal final valuations or other information relevant thereto which support such determination. If the Trustee or the Fiscal Agent, as applicable, determines at any time that any portion of an Advance previously made or a portion of a proposed Advance that the Trustee or the Fiscal Agent, as applicable, is required to make pursuant to this Agreement, if made, would constitute a Nonrecoverable Advance, such determination shall be evidenced by an
Officer's Certificate of a Responsible Officer of the Trustee or the Fiscal
Agent, as applicable, delivered to the Depositor, the Master Servicer, the
Special Servicer, the Paying Agent and the Operating Adviser similar to the
Officer's Certificate of the Master Servicer or the Special Servicer described in the prior sentence. If the Special Servicer determines at any time that any portion of an Advance previously made would constitute a Nonrecoverable Advance, such determination shall be evidenced by an Officer's Certificate of a
Responsible Officer of the Special Servicer, delivered to the Depositor, the
Master Servicer, the Trustee, the Fiscal Agent, the Paying Agent and the
Operating Adviser similar to the Officer's Certificate of the Master Servicer described above. The Trustee and the Fiscal Agent shall not be required to make an Advance that the Master Servicer or the Special Servicer (or with respect to a Mortgage Loan included in a Loan Pair or any Non-Serviced

                                     -111-

Mortgage Loan, the related Other Master Servicer) has previously determined to be a Nonrecoverable Advance. Notwithstanding any other provision of this
Agreement, none of the Master Servicer, the Special Servicer, the Trustee or the
Fiscal Agent shall be obligated to, nor shall it, make any Advance or make any payment that is designated in this Agreement to be an Advance, if it determines in its good faith judgment that such Advance or such payment (including interest accrued thereon at the Advance Rate) would be a Nonrecoverable Advance. The
Master Servicer's determination in accordance with the above provisions shall be conclusive and binding on the Trustee, the Fiscal Agent, the Paying Agent and
the Certificateholders. The Master Servicer shall consider Unliquidated Advances in respect of prior P&I Advances and Servicing Advances as outstanding Advances for purposes of nonrecoverablility determinations as if such Unliquidated
Advance were a P&I Advance or Servicing Advance, as applicable.

               (b) Any Non-Serviced Mortgage Loan Master Servicer, Non-Serviced
Mortgage Loan Trustee or Non-Serviced Mortgage Loan Fiscal Agent, as applicable, shall be entitled to reimbursement for Pari Passu Loan Nonrecoverable Advances pursuant to and to the extent set forth in the related Non-Serviced Mortgage
Loan Intercreditor Agreement (with, in each case, any accrued and unpaid interest thereon provided for under the related Non-Serviced Mortgage Loan
Pooling and Servicing Agreement) in the manner set forth in Section 5.2.

               SECTION 4.5 INTEREST ON ADVANCES; CALCULATION OF OUTSTANDING
ADVANCES WITH RESPECT TO A MORTGAGE LOAN. Any unreimbursed Advance funded from the Master Servicer's, the Special Servicer's, the Trustee's or the Fiscal
Agent's own funds shall accrue interest on a daily basis, at a per annum rate equal to the Advance Rate, from and including the date such Advance was made to but not including the date on which such Advance has been reimbursed; provided, however, that neither the Master Servicer nor any other party shall be entitled to interest accrued on the amount of any P&I Advance with respect to any
Mortgage Loan or any B Note for the period commencing on the date of such P&I
Advance and ending on the day on which the grace period applicable to the related Mortgagor's obligation to make the related Scheduled Payment expires pursuant to the related Mortgage Loan or B Note documents. All Late Collections on any Non-Serviced Mortgage Loan in respect of interest shall, promptly following receipt thereof, be applied by the Master Servicer to reimburse the interest component of any P&I Advance outstanding with respect to such
Non-Serviced Mortgage Loan. Any party that makes a P&I Advance with respect to any Non-Serviced Mortgage Loan shall provide to the applicable Non-Serviced
Mortgage Loan Master Servicer monthly, at least two Business Days prior to the next succeeding Due Date for such Non-Serviced Mortgage Loan, written notice of whether (and, if any, how much) Advance Interest will be payable on the interest component of that P&I Advance through the next succeeding related Master
Servicer Remittance Date. For purposes of determining whether a P&I Advance is outstanding, amounts collected with respect to a particular Mortgage Loan, B
Note or REO Property and treated as collections of principal or interest shall be applied first to reimburse the earliest P&I Advance, and then each succeeding
P&I Advance to the extent not inconsistent with Section 4.6. The Master Servicer shall use efforts consistent with the Servicing Standard to collect (but shall have no further obligation to collect), with respect to the Mortgage Loans (and the Serviced Companion Mortgage Loans) that are not Specially Serviced Mortgage
Loans, Late Fees and default interest from the Mortgagor in an amount sufficient to pay Advance Interest. The Master Servicer shall be entitled to retain Late
Fees and default interest paid by any Mortgagor during a Collection Period with respect to any Mortgage Loan (other than the portion of such Late Fee and default interest that relates to

                                     -112-

the period commencing after the Servicing Transfer Event in respect of a
Specially Serviced Mortgage Loan, as to which the Special Servicer shall retain
Late Fees and default interest with respect to such Specially Serviced Mortgage
Loan, subject to the offsets set forth below) as additional servicing compensation only to the extent such Late Fees and default interest exceed
Advance Interest on a "pool basis" for all Mortgage Loans other than Specially
Serviced Mortgaged Loans. The Special Servicer, with respect to any Specially
Serviced Mortgage Loan, shall (i) pay from any Late Fees and default interest collected from such Specially Serviced Mortgage Loan (a) any outstanding and unpaid Advance Interest in respect of such Specially Serviced Mortgage Loan to the Master Servicer, the Trustee or the Fiscal Agent, as applicable and (b) to the Trust, any losses previously incurred by the Trust with respect to such
Specially Serviced Mortgage Loan and (ii) retain any remaining portion of such
Late Fees and default interest as additional Special Servicer Compensation.

               SECTION 4.6 REIMBURSEMENT OF ADVANCES AND ADVANCE INTEREST.

               (a) Advances made with respect to each Mortgage Loan, Serviced
Companion Mortgage Loan, B Note, Specially Serviced Mortgage Loan or REO
Property (including Advances later determined to be Nonrecoverable Advances) and
Advance Interest thereon shall be reimbursed to the extent of the amounts identified to be applied therefor in Section 5.2. The aggregate of the amounts available to repay Advances and Advance Interest thereon pursuant to Section 5.2 collected in any Collection Period with respect to Mortgage Loans, any Serviced
Companion Mortgage Loan or any B Note or Specially Serviced Mortgage Loans or
REO Property shall be an "Available Advance Reimbursement Amount."

               (b) To the extent that Advances have been made on the Mortgage
Loans, any Serviced Companion Mortgage Loan, any B Note, any Specially Serviced
Mortgage Loans or any REO Mortgage Loans, the Available Advance Reimbursement
Amount with respect to any Determination Date shall be applied to reimburse (i)
the Fiscal Agent for any Advances outstanding to the Fiscal Agent with respect to any of such Mortgage Loans, Serviced Companion Mortgage Loan, B Note,
Specially Serviced Mortgage Loans or REO Mortgage Loans, plus any Advance
Interest owed to the Fiscal Agent with respect to such Advances and then (ii)
the Trustee for any Advances outstanding to the Trustee with respect to any of such Mortgage Loans, Serviced Companion Mortgage Loan, B Note, Specially
Serviced Mortgage Loans or REO Mortgage Loans, plus any Advance Interest owed to the Trustee with respect to such Advances and then (iii) the Master Servicer for any Advances outstanding to the Master Servicer with respect to any of such
Mortgage Loans, Serviced Companion Mortgage Loan, B Note, Specially Serviced
Mortgage Loans or REO Mortgage Loans, plus any Advance Interest owed to the
Master Servicer with respect to such Advances and then (iv) the Special Servicer for any Advances outstanding to the Special Servicer with respect to any of such
Mortgage Loans, Serviced Companion Mortgage Loan, B Note, Specially Serviced
Mortgage Loans or REO Mortgage Loans, plus any Advance Interest owed to the
Special Servicer with respect to such Advances. To the extent that any Advance
Interest payable to the Master Servicer, the Special Servicer, the Trustee or
the Fiscal Agent with respect to a Specially Serviced Mortgage Loan or REO
Mortgage Loan cannot be recovered from the related Mortgagor, the amount of such
Advance Interest shall be payable to the Fiscal Agent, the Trustee, the Special
Servicer or the Master Servicer, as the case may be, from amounts on deposit in the Certificate Account (or sub-account thereof) or the Distribution Account, to the extent of amounts identified to be applied therefor, pursuant to Section
5.2(a) or Section 5.3(b)(ii). The Master Servicer's, the Special

                                     -113-

Servicer's, the Fiscal Agent's and the Trustee's right of reimbursement under this Agreement for Advances shall be prior to the rights of the
Certificateholders (and, in the case of a Serviced Companion Mortgage Loan, the holder thereof and, in the case of a B Note, the holder thereof) to receive any amounts recovered with respect to such Mortgage Loans, Serviced Companion
Mortgage Loans, B Notes or REO Mortgage Loans.

               (c) Advance Interest will be paid to the Fiscal Agent, the
Trustee, the Master Servicer and/or the Special Servicer (in accordance with the priorities specified in the preceding paragraph) first, from Late Fees and default interest collected from the Mortgage Loans during the Collection Period during which the related Advance is reimbursed, and then from Excess Liquidation
Proceeds then available prior to payment from any other amounts. Late Fees and default interest will be applied on a "pool basis" for non-Specially Serviced
Mortgage Loans and on a "loan-by-loan basis" (under which Late Fees and default interest will be offset against the Advance Interest arising only from that particular Specially Serviced Mortgage Loan) for Specially Serviced Mortgage
Loans, as the case may be, to the payment of Advance Interest on all Advances on such non-Specially Serviced Mortgage Loans or such Specially Serviced Mortgage
Loans, as the case may be, then being reimbursed. Advance Interest payable to the Master Servicer, the Special Servicer, the Fiscal Agent or the Trustee in
respect of Servicing Advances on any Loan Pair shall be allocated to the
Serviced Pari Passu Mortgage Loan and the Serviced Companion Mortgage Loan on a
pro rata basis based upon the Principal Balance thereof.

               (d) Amounts applied to reimburse Advances shall first be applied to reduce Advance Interest thereon that was not paid from amounts specified in the preceding paragraph (c) and then to reduce the outstanding amount of such
Advances.

               (e) To the extent that the Special Servicer incurs out-of-pocket expenses, in accordance with the Servicing Standard, in connection with servicing Specially Serviced Mortgage Loans, the Master Servicer shall reimburse the Special Servicer for such expenditures within 30 days after receiving an invoice and a report from the Special Servicer, subject to Section 4.4. With respect to each Collection Period, the Special Servicer shall deliver such invoice and report to the Master Servicer by the following Determination Date.
All such amounts reimbursed by the Master Servicer shall be a Servicing Advance.
In the event that the Master Servicer fails to reimburse the Special Servicer hereunder or the Master Servicer determines that such Servicing Advance was or, if made, would be a Nonrecoverable Advance and the Master Servicer does not make such payment, the Special Servicer shall notify the Master Servicer and the
Paying Agent in writing of such nonpayment and the amount payable to the Special
Servicer and shall be entitled to receive reimbursement from the Trust as an
Additional Trust Expense. The Master Servicer, the Paying Agent and the Trustee
shall have no obligation to verify the amount payable to the Special Servicer pursuant to this Section 4.6(e) and circumstances surrounding the notice delivered by the Special Servicer pursuant to this Section 4.6(e).

               SECTION 4.7 FISCAL AGENT TERMINATION EVENT. "Fiscal Agent
Termination Event," wherever used herein, means any one of the following events:

                    (i) Any failure by the Fiscal Agent to remit to the Paying
Agent when due any required Advance for any Mortgage Loan; or

                                     -114-

                    (ii) A decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Fiscal Agent and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

                    (iii) The Fiscal Agent shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings or relating to the Fiscal Agent or relating to all or substantially all of its property; or

                    (iv) The Fiscal Agent shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing; or

                    (v) The long-term unsecured debt of the Fiscal Agent is
rated below "Aa3" by Moody's or "AA-" by S&P (or "A+" by S&P if the Fiscal
Agent's short-term unsecured debt is rated at least "A-1" by S&P), unless such other rating shall be acceptable to the Rating Agencies as evidenced by a Rating
Agency Confirmation; or

                    (vi) With respect to the initial Fiscal Agent, LaSalle Bank
National Association resigns or is removed pursuant to Section 7.6 hereof.

               SECTION 4.8 PROCEDURE UPON TERMINATION EVENT.

               (a) On the date specified in a written notice of termination given to the Fiscal Agent pursuant to Section 7.6(c), all authority, power and rights of the Fiscal Agent under this Agreement, whether with respect to the
Mortgage Loans or otherwise, shall terminate and a successor Fiscal Agent, if necessary, shall be appointed by the Trustee, with the consent of the Depositor;
provided that the successor Fiscal Agent meets the eligibility requirements set forth in Section 7.5. The Fiscal Agent agrees to cooperate with the Trustee in effecting the termination of the Fiscal Agent's responsibilities and rights hereunder as Fiscal Agent.

               (b) Notwithstanding the termination of its activities as Fiscal
Agent, the terminated Fiscal Agent shall continue to be entitled to reimbursement to the extent provided in Section 4.6 but only to the extent such reimbursement relates to the period up to and including the date on which the
Fiscal Agent's termination is effective. The Fiscal Agent shall be reimbursed for all amounts owed to it hereunder on or prior to the effective date of its termination from amounts on deposit in the Certificate Account.

               SECTION 4.9 MERGER OR CONSOLIDATION OF FISCAL AGENT. Any Person
into which the Fiscal Agent may be merged or consolidated, or any Person resulting from any merger, conversion, other change in form or consolidation to which the Fiscal Agent shall be a party, or any Person succeeding to the business of the Fiscal Agent, shall be the successor of the Fiscal Agent hereunder, without the execution or filing of any paper or any further act on the part

                                     -115-

of any of the parties hereto, anything herein to the contrary notwithstanding;
provided that (i) the successor to the Fiscal Agent or resulting Person shall have a net worth of not less than $100,000,000, (ii) such successor or resulting
Person shall be satisfactory to the Trustee, (iii) such successor or resulting
Person shall execute and deliver to the Trustee an agreement, in form and substance satisfactory to the Trustee, which contains an assumption by such
Person of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Fiscal Agent under this Agreement from and after the date of such agreement, (iv) the successor or surviving entity meets the eligibility requirements set forth in Section 7.5, and (v) the
Fiscal Agent shall deliver to the Trustee an Officer's Certificate and an
Opinion of Counsel acceptable to the Trustee (which opinion shall be at the expense of the Fiscal Agent) stating that all conditions precedent to such action under this Section 4.9 have been completed and such action is permitted by and complies with the terms of this Section 4.9.

               SECTION 4.10 LIMITATION ON LIABILITY OF THE FISCAL AGENT AND
OTHERS. Neither the Fiscal Agent nor any of the directors, officers, employees, agents or Controlling Persons of the Fiscal Agent shall be under any liability to the Certificateholders, the Depositor or the Trustee for any action taken or for refraining from the taking of any action in good faith, and using reasonable business judgment pursuant to this Agreement, or for errors in judgment;
provided that this provision shall not protect the Fiscal Agent or any such
Person against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in its performance of duties under this Agreement. The Fiscal Agent and any director, officer, employee or agent of the Fiscal Agent may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Fiscal Agent shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its obligations under this Agreement. In such event, all legal expenses and costs of such action shall be expenses and costs of the Trust, and the Fiscal Agent shall be entitled to be reimbursed therefor as Servicing Advances as provided by this Agreement.
The provisions of this Section 4.10 shall survive the resignation or removal of the Fiscal Agent and the termination of this Agreement.

               SECTION 4.11 INDEMNIFICATION OF FISCAL AGENT. The Fiscal Agent
and each of its directors, officers, employees, agents and Controlling Persons shall be indemnified by the Trust and held harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with any legal action relating to this Agreement other than any loss, liability or expense incurred by reason of the Fiscal Agent's willful misfeasance, bad faith or negligence in the performance of its duties hereunder. The Depositor shall indemnify and hold harmless the Fiscal Agent, its directors, officers, employees, agents or Controlling Persons from and against any loss, claim, damage or liability, joint or several, and any action in respect thereof, to which the Fiscal Agent, its directors, officers, employees, agents or
Controlling Person may become subject under the 1933 Act, insofar as such loss, claim, damage, liability or action arises out of, or is based upon any untrue statement or alleged untrue statement of a material fact contained in the
Private Placement Memorandum, Preliminary Prospectus Supplement, Final
Prospectus Supplement or Prospectus or arises out of, or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made, not misleading and shall reimburse the
Fiscal Agent, its directors, officers, employees, agents or Controlling Person for any legal and other expenses reasonably incurred by the Fiscal Agent or any such director,

                                     -116-

officer, employee, agent or Controlling Person in investigating or defending or preparing to defend against any such loss, claim, damage, liability or action.
The Fiscal Agent shall immediately notify the Depositor, the Sellers, the Paying
Agent, the Special Servicer, the Master Servicer and the Trustee if a claim is made by a third party with respect to this Section 4.11 entitling the Fiscal
Agent, its directors, officers, employees, agents or Controlling Person to indemnification hereunder, whereupon the Depositor shall assume the defense of any such claim (with counsel reasonably satisfactory to the Fiscal Agent) and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. Any failure to so notify the Depositor shall not affect any rights the Fiscal Agent, its directors, officers, employees, agents or Controlling Person may have to indemnification under this
Section 4.11, unless the Depositor's defense of such claim is materially prejudiced thereby. The indemnification provided herein shall survive the termination of this Agreement and the resignation or removal of the Fiscal
Agent.

                                    ARTICLE V

                           ADMINISTRATION OF THE TRUST

               SECTION 5.1 COLLECTIONS.

               (a) On or prior to the Closing Date, the Master Servicer shall open, or cause to be opened, and shall thereafter maintain, or cause to be maintained, a separate account or accounts, which accounts must be Eligible
Accounts, in the name of "Wells Fargo Bank, National Association, as Master
Servicer for LaSalle Bank National Association, as Trustee for the Holders of
Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates,
Series 2004-TOP15" (the "Certificate Account"). On or prior to the Closing Date, the Master Servicer shall open, or cause to be opened, and shall maintain, or cause to be maintained an additional separate account or accounts in the name of
"Wells Fargo Bank, National Association, as Master Servicer for LaSalle Bank
National Association, as Trustee for the Holders of Morgan Stanley Capital I
Inc., Commercial Mortgage Pass-Through Certificates, Series 2004-TOP15" (the
"Interest Reserve Account").

               (b) On or prior to the date the Master Servicer shall first deposit funds in a Certificate Account or the Interest Reserve Account, as the
case may be, the Master Servicer shall give to the Paying Agent and the Trustee prior written notice of the name and address of the depository institution(s) at which such accounts are maintained and the account number of such accounts. The
Master Servicer shall take such actions as are necessary to cause the depository institution holding the Certificate Account and the Interest Reserve Account to
hold such account in the name of the Master Servicer as provided in Section
5.1(a), subject to the Master Servicer's (or its Primary Servicer's or its
Sub-Servicer's) right to direct payments and investments and its rights of withdrawal under this Agreement.

               (c) The Master Servicer shall deposit, or cause to be deposited, into the Certificate Account on the Business Day following receipt (or, in the case of an inadvertent failure to make such deposit on the Business Day following receipt, within 3 Business Days of discovery of such failure and in the case of unscheduled remittances of principal or interest, on the Business
Day following identification of the proper application of such amounts), the

                                     -117-

following amounts received by it (including amounts remitted to the Master
Servicer by the Special Servicer from an REO Account pursuant to Section 9.14), other than in respect of interest and principal on the Mortgage Loans, any
Serviced Companion Mortgage Loan or any B Note due on or before the Cut-Off Date which shall be remitted to the Depositor (provided that the Master Servicer (I)
may retain amounts otherwise payable to the Master Servicer as provided in
Section 5.2(a) rather than deposit them into the Certificate Account, (II)
shall, rather than deposit them in the Certificate Account, directly remit to the Primary Servicer the Primary Servicing Fees payable as provided in Section
5.2(a)(iv)(unless already retained by the Primary Servicer), and (III) shall, rather than deposit them in the Certificate Account, directly remit the Excess
Servicing Fees to the holders thereof as provided in Section 5.2(a)(iv))(unless already retained by the applicable holder of the excess servicing rights)):

                    (A) Principal: all payments on account of principal,
               including Principal Prepayments, the principal component of
               Scheduled Payments, and any Late Collections in respect thereof, on the Mortgage Loans, any Serviced Companion Mortgage Loan and
               any B Note;

                    (B) Interest: subject to subsection (d) hereof, all payments on account of interest on the Mortgage Loans, any Serviced
               Companion Mortgage Loan and any B Note (minus any portion of any such payment that is allocable to the period prior to the Cut-Off
               Date which shall be remitted to the Depositor and excluding
               Interest Reserve Amounts to be deposited in the Interest Reserve
               Account pursuant to Section 5.1(d) below);

                    (C) Liquidation Proceeds: all Liquidation Proceeds with
               respect to the Mortgage Loans, any Serviced Companion Mortgage
               Loan and any B Note;

                    (D) Insurance Proceeds: all Insurance Proceeds other than
               proceeds to be applied to the restoration or repair of the property subject to the related Mortgage or released to the related Mortgagor in accordance with the Servicing Standard, which proceeds shall be deposited by the Master Servicer into an
               Escrow Account and not deposited in the Certificate Account;

                    (E) Condemnation Proceeds: all Condemnation Proceeds other than proceeds to be applied to the restoration or repair of the property subject to the related Mortgage or released to the related Mortgagor in accordance with the Servicing Standard, which proceeds shall be deposited by the Master Servicer into an
               Escrow Account and not deposited in the Certificate Account;

                    (F) REO Income: all REO Income received from the Special
               Servicer;

                    (G) Investment Losses: any amounts required to be deposited by the Master Servicer pursuant to Section 5.1(e) in connection with losses realized on Eligible Investments with respect to funds held in the Certificate Account and amounts required to be deposited by the Special Servicer pursuant to Section 9.14(b) in connection with losses realized on Eligible Investments with respect to funds held in the REO Account;

                                     -118-

                    (H) Advances: all P&I Advances unless made directly to the
               Distribution Account;

                    (I) Other: all other amounts, including Prepayment Premiums, required to be deposited in the Certificate Account pursuant to this Agreement, including Purchase Proceeds of any Mortgage Loans repurchased by a Seller or substitution shortfall amounts (as described in the fifth paragraph of Section 2.3(a)) paid by a
               Seller in connection with the substitution of any Qualifying
               Substitute Mortgage Loans, payments or recoveries in respect of
               Unliquidated Advances or in respect of Nonrecoverable Advances paid from principal collections on the Mortgage Loan pursuant
               Section 5.2(a)(II), any other amounts received with respect to any Serviced Companion Mortgage Loan and with respect to any B
               Note, all other amounts received pursuant to the cure and
               purchase rights set forth in the applicable Intercreditor
               Agreement; and

                    (J) to the extent not otherwise set forth above, all amounts received from each Non-Serviced Mortgage Loan Master Servicer,
               Non-Serviced Mortgage Loan Special Servicer or Non-Serviced
               Mortgage Loan Trustee pursuant to the related Non-Serviced
               Mortgage Loan Pooling and Servicing Agreement and Non-Serviced
               Mortgage Loan Intercreditor Agreement.

               With respect to any A/B Mortgage Loan, the Master Servicer shall establish and maintain one or more sub-accounts of the Certificate Account (each an "A/B Loan Custodial Account") into which the Master Servicer shall deposit any amounts described above that are required to be paid to the holder of the related B Note pursuant to the terms of the related Intercreditor Agreement, in each case on the same day as the deposit thereof into the Certificate Account.
Any A/B Loan Custodial Account shall be held in trust for the benefit of the holder of the related B Note and shall not be part of any REMIC Pool.

               With respect to any Loan Pair, the Master Servicer shall
establish and maintain one or more sub-accounts of the Certificate Account
(each, a Serviced Companion Mortgage Loan Custodial Account) into which the
Master Servicer shall deposit any amounts described above that are required to be paid to the holder of the related Serviced Companion Mortgage Loan pursuant to the terms of the related Loan Pair Intercreditor Agreement, in each case on the same day as the deposit thereof into the Certificate Account. Each Serviced
Companion Mortgage Loan Custodial Account shall be held in trust for the benefit of the holder of the related Serviced Companion Mortgage Loan and shall not be part of any REMIC Pool.

               Remittances from any REO Account to the Master Servicer for deposit in the Certificate Account shall be made by the Special Servicer no later than the Special Servicer Remittance Date.

               (d) The Master Servicer, with respect to each Distribution Date occurring in January (other than in any leap year) and February of each year, shall deposit in the Interest Reserve Account in respect of each Interest
Reserve Loan, an amount equal to one day's interest at the related REMIC I Net
Mortgage Rate (without any conversion to a 30/360 basis as provided in the definition thereof) on the Scheduled Principal Balance of such Mortgage Loan as of the Due Date in the month in which such Distribution Date occurs, to the extent a Scheduled

                                     -119-

Payment or P&I Advance is timely made in respect thereof for such Due Date (all amounts so deposited in any consecutive January and February in respect of each
Interest Reserve Loan, the "Interest Reserve Amount"). For purposes of determining amounts to be deposited into the Interest Reserve Account, the REMIC
I Net Mortgage Rate used in this calculation for those months will be calculated without regard to any adjustment for Interest Reserve Amounts or the interest accrual basis as described in the proviso to the definition of "REMIC I Net
Mortgage Rate."

               (e) Funds in the Certificate Account (including any A/B Loan
Custodial Accounts and Serviced Companion Mortgage Loan Custodial Accounts) and
Interest Reserve Account may be invested and, if invested, shall be invested by, and at the risk of, the Master Servicer in Eligible Investments selected by the
Master Servicer which shall mature, unless payable on demand, not later than the
Business Day immediately preceding the next Master Servicer Remittance Date, and any such Eligible Investment shall not be sold or disposed of prior to its maturity unless payable on demand. All such Eligible Investments shall be made in the name of "LaSalle Bank National Association, as Trustee for the Holders of
the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through
Certificates, Series 2004-TOP15 and the holder of any related Serviced Companion
Mortgage Loan or B Note as their interests may appear." None of the Depositor, the Mortgagors, the Paying Agent or the Trustee shall be liable for any loss incurred on such Eligible Investments.

               An amount equal to all income and gain realized from any such investment shall be paid to the Master Servicer as additional servicing compensation and shall be subject to its withdrawal at any time from time to time. The amount of any losses incurred in respect of any such investments shall be for the account of the Master Servicer which shall deposit the amount of such loss (to the extent not offset by income from other investments) in the
Certificate Account (and, solely to the extent that the loss is of an amount credited to an A/B Loan Custodial Account or Serviced Companion Mortgage Loan
Custodial Account, deposit to the related A/B Loan Custodial Account or Serviced
Companion Mortgage Loan Custodial Account, as the case may be) or Interest
Reserve Account, as the case may be, out of its own funds immediately as realized. If the Master Servicer deposits in or transfers to the Certificate
Account, any A/B Loan Custodial Account, any Serviced Companion Mortgage Loan
Custodial Account or the Interest Reserve Account, as the case may be, any amount not required to be deposited therein or transferred thereto, it may at any time withdraw such amount or retransfer such amount from the Certificate
Account, such A/B Loan Custodial Account, such Serviced Companion Mortgage Loan
Custodial Account or the Interest Reserve Account, as the case may be, any provision herein to the contrary notwithstanding.

               (f) Except as expressly provided otherwise in this Agreement, if any default occurs in the making of a payment due under any Eligible Investment, or if a default occurs in any other performance required under any Eligible
Investment, the Paying Agent on behalf of and at the direction of the Trustee may take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings; provided, however, that if the Master Servicer shall have deposited in the Certificate Account, the related Serviced Companion Mortgage Loan
Custodial Account, the related A/B Loan Custodial Account or the Interest
Reserve Account, as applicable, an amount equal to all amounts due under any such Eligible Investment (net of anticipated income or earnings thereon

                                     -120-

that would have been payable to the Master Servicer as additional servicing compensation) the Master Servicer shall have the sole right to enforce such payment or performance.

               (g) Certain of the Mortgage Loans may provide for payment by the
Mortgagor to the Master Servicer of amounts to be used for payment of Escrow
Amounts for the account of the Mortgagor. The Master Servicer shall deal with these amounts in accordance with the Servicing Standard, the terms of the related Mortgage Loans and Section 8.3(e) hereof, and the Primary Servicer will be entitled to hold any Escrow Accounts relating to the Mortgage Loans that it services in accordance with the requirements set forth in Section 8.3(e). Within
20 days following the first anniversary of the Closing Date, the Master Servicer shall deliver to the Trustee, the Paying Agent and the Operating Adviser, for
each Mortgage Loan set forth on Schedule VII hereto, a brief statement as to the status of the work or project based on the most recent information provided by the Mortgagor. Schedule VII sets forth those Mortgage Loans as to which an upfront reserve was collected at closing in an amount in excess of $75,000 with respect to specific immediate engineering work, completion of additional construction, environmental remediation or similar one-time projects (but not with respect to escrow accounts maintained for ongoing obligations, such as real estate taxes, insurance premiums, ongoing property maintenance, replacements and capital improvements or debt service). If the work or project is not completed in accordance with the requirements of the escrow, the Master Servicer and the
Special Servicer (which shall itself consult with the Operating Adviser) will consult with each other as to whether there exists a material default under the underlying Mortgage Loan documents.

               (h) In the case of the Mortgage Loans set forth on Schedule
XVIII, as to which the Scheduled Payment is due in a calendar month on a Due
Date (including any grace period) that may occur after the end of the Collection
Period ending in such calendar month, the Master Servicer shall, unless the
Scheduled Payment is received before the end of such Collection Period, make a
P&I Advance by deposit to the Certificate Account on the Master Servicer
Remittance Date in an amount equal to the Scheduled Payment or the Assumed
Scheduled Payment, as applicable, and for purposes of the definition of
"Available Distribution Amount" and "Principal Distribution Amount," such
Scheduled Payment or Assumed Scheduled Payment, as applicable, shall be deemed to have been received in such Collection Period.

               SECTION 5.2 APPLICATION OF FUNDS IN THE CERTIFICATE ACCOUNT AND
INTEREST RESERVE ACCOUNT.

               (a) Subsection (I). The Master Servicer shall, from time to time, make withdrawals from the Certificate Account and remit them by wire transfer prior to 12:00 p.m., New York City time, on the related Master Servicer
Remittance Date in immediately available funds to the account specified in this
Section or otherwise (w) to such account as it shall determine from time to time of amounts payable to the Master Servicer from the Certificate Account (or, insofar as they relate to a B Note, from the related A/B Loan Custodial Account or, insofar as they relate to a Serviced Companion Mortgage Loan, from the related Serviced Companion Mortgage Loan Custodial Account) pursuant to clauses
(i), (ii), (iii), (iv), (vi), (viii) and (ix) below; (x) to the account specified in writing by the Paying Agent from time to time of amounts payable to the Paying Agent and the Trustee from the Certificate Account (and, insofar as they relate to a B Note, from the related A/B Loan Custodial Account and, insofar as they relate to a Serviced Companion Mortgage Loan, from the Serviced
Companion Mortgage Loan

                                     -121-

Custodial Account) pursuant to clauses (ii), (iii), (v), (vi), (xi), (xii) and
(xiii) below; and (y) to the Special Servicer from time to time of amounts payable to the Special Servicer from the Certificate Account (or, insofar as they relate to a B Note, from the related A/B Loan Custodial Account or, insofar as they relate to a Serviced Companion Mortgage Loan, from the related Serviced
Companion Mortgage Loan Custodial Account) pursuant to clauses (i), (iv), (vi),
(vii) and (ix) below of the following amounts, from the amounts specified for the following purposes:

                    (i) Fees: the Master Servicer shall pay (A) to itself Late
Fees (in excess of amounts used to pay Advance Interest) relating to Mortgage
Loans, Serviced Companion Mortgage Loans or B Notes which are not Specially
Serviced Mortgage Loans, Modification Fees relating to Mortgage Loans, Serviced
Companion Mortgage Loans or B Notes which are not Specially Serviced Mortgage
Loans as provided in Section 8.18, 50% of any assumption fees payable under
Section 8.7(a) or 8.7(b), 100% of any extension fees payable under Section 8.10 or other fees payable to the Master Servicer hereunder and (B) directly to the
Special Servicer, 50% of any assumption fees as provided in Section 8.7(a), 50%
of any assumption fees as provided in Section 8.7(b), all assumption fees relating to Specially Serviced Mortgage Loans, Modification Fees and other fees collected on Specially Serviced Mortgage Loans, in each case to the extent provided for herein from funds paid by the applicable Mortgagor, and Late Fees and default interest collected on any Specially Serviced Mortgage Loan in excess of Advance Interest payable to the Master Servicer, the Trustee or the Fiscal
Agent in respect of such Specially Serviced Mortgage Loan (which Advance
Interest the Master Servicer shall retain or pay to the Trustee or the Fiscal
Agent, as the case may be, to the extent provided for in this Agreement) to the extent the Special Servicer is entitled to such Late Fees and default interest under Section 4.5;

                    (ii) Servicing Advances (including amounts later determined to be Nonrecoverable Advances): (A) in the case of all Mortgage Loans, Serviced
Companion Mortgage Loans and B Notes, subject to clause (B) below and subsection
(iv) of Section 5.2(a)(II), to reimburse or pay to the Master Servicer, the
Special Servicer, the Trustee and the Fiscal Agent, pursuant to Section 4.6, (x)
prior to a Final Recovery Determination or determination in accordance with
Section 4.4 that any Advance is a Nonrecoverable Advance, Servicing Advances on
the related Mortgage Loan, Serviced Companion Mortgage Loan or B Note, as
applicable, from payments made by the related Mortgagor of the amounts to which a Servicing Advance relates or from REO Income from the related REO Property or from Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds or Purchase
Proceeds and, to the extent that a Servicing Advance has been or is being reimbursed, any related Advance Interest thereon first, from Late Fees and default interest collected during the Collection Period during which such
Advance is reimbursed, and then from Excess Liquidation Proceeds then available and then from any other amounts on deposit in the Certificate Account; provided that, Late Fees and default interest will be applied on a "pool basis" for non-Specially Serviced Mortgage Loans (and any Serviced Companion Mortgage Loans
and B Notes that are not Specially Serviced Mortgage Loans) and on a
"loan-by-loan basis" (under which Late Fees and default interest will be offset against the Advance Interest arising only from the particular Specially Serviced
Mortgage Loan) for Specially Serviced Mortgage Loans, as the case may be, to the payment of Advance Interest on all Advances on such non-Specially Serviced
Mortgage Loans (and any Serviced Companion Mortgage Loan and B Notes that are not Specially Serviced Mortgage Loans) or such Specially Serviced Mortgage
Loans, as the case may be, then being reimbursed or (y) after a Final Recovery
Determination or determination that any Servicing

                                     -122-

Advance on the related Mortgage Loan, Serviced Companion Mortgage Loan or B Note
is a Nonrecoverable Advance, any Servicing Advances made on the related Mortgage
Loan, related Serviced Companion Mortgage Loan, related B Note or REO Property from any funds on deposit in the Certificate Account (regardless of whether such amount was recovered from the applicable Mortgage Loan, Serviced Companion
Mortgage Loan, B Note or REO Property) and pay Advance Interest thereon first, from Late Fees and default interest collected during the Collection Period during which such Advance is reimbursed (applying such Late Fees and default interest on a "pool basis" for all non-Specially Serviced Mortgage Loans (and any Serviced Companion Mortgage Loans and B Notes that are not Specially
Serviced Mortgage Loans) and on a "loan-by-loan basis", as described above, for all Specially Serviced Mortgage Loans, as the case may be, to the payment of
Advance Interest on all Advances on such non-Specially Serviced Mortgage Loans
(and any Serviced Companion Mortgage Loans and B Notes that are not Specially
Serviced Mortgage Loans) or such Specially Serviced Mortgage Loans, as the case may be, then being reimbursed), then from Excess Liquidation Proceeds then available and then from any other amounts on deposit in the Certificate Account and (B) in the case of any Non-Serviced Mortgage Loan and from any funds on deposit in the Certificate Account, to reimburse the applicable Non-Serviced
Mortgage Loan Master Servicer, the applicable Non-Serviced Mortgage Loan Special
Servicer, the applicable Non-Serviced Mortgage Loan Trustee and the applicable
Non-Serviced Mortgage Loan Fiscal Agent for Pari Passu Loan Nonrecoverable
Advances and any accrued and unpaid interest thereon provided for under the related Non-Serviced Mortgage Loan Intercreditor Agreement and Non-Serviced
Mortgage Loan Pooling and Servicing Agreement;

                    (iii) P&I Advances (including amounts later to be determined to be Nonrecoverable Advances): in the case of all Mortgage Loans, subject to subsection (iv) of Section 5.2(a)(II), to reimburse or pay to the Master
Servicer, the Trustee and the Fiscal Agent, pursuant to Section 4.6, (x) if prior to a Final Recovery Determination or determination that any Advance is a
Nonrecoverable Advance, any P&I Advances from Late Collections made by the
Mortgagor of the amounts to which a P&I Advance relates, or REO Income from the related REO Property or from Liquidation Proceeds, Condemnation Proceeds,
Insurance Proceeds or Purchase Proceeds and, to the extent that a P&I Advance has been or is being reimbursed, any related Advance Interest thereon, first, from Late Fees and default interest collected during the Collection Period during which such Advance is reimbursed, and then from Excess Liquidation
Proceeds then available and then from any other amounts on deposit in the
Certificate Account; provided that, Late Fees and default interest will be applied on a "pool basis" for non-Specially Serviced Mortgage Loans and on a
"loan-by-loan basis" (under which Late Fees and default interest will be offset against the Advance Interest arising only from the particular Specially Serviced
Mortgage Loan) for Specially Serviced Mortgage Loans, as the case may be, to the payment of Advance Interest on all Advances on such non-Specially Serviced
Mortgage Loans or such Specially Serviced Mortgage Loans, as the case may be, then being reimbursed or (y) if after a Final Recovery Determination or determination in accordance with Section 4.4 that any P&I Advance on the related
Mortgage Loan is a Nonrecoverable Advance, any P&I Advances made on the related
Mortgage Loan or REO Property from funds on deposit in the Certificate Account
(regardless of whether such amount was recovered from the applicable Mortgage
Loan or REO Property) and any Advance Interest thereon, first, from Late Fees and default interest collected during the Collection Period during which such
Advance is reimbursed (applying such Late Fees and default interest on a "pool basis" for all non-Specially Serviced Mortgage Loans and on a "loan-by-loan basis", as described above, for all Specially Serviced Mortgage Loans, as

                                     -123-

the case may be, to the payment of Advance Interest on all Advances on such non-Specially Serviced Mortgage Loans or such Specially Serviced Mortgage Loans, as the case may be, then being reimbursed), then from Excess Liquidation
Proceeds then available and then from any other amounts on deposit in the
Certificate Account;

                    (iv) Servicing Fees and Special Servicer Compensation: to
pay to itself the Master Servicing Fee, subject to reduction for any
Compensating Interest, to pay to the Special Servicer the Special Servicing Fee
and the Work-Out Fee, to pay to the Primary Servicer (or the Master Servicer)
the Primary Servicing Fees, and to pay to the parties entitled thereto the
Excess Servicing Fees (to the extent not previously retained by any of such parties);

                    (v) Trustee Fee and Paying Agent Fee: to pay to the
Distribution Account for withdrawal by the Paying Agent, the Paying Agent Fee and the Trustee Fee;

                    (vi) Expenses of Trust: to pay to the Person entitled
thereto any amounts specified herein to be Additional Trust Expenses (at the time set forth herein or in the definition thereof), the payment of which is not more specifically provided for in this Agreement; provided that the Depositor shall not be entitled to receive reimbursement for performing its duties under this Agreement;

                    (vii) Liquidation Fees: upon the occurrence of a Final
Recovery Determination to pay to the Special Servicer from the Certificate
Account, the amount certified by the Special Servicer equal to the Liquidation
Fee, to the extent provided in Section 9.11 hereof;

                    (viii) Investment Income: to pay to itself income and gain realized on the investment of funds deposited in the Certificate Account
(including any A/B Loan Custodial Accounts and Serviced Companion Mortgage Loan
Custodial Accounts);

                    (ix) Prepayment Interest Excesses: to pay to the Master
Servicer the amount of the aggregate Prepayment Interest Excesses relating to
Mortgage Loans which are not Specially Serviced Mortgage Loans (to the extent not offset by Prepayment Interest Shortfalls relating to such Mortgage Loans);
and to pay to the Special Servicer the amount of the aggregate Prepayment
Interest Excesses relating to Specially Serviced Mortgage Loans which have received voluntary Principal Prepayments (not from Liquidation Proceeds or from modifications to Specially Serviced Mortgage Loans), to the extent not offset by
Prepayment Interest Shortfalls relating to such Mortgage Loans.

                    (x) Correction of Errors: to withdraw funds deposited in the
Certificate Account in error;

                    (xi) Distribution Account: to make payment on each Master
Servicer Remittance Date of the remaining amounts in the Certificate Account to the Distribution Account other than amounts held for payment in future periods or pursuant to clause (xii) below;

                    (xii) Reserve Account: to make payment on each Master
Servicer Remittance Date to the Reserve Account, any Excess Liquidation Proceeds
(subject to Section 4.6(c)); and

                                     -124-

                    (xiii) Clear and Terminate: to clear and terminate the
Certificate Account pursuant to Section 8.29;

provided, however, that in the case of any B Note:

               (A) the Master Servicer shall be entitled to make transfers from time to time, from the related A/B Loan Custodial Account to the portion of the Certificate Account that does not constitute the
               A/B Loan Custodial Account, of amounts necessary for the payments or reimbursement of amounts described in any one or more of clauses (i), (ii), (iii), (iv), (vi), (vii), (viii), (ix) and
               (xii) above, but only insofar as the payment or reimbursement described therein arises from or is related solely to such A/B
               Mortgage Loan and is allocable to the A/B Mortgage Loan pursuant to this Agreement or the related Intercreditor Agreement, and the
               Master Servicer shall also be entitled to make transfers from time to time, from the related A/B Loan Custodial Account to the portion of the Certificate Account that does not constitute the
               A/B Loan Custodial Account, of amounts transferred to such related A/B Loan Custodial Account in error, and amounts
               necessary for the clearing and termination of the Certificate
               Account pursuant to Section 8.29;

               (B) the Master Servicer shall be entitled to make transfers from time to time, from the related A/B Loan Custodial Account to the portion of the Certificate Account that does not constitute the
               A/B Loan Custodial Account, of amounts not otherwise described in clause (A) above to which the holder of an A Note is entitled under the A/B Mortgage Loan and the related Intercreditor
               Agreement (including in respect of interest, principal and
               Prepayment Premiums in respect of the A Note (whether or not by operation of any provision of the related Intercreditor Agreement that entitles the holder of such A Note to receive remittances in amounts calculated without regard to any modification, waiver or amendment of the economic terms of such A Note)); and

               (C) the Master Servicer shall on each Master Servicer Remittance
               Date remit to the holder of the related B Note all amounts on deposit in such A/B Loan Custodial Account (net of amounts permitted or required to be transferred therefrom as described in clauses (A) and/or (B) above), to the extent that the holder of such B Note is entitled thereto under the related Intercreditor
               Agreement (including by way of the operation of any provision of the related Intercreditor Agreement that entitles the holder of such B Note to reimbursement of cure payments made by it).

and provided further, however, that in the case of any Serviced Companion
Mortgage Loan:

               (A) the Master Servicer shall be entitled to make transfers from time to time, from the related Serviced Companion Mortgage Loan
               Custodial Account to the portion of the Certificate Account that does not constitute any Serviced Companion Mortgage Loan
               Custodial Account, of amounts necessary for the payments or reimbursement of amounts described in any one or more of clauses
               (i), (ii), (iii), (iv), (v), (vi), (vii), (viii), (ix) and (xii)
               above, but only insofar as the payment or reimbursement described therein arises from or is related solely to

                                     -125-

               such Loan Pair and is allocable to the Serviced Companion
               Mortgage Loan, and the Master Servicer shall also be entitled to make transfers from time to time, from the related Serviced
               Companion Mortgage Loan Custodial Account to the portion of the
               Certificate Account that does not constitute any Serviced
               Companion Mortgage Loan Custodial Account, of amounts transferred to such related Serviced Companion Mortgage Loan Custodial
               Account in error, and amounts necessary for the clearing and termination of the Certificate Account pursuant to Section 8.29;
               provided, however that the Master Servicer shall not be entitled to make transfers from the portion of the Certificate Account that does not constitute any Serviced Companion Mortgage Loan
               Custodial Account (other than amounts previously transferred from the related Serviced Companion Mortgage Loan Custodial Account in
               accordance with this clause (A)) of amounts necessary for the payment or reimbursement of amounts described in any one or more of the foregoing clauses;

               (B) the Master Servicer shall be entitled to make transfers from time to time, from the related Serviced Companion Mortgage Loan
               Custodial Account to the portion of the Certificate Account that does not constitute any Serviced Companion Mortgage Loan
               Custodial Account, of amounts not otherwise described in clause
               (A) above to which the holder of a Serviced Pari Passu Mortgage
               Loan is entitled under the related Loan Pair Intercreditor
               Agreement (including in respect of interest, principal and
               Prepayment Premiums); and

               (C) the Master Servicer shall, on the later of (i) one (1)
               Business Day after the related Determination Date or (ii) one (1)
               Business Day after receipt from the Primary Servicer, remit to the holder of the related Serviced Companion Mortgage Loan all amounts on deposit in such related Serviced Companion Mortgage
               Loan Custodial Account (net of amounts permitted or required to be transferred therefrom as described in clauses (A) and/or (B)
               above), to the extent that the holder of such Serviced Companion
               Mortgage Loan is entitled thereto under the related Loan Pair
               Intercreditor Agreement.

               No decision by the Master Servicer, the Trustee or the Fiscal
Agent under either this Section 5.2(a) or subsection (iv) of Section 5.2(a)(II), to defer the reimbursement of Advances and/or Advance Interest shall be construed as an agreement by the Master Servicer to subordinate (in respect of realizing losses), to any Class of Certificates, such party's right to such reimbursement during such period of deferral.

               Expenses incurred with respect to any Loan Pair shall be
allocated in accordance with the related Loan Pair Intercreditor Agreement.
Expenses incurred with respect to an A/B Mortgage Loan shall be allocated in accordance with the related Intercreditor Agreement. The Master Servicer shall keep and maintain a separate accounting for each Mortgage Loan, Serviced
Companion Mortgage Loan and B Note for the purpose of justifying any withdrawal or transfer from the Certificate Account, each Serviced Companion Mortgage Loan
Custodial Account and any A/B Loan Custodial Account, as applicable. If funds collected in respect of the A Notes are insufficient to pay the Master Servicing
Fee, then the Master Servicer shall be entitled to withdraw the amount of such shortfall from the collections on, and other proceeds of, the B Note that are held in the related A/B Loan Custodial Account. The Master Servicer shall not be

                                     -126-

permitted to withdraw any funds from the portion of the Certificate Account that does not constitute the A/B Loan Custodial Account unless there are no remaining funds in the related A/B Loan Custodial Account available and required to be paid in accordance with the related Intercreditor Agreement.

               Subsection (II). The provisions of this subsection II of this
Section 5.2(a) shall apply notwithstanding any contrary provision of subsection
(I) of this Section 5.2(a):

                    (i) Identification of Workout-Delayed Reimbursement Amounts.
               If any Advance made with respect to any Mortgage Loan on or before the date on which such Mortgage Loan becomes (or, but for the requirement that the Mortgagor shall have made three
               consecutive scheduled payments under its modified terms, would then constitute) a Rehabilitated Mortgage Loan, together with
               Advance Interest accrued thereon, is not, pursuant to the
               operation of the provisions of Section 5.2(a)(I), reimbursed to the Person who made such Advance on or before the date, if any, on which such Mortgage Loan becomes a Rehabilitated Mortgage
               Loan, such Advance, together with such Advance Interest, shall constitute a "Workout-Delayed Reimbursement Amount" to the extent that such amount has not been determined to constitute a
               Nonrecoverable Advance. All references herein to "Workout-Delayed
               Reimbursement Amount" shall be construed always to mean the related Advance and any Advance Interest thereon, together with any further Advance Interest that accrues on the unreimbursed portion of such Advance from time to time in accordance with the other provisions of this Agreement. That any amount constitutes all or a portion of any Workout-Delayed Reimbursement Amount shall not in any manner limit the right of any Person hereunder to determine that such amount instead constitutes a
               Nonrecoverable Advance.

                    (ii) General Relationship of Provisions. Subsection (iii)
               below (subject to the terms and conditions thereof) sets forth the terms of and conditions to the right of a Person to be reimbursed for any Workout-Delayed Reimbursement Amount to the
               extent that such Person is not otherwise entitled to
               reimbursement and payment of such Workout-Delayed Reimbursement
               Amount pursuant to the operation of Section 5.2(a)(I) above.
               Subsection (iv) below (subject to the terms and conditions thereof) authorizes the Master Servicer to abstain from
               reimbursing itself (or, if applicable, the Trustee or the Fiscal
               Agent to abstain from obtaining reimbursement) for Nonrecoverable
               Advances under certain circumstances at its sole option. Upon any determination that all or any portion of a Workout-Delayed
               Reimbursement Amount constitutes a Nonrecoverable Advance, then the reimbursement or payment of such amount (and any further
               Advance Interest that may accrue thereon) shall cease to be subject to the operation of subsection (iii) below, such amount
               (and further Advance Interest) shall be as fully payable and reimbursable to the relevant Person as would any other
               Nonrecoverable Advance (and Advance Interest thereon) and, as a
               Nonrecoverable Advance, such amount may become the subject of the
               Master Servicer's (or, if applicable, the Trustee's or the Fiscal
               Agent's) exercise of its sole option authorized by subsection
               (iv) below.

                                     -127-

                    (iii) Reimbursements of Workout-Delayed Reimbursement
               Amounts. The Master Servicer, the Special Servicer, the Trustee
               and the Fiscal Agent, as applicable, shall be entitled to
               reimbursement and payment for all Workout-Delayed Reimbursement
               Amounts in each Collection Period; provided, however, that the aggregate amount (for all such Persons collectively) of such reimbursements and payments in such Collection Period shall not exceed (and the reimbursement and payment shall be made from) the aggregate amount in the Collection Account allocable to principal received or advanced with respect to the Mortgage Loans for such
               Collection Period contemplated by clause (I)(A) of the definition of Principal Distribution Amount (but not including any such amounts that constitute Advances) and net of any Nonrecoverable
               Advances then outstanding and reimbursable from such principal in accordance with Section 5.2(a)(II)(iv) below. As and to the extent provided in clause (II)(A) of the definition thereof, the
               Principal Distribution Amount for the Distribution Date related to such Collection Period shall be reduced to the extent that such payment or reimbursement of a Workout-Delayed Reimbursement
               Amount is made from the aggregate amount in the Collection
               Account allocable to principal pursuant to the preceding
               sentence.

                    (iv) Reimbursement of Nonrecoverable Advances; Sole Option
               to Abstain from Reimbursements of Certain Nonrecoverable
               Advances. To the extent that Section 5.2(a)(I) otherwise entitles the Master Servicer to reimbursement for any Nonrecoverable
               Advance (or payment of Advance Interest thereon from a source other than Late Fees and default interest on the related Mortgage
               Loan) during any Collection Period, then, notwithstanding any contrary provision of subsection (I) above, (a) to the extent that one or more such reimbursements and payments of
               Nonrecoverable Advances (and such Advance Interest thereon) are made, such reimbursements and payments shall be made, first, from the aggregate amount in the Collection Account allocable to principal received or advanced with respect to the Mortgage Loans for such Collection Period contemplated by clause (I)(A) of the definition of Principal Distribution Amount (but not including any such amounts that constitute Advances, and prior to any deduction for Workout-Delayed Reimbursement Amounts (and Advance
               Interest thereon) that were reimbursed or paid during the related
               Collection Period from amounts allocable to principal received with respect to the Mortgage Loans, as described by clause
               (II)(A) of the definition of Principal Distribution Amount and pursuant to subsection (iii) of Section 5.2(a)(II)), and then from other collections (including interest) on the Mortgage Loans for such Collection Period, provided, that if interest is used to reimburse such Nonrecoverable Advances, the party entitled to such reimbursement shall notify the Rating Agencies at least fifteen (15) days prior to such reimbursement, unless
               circumstances exist that are extraordinary in the sole discretion of such party, and (b) if and to the extent that the amount of such a Nonrecoverable Advance (and Advance Interest thereon), together with all Nonrecoverable Advances (and Advance Interest thereon) theretofore reimbursed during such Collection Period, would exceed such principal on the Mortgage Loans for such
               Collection Period (and Advance Interest thereon), the Master
               Servicer (and the Trustee or the Fiscal Agent, as applicable, if it made the relevant Advance) is hereby authorized (but shall not be construed

                                     -128-

               to have any obligation whatsoever), if it elects at its sole option, to abstain from reimbursing itself (notwithstanding that it is entitled to such reimbursement) during that Collection
               Period for all or a portion of such Nonrecoverable Advance (and
               Advance Interest thereon), provided that the aggregate amount that is deferred with respect to all Nonrecoverable Advances (and
               Advance Interest thereon) with respect to all Mortgage Loans for any particular Collection Period is less than or equal to such excess described above in this clause (b). If the Master Servicer
               (or the Trustee or the Fiscal Agent, as applicable) makes such an election at its sole option to defer reimbursement with respect to all or a portion of a Nonrecoverable Advance (and Advance
               Interest thereon), then such Nonrecoverable Advance (and Advance
               Interest thereon) or portion thereof shall continue to be fully reimbursable in any subsequent Collection Period to the same extent as set forth above. In connection with a potential
               election by the Master Servicer to abstain from the reimbursement of a particular Nonrecoverable Advance or portion thereof during the Collection Period for any Distribution Date, the Master
               Servicer (or the Trustee or the Fiscal Agent, as applicable)
               shall further be authorized to wait for principal collections to be received before making its determination of whether to abstain from the reimbursement of a particular Nonrecoverable Advance or portion thereof until the end of the Collection Period.

                    The reimbursements of Nonrecoverable Advances and
          Workout-Delayed Reimbursement Amounts set forth in clauses (iii) and
          (iv) above shall take into account the allocation of amounts described in the last sentence of the definition of "Liquidation Realized Loss."

                    None of the Master Servicer, the Trustee or the Fiscal Agent
          shall have any liability whatsoever for making an election, or refraining from making an election, that is authorized under this subsection (II)(iv). The foregoing shall not, however, be construed to limit any liability that may otherwise be imposed on such Person for any failure by such Person to comply with the conditions to making such an election under this subsection (II)(iv) or to comply with the terms of this subsection (II)(iv) and the other provisions of this
          Agreement that apply once such an election, if any, has been made.

                    Any election by the Master Servicer (or the Trustee or the
          Fiscal Agent, as applicable) to abstain from reimbursing itself for any Nonrecoverable Advance (and Advance Interest thereon) or portion thereof with respect to any Collection Period shall not be construed to impose on the Master Servicer (or the Trustee or the Fiscal Agent,
          as applicable) any obligation to make such an election (or any entitlement in favor of any Certificateholder or any other Person to such an election) with respect to any subsequent Collection Period or to constitute a waiver or limitation on the right of the Master
          Servicer (or the Trustee or the Fiscal Agent, as applicable) to otherwise be reimbursed for such Nonrecoverable Advance (and Advance
          Interest thereon). Any election by the Master Servicer, the Trustee or the Fiscal Agent to abstain from reimbursing itself for any
          Nonrecoverable Advance or portion thereof with respect to any one or more Collection Periods shall not limit the accrual of Advance
          Interest on the unreimbursed portion of such Nonrecoverable Advance for the period prior to the actual reimbursement of such

                                     -129-

          Nonrecoverable Advance. None of the Master Servicer, the Trustee, the
          Fiscal Agent or the other parties to this Agreement shall have any liability to one another or to any of the Certificateholders or any holder of a B Note or Serviced Companion Mortgage Loan for any such election that such party makes as contemplated by this subsection or for any losses, damages or other adverse economic or other effects that may arise from such an election. The foregoing statements in this paragraph shall not limit the generality of the statements made in the immediately preceding paragraph. Notwithstanding the foregoing, none of the Master Servicer, the Trustee or the Fiscal Agent shall have the right to abstain from reimbursing itself for any Nonrecoverable
          Advance to the extent of the amount described in clause (I)(A) of the definition of Principal Distribution Amount.

                         (v) Reimbursement Rights of the Master Servicer,
               Special Servicer, Trustee and Fiscal Agent Are Senior. Nothing in
               this Agreement shall be deemed to create in any Certificateholder a right to prior payment of distributions over the Master
               Servicer's, the Special Servicer's, the Trustee's or the Fiscal
               Agent's right to reimbursement for Advances plus Advance Interest
               (whether those that constitute Workout-Delayed Reimbursement
               Amounts, those that have been the subject of the Master
               Servicer's election authorized in subsection (iv) or otherwise).

               (b) Scheduled Payments due in a Collection Period succeeding the
Collection Period relating to such Master Servicer Remittance Date, Principal
Prepayments received after the related Collection Period, or other amounts not distributable on the related Distribution Date, shall be held in the Certificate
Account (or sub-account thereof) and shall be distributed on the Master Servicer
Remittance Date or Dates to which such succeeding Collection Period or Periods relate, provided, however, that as to the Mortgage Loans set forth on Schedule
XVIII, for which the Scheduled Payment due each month is due on a Due Date
(including any grace period) that may occur after the end of the Collection
Period in such month, sums received by the Master Servicer with respect to such
Scheduled Payment but after the end of such Collection Period shall be applied by the Master Servicer to reimburse any related P&I Advance made pursuant to
Section 5.1(h), and the Master Servicer shall remit to the Distribution Account on any Master Servicer Remittance Date for a Collection Period any Principal
Prepayments and Balloon Payments received after the end of such Collection
Period but no later than the second Business Day immediately preceding such
Master Servicer Remittance Date on the Mortgage Loans set forth on Schedule
XVIII. The Master Servicer shall use its best efforts to remit to the
Distribution Account on any Master Servicer Remittance Date for a Collection
Period any Balloon Payments received after the date that is two Business Days immediately preceding the related Master Servicer Remittance Date and prior to the Distribution Date. In connection with the deposit of any Balloon Payments to the Distribution Account in accordance with the immediately preceding sentence, the Master Servicer shall promptly notify the Paying Agent and the Paying Agent shall, if it has already reported anticipated distributions to the Depository, use commercially reasonable efforts to cause the Depository to make the revised distribution on a timely basis on such Distribution Date. Neither the Master
Servicer nor the Paying Agent shall be liable or held responsible for any resulting delay or failure in the making of such distribution to
Certificateholders. For purposes of the definition of "Available Distribution
Amount" and "Principal Distribution Amount," (i) the Scheduled Payments relating to the Mortgage Loans set forth on Schedule XVIII that are collected after the end of the related Collection Period and (ii) Principal Prepayments and Balloon
Payments relating to the Mortgage Loans set forth on

                                     -130-

Schedule XVIII received after the end of the related Collection Period but prior to the Master Servicer Remittance Date shall each be deemed to have been collected in the prior Collection Period.

               (c) On each Master Servicer Remittance Date in March of every year commencing in March 2005, the Master Servicer shall withdraw all amounts then in the Interest Reserve Account and deposit such amounts into the
Distribution Account.

               SECTION 5.3 DISTRIBUTION ACCOUNT AND RESERVE ACCOUNT.

               (a) The Paying Agent, on behalf of the Trustee shall establish
(with respect to clause (i), on or prior to the Closing Date, and with respect to clause (ii), on or prior to the date the Paying Agent determines is necessary) and maintain in its name, on behalf of the Trustee, (i) an account
(the "Distribution Account"), to be held in trust for the benefit of the Holders until disbursed pursuant to the terms of this Agreement, titled: "Wells Fargo
Bank, National Association, as Paying Agent on behalf of LaSalle Bank National
Association, as Trustee, in trust for the benefit of the Holders of Morgan
Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series
2004-TOP15, Distribution Account" and (ii) an account (the "Reserve Account") to be held in trust for the benefit of the holders of interests in the Trust until disbursed pursuant to the terms of this Agreement, titled: "Wells Fargo Bank,
National Association, as Paying Agent on behalf of LaSalle Bank National
Association, as Trustee, in trust for the benefit of the Holders of Morgan
Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series
2004-TOP15, Reserve Account." The Distribution Account and the Reserve Account
shall be Eligible Accounts. Funds in the Reserve Account shall not be invested.
The Distribution Account and Reserve Account shall be held separate and apart from and shall not be commingled with any other monies including, without limitation, other monies of the Paying Agent held under this Agreement.

               Funds in the Distribution Account may be invested and, if
invested, shall be invested by, and at the risk of, the Paying Agent in Eligible
Investments selected by the Paying Agent which shall mature, unless payable on demand, not later than such time on the Distribution Date which will allow the
Paying Agent to make withdrawals from the Distribution Account under Section
5.3(b), and any such Eligible Investment shall not be sold or disposed of prior to its maturity unless payable on demand. All such Eligible Investments shall be made in the name of "LaSalle Bank National Association, as Trustee for the
Holders of the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through
Certificates, Series 2004-TOP15 and the holder of any related B Note as their interests may appear." None of the Depositor, the Mortgagors, the Special
Servicer, the Master Servicer, the Primary Servicer or the Trustee shall be liable for any loss incurred on such Eligible Investments.

               An amount equal to all income and gain realized from any such investment shall be paid to the Paying Agent as additional compensation and shall be subject to its withdrawal at any time from time to time. The amount of any losses incurred in respect of any such investments shall be for the account of the Paying Agent which shall deposit the amount of such loss (to the extent not offset by income from other investments) in the Distribution Account, as the case may be, out of its own funds immediately as realized. If the Paying Agent deposits in or transfers to the Distribution Account, as the case may be, any amount not required to be deposited therein or transferred thereto, it may at any time withdraw such amount or retransfer

                                     -131-

such amount from the Distribution Account, as the case may be, any provision herein to the contrary notwithstanding.

               (b) The Paying Agent shall deposit into the Distribution Account or the Reserve Account, as applicable, on the Business Day received all moneys remitted by the Master Servicer pursuant to this Agreement, including P&I
Advances made by the Master Servicer, the Trustee and the Fiscal Agent and all
Excess Liquidation Proceeds. On any Master Servicer Remittance Date, the Master
Servicer shall have no duty to remit to the Distribution Account any amounts other than amounts held in the Certificate Account and collected during the related Collection Period as provided in clauses (v) and (xi) of Section 5.2(a)
and the P&I Advance Amount and, on the Master Servicer Remittance Date occurring in March of any year, commencing in March 2005, amounts held in the Interest
Reserve Account. The Paying Agent shall make withdrawals from the Distribution
Account and the Reserve Account only for the following purposes:

                    (i) to withdraw amounts deposited in the Distribution
Account in error and pay such amounts to the Persons entitled thereto;

                    (ii) to pay any amounts payable to the Master Servicer, the
Primary Servicer, the Special Servicer, the Fiscal Agent and the Trustee
(including the Trustee's Fee (other than that portion thereof, that constitutes the Paying Agent's Fee)) and the Paying Agent (including the Paying Agent Fee), or other expenses or other amounts permitted to be paid hereunder and not previously paid to such Persons pursuant to Section 5.2;

                    (iii) to make distributions to the Certificateholders
pursuant to Section 6.5; and

                    (iv) to clear and terminate the Distribution Account
pursuant to Section 10.2.

               SECTION 5.4 PAYING AGENT REPORTS.

               (a) On or prior to each Distribution Date, based on information provided in monthly reports prepared by the Master Servicer and the Special
Servicer and delivered to the Paying Agent by the Master Servicer (no later than
1:00 p.m., New York time on the Report Date), the Paying Agent shall make available to any interested party via its internet website initially located at
"www.ctslink.com/cmbs" (the "Paying Agent's Website"), (i) the Monthly
Certificateholders Report (substantially in the form of Exhibit M), (ii) a report containing information regarding the Mortgage Loans as of the end of the related Collection Period, which report shall contain substantially the categories of information regarding the Mortgage Loans set forth in Appendix I to the Final Prospectus Supplement and shall be presented in tabular format substantially similar to the format utilized in such Appendix I which report may be included as part of the Monthly Certificateholders Report, (iii) the Loan
Periodic Update File, Loan Setup File, Bond Level File and the Collateral
Summary File, (iv) the Monthly Additional Report on Recoveries and
Reimbursements, (v) the supplemental reports set forth in paragraph (b) of the definition of Unrestricted Servicer Reports and (vi) as a convenience for interested parties (and not in furtherance of the distribution thereof under the securities laws), the Final Prospectus Supplement and this Agreement.

                                     -132-

               In addition, on or prior to each Distribution Date, based on information provided in monthly reports prepared by the Master Servicer and the
Special Servicer and delivered to the Paying Agent in accordance herewith, the
Paying Agent shall make available via the Paying Agent's Website, on a restricted basis, the Restricted Servicer Reports (including the Property File on or prior to each Distribution Date, commencing in July 2004). The Paying
Agent shall provide access to the Restricted Servicer Reports, upon request, to each Certificateholder, each of the parties to this Agreement, each of the
Rating Agencies, each of the Financial Market Publishers, each of the
Underwriters, the Operating Adviser, the Placement Agents, any prospective purchaser of the Certificates and any Certificate Owner upon receipt (which may be in electronic form) from such person of an Investor Certificate in the form of Exhibit Y, and any other person upon the direction of the Depositor, the
Placement Agents or any Underwriter. For assistance with the above-mentioned
Paying Agent services, Certificateholders or any party hereto may initially call
301-815-6600.

               The Paying Agent makes no representations or warranties as to the accuracy or completeness of any report, document or other information made available on the Paying Agent's Website and assumes no responsibility therefor.
The Paying Agent shall be entitled to conclusively rely on any information provided to it by the Master Servicer or the Special Servicer and shall have no obligation to verify such information and the Paying Agent may disclaim responsibility for any information distributed by the Paying Agent for which it is not the original source. In connection with providing access to the Paying
Agent's Website, the Paying Agent, may require registration and the acceptance of a disclaimer. None of the Master Servicer, the Special Servicer, the Primary
Servicer or the Paying Agent shall be liable for the dissemination of information in accordance with this Agreement; provided that this sentence shall not in any way limit the liability the Paying Agent may otherwise have in the performance of its duties hereunder.

               (b) Subject to Section 8.15, upon advance written request, if required by federal regulation, of any Certificateholder (or holder of a
Serviced Companion Mortgage Loan or B Note) that is a savings association, bank, or insurance company, the Paying Agent shall provide (to the extent in its possession) to each such Certificateholder (or such holder of a Serviced
Companion Mortgage Loan or B Note) such reports and access to non-privileged information and documentation regarding the Mortgage Loans and the Certificates as such Certificateholder (or such holder of a Serviced Companion Mortgage Loan or B Note) may reasonably deem necessary to comply with applicable regulations of the Office of Thrift Supervision or successor or other regulatory authorities with respect to investment in the Certificates; provided that the Paying Agent shall be entitled to be reimbursed by such Certificateholder (or such holder of a Serviced Companion Mortgage Loan or B Note) for the Paying Agent's actual expenses incurred in providing such reports and access. The holder of a B Note shall be entitled to receive information and documentation only with respect to its related A/B Mortgage Loan and the holder of a Serviced Companion Mortgage
Loan shall be entitled to receive information and documentation only with respect to its related Loan Pair, pursuant hereto.

               (c) Upon written request, the Paying Agent shall send to each
Person who at any time during the calendar year was a Certificateholder of record, customary information as the Paying Agent deems may be necessary or desirable for such Holders to prepare their federal income tax returns.

                                     -133-

               (d) Reserved

               (e) The Paying Agent shall afford the Rating Agencies, the
Financial Market Publishers, the Depositor, the Master Servicer, the Special
Servicer, the Primary Servicer, the Trustee, the Fiscal Agent, the Operating
Adviser, any Certificateholder, the Luxembourg Paying Agent, prospective
Certificate Owner or any Person reasonably designated by any Placement Agent, or any Underwriter upon reasonable notice and during normal business hours, reasonable access to all relevant, non-attorney privileged records and documentation regarding the applicable Mortgage Loans, REO Property and all other relevant matters relating to this Agreement, and access to Responsible
Officers of the Paying Agent.

               (f) Copies (or computer diskettes or other digital or electronic formats of such information if reasonably available in lieu of paper copies) of any and all of the foregoing items of this Section 5.4 shall be made available by the Paying Agent upon request; provided, however, that the Paying Agent shall be permitted to require payment by the requesting party (other than the
Depositor, the Master Servicer, the Special Servicer, the Trustee, the Fiscal
Agent, the Operating Adviser, any Placement Agent or any Underwriter or any
Rating Agency) of a sum sufficient to cover the reasonable expenses actually incurred by the Paying Agent of providing access or copies (including electronic or digital copies) of any such information requested in accordance with the preceding sentence.

               (g) The Paying Agent shall make available at its Corporate Trust
Office (either in physical or electronic form), during normal business hours, upon reasonable advance written notice for review by any Certificateholder, any
Certificate Owner, any prospective Certificate Owner, the Placement Agents, the
Underwriters, each Rating Agency, the Special Servicer, the Depositor, and solely as with respect to any A/B Mortgage Loan, the holder of the B Note and solely as with respect to any Loan Pair, the holder of the Serviced Companion
Mortgage Loan, originals or copies of, among other things, any Phase I
Environmental Report or engineering report prepared or appraisals performed in respect of each Mortgaged Property provided, however, that the Paying Agent shall be permitted to require payment by the requesting party (other than either
Rating Agency or the Operating Adviser) of a sum sufficient to cover the reasonable expenses actually incurred by the Paying Agent or the Trustee of providing access or copies (including electronic or digital copies) of any such information reasonably requested in accordance with the preceding sentence.

               SECTION 5.5 PAYING AGENT TAX REPORTS. The Paying Agent shall perform all reporting and other tax compliance duties that are the responsibility of each REMIC Pool under the Code, REMIC Provisions, or other compliance guidance issued by the Internal Revenue Service or any state or local taxing authority. Consistent with this Pooling and Servicing Agreement, the
Paying Agent shall provide or cause to be provided (i) to the United States
Treasury or other Persons (including, but not limited to, the Transferor of a
Class R-I, Class R-II or Class R-III Certificate, to a Disqualified Organization
or to an agent that has acquired a Class R-I, Class R-II or Class R-III
Certificate on behalf of a Disqualified Organization) such information as is necessary for the application of any tax relating to the transfer of a Class
R-I, Class R-II or Class R-III Certificate to any Disqualified Organization and
(ii) to the Certificateholders such information or reports as are required by the Code or REMIC Provisions; in the case of (i), subject to reimbursement of expenses relating thereto in accordance with Section 7.12. The Master Servicer shall on a timely basis provide the Paying Agent with such

                                     -134-

information concerning the Mortgage Loans as is necessary for the preparation of the tax or information returns or receipts of each REMIC Pool as the Paying
Agent may reasonably request from time to time. The Special Servicer is required to provide to the Master Servicer all information in its possession with respect to the Specially Serviced Mortgage Loans in order for the Master Servicer to comply with its obligations under this Section 5.5. The Paying Agent shall be entitled to conclusively rely on any such information provided to it by the
Master Servicer or the Special Servicer and shall have no obligation to verify any such information.

                                   ARTICLE VI

                                  DISTRIBUTIONS

               SECTION 6.1 DISTRIBUTIONS GENERALLY. Subject to Section 10.2(a),
respecting the final distribution on the Certificates, on each Distribution
Date, the Paying Agent shall (1) first, withdraw from the Distribution Account and pay to the Fiscal Agent and Trustee any unpaid fees, expenses and other amounts then required to be paid pursuant to this Agreement, and then, to the
Paying Agent, any unpaid fees, expenses and other amounts then required to be paid pursuant to this Agreement, and then at the written direction of the Master
Servicer, withdraw from the Distribution Account and pay to the Master Servicer,
the Primary Servicer and Special Servicer any unpaid servicing compensation or other amounts currently required to be paid pursuant to this Agreement (to the extent not previously retained or withdrawn by the Master Servicer from the
Certificate Account), and (2) second, make distributions in the manner and amounts set forth below.

               Each distribution to Holders of Certificates shall be made by check mailed to such Holder's address as it appears on the Certificate Register of the Certificate Registrar or, upon written request to the Paying Agent on or prior to the related Record Date (or upon standing instructions given to the
Paying Agent on the Closing Date prior to any Record Date, which instructions may be revoked at any time thereafter upon written notice to the Paying Agent five days prior to the related Record Date) made by a Certificateholder by wire transfer in immediately available funds to an account specified in the request of such Certificateholder; provided, that (i) remittances to the Paying Agent shall be made by wire transfer of immediately available funds to the
Distribution Account and the Reserve Account; and (ii) the final distribution in respect of any Certificate shall be made only upon presentation and surrender of such Certificate at such location specified by the Paying Agent in a notice delivered to Certificateholders pursuant to Section 10.2(a). If any payment required to be made on the Certificates is to be made on a day that is not a
Business Day, then such payment will be made on the next succeeding Business Day without compensation for such delay. All distributions or allocations made with respect to Holders of Certificates of a Class on each Distribution Date shall be made or allocated among the outstanding Interests in such Class in proportion to their respective initial Certificate Balances or Percentage Interests for the
Class X Certificates.

               SECTION 6.2 REMIC I.

               (a) On each Distribution Date, the Paying Agent shall be deemed to distribute to itself on behalf of the Trustee, as holder of the REMIC I
Regular Interests, for the following purposes and in the following order of priority:

                                     -135-

                    (i) from the portion of the Available Distribution Amount
attributable to interest collected or deemed collected on or with respect to each Mortgage Loan or related REO Property, Distributable Certificate Interest to each Corresponding REMIC I Regular Interest;

                    (ii) from the portion of the Available Distribution Amount attributable to principal collected or deemed collected on or with respect to each Mortgage Loan or related REO Property, principal to the Corresponding REMIC
I Regular Interest, until the Certificate Balance thereof is reduced to zero;

                    (iii) any remaining funds, to reimburse any Realized Losses previously allocated to the REMIC I Regular Interests, plus interest on such
Realized Losses previously allocated thereto, at the applicable Pass-Through
Rates; and

                    (iv) thereafter, to the Class R-I Certificateholders at such time as the Certificate Balance of all Classes of REMIC I Regular Interests have been reduced to zero, and Realized Losses previously allocated thereto have been reimbursed to the Holders of the REMIC I Regular Interests, any amounts remaining.

               SECTION 6.3 REMIC II.

               (a) On each Distribution Date, the Paying Agent shall be deemed to distribute to itself on behalf of the Trustee, as holder of the REMIC II
Regular Interests, for the following purposes and in the following order of priority:

                    (i) an amount equal to Distributable Certificate Interest
for the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates,
Class A-4 Certificates, Class X-1 Certificates and Class X-2 Certificates to
REMIC II Regular Interest A-1A, REMIC II Regular Interest A-1B, REMIC II Regular
Interest A-1C, REMIC II Regular Interest A-2A, REMIC II Regular Interest A-2B,
REMIC II Regular Interest A-2C, REMIC II Regular Interest A-3A, REMIC II Regular
Interest A-3B, REMIC II Regular Interest A-3C, REMIC II Regular Interest A-4A,
REMIC II Regular Interest A-4B, REMIC II Regular Interest B-1, REMIC II Regular
Interest B-2, REMIC II Regular Interest B-3, REMIC II Regular Interest C-1,
REMIC II Regular Interest C-2, REMIC II Regular Interest C-3, REMIC II Regular
Interest D, REMIC II Regular Interest E-1, REMIC II Regular Interest E-2, REMIC
II Regular Interest F, REMIC II Regular Interest G-1, REMIC II Regular Interest
G-2, REMIC II Regular Interest H, REMIC II Regular Interest J, REMIC II Regular
Interest K, REMIC II Regular Interest L, REMIC II Regular Interest M, REMIC II
Regular Interest N and REMIC II Regular Interest O, divided among such REMIC II
Regular Interests in proportion to (A) in the case of the REMIC II Regular
Interest A-1A, REMIC II Regular Interest A-1B, REMIC II Regular Interest A-1C,
REMIC II Regular Interest A-2A, REMIC II Regular Interest A-2B, REMIC II Regular
Interest A-2C, REMIC II Regular Interest A-3A, REMIC II Regular Interest A-3B,
REMIC II Regular Interest A-3C, REMIC II Regular Interest A-4A and REMIC II
Regular Interest A-4B, the Accrued Certificate Interest for such Distribution
Date and (B) in the case of REMIC II Regular Interest B-1, REMIC II Regular
Interest B-2, REMIC II Regular Interest B-3, REMIC II Regular Interest C-1,
REMIC II Regular Interest C-2, REMIC II Regular Interest C-3, REMIC II Regular
Interest D, REMIC II Regular Interest E-1, REMIC II Regular Interest E-2, REMIC
II Regular Interest F, REMIC II Regular Interest G-1, REMIC II Regular Interest
G-2, REMIC II Regular Interest H, REMIC II

                                     -136-

Regular Interest J, REMIC II Regular Interest K, REMIC II Regular Interest L,
REMIC II Regular Interest M, REMIC II Regular Interest N and REMIC II Regular
Interest O, the product of (a) the Certificate Balance of such Interest and (b)
one-twelfth of the sum of the related Class X-1 Strip Rate and the related Class
X-2 Strip Rate (if any);

                    (ii) to REMIC II Regular Interest A-1A, REMIC II Regular
Interest A-1B, REMIC II Regular Interest A-1C, REMIC II Regular Interest A-2A,
REMIC II Regular Interest A-2B, REMIC II Regular Interest A-2C, REMIC II Regular
Interest A-3A, REMIC II Regular Interest A-3B, REMIC II Regular Interest A-3C,
REMIC II Regular Interest A-4A and REMIC II Regular Interest A-4B, in reduction of the Certificate Balances thereof, in an amount up to the Principal
Distribution Amount for such Distribution Date: (A) first, to the REMIC II
Regular Interest A-1A until the Certificate Balance of REMIC II Regular Interest
A-1A is reduced to zero, and upon payment in full of the Certificate Balance of the REMIC II Regular Interest A-1A, to the REMIC II Regular Interest A-1B, the
Principal Distribution Amount for such Distribution Date (reduced by any portion thereof deemed to be distributed to the REMIC II Regular Interest A-1A), until the Certificate Balance of the REMIC II Regular Interest A-1B has been reduced to zero, and upon payment in full of the Certificate Balance of the REMIC II
Regular Interest A-1B, to the REMIC II Regular Interest A-1C, the Principal
Distribution Amount for such Distribution Date (reduced by any portion thereof deemed to be distributed to the REMIC II Regular Interest A-1A and A-1B), until the Certificate Balance of the REMIC II Regular Interest A-1C has been reduced to zero; (B) second, to the REMIC II Regular Interest A-2A, the Principal
Distribution Amount for such Distribution Date (reduced by any portion thereof deemed to be distributed to the REMIC II Regular Interest A-1A, A-1B and A-1C),
until the Certificate Balance of the REMIC II Regular Interest A-2A has been reduced to zero, and upon payment in full of the Certificate Balance of the
REMIC II Regular Interest A-2A, to the REMIC II Regular Interest A-2B, the
Principal Distribution Amount for such Distribution Date (reduced by any portion thereof deemed to be distributed to the REMIC II Regular Interest A-1A, A-1B,
A-1C and A-2A), until the Certificate Balance of the REMIC II Regular Interest
A-2B has been reduced to zero, and upon payment in full of the Certificate
Balance of the REMIC II Regular Interest A-2B, to the REMIC II Regular Interest
A-2C, the Principal Distribution Amount for such Distribution Date (reduced by any portion thereof deemed to be distributed to the REMIC II Regular Interest
A-1A, A-1B, A-1C, A-2A and A-2B), until the Certificate Balance of the REMIC II
Regular Interest A-2C has been reduced to zero, (C) third, to the REMIC II
Regular Interest A-3A, the Principal Distribution Amount for such Distribution
Date (reduced by any portion thereof deemed to be distributed to the REMIC II
Regular Interest A-1A, A-1B, A-1C, A-2A, A-2B and A-2C), until the Certificate
Balance of the REMIC II Regular Interest A-3A has been reduced to zero, and upon payment in full of the Certificate Balance of the REMIC II Regular Interest
A-3A, to the REMIC II Regular Interest A-3B, the Principal Distribution Amount
for such Distribution Date (reduced by any portion thereof deemed to be distributed to the REMIC II Regular Interest A-1A, A-1B, A-1C, A-2A, A-2B, A-2C
and A-3A), until the Certificate Balance of the REMIC II Regular Interest A-3B
has been reduced to zero, and upon payment in full of the Certificate Balance of the REMIC II Regular Interest A-3B, to the REMIC II Regular Interest A-3C, the
Principal Distribution Amount for such Distribution Date (reduced by any portion thereof deemed to be distributed to the REMIC II Regular Interest A-1A, A-1B,
A-1C, A-2A, A-2B, A-2C, A-3A and A-3B), until the Certificate Balance of the
REMIC II Regular Interest A-3C has been reduced to zero; and (D) fourth, to the
REMIC II Regular Interest A-4A, the Principal Distribution Amount for such
Distribution Date (reduced by any portion thereof deemed to be distributed to the REMIC II Regular Interest A-1A, A-1B, A-

                                     -137-

1C, A-2A, A-2B, A-2C, A-3A, A-3B and A-3C), until the Certificate Balance of the
REMIC II Regular Interest A-4A has been reduced to zero, and upon payment in full of the Certificate Balance of the REMIC II Regular Interest A-4A, to the
REMIC II Regular Interest A-4B, the Principal Distribution Amount for such
Distribution Date (reduced by any portion thereof deemed to be distributed to the REMIC II Regular Interest A-1A, A-1B, A-1C, A-2A, A-2B, A-2C, A-3A, A-3B,
A-3C and A-4A), until the Certificate Balance of the REMIC II Regular Interest
A-4B has been reduced to zero;

                    (iii) to REMIC II Regular Interest A-1A, REMIC II Regular
Interest A-1B, REMIC II Regular Interest A-1C, REMIC II Regular Interest A-2A,
REMIC II Regular Interest A-2B, REMIC II Regular Interest A-2C, REMIC II Regular
Interest A-3A, REMIC II Regular Interest A-3B, REMIC II Regular Interest A-3C,
REMIC II Regular Interest A-4A, REMIC II Regular Interest A-4B, REMIC II Regular
Interest B-1, REMIC II Regular Interest B-2, REMIC II Regular Interest B-3,
REMIC II Regular Interest C-1, REMIC II Regular Interest C-2, REMIC II Regular
Interest C-3, REMIC II Regular Interest D, REMIC II Regular Interest E-1, REMIC
II Regular Interest E-2, REMIC II Regular Interest F, REMIC II Regular Interest
G-1, REMIC II Regular Interest G-2, REMIC II Regular Interest H, REMIC II
Regular Interest J, REMIC II Regular Interest K, REMIC II Regular Interest L,
REMIC II Regular Interest M, REMIC II Regular Interest N and REMIC II Regular
Interest O, pro rata on the basis of their respective entitlements to reimbursement described in this clause (iii), to reimburse any Realized Losses previously allocated to REMIC II Regular Interest A-1A, REMIC II Regular
Interest A-1B, REMIC II Regular Interest A-1C, REMIC II Regular Interest A-2A,
REMIC II Regular Interest A-2B, REMIC II Regular Interest A-2C, REMIC II Regular
Interest A-3A, REMIC II Regular Interest A-3B, REMIC II Regular Interest A-3C,
REMIC II Regular Interest A-4A, REMIC II Regular Interest A-4B, REMIC II Regular
Interest B-1, REMIC II Regular Interest B-2, REMIC II Regular Interest B-3,
REMIC II Regular Interest C-1, REMIC II Regular Interest C-2, REMIC II Regular
Interest C-3, REMIC II Regular Interest D, REMIC II Regular Interest E-1, REMIC
II Regular Interest E-2, REMIC II Regular Interest F, REMIC II Regular Interest
G-1, REMIC II Regular Interest G-2, REMIC II Regular Interest H, REMIC II
Regular Interest J, REMIC II Regular Interest K, REMIC II Regular Interest L,
REMIC II Regular Interest M, REMIC II Regular Interest N and REMIC II Regular
Interest O, but in the case of all such Interests other than the REMIC II
Regular Interest A-1A, REMIC II Regular Interest A-1B, REMIC II Regular Interest
A-1C, REMIC II Regular Interest A-2A, REMIC II Regular Interest A-2B, REMIC II
Regular Interest A-2C, REMIC II Regular Interest A-3A, REMIC II Regular Interest
A-3B, REMIC II Regular Interest A-3C, REMIC II Regular Interest A-4A and REMIC
II Regular Interest A-4B, only as a result of the allocation of Realized Losses to the Class X Certificates and in the case of all such Interests, inclusive of accrued and unpaid interest at the applicable Pass-Through Rate on such Realized
Losses;

                    (iv) to the REMIC II Regular Interest B-1, REMIC II Regular
Interest B-2 and REMIC II Regular Interest B-3, the remainder of the
Distributable Certificate Interest for such Interest for such Distribution Date, divided among such REMIC II Regular Interests in proportion to the Accrued
Certificate Interest for such Distribution Date, to the extent not distributed pursuant to clause (i) above;

                    (v) upon payment in full of the Certificate Balance of the
REMIC II Regular Interest A-4B, to the REMIC II Regular Interest B-1, the
Principal Distribution Amount for such Distribution Date (reduced by any portion thereof deemed to be distributed pursuant to

                                     -138-

the preceding provisions hereof), until the Certificate Balance of the REMIC II
Regular Interest B-1 has been reduced to zero, and upon payment in full of the
Certificate Balance of the REMIC II Regular Interest B-1, to the REMIC II
Regular Interest B-2, the Principal Distribution Amount for such Distribution
Date (reduced by any portion thereof deemed to be distributed pursuant to the preceding provisions hereof), until the Certificate Balance of the REMIC II
Regular Interest B-2 has been reduced to zero, and upon payment in full of the
Certificate Balance of the REMIC II Regular Interest B-2, to the REMIC II
Regular Interest B-3, the Principal Distribution Amount for such Distribution
Date (reduced by any portion thereof deemed to be distributed pursuant to the preceding provisions hereof), until the Certificate Balance of the REMIC II
Regular Interest B-3 has been reduced to zero;

                    (vi) to the REMIC II Regular Interest B-1, REMIC II Regular
Interest B-2 and REMIC II Regular Interest B-3, to reimburse any unreimbursed
Realized Losses previously allocated thereto, plus accrued and unpaid interest at the applicable Pass-Through Rate on such Realized Losses, pro rata on the basis of their respective entitlements to reimbursement;

                    (vii) to the REMIC II Regular Interest C-1, REMIC II Regular
Interest C-2 and REMIC II Regular Interest C-3, the remainder of the
Distributable Certificate Interest for such Interest for such Distribution Date, divided among such REMIC II Regular Interests in proportion to the Accrued
Certificate Interest for such Distribution Date, to the extent not distributed pursuant to clause (i) above;

                    (viii) upon payment in full of the Certificate Balance of
the REMIC II Regular Interest B-3, to the REMIC II Regular Interest C-1, the
Principal Distribution Amount for such Distribution Date (reduced by any portion thereof deemed to be distributed pursuant to the preceding provisions hereof), until the Certificate Balance of the REMIC II Regular Interest C-1 has been reduced to zero, and upon payment in full of the Certificate Balance of the
REMIC II Regular Interest C-1, to the REMIC II Regular Interest C-2, the
Principal Distribution Amount for such Distribution Date (reduced by any portion thereof deemed to be distributed pursuant to the preceding provisions hereof), until the Certificate Balance of the REMIC II Regular Interest C-2 has been reduced to zero, and upon payment in full of the Certificate Balance of the
REMIC II Regular Interest C-2, to the REMIC II Regular Interest C-3, the
Principal Distribution Amount for such Distribution Date (reduced by any portion thereof deemed to be distributed pursuant to the preceding provisions hereof), until the Certificate Balance of the REMIC II Regular Interest C-3 has been reduced to zero;

                    (ix) to the REMIC II Regular Interest C-1, REMIC II Regular
Interest C-2 and REMIC II Regular Interest C-3, to reimburse any unreimbursed
Realized Losses previously allocated thereto, plus accrued and unpaid interest at the applicable Pass-Through Rate on such Realized Losses, pro rata on the basis of their respective entitlements to reimbursement;

                    (x) to the REMIC II Regular Interest D, the remainder of the
Distributable Certificate Interest for such Interests for such Distribution
Date, to the extent not distributed pursuant to clause (i) above;

                                     -139-

                    (xi) upon payment in full of the Certificate Balance of the
REMIC II Regular Interest C-3, to the REMIC II Regular Interest D, the Principal
Distribution Amount for such Distribution Date (reduced by any portion thereof deemed to be distributed pursuant to the preceding provisions hereof), until the
Certificate Balance of the REMIC II Regular Interest D has been reduced to zero;

                    (xii) to the REMIC II Regular Interest D, to reimburse any unreimbursed Realized Losses previously allocated thereto, plus accrued and unpaid interest at the applicable Pass-Through Rate on such Realized Losses;

                    (xiii) to the REMIC II Regular Interest E-1 and REMIC II
Regular Interest E-2, the remainder of the Distributable Certificate Interest for such Interests for such Distribution Date, divided among such REMIC II
Regular Interests in proportion to the Accrued Certificate Interest for such
Distribution Date, to the extent not distributed pursuant to clause (i) above;

                    (xiv) upon payment in full of the Certificate Balance of the
REMIC II Regular Interest D, to the REMIC II Regular Interest E-1, the Principal
Distribution Amount for such Distribution Date (reduced by any portion thereof deemed to be distributed pursuant to the preceding provisions hereof), until the
Certificate Balance of the REMIC II Regular Interest E-1 has been reduced to zero, and upon payment in full of the Certificate Balance of the REMIC II
Regular Interest E-1, to the REMIC II Regular Interest E-2, the Principal
Distribution Amount for such Distribution Date (reduced by any portion thereof deemed to be distributed pursuant to the preceding provisions hereof), until the
Certificate Balance of the REMIC II Regular Interest E-2 has been reduced to zero;

                    (xv) to the REMIC II Regular Interest E-1 and REMIC II
Regular Interest E-2, to reimburse any unreimbursed Realized Losses previously allocated thereto, plus accrued and unpaid interest at the applicable
Pass-Through Rate on such Realized Losses, pro rata on the basis of their respective entitlements to reimbursement;

                    (xvi) to the REMIC II Regular Interest F, the remainder of the Distributable Certificate Interest for such Interests for such Distribution
Date, to the extent not distributed pursuant to clause (i) above;

                    (xvii) upon payment in full of the Certificate Balance of
the REMIC II Regular Interest E-2, to the REMIC II Regular Interest F, the
Principal Distribution Amount for such Distribution Date (reduced by any portion thereof deemed to be distributed pursuant to the preceding provisions hereof), until the Certificate Balance of the REMIC II Regular Interest F has been reduced to zero;

                    (xviii) to the REMIC II Regular Interest F, to reimburse any unreimbursed Realized Losses previously allocated thereto, plus accrued and unpaid interest at the applicable Pass-Through Rate on such Realized Losses;

                    (xix) to the REMIC II Regular Interest G-1 and REMIC II
Regular Interest G-2, the remainder of the Distributable Certificate Interest for such Interests for such Distribution Date, divided among such REMIC II
Regular Interests in proportion to the Accrued

                                     -140-

Certificate Interest for such Distribution Date, to the extent not distributed pursuant to clause (i) above;

                    (xx) upon payment in full of the Certificate Balance of the
REMIC II Regular Interest F, to the REMIC II Regular Interest G-1, the Principal
Distribution Amount for such Distribution Date (reduced by any portion thereof deemed to be distributed pursuant to the preceding provisions hereof), until the
Certificate Balance of the REMIC II Regular Interest G-1 has been reduced to zero, and upon payment in full of the Certificate Balance of the REMIC II
Regular Interest G-1, to the REMIC II Regular Interest G-2, the Principal
Distribution Amount for such Distribution Date (reduced by any portion thereof deemed to be distributed pursuant to the preceding provisions hereof), until the
Certificate Balance of the REMIC II Regular Interest G-2 has been reduced to zero;

                    (xxi) to the REMIC II Regular Interest G-1 and REMIC II
Regular Interest G-2, to reimburse any unreimbursed Realized Losses previously allocated thereto, plus accrued and unpaid interest at the applicable
Pass-Through Rate on such Realized Losses, pro rata on the basis of their respective entitlements to reimbursement;

                    (xxii) to the REMIC II Regular Interest H, the remainder of the Distributable Certificate Interest for such Interests for such Distribution
Date, to the extent not distributed pursuant to clause (i) above;

                    (xxiii) upon payment in full of the Certificate Balance of the REMIC II Regular Interest G-2, to the REMIC II Regular Interest H, the
Principal Distribution Amount for such Distribution Date (reduced by any portion thereof deemed to be distributed pursuant to the preceding provisions hereof), until the Certificate Balance of the REMIC II Regular Interest H has been reduced to zero;

                    (xxiv) to the REMIC II Regular Interest H, to reimburse any unreimbursed Realized Losses previously allocated thereto, plus accrued and unpaid interest at the applicable Pass-Through Rate on such Realized Losses;

                    (xxv) to the REMIC II Regular Interest J, the remainder of the Distributable Certificate Interest for such Interests for such Distribution
Date, to the extent not distributed pursuant to clause (i) above;

                    (xxvi) upon payment in full of the Certificate Balance of
the REMIC II Regular Interest H, to the REMIC II Regular Interest J, the
Principal Distribution Amount for such Distribution Date (reduced by any portion thereof deemed to be distributed pursuant to the preceding provisions hereof), until the Certificate Balance of the REMIC II Regular Interest J has been reduced to zero;

                    (xxvii) to the REMIC II Regular Interest J, to reimburse any unreimbursed Realized Losses previously allocated thereto, plus accrued and unpaid interest at the applicable Pass-Through Rate on such Realized Losses;

                    (xxviii) to the REMIC II Regular Interest K, the remainder of the Distributable Certificate Interest for such Interest for such
Distribution Date, to the extent not distributed pursuant to clause (i) above;

                                     -141-

                    (xxix) upon payment in full of the Certificate Balance of
the REMIC II Regular Interest J, to the REMIC II Regular Interest K, the
Principal Distribution Amount for such Distribution Date (reduced by any portion thereof deemed to be distributed pursuant to the preceding provisions hereof), until the Certificate Balance of the REMIC II Regular Interest K has been reduced to zero;

                    (xxx) to the REMIC II Regular Interest K, to reimburse any unreimbursed Realized Losses previously allocated thereto, plus accrued and unpaid interest at the applicable Pass-Through Rate on such Realized Losses;

                    (xxxi) to the REMIC II Regular Interest L, the remainder of the Distributable Certificate Interest for such Interest for such Distribution
Date to the extent not distributed pursuant to clause (i) above;

                    (xxxii) upon payment in full of the Certificate Balance of the REMIC II Regular Interest K, to the REMIC II Regular Interest L, the
Principal Distribution Amount for such Distribution Date (reduced by any portion thereof deemed to be distributed pursuant to the preceding provisions hereof), until the Certificate Balance of the REMIC II Regular Interest L has been reduced to zero;

                    (xxxiii) to the REMIC II Regular Interest L, to reimburse
any unreimbursed Realized Losses previously allocated thereto, plus accrued and unpaid interest at the applicable Pass-Through Rate on such Realized Losses;

                    (xxxiv) to the REMIC II Regular Interest M, the remainder of the Distributable Certificate Interest for such Interest for such Distribution
Date to the extent not distributed pursuant to clause (i) above;

                    (xxxv) upon payment in full of the Certificate Balance of
the REMIC II Regular Interest L, to the REMIC II Regular Interest M, the
Principal Distribution Amount for such Distribution Date (reduced by any portion thereof deemed to be distributed pursuant to the preceding provisions hereof), until the Certificate Balance of the REMIC II Regular Interest M has been reduced to zero;

                    (xxxvi) to the REMIC II Regular Interest M, to reimburse any unreimbursed Realized Losses previously allocated thereto, plus accrued and unpaid interest at the applicable Pass-Through Rate on such Realized Losses;

                    (xxxvii) to the REMIC II Regular Interest N, the remainder of the Distributable Certificate Interest for such Interest for such
Distribution Date to the extent not distributed pursuant to clause (i) above;

                    (xxxviii) upon payment in full of the Certificate Balance of the REMIC II Regular Interest M, to the REMIC II Regular Interest N, the
Principal Distribution Amount for such Distribution Date (reduced by any portion thereof deemed to be distributed pursuant to the preceding provisions hereof), until the Certificate Balance of the REMIC II Regular Interest N has been reduced to zero;

                                     -142-

                    (xxxix) to the REMIC II Regular Interest N, to reimburse any unreimbursed Realized Losses previously allocated thereto, plus accrued and unpaid interest at the applicable Pass-Through Rate on such Realized Losses;

                    (xl) to the REMIC II Regular Interest O, the remainder of
the Distributable Certificate Interest for such Interest for such Distribution
Date to the extent not distributed pursuant to clause (i) above;

                    (xli) upon payment in full of the Certificate Balance of the
REMIC II Regular Interest N, to the REMIC II Regular Interest O, the Principal
Distribution Amount for such Distribution Date (reduced by any portion thereof deemed to be distributed pursuant to the preceding provisions hereof), until the
Certificate Balance of the REMIC II Regular Interest O has been reduced to zero;

                    (xlii) to the REMIC II Regular Interest O, to reimburse any unreimbursed Realized Losses previously allocated thereto, plus accrued and unpaid interest at the applicable Pass-Through Rate on such Realized Losses; and

                    (xliii) thereafter, to the Class R-II Certificateholders at such time as the Certificate Balances of all Classes of REMIC II Regular
Interests have been reduced to zero, and Realized Losses previously allocated thereto have been reimbursed to the Holders of the REMIC II Regular Interests, any amounts remaining.

               SECTION 6.4 RESERVED.

               SECTION 6.5 REMIC III.

               (a) On each Distribution Date, the Paying Agent shall withdraw from the Distribution Account an amount equal to the Available Distribution
Amount and shall distribute such amount and Excess Liquidation Proceeds in the following amounts and order of priority:

                    (i) to the Holders of the Class A-1 Certificates, Class A-2
Certificates, Class A-3 Certificates, Class A-4 Certificates, Class X-1
Certificates and Class X-2 Certificates, Distributable Certificate Interest for
such Distribution Date, pro rata in proportion to the Distributable Certificate
Interest payable to each such Class;

                    (ii) to the Holders of the Class A-1, Class A-2, Class A-3
and Class A-4 Certificates, in reduction of the Certificate Balances thereof, in an amount up to the Principal Distribution Amount for such Distribution Date:
first, to the Holders of the Class A-1 Certificates, the Principal Distribution
Amount for such Distribution Date until the Certificate Balance thereof is reduced to zero; second, upon payment in full of the aggregate Certificate
Balance of the Class A-1 Certificates, to the holders of the Class A-2
Certificates, the Principal Distribution Amount for such Distribution Date
(reduced by any prior distributions thereof hereunder) until the aggregate
Certificate Balance of the Class A-2 Certificates has been reduced to zero;
third, upon payment in full of the aggregate Certificate Balance of the Class
A-2 Certificates, to the holders of the Class A-3 Certificates, the Principal
Distribution Amount for such Distribution Date (reduced by any prior distributions thereof hereunder) until the aggregate Certificate Balance of the
Class A-3 Certificates has been reduced to zero and fourth, upon payment in full of the aggregate Certificate Balance of the Class A-3 Certificates, to the
holders

                                     -143-

of the Class A-4 Certificates, the Principal Distribution Amount for
such Distribution Date (reduced by any prior distributions thereof hereunder)
until the aggregate Certificate Balance of the Class A-4 Certificates has been reduced to zero;

                    (iii) to the Holders of the Class A Certificates, Class X-1
Certificates and Class X-2 Certificates, pro rata (treating principal and interest losses separately), to reimburse any Realized Losses previously allocated thereto and not previously fully reimbursed, plus one month's interest at the applicable Pass-Through Rate on such Realized Losses;

                    (iv) to the Holders of the Class B Certificates,
Distributable Certificate Interest for such Distribution Date;

                    (v) upon payment in full of the Certificate Balance of the
Class A-4 Certificates, to the Holders of the Class B Certificates, the
Principal Distribution Amount for such Distribution Date (reduced by any prior distributions thereof hereunder), until the Certificate Balance of the Class B
Certificates has been reduced to zero;

                    (vi) to the Holders of the Class B Certificates, to
reimburse any Realized Losses previously allocated thereto and not previously fully reimbursed, plus one month's interest at the applicable Pass-Through Rate on such Realized Losses;

                    (vii) to the Holders of the Class C Certificates,
Distributable Certificate Interest for such Distribution Date;

                    (viii) upon payment in full of the Certificate Balance of
the Class B Certificates, to the Holders of the Class C Certificates, the
Principal Distribution Amount for such Distribution Date (reduced by any prior distributions thereof hereunder), until the Certificate Balance of the Class C
Certificates has been reduced to zero;

                    (ix) to the Holders of the Class C Certificates, to
reimburse any Realized Losses previously allocated thereto and not previously fully reimbursed, plus one month's interest at the applicable Pass-Through Rate on such Realized Losses;

                    (x) to the Holders of the Class D Certificates,
Distributable Certificate Interest for such Distribution Date;

                    (xi) upon payment in full of the Certificate Balance of the
Class C Certificates, to the Holders of the Class D Certificates, the Principal
Distribution Amount for such Distribution Date (reduced by any prior distributions thereof hereunder), until the Certificate Balance of the Class D
Certificates has been reduced to zero;

                    (xii) to the Holders of the Class D Certificates, to
reimburse any Realized Losses previously allocated thereto and not previously fully reimbursed, plus one month's interest at the applicable Pass-Through Rate on such Realized Losses;

                    (xiii) to the Holders of the Class E Certificates,
Distributable Certificate Interest for such Distribution Date;

                                     -144-

                    (xiv) upon payment in full of the Certificate Balance of the
Class D Certificates, to the Holders of the Class E Certificates, the Principal
Distribution Amount for such Distribution Date (reduced by any prior distributions thereof hereunder), until the Certificate Balance of the Class E
Certificates has been reduced to zero;

                    (xv) to the Holders of the Class E Certificates, to
reimburse any Realized Losses previously allocated thereto and not previously fully reimbursed, plus one month's interest at the applicable Pass-Through Rate on such Realized Losses;

                    (xvi) to the Holders of the Class F Certificates,
Distributable Certificate Interest for such Distribution Date;

                    (xvii) upon payment in full of the Certificate Balance of
the Class E Certificates, to the Holders of the Class F Certificates, the
Principal Distribution Amount for such Distribution Date (reduced by any prior distributions thereof hereunder), until the Certificate Balance of the Class F
Certificates has been reduced to zero;

                    (xviii) to the Holders of the Class F Certificates, to
reimburse any Realized Losses previously allocated thereto and not previously fully reimbursed, plus one month's interest at the applicable Pass-Through Rate on such Realized Losses;

                    (xix) to the Holders of the Class G Certificates,
Distributable Certificate Interest for such Distribution Date;

                    (xx) upon payment in full of the Certificate Balance of the
Class F Certificates, to the Holders of the Class G Certificates, the Principal
Distribution Amount for such Distribution Date (reduced by any prior distributions thereof hereunder), until the Certificate Balance of the Class G
Certificates has been reduced to zero;

                    (xxi) to the Holders of the Class G Certificates, to
reimburse any Realized Losses previously allocated thereto and not previously fully reimbursed, plus one month's interest at the applicable Pass-Through Rate on such Realized Losses;

                    (xxii) to the Holders of the Class H Certificates,
Distributable Certificate Interest for such Distribution Date;

                    (xxiii) upon payment in full of the Certificate Balance of the Class G Certificates, to the Holders of the Class H Certificates, the
Principal Distribution Amount for such Distribution Date (reduced by any prior distributions thereof hereunder), until the Certificate Balance of the Class H
Certificates has been reduced to zero;

                    (xxiv) to the Holders of the Class H Certificates, to
reimburse any Realized Losses previously allocated thereto and not previously fully reimbursed, plus one month's interest at the applicable Pass-Through Rate on such Realized Losses;

                    (xxv) to the Holders of the Class J Certificates,
Distributable Certificate Interest for such Distribution Date;

                                     -145-

                    (xxvi) upon payment in full of the Certificate Balance of
the Class H Certificates, to the Holders of the Class J Certificates, the
Principal Distribution Amount for such Distribution Date (reduced by any prior distributions thereof hereunder), until the Certificate Balance of the Class J
Certificates has been reduced to zero;

                    (xxvii) to the Holders of the Class J Certificates, to
reimburse any Realized Losses previously allocated thereto and not previously fully reimbursed, plus one month's interest at the applicable Pass-Through Rate on such Realized Losses;

                    (xxviii) to the Holders of the Class K Certificates,
Distributable Certificate Interest for such Distribution Date;

                    (xxix) upon payment in full of the Certificate Balance of
the Class J Certificates, to the Holders of the Class K Certificates, the
Principal Distribution Amount for such Distribution Date (reduced by any prior distributions thereof hereunder), until the Certificate Balance of the Class K
Certificates has been reduced to zero;

                    (xxx) to the Holders of the Class K Certificates, to
reimburse any Realized Losses previously allocated thereto and not previously fully reimbursed, plus one month's interest at the applicable Pass-Through Rate on such Realized Losses;

                    (xxxi) to the Holders of the Class L Certificates,
Distributable Certificate Interest for such Distribution Date;

                    (xxxii) upon payment in full of the Certificate Balance of the Class K Certificates, to the Holders of the Class L Certificates, the
Principal Distribution Amount for such Distribution Date (reduced by any prior distributions thereof hereunder), until the Certificate Balance of the Class L
Certificates has been reduced to zero;

                    (xxxiii) to the Holders of the Class L Certificates, to
reimburse any Realized Losses previously allocated thereto and not previously fully reimbursed, plus one month's interest at the applicable Pass-Through Rate on such Realized Losses;

                    (xxxiv) to the Holders of the Class M Certificates,
Distributable Certificate Interest for such Distribution Date;

                    (xxxv) upon payment in full of the Certificate Balance of
the Class L Certificates, to the Holders of the Class M Certificates, the
Principal Distribution Amount for such Distribution Date (reduced by any prior distributions thereof hereunder), until the Certificate Balance of the Class M
Certificates has been reduced to zero;

                    (xxxvi) to the Holders of the Class M Certificates, to
reimburse any Realized Losses previously allocated thereto and not previously fully reimbursed, plus one month's interest at the applicable Pass-Through Rate on such Realized Losses;

                    (xxxvii) to the Holders of the Class N Certificates,
Distributable Certificate Interest for such Distribution Date;

                                     -146-

                    (xxxviii) upon payment in full of the Certificate Balance of the Class M Certificates, to the Holders of the Class N Certificates, the
Principal Distribution Amount for such Distribution Date (reduced by any prior distributions thereof hereunder), until the Certificate Balance of the Class N
Certificates has been reduced to zero;

                    (xxxix) to the Holders of the Class N Certificates, to
reimburse any Realized Losses previously allocated thereto and not previously fully reimbursed, plus one month's interest at the applicable Pass-Through Rate on such Realized Losses;

                    (xl) to the Holders of the Class O Certificates,
Distributable Certificate Interest for such Distribution Date;

                    (xli) upon payment in full of the Certificate Balance of the
Class N Certificates, to the Holders of the Class O Certificates, the Principal
Distribution Amount for such Distribution Date (reduced by any prior distributions thereof hereunder), until the Certificate Balance of the Class O
Certificates has been reduced to zero;

                    (xlii) to the Holders of the Class O Certificates, to
reimburse any Realized Losses previously allocated thereto and not previously fully reimbursed, plus one month's interest at the applicable Pass-Through Rate on such Realized Losses; and

                    (xliii) to the Holders of the Class R-III Certificates at
such time as the Certificate Balances of all Classes of REMIC Regular
Certificates have been reduced to zero, and Realized Losses previously allocated to each Holder have been reimbursed to the Holders of the REMIC Regular
Certificates, any amounts remaining on deposit in the Distribution Account.

               Notwithstanding the foregoing, on each Distribution Date
occurring on or after the earliest date, if any, upon which the Certificate
Balances of all the Classes of Subordinate Certificates have been reduced to zero or the aggregate Appraisal Reduction in effect is greater than or equal to the Certificate Balances of all the Classes of Subordinate Certificates, the
Principal Distribution Amount will be distributed, first, to the Holders of the
Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, pro rata, based on their respective Certificate Balances, in reduction of their respective
Certificate Balances, until the Certificate Balance of each such Class is reduced to zero; and, second, to the Holders of the Class A-1, Class A-2, Class
A-3 and Class A-4 Certificates, pro rata, based on the respective amounts of unreimbursed Realized Losses previously allocated to each such Class, plus one month's interest on such Realized Losses at the applicable Pass-Through Rate. A similar rule shall apply to the distribution of the Principal Distribution
Amount to REMIC II Regular Interests A-1A, A-1B, A-1C, A-2A, A-2B, A-2C, A-3A,
A-3B, A-3C, A-4A and A-4B, in lieu of the distributions described in Section
6.3(a)(ii).

               (b) On each Distribution Date, the Paying Agent shall withdraw amounts in the Reserve Account and shall pay the Certificateholders on such
Distribution Date such amounts in the following priority:

                    (i) first, to reimburse the Holders of the Principal Balance
Certificates (in order of alphabetical Class designation) for any, and to the extent of, Realized Losses previously allocated to them; and

                                     -147-

                    (ii) second, upon the reduction of the Aggregate Certificate
Balance of the Principal Balance Certificates to zero, to pay any amounts remaining on deposit in such account to the Special Servicer as additional
Special Servicer Compensation.

               This Section 6.5(b) shall apply mutatis mutandis to reimbursement of Realized Losses previously allocated to the REMIC II Regular Interests.

               SECTION 6.6 ALLOCATION OF REALIZED LOSSES, EXPENSE LOSSES AND
SHORTFALLS DUE TO NONRECOVERABILITY.

               (a) REMIC I. On each Distribution Date, except as provided in subsection (b) below,

                    (i) Realized Principal Losses on each Mortgage Loan realized during the related Collection Period shall reduce the Certificate Balance of the
Corresponding REMIC I Regular Interest;

                    (ii) Realized Interest Losses on each Mortgage Loan shall be allocated to reduce first, Distributable Certificate Interest for such
Distribution Date, and then Unpaid Interest in each case owing on the
Corresponding REMIC I Regular Interest; and to the extent that such Realized
Interest Loss exceeds such amount, shall be treated as an Expense Loss; and

                    (iii) Expense Losses (not otherwise applied above) realized during the related Collection Period shall be allocated among the REMIC I
Regular Interests in proportion to their Certificate Balances and treated as
Realized Principal Losses to the extent so allocated (and shall proportionately reduce the Certificate Balance of each REMIC I Regular Interest) after making all other allocations for such Distribution Date.

               (b) If the Master Servicer, the Special Servicer, the Trustee or
the Fiscal Agent, determines that an Advance previously made by it (whether such
Advance (together with Advance Interest thereon) was in respect of principal or interest on the related Mortgage Loan or a Servicing Advance) is a
Nonrecoverable Advance and the Master Servicer withdraws the amount of such
Advance from the Certificate Account pursuant to Section 5.2(a) hereof (which amount shall be treated as an Available Advance Reimbursement Amount pursuant to
Section 4.6) or if the Master Servicer determines that any Unliquidated Advance has become a Nonrecoverable Advance, the Master Servicer (after consultation with the Special Servicer) shall compute the Realized Loss with respect to such
Mortgage Loan (and the Paying Agent shall allocate the Realized Loss) as follows:

                    (i) the amount withdrawn from the Certificate Account shall be treated as Realized Principal Losses up to the amount of the aggregate amount in the Collection Account allocable to principal received with respect to the
Mortgage Loans for such Collection Period contemplated by clause (I)(A) of the definition of Principal Distribution Amount, and shall be allocated to the
Corresponding REMIC I Regular Interest in accordance with Section 6.6(a)(i) (and to the extent that any Realized Principal Loss exceeds the Certificate Balance of the Corresponding REMIC I Regular Interest, such Realized Principal Loss shall be allocated to the other Corresponding REMIC I Regular Interests in accordance with Section 6.6(a)(iii)), and

                                     -148-

such withdrawal shall reduce the principal paid on each such REMIC I Regular
Interest on which principal would otherwise be paid on such Distribution Date, in proportion to such principal payments; and

                    (ii) if the amount that the Master Servicer withdraws from the Certificate Account as referenced in clause (b)(i) above exceeds such amount allocable to principal received with respect to the Mortgage Loans for such
Collection Period, then such additional amounts shall constitute Unpaid
Interest, and shall be allocated to the REMIC I Regular Interests on a pro rata basis based upon the amount of accrued and unpaid interest thereon.

               (c) At such time as a Final Recovery Determination is made with respect to any Mortgage Loan with respect to which the Master Servicer previously had withdrawn amounts from the Certificate Account following a determination that Advances previously made were Nonrecoverable Advances and
Realized Losses were computed and allocated pursuant to clauses (a) and (b)
above, and amounts are recovered:

                    (i) the portion of the amount of collections recovered on
the Mortgage Loan that is identified and applied by the Master Servicer as recoveries of principal shall be applied first, to make payments of principal on the Corresponding REMIC I Regular Interest up to an amount equal to the Realized
Principal Losses previously allocated thereto as a result of the reimbursement of Nonrecoverable Advances or Advance Interest (and the Principal Balance of the
Mortgage Loan and the related Certificate Balance of the Corresponding REMIC I
Regular Interest shall be correspondingly increased), and thereafter to make payments of principal to the Corresponding REMIC I Regular Interests with respect to which principal distributions were reduced pursuant to Section
6.6(b)(i) above, in proportion to the amount of such reductions; and

                    (ii) the portion of the amount recovered on the Mortgage
Loan that is identified and applied by the Master Servicer as recoveries of interest shall be applied to make payments of Unpaid Interest on the REMIC I
Regular Interests with respect to which Unpaid Interest was allocated pursuant to Section 6.6(b)(ii).

               (d) REMIC II. On each Distribution Date, all Realized Losses on the REMIC I Interests for such Distribution Date (or for prior Distribution
Dates, to the extent not previously allocated) shall be allocated to the
Corresponding REMIC II Regular Interests in the amounts and in the manner as will be allocated to the REMIC Regular Certificates relating thereto pursuant to
Section 6.6(f); provided, however, that Realized Losses allocated to REMIC II
Regular Interests that have Components shall be allocated among the Components of such REMIC II Regular Interests sequentially in alphabetical and numerical order. Realized Losses allocated to the Class X Certificates shall reduce the amount of interest payable on the REMIC II Regular Interest A-1A, REMIC II
Regular Interest A-1B, REMIC II Regular Interest A-1C, REMIC II Regular Interest
A-2A, REMIC II Regular Interest A-2B, REMIC II Regular Interest A-2C, REMIC II
Regular Interest A-3A, REMIC II Regular Interest A-3B, REMIC II Regular Interest
A-3C, REMIC II Regular Interest A-4A, REMIC II Regular Interest A-4B, REMIC II
Regular Interest B-1, REMIC II Regular Interest B-2, REMIC II Regular Interest
B-3, REMIC II Regular Interest C-1, REMIC II Regular Interest C-2, REMIC II
Regular Interest C-3, REMIC II Regular Interest D, REMIC II Regular Interest
E-1, REMIC II Regular Interest E-2, REMIC II

                                     -149-

Regular Interest F, REMIC II Regular Interest G-1, REMIC II Regular Interest
G-2, REMIC II Regular Interest H, REMIC II Regular Interest J, REMIC II Regular
Interest K, REMIC II Regular Interest L, REMIC II Regular Interest M, REMIC II
Regular Interest N and REMIC II Regular Interest O, which reduction shall be allocated pro rata based on the product of the Certificate Balance of such REMIC
II Regular Interest and the sum of the Class X-1 Strip Rate and the Class X-2
Strip Rate (if any) applicable to the Class of Certificates relating to such
REMIC II Regular Interest.

               (e) Reserved

               (f) REMIC III. On each Distribution Date, all Realized Losses on the REMIC II Regular Interests for such Distribution Date (or for prior
Distribution Dates, to the extent not previously allocated) shall be allocated to the REMIC Regular Certificates in Reverse Sequential Order, in each case reducing (A) first, the Certificate Balance of such Class until such Certificate
Balance is reduced to zero (in the case of the Principal Balance Certificates);
(B) second, Unpaid Interest owing to such Class to the extent thereof and (C)
third, Distributable Certificate Interest owing to such Class, provided, that such reductions shall be allocated among the Class A-1 Certificates, Class A-2
Certificates, Class A-3 Certificates, Class A-4 Certificates, Class X-1
Certificates and Class X-2 Certificates, pro rata, based upon their outstanding
Certificate Balances or accrued interest, as the case may be, and provided further, that Realized Losses shall not reduce the Aggregate Certificate Balance of the REMIC III Certificates below the sum of the Aggregate Certificate
Balances of the REMIC II Regular Interests.

               SECTION 6.7 NET AGGREGATE PREPAYMENT INTEREST SHORTFALLS. On each
Distribution Date, any Net Aggregate Prepayment Interest Shortfalls in REMIC I
shall be allocated among the REMIC I Regular Interests, pro rata in proportion to the Accrued Certificate Interest for each such REMIC I Regular Interest for such Distribution Date and shall reduce Distributable Certificate Interest for each such Interest. On each Distribution Date, any Net Aggregate Prepayment
Interest Shortfalls in REMIC II shall be allocated among the REMIC II Regular
Interests, pro rata in proportion to the Accrued Certificate Interest for each such REMIC II Regular Interest for such Distribution Date and shall reduce
Distributable Certificate Interest for each such Interest. On each Distribution
Date, the amount of any Net Aggregate Prepayment Interest Shortfalls on the
REMIC III Regular Interests shall be allocated to each Class of Certificates, pro rata, in proportion to the amount of Accrued Certificate Interest payable to such Class of Certificates on such Distribution Date, in each case reducing interest otherwise payable thereon. The amount of Net Aggregate Prepayment
Interest Shortfalls allocated to a Class of Certificates pursuant to the preceding sentence shall reduce the Distributable Certificate Interest for such
Class for such Distribution Date. No Prepayment Interest Shortfall with respect to a Serviced Companion Mortgage Loan or a B Note shall be allocated to any
Class of Certificates.

               SECTION 6.8 ADJUSTMENT OF SERVICING FEES. The Master Servicing
Fee payable to the Master Servicer shall be adjusted as provided in Section
8.10(c) herein. Any amount retained by REMIC I as a result of a reduction of the
Master Servicing Fee shall be treated as interest collected with respect to the prepaid Mortgage Loans with respect to which the Master Servicing Fee adjustment occurs.

                                      -150-

               SECTION 6.9 APPRAISAL REDUCTIONS. Not later than the date on which an Appraisal Event occurs, the Special Servicer shall have obtained (A) an
Appraisal of the Mortgaged Property securing the related Mortgage Loan or Loan
Pair, if the Principal Balance of such Mortgage Loan or Loan Pair exceeds
$2,000,000 or (B) at the option of the Special Servicer, if such Principal
Balance is less than or equal to $2,000,000, either an internal valuation prepared by the Special Servicer in accordance with MAI standards or an
Appraisal which in all cases shall be completed as of the date that such
Mortgage Loan or Loan Pair becomes a Required Appraisal Loan; provided that if the Special Servicer had completed or obtained an Appraisal or internal valuation within the immediately prior 12 months, the Special Servicer may rely on such Appraisal or internal valuation and shall have no duty to prepare a new
Appraisal or internal valuation, unless such reliance would not be in accordance with the Servicing Standard; provided, further, that if the Special Servicer is required to obtain an Appraisal of a Mortgaged Property after receipt of the notice described in clause (ii) of the definition of Appraisal Event, such
Appraisal will be obtained no later than 60 days after receipt of such notice and an internal valuation will be obtained no later than 60 days after receipt of such notice. Notwithstanding the foregoing, an Appraisal shall not be required so long as a guaranty or surety bond that is rated at least "BBB-" (or its equivalent) by a nationally recognized statistical rating organization, or debt service reserve or a letter of credit is available and has the ability to pay off the then outstanding Principal Balance of the Mortgage Loan in full, except to the extent that the Special Servicer, in accordance with the Servicing
Standard, determines that obtaining an Appraisal is in the best interests of the
Certificateholders. Such Appraisal or valuation shall be conducted in accordance with the definition of "market value" as set forth in 12 C.F.R. Section 225.62 and shall be updated at least annually to the extent such Mortgage Loan remains a Required Appraisal Loan. The cost of any such Appraisal or valuation, if not performed by the Special Servicer, shall be an expense of the Trust (and any related B Note) and may be paid from REO Income or, to the extent collections from such related Mortgage Loan, B Note, Loan Pair or Mortgaged Property does not cover the expense, such unpaid expense shall be, subject to Section 4.4 hereof, advanced by the Master Servicer at the request of the Special Servicer or by the Special Servicer pursuant to Section 4.2 in which event it shall be treated as a Servicing Advance. The Master Servicer, based on the Appraisal or internal valuation provided to it by the Special Servicer, shall calculate any
Appraisal Reduction. The Master Servicer shall calculate or recalculate the
Appraisal Reduction for any Mortgage Loan, B Note and Loan Pair based on updated
Appraisals or internal valuations provided from time to time to it by the
Special Servicer and report such amount to the Trustee. Notwithstanding the foregoing, the terms of this Section 6.9 shall not be applicable to any
Non-Serviced Mortgage Loan if the applicable Non-Serviced Mortgage Loan Special
Servicer shall have performed such obligations with respect to such Mortgage
Loan pursuant to the terms of the related Non-Serviced Mortgage Loan Pooling and
Servicing Agreement.

               SECTION 6.10 COMPLIANCE WITH WITHHOLDING REQUIREMENTS.
Notwithstanding any other provision of this Agreement to the contrary, the
Paying Agent on behalf of the Trustee shall comply with all federal withholding requirements with respect to payments to Certificateholders of interest, original issue discount, or other amounts that the Paying Agent reasonably believes are applicable under the Code. The consent of Certificateholders shall not be required for any such withholding and any amount so withheld shall be regarded as distributed to the related Certificateholders for purposes of this
Agreement. In the event the Paying Agent withholds any amount from payments made to any Certificateholder pursuant to

                                     -151-

federal withholding requirements, the Paying Agent shall indicate to such
Certificateholder the amount withheld.

               SECTION 6.11 PREPAYMENT PREMIUMS. Any Prepayment Premium
collected with respect to a Mortgage Loan (but not a B Note or Serviced
Companion Mortgage Loan, which Prepayment Premium is payable to the holder of the related B Note or the holder of the related Serviced Companion Mortgage
Loan, as applicable) during any particular Collection Period will be deemed distributed to the Trustee by the Paying Agent on the following Distribution
Date as follows: (i) first, the Paying Agent shall be deemed to distribute to the Trustee, as holder of the REMIC I Regular Interest to which such Mortgage
Loan relates, any Prepayment Premiums collected on or with respect to such
Mortgage Loan; and (ii) second, the Paying Agent shall be deemed to distribute to the Trustee, as holder of the REMIC II Regular Interests, any Prepayment
Premiums deemed distributed to the REMIC I Regular Interests, and shall be deemed to distribute such Prepayment Premiums to the REMIC II Regular Interest then entitled to distributions of principal from the Principal Distribution
Amount (or, if more than one Class of REMIC II Regular Interests is then entitled to distributions of principal from the Principal Distribution Amount, such Prepayment Premiums shall be deemed distributed among such Classes pro rata in accordance with the relevant amounts of entitlements to distributions of principal). Following such deemed distributions, the Holders of the respective
Classes of Principal Balance Certificates, other than the Class J, Class K,
Class L, Class M, Class N and Class O Certificates, then entitled to distributions of principal from the Principal Distribution Amount for such
Distribution Date, will be entitled to, and the Paying Agent on behalf of the
Trustee will pay to such Holder(s), an amount equal to, in the case of each such
Class, the product of (a) a fraction, the numerator of which is the amount distributed as principal to the holders of that Class on that Distribution Date, and the denominator of which is the total amount distributed as principal to the holders of all Classes of Certificates on that Distribution Date, (b) the Base
Interest Fraction for the related Principal Prepayment and that Class of
Certificates and (c) the aggregate amount of Prepayment Premiums collected during the related Collection Period. Any portion of such Prepayment Premium that is not so distributed to the Holders of such Principal Balance Certificates will be distributed to the Holders of the Class X Certificates. On any
Distribution Date on or before the Distribution Date in July 2008, 85% of the
Prepayment Premium that is not so distributed to the Holders of such Principal
Balance Certificates will be distributed to the Holders of the Class X-1
Certificates and 15% of the Prepayment Premium that is not so distributed to the
Holders of such Principal Balance Certificates will be distributed to the
Holders of the Class X-2 Certificates. After the Distribution Date in July 2008,
any portion of such Prepayment Premium that is not so distributed to the Holders of such Principal Balance Certificates will be distributed to the Holders of the
Class X-1 Certificates. The Trustee shall not be responsible for the Paying
Agent's failure to comply with any withholding requirements.

                                  ARTICLE VII

         CONCERNING THE TRUSTEE, THE FISCAL AGENT, THE PAYING AGENT AND
                          THE LUXEMBOURG PAYING AGENT

               SECTION 7.1 DUTIES OF THE TRUSTEE, THE FISCAL AGENT AND THE
PAYING AGENT.

                                     -152-

               (a) The Trustee, the Fiscal Agent and the Paying Agent each shall undertake to perform only those duties as are specifically set forth in this
Agreement and no implied covenants or obligations shall be read into this
Agreement against the Trustee, the Fiscal Agent or the Paying Agent. Any
permissive right of the Trustee, the Fiscal Agent or the Paying Agent provided for in this Agreement shall not be construed as a duty of the Trustee, the
Fiscal Agent or the Paying Agent. The Trustee, the Fiscal Agent and the Paying
Agent each shall exercise such of the rights and powers vested in it by this
Agreement and following the occurrence and during the continuation of any Event of Default hereunder, the Trustee and Fiscal Agent and the Paying Agent each shall use the same degree of care and skill in its exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

               (b) The Trustee, the Fiscal Agent or the Paying Agent, as
applicable, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee, the
Fiscal Agent or the Paying Agent , as the case may be, which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they on their face conform to the requirements of this Agreement; provided that the Trustee, the Fiscal Agent or the Paying
Agent, as the case may be, shall not be responsible for the accuracy or content of any such resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Master Servicer or any other Person to it pursuant to this Agreement. If any such instrument is found on its face not to conform to the requirements of this Agreement, the Trustee or the Paying Agent shall request the providing party to correct the instrument and if not so corrected, the Paying Agent shall inform the Certificateholders.

               (c) Neither the Trustee, the Fiscal Agent nor the Paying Agent
nor any of their respective directors, officers, employees, agents or
Controlling Persons shall have any liability to the Trust or the
Certificateholders arising out of or in connection with this Agreement, except for their respective negligence or willful misconduct. No provision of this
Agreement shall be construed to relieve the Trustee, the Fiscal Agent, the
Paying Agent or any of their respective directors, officers, employees, agents or Controlling Persons from liability for their own negligent action, their own negligent failure to act or their own willful misconduct or bad faith; provided that:

                    (i) neither the Trustee, the Fiscal Agent nor the Paying
Agent nor any of their respective directors, officers, employees, agents or
Controlling Persons shall be personally liable with respect to any action taken, suffered or omitted to be taken by it in its reasonable business judgment in accordance with this Agreement or at the direction of Holders of Certificates evidencing not less than a majority of the outstanding Certificate Balance of the Certificates;

                    (ii) no provision of this Agreement shall require either the
Trustee, the Fiscal Agent or the Paying Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it;

                    (iii) neither the Trustee, the Fiscal Agent nor the Paying
Agent nor any of their respective directors, officers, employees, agents or
Controlling Persons shall be

                                     -153-

responsible for any act or omission of the Master Servicer, the Special
Servicer, the Depositor or either Seller, or for the acts or omissions of each other, including, without limitation, in connection with actions taken pursuant to this Agreement;

                    (iv) the execution by the Trustee or the Paying Agent of any forms or plans of liquidation in connection with any REMIC Pool shall not constitute a representation by the Trustee or the Paying Agent as to the adequacy of such form or plan of liquidation;

                    (v) none of the Trustee, the Fiscal Agent nor the Paying
Agent shall be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties as Trustee, the Fiscal Agent or the
Paying Agent, as applicable in accordance with this Agreement. In such event, all legal expense and costs of such action shall be expenses and costs of the
Trust, and the Trustee, the Paying Agent and the Fiscal Agent shall be entitled to be reimbursed therefor from the Certificate Account pursuant to Section
5.2(a)(vi); and

                    (vi) neither the Trustee, the Fiscal Agent nor the Paying
Agent shall be charged with knowledge of any failure by the Master Servicer or the Special Servicer or by each other to comply with its obligations under this
Agreement or any act, failure, or breach of any Person upon the occurrence of which the Trustee, the Fiscal Agent or the Paying Agent may be required to act, unless a Responsible Officer of the Trustee, the Fiscal Agent or the Paying
Agent, as the case may be, obtains actual knowledge of such failure.

               (d) For so long as the Certificates are listed on the Luxembourg
Stock Exchange, the Depositor shall cause the continuing obligations under the listing rules for the Luxembourg Stock Exchange to be complied with in respect of the Certificates. The Trustee, the Fiscal Agent and the Paying Agent shall not be liable for a failure in compliance with such continuing obligations under the listing rules of the Luxembourg Stock Exchange if such failure is caused by the negligence or willful misconduct of the Luxembourg Paying Agent.

               SECTION 7.2 CERTAIN MATTERS AFFECTING THE TRUSTEE, THE FISCAL
AGENT AND THE PAYING AGENT.

               (a) Except as otherwise provided in Section 7.1:

                    (i) the Trustee, the Fiscal Agent and the Paying Agent each may request, and may rely and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                    (ii) the Trustee, the Fiscal Agent and the Paying Agent each may consult with counsel and the advice of such counsel and any Opinion of
Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

                    (iii) neither the Trustee nor the Fiscal Agent nor the
Paying Agent nor any of their respective directors, officers, employees, agents or Controlling Persons shall be

                                     -154-

personally liable for any action taken, suffered or omitted by such Person in its reasonable business judgment and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this
Agreement;

                    (iv) the Trustee and the Paying Agent shall not be under any obligation to exercise any remedies after default as specified in this Agreement or to institute, conduct or defend any litigation hereunder or relating hereto or make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document (provided the same appears regular on its face), unless requested in writing to do so by Holders of at least 25% of the Aggregate Certificate Balance of the Certificates then outstanding provided that, if the payment within a reasonable time to the
Trustee or the Paying Agent, as applicable, of the costs, expenses or liabilities likely to be incurred by it in connection with the foregoing is, in the opinion of such Person not reasonably assured to such Person by the security afforded to it by the terms of this Agreement, such Person may require reasonable indemnity against such expense or liability or payment of such estimated expenses as a condition to proceeding. The reasonable expenses of the
Trustee or the Paying Agent, as applicable, shall be paid by the
Certificateholders requesting such examination;

                    (v) the Trustee, the Fiscal Agent and the Paying Agent each may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys, which agents or attorneys shall have any or all of the rights, powers, duties and obligations of the Trustee, the Fiscal Agent and the Paying Agent conferred on them by such appointment; provided that each of the Trustee, the Fiscal Agent and the Paying
Agent, as the case may be, shall continue to be responsible for its duties and obligations hereunder and shall not be liable for the actions or omissions of the Master Servicer, the Special Servicer, the Depositor or the actions or omissions of each other;

                    (vi) neither the Trustee nor the Fiscal Agent nor the Paying
Agent shall be required to obtain a deficiency judgment against a Mortgagor;

                    (vii) neither the Trustee nor the Fiscal Agent nor the
Paying Agent shall be required to expend its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such liability is not assured to it;

                    (viii) neither the Trustee nor the Fiscal Agent nor the
Paying Agent shall be liable for any loss on any investment of funds pursuant to this Agreement;

                    (ix) unless otherwise specifically required by law, neither the Trustee nor the Fiscal Agent nor the Paying Agent shall be required to post any surety or bond of any kind in connection with the execution or performance of its duties hereunder; and

                    (x) except as specifically provided hereunder in connection with the performance of its specific duties, neither the Trustee nor the Fiscal
Agent nor the Paying Agent shall be responsible for any act or omission of the
Master Servicer, the Special Servicer, the Depositor or of each other.

                                     -155-

               (b) Following the Closing Date, the Trustee shall not accept any contribution of assets to the Trust not specifically contemplated by this
Agreement unless the Trustee shall have received a Nondisqualification Opinion at the expense of the Person desiring to contribute such assets with respect to such contribution.

               (c) All rights of action under this Agreement or under any of the
Certificates, enforceable by the Trustee, may be enforced by it without the possession of any of the Certificates, or the production thereof at the trial or any proceeding relating thereto, and any such suit, action or proceeding instituted by the Trustee shall be brought in its name for the benefit of all the Holders of such Certificates, subject to the provisions of this Agreement.

               (d) The Trustee shall timely pay, from its own funds, the amount of any and all federal, state and local taxes imposed on the Trust or its assets or transactions including, without limitation, (A) "prohibited transaction"
penalty taxes as defined in Section 860F of the Code, if, when and as the same shall be due and payable, (B) any tax on contributions to a REMIC after the
Closing Date imposed by Section 860G(d) of the Code and (C) any tax on "net
income from foreclosure property" as defined in Section 860G(c) of the Code, but only if such taxes arise out of a breach by the Trustee of its obligations hereunder, which breach constitutes negligence or willful misconduct of the
Trustee.

               (e) The Paying Agent shall timely pay, from its own funds, the amount of any and all federal, state and local taxes imposed on the Trust or its assets or transactions including, without limitation, (A) "prohibited transaction" penalty taxes as defined in Section 860F of the Code, if, when and as the same shall be due and payable, (B) any tax on contributions to a REMIC after the Closing Date imposed by Section 860G(d) of the Code and (C) any tax on
"net income from foreclosure property" as defined in Section 860G(c) of the
Code, but only if such taxes arise out of a breach by the Paying Agent of its obligations hereunder, which breach constitutes negligence or willful misconduct of the Paying Agent.

               SECTION 7.3 THE TRUSTEE, THE FISCAL AGENT AND THE PAYING AGENT
NOT LIABLE FOR CERTIFICATES OR INTERESTS OR MORTGAGE LOANS. The Trustee, the
Fiscal Agent and the Paying Agent each makes no representations as to the validity or sufficiency of this Agreement, the information contained in the
Private Placement Memorandum, the Preliminary Prospectus Supplement, the Final
Prospectus Supplement or Prospectus for the REMIC III Certificates or Residual
Certificates (other than the Certificate of Authentication on the Certificates if the Paying Agent is the Authenticating Agent) or of any Mortgage Loan,
Assignment of Mortgage or related document save that (i) each of the Trustee, the Fiscal Agent and the Paying Agent represents that, assuming due execution and delivery by the other parties hereto, this Agreement has been duly authorized, executed and delivered by it and constitutes its valid and binding obligation, enforceable against it in accordance with its terms except that such enforceability may be subject to (A) applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally, and (B) general principles of equity regardless of whether such enforcement is considered in a proceeding in equity or at law and (ii) the
Trustee represents that, assuming due execution and delivery by the other parties hereto, this Agreement has been duly authorized, executed and delivered by it and constitutes its valid and binding obligation, enforceable against it in accordance with its terms except that such enforceability may be subject to
(A) applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally, and (B) general principles of

                                     -156-

equity regardless of whether such enforcement is considered in a proceeding in equity or at law. None of the Trustee, the Fiscal Agent or the Paying Agent
shall be accountable for the use or application by the Depositor or the Master
Servicer or the Special Servicer or by each other of any of the Certificates or any of the proceeds of such Certificates, or for the use or application by the
Depositor or the Master Servicer or the Special Servicer or by each other of funds paid in consideration of the assignment of the Mortgage Loans to the Trust or deposited into the Distribution Account or any other fund or account maintained with respect to the Certificates or any account maintained pursuant to this Agreement or for investment of any such amounts. No recourse shall be had for any claim based on any provisions of this Agreement, the Private
Placement Memorandum, the Preliminary Prospectus Supplement, the Final
Prospectus Supplement, the Prospectus or the Certificates (except with respect to the Trustee and Fiscal Agent to the extent of information furnished by the
Trustee and the Fiscal Agent under the caption entitled "DESCRIPTION OF THE
OFFERED CERTIFICATES-- The Trustee and the Fiscal Agent" and with respect to the
Paying Agent, to the extent of information furnished by the Paying Agent under the caption "DESCRIPTION OF THE OFFERED CERTIFICATES-- The Paying Agent,
Certificate Registrar and Authenticating Agent" each in the Preliminary
Prospectus Supplement and the Final Prospectus Supplement), the Mortgage Loans
or the assignment thereof against the Trustee, the Fiscal Agent or the Paying
Agent in such Person's individual capacity and any such claim shall be asserted solely against the Trust or any indemnitor who shall furnish indemnity as provided herein. Neither the Trustee nor the Fiscal Agent nor the Paying Agent
shall be liable for any action or failure of any action by the Depositor or the
Master Servicer or the Special Servicer or by each other hereunder. Neither the
Trustee nor the Fiscal Agent nor the Paying Agent shall at any time have any responsibility or liability for or with respect to the legality, validity or enforceability of the Mortgages or the Mortgage Loans, or the perfection and priority of the Mortgages or the maintenance of any such perfection and priority, or for or with respect to the efficacy of the Trust or its ability to generate the payments to be distributed to Certificateholders under this
Agreement, including, without limitation, the existence, condition and ownership of any Mortgaged Property; the existence and enforceability of any hazard insurance thereon; the validity of the assignment of the Mortgage Loans to the
Trust or of any intervening assignment; the completeness of the Mortgage Loans;
the performance or enforcement of the Mortgage Loans (other than if the Trustee shall assume the duties of the Master Servicer); the compliance by the
Depositor, each Seller, the Mortgagor or the Master Servicer or the Special
Servicer or by each other with any warranty or representation made under this
Agreement or in any related document or the accuracy of any such warranty or representation made under this Agreement or in any related document prior to the receipt by a Responsible Officer of the Trustee of notice or other discovery of any non-compliance therewith or any breach thereof; any investment of monies by or at the direction of the Master Servicer or the Special Servicer or any loss resulting therefrom; the failure of the Master Servicer or any Sub-Servicer or the Special Servicer to act or perform any duties required of it on behalf of the Trustee hereunder; or any action by the Trustee taken at the instruction of the Master Servicer or the Special Servicer.

               SECTION 7.4 THE TRUSTEE, THE FISCAL AGENT AND THE PAYING AGENT
MAY OWN CERTIFICATES. Each of the Trustee, the Fiscal Agent and the Paying Agent
in its individual or any other capacity may become the owner or pledgee of
Certificates with the same rights it would have if it were not the Trustee, the
Fiscal Agent or the Paying Agent, as the case may be.

                                     -157-

               SECTION 7.5 ELIGIBILITY REQUIREMENTS FOR THE TRUSTEE, THE FISCAL
AGENT AND THE PAYING AGENT. The Trustee hereunder shall at all times be (i) an institution insured by the FDIC, (ii) a corporation, national bank or national banking association authorized to exercise corporate trust powers, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by federal or state authority, and (iii) an institution whose short-term debt obligations are at all times rated not less than "A-1" by S&P and "Prime-1" by Moody's and whose long-term senior unsecured debt is at all times rated not less than "A+" by S&P and "Aa3" by Moody's, provided, that if the Fiscal Agent is rated at least "Aa3" by Moody's and "AA-"
by S&P (or "A+" by S&P if the Fiscal Agent's short-term unsecured debt is rated at least "A-1" by S&P), then the Trustee must be rated not less than "A3" by
Moody's and "A-" by S&P, or otherwise acceptable to the Rating Agencies as evidenced by a Rating Agency Confirmation. If such corporation, national bank or national banking association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then, for the purposes of this Section, the combined capital and surplus of such corporation, national bank or national banking association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with provisions of this Section, the Trustee or the
Fiscal Agent shall resign immediately in the manner and with the effect specified in Section 7.6.

               (b) The Paying Agent shall be either a bank or trust company or otherwise authorized under law to exercise corporate trust powers and shall be rated at least "A2" by Moody's and "A" by S&P, unless and to the extent Rating
Agency Confirmation is obtained.

               SECTION 7.6 RESIGNATION AND REMOVAL OF THE TRUSTEE, THE FISCAL
AGENT OR THE PAYING AGENT.

               (a) The Trustee, the Fiscal Agent or the Paying Agent may at any
time resign and be discharged from the trusts hereby created by giving written notice thereof to the Depositor, the Master Servicer and the Rating Agencies;
provided that such resignation shall not be effective until its successor shall have accepted the appointment. Upon receiving such notice of resignation, the
Depositor will promptly appoint a successor trustee, fiscal agent or paying agent, as the case may be, except in the case of the initial Trustee or Fiscal
Agent, in which case both shall be so replaced but may be replaced under this paragraph sequentially, by written instrument, one copy of which instrument shall be delivered to the resigning Trustee or the Fiscal Agent, one copy to the successor trustee and one copy to each of the Master Servicer, the Paying Agent and the Rating Agencies. If no successor trustee, fiscal agent or paying agent shall have been so appointed, as the case may be, and shall have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee, the Fiscal Agent or the Paying Agent, as the case may be, may petition any court of competent jurisdiction for the appointment of a successor trustee, fiscal agent or paying agent, as the case may be. It shall be a condition to the appointment of a successor trustee or fiscal agent that such entity satisfies the eligibility requirements set forth in Section 7.5.

               (b) If at any time (i) the Trustee shall cease to be eligible in accordance with the provisions of Section 7.5 and shall fail to resign after written request therefor by the

                                     -158-

Depositor, (ii) the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, (iii) a tax is imposed or threatened with respect to the Trust or any REMIC Pool by any state in which the Trustee or the Trust held by the Trustee is located solely because of the location of the Trustee in such state; provided, however, that, if the Trustee agrees to indemnify the
Trust for such taxes, it shall not be removed pursuant to this clause (iii),
(iv) the continuation of the Trustee as such would result in a downgrade, qualification or withdrawal of the rating by the Rating Agencies of any Class of
Certificates with a rating as evidenced in writing by the Rating Agencies or (v)
with respect with the initial Trustee, a Fiscal Agent Termination Event has occurred unless the Trustee has satisfied the ratings required by clause (iii)
of Section 7.5, then the Depositor may remove such Trustee and appoint a successor trustee by written instrument, one copy of which instrument shall be delivered to the Trustee so removed, one copy to the successor trustee and one copy to each of the Master Servicer and the Rating Agencies. In the case of removal under clauses (i), (ii), (iii) and (iv) above, the Trustee shall bear all such costs of transfer. Such succession shall take effect after a successor trustee has been appointed. In the case of the removal of the initial Trustee, the Depositor shall also remove the Fiscal Agent. In this case, the procedures and liability for costs of such removal shall be the same as they are stated in subsection (c) with respect to the Fiscal Agent.

               (c) If at any time (i) the Fiscal Agent shall cease to be
eligible in accordance with the provisions of Section 7.5 and shall fail to resign after written request therefor by the Depositor, or (ii) a Fiscal Agent
Termination Event has occurred, then the Depositor shall send a written notice of termination to the Fiscal Agent (which notice shall specify the reason for such termination) and remove such Fiscal Agent and appoint a successor Fiscal
Agent by written instrument, one copy of which instrument shall be delivered to the Fiscal Agent so removed, one copy to the successor Fiscal Agent, and one copy to each of the Trustee, the Master Servicer and the Rating Agencies. In all
such cases, the Fiscal Agent shall bear all costs of transfer to a successor
Fiscal Agent, such succession only to take effect after a successor Fiscal Agent has been appointed. In the case of the initial Fiscal Agent, the Depositor may, but is not required to, also remove the Trustee. In this case, the procedures and liability for costs of such removal shall be the same as they are stated in subsection (b) with respect to the Trustee.

               (d) If at any time (i) the Paying Agent shall cease to be
eligible in accordance with the provisions of Section 7.5(b) and shall fail to resign after written request therefor by the Depositor, (ii) the Paying Agent shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Paying Agent or of its property shall be appointed, or any public officer shall take charge or control of the Paying Agent or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, (iii) a tax is imposed or threatened with respect to the Trust or any REMIC Pool by any state in which the Paying Agent is located solely because of the location of the Paying Agent in such state; provided, however, that, if the Paying Agent agrees to indemnify the Trust for such taxes, it shall not be removed pursuant to this clause (iii), or (iv) the continuation of the Paying
Agent as such would result in a downgrade, qualification or withdrawal, as applicable, of the rating by any Rating Agency of any Class of Certificates with a rating as evidenced in writing by the Rating Agencies, then the Depositor or the Trustee shall send a written notice of termination to the Paying Agent
(which notice shall specify the reason for such termination) and remove such
Paying Agent and the Depositor shall

                                     -159-

appoint a successor Paying Agent by written instrument, one copy of which instrument shall be delivered to the Paying Agent so removed, one copy to the successor Paying Agent, and one copy to each of the Trustee, the Master Servicer and the Rating Agencies. In all such cases, the Paying Agent shall bear all costs of transfer to a successor Paying Agent, such succession only to take effect after a successor Paying Agent has been appointed.

               (e) The Holders of more than 50% of the Aggregate Certificate
Balance of the Certificates then outstanding may for cause upon 30 days' written notice to the Trustee, the Fiscal Agent or the Paying Agent, as the case may be, and to the Depositor remove the Trustee, the Fiscal Agent or the Paying Agent, as the case may be, by such written instrument, signed by such Holders or their attorney-in-fact duly authorized, one copy of which instrument shall be delivered to the Depositor and one copy to the Trustee, the Fiscal Agent or the
Paying Agent, as the case may be, so removed; the Depositor shall thereupon use its best efforts to appoint a successor Trustee, Fiscal Agent or Paying Agent, as the case may be, in accordance with this Section.

               (f) Any resignation or removal of the Trustee, the Fiscal Agent or the Paying Agent, as the case may be, and appointment of a successor trustee, fiscal agent or paying agent pursuant to any of the provisions of this Section shall become effective upon acceptance of appointment by the successor trustee, fiscal agent or paying agent, as the case may be, as provided in Section 7.7.
Upon any succession of the Trustee, the Fiscal Agent or the Paying Agent under this Agreement, the predecessor Trustee, Fiscal Agent or Paying Agent, as the case may be, shall be entitled to the payment of compensation and reimbursement agreed to under this Agreement for services rendered and expenses incurred. The
Trustee, the Fiscal Agent or the Paying Agent shall not be liable for any action or omission of any successor Trustee, Fiscal Agent or Paying Agent, as the case may be.

               SECTION 7.7 SUCCESSOR TRUSTEE, FISCAL AGENT OR PAYING AGENT.

               (a) Any successor Trustee, Fiscal Agent or Paying Agent appointed as provided in Section 7.6 shall execute, acknowledge and deliver to the
Depositor and to its predecessor Trustee, Fiscal Agent or Paying Agent, as the case may be, an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee, Fiscal Agent or Paying
Agent, as the case may be, shall become effective and such successor Trustee,
Fiscal Agent or Paying Agent, as the case may be, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee, Fiscal Agent or Paying Agent herein. The predecessor Trustee,
Fiscal Agent or Paying Agent shall deliver (at such predecessor's own expense)
to the successor Trustee, Fiscal Agent or Paying Agent all Mortgage Files and
documents and statements related to the Mortgage Files held by it hereunder, and the predecessor Trustee shall duly assign, transfer, deliver and pay over (at such predecessor's own expense) to the successor Trustee, the entire Trust, together with all instruments of transfer and assignment or other documents properly executed necessary to effect such transfer. The predecessor Trustee,
Fiscal Agent or Paying Agent, as the case may be, shall also deliver all records or copies thereof maintained by the predecessor Trustee, Fiscal Agent or Paying
Agent in the administration hereof as may be reasonably requested by the successor Trustee, Fiscal Agent or Paying Agent, as applicable, and shall thereupon be discharged from all duties and responsibilities under this
Agreement. In addition, the Depositor and the predecessor

                                     -160-

Trustee, Fiscal Agent or Paying Agent shall execute and deliver such other instruments and do such other things as may reasonably be required to more fully and certainly vest and confirm in the successor Trustee, Fiscal Agent or Paying
Agent, as the case may be, all such rights, powers, duties and obligations.
Anything herein to the contrary notwithstanding, in no event shall the combined fees payable to a successor Trustee exceed the Trustee Fee.

               (b) No successor Trustee, Fiscal Agent or Paying Agent shall accept appointment as provided in this Section unless at the time of such appointment such successor Trustee, Fiscal Agent or Paying Agent, as the case may be, shall be eligible under the provisions of Section 7.5.

               (c) Upon acceptance of appointment by a successor Trustee, Fiscal
Agent or Paying Agent as provided in this Section, the successor Trustee, Fiscal
Agent or Paying Agent shall mail notice of the succession of such Trustee,
Fiscal Agent or Paying Agent hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register and to the Rating Agencies. The
expenses of such mailing shall be borne by the successor Trustee, Fiscal Agent or Paying Agent. If the successor Trustee, Fiscal Agent or Paying Agent fails to mail such notice within 10 days after acceptance of appointment by the successor
Trustee, Fiscal Agent or Paying Agent, the Master Servicer shall cause such notice to be mailed at the expense of the successor Trustee, Fiscal Agent or
Paying Agent, as applicable.

               SECTION 7.8 MERGER OR CONSOLIDATION OF TRUSTEE, FISCAL AGENT OR
PAYING AGENT. Any Person into which the Trustee, Fiscal Agent or Paying Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which such Trustee,
Fiscal Agent or Paying Agent shall be a party, or any Persons succeeding to the business of such Trustee, Fiscal Agent or Paying Agent, shall be the successor of such Trustee, Fiscal Agent or Paying Agent, as the case may be, hereunder, as applicable, provided that such Person shall be eligible under the provisions of
Section 7.5, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

               SECTION 7.9 APPOINTMENT OF CO-TRUSTEE, SEPARATE TRUSTEE, AGENTS
OR CUSTODIAN.

               (a) Notwithstanding any other provisions hereof, at any time, the
Trustee, the Depositor or, in the case of the Trust, the Certificateholders evidencing more than 50% of the Aggregate Certificate Balance of the
Certificates then outstanding shall each have the power from time to time to appoint one or more Persons to act either as co-trustees jointly with the
Trustee or as separate trustees, or as custodians, for the purpose of holding title to, foreclosing or otherwise taking action with respect to any Mortgage
Loan outside the state where the Trustee has its principal place of business where such separate trustee or co-trustee is necessary or advisable (or the
Trustee is advised by the Master Servicer or Special Servicer that such separate trustee or co-trustee is necessary or advisable) under the laws of any state in which a property securing a Mortgage Loan is located or for the purpose of otherwise conforming to any legal requirement, restriction or condition in any state in which a property securing a Mortgage Loan is located or in any state in which any portion of the Trust is located. The separate trustees, co-trustees, or custodians so appointed shall be trustees or custodians for the benefit of all the

                                     -161-

Certificateholders, shall have such powers, rights and remedies as shall be specified in the instrument of appointment and shall be deemed to have accepted the provisions of this Agreement; provided that no such appointment shall, or shall be deemed to, constitute the appointee an agent of the Trustee; provided, further that the Trustee shall be liable for the actions of any co-trustee or separate trustee appointed by it and shall have no liability for the actions of any co-trustee or separate trustee appointed by the Depositor or the
Certificateholders pursuant to this paragraph.

               (b) The Trustee or the Paying Agent, as the case may be, may from time to time appoint one or more independent third-party agents to perform all or any portion of its administrative duties hereunder (i.e., collection and distribution of funds, preparation and dissemination of reports, monitoring compliance, etc.). The Trustee or the Paying Agent, as the case may be, shall supervise and oversee such agents appointed by it. The terms of any arrangement or agreement between the Trustee or the Paying Agent, as the case may be, and such agent, may be terminated, without cause and without the payment of any termination fees in the event the Trustee or the Paying Agent, as the case may be, is terminated in accordance with this Agreement. In addition, neither the
Trust nor the Certificateholders shall have any liability or direct obligation to such agent. Notwithstanding the terms of any such agreement, the Trustee or the Paying Agent, as the case may be, shall remain at all times obligated and liable to the Trust and the Certificateholders for performing its duties hereunder.

               (c) Every separate trustee, co-trustee, and custodian shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

                    (i) all powers, duties, obligations and rights conferred
upon the Trustee in respect of the receipt, custody and payment of moneys shall be exercised solely by the Trustee;

                    (ii) all other rights, powers, duties and obligations
conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee, co-trustee, or custodian jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder) the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations, including the holding of title to the
Trust or any portion thereof in any such jurisdiction, shall be exercised and performed by such separate trustee, co-trustee, or custodian;

                    (iii) no trustee or custodian hereunder shall be personally liable by reason of any act or omission of any other trustee or custodian hereunder; and

                    (iv) the Trustee or, in the case of the Trust, the
Certificateholders evidencing more than 50% of the Aggregate Principal Amount of the Certificates then outstanding may at any time accept the resignation of or remove any separate trustee, co-trustee or custodian, so appointed by it or them, if such resignation or removal does not violate the other terms of this
Agreement.

               (d) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given

                                     -162-

to each of them. Every instrument appointing any separate trustee, co-trustee or custodian shall refer to this Agreement and the conditions of this Article VII.
Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

               (e) Any separate trustee, co-trustee or custodian may, at any time, constitute the Trustee its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee, co-trustee or custodian shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

               (f) No separate trustee, co-trustee or custodian hereunder shall be required to meet the terms of eligibility as a successor trustee under
Section 7.5 hereof and no notice to Certificateholders of the appointment of any separate trustee, co-trustee or custodian hereunder shall be required.

               (g) The Trustee agrees to instruct the co-trustees, if any, to the extent necessary to fulfill the Trustee's obligations hereunder.

               (h) The Trustee shall pay the reasonable compensation of the co-trustees, separate trustees or custodians appointed by the Trustee pursuant to this Section 7.9 to the extent, and in accordance with the standards, specified in Section 7.12 hereof.

               (i) Subject to the consent of the Depositor, which consent shall not be unreasonably withheld, the Trustee, at its sole cost and expense, may appoint at any time a successor Custodian. Until such time as the Trustee appoints a successor Custodian, the Trustee shall be the Custodian hereunder.
Upon the appointment of a successor custodian, the Trustee and the Custodian shall enter into a custodial agreement.

               SECTION 7.10 AUTHENTICATING AGENTS.

               (a) The Paying Agent shall serve as the initial Authenticating
Agent hereunder for the purpose of executing and authenticating Certificates.
Any successor Authenticating Agent must be acceptable to the Depositor and must be a corporation or national bank organized and doing business under the laws of the United States of America or of any state and having a principal office and place of business in the Borough of Manhattan in the City and State of New York,
having a combined capital and surplus of at least $50,000,000, authorized under such laws to do a trust business and subject to supervision or examination by federal or state authorities.

               (b) Any Person into which the Authenticating Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Authenticating Agent shall be a party, or any Person succeeding to the corporate agency business of the
Authenticating Agent, shall continue to be the

                                     -163-

Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

               (c) The Authenticating Agent may at any time resign by giving at least 30 days' advance written notice of resignation to the Trustee and the
Depositor. The Trustee may at any time terminate the agency of the
Authenticating Agent by giving written notice of termination to the
Authenticating Agent and the Depositor; provided that the Trustee may not terminate the Paying Agent as Authenticating Agent unless the Paying Agent shall be removed as Paying Agent hereunder. Upon receiving a notice of resignation or upon such a termination, or in case at any time the Authenticating Agent shall cease to be eligible in accordance with the provisions of Section 7.10(a), the
Trustee may appoint a successor Authenticating Agent, shall give written notice of such appointment to the Depositor and shall mail notice of such appointment to all Holders of Certificates. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent. No such Authenticating
Agent shall be appointed unless eligible under the provisions of Section
7.10(a). No Authenticating Agent shall have responsibility or liability for any action taken by it as such at the direction of the Trustee.

               SECTION 7.11 INDEMNIFICATION OF TRUSTEE, THE FISCAL AGENT AND THE
PAYING AGENT.

               (a) The Trustee, the Fiscal Agent, the Certificate Registrar and
the Paying Agent and each of its respective directors, officers, employees, agents and Controlling Persons shall be entitled to indemnification from the
Trust for any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with any legal action incurred without negligence or willful misconduct on their respective part, arising out of, or in connection with this Agreement, the Certificates and the acceptance or administration of the trusts or duties created hereunder (including, without limitation, any unanticipated loss, liability or expense incurred in connection with any action or inaction of the Master Servicer, the Special Servicer or the Depositor or of
each other such Person hereunder but only to the extent the Trustee, the Fiscal
Agent, the Certificate Registrar or the Paying Agent, as the case may be, is unable to recover within a reasonable period of time such amount from such third party pursuant to this Agreement) including the costs and expenses of defending themselves against any claim in connection with the exercise or performance of any of their powers or duties hereunder and the Trustee, the Fiscal Agent, the
Certificate Registrar and the Paying Agent and each of their respective directors, officers, employees, agents and Controlling Persons shall be entitled to indemnification from the Trust for any unanticipated loss, liability or expense incurred in connection with the provision by the Trustee, the Fiscal
Agent, the Certificate Registrar and the Paying Agent of the reports required to be provided by it pursuant to this Agreement; provided that:

                    (i) with respect to any such claim, the Trustee, the Fiscal
Agent, the Certificate Registrar or the Paying Agent, as the case may be, shall have given the Depositor, the Master Servicer, the Sellers, each other and the
Holders of the Certificates written notice thereof promptly after a Responsible
Officer of the Trustee, the Fiscal Agent, the Certificate Registrar or the
Paying Agent, as the case may be, shall have knowledge thereof; provided,

                                     -164-

however, that failure to give such notice to the Depositor, Master Servicer, the
Sellers, each other and the Holders of Certificates shall not affect the
Trustee's, Fiscal Agent's, Certificate Registrar's or Paying Agent's, as the
case may be, rights to indemnification herein unless the Depositor's defense of such claim on behalf of the Trust is materially prejudiced thereby;

                    (ii) while maintaining control over its own defense, the
Trustee, the Fiscal Agent, the Certificate Registrar or the Paying Agent, as the
case may be, shall cooperate and consult fully with the Depositor in preparing such defense; and

                    (iii) notwithstanding anything to the contrary in this
Section 7.11, the Trust shall not be liable for settlement of any such claim by the Trustee, the Fiscal Agent, the Certificate Registrar or the Paying Agent, as
the case may be, entered into without the prior consent of the Depositor, which consent shall not be unreasonably withheld.

               (b) The provisions of this Section 7.11 shall survive any
termination of this Agreement and the resignation or removal of the Trustee, the
Fiscal Agent, the Certificate Registrar or the Paying Agent, as the case may be.

               (c) The Depositor shall indemnify and hold harmless the Trustee, the Fiscal Agent, the Certificate Registrar or the Paying Agent, as the case may be, their respective directors, officers, employees or agents and Controlling
Persons from and against any loss, claim, damage or liability, joint or several, and any action in respect thereof, to which the Trustee, the Fiscal Agent, the
Certificate Registrar or the Paying Agent, as the case may be, their respective directors, officers, employees or agents or Controlling Person may become subject under the 1933 Act, insofar as such loss, claim, damage, liability or action arises out of, or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Private Placement Memorandum, the
Preliminary Prospectus Supplement, the Final Prospectus Supplement or the
Prospectus, or arises out of, or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made, not misleading and shall reimburse the Trustee, the Fiscal Agent, the
Certificate Registrar or the Paying Agent, as the case may be, their respective directors, officers, employees, agents or Controlling Person for any legal and other expenses reasonably incurred by the Trustee, the Fiscal Agent, the
Certificate Registrar or the Paying Agent, as the case may be, or any such director, officer, employee, agent or Controlling Person in investigating or defending or preparing to defend against any such loss, claim, damage, liability or action; provided, that the Depositor shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission made in any such Private Placement Memorandum, Preliminary Prospectus
Supplement, Final Prospectus Supplement or Prospectus in reliance upon and in conformity with written information concerning the Trustee, the Fiscal Agent, the Certificate Registrar or the Paying Agent, as the case may be, furnished to the Depositor by or on behalf of such person specifically for inclusion therein.
It is hereby expressly agreed that the only written information provided by the
Trustee, the Fiscal Agent, the Certificate Registrar or the Paying Agent, as the
case may be, for inclusion in the Preliminary Prospectus Supplement and Final
Prospectus Supplement is set forth in the case of the Trustee in the second, fourth and fifth sentences and in the case of the Fiscal Agent in the penultimate sentence under the caption entitled "DESCRIPTION OF THE OFFERED
CERTIFICATES--The Trustee and the Fiscal Agent" and in the case of the Paying
Agent, the third and fourth

                                     -165-

sentences under the "DESCRIPTION OF THE OFFERED CERTIFICATES--The Paying Agent,
Certificate Registrar and the Authenticating Agent". The Trustee, the Fiscal
Agent, the Certificate Registrar or the Paying Agent, as the case may be, shall immediately notify the Depositor and the Sellers if a claim is made by a third party with respect to this Section 7.11(c) entitling such person, its directors, officers, employees, agents or Controlling Person to indemnification hereunder, whereupon the Depositor shall assume the defense of any such claim (with counsel reasonably satisfactory to such person) and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. Any failure to so notify the Depositor shall not affect any rights the
Trustee, the Fiscal Agent, the Certificate Registrar or the Paying Agent, as the
case may be, their respective directors, officers, employees, agents or
Controlling Person may have to indemnification under this Section 7.11(c), unless the Depositor's defense of such claim is materially prejudiced thereby.
The indemnification provided herein shall survive the termination of this
Agreement and the resignation or removal of the Trustee, the Fiscal Agent or the
Paying Agent. The Depositor shall not be indemnified by the Trust for any expenses incurred by the Depositor arising from any violation or alleged violation of the 1933 Act or 1934 Act by the Depositor.

               SECTION 7.12 FEES AND EXPENSES OF TRUSTEE, THE FISCAL AGENT AND
THE PAYING AGENT. The Trustee shall be entitled to receive the Trustee Fee
(other than the portion thereof constituting the Paying Agent Fee) and the
Paying Agent shall be entitled to receive the Paying Agent Fee, pursuant to
Section 5.3(b)(ii) (which shall not be limited by any provision of law with respect to the compensation of a trustee of an express trust), for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties respectively, hereunder of the
Trustee and the Paying Agent. The Trustee, the Fiscal Agent and the Paying Agent
shall also be entitled to recover from the Trust all reasonable unanticipated expenses and disbursements incurred or made by the Trustee, the Fiscal Agent and the Paying Agent in accordance with any of the provisions of this Agreement
(including the reasonable compensation and the reasonable expenses and disbursements of its counsel and other Persons not regularly in its employ), not including expenses incurred in the ordinary course of performing its duties as
Trustee, Fiscal Agent or Paying Agent, respectively hereunder, and except any such expense, disbursement or advance as may arise from the negligence or bad faith of such Person or which is the responsibility of the Holders of the
Certificates hereunder. The provisions of this Section 7.12 shall survive any termination of this Agreement and the resignation or removal of the Trustee, the
Fiscal Agent or the Paying Agent.

               SECTION 7.13 COLLECTION OF MONEYS. Except as otherwise expressly provided in this Agreement, the Trustee and the Paying Agent may demand payment or delivery of, and shall receive and collect, all money and other property payable to or receivable by the Trustee or the Paying Agent, as the case may be, pursuant to this Agreement. The Trustee or the Paying Agent, as the case may be, shall hold all such money and property received by it as part of the Trust and shall distribute it as provided in this Agreement. If the Trustee or the Paying
Agent, as the case may be, shall not have timely received amounts to be remitted with respect to the Mortgage Loans from the Master Servicer, the Trustee or the
Paying Agent, as the case may be, shall request the Master Servicer to make such distribution as promptly as practicable or legally permitted. If the Trustee or the Paying Agent, as the case may be, shall subsequently receive any such amount, it may withdraw such request.

                                     -166-

               SECTION 7.14 TRUSTEE TO ACT; APPOINTMENT OF SUCCESSOR.

               (a) On and after the time the Master Servicer is terminated pursuant to this Agreement, the Trustee shall be the successor in all respects to the Master Servicer in its capacity under this Agreement and the transactions set forth or provided for therein and shall have all the rights and powers and be subject to all the responsibilities, duties and liabilities relating thereto and arising thereafter placed on the Master Servicer by the terms and provisions of this Agreement; provided that, any failure to perform such duties or responsibilities caused by the Master Servicer's failure to provide required information shall not be considered a default by the Trustee hereunder. In addition, the Trustee shall have no liability relating to (i) the representations and warranties of the Master Servicer contained in this
Agreement or (ii) any obligation incurred by the Master Servicer prior to its termination or resignation (including, without limitation, the Master Servicer's obligation to repay losses resulting from the investment of funds in any account established under this Agreement), except any ongoing obligations to the Primary
Servicer arising after the termination of the Master Servicer from their servicing rights and obligations under the Primary Servicing Agreement. In the
Trustee's capacity as such successor, the Trustee shall have the same limitations on liability granted to the Master Servicer in this Agreement. As compensation therefor, the Trustee shall be entitled to receive all the compensation payable to the Master Servicer set forth in this Agreement, including, without limitation, the Master Servicing Fee.

               (b) Notwithstanding the above, the Trustee (A) may, if the
Trustee is unwilling to so act, or (B) shall, if it is unable to so act, appoint, or petition a court of competent jurisdiction to appoint any established commercial or multifamily mortgage finance institution, servicer or special servicer or mortgage servicing institution having a net worth of not less than $15,000,000, meeting such other standards for a successor servicer as are set forth in this Agreement and with respect to which Rating Agency
Confirmation is obtained, as the successor to the Master Servicer hereunder in the assumption of all of the responsibilities, duties or liabilities of a servicer as Master Servicer hereunder. Pending any such appointment, the Trustee shall act as the Master Servicer as hereinabove provided. Any entity designated by the Trustee as successor Master Servicer may be an Affiliate of the Trustee;
provided that, such Affiliate must meet the standards for the Master Servicer as set forth herein. In connection with such appointment and assumption, the
Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree subject to
Section 8.10. The Trustee and such successor shall take such actions, consistent with this Agreement as shall be necessary to effectuate any such succession. The
Master Servicer shall cooperate with the Trustee and any successor servicer in effecting the termination of the Master Servicer's responsibilities and rights under this Agreement, including, without limitation, notifying Mortgagors of the assignment of the servicing function and providing the Trustee and successor servicer all documents and records in its possession in electronic or other form reasonably requested by the successor servicer to enable the successor servicer to assume the Master Servicer's functions hereunder and the transfer to the
Trustee or such successor servicer of all amounts which shall at the time be or should have been deposited by the Master Servicer in the Certificate Account and
any other account or fund maintained with respect to the Certificates or thereafter be received by the Master Servicer with respect to the Mortgage
Loans. Neither the Trustee nor any other successor servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof caused by (i) the failure of the Master Servicer to deliver, or any delay in delivering, cash,

                                     -167-

documents or records to it, or (ii) restrictions imposed by any regulatory authority having jurisdiction over the Master Servicer. The Trustee shall be reimbursed for all of its out-of-pocket expenses incurred in connection with obtaining such successor Master Servicer by the Trust within 30 days of the
Trustee's submission of an invoice with respect thereto, to the extent such expenses have not been reimbursed by the Master Servicer as provided herein;
such expenses paid by the Trust shall be deemed to be an Additional Trust
Expense.

               (c) On and after the time the Special Servicer is terminated pursuant to this Agreement, in accordance with Section 9.30, the Trustee shall be the successor in all respects to the Special Servicer in its capacity under this Agreement and the transactions set forth or provided for therein and shall have all the rights and powers and be subject to all the responsibilities, duties and liabilities relating thereto and arising thereafter placed on the
Special Servicer by the terms and provisions of this Agreement; provided that, any failure to perform such duties or responsibilities caused by the Special
Servicer's failure to provide required information shall not be considered a default by the Trustee hereunder. In addition, the Trustee shall have no liability relating to (i) the representations and warranties of the Special
Servicer contained in this Agreement or (ii) any obligation incurred by the
Special Servicer prior to its termination or resignation. In the Trustee's capacity as such successor, the Trustee shall have the same limitations on liability granted to the Special Servicer in this Agreement. As compensation therefor, the Trustee shall be entitled to receive all the compensation payable to the Special Servicer set forth in this Agreement, including, without limitation the Special Servicer Compensation (other than any Work-Out Fee payable pursuant to Section 9.11).

               (d) Notwithstanding the above, the Trustee may, if the Trustee shall be unwilling to so act, or shall, if it is unable to so act, appoint, or petition a court of competent jurisdiction to appoint, any established commercial or multifamily mortgage finance institution, special servicer or mortgage servicing institution having a net worth of not less than $15,000,000, and meeting such other standards for a successor Special Servicer as are set forth in Section 9.21, and with respect to which Rating Agency Confirmation is obtained, as the successor to the Special Servicer hereunder in the assumption of all of the responsibilities, duties or liabilities of a special servicer as
Special Servicer hereunder. Pending any such appointment, the Trustee shall act as the Special Servicer as hereinabove provided. Any entity designated by the
Trustee as successor Special Servicer may be an Affiliate of the Trustee;
provided that, such Affiliate must meet the standards for a successor Special
Servicer set forth herein. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided that no such compensation shall be in excess of that permitted to the Special
Servicer under this Agreement. The Trustee and such successor shall take such actions, consistent with this Agreement as shall be necessary to effectuate any such succession. The Special Servicer shall cooperate with the Trustee and any successor Special Servicer in effecting the termination of the Special
Servicer's responsibilities and rights under this Agreement, including, without limitation, notifying Mortgagors of Specially Serviced Mortgage Loans of the
assignment of the special servicing function and providing the Trustee and successor Special Servicer all documents and records in its possession in electronic or other form reasonably requested by the successor Special Servicer to enable the successor Special Servicer to assume the Special Servicer's functions hereunder and the transfer to the Trustee or such successor Special
Servicer of all amounts which shall at the time be or should have been deposited by the Special Servicer in the Certificate Account and any other account or fund maintained with

                                     -168-

respect to the Certificates or thereafter be received by the Special Servicer with respect to the Mortgage Loans. Neither the Trustee nor any other successor
Special Servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof caused by (i) the failure of the Special Servicer to deliver, or any delay in delivering, cash, documents or records to it, or (ii) restrictions imposed by any regulatory authority having jurisdiction over the Special
Servicer. The Trustee shall be reimbursed for all of its out-of-pocket expenses incurred in connection with obtaining such successor Special Servicer by the
Trust within 30 days of submission of an invoice with respect thereto but only to the extent such expenses have not been reimbursed by the Special Servicer as provided herein; and such expenses paid by the Trust shall be deemed to be an
Additional Trust Expense.

               SECTION 7.15 NOTIFICATION TO HOLDERS. Upon termination of the
Master Servicer, the Paying Agent or the Special Servicer, or appointment of a successor to the Master Servicer, the Paying Agent or the Special Servicer, the
Trustee shall promptly mail notice thereof by first class mail to the Rating
Agencies, the Operating Adviser, the Sellers and the Certificateholders at their respective addresses appearing on the Certificate Register.

               SECTION 7.16 REPRESENTATIONS AND WARRANTIES OF THE TRUSTEE, THE
FISCAL AGENT AND THE PAYING AGENT.

               (a) The Trustee hereby represents and warrants as of the date hereof that:

                    (i) the Trustee is a national banking association, duly
organized, validly existing and in good standing under the laws governing its creation and existence and has full power and authority to own its property, to carry on its business as presently conducted, and to enter into and perform its obligations under this Agreement;

                    (ii) the execution and delivery by the Trustee of this
Agreement have been duly authorized by all necessary action on the part of the
Trustee; neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated in this Agreement, nor compliance with the provisions of this Agreement, will conflict with or result in a breach of, or constitute a default under, (i) any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Trustee or its properties that would materially and adversely affect the Trustee's ability to perform its obligations under this Agreement, (ii) the organizational documents of the Trustee, or (iii) the terms of any material agreement or instrument to which the Trustee is a party or by which it is bound; the Trustee is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or other governmental agency, which default would materially and adversely affect its performance under this Agreement;

                    (iii) the execution, delivery and performance by the Trustee of this Agreement and the consummation of the transactions contemplated by this
Agreement do not require the consent, approval, authorization or order of, the giving of notice to or the registration with any state, federal or other governmental authority or agency, except such as has been or will be obtained, given, effected or taken in order for the Trustee to perform its obligations under this Agreement;

                                     -169-

                    (iv) this Agreement has been duly executed and delivered by the Trustee and, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid and binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms, subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium and other similar laws affecting creditors' rights generally as from time to time in effect, and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);
and

                    (v) no litigation is pending or, to the Trustee's knowledge, threatened, against the Trustee that, either in one instance or in the aggregate, would draw into question the validity of this Agreement, or which would be likely to impair materially the ability of the Trustee to perform under the terms of this Agreement.

               (b) The Fiscal Agent hereby represents and warrants as of the date hereof that:

                    (i) the Fiscal Agent is a foreign banking corporation duly organized, validly existing and in good standing under the laws governing its creation and existence and has full corporate power and authority to own its property, to carry on its business as presently conducted, and to enter into and perform its obligations under this Agreement;

                    (ii) the execution and delivery by the Fiscal Agent of this
Agreement have been duly authorized by all necessary corporate action on the part of the Fiscal Agent; neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated in this Agreement, nor compliance with the provisions of this Agreement, will conflict with or result in a breach of, or constitute a default under, (i) any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the
Fiscal Agent or its properties that would materially and adversely affect the
Fiscal Agent's ability to perform its obligations under this Agreement, (ii) the organizational documents of the Fiscal Agent, or (iii) the terms of any material agreement or instrument to which the Fiscal Agent is a party or by which it is bound; the Fiscal Agent is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or other governmental agency, which default would materially and adversely affect its performance under this Agreement;

                    (iii) the execution, delivery and performance by the Fiscal
Agent of this Agreement and the consummation of the transactions contemplated by this Agreement do not require the consent, approval, authorization or order of, the giving of notice to, or the registration with, any state, federal or other governmental authority or agency, except such as has been obtained, given, effected or taken prior to the date hereof;

                    (iv) this Agreement has been duly executed and delivered by the Fiscal Agent and, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid and binding obligation of the Fiscal
Agent, enforceable against the Fiscal Agent in accordance with its terms, subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium and other similar laws affecting creditors' rights generally as from time to time in effect, and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and

                                     -170-

                    (v) no litigation is pending or, to the Fiscal Agent's
knowledge, threatened, against the Fiscal Agent that, either in any one instance or in the aggregate, would draw into question the validity of this Agreement, or which would be likely to impair materially the ability of the Fiscal Agent to perform under the terms of this Agreement.

               (c) The Paying Agent hereby represents and warrants as of the date hereof that:

                    (i) the Paying Agent is a national banking association, duly organized, validly existing and in good standing under the laws governing its creation and existence and has full power and authority to own its property, to carry on its business as presently conducted, and to enter into and perform its obligations under this Agreement;

                    (ii) the execution and delivery by the Paying Agent of this
Agreement have been duly authorized by all necessary action on the part of the
Paying Agent; neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated in this Agreement, nor compliance with the provisions of this Agreement, will conflict with or result in a breach of, or constitute a default under, (i) any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Paying
Agent or its properties that would materially and adversely affect the Paying
Agent's ability to perform its obligations under this Agreement, (ii) the organizational documents of the Paying Agent, or (iii) the terms of any material agreement or instrument to which the Paying Agent is a party or by which it is bound; the Paying Agent is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or other governmental agency, which default would materially and adversely affect its performance under this Agreement;

                    (iii) the execution, delivery and performance by the Paying
Agent of this Agreement and the consummation of the transactions contemplated by this Agreement do not require the consent, approval, authorization or order of, the giving of notice to or the registration with any state, federal or other governmental authority or agency, except such as has been or will be obtained, given, effected or taken in order for the Paying Agent to perform its obligations under this Agreement;

                    (iv) this Agreement has been duly executed and delivered by the Paying Agent and, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid and binding obligation of the Paying
Agent, enforceable against the Paying Agent in accordance with its terms, subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium and other similar laws affecting creditors' rights generally as from time to time in effect, and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and

                    (v) there are no actions, suits or proceeding pending or, to the best of the Paying Agent's knowledge, threatened, against the Paying Agent that, either in one instance or in the aggregate, would draw into question the validity of this Agreement, or which would be likely to impair materially the ability of the Paying Agent to perform under the terms of this Agreement.

                                     -171-

               SECTION 7.17 FIDELITY BOND AND ERRORS AND OMISSIONS INSURANCE
POLICY MAINTAINED BY THE TRUSTEE, THE FISCAL AGENT AND THE PAYING AGENT. Each of
the Trustee, the Fiscal Agent and the Paying Agent, at its own respective expense, shall maintain in effect a Fidelity Bond and a Errors and Omissions
Insurance Policy. The Errors and Omissions Insurance Policy and Fidelity Bond
shall be issued by a Qualified Insurer in form and in amount customary for trustees, fiscal agents or paying agents in similar transactions (unless the
Trustee, the Fiscal Agent or the Paying Agent, as the case may be, self insures as provided below). In the event that any such Errors and Omissions Insurance
Policy or Fidelity Bond ceases to be in effect, the Trustee, the Fiscal Agent or the Paying Agent, as the case may be, shall obtain a comparable replacement policy or bond from an insurer or issuer meeting the requirements set forth above as of the date of such replacement. So long as the long-term debt rating of the Trustee, the Fiscal Agent or the Paying Agent, as the case may be, is not less than "Baa1" as rated by Moody's, if rated by Moody's and "A" as rated by
S&P, if rated by S&P, respectively, the Trustee, the Fiscal Agent or the Paying
Agent, as the case may be, may self-insure for the Fidelity Bond and the Errors and Omissions Insurance Policy.

               SECTION 7.18 APPOINTMENT OF LUXEMBOURG PAYING AGENT; NOTIFICATION
TO CERTIFICATEHOLDERS.

               (a) The Depositor shall maintain a paying agent in Luxembourg
(the "Luxembourg Paying Agent") for payments on the Certificates as well as a transfer agent in Luxembourg (the "Luxembourg Transfer Agent") for so long as such Certificates are listed on the Luxembourg Stock Exchange and the rules of such exchange so require and the Depositor shall pay the reasonable fees of such
Luxembourg Paying Agent and Luxembourg Transfer Agent. The Depositor shall appoint a successor Luxembourg Paying Agent if necessary. Except as set forth in this Section 7.18(a), neither the Trustee nor the Paying Agent shall have any responsibility for the actions or inactions of the Luxembourg Paying Agent, including any failure of the Luxembourg Paying Agent to make timely distributions to Certificateholders or beneficial owners (other than any such failure resulting from the failure of the Paying Agent to timely remit funds but only to the extent such failure is caused by the Paying Agent's negligence or willful misconduct). The Certificate Registrar shall not be responsible for transfers or exchanges requested at the office of the Luxembourg Transfer Agent in Luxembourg until it receives written notice from such transfer agent, together with the Certificates to be transferred or exchanged. The Luxembourg
Paying Agent shall each month download copies of all information made available on the Paying Agent's internet website, print such information and make it available to the Certificateholders upon request. The Luxembourg Paying Agent shall not be the Paying Agent and the duties of the Luxembourg Paying Agent hereunder shall be distinct from the duties of the Paying Agent.

               (b) For so long as the Certificates are listed on the Luxembourg
Stock Exchange and the rules of the Luxembourg Stock Exchange so require, the
Depositor undertakes to cause the Luxembourg Paying Agent to publish all notices to Certificateholders in a daily newspaper of general circulation in Luxembourg.

               (c) For so long as any of the Certificates are listed on the
Luxembourg Stock Exchange and the rules of the Luxembourg Stock Exchange so require, the Paying Agent shall make available or provide the following information on the Paying Agent's internet website:

                                     -172-

                    (i) to Clearstream Bank, Euroclear Bank and the Luxembourg
Paying Agent promptly upon determination, the Pass-Through Rates for the related
Interest Accrual Period, the amount of principal and interest distributable on the related Distribution Date for each Class of Certificates, per $1,000 initial
Certificate Balance or Notional Amount and the date each distribution will be made;

                    (ii) to the Luxembourg Paying Agent on each Distribution
Date, the Certificate Balance or Notional Amount of the Certificates;

                    (iii) to the Luxembourg Paying Agent promptly following
availability, each report, certificate or statement required to be delivered to the Luxembourg Paying Agent pursuant to Section 5.4;

                    (iv) to the Luxembourg Paying Agent promptly following
receipt thereof, all notices and reports regarding any termination of the
Trustee or Paying Agent or appointment of a successor to the Trustee or Paying
Agent; and

                    (v) to the Luxembourg Paying Agent promptly following
receipt thereof, all notices and reports regarding any occurrence of an Event of
Default.

               Information provided, as set forth above, by the Paying Agent to the Luxembourg Paying Agent shall be supplied by the Luxembourg Paying Agent to the Luxembourg Stock Exchange. Such information shall be made available to the
Certificateholders at the main office of the Luxembourg Paying Agent.

               None of the Certificates will be listed on the Luxembourg Stock
Exchange or any other stock exchange.

                                  ARTICLE VIII

                 ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

               SECTION 8.1 SERVICING STANDARD; SERVICING DUTIES.

               (a) Subject to the express provisions of this Agreement, for and on behalf of the Trust and for the benefit of the Certificateholders as a whole, and, solely as it relates to any A/B Mortgage Loan, for the benefit of the holder of the related B Note and, solely as it relates to any Loan Pair, for the benefit of the holder of the related Serviced Companion Mortgage Loan, the
Master Servicer shall service and administer the Mortgage Loans, any B Note and any Serviced Companion Mortgage Loan in accordance with the Servicing Standard and the terms of this Agreement (subject to the servicing of any Non-Serviced
Mortgage Loan by the applicable Non-Serviced Mortgage Loan Master Servicer and the applicable Non-Serviced Mortgage Loan Special Servicer in accordance with the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement). Certain
of the provisions of this Article VIII make explicit reference to their applicability to Mortgage Loans, any B Note and any Serviced Companion Mortgage
Loan; notwithstanding such explicit references, references to "Mortgage Loans"
contained in this Article VIII, unless otherwise specified, shall be construed to refer also to such B Note and Serviced Companion Mortgage Loan (but any other terms that are defined in Article I and used

                                     -173-

in this Article VIII shall be construed according to such definitions without regard to this sentence).

               In connection with such servicing and administration, the Master
Servicer shall seek to maximize the timely recovery of principal and interest on the Mortgage Notes in the best economic interests of the Certificateholders as a whole (or, in the case of any A/B Mortgage Loan or Loan Pair, the
Certificateholders and the holder of the related B Note and Serviced Companion
Mortgage Loan, all taken as a collective whole); provided, however, that nothing herein contained shall be construed as an express or implied guarantee by the
Master Servicer of the collectability of payments on the Mortgage Loans or shall be construed as impairing or adversely affecting any rights or benefits specifically provided by this Agreement to the Master Servicer, including with respect to Master Servicing Fees or the right to be reimbursed for Advances.

               (b) The Master Servicer, in the case of an event specified in clause (x) of this subclause (b), and the Special Servicer, in the case of an event specified in clause (y) of this subclause (b), shall each send a written notice to the other and to the Trustee and the Paying Agent, the Operating
Adviser, each Seller and, in the case of an A/B Mortgage Loan, the holder of the related B Note and, in the case of a Loan Pair, the holder of the related
Serviced Companion Mortgage Loan, within two Business Days after becoming aware
(x) that a Servicing Transfer Event has occurred with respect to a Mortgage Loan or (y) that a Mortgage Loan has become a Rehabilitated Mortgage Loan, which notice shall identify the applicable Mortgage Loan and, in the case of an event specified in clause (x) of this subclause (b) above, the Servicing Transfer
Event that occurred.

               (c) With respect to each Mortgage Loan that is subject to an
Environmental Insurance Policy, for as long as it is not a Specially Serviced
Mortgage Loan, if the Master Servicer has actual knowledge of any event giving rise to a claim under an Environmental Insurance Policy, the Master Servicer or
the Primary Servicer shall notify the Special Servicer to such effect and the
Master Servicer shall take reasonable actions as are in accordance with the
Servicing Standard and the terms and conditions of such Environmental Insurance
Policy to make a claim thereunder and achieve the payment of all amounts to which the Trust is entitled thereunder. Any legal fees or other out-of-pocket costs incurred in accordance with the Servicing Standard in connection with any such claim shall be paid by, and reimbursable to, the Master Servicer or the
Special Servicer as a Servicing Advance.

               (d) In connection with any extension of the Maturity Date of a
Mortgage Loan, the Master Servicer shall give prompt written notice of such extension to the insurer under the Environmental Insurance Policy and shall execute such documents as are reasonably required by such insurer to procure an extension of such policy (if available).

               (e) The parties hereto acknowledge that each Serviced Pari Passu
Mortgage Loan and Serviced Companion Mortgage Loan is subject to the terms and conditions of the related Loan Pair Intercreditor Agreement. With respect to each Serviced Pari Passu Mortgage Loan and Serviced Companion Mortgage Loan, the
Trustee, the Fiscal Agent, the Master Servicer and the Special Servicer
recognize the respective rights and obligations of the Trust and the holders of each Serviced Companion Mortgage Loan under the related Loan Pair Intercreditor
Agreement, including, with respect to the allocation of collections on or in respect

                                     -174-

of any Serviced Pari Passu Mortgage Loan and Serviced Companion Mortgage Loan in
accordance with the related Loan Pair Intercreditor Agreement. The Master
Servicer shall comply with the applicable provisions of each Loan Pair
Intercreditor Agreement, and if any Serviced Pari Passu Mortgage Loan and
Serviced Companion Mortgage Loan are then Specially Serviced Mortgage Loans, the
Special Servicer shall comply with the applicable provisions of the related Loan
Pair Intercreditor Agreement.

               (f) Promptly following the Closing Date, the Trustee shall send written notice to each Non-Serviced Mortgage Loan Master Servicer, stating that, as of the Closing Date, the Trustee is the holder of the applicable Non-Serviced
Mortgage Loan, and directing such Non-Serviced Mortgage Loan Master Servicer to remit to the Master Servicer all amounts payable to, and directing such
Non-Serviced Mortgage Loan Master Servicer to forward, deliver or otherwise make available, as the case may be, to, the Master Servicer all reports, statements, documents, communications and other information that are to be forwarded, delivered or otherwise made available to, such holder of the applicable
Non-Serviced Mortgage Loan under the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement and Non-Serviced Mortgage Loan Intercreditor Agreement.

               (g) Each Non-Serviced Mortgage Loan shall be serviced and
administered by the applicable Non-Serviced Mortgage Loan Master Servicer and
Non-Serviced Mortgage Loan Special Servicer pursuant to the related Non-Serviced
Mortgage Loan Pooling and Servicing Agreement and Non-Serviced Mortgage Loan
Intercreditor Agreement, except as otherwise specifically provided in this
Agreement. If any Non-Serviced Companion Mortgage Loan that is an asset under the trust created by the related Non-Serviced Mortgage Loan Pooling and
Servicing Agreement is removed from the pool of mortgage loans created under such Non-Serviced Mortgage Loan Pooling and Servicing Agreement, or if such
Non-Serviced Mortgage Loan Pooling and Servicing Agreement is otherwise terminated, the servicing of the Non-Serviced Mortgage Loan shall be transferred, pursuant to the related Non-Serviced Mortgage Loan Intercreditor
Agreement, and shall be serviced and administered by a successor servicing agreement, which shall have similar provisions to such Non-Serviced Mortgage
Loan Pooling and Servicing Agreement to the extent set forth in the related
Non-Serviced Mortgage Loan Intercreditor Agreement, and such transfer shall be subject to the receipt of a Rating Agency Confirmation.

               SECTION 8.2 FIDELITY BOND AND ERRORS AND OMISSIONS INSURANCE
POLICY MAINTAINED BY THE MASTER SERVICER. The Master Servicer, at its expense, shall maintain in effect a Servicer Fidelity Bond and a Servicer Errors and
Omissions Insurance Policy. The Servicer Errors and Omissions Insurance Policy
and Servicer Fidelity Bond shall be issued by a Qualified Insurer (unless the
Master Servicer self insures as provided below) and be in form and amount consistent with the Servicing Standard. In the event that any such Servicer
Errors and Omissions Insurance Policy or Servicer Fidelity Bond ceases to be in effect, the Master Servicer shall obtain a comparable replacement policy or bond from an insurer or issuer meeting the requirements set forth above as of the date of such replacement. So long as the long-term rating of the Master Servicer is not in any event less than "Baa1" as rated by Moody's and "BBB" as rated by
S&P, respectively, the Master Servicer may self-insure for the Servicer Fidelity
Bond and the Servicer Errors and Omissions Insurance Policy.

                                     -175-

               SECTION 8.3 MASTER SERVICER'S GENERAL POWER AND DUTIES.

               (a) The Master Servicer shall service and administer the Mortgage
Loans and shall, subject to Sections 8.7, 8.18, 8.19, 8.27 and Article XII hereof and as otherwise provided herein and by the Code, have full power and authority to do any and all things which it may deem necessary or desirable in connection with such servicing and administration in accordance with the
Servicing Standard. To the extent consistent with the foregoing and subject to any express limitations and provisions set forth in this Agreement (and, in the case of any A/B Mortgage Loan and any Loan Pair, subject to the applicable
Intercreditor Agreement or Loan Pair Intercreditor Agreement and, in the case of any Non-Serviced Mortgage Loan, subject to the servicing of such Non-Serviced
Mortgage Loan by the applicable Non-Serviced Mortgage Loan Master Servicer and the applicable Non-Serviced Mortgage Loan Special Servicer, as applicable), such power and authority shall include, without limitation, the right, subject to the terms hereof, (A) to execute and deliver, on behalf of the Certificateholders
(and in connection with any B Note, the holder of the B Note and, in connection with any Loan Pair, the holder of the Serviced Companion Mortgage Loan) and the
Trustee, customary consents or waivers and other instruments and documents
(including, without limitation, estoppel certificates, financing statements, continuation statements, title endorsements and reports and other documents and instruments necessary to preserve and maintain the lien on the related Mortgaged
Property and related collateral), (B) to consent to assignments and assumptions or substitutions, and transfers of interest of any Mortgagor, in each case subject to and in accordance with the terms of the related Mortgage Loan and
Section 8.7, (C) to collect any Insurance Proceeds, (D) subject to Section 8.7, to consent to any subordinate financings to be secured by any related Mortgaged
Property to the extent that such consent is required pursuant to the terms of the related Mortgage or which otherwise is required, and, subject to Section
8.7, to consent to any mezzanine debt to the extent such consent is required pursuant to the terms of the related Mortgage; (E) to consent to the application of any proceeds of insurance policies or condemnation awards to the restoration of the related Mortgaged Property or otherwise and to administer and monitor the application of such proceeds and awards in accordance with the terms of the
Mortgage Loan as the Master Servicer deems reasonable under the circumstances,
(F) to execute and deliver, on behalf of the Certificateholders (and, if applicable, the holders of the B Note and Serviced Companion Mortgage Loan) and
the Trustee, documents relating to the management, operation, maintenance, repair, leasing and marketing of the related Mortgaged Properties, including agreements and requests by the Mortgagor with respect to modifications of the standards of operation and management of the Mortgaged Properties or the replacement of asset managers, (G) to consent to any operation or action under a
Mortgage Loan that is contemplated or permitted under a Mortgage or other documents evidencing or securing the applicable Mortgage Loan (either as a matter of right or upon satisfaction of specified conditions), (H) to obtain, release, waive or modify any term other than a Money Term of a Mortgage Loan and related documents subject to and to the extent permitted by Section 8.18, (I) to exercise all rights, powers and privileges granted or provided to the holder of the Mortgage Notes, any Serviced Companion Mortgage Loan and any B Note under the terms of the Mortgage, including all rights of consent or approval thereunder, subject to Sections 8.7 and 8.18 of this Agreement, (J) to enter into lease subordination agreements, non-disturbance and attornment agreements or other leasing or rental arrangements which may be requested by the Mortgagor or the Mortgagor's tenants, (K) to join the Mortgagor in granting, modifying or releasing any easements, covenants, conditions, restrictions, equitable servitudes, or land use or zoning requirements with respect to the Mortgaged
Properties to the extent such does not adversely affect the value of the related

                                     -176-

Mortgage Loan or Mortgaged Property, (L) to execute and deliver, on behalf of itself, the Trustee, the Trust (and, if applicable, the holders of the B Note and Serviced Companion Mortgage Loan) or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Properties, and (M) hold in accordance with the terms of any Mortgage Loan and this Agreement, Defeasance Collateral. The foregoing clauses (A) through (M) are referred to collectively as "Master Servicer Consent
Matters." Notwithstanding the above, the Master Servicer shall have no power to
(i) waive any Prepayment Premiums or (ii) consent to any modification of a Money
Term of a Mortgage Loan. Nothing contained in this Agreement shall limit the ability of the Master Servicer to lend money to (to the extent not secured, in whole or in part, by any Mortgaged Property), accept deposits from and otherwise generally engage in any kind of business or dealings with any Mortgagor as though the Master Servicer was not a party to this Agreement or to the transactions contemplated hereby; provided, however, that this sentence shall not modify the Servicing Standard.

               (b) The Master Servicer shall not be obligated to service and administer the Mortgage Loans which have become and continue to be Specially
Serviced Mortgage Loans, except as specifically provided herein. The Master
Servicer shall be required to make all calculations and prepare all reports required hereunder with respect to such Specially Serviced Mortgage Loans (other than calculations and reports expressly required to be made by the Special
Servicer hereunder) as if no Servicing Transfer Event had occurred and shall continue to collect all Scheduled Payments, make Servicing Advances as set forth herein, make P&I Advances as set forth herein and render such incidental services with respect to such Specially Serviced Mortgage Loans, all as are specifically provided for herein, but shall have no other servicing or other duties with respect to such Specially Serviced Mortgage Loans. The Master
Servicer shall give notice within three Business Days to the Special Servicer of any collections it receives from any Specially Serviced Mortgage Loans, subject to changes agreed upon from time to time by the Special Servicer and the Master
Servicer. The Special Servicer shall instruct within one Business Day after receiving such notice the Master Servicer on how to apply such funds. The Master
Servicer within one Business Day after receiving such instructions shall apply such funds in accordance with the Special Servicer's instructions. Each Mortgage
Loan that becomes a Specially Serviced Mortgage Loan shall continue as such until such Mortgage Loan becomes a Rehabilitated Mortgage Loan. The Master
Servicer shall not be required to initiate extraordinary collection procedures or legal proceedings with respect to any Mortgage Loan or to undertake any pre-foreclosure procedures.

               (c) Concurrently with the execution of this Agreement, the
Trustee shall sign the Power of Attorney attached hereto as Exhibit S-1. The
Master Servicer, shall promptly notify the Trustee of the execution and delivery of any document on behalf of the Trustee under such Power-of-Attorney. From time to time until the termination of the Trust, upon receipt of additional unexecuted powers of attorney from the Master Servicer or the Special Servicer, the Trustee shall execute and return to the Master Servicer, the Special
Servicer or the Primary Servicer any additional powers of attorney and other documents necessary or appropriate to enable the Master Servicer and the Special
Servicer to service and administer the Mortgage Loans including, without limitation, documents relating to the management, operation, maintenance, repair, leasing or marketing of the Mortgaged Properties. The Master Servicer shall indemnify the Trustee for any costs, liabilities and expenses (including attorneys' fees) incurred by the Trustee in connection with the intentional or negligent misuse of such power of

                                     -177-

attorney by the Master Servicer. Notwithstanding anything contained herein to the contrary, neither the Master Servicer nor the Special Servicer shall without the Trustee's written consent: (i) initiate any action, suit or proceeding solely under the Trustee's name without indicating the Master Servicer's or
Special Servicer's, as applicable, representative capacity, or (ii) knowingly take any action that causes the Trustee to be registered to do business in any state, provided, however, that the preceding clause (i) shall not apply to the initiation of actions relating to a Mortgage Loan that the Master Servicer or the Special Servicer, as the case may be, is servicing pursuant to its respective duties herein (in which case the Master Servicer or the Special
Servicer, as the case may be, shall give three (3) Business Days prior notice to the Trustee of the initiation of such action). The limitations of the preceding clause shall not be construed to limit any duty or obligation imposed on the
Trustee under any other provision of this Agreement.

               (d) The Master Servicer shall make efforts consistent with the
Servicing Standard and the terms of this Agreement to collect all payments called for under the terms and provisions of the applicable Mortgage Loans
(other than Specially Serviced Mortgage Loans or REO Properties).

               (e) The Master Servicer (or the Primary Servicer on its behalf)
shall segregate and hold all funds collected and received pursuant to any
Mortgage Loan (other than any Non-Serviced Mortgage Loan) constituting Escrow
Amounts separate and apart from any of its own funds and general assets and shall establish and maintain one or more segregated custodial accounts (each, an
"Escrow Account") into which all Escrow Amounts shall be deposited within one
(1) Business Day after receipt. Each Escrow Account shall be an Eligible
Account, except with respect to Mortgage Loans identified on Schedule VI for which Escrow Accounts shall be transferred to Eligible Accounts at the earliest date permitted under the related Mortgage Loan documents. The Master Servicer shall also deposit into each Escrow Account any amounts representing losses on
Eligible Investments pursuant to the immediately succeeding paragraph and any
Insurance Proceeds or Liquidation Proceeds which are required to be applied to the restoration or repair of any Mortgaged Property pursuant to the related
Mortgage Loan. Each Escrow Account shall be maintained in accordance with the requirements of the related Mortgage Loan and in accordance with the Servicing
Standard. Withdrawals from an Escrow Account may be made only:

                    (i) to effect timely payments of items constituting Escrow
Amounts for the related Mortgage Loan;

                    (ii) to transfer funds to the Certificate Account (or any
sub-account thereof) to reimburse the Master Servicer for any Advance (or the
Trust for any Unliquidated Advance) relating to Escrow Amounts, but only from amounts received with respect to the related Mortgage Loan which represent late collections of Escrow Amounts thereunder;

                    (iii) for application to the restoration or repair of the
related Mortgaged Property in accordance with the related Mortgage Loan and the
Servicing Standard;

                    (iv) to clear and terminate such Escrow Account upon the
termination of this Agreement or pay-off of the related Mortgage Loan;

                                     -178-

                    (v) to pay from time to time to the related Mortgagor any
interest or investment income earned on funds deposited in the Escrow Account if such income is required to be paid to the related Mortgagor under applicable law or by the terms of the Mortgage Loan, or otherwise to the Master Servicer; and

                    (vi) to remove any funds deposited in a Escrow Account that were not required to be deposited therein or to refund amounts to the Mortgagors determined to be overages.

               Subject to the immediately succeeding sentence, (i) the Master
Servicer may direct any depository institution or trust company in which the
Escrow Accounts are maintained to invest the funds held therein in one or more
Eligible Investments; provided, however, that such funds shall be either (x)
immediately available or (y) available in accordance with a schedule which will permit the Master Servicer to meet the payment obligations for which the Escrow
Account was established; (ii) the Master Servicer shall be entitled to all income and gain realized from any such investment of funds as additional servicing compensation; and (iii) the Master Servicer shall deposit from its own funds in the applicable Escrow Account the amount of any loss incurred in respect of any such investment of funds immediately upon the realization of such loss. The Master Servicer shall not direct the investment of funds held in any
Escrow Account and retain the income and gain realized therefrom if the terms of the related Mortgage Loan or applicable law permit the Mortgagor to be entitled to the income and gain realized from the investment of funds deposited therein, and the Master Servicer shall not be required to invest amounts on deposit in
Escrow Accounts in Eligible Investments or Eligible Accounts to the extent that the Master Servicer is required by either law or under the terms of any related
Mortgage Loan to deposit or invest (or the Mortgagor is entitled to direct the deposit or investment of) such amounts in another type of investments or accounts. In the event the Master Servicer is not entitled to direct the investment of such funds, (1) the Master Servicer shall direct the depository institution or trust company in which such Escrow Accounts are maintained to invest the funds held therein in accordance with the Mortgagor's written investment instructions, if the terms of the related Mortgage Loan or applicable law require the Master Servicer to invest such funds in accordance with the
Mortgagor's directions; and (2) in the absence of appropriate written instructions from the Mortgagor, the Master Servicer shall have no obligation to, but may be entitled to, direct the investment of such funds; provided, however, that in either event (i) such funds shall be either (y) immediately available or (z) available in accordance with a schedule which will permit the
Master Servicer to meet the payment obligations for which the Escrow Account was established, and (ii) the Master Servicer shall have no liability for any loss in investments of such funds that are invested pursuant to written instructions from the Mortgagor.

               (f) The relationship of each of the Master Servicer and the
Special Servicer to the Trustee and the Paying Agent and to each other under this Agreement is intended by the parties to be that of an independent contractor and not of a joint venturer, partner or agent.

               (g) With respect to each Mortgage Loan, if required by the terms of the related Mortgage Loan, any Lock-Box Agreement or similar agreement, the
Master Servicer shall establish and maintain, in accordance with the Servicing
Standard, one or more lock-box, cash management or similar accounts ("Lock-Box
Accounts") to be held outside the Trust and maintained by the Master Servicer in accordance with the terms of the related Mortgage. No

                                     -179-

Lock-Box Account is required to be an Eligible Account, unless otherwise required pursuant to the related Mortgage Loan documents. The Master Servicer shall apply the funds deposited in such accounts in accordance with terms of the related Mortgage Loan documents, any Lock-Box Agreement and in accordance with the Servicing Standard.

               (h) The Master Servicer or the Primary Servicer on its behalf shall process all defeasances of Mortgage Loans in accordance with the terms of the Mortgage Loan documents, and shall be entitled to any fees paid relating thereto. The Master Servicer shall not permit defeasance (or partial defeasance if permitted under the Mortgage Loan) of any Mortgage Loan on or before the second anniversary of the Closing Date unless such defeasance will not result in an Adverse REMIC Event and the Master Servicer has received an opinion of counsel to such effect and all items in the following sentence have been satisfied. Subsequent to the second anniversary of the Closing Date, the Master
Servicer, in connection with the defeasance of a Mortgage Loan shall require (to the extent it is not inconsistent with the Servicing Standard) that: (i) the defeasance collateral consists of U.S. Treasury obligations, (ii) the Master
Servicer has determined that the defeasance will not result in an Adverse REMIC
Event, (iii) either (A) the related Mortgagor designates a Single-Purpose Entity
(if the Mortgagor no longer complies) to own the Defeasance Collateral (subject to customary qualifications) or (B) the Master Servicer has established a
Single-Purpose Entity to hold all Defeasance Collateral relating to the
Defeasance Loans, (iv) the Master Servicer has requested and received from the
Mortgagor (A) an opinion of counsel that the Trustee will have a perfected, first priority security interest in such Defeasance Collateral and (B) written confirmation from a firm of independent accountants stating that payments made on such Defeasance Collateral in accordance with the terms thereof will be sufficient to pay the subject Mortgage Loan (or the defeased portion thereof in connection with a partial defeasance) in full on or before its Maturity Date and to timely pay each subsequent Scheduled Payment, (v) (A) a Rating Agency
Confirmation is received if the Mortgage Loan (together with any other Mortgage
Loan with which it is cross-collateralized) has a Principal Balance greater than the lesser of $20,000,000 and 5% of the Aggregate Certificate Balance, unless such Rating Agency has waived in writing such Rating Agency Confirmation requirement or (B) if the Mortgage Loan is less than or equal to both of the amounts set forth in clause (A) and the successor Mortgagor with respect to the subject Mortgage Loan and its affiliates collectively have assumed Mortgage
Loans comprising an aggregate principal amount at least equal to the lesser of
$20,000,000 and 5% of the Aggregate Certificate Balance, either a Notice and
Certification in the form attached hereto as Exhibit Z or a Rating Agency
Confirmation is received from S&P and (vi) a Rating Agency Confirmation is received if the Mortgage Loan is one of the ten largest Mortgage Loans, by
Principal Balance. Any customary and reasonable out-of-pocket expense incurred by the Master Servicer pursuant to this Section 8.3(h) shall be paid by the
Mortgagor of the Defeasance Loan pursuant to the related Mortgage, Mortgage Note or other pertinent document, if so allowed by the terms of such documents.

               The parties hereto acknowledge that if the payments described in paragraph 39 of Exhibit 2 to the Mortgage Loan Purchase Agreements regarding the obligation of a Mortgagor to pay the reasonable costs and expenses associated with a defeasance of the related Mortgage Loan are insufficient to reimburse the
Trust, including, but not limited to, rating agency fees, then the sole obligation of the related Seller shall be to pay an amount equal to such insufficiency or expense to the extent the related Mortgagor is not required to pay such amount. Promptly upon receipt of notice of such insufficiency or unpaid expense, the Master Servicer shall request the related Seller to make such payment by deposit to the Certificate Account.

                                     -180-

               In the case of a Specially Serviced Mortgage Loan, the Master
Servicer shall process any defeasance of such Specially Serviced Mortgage Loan in accordance with the original terms of the respective Mortgage Loan documents following a request by the Special Servicer that the Master Servicer do so, which request shall be accompanied by a waiver of any condition of defeasance that an "event of default" under such Specially Serviced Mortgage Loan not have occurred or be continuing, and the Master Servicer shall be entitled to any fees paid relating to such defeasance. If such "event of default" is on account of an uncured payment default, the Special Servicer will process the defeasance of such Specially Serviced Mortgage Loan, and the Special Servicer shall be entitled to any fees paid relating to such defeasance.

               (i) The Master Servicer shall, as to each Mortgage Loan which is secured by the interest of the related Mortgagor under a ground lease, confirm whether or not on or prior to the date that is thirty (30) days after the
Closing Date, the Seller has notified the related ground lessor of the transfer of such Mortgage Loan to the Trust pursuant to this Agreement and informed such ground lessor that any notices of default under the related Ground Lease should thereafter be forwarded to the Master Servicer (as evidenced by delivery of a copy thereof to the Master Servicer). The Master Servicer shall promptly notify the ground lessor if the Seller has failed to do so by the thirtieth day after the Closing Date.

               (j) Pursuant to the related Intercreditor Agreement, the owner of any B Note has agreed that the Master Servicer and the Special Servicer are authorized and obligated to service and administer the B Note pursuant to this
Agreement. The Master Servicer shall be entitled, during any period when the A
Note and B Note under any A/B Mortgage Loan do not constitute Specially Serviced
Mortgage Loans, to exercise the rights and powers granted under the related
Intercreditor Agreement to the "Note A Holder" and/or the "Servicer" referred to therein. For the avoidance of doubt, the parties acknowledge that neither the
Master Servicer nor the Special Servicer shall be entitled or required to exercise the rights and powers granted to any "Note B Holder" as defined under the related Intercreditor Agreement.

               (k) Pursuant to the applicable Non-Serviced Mortgage Loan
Intercreditor Agreement, the owner of any Non-Serviced Mortgage Loan has agreed that such owner's rights in, to and under such Non-Serviced Mortgage Loan are subject to the servicing and all other rights of the applicable Non-Serviced
Mortgage Loan Master Servicer and the applicable Non-Serviced Mortgage Loan
Special Servicer, and the applicable Non-Serviced Mortgage Loan Master Servicer and the applicable Non-Serviced Mortgage Loan Special Servicer are authorized and obligated to service and administer such Non-Serviced Mortgage Loan pursuant to the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement.
Notwithstanding anything herein to the contrary, the parties hereto acknowledge and agree that the Master Servicer's obligations and responsibilities hereunder and the Master Servicer's authority with respect to any Non-Serviced Mortgage
Loan are limited by and subject to the terms of the related Non-Serviced
Mortgage Loan Intercreditor Agreement and the rights of the applicable
Non-Serviced Mortgage Loan Master Servicer and the applicable Non-Serviced
Mortgage Loan Special Servicer with respect thereto under the related
Non-Serviced Mortgage Loan Pooling and Servicing Agreement. The Master Servicer
shall use reasonable best efforts consistent with the Servicing Standard to monitor the servicing of any Non-Serviced Mortgage Loan by the applicable
Non-Serviced Mortgage Loan Master Servicer and the applicable Non-Serviced
Mortgage Loan Special Servicer pursuant to the related Non-Serviced Mortgage
Loan Pooling and Servicing Agreement and shall enforce the rights of the Trustee
(as holder of the Non-

                                     -181-

Serviced Mortgage Loans) under the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement and the related Non-Serviced Mortgage Loan Intercreditor
Agreement. The Master Servicer shall take such actions as it shall deem reasonably necessary to facilitate the servicing of any Non-Serviced Mortgage
Loan by the applicable Non-Serviced Mortgage Loan Master Servicer and the
applicable Non-Serviced Mortgage Loan Special Servicer including, but not limited to, delivering appropriate Requests for Release to the Trustee and
Custodian (if any) in order to deliver any portion of the related Mortgage File to the applicable Non-Serviced Mortgage Loan Master Servicer or applicable
Non-Serviced Mortgage Loan Special Servicer under the related Non-Serviced
Mortgage Loan Pooling and Servicing Agreement.

               (l) Pursuant to the each Loan Pair Intercreditor Agreement, the owner of the related Serviced Companion Mortgage Loan has agreed that the Master
Servicer and the Special Servicer are authorized and obligated to service and administer the Serviced Companion Mortgage Loan pursuant to this Agreement. The
Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent are, to
the extent applicable, authorized and directed to execute and deliver to the owner or owners of the Serviced Companion Mortgage Loan a letter agreement dated as of the Closing Date setting forth provisions as to, among other things, the timing of remittances, advances and reports relating to the Serviced Companion
Mortgage Loan, and references herein to the related Loan Pair Intercreditor
Agreement shall be construed to refer to such Loan Pair Intercreditor Agreement and such letter agreement taken together, as applicable. To the extent that the
Master Servicer, the Special Servicer, the Trustee and/or the Fiscal Agent have duties and obligations under any such letter agreement, each successor master servicer, successor special servicer, successor trustee and/or successor fiscal agent, respectively, under this Agreement shall perform such duties and satisfy such obligations.

               SECTION 8.4 PRIMARY SERVICING AND SUB-SERVICING.

               (a) The parties hereto (A) acknowledge that the Master Servicer has delegated certain of its obligations and assigned certain of its rights under this Agreement to the Primary Servicer pursuant to the Primary Servicing
Agreement; and (B) agree: (1) in addition to those obligations specifically delegated by the Master Servicer to the Primary Servicer under the Primary
Servicing Agreement, the Primary Servicer shall also perform the Master
Servicer's obligations set forth in Section 2.1(d) of this Agreement as such
Section relates to the Mortgage Loans serviced by it; (2) in addition to those rights specifically granted by the Master Servicer to the Primary Servicer under the Primary Servicing Agreement, those rights set forth in Section 8.24 hereof accruing to the benefit of the Master Servicer shall also accrue to the benefit of the Primary Servicer; (3) any indemnification or release from liability set forth in this Agreement accruing to the benefit of the Master Servicer shall also, to the extent applicable, benefit the Primary Servicer; and (4) for each notice, certification, report, schedule, statement or other type of writing that a party hereto is obligated to deliver to the Master Servicer, such party shall deliver to the Primary Servicer a copy of such notice, certification, report, schedule, statement or other type of writing at the time and in the same manner that any of the foregoing is required to be delivered to the Master Servicer.
Notwithstanding the provisions of the Primary Servicing Agreement or any other provisions of this Agreement, the Master Servicer shall remain obligated and liable to the Trustee, the Paying Agent, the Special Servicer, the
Certificateholders, the holder of any Serviced Companion Mortgage Loan and the holder of any B Note for servicing and administering of the Mortgage Loans and any Serviced Companion Mortgage Loan in accordance with the provisions of this
Agreement to the same extent as if the Master Servicer

                                     -182-

was alone servicing and administering the Mortgage Loans and the Serviced
Companion Mortgage Loans. The Master Servicer or the Primary Servicer shall supervise, administer, monitor, enforce and oversee the servicing of the applicable Mortgage Loans by any Sub-Servicer appointed by it. The terms of any arrangement or agreement between the Master Servicer or the Primary Servicer and a Sub-Servicer shall provide that such agreement or arrangement may be terminated, without cause and without the payment of any termination fees, by the Trustee in the event such Master Servicer or the Primary Servicer is terminated in accordance with this Agreement or the Primary Servicing Agreement.
In addition, none of the Trustee, the Paying Agent, the Certificateholders, the
holder of any Serviced Companion Mortgage Loan or the holder of any B Note shall have any direct obligation or liability (including, without limitation, indemnification obligations) with respect to any Sub-Servicer. The Master
Servicer or the Primary Servicer shall pay the costs of enforcement against any of its Sub-Servicers at its own expense, but shall be reimbursed therefor only
(i) from a general recovery resulting from such enforcement only to the extent that such recovery exceeds all amounts due in respect of the related Mortgage
Loans or (ii) from a specific recovery of costs, expenses or attorneys fees against the party against whom such enforcement is directed. Notwithstanding the provisions of any primary servicing agreement or sub-servicing agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Master Servicer or the Primary Servicer or a Sub-Servicer, or reference to actions taken through a Sub-Servicer or otherwise, the Master Servicer or the
Primary Servicer shall remain obligated and liable to the Trustee, the Paying
Agent, the Special Servicer and the Certificateholders for the servicing and administering of the applicable Mortgage Loans and the Serviced Companion
Mortgage Loans in accordance with (and subject to the limitations contained within) the provisions of this Agreement or the Primary Servicing Agreement without diminution of such obligation or liability by virtue of indemnification from a Sub-Servicer and to the same extent and under the same terms and conditions as if the Master Servicer or the Primary Servicer alone were servicing and administering the Mortgage Loans.

               (b) Subject to the limitations of subsection (a), the Master
Servicer and the Primary Servicer may appoint one or more sub-servicers (each, a
"Sub-Servicer") to perform all or any portion of its duties hereunder for the benefit of the Trustee and the Certificateholders, provided, however, that any decision or recommendation involving the exercise of the Primary Servicer's discretion as a "lender" under any loan document with respect to a Mortgage Loan shall be exercised only by the Primary Servicer and may not be delegated to a
Sub-Servicer.

               The Master Servicer shall enter into the Primary Servicing
Agreement with the Primary Servicer and shall not terminate such agreements except in accordance with the terms thereof. To the extent consistent with the rights of the Primary Servicer under this Agreement and the Primary Servicing
Agreement, but not in limitation of any other rights granted to the Primary
Servicer in this Agreement and/or in the Primary Servicing Agreement, the
Primary Servicer shall have all of the rights and obligations of a Sub-Servicer set forth herein.

               Notwithstanding any other provision set forth in this Agreement to the contrary, (i) the Primary Servicer's rights and obligations under the
Primary Servicing Agreement shall expressly survive a termination of the Master
Servicer's servicing rights under this Agreement; provided that the Primary
Servicing Agreement has not been terminated in accordance with its provisions;
(ii) any successor Master Servicer, including, without limitation, the Trustee
(if it assumes the servicing obligations of the Master Servicer) shall be deemed to automatically

                                     -183-

assume and agree to the then current Primary Servicing Agreement without further action upon becoming the successor Master Servicer and (iii) this Agreement may not be modified in any manner which would increase the obligations or limit the rights of the Primary Servicer hereunder and/or under the Primary Servicing
Agreement, without the prior written consent of the Primary Servicer (which consent shall not be unreasonably withheld).

               If a task, right or obligation of Master Servicer is delegated to the Primary Servicer under the Primary Servicing Agreement, and such task, right or obligation involves or requires the consent of the Special Servicer, then the
Special Servicer shall accept the performance of such task, right or obligation by the Primary Servicer in accordance with the terms of this Agreement
(including without limitation any time periods for consent or deemed consent to be observed by the Special Servicer) as if Master Servicer were performing it.

               Notwithstanding any provision of this Agreement, each of the parties hereto acknowledges and agrees that the Special Servicer is neither a party to the Primary Servicing Agreement, nor is it bound by any provision of the Primary Servicing Agreement. The Special Servicer hereby acknowledges the delegation of rights and duties hereunder by the Master Servicer pursuant to the provisions of the Primary Servicing Agreement.

               SECTION 8.5 SERVICERS MAY OWN CERTIFICATES. The Master Servicer
and the Primary Servicer and any agent of the Master Servicer or Primary
Servicer in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not the Master
Servicer or such agent. Any such interest of the Master Servicer or the Primary
Servicer or such agent in the Certificates shall not be taken into account when evaluating whether actions of the Master Servicer are consistent with its obligations in accordance with the Servicing Standard regardless of whether such actions may have the effect of benefiting the Class or Classes of Certificates owned by the Master Servicer.

               SECTION 8.6 MAINTENANCE OF HAZARD INSURANCE, OTHER INSURANCE,
TAXES AND OTHER. Subject to the limitations set forth below, the Master Servicer shall use reasonable efforts consistent with the Servicing Standard to cause the related Mortgagor to maintain for each Mortgage Loan (other than any REO
Mortgage Loan) (A) a Standard Hazard Insurance Policy (that, if the terms of the related Mortgage Loan documents and the related Mortgage so require or so permit the holder of the Mortgage Loan to require, contains no exclusion for damages due to any Act or Acts of Terrorism, as defined in the Terrorism Risk Insurance
Act of 2002) and which does not provide for reduction due to depreciation in an amount that is at least equal to the lesser of (i) the full replacement cost of improvements securing such Mortgage Loan or (ii) the outstanding Principal
Balance of such Mortgage Loan and any related B Note or Serviced Companion
Mortgage Loan, but, in any event, in an amount sufficient to avoid the application of any co-insurance clause and (B) any other insurance coverage for a Mortgage Loan which the related Mortgagor is required to maintain under the related Mortgage, provided the Master Servicer shall not be required to maintain earthquake insurance on any Mortgaged Property unless such insurance was required at origination and is available at commercially reasonable rates;
provided, however, that the Special Servicer shall have the right, but not the duty, to obtain, at the Trust's expense, earthquake insurance on any Mortgaged
Property securing a Specially Serviced Mortgage Loan or an REO Property so long as such insurance is available at commercially reasonable rates. If the related
Mortgagor does not maintain the insurance set

                                     -184-

forth in clauses (A) and (B) above, then the Master Servicer shall cause to be maintained such insurance with a Qualified Insurer. The Master Servicer shall be deemed to have satisfied its obligations with respect to clause (A) above if the
Mortgagor maintains, or the Master Servicer shall have otherwise caused to be obtained, a Standard Hazard Insurance Policy that is in compliance with the related Mortgage Loan documents, and, if required by such Mortgage Loan documents or if such Mortgage Loan documents permit the holder of the Mortgage
Loan to require, the Mortgagor pays, or the Master Servicer shall have otherwise caused to be paid, the premium required by the related insurance provider that is necessary to avoid an exclusion in such policy against "acts of terrorism" as defined by the Terrorism Risk Insurance Act of 2002.

               Each Standard Hazard Insurance Policy maintained with respect to any Mortgaged Property that is not an REO Property shall contain, or have an accompanying endorsement that contains, a standard mortgagee clause. If the improvements on the Mortgaged Property are located in a designated special flood hazard area by the Federal Emergency Management Agency in the Federal Register,
as amended from time to time (to the extent permitted under the related Mortgage
Loan or as required by law), the Master Servicer (with respect to any Mortgaged
Property that is not an REO Property) shall cause flood insurance to be maintained. Such flood insurance shall be in an amount equal to the lesser of
(i) the unpaid principal balance of the related Mortgage Loan or (ii) the maximum amount of such insurance available for the related Mortgaged Property under the national flood insurance program, if the area in which the improvements on the Mortgaged Property are located is participating in such program. Any amounts collected by the Master Servicer under any such policies
(other than amounts to be applied to the restoration or repair of the related
Mortgaged Property or property thus acquired or amounts released to the
Mortgagor in accordance with the terms of the applicable Mortgage Loan) shall be deposited in the Certificate Account.

               Any cost (such as insurance premiums and insurance broker fees but not internal costs and expenses of obtaining such insurance) incurred by the
Master Servicer in maintaining any insurance pursuant to this Section 8.6 shall not, for the purpose of calculating monthly distributions to the
Certificateholders or remittances to the Paying Agent for their benefit, be added to the Principal Balance of the Mortgage Loan, notwithstanding that the terms of the Mortgage Loan permit such cost to be added to the outstanding
Principal Balance thereof. Such costs shall be paid as a Servicing Advance by the Master Servicer, subject to Section 4.4 hereof.

               Notwithstanding the above, the Master Servicer shall have no obligation beyond using its reasonable efforts consistent with the Servicing
Standard to enforce such insurance requirements. Furthermore, the Master
Servicer shall not be required in any event to cause the Mortgagor to maintain or itself obtain insurance coverage beyond what is available on commercially reasonable terms at a cost customarily acceptable (in each case, as determined by the Master Servicer, which shall be entitled to rely, at its sole expense, on insurance consultants in making such determination, consistent with the
Servicing Standard) and consistent with the Servicing Standard; provided, that the Master Servicer shall be obligated to cause the Mortgagor to maintain or itself obtain insurance against property damage resulting from terrorism or similar acts if the terms of the related Mortgage Loan documents and the related
Mortgage so require unless the Master Servicer determines that (i) such insurance is not available at any rate or (ii) such insurance is not available at commercially reasonable rates and such hazards are not at the time commonly insured against for properties similar to the related Mortgaged Property and located in or around the region in which such related Mortgaged Property is located; provided,

                                     -185-

that such determination must be made by the Master Servicer not less frequently
(but need not be made more frequently) than annually, but in any event, shall be made on the approximate date on (but not later than sixty (60) days thereafter)
which the Master Servicer receives notice of the renewal, replacement or cancellation of coverage (as evidenced by the related insurance policy or insurance certificate). Notwithstanding the limitation set forth in the preceding sentence, if the related Mortgage Loan documents and the related
Mortgage require the Mortgagor to maintain insurance against property damage resulting from terrorism or similar acts, the Master Servicer shall prior to availing itself of any limitation described in that sentence with respect to any
Mortgage Loan (or any component loan of an A/B Mortgage Loan) that has a principal balance in excess of $2,500,000, obtain the approval or disapproval of the Special Servicer and the Operating Adviser (subject to the penultimate paragraph of Section 9.39). The Master Servicer shall be entitled to rely on the determination of the Special Servicer made in connection with such approval or disapproval. The Special Servicer shall decide whether to withhold or grant such approval in accordance with the Servicing Standard. If any such approval has not been expressly denied within seven (7) Business Days of receipt by the Special
Servicer and Operating Adviser from the Master Servicer of the Master Servicer's determination and analysis and all information reasonably requested by the
Special Servicer and reasonably available to the Master Servicer in order to make an informed decision, such approval shall be deemed to have been granted.
The Master Servicer shall notify the holder of the related Serviced Companion
Mortgage Loan of any determination that it makes pursuant to clauses (i) and
(ii) above with respect to any Serviced Pari Passu Mortgage Loan.

               The Master Servicer shall conclusively be deemed to have
satisfied its obligations as set forth in this Section 8.6 either (i) if the
Master Servicer shall have obtained and maintained a master force placed or blanket insurance policy insuring against hazard losses on all of the applicable
Mortgage Loans, any Serviced Companion Mortgage Loan and any B Note serviced by it, it being understood and agreed that such policy may contain a deductible clause on terms substantially equivalent to those commercially available and maintained by comparable servicers consistent with the Servicing Standard, and provided that such policy is issued by a Qualified Insurer or (ii) if the Master
Servicer, provided that its long-term rating is not less than "A2" by Moody's and "A-" by S&P, self-insures for its obligations as set forth in the first paragraph of this Section 8.6. In the event that the Master Servicer shall cause any Mortgage Loan to be covered by such a master force placed or blanket insurance policy, the incremental cost of such insurance allocable to such
Mortgage Loan (i.e., other than any minimum or standby premium payable for such policy whether or not any Mortgage Loan is then covered thereby), if not borne by the related Mortgagor, shall be paid by the Master Servicer as a Servicing
Advance. If such policy contains a deductible clause, the Master Servicer shall, if there shall not have been maintained on the related Mortgaged Property a policy complying with this Section 8.6 and there shall have been a loss that would have been covered by such policy, deposit in the Certificate Account the amount not otherwise payable under such master force placed or blanket insurance policy because of such deductible clause to the extent that such deductible exceeds (i) the deductible under the related Mortgage Loan or (ii) if there is no deductible limitation required under the Mortgage Loan, the deductible amount with respect to insurance policies generally available on properties similar to the related Mortgaged Property which is consistent with the Servicing Standard, and deliver to the Trustee an Officer's Certificate describing the calculation of such amount. In connection with its activities as administrator and servicer of the Mortgage Loans, any Serviced Companion Mortgage Loan and any B Note, the
Master Servicer agrees to present, on its behalf and on behalf of the Trustee and the holders of any Serviced Companion

                                     -186-

Mortgage Loan or any B Note, claims under any such master force placed or blanket insurance policy.

               With respect to each Mortgage Loan, the Master Servicer shall maintain accurate records with respect to each related Mortgaged Property reflecting the status of taxes, assessments and other similar items that are or may become a lien on the related Mortgaged Property and the status of insurance premiums payable with respect thereto. From time to time, the Master Servicer
(other than with respect to REO Mortgage Loans) shall (i) obtain all bills for the payment of such items (including renewal premiums), and (ii) except in the case of Mortgage Loans under which Escrow Amounts are not held by the Master
Servicer, effect payment of all such bills, taxes and other assessments with respect to such Mortgaged Properties prior to the applicable penalty or termination date, in each case employing for such purpose Escrow Amounts as allowed under the terms of the related Mortgage Loan. If a Mortgagor fails to make any such payment on a timely basis or collections from the Mortgagor are insufficient to pay any such item before the applicable penalty or termination date, the Master Servicer in accordance with the Servicing Standard shall use its reasonable efforts to pay as a Servicing Advance the amount necessary to effect the payment of any such item prior to such penalty or termination date, subject to Section 4.4 hereof. No costs incurred by the Master Servicer, the
Trustee or the Fiscal Agent as the case may be, in effecting the payment of taxes and assessments on the Mortgaged Properties and related insurance premiums and ground rents shall, for the purpose of calculating distributions to
Certificateholders, be added to the Principal Balance of the Mortgage Loans, notwithstanding that the terms of such Mortgage Loans permit such costs to be added to the outstanding Principal Balances of such Mortgage Loans.

               SECTION 8.7 ENFORCEMENT OF DUE-ON-SALE CLAUSES; ASSUMPTION
AGREEMENTS; DUE-ON-ENCUMBRANCE CLAUSE.

               (a) In the event the Master Servicer receives a request from a
Mortgagor (or other obligor) pursuant to the provisions of any Mortgage Loan,
Serviced Companion Mortgage Loan or B Note (other than a Specially Serviced
Mortgage Loan or a Non-Serviced Mortgage Loan) that expressly permits, subject to any conditions set forth in the Mortgage Loan documents, the assignment of the related Mortgaged Property to, and assumption of such Mortgage Loan,
Serviced Companion Mortgage Loan or B Note by, another Person, the Master
Servicer shall obtain relevant information for purposes of evaluating such request. For the purpose of the foregoing sentence, the term 'expressly permits'
shall include outright permission to assign, permission to assign upon satisfaction of certain conditions or prohibition against assignment except upon the satisfaction of stated conditions. If the Master Servicer recommends to approve such assignment, the Master Servicer shall provide to the Special
Servicer (and solely with respect to any A/B Mortgage Loan, the holder of the B
Note) a copy of such recommendation and the materials upon which such recommendation is based (which information shall consist of the information to be included in the Assignment and Assumption Submission to Special Servicer, in
the form attached hereto as Exhibit U) and (A) the Special Servicer shall have the right hereunder to grant or withhold consent to any such request for such assignment and assumption in accordance with the terms of the Mortgage Loan,
Serviced Companion Mortgage Loan or B Note and this Agreement, and the Special
Servicer shall not unreasonably withhold such consent and any such decision of the Special Servicer shall be in accordance with the Servicing Standard, (B)
failure of the Special Servicer to notify the Master

                                     -187-

Servicer in writing, within five (5) Business Days following the Master
Servicer's delivery of the recommendation described above and the complete
Assignment and Assumption Submission to Special Servicer on which the recommendation is based, of its determination to grant or withhold such consent shall be deemed to constitute a grant of such consent and (C) the Master
Servicer shall not permit any such assignment or assumption unless (i) it has received the written consent of the Special Servicer or such consent has been deemed to have been granted as described in the preceding sentence and (ii) with respect to any A/B Mortgage Loan, the Master Servicer has obtained the approval of the holder of the related B Note, to the extent provided for in the related
Intercreditor Agreement, and in accordance with any procedures therefor set forth in Section 9.40. The Special Servicer hereby acknowledges the delegation of rights and duties hereunder by the Master Servicer pursuant to the provisions of the Primary Servicing Agreement. If the Special Servicer withholds consent pursuant to the provisions of this Agreement, it shall provide the Master
Servicer or the Primary Servicer with a written statement and a verbal explanation as to its reasoning and analysis. Upon consent or deemed consent by the Special Servicer to such proposed assignment and assumption, the Master
Servicer shall process such request of the related Mortgagor (or other obligor)
and shall be authorized to enter into an assignment and assumption or substitution agreement with the Person to whom the related Mortgaged Property has been or is proposed to be conveyed, and/or release the original Mortgagor from liability under the related Mortgage Loan, Serviced Companion Mortgage Loan or B Note and substitute as obligor thereunder the Person to whom the related
Mortgaged Property has been or is proposed to be conveyed; provided, however, that the Master Servicer shall not enter into any such agreement to the extent that any terms thereof would result in an Adverse REMIC Event or create any lien on a Mortgaged Property that is senior to, or on parity with, the lien of the related Mortgage. To the extent permitted by applicable law, the Master Servicer shall not enter into such an assumption or substitution agreement unless the credit status of the prospective new Mortgagor (or other obligor) is in conformity to the terms of the related Mortgage Loan and, if applicable, B Note or Serviced Companion Mortgage Loan documents. In making its recommendation, the
Master Servicer shall evaluate such conformity in accordance with the Servicing
Standard. The Master Servicer shall notify the Trustee, the Paying Agent and the
Special Servicer of any assignment and assumption or substitution agreement executed pursuant to this Section 8.7(a). The Master Servicer shall be entitled to (as additional servicing compensation) 50% of any assumption fee collected from a Mortgagor in connection with an assignment and assumption or substitution of a non-Specially Serviced Mortgage Loan executed pursuant to this Section
8.7(a) and the Special Servicer shall be entitled to (as additional special servicing compensation) the other 50% of such fee.

               Notwithstanding the foregoing, the Special Servicer acknowledges that the Master Servicer has delegated certain tasks, rights and obligations to the Primary Servicer with respect to Post Closing Requests (as defined in the
Primary Servicing Agreement) pursuant to Section 8.4 of this Agreement. The
Primary Servicing Agreement classifies certain Post Closing Requests as Category
1 Requests (as defined in the Primary Servicing Agreement), in which the Primary
Servicer has certain authority to evaluate and process such requests in accordance with this Agreement, the Primary Servicing Agreement and applicable
Mortgage Loan documents.

               With respect to a Category 1 Request that involves a condition, term or provision that requires, or specifies a standard of, consent or approval of the applicable Mortgagee under the Mortgage Loan documents, the Primary
Servicing Agreement provides for the determination of materiality of such condition, term or provision requiring approval or consent by the Master

                                     -188-

Servicer or the Primary Servicer and the referral of such condition, term or provision to a Special Servicer for consent in accordance with the terms of the
Primary Servicing Agreement upon a determination of materiality. The Special
Servicer acknowledges such provisions. Nothing in this Agreement, however, shall grant the Primary Servicer greater authority, discretion or delegated rights over Post Closing Requests than are set forth in the Primary Servicing
Agreement.

               Neither the Master Servicer nor the Special Servicer shall have any liability, and shall be indemnified by the Trust for any liability to the
Mortgagor or the proposed assignee, for any delay in responding to requests for assumption, if the same shall occur as a result of the failure of the Rating
Agencies, or any of them, to respond to such request in a reasonable period of time.

               (b) Other than with respect to the assignment and assumptions referred to in subsection (a) above, if any Mortgage Loan that is not a
Specially Serviced Mortgage Loan or a Non-Serviced Mortgage Loan contains a provision in the nature of a "due-on-sale" clause, which by its terms (i)
provides that such Mortgage Loan shall (or may at the mortgagee's option) become due and payable upon the sale or other transfer of an interest in the related
Mortgaged Property or ownership interest in the related Mortgagor, or (ii)
provides that such Mortgage Loan may not be assumed, or ownership interests in the related Mortgagor may not be transferred, without the consent of the related mortgagee in connection with any such sale or other transfer, then, the Master
Servicer shall review and make a determination to either (i) enforce such due-on-sale clause or (ii) if in the best economic interest of the Trust, waive the effect of such provision, such waiver to be processed in the same manner as in Section 8.7(a) (including the Special Servicer consent provisions); provided, however, that if the Principal Balance of such Mortgage Loan (together with any other Mortgage Loan with which it is cross-collateralized) at such time equals or exceeds 5% of the Aggregate Certificate Balance or exceeds $35,000,000 (or
$25,000,000 in the case of Moody's) or is one of the then current top 10 loans
(by Principal Balance) in the pool, then prior to waiving the effect of such provision, the Master Servicer shall obtain Rating Agency Confirmation
(including with respect to any securities which are rated by a Rating Agency evidencing direct beneficial interests in the A Notes and any B Note) regarding such waiver. In connection with the request for such consent, the Master
Servicer shall prepare and deliver to Moody's and S&P a memorandum outlining its analysis and recommendation in accordance with the Servicing Standard, together with copies of all relevant documentation. The Master Servicer shall promptly forward copies of the assignment and assumption documents relating to any
Mortgage Loan to the Special Servicer, the Paying Agent and the Trustee, and the
Master Servicer shall promptly thereafter forward such documents to the Rating
Agencies. The Special Servicer and the Master Servicer shall each be entitled to
(as additional compensation) 50% of any fee collected from a Mortgagor in connection with granting or withholding such consent (other than any such fee payable in connection with any Non-Serviced Mortgage Loan).

               (c) The Master Servicer shall have the right to consent to any transfers of an interest of a Mortgagor, to the extent such transfer is to a party or entity specifically named or described under the terms of the related
Mortgage Loan, including any consent to transfer to any subsidiary or affiliate of Mortgagor or to a person acquiring less than a majority interest in the
Mortgagor; provided, however, that if (i) the Principal Balance of such Mortgage
Loan (together with any other Mortgage Loan with which it is cross-collateralized) at such time equals or exceeds 5% of the Aggregate
Certificate Balance or is one of the then current top 10 loans (by

                                      -189-

Principal Balance) in the pool, and (ii) the transfer is of an interest in the
Mortgagor greater than 49%, then prior to consenting, the Master Servicer shall obtain a Rating Agency Confirmation regarding such consent, the costs of which to be payable by the related Mortgagor to the extent provided for in the
Mortgage Loan documents. The Master Servicer shall be entitled to collect and receive from Mortgagors any customary fees in connection with such transfers of interest as additional servicing compensation.

               (d) The Trustee for the benefit of the Certificateholders, the holder of any Serviced Companion Mortgage Loan and the holder of any B Note shall execute any necessary instruments in the form presented to it by the
Master Servicer (pursuant to subsection (a)) or the Special Servicer (pursuant to subsection (b)) for such assignments and assumptions agreements. Upon the closing of the transactions contemplated by such documents, the Master Servicer or the Special Servicer, as the case may be, shall cause the originals of the assignment and assumption agreement, the release (if any), or the modification or supplement to the Mortgage Loan to be delivered to the Trustee except to the extent such documents have been submitted to the recording office, in which event the Master Servicer shall promptly deliver copies of such documents to the
Trustee and the Special Servicer.

               (e) If any Mortgage Loan (other than a Specially Serviced
Mortgage Loan or a Non-Serviced Mortgage Loan) which contains a provision in the nature of a "due-on-encumbrance" clause, which by its terms:

                    (i) provides that such Mortgage Loan shall (or may at the
          mortgagee's option) become due and payable upon the creation of any additional lien or other encumbrance on the related Mortgaged Property or a lien on an ownership interest in the Mortgagor; or

                    (ii) requires the consent of the Mortgagee to the creation of any such additional lien or other encumbrance on the related
          Mortgaged Property or a lien on an ownership interest in the
          Mortgagor,

then, as long as such Mortgage Loan is included in the Trust, the Master
Servicer, on behalf of the Trustee as the Mortgagee of record, shall exercise
(or, subject to Section 8.18, waive its right to exercise) any right it may have with respect to such Mortgage Loan (x) to accelerate the payments thereon, or
(y) to withhold its consent to the creation of any such additional lien or other encumbrance, in a manner consistent with the Servicing Standard, the following paragraph and Section 8.18 hereof. The Master Servicer shall not waive the effect of such provision without first obtaining Rating Agency Confirmation
(including with respect to any securities which are rated by a Rating Agency evidencing direct beneficial interests in the A Notes and any B Note) regarding such waiver and complying with the provisions of the next succeeding paragraph;
provided, however, that such Rating Agency Confirmation shall only be required if the applicable Mortgage Loan (x) represents 2% or more of the Principal
Balance of all of the Mortgage Loans held by the Trust, has a Principal Balance of more than $20,000,000 or is one of the 10 largest Mortgage Loans based on
Principal Balance or (y) has a Loan-to-Value Ratio (which includes the indebtedness to be secured by such additional lien or other encumbrance and any other loans secured by the related Mortgaged Property or interests in the related Mortgagor) that is greater than or equal to 85% and a Debt Service
Coverage Ratio (which includes debt service on the indebtedness to be secured by such additional lien or other encumbrance and any

                                      -190-

other loans secured by the related Mortgaged Property or interests in the related Mortgagor) that is less than 1.2x.

               Without limiting the generality of the preceding paragraph, in the event that the Master Servicer receives a request for a waiver of any
"due-on-encumbrance" clause, the Master Servicer shall obtain relevant information for purposes of evaluating such request for a waiver. If the Master
Servicer recommends to waive such clause, the Master Servicer shall provide to the Special Servicer a copy of such recommendation and the materials upon which such recommendation is based (which information shall consist of the information to be included in the Additional Lien, Monetary Encumbrance and Mezzanine
Financing Submission Package to the Special Servicer, in the form attached hereto as Exhibit V) and (A) the Special Servicer shall have the right hereunder to grant or withhold consent to any such request in accordance with the terms of the Mortgage Loan and this Agreement, and the Special Servicer shall not unreasonably withhold such consent and any such decision of the Special Servicer shall be in accordance with the Servicing Standard, (B) failure of the Special
Servicer to notify the Master Servicer in writing, within five (5) Business Days following the Master Servicer's delivery of the recommendation described above and the complete Additional Lien, Monetary Encumbrance and Mezzanine Financing
Submission Package to the Special Servicer on which the recommendation is based, of its determination to grant or withhold such consent shall be deemed to constitute a grant of such consent and (C) the Master Servicer shall not permit any such waiver unless it has received the written consent of the Special
Servicer or such consent has been deemed to have been granted as described in the preceding sentence. If the Special Servicer withholds consent pursuant to the foregoing provisions, it shall provide the Master Servicer with a written statement and a verbal explanation as to its reasoning and analysis. Upon consent or deemed consent by the Special Servicer to such proposed waiver, the
Master Servicer shall process such request of the related Mortgagor subject to the other requirements set forth above.

               The parties hereto acknowledge that, if the payments described in paragraph 39 of Exhibit 2 to the Mortgage Loan Purchase Agreements regarding the obligation of a Mortgagor to pay the reasonable costs and expenses of obtaining any Rating Agency Confirmation in connection with an assumption of the related
Mortgage Loan are insufficient to reimburse the Trust, then it shall be the sole obligation of the related Seller to pay an amount equal to such insufficiency to the extent the related Mortgagor is not required to pay them. Promptly upon receipt of notice of such insufficiency, the Master Servicer or the Special
Servicer, as applicable, shall request the related Seller to make such payment by deposit to the Certificate Account. The Master Servicer may not waive such payment by the Mortgagor and shall use its reasonable efforts to collect such amounts from the Mortgagor to the extent the related mortgage loan documents require the related Mortgagor to pay such amounts.

               SECTION 8.8 TRUSTEE TO COOPERATE; RELEASE OF TRUSTEE MORTGAGE
FILES. Upon the payment in full of any Mortgage Loan, the complete defeasance of a Mortgage Loan, satisfaction or discharge in full of any Specially Serviced
Mortgage Loan, the purchase of an A Note by the holder of a B Note pursuant to the related Intercreditor Agreement, or the receipt by the Master Servicer of a notification that payment in full (or such payment, if any, in connection with the satisfaction and discharge in full of any Specially Serviced Mortgage Loan)
will be escrowed in a manner customary for such purposes, and upon notification by the Master Servicer in the form of a certification (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be

                                     -191-

deposited in the Certificate Account have been or will be so deposited) of a
Servicing Officer and a request for release of the Trustee Mortgage File in the form of Exhibit C hereto the Trustee shall promptly release the related Trustee
Mortgage File to the Master Servicer and the Trustee shall execute and deliver to the Master Servicer the deed of reconveyance or release, satisfaction or assignment of mortgage or such instrument releasing the lien of the Mortgage, as directed by the Master Servicer together with the Mortgage Note with written evidence of cancellation thereon and, if the related Mortgage has been recorded in the name of MERS or its designee, the Master Servicer shall take all necessary action to reflect the release of such Mortgage on the records of MERS.
The provisions of the immediately preceding sentence shall not, in any manner, limit or impair the right of the Master Servicer to execute and deliver, on behalf of the Trustee, the Certificateholders, the holder of any Serviced
Companion Mortgage Loan, the holder of any B Note or any of them, any and all instruments of satisfaction, cancellation or assignment without recourse, representation or warranty, or of partial or full release or discharge and all other comparable instruments, with respect to the Mortgage Loans, any Serviced
Companion Mortgage Loan or any B Note, and with respect to the Mortgaged
Properties held for the benefit of the Certificateholders, the holder of any
Serviced Companion Mortgage Loan and the holder of any B Note. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Distribution Account but shall be paid by the Master Servicer except to the extent that such expenses are paid by the related Mortgagor in a manner consistent with the terms of the related Mortgage and applicable law. From time to time and as shall be appropriate for the servicing of any Mortgage Loan, including for such purpose, collection under any policy of flood insurance, any Servicer Fidelity Bond or Errors and Omissions
Policy, or for the purposes of effecting a partial or total release of any
Mortgaged Property from the lien of the Mortgage or the making of any corrections to the Mortgage Note or the Mortgage or any of the other documents included in the Trustee Mortgage File, the Trustee shall, upon request of the
Master Servicer and the delivery to the Trustee of a Request for Release signed by a Servicing Officer, in the form of Exhibit C hereto, release the Trustee
Mortgage File to the Master Servicer or the Special Servicer, as the case may
be.

               SECTION 8.9 DOCUMENTS, RECORDS AND FUNDS IN POSSESSION OF MASTER
SERVICER TO BE HELD FOR THE TRUSTEE FOR THE BENEFIT OF THE CERTIFICATEHOLDERS.

               Notwithstanding any other provisions of this Agreement, the
Master Servicer shall transmit to the Trustee, to the extent required by this
Agreement, all documents and instruments coming into the possession of the
Master Servicer from time to time and shall account fully to the Trustee and the
Paying Agent for any funds received or otherwise collected thereby, including
Liquidation Proceeds or Insurance Proceeds in respect of any Mortgage Loan. All
Servicer Mortgage Files and funds collected or held by, or under the control of, the Master Servicer in respect of any Mortgage Loans (or any B Note or Serviced
Companion Mortgage Loan), whether from the collection of principal and interest payments or from Liquidation Proceeds or Insurance Proceeds, including any funds on deposit in the Certificate Account (or any A/B Loan Custodial Account or any
Serviced Companion Mortgage Loan Custodial Account), shall be held by the Master
Servicer for and on behalf of the Trustee and the Certificateholders (or the holder of any B Note or Serviced Companion Mortgage Loan, as applicable) and shall be and remain the sole and exclusive property of the Trustee, subject to the applicable provisions of this Agreement. The Master Servicer agrees that it shall not create, incur or subject any Servicer Mortgage Files or Trustee
Mortgage File or any funds that are deposited in the Certificate Account or any
Escrow Account, or any funds that otherwise are or

                                     -192-

may become due or payable to the Trustee or the Paying Agent, to any claim, lien, security interest, judgment, levy, writ of attachment or other encumbrance, or assert by legal action or otherwise any claim or right of setoff against any Servicer Mortgage Files or Trustee Mortgage File or any funds collected on, or in connection with, a Mortgage Loan, except, however, that the
Master Servicer shall be entitled to receive from any such funds any amounts that are properly due and payable to the Master Servicer under this Agreement.

               SECTION 8.10 SERVICING COMPENSATION.

               (a) As compensation for its activities hereunder, the Master
Servicer shall be entitled to the Master Servicing Fee, which shall be payable by the Trust from amounts held in the Certificate Account (and from the related
A/B Loan Custodial Account to the extent related solely to a B Note and from the related Serviced Companion Mortgage Loan Custodial Account to the extent related solely to a Serviced Companion Mortgage Loan) or otherwise collected from the
Mortgage Loans as provided in Section 5.2. The Master Servicer shall be required to pay to the Primary Servicer its Primary Servicing Fees, which shall be payable by the Trust from amounts as provided in Section 5.1(c), unless retained by the Primary Servicer from amounts transferred to the Master Servicer in accordance with the terms of the Primary Servicing Agreement. The Master
Servicer shall be required to pay to the holders of the rights to the Excess
Servicing Fees, the Excess Servicing Fees, which shall be payable by the Trust as provided in Section 5.1(c), unless otherwise retained by the holders of such rights. Notwithstanding anything herein to the contrary, if any of the holders of the right to receive Excess Servicing Fees resigns or is no longer Master
Servicer or Primary Servicer, as applicable, for any reason, it will continue to have the right to receive its portion of the Excess Servicing Fee, and any of the holders of the right to receive Excess Servicing Fees shall have the right to assign its portion of the Excess Servicing Fee, whether or not it is then acting as Master Servicer or Primary Servicer hereunder. The Master Servicer shall also be entitled to the Primary Servicing Fee, which shall be payable by the Trust from amounts held in the Certificate Account (or a sub-account thereof) or otherwise collected from the Mortgage Loans as provided in Section
5.2, provided that the Primary Servicing Fee payable to the Master Servicer shall only be collected from the Mortgage Loans set forth on Schedule III, except as provided in Section 8.28(b).

               (b) Additional servicing compensation in the form of assumption fees, extension fees, servicing fees, default interest (excluding default interest allocable to any B Note if the holder of the B Note has cured the related default pursuant to the terms of the related Intercreditor Agreement)
payable at a rate above the Mortgage Rate (net of any amount used to pay Advance
Interest), Modification Fees, forbearance fees, Late Fees (net of Advance
Interest) (excluding Late Fees allocable to any B Note if the holder of the B
Note has cured the related default pursuant to the terms of the related
Intercreditor Agreement) or other usual and customary charges and fees actually received from Mortgagors shall be retained by the Master Servicer, provided that the Master Servicer shall be entitled to (i) receive 50% of assumption fees collected on Mortgage Loans as provided in Section 8.7(a), (ii) Modification
Fees as provided in Section 8.18 hereof, and (iii) 100% of any extension fees collected from the related Mortgagor in connection with the extension of the
Maturity Date of any Mortgage Loan as provided in Section 8.18; provided, however, that the Master Servicer shall not be entitled to any such fees in connection with any Specially Serviced Mortgage Loans or any Non-Serviced
Mortgage Loan. If the Master Servicer collects any amount payable to the Special
Servicer hereunder in

                                     -193-

connection with an REO Mortgage Loan or Specially Serviced Mortgage Loan, the
Master Servicer shall promptly remit such amount to the Special Servicer as provided in Section 5.2. The Master Servicer shall be required to pay all applicable expenses incurred by it in connection with its servicing activities hereunder.

               (c) Notwithstanding any other provision herein, with respect to any Distribution Date, the Master Servicing Fee for the monthly period relating to such Distribution Date (together with any investment income earned prior to such Distribution Date on Principal Prepayments as to which Prepayment Interest
Shortfalls were incurred with respect to such Distribution Date) shall be reduced by an amount equal to the Compensating Interest (if any) relating to
Mortgage Loans which are not Specially Serviced Mortgage Loans for such
Determination Date.

               (d) The Master Servicer shall also be entitled to additional servicing compensation of (i) an amount equal to the excess, if any, of the aggregate Prepayment Interest Excess relating to Mortgage Loans which are not
Specially Serviced Mortgage Loans for each Distribution Date over the aggregate
Prepayment Interest Shortfalls for such Mortgage Loans for such Distribution
Date, (ii) interest or other income earned on deposits in the Certificate
Account and the Distribution Account (but only to the extent of the net investment earnings, if any, with respect to each such account), and, (iii) to the extent not required to be paid to any Mortgagor under applicable law, any interest or other income earned on deposits in the Escrow Accounts.

               SECTION 8.11 MASTER SERVICER REPORTS; ACCOUNT STATEMENTS.

               (a) For each Distribution Date, (i) the Master Servicer shall deliver to the Paying Agent, (or with respect to a Serviced Companion Mortgage
Loan, to the holder thereof or its servicer), no later than 1:00 p.m., New York
City time, on the related Report Date, the Master Servicer Remittance Report with respect to such Distribution Date including any information regarding prepayments made pursuant to Section 5.2(b) and (ii) the Master Servicer shall report to the Paying Agent on the related Advance Report Date, the amount of the
P&I Advance, if any, to be made by the Master Servicer on the related Master
Servicer Remittance Date. The Special Servicer is required to provide all applicable information relating to Specially Serviced Mortgage Loans in order for the Master Servicer to satisfy its duties in this Section 8.11. The Master
Servicer Remittance Report shall be updated no later than 2:00 p.m. on the second Business Day prior to the Distribution Date to reflect any payment on a
Mortgage Loan, a Serviced Companion Mortgage Loan or a B Note for which the
Scheduled Payment is paid on a Due Date (or within its grace period) that occurs after the end of the related Collection Period.

               (b) The Master Servicer shall deliver to the Trustee, the Paying
Agent and the Special Servicer within 30 days following each Distribution Date a statement setting forth the status of the Certificate Account as of the close of business on such Distribution Date showing, for the period covered by such statement, the aggregate of deposits in or withdrawals from the Certificate
Account, and shall deliver to each holder of a B Note and Serviced Companion
Mortgage Loan within 30 days following each Distribution Date a statement setting forth the status of the related A/B Loan Custodial Account and Serviced
Companion Mortgage Loan Custodial Account, as of the close of business on such
Distribution Date showing, for the period covered by such statement, the aggregate of transfers in and transfers from or deposits in or

                                     -194-

withdrawals from such A/B Loan Custodial Account or Serviced Companion Mortgage
Loan Custodial Account, as applicable.

               (c) The Master Servicer shall promptly inform the Special
Servicer of the name, account number, location and other necessary information concerning the Certificate Account in order to permit the Special Servicer to make deposits therein.

               (d) Reserved

               (e) The Master Servicer shall deliver a copy of any reports or information delivered to the Trustee or the Paying Agent pursuant to subsection
(a) or subsection (b) of this Section 8.11 to the Depositor, the Special
Servicer, the Operating Adviser and each Rating Agency, in each case upon request by such Person and only to the extent such reports and information are not otherwise required to be delivered to such Person under any provision of this Agreement.

               (f) Notwithstanding any provision of this Agreement to the contrary, the Master Servicer shall not have any obligation (other than to the
Special Servicer and, to the extent provided in the last sentence of Section
8.14, the Operating Adviser) to deliver any statement, notice or report that is then made available on the Master Servicer's or the Paying Agent's internet website, provided that it has notified all parties entitled to delivery of such reports, by electronic mail or other notice provided in this Agreement, to the effect that such statements, notices or reports shall thereafter be made available on such website from time to time.

               (g) The Master Servicer shall deliver or cause to be delivered to the Paying Agent, and the holder of any Serviced Companion Mortgage Loan (in respect of such Serviced Companion Mortgage Loan) the following CMSA Reports with respect to the Mortgage Loans (and, if applicable, the related REO
Properties and, to the extent received from the applicable Non-Serviced Mortgage
Loan Master Servicer, any Non-Serviced Mortgage Loan) providing the required information as of the related Determination Date upon the following schedule:
(i) a Comparative Financial Status Report and the CMSA Financial File (it being understood that the Primary Servicer is required to deliver the CMSA Financial
File only quarterly) not later than each Report Date, commencing in September
2004; (ii) a CMSA Operating Statement Analysis Report and an NOI Adjustment
Worksheet in accordance with Section 8.14 of this Agreement; (iii) a CMSA Watch
List in accordance with and subject to the terms of Section 8.11(h) on each
Report Date, commencing in September 2004; (iv) a Loan Set-Up File (with respect to the initial Distribution Date only) not later than the Report Date in August
2004; (v) a Loan Periodic Update File not later than each Report Date commencing in August 2004 (which Loan Periodic Update File shall be accompanied by a
Monthly Additional Report on Recoveries and Reimbursements); (vi) a Property
File not later than each Report Date, commencing in August 2004; (vii) a
Delinquent Loan Status Report on each Report Date, commencing in September 2004;
(viii) an Historical Loan Modification Report not later than each Report Date, commencing in September 2004, (ix) an Historical Liquidation Report not later than each Report Date, commencing in September 2004; and (x) an REO Status
Report on each Report Date, commencing in September 2004. The information that pertains to Specially Serviced Mortgage Loans and REO Properties reflected in such reports shall be based solely upon the reports delivered by the Special
Servicer to the Master Servicer in writing and on a computer readable

                                     -195-

medium reasonably acceptable to the Master Servicer and the Special Servicer one
(1) Business Day after the Determination Date prior to the related Master
Servicer Remittance Date in the form required under Section 9.32. The Master
Servicer's responsibilities under this Section 8.11(g) with respect to REO
Mortgage Loans and Specially Serviced Mortgage Loans shall be subject to the satisfaction of the Special Servicer's obligations under Section 9.32. The reporting obligations of the Master Servicer in connection with any A/B Mortgage
Loan shall be construed to refer only to such information regarding the A/B
Mortgage Loan (and its related Mortgaged Property) and by reference to the related A Note only, but whenever the Master Servicer remits funds to the holder of the related B Note, it shall thereupon deliver to such holder a remittance report identifying the amounts in such remittance.

               (h) For each Distribution Date, the Master Servicer shall deliver to the Paying Agent (and solely with respect to any A/B Mortgage Loan, the holder of the related B Note and solely with respect to any Loan Pair, the holder of the related Serviced Companion Mortgage Loan), not later than the related Report Date, a CMSA Watch List. The Master Servicer shall list any
Mortgage Loan on the CMSA Watch List as to which any of the events specified in the CMSA Watch List published by the CMSA for industry use has occurred.

               (i) If the Master Servicer delivers a notice of drawing to effect a drawing on any letter of credit or debt service reserve account under which the Trust has rights as the holder of any Mortgage Loan for purposes other than payment or reimbursement of amounts contemplated in and by a reserve or escrow agreement (other than after a default under an applicable Mortgage Loan or B
Note), the Master Servicer shall, within five (5) Business Days following its receipt of the proceeds of such drawing, deliver notice thereof to the Special
Servicer, the Operating Adviser and the Paying Agent, which notice shall set forth (i) the unpaid Principal Balance of such Mortgage Loan or B Note immediately before and immediately after the drawing, and (ii) a brief description of the circumstances that in the Master Servicer's good faith and reasonable judgment entitled the Master Servicer to make such drawing.

               (j) The Master Servicer, the Special Servicer, the Trustee and
the Paying Agent, as applicable, but not the Primary Servicer, shall prepare and deliver (or make available on their respective websites) to the Operating
Adviser the reports and information described in Exhibit BB (to the extent not otherwise delivered pursuant to this Agreement) in the form and format and within the time frame set forth therein.

               (k) If the Operating Adviser and the Special Servicer are
Affiliates of one another, a report delivered to one of them by the Master
Servicer need not also be delivered to the other of them.

               SECTION 8.12 ANNUAL STATEMENT AS TO COMPLIANCE. The Master
Servicer shall deliver to the Depositor, the Paying Agent, the Luxembourg Paying
Agent and the Trustee on or before March 15 of each year (or March 14 if a leap year), commencing in March 2005, an Officer's Certificate stating, as to the signer thereof, that (A) a review of the activities of the Master Servicer during the preceding calendar year or portion thereof and of the performance of the Master Servicer under this Agreement has been made under such officer's supervision and (B) to the best of such officer's knowledge, based on such review, the Master Servicer has fulfilled all its obligations under this
Agreement in all material respects throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default

                                     -196-

known to such officer and the nature and status thereof. The Master Servicer shall forward a copy of each such statement to the Rating Agencies and the
Operating Adviser. Promptly after receipt of such Officer's Certificate, the
Depositor shall review the Officer's Certificate and, if applicable, consult with the Master Servicer as to the nature of any defaults by the Master Servicer in the fulfillment of any of the Master Servicer's obligations hereunder.

               SECTION 8.13 ANNUAL INDEPENDENT PUBLIC ACCOUNTANTS' SERVICING
REPORT. On or before noon (Eastern Time) on March 15 of each year (or March 14 if a leap year), commencing in March 2005, the Master Servicer at its expense shall cause a firm of nationally recognized independent public accountants
(which may also render other services to the Master Servicer) and that is a member of the American Institute of Certified Public Accountants to furnish a statement to the Trustee, the Paying Agent, the Luxembourg Paying Agent and the
Depositor, with a copy to the Rating Agencies, to the effect that (i) it has obtained a letter of representation regarding certain matters from the management of the Master Servicer, which includes an assertion that the Master
Servicer has complied with certain minimum mortgage loan servicing standards (to the extent applicable to commercial and multifamily mortgage loans), identified in the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America, with respect to the servicing of commercial and multifamily mortgage loans during the most recently completed calendar year and (ii) on the basis of an examination conducted by such firm in accordance with standards established by the American Institute of Certified
Public Accountants, such representation is fairly stated in all material respects, subject to such exceptions and other qualifications that may be appropriate. In rendering its report such firm may rely, as to matters relating to the direct servicing of commercial and multifamily mortgage loans by the
Primary Servicer or Sub-Servicers, upon comparable reports of firms of independent certified public accountants rendered on the basis of examinations conducted in accordance with the same standards (rendered within one year of such report) with respect to the Primary Servicer or Sub-Servicers. Promptly after receipt of such report, the Depositor shall review the report and, if applicable, consult with the Master Servicer as to the nature of any defaults by the Master Servicer in the fulfillment of any of the Master Servicer's obligations hereunder.

               SECTION 8.14 CMSA OPERATING STATEMENT ANALYSIS REPORTS REGARDING
THE MORTGAGED PROPERTIES. Within 105 calendar days after the end of each of the first three calendar quarters (in each year) for the trailing or quarterly information received, commencing in the quarter ending on September 30, 2004, the Master Servicer (in the case of Mortgage Loans that are not Specially
Serviced Mortgage Loans) or the Special Servicer (in the case of Specially
Serviced Mortgage Loans) shall deliver to the Paying Agent and the Operating
Adviser a CMSA Operating Statement Analysis Report and a CMSA Financial File for
each Mortgaged Property (in electronic format), prepared using the non-normalized quarterly and normalized year-end operating statements and rent rolls received from the related Mortgagor. Not later than the Report Date occurring in September 2004, for year-end 2003 (but only to the extent that the
Master Servicer has received the applicable financial statements on or prior to the Closing Date), and the Report Date occurring in June of each year, beginning in 2005 for year-end 2004, the Master Servicer (in the case of Mortgage Loans that are not Specially Serviced Mortgage Loans) or the Special Servicer (in the
case of Specially Serviced Mortgage Loans) shall deliver to the Paying Agent and the Operating Adviser a CMSA Operating Statement Analysis Report, a CMSA
Financial File and an NOI Adjustment Worksheet for each Mortgage Loan (in electronic

                                     -197-

format), based on the most recently available year-end financial statements and most recently available rent rolls of each applicable Mortgagor (to the extent provided to the Master Servicer by or on behalf of each Mortgagor, or, in the case of Specially Serviced Mortgaged Loans, as provided to the Special Servicer, which Special Servicer shall forward such information to the Master Servicer on or before May 31 of each such year), containing such information and analyses for each Mortgage Loan provided for in the respective forms of CMSA Operating
Statement Analysis Report, CMSA Financial File and an NOI Adjustment Worksheet
as would customarily be included in accordance with the Servicing Standard including, without limitation, Debt Service Coverage Ratios and income, subject, in the case of any Non-Serviced Mortgage Loan, to the receipt of such report from the applicable Non-Serviced Mortgage Loan Master Servicer or the applicable
Non-Serviced Mortgage Loan Special Servicer. The Master Servicer shall make reasonable efforts, consistent with the Servicing Standard, to obtain such reports from the applicable Non-Serviced Mortgage Loan Master Servicer or the applicable Non-Serviced Mortgage Loan Special Servicer. In addition, the Master
Servicer shall deliver to the Operating Adviser, and upon request the Master
Servicer shall make available to the Rating Agencies, the Special Servicer, the
Paying Agent, the Trustee and the holder of any Serviced Companion Mortgage
Loan, within 30 days following receipt thereof by the Master Servicer, copies of any annual, monthly or quarterly financial statements and rent rolls collected with respect to the Mortgaged Properties. As and to the extent reasonably requested by the Special Servicer, the Master Servicer shall make inquiry of any
Mortgagor with respect to such information or as regards the performance of the related Mortgaged Property in general. The Paying Agent shall provide or make available electronically at no cost to the Certificateholders or Certificate
Owners, the Rating Agencies, the Operating Adviser, the Depositor, the Placement
Agents, the Underwriters, and solely as it relates to any A/B Mortgage Loan, to the holder of the related B Note and solely as it relates to any Loan Pair, to the holder of the related Serviced Companion Mortgage Loan, the CMSA Operating
Statement Analysis Reports, CMSA Financial Files and NOI Adjustment Worksheets
described above pursuant to Section 5.4(a). The Master Servicer (but not the
Primary Servicer under the Primary Servicing Agreement) shall electronically deliver the CMSA Operating Statement Analysis Report, the operating statements, rent rolls, property inspections and NOI Adjustment Worksheet for each Mortgage
Loan to the Operating Adviser using the ARCap Naming Convention.

               SECTION 8.15 OTHER AVAILABLE INFORMATION AND CERTAIN RIGHTS OF
THE MASTER SERVICER.

               (a) Subject to paragraphs (b), (c) and (d) below, the Paying
Agent shall make available at its Corporate Trust Office, during normal business hours, upon reasonable advance written notice for review by any
Certificateholder, any Certificate Owner, any Seller, the Primary Servicer, any
Placement Agent, any Underwriter, each Rating Agency, the Paying Agent or the
Depositor (and the holder of a B Note, if it relates to a B Note and the holder of a Serviced Companion Mortgage Loan, if it relates to a Serviced Companion
Mortgage Loan), originals or copies of, among other things, the following items:
(i) this Agreement and any amendments thereto, (ii) all final and released CMSA
Operating Statement Analysis Reports and the Master Servicer Remittance Reports,
(iii) all Officer's Certificates (including Officer's Certificates evidencing any determination of Nonrecoverable Advances) delivered to the Trustee and the
Paying Agent since the Closing Date, (iv) all accountants' reports delivered to the Trustee and the Paying Agent since the Closing Date, (v) any and all modifications, waivers and amendments

                                     -198-

of the terms of a Mortgage Loan entered into by the Master Servicer and/or the
Special Servicer and (vi) any and all Officers' Certificates (and attachments thereto) delivered to the Trustee and the Paying Agent to support the Master
Servicer's determination that any Advance was not or, if made, would not be, recoverable. The Trustee and the Paying Agent will be permitted to require payment of a sum to be paid by the requesting party (other than the Rating
Agencies, the Trustee, the Paying Agent, any Placement Agent or any Underwriter)
sufficient to cover the reasonable costs and expenses of making such information available.

               (b) Subject to the restrictions described below, the Master
Servicer shall afford the Rating Agencies, the Depositor, the Trustee, the
Paying Agent, the Special Servicer, the Primary Servicer, the Sellers, the
Placement Agents, the Underwriters, the Operating Adviser, any
Certificateholder, any holder of a Serviced Companion Mortgage Loan, any holder of a B Note or any Certificate Owner, upon reasonable notice and during normal business hours, reasonable access to all information referred to in Section
8.15(a) and any additional relevant, non-attorney-client-privileged records and documentation regarding the applicable Mortgage Loans, REO Property and all accounts, insurance policies and other relevant matters relating to this
Agreement (which access may occur by means of the availability of information on the Master Servicer's or the Paying Agent's internet website), and access to
Servicing Officers of the Master Servicer responsible for its obligations hereunder. Copies of information or access will be provided to
Certificateholders and each Certificate Owner providing satisfactory evidence of ownership of Certificates or beneficial ownership of a Certificate, as the case may be, which may include a certification. Copies (or computer diskettes or other digital or electronic copies of such information if reasonably available in lieu of paper copies) of any and all of the foregoing items shall be made available by the Master Servicer upon request; provided, however, that the
Master Servicer shall be permitted to require payment by the requesting party
(other than the Depositor, the Trustee, the Paying Agent, the Special Servicer,
the Operating Adviser, any Placement Agent, any Underwriter, or any Rating
Agency) of a sum sufficient to cover the reasonable expenses actually incurred by the Master Servicer of providing access or copies (including electronic or digital copies) of any such information requested in accordance with the preceding sentence.

               (c) Nothing herein shall be deemed to require the Master Servicer to confirm, represent or warrant the accuracy of (or to be liable or responsible for) any other Person's information or report. Notwithstanding the above, the
Master Servicer shall not have any liability to the Depositor, the Trustee, the
Fiscal Agent, the Paying Agent, the Special Servicer, any Non-Serviced Mortgage
Loan Master Servicer, any Non-Serviced Mortgage Loan Special Servicer, any
Certificateholder, any Certificate Owner, any holder of a Serviced Companion
Mortgage Loan, any holder of a B Note, any Placement Agent, any Underwriter, any
Rating Agency or any other Person to whom it delivers information pursuant to this Section 8.15 or any other provision of this Agreement for federal, state or other applicable securities law violations relating to the disclosure of such information. In the event any Person brings any claims relating to or arising from the foregoing against the Master Servicer (or any employee, attorney, officer, director or agent thereof), the Trust (from amounts held in any account
(including (x) with respect to any such claims relating to a Serviced Companion
Mortgage Loan, from amounts held in the related Serviced Companion Mortgage Loan
Custodial Account and (y) with respect to any such claims relating to a B Note, from amounts held in the related A/B Loan Custodial Account) or otherwise) shall hold harmless and indemnify the Master Servicer from any loss or expense
(including attorney fees) relating to or arising from such claims.

                                     -199-

               (d) The Master Servicer shall produce the reports required of it under this Agreement; provided, however, that the Master Servicer shall not be required to produce any ad hoc non-standard written reports with respect to such
Mortgage Loans. In the event the Master Servicer elects to provide such non-standard reports, it may require the Person requesting such report (other than a Rating Agency) to pay a reasonable fee to cover the costs of the preparation thereof. Notwithstanding anything to the contrary herein, as a condition to the Master Servicer making any report or information available upon request to any Person other than the parties hereto, the Master Servicer may require that the recipient of such information acknowledge that the Master
Servicer may contemporaneously provide such information to the Depositor, the
Trustee, the Fiscal Agent, the Paying Agent, the Special Servicer, the Primary
Servicer, the Sellers, any Placement Agent, any Underwriter, any Rating Agency
and/or the Certificateholders, the holder of a Serviced Companion Mortgage Loan, the holder of a B Note or Certificate Owners. Any transmittal of information by the Master Servicer to any Person other than the Trustee, the Paying Agent, the
Master Servicer, the Special Servicer, the Rating Agencies, the Operating
Adviser or the Depositor may be accompanied by a letter from the Master Servicer containing the following provision:

               "By receiving the information set forth herein, you hereby acknowledge and agree that the United States securities laws restrict any person who possesses material, non-public information regarding the Trust which issued Morgan Stanley Capital I Inc., Commercial
          Mortgage Pass-Through Certificates, Series 2004-TOP15 from purchasing or selling such Certificates in circumstances where the other party to the transaction is not also in possession of such information. You also acknowledge and agree that such information is being provided to you for the purpose of, and such information may be used only in connection with, evaluation by you or another Certificateholder,
          Certificate Owner or prospective purchaser of such Certificates or beneficial interest therein."

               (e) The Master Servicer may, at its discretion, make available by electronic media and bulletin board service certain information and may make available by electronic media or bulletin board service (in addition to making such information available as provided herein) any reports or information required by this Agreement that the Master Servicer is required to provide to any of the Rating Agencies, the Depositor and anyone the Depositor reasonably designates.

               (f) The Master Servicer shall cooperate in providing the Rating
Agencies with such other pertinent information relating to the Mortgage Loans as is or should be in their respective possession as the Rating Agencies may reasonably request.

               SECTION 8.16 RULE 144A INFORMATION. For as long as any of the
Certificates are "restricted securities" within the meaning of Rule 144A under the Securities Act, the Master Servicer agrees to provide to the Paying Agent or the Luxembourg Paying Agent, as applicable, for delivery to any Holder thereof, any Certificate Owner therein and to any prospective purchaser of the
Certificates or beneficial interest therein reasonably designated by the Paying
Agent or the Luxembourg Paying Agent, as applicable, upon the request of such
Certificateholder, such Certificate Owner, the Paying Agent or the Luxembourg
Paying Agent, as applicable, subject to this Section 8.16 and the provisions of
Sections 5.4 and 8.15, any information prepared by the Master Servicer that is required to be provided to such holder or

                                     -200-

prospective purchaser to satisfy the condition set forth in Rule 144A(d)(4)
under the Securities Act, including, without limitation, copies of the reports and information described in Sections 8.15(a) and (b).

               Any recipient of information provided pursuant to this Section
8.16 shall agree that such information shall not be disclosed or used for any purpose other than the evaluation of the Certificates by such Person and the
Master Servicer shall be permitted to use the letter referred to in Section
8.15(d). Unless the Master Servicer chooses to deliver the information directly, the Depositor, the Placement Agents, the Underwriters, the Paying Agent or the
Luxembourg Paying Agent shall be responsible for the physical delivery of the information requested pursuant to this Section 8.16. As a condition to the
Master Servicer making any report or information available upon request to any
Person other than the parties hereto, the Master Servicer may require that the recipient of such information acknowledge that the Master Servicer may contemporaneously provide such information to the Depositor, the Trustee, the
Paying Agent, the Luxembourg Paying Agent, the Placement Agents, the
Underwriters, any Rating Agency and/or the Certificateholders and Certificate
Owners. The Master Servicer will be permitted to require payment of a sum to be paid by the requesting party (other than the Rating Agencies, the Trustee, the
Paying Agent, the Placement Agents or the Underwriters) sufficient to cover the reasonable costs and expenses of making such information available.

               SECTION 8.17 INSPECTIONS. The Master Servicer shall, at its own expense, inspect or cause to be inspected each Mortgaged Property other than
Mortgaged Properties related to Specially Serviced Mortgage Loans and
Non-Serviced Mortgage Loans, every calendar year beginning in 2005, or every second calendar year beginning in 2005 if the Principal Balance of the related
Mortgage Loan or Loan Pair is less than $2,000,000; provided that the Master
Servicer shall, at the expense of the Trust, inspect or cause to be inspected each Mortgaged Property related to a Mortgage Loan that has a Debt Service
Coverage Ratio that falls below 1.0x and provided further, that with respect to any Mortgage Loan or Loan Pair that has a Principal Balance of less than
$2,000,000 and has been placed on the CMSA Watch List, the Master Servicer shall, at the expense of the Trust and at request of the Controlling Class, inspect or cause to be inspected the related Mortgaged Property every calendar year beginning in 2005 so long as such Mortgage Loan or Loan Pair continues to be on the CMSA Watch List; provided, if such Mortgage Loan or Loan Pair is no longer on the CMSA Watch List at the time the inspection was scheduled, no such inspection shall be required. The Master Servicer shall prepare an Inspection
Report relating to each inspection. The Master Servicer shall promptly forward the applicable Inspection Report to the Rating Agencies, the Placement Agents,
the Underwriters, the Depositor, the Trustee, the Paying Agent, the Operating
Adviser, the Special Servicer, solely as it relates to any Loan Pair, to the holder of the related Serviced Companion Mortgage Loan, and solely as it relates to any A/B Mortgage Loan, to the holder of the related B Note, and upon request, to any Certificateholder, any Certificate Owner, any Seller and the Primary
Servicer. The Special Servicer shall have the right to inspect or cause to be inspected (at its own expense) every calendar year any Mortgaged Property related to a Mortgage Loan that is not a Specially Serviced Mortgage Loan, provided that the Special Servicer notifies the Master Servicer prior to such inspection.

               SECTION 8.18 MODIFICATIONS, WAIVERS, AMENDMENTS, EXTENSIONS AND
CONSENTS.

                                     -201-

               Subject to the limitations of Section 12.3 hereof, the Master
Servicer shall have the following powers:

               (a) (i) The Master Servicer in accordance with the Servicing
Standard may agree to any modification, waiver, amendment or consent of or relating to any term other than a Money Term of a Mortgage Loan, a Serviced
Companion Mortgage Loan or a B Note that is not a Specially Serviced Mortgage
Loan (such terms to include, without limitation, Master Servicer Consent Matters set forth in Section 8.3(a) hereof), provided that such amendment would not result in an Adverse REMIC Event; and provided, further that if any consent relates to a release of a letter of credit relating to any Mortgage Loan (other than letters of credit or portions thereof released upon satisfaction of conditions specified in the related agreements), then (i) the Master Servicer shall notify the Special Servicer of any Mortgagor's request to release such letter of credit which the Master Servicer recommends to release, and (ii) if the terms of the related Mortgage Loan do not require the Master Servicer to approve such release, then the Special Servicer shall within five Business Days provide notice to the Master Servicer as to whether the Master Servicer should approve the release (and the failure of the Special Servicer to give the Master
Servicer such notice shall automatically be deemed to be an approval by the
Special Servicer that the Master Servicer should grant such release).
Notwithstanding the preceding sentence, if the Master Servicer recommends to approve such modification, waiver, amendment or consent which is not a Master
Servicer Consent Matter (including, without limitation, any waiver of any requirement that the Mortgagor post additional reserves or a letter of credit upon the failure of the Mortgagor to satisfy conditions specified in the
Mortgage Loan documents), the Master Servicer shall provide to the Special
Servicer a copy of the Master Servicer's recommendation and the relevant information obtained or prepared by the Master Servicer in connection therewith;
provided, that (A) the Special Servicer shall have the right hereunder to grant or withhold consent to any such proposed modification, waiver, amendment or consent, and such consent of the Special Servicer shall not be unreasonably withheld, consistent with the Servicing Standard, (B) failure of the Special
Servicer to notify the Master Servicer, within five Business Days following the
Master Servicer's delivery of the recommendation described above, of its determination to grant or withhold such consent shall be deemed to constitute a grant of such consent and (C) the Master Servicer shall not enter into any such proposed modification, waiver, amendment or consent unless it has received the written consent of the Special Servicer or such consent has been deemed to have been granted as described above. Notwithstanding anything in this Agreement to the contrary, the Master Servicer shall not be required to obtain or request the consent of the Special Servicer in connection with any modification, waiver or amendment, or granting its consent to transactions, under one or more of the
Mortgage Loans that in each case the Master Servicer has determined (in accordance with the Servicing Standard) is immaterial. In any event, the Master
Servicer shall promptly notify the Special Servicer of any material modification, waiver, amendment or consent executed by the Master Servicer pursuant to this Section 8.18(a)(i) and provide to the Special Servicer a copy thereof. Notwithstanding the foregoing provisions of this Section 8.18, if the
Mortgage Loan documents require a Mortgagor to pay a fee for an assumption, modification, waiver, amendment or consent that would be due or partially due to the Special Servicer, then the Master Servicer shall not waive the portion of such fee due to the Special Servicer without the Special Servicer's approval.

               Notwithstanding the foregoing, the Special Servicer acknowledges that the Master Servicer has delegated certain tasks, rights and obligations to the Primary Servicer with respects

                                     -202-

to Post Closing Requests (as defined in the Primary Servicing Agreement)
pursuant to Section 8.4 of this Agreement. The Primary Servicing Agreement classifies certain Post Closing Requests as Category 1 Requests (as defined in the Primary Servicing Agreement), in which the Primary Servicer has certain authority to evaluate and process such requests in accordance with this
Agreement, the Primary Servicing Agreement and applicable Mortgage Loan documents.

                    With respect to a Category 1 Request that involves a
condition, term or provision that requires, or specifies a standard of, consent or approval of the applicable Mortgagee under the Mortgage Loan documents, the
Primary Servicing Agreement provides for determination of materiality of such condition, term or provision requiring approval or consent by the Master
Servicer or the Primary Servicer and the referral of such condition, term or provision to the Special Servicer for consent in accordance with the terms of the Primary Servicing Agreement upon a determination of materiality. The Special
Servicer acknowledges such provisions. Nothing in this Agreement, however, shall grant the Primary Servicer greater authority, discretion or delegated rights over Post Closing Requests than are set forth in the Primary Servicing
Agreement.

                    (ii) The Master Servicer may, without the consent of the
Special Servicer, extend the maturity date of any Balloon Mortgage Loan that is not a Specially Serviced Mortgage Loan to a date that is not more than 60 days following the original Maturity Date, if in the Master Servicer's sole judgment exercised in good faith (and evidenced by an Officer's Certificate), a default in the payment of the Balloon Payment is reasonably foreseeable and such extension is reasonably likely to produce a greater recovery to the Holders and the holders of the related B Note and Serviced Companion Mortgage Loan (as a collective whole) on a net present value basis than liquidation of such Mortgage
Loan and the Mortgagor has obtained an executed written commitment (subject only to satisfaction of conditions set forth therein) for refinancing of the Mortgage
Loan or purchase of the related Mortgaged Property. The Master Servicer shall process all such extensions and shall be entitled to (as additional servicing compensation) 100% of any extension fees collected from a Mortgagor with respect to any such extension.

               (b) The Master Servicer may require, in its discretion (unless prohibited or otherwise provided in the Mortgage Loan documents), as a condition to granting any request by a Mortgagor for any consent, modification, waiver or amendment, that such Mortgagor pay to the Master Servicer a reasonable and customary modification fee to the extent permitted by law; provided that the collection of such fee shall not be permitted if collection of such fee would cause a "significant modification" (within the meaning of Treasury Regulation
Section 1.860G-2(b) of the Mortgage Loan). The Master Servicer shall be entitled to (as additional servicing compensation) 100% of any Modification Fees collected from a Mortgagor in connection with a consent, waiver, modification or amendment of a non-Specially Serviced Mortgage Loan executed or granted pursuant to Section 8.3 or this Section 8.18. The Master Servicer may charge the
Mortgagor for any costs and expenses (including attorneys' fees and rating agency fees) incurred by the Master Servicer or the Special Servicer (which amounts shall be reimbursed to the Special Servicer) in connection with any request for a modification, waiver or amendment. The Master Servicer agrees to use its best reasonable efforts in accordance with the Servicing Standard to collect such costs, expenses and fees from the Mortgagor, provided that the failure or inability of the Mortgagor to pay any such costs and expenses shall not impair the right of the Master Servicer to cause such costs and expenses
(but not including any modification fee), and interest thereon at the Advance
Rate, to be paid or reimbursed by the Trust as a Servicing

                                     -203-

Advance (to the extent not paid by the Mortgagor). If the Master Servicer believes that the costs and expenses (including attorneys' fees) to be incurred by the Master Servicer in connection with any request for a modification, waiver or amendment will result in a payment or reimbursement by the Trust, then the
Master Servicer shall notify the Special Servicer.

               (c) The Master Servicer shall notify the Trustee, the Paying
Agent, the Operating Adviser and the Special Servicer of any modification, waiver or amendment of any term of any Mortgage Loan permitted by it under this
Section and the date thereof, and shall deliver to the Trustee for deposit in the related Mortgage File, an original counterpart of the agreement relating to such modification, waiver or amendment, promptly following the execution thereof except to the extent such documents have been submitted to the applicable recording office, in which event the Master Servicer shall promptly deliver copies of such documents to the Trustee. The Master Servicer shall not agree to any modification, waiver, or amendment of any Money Term of a Mortgage Loan or any term of a Specially Serviced Mortgage Loan. The Master Servicer shall notify the holder of the B Note and the Serviced Companion Mortgage Loan of any
modification of the monthly payments of an A/B Mortgage Loan or a Loan Pair, as the case may be, and such monthly payments shall be allocated in accordance with the related Intercreditor Agreement or Loan Pair Intercreditor Agreement, as
applicable.

               (d) If the Mortgage Loan documents relating to a Mortgage Loan provide for certain conditions to be satisfied prior to the Master Servicer releasing additional collateral for the Mortgage Loan (e.g., the release, reduction or termination of reserves or letters of credit or the establishment of reserves), then the Master Servicer shall be permitted to waive any such condition without obtaining the consent of the Special Servicer, provided that
(1) the aggregate amount of the related releases or establishments is no greater than the smaller of 10% of the outstanding unpaid Principal Balance or $75,000 or (2) the condition to be waived is deemed to be non-material in accordance with the Servicing Standard. Notwithstanding the foregoing, without the Special
Servicer's consent or except as provided in the specific Mortgage Loan documents, the Master Servicer shall not waive: (1) a requirement for any such additional collateral to exist, or (2) a lock box requirement.

               (e) Neither the Master Servicer nor the Primary Servicer will be required to obtain a Rating Agency Confirmation in connection with this
Agreement unless the terms of this Agreement specifically requires the Master
Servicer to do so, and if so required by the terms of this Agreement, the Master
Servicer and the Primary Servicer shall not be permitted to waive (i) the Rating
Agency Confirmation requirement or (ii) the obligation of a Mortgagor to pay all or any portion of any fee payable in connection with obtaining the Rating Agency
Confirmation.

               SECTION 8.19 SPECIALLY SERVICED MORTGAGE LOANS.

               (a) The Master Servicer shall send a written notice to the
Special Servicer, the Operating Adviser, the Rating Agencies, the Paying Agent,
the Trustee and solely as it relates to any A/B Mortgage Loan, to the holder of the related B Note and solely as it relates to any Loan Pair, to the holder of the related Serviced Companion Mortgage Loan, within two Business Days after becoming aware of a Servicing Transfer Event with respect to a Mortgage Loan, which notice shall identify the related Mortgage Loan and set forth in reasonable detail the nature and relevant facts of such Servicing Transfer Event and whether such Mortgage Loan is covered by

                                     -204-

an Environmental Insurance Policy (and for purposes of stating whether such
Mortgage Loan is covered by an Environmental Insurance Policy the Master
Servicer may rely on Schedule XVII attached hereto) and, except for the Rating
Agencies, the Paying Agent and the Trustee, shall be accompanied by a copy of the Servicer Mortgage File. The Special Servicer shall not be liable for its failure to deliver the notice set forth in Section 9.36(a) if such failure is caused by its failure to receive the written notice set forth above.

               (b) Prior to the transfer of the servicing of any Specially
Serviced Mortgage Loan to the Special Servicer, the Master Servicer shall notify the related Mortgagor of such transfer in accordance with the Servicing Standard
(the form and substance of such notice shall be reasonably satisfactory to the
Special Servicer).

               (c) Any calculations or reports prepared by the Master Servicer to the extent they relate to Specially Serviced Mortgage Loans shall be based on information supplied to the Master Servicer in writing by the Special Servicer as provided hereby. The Master Servicer shall have no duty to investigate or confirm the accuracy of any information provided to it by the Special Servicer and shall have no liability for the inaccuracy of any of its reports due to the inaccuracy of the information provided by the Special Servicer.

               (d) On or prior to each Distribution Date, the Master Servicer shall provide to the Special Servicer, in order for the Special Servicer to comply with its obligations under this Agreement, such information (and in the form and medium) as the Special Servicer may reasonably request in writing from time to time, provided that (i) the Master Servicer shall not be required to produce any ad hoc reports or incur any unusual expense or effort in connection therewith and (ii) if the Master Servicer elects to provide such ad hoc reports, it may require the Special Servicer to pay a reasonable fee to cover the costs of the preparation thereof.

               SECTION 8.20 REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE
MASTER SERVICER.

               (a) The Master Servicer hereby represents and warrants to and covenants with the Trustee and the Paying Agent, as of the date hereof:

                    (i) the Master Servicer is duly organized, validly existing and in good standing as a national banking association under the laws of the
United States, and shall be and thereafter remain, in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement, except where the failure to so qualify or comply would not adversely affect the Master Servicer's ability to perform its obligations hereunder in accordance with the terms of this
Agreement;

                    (ii) the Master Servicer has the full power and authority to execute, deliver, perform, and to enter into and consummate all transactions and obligations contemplated by this Agreement. The Master Servicer has duly and validly authorized the execution, delivery and performance of this Agreement and this Agreement has been duly executed and delivered by the Master Servicer; and
this Agreement, assuming the due authorization, execution and delivery thereof by the Depositor, the Trustee, the Fiscal Agent, the Paying Agent and the
Special Servicer, evidences the valid and binding obligation of the Master
Servicer enforceable against the Master Servicer in accordance with its terms subject, as to enforcement of remedies, to

                                     -205-

applicable bankruptcy, reorganization, insolvency, moratorium, receivership and other similar laws affecting creditors' rights generally as from time to time in effect, and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

                    (iii) the execution and delivery of this Agreement, the
consummation of the transactions contemplated hereby, and the fulfillment of or compliance with the terms and conditions of this Agreement will not (1) result in a breach of any term or provision of its charter or by-laws or (2) conflict with, result in a breach, violation or acceleration of, or result in a default under, the terms of any other material agreement or instrument to which it is a party or by which it may be bound, or any law, governmental rule, regulation, or judgment, decree or order applicable to it of any court, regulatory body, administrative agency or governmental body having jurisdiction over it, which materially and adversely affects its ability to perform its obligations under this Agreement;

                    (iv) no litigation is pending or, to the Master Servicer's knowledge, threatened, against it, that would materially and adversely affect the execution, delivery or enforceability of this Agreement or its ability to service the Mortgage Loans or to perform any of its other obligations hereunder in accordance with the terms hereof;

                    (v) no consent, approval, authorization or order of any
court or governmental agency or body is required for the execution, delivery and performance by it of, or compliance by it with, this Agreement, or the consummation of the transactions contemplated hereby, or if any such consent, approval, authorization or order is required, it has obtained the same or will obtain the same prior to the time necessary to perform its obligations under this Agreement, and, except to the extent in the case of performance, that its failure to be qualified as a foreign corporation or licensed in one or more states is not necessary for the performance by it of its obligations hereunder;
and

                    (vi) the performance of the services by the Master Servicer contemplated by this Agreement are in the ordinary course of business of the
Master Servicer and the Master Servicer possesses all licenses, permits and other authorizations necessary to perform its duties hereunder.

               (b) It is understood that the representations and warranties set forth in this Section 8.20 shall survive the execution and delivery of this
Agreement.

               (c) Any cause of action against the Master Servicer arising out of the breach of any representations and warranties made in this Section shall accrue upon the giving of written notice to the Master Servicer by any of the
Trustee or the Master Servicer. The Master Servicer shall give prompt notice to the Trustee, the Depositor, the Primary Servicer and the Special Servicer of the
occurrence, or the failure to occur, of any event that, with notice or the passage of time or both, would cause any representation or warranty in this
Section to be untrue or inaccurate in any respect.

               SECTION 8.21 MERGER OR CONSOLIDATION. Any Person into which the
Master Servicer may be merged or consolidated, or any Person resulting from any merger, conversion, other change in form or consolidation to which the Master
Servicer shall be a party, or any

                                     -206-

Person succeeding to the business of the Master Servicer, shall be the successor of the Master Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided, however, that each of the Rating Agencies provides a Rating Agency Confirmation
(including with respect to any securities rated by a Rating Agency evidencing direct beneficial ownership interests in any Serviced Companion Mortgage Loan or
B Note). If the conditions to the provisions in the foregoing sentence are not met, the Trustee may terminate the Master Servicer's servicing of the Mortgage
Loans pursuant hereto, such termination to be effected in the manner set forth in Sections 8.28 and 8.29.

               SECTION 8.22 RESIGNATION OF MASTER SERVICER.

               (a) Except as otherwise provided in Section 8.22(b) hereof, the
Master Servicer shall not resign from the obligations and duties hereby imposed on it unless it determines that the Master Servicer's duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. Any such determination permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee. No such resignation shall become effective until a successor servicer designated by the Trustee, with the consent of the Depositor and the Paying Agent, shall have assumed the Master Servicer's responsibilities and obligations under this
Agreement and Rating Agency Confirmation (including with respect to any securities rated by a Rating Agency evidencing interests in the A Notes and any
B Note) shall have been obtained. Notice of such resignation shall be given promptly by the Master Servicer to the Trustee.

               (b) The Master Servicer may resign from the obligations and duties imposed on it, upon 30 days notice to the Trustee and the Paying Agent, provided that (i) a successor servicer (w) is available, (x) has assets of at least $15,000,000, (y) is willing to assume the obligations, responsibilities, and covenants to be performed hereunder by the Master Servicer on substantially the same terms and conditions, and for not more than equivalent compensation to that herein provided and (z) assumes all obligations under the Primary Servicing
Agreement; (ii) the Master Servicer bears all costs associated with its resignation and the transfer of servicing; and (iii) Rating Agency Confirmation is obtained with respect to such servicing transfer, as evidenced by a letter delivered to the Trustee by each Rating Agency.

               SECTION 8.23 ASSIGNMENT OR DELEGATION OF DUTIES BY MASTER
SERVICER. The Master Servicer shall have the right without the prior written consent of the Trustee to (A) delegate or subcontract with or authorize or appoint anyone, or delegate certain duties to other professionals such as attorneys and appraisers, as an agent of the Master Servicer (as provided in
Section 8.4) to perform and carry out any duties, covenants or obligations to be performed and carried out by the Master Servicer hereunder or (B) assign and delegate all of its duties hereunder; provided, however, that with respect to clause (B), (i) the Master Servicer gives the Depositor, the Special Servicer, the Primary Servicer, the holder of the B Note (only if such assignment/delegation relates to the related A/B Mortgage Loan), the holder of the Serviced Companion Mortgage Loan (only if such assignment/delegation relates to the related Loan Pair) and the Trustee notice of such assignment and delegation; (ii) such purchaser or transferee accepting such assignment and delegation executes and delivers to the Depositor and the Trustee an agreement accepting such assignment, which contains an assumption by such Person of the rights, powers, duties, responsibilities, obligations and liabilities of the
Master Servicer, with like

                                     -207-

effect as if originally named as a party to this Agreement and the Primary
Servicing Agreement; (iii) the purchaser or transferee has assets in excess of
$15,000,000; (iv) such assignment and delegation is the subject of a Rating
Agency Confirmation; and (v) the Depositor consents to such assignment and delegation, such consent not be unreasonably withheld. In the case of any such assignment and delegation in accordance with the requirements of subclause (B)
of this Section, the Master Servicer shall be released from its obligations under this Agreement, except that the Master Servicer shall remain liable for all liabilities and obligations incurred by it as the Master Servicer hereunder prior to the satisfaction of the conditions to such assignment set forth in the preceding sentence. Notwithstanding the above, the Master Servicer may appoint the Primary Servicer and Sub-Servicers in accordance with Section 8.4 hereof.

               SECTION 8.24 LIMITATION ON LIABILITY OF THE MASTER SERVICER AND
OTHERS.

               (a) Neither the Master Servicer nor any of the directors,
officers, employees or agents of the Master Servicer shall be under any liability to the holders of the Certificates, the Depositor, the Trustee, the
Fiscal Agent, the Paying Agent, the Placement Agents, the Underwriters, the
holder of any Serviced Companion Mortgage Loan, the holder of any B Note or the
Special Servicer for any action taken or for refraining from the taking of any action in good faith, or using reasonable business judgment, consistent with the
Servicing Standard; provided that this provision shall not protect the Master
Servicer or any such person against any breach of a representation or warranty contained herein or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in its performance of duties under the Agreement or by reason of negligent disregard of obligations and duties hereunder. The Master Servicer and any director, officer, employee or agent of the Master Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person (including, without limitation, the Special Servicer) respecting any matters arising hereunder. The
Master Servicer shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the
Mortgage Loans in accordance with this Agreement; provided that the Master
Servicer may in its sole discretion undertake any such action which it may reasonably deem necessary or desirable in order to protect the interests of the
Certificateholders and the Trustee in the Mortgage Loans, the interests of the holder of any B Note or the interests of the holder of any Serviced Companion
Mortgage Loan (subject to the Special Servicer's servicing of Specially Serviced
Mortgage Loans as contemplated herein), or shall undertake any such action if instructed to do so by the Trustee. In such event, all legal expenses and costs of such action shall be expenses and costs of the Trust, and the Master Servicer shall be entitled to be reimbursed therefor as Servicing Advances as provided by
Section 5.2, subject to the provisions of Section 4.4 hereof.

               (b) In addition, the Master Servicer shall have no liability with respect to, and shall be entitled to conclusively rely on as to the truth of the statements and the correctness of the opinions expressed in any certificates or opinions furnished to the Master Servicer and conforming to the requirements of this Agreement. Subject to the Servicing Standard, the Master Servicer shall have the right to rely on information provided to it by the Special Servicer and
Mortgagors, and will have no duty to investigate or verify the accuracy thereof.
Neither the Master Servicer, nor any director, officer, employee, agent or
Affiliate, shall be personally liable for any error of judgment made in good faith by any officer, unless it shall be proved that the Master Servicer or such officer was negligent in ascertaining the pertinent facts. Neither the Master
Servicer nor any director, officer, employee, agent or Affiliate, shall be personally liable

                                     -208-

for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Agreement.

               (c) The Master Servicer shall not be obligated to incur any liabilities, costs, charges, fees or other expenses which relate to or arise from any breach of any representation, warranty or covenant made by the
Depositor, the Special Servicer, the Paying Agent, Trustee or the Fiscal Agent
in this Agreement. The Trust shall indemnify and hold harmless the Master
Servicer from any and all claims, liabilities, costs, charges, fees or other expenses which relate to or arise from any such breach of representation, warranty or covenant to the extent the Master Servicer is unable to recover such amounts from the Person in breach.

               (d) Except as otherwise specifically provided herein:

                    (i) the Master Servicer may rely, and shall be protected in acting or refraining from acting upon, any resolution, officer's certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, financial statement, agreement, appraisal, bond or other document (in electronic or paper format)
reasonably believed or in good faith believed by it to be genuine and to have been signed or presented by the proper party or parties;

                    (ii) the Master Servicer may consult with counsel, and any written advice or Opinion of Counsel shall be full and complete authorization and protection with respect to any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of
Counsel;

                    (iii) the Master Servicer shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Agreement; and

                    (iv) the Master Servicer, in preparing any reports
hereunder, may rely, and shall be protected in acting or refraining from acting upon any information (financial or other), statement, certificate, document, agreement, covenant, notice, request or other paper reasonably believed by it to be genuine and provided by any Mortgagor or manager of a Mortgaged Property.

               (e) The Master Servicer and any director, officer, employee or agent of the Master Servicer shall be indemnified by the Trustee, the Fiscal
Agent, the Paying Agent and the Special Servicer, as the case may be, and held harmless against any loss, liability or expense including reasonable attorneys'
fees incurred in connection with any legal action relating to the Trustee's,
Fiscal Agent's, the Paying Agent's or the Special Servicer's, as the case may be, respective willful misfeasance, bad faith or negligence in the performance of its respective duties hereunder or by reason of negligent disregard of its respective duties hereunder, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of any of the Master Servicer's duties hereunder or by reason of negligent disregard of the Master Servicer's obligations and duties hereunder. The Master
Servicer shall immediately notify the Trustee, the Paying Agent and the Special
Servicer if a claim is made by a third party with respect to this Agreement or the Mortgage Loans entitling the Master Servicer to indemnification hereunder, whereupon the Trustee, the Paying Agent, or the Special Servicer,

                                     -209-

in each case, to the extent the claim is related to its respective willful misfeasance, bad faith or negligence, may assume the defense of any such claim
(with counsel reasonably satisfactory to the Master Servicer) and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. Any failure to so notify the Trustee, the Paying
Agent and the Special Servicer shall not affect any rights that the Master
Servicer may have to indemnification under this Agreement or otherwise, unless the Trustee's, the Paying Agent's or the Special Servicer's defense of such claim is materially prejudiced thereby. Such indemnity shall survive the termination of this Agreement or the resignation or removal of the Master
Servicer hereunder. Any payment hereunder made by the Trustee, the Paying Agent, the Fiscal Agent or the Special Servicer pursuant to this paragraph to the
Master Servicer shall be paid from the Trustee's, the Paying Agent's, Fiscal
Agent's or Special Servicer's own funds, without reimbursement from the Trust therefor except to the extent achieved through subrogation as provided in this
Agreement. Any expenses incurred or indemnification payments made by the
Trustee, the Paying Agent, the Fiscal Agent or the Special Servicer shall be reimbursed by the party so paid, if a court of competent jurisdiction makes a final judgment that the conduct of the Trustee, the Paying Agent, the Fiscal
Agent or the Special Servicer, as the case may be, was (x) not culpable or (y)
found to not have acted with willful misfeasance, bad faith or negligence.

               SECTION 8.25 INDEMNIFICATION; THIRD-PARTY CLAIMS.

               (a) The Master Servicer and any director, officer, employee or agent of the Master Servicer (the "Master Servicer Indemnified Parties") shall be indemnified and held harmless by the Trust out of collections on, and other proceeds of, the Mortgage Loans, any Serviced Companion Mortgage Loans and any B
Notes, as provided in the following paragraph, against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses (collectively, "Master
Servicer Losses") incurred in connection with any legal action relating to this
Agreement, any Mortgage Loans, any Serviced Companion Mortgage Loans, any B
Notes, any REO Property or the Certificates or any exercise of any right under this Agreement reasonably requiring the use of counsel or the incurring of expenses other than any loss, liability or expense incurred by reason of the
Master Servicer's willful misfeasance, bad faith or negligence in the performance of duties hereunder.

               Except as provided in the following sentence, indemnification for
Master Servicer Losses described in the preceding paragraph (including in the case of such Master Servicer Losses that relate primarily to the administration of the Trust, to any REMIC Pool or to any determination respecting the amount, payment or avoidance of any tax under the REMIC provisions of the Code or the actual payment of any REMIC tax or expense) shall be paid out of collections on, and other proceeds of, the Mortgage Loans as a whole but not out of collections on, or other proceeds of, any Serviced Companion Mortgage Loan or any B Note. In
the case of any such Master Servicer Losses that do not relate primarily to the administration of the Trust, to any REMIC Pool or to any determination respecting the amount, payment or avoidance of any tax under the REMIC provisions of the Code or the actual payment of any REMIC tax or expense:

               (1) if such Master Servicer Losses relate to a Loan Pair, then such indemnification shall be paid (x) first, out of collections on, and other proceeds of, such Serviced Pari Passu

                                     -210-

Mortgage Loan, in the relative proportions provided for in the applicable
Intercreditor Agreement and (y) if the collections and proceeds described in subclause (x) of this clause (1) are not sufficient to so indemnify the Master
Servicer Indemnified Parties on a current basis, then the balance of such indemnification shall be paid out of collections on, and other proceeds of, the
Mortgage Loans as a whole; and

               (2) if such Master Servicer Losses relate to any A/B Mortgage
Loan, then such indemnification shall be paid (x) first, if and to the extent permitted under the applicable Intercreditor Agreement, out of collections on, and other proceeds of, the B Note or B Notes related to such A/B Mortgage Loan,
(y) if the collections and proceeds described in subclause (x) of this clause
(2) are not sufficient to so indemnify the Master Servicer Indemnified Parties on a current basis, then the balance of such indemnification shall be paid out of collections on, and other proceeds of, the Serviced Pari Passu Mortgage Loan and the Serviced Companion Mortgage Loan, in the relative proportions provided for in the related Loan Pair Intercreditor Agreement and (z) if the aggregate collections and proceeds described in subclauses (x) and (y) of this clause (2)
are not sufficient to so indemnify the Master Servicer Indemnified Parties on a current basis, then the balance of such indemnification shall be paid out of collections on, and other proceeds of, the Mortgage Loans as a whole.

               The Master Servicer shall assume the defense of any such claim
(with counsel reasonably satisfactory to the Master Servicer) and out of the
Trust pay all expenses in connection therewith, including counsel fees, and out of the Trust promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. The indemnification provided herein shall survive the termination of this Agreement. The Trustee, the Paying Agent or the Master Servicer shall promptly make from the Certificate
Account (and, if and to the extent that the amount due shall be paid from collections on, and other proceeds of, any Serviced Companion Mortgage Loan or any B Note, as described above, out of the related Serviced Companion Mortgage
Loan Custodial Account or the related A/B Loan Custodial Account) any payments certified by the Master Servicer to the Trustee and the Paying Agent as required to be made to the Master Servicer pursuant to this Section 8.25.

               (b) The Master Servicer agrees to indemnify the Trustee, the
Fiscal Agent, the Special Servicer, the Trust, the Depositor, the Paying Agent,
and any director, officer, employee, agent or Controlling Person thereof, and hold them harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, liabilities, fees and expenses that the Trustee, the Fiscal Agent, the Special
Servicer, the Depositor, the Paying Agent and the Trust may sustain arising from or as a result of the willful misfeasance, bad faith or negligence in the performance of any of the Master Servicer's duties hereunder or by reason of negligent disregard of the Master Servicer's obligations and duties hereunder
(including a breach of such obligations a substantial motive of which is to obtain an economic advantage from being released from such obligations), and if in any such situation the Master Servicer is replaced, the parties hereto agree that the amount of such claims, losses, penalties, fines, legal fees and related costs, judgments, and other costs, liabilities, fees and expenses shall at least equal the incremental costs, if any, of retaining a successor servicer. The
Trustee, the Fiscal Agent, the Special Servicer, the Paying Agent or the
Depositor, as applicable, shall immediately notify the Master Servicer if a claim is made by any Person with respect to this Agreement or the Mortgage Loans entitling the Trustee, the Fiscal Agent, the Depositor, the Special Servicer,
the Paying Agent or the Trust to indemnification under this Section 8.25(b),

                                     -211-

whereupon the Master Servicer shall assume the defense of any such claim (with counsel reasonably satisfactory to the Trustee, the Fiscal Agent, the Special
Servicer, the Paying Agent or the Depositor, as applicable) and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. Any failure to so notify the Master Servicer shall not affect any rights the Trustee, the Fiscal Agent, the Special Servicer, the
Depositor, the Paying Agent or the Trust may have to indemnification under this
Agreement or otherwise, unless the Master Servicer's defense of such claim is materially prejudiced thereby. The indemnification provided herein shall survive the termination of this Agreement and the resignation or termination of the
Master Servicer, the Fiscal Agent, the Special Servicer, the Paying Agent and
the Trustee. Any expenses incurred or indemnification payments made by the
Master Servicer shall be reimbursed by the party so paid, if a court of competent jurisdiction makes a final, non-appealable judgment that the conduct of the Master Servicer was not culpable or that the Master Servicer did not act with willful misfeasance, bad faith or negligence.

               (c) The Primary Servicer and any director, officer, employee or agent thereof shall be indemnified by the Trust and held harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with any legal action relating to this Agreement, the Primary
Servicing Agreement (but only if, and to the extent that, the Master Servicer would have been entitled to indemnification therefor under this Agreement if it were directly servicing the Mortgage Loan), any Mortgage Loans, any REO Property
or the Certificates or any exercise of any right under this Agreement or the
Primary Servicing Agreement (limited as set forth above) reasonably requiring the use of counsel or the incurring of expenses other than any loss, liability or expense incurred by reason of the Primary Servicer's willful misfeasance, bad faith or negligence in the performance of duties thereunder. The Primary
Servicer shall assume the defense of any such claim (with counsel reasonably satisfactory to the Primary Servicer) and out of the Trust pay all expenses in connection therewith, including counsel fees, and out of the Trust promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. The indemnification provided herein shall survive the termination of this Agreement and the Primary Servicing Agreement. The
Trustee, the Paying Agent or the Master Servicer shall promptly make from the
Certificate Account any payments certified by the Primary Servicer to the
Trustee and the Paying Agent as required to be made to the Primary Servicer pursuant to this Section 8.25.

               (d) Any Non-Serviced Mortgage Loan Master Servicer and any
director, officer, employee or agent of such Non-Serviced Mortgage Loan Master
Servicer shall be indemnified by the Trust and held harmless against the Trust's pro rata share of any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with any legal action relating to any
Non-Serviced Mortgage Loan Pooling and Servicing Agreement and this Agreement, and relating to any Non-Serviced Mortgage Loan (but excluding any such losses allocable to the related Non-Serviced Companion Mortgage Loans), reasonably requiring the use of counsel or the incurring of expenses other than any losses incurred by reason of any Non-Serviced Mortgage Loan Master Servicer's willful misfeasance, bad faith or negligence in the performance of its duties under the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement.

                                     -212-

               (e) The Primary Servicer agrees to indemnify the Trustee, the
Fiscal Agent, the Special Servicer, the Trust, the Depositor, the Paying Agent,
and any director, officer, employee, agent or Controlling Person thereof, and hold them harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, liabilities, fees and expenses that the Trustee, the Fiscal Agent, the Special
Servicer, the Depositor, the Paying Agent and the Trust may sustain arising from or as a result of the willful misfeasance, bad faith or negligence in the performance of any of the Primary Servicer's duties under this Agreement, the
Primary Servicing Agreement or by reason of negligent disregard of the Primary
Servicer's obligations and duties thereunder (including a breach of such obligations a substantial motive of which is to obtain an economic advantage from being released from such obligations), and if in any such situation the
Primary Servicer is replaced, the parties hereto agree that the amount of such claims, losses, penalties, fines, legal fees and related costs, judgments, and other costs, liabilities, fees and expenses shall at least equal the incremental costs, if any, of retaining a successor primary servicer. The Trustee, the
Fiscal Agent, the Special Servicer, the Paying Agent or the Depositor, as
applicable, shall immediately notify the Primary Servicer if a claim is made by any Person with respect to this Agreement, the Primary Servicing Agreement or the Mortgage Loans entitling the Trustee, the Fiscal Agent, the Depositor, the
Special Servicer, the Paying Agent or the Trust to indemnification under this
Section 8.25(d), whereupon the Primary Servicer shall assume the defense of any such claim (with counsel reasonably satisfactory to the Trustee, the Fiscal
Agent, the Special Servicer, the Paying Agent or the Depositor, as applicable)
and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. Any failure to so notify the
Primary Servicer shall not affect any rights the Trustee, the Fiscal Agent, the
Special Servicer, the Depositor, the Paying Agent or the Trust may have to indemnification under this Agreement, the Primary Servicing Agreement or otherwise, unless the Primary Servicer's defense of such claim is materially prejudiced thereby. The indemnification provided herein shall survive the termination of this Agreement and the Primary Servicing Agreement and the resignation or termination of the Master Servicer, the Fiscal Agent, the Special
Servicer, the Paying Agent and the Trustee. Any expenses incurred or indemnification payments made by the Primary Servicer shall be reimbursed by the party so paid, if a court of competent jurisdiction makes a final, non-appealable judgment that the conduct of the Primary Servicer was not culpable or that the Primary Servicer did not act with willful misfeasance, bad faith or negligence.

               SECTION 8.26 EXCHANGE ACT REPORTING

               (a) The Master Servicer, the Special Servicer, the Paying Agent,
the Trustee and the Fiscal Agent shall reasonably cooperate with the Depositor in connection with the Trust's satisfaction of its reporting requirements under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Within 15 days after each Distribution Date, the Paying Agent shall prepare, execute and file on behalf of the Trust any Forms 8-K customary for similar securities as required by the Exchange Act and the rules and regulations of the Securities and
Exchange Commission (the "Commission") thereunder; provided that the Depositor shall file the initial Form 8-K in connection with the issuance of the
Certificates. The Paying Agent shall file each Form 8-K with a copy of the related Monthly Certificateholders Report attached thereto. If the Depositor directs that any other attachments are to be filed with any Form 8-K, such attachments shall be delivered to the Paying Agent in EDGAR-compatible form or as otherwise agreed upon by the Paying Agent and the Depositor, at the
Depositor's expense, and any

                                     -213-

necessary conversion to EDGAR-compatible format will be at the Depositor's expense. Prior to March 30th of each year (or such earlier date as may be required by the Exchange Act and the rules and regulations of the Commission), the Paying Agent shall prepare and file on behalf of the Trust a Form 10-K, in substance as required by applicable law or applicable interpretations thereof of the staff of the Commission. Such Form 10-K shall include as exhibits each annual statement of compliance described under Sections 8.12 and 9.18 and each accountant's report described under Sections 8.13 and 9.19, in each case to the extent they have been timely delivered to the Paying Agent. If they are not so timely delivered, the Paying Agent shall file an amended Form 10-K including such documents as exhibits reasonably promptly after they are delivered to the
Paying Agent. Each Form 10-K shall also include any Sarbanes-Oxley Certification required to be included therewith, as described in paragraph (b) of this Section
8.26. Neither the Paying Agent nor the Master Servicer shall have any liability with respect to any failure to properly prepare, execute or file such periodic reports resulting from the Master Servicer's or the Paying Agent's inability or failure to obtain any information not resulting from its own negligence, bad faith or willful misconduct. Prior to January 30 of the first year in which the
Paying Agent is able to do so under applicable law, the Paying Agent shall file a Form 15 relating to the automatic suspension of reporting in respect of the
Trust under the Exchange Act.

               (b) The Form 10-K shall include any certification (the
"Sarbanes-Oxley Certification") required to be included therewith pursuant to the Sarbanes-Oxley Act of 2002 and the rules and regulations of the Commission promulgated thereunder (including any interpretations thereof by the
Commission's staff) and a copy of such Sarbanes-Oxley Certification shall be provided to the Rating Agencies. The Special Servicer and the Paying Agent
(each, a "Performing Party") shall provide to the Person who signs the
Sarbanes-Oxley Certification (the "Certifying Person") a certification (each, a
"Performance Certification"), in the form attached hereto as Exhibit CC, on which the Certifying Person, the entity for which the Certifying Person acts as an officer (if the Certifying Person is an individual), and such entity's officers, directors and Affiliates (collectively with the Certifying Person,
"Certification Parties") can rely. In addition, in the event that any Serviced
Companion Mortgage Loan is deposited into a commercial mortgage securitization, each Performing Party shall provide to the Person who signs the Sarbanes-Oxley
Certification with respect to such commercial mortgage securitization a
Performance Certification (which shall address the matters contained in the
Performance Certification, but solely with respect to the related Serviced
Companion Mortgage Loan) on which such Person, the entity for which the Person acts as an officer (if the Person is an individual), and such entity's officers, directors and Affiliates can rely. The Master Servicer shall serve as the
Certifying Person on behalf of the Trust. In addition, if the Performing Party is the Special Servicer, such Performing Party shall execute a reasonable reliance certificate to enable the Certification Parties to rely upon each annual statement of compliance provided pursuant to Section 9.18, and shall include a certification that each such annual statement of compliance discloses any deficiencies or defaults described to the certified public accountants of such Performing Party to enable such accountants to render the certificate provided for in Section 9.19. In the event any Performing Party is terminated or resigns pursuant to the terms of this Agreement, such Performing Party shall provide a Performance Certification to the Certifying Person pursuant to this
Section 8.26(b) with respect to the period of time it was subject to this
Agreement.

               (c) Each Performing Party shall indemnify and hold harmless each
Certification Party from and against any losses, damages, penalties, fines, forfeitures, reasonable

                                     -214-

and necessary legal fees and related costs, judgments and other costs and expenses incurred by such Certification Party arising out of (i) an actual breach by the applicable Performing Party of its obligations under this Section
8.26 or (ii) negligence, bad faith or willful misconduct on the part of the
Performing Party in the performance of such obligations.

               (d) Nothing contained in this Section 8.26 shall be construed to require any party to this Agreement other than the Master Servicer, or any of such party's officers, to execute any Form 10-K or any Sarbanes-Oxley
Certification. The failure of any party to this Agreement other than the Master
Servicer, or any of such party's officers, to execute any Form 10-K or any
Sarbanes-Oxley Certification shall not be regarded as a breach by such party of any of its obligations under this Agreement. This Section 8.26 may be amended by the parties hereto pursuant to Section 13.3 for purposes of complying with the
Sarbanes-Oxley Act of 2002 or for purposes of designating the Certifying Person without any Opinions of Counsel, Officer's Certificates, Rating Agency
Confirmations or the consent of any Certificateholder, notwithstanding anything to the contrary contained in this Agreement.

               SECTION 8.27 COMPLIANCE WITH REMIC PROVISIONS. The Master
Servicer shall act in accordance with this Agreement and the REMIC Provisions and related provisions of the Code in order to create or maintain the status of the REMICs created hereby as REMIC Pools under the Code. The Master Servicer shall take no action or cause any REMIC Pool to take any action that could (i)
endanger the status of any REMIC Pool as a REMIC under the Code or (ii) result in the imposition of a tax upon any REMIC Pool (including, but not limited to, the tax on prohibited transactions as defined in Code Section 860F(a)(2) or on prohibited contributions pursuant to Section 860G(d)) unless the Trustee shall have received a Nondisqualification Opinion (at the expense of the party seeking to take such action) to the effect that the contemplated action will not endanger such status or result in the imposition of such tax. The Master
Servicer shall comply with the provisions of Article XII hereof.

               SECTION 8.28 TERMINATION. The obligations and responsibilities of the Master Servicer created hereby (other than the obligation of the Master
Servicer to make payments to the Paying Agent as set forth in Section 8.29 and the obligations of the Master Servicer to the Trustee, the Paying Agent, the
Fiscal Agent, the Special Servicer and the Trust) shall terminate (i) on the date which is the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining outstanding (and final distribution to the
Certificateholders) or (B) the disposition of all REO Property (and final distribution to the Certificateholders), (ii) if an Event of Default described in clauses 8.28(a)(iii), (iv) or (ix) has occurred, 60 days following the date on which the Trustee or Depositor gives written notice to the Master Servicer that the Master Servicer is terminated or (iii) if an Event of Default described in clauses 8.28(a)(i), (ii), (v), (vi), (vii) or (viii) has occurred, immediately upon the date on which the Trustee or the Depositor gives written notice to the Master Servicer that the Master Servicer is terminated. After any
Event of Default, the Trustee (i) may elect to terminate the Master Servicer by providing such notice, and (ii) shall provide such notice if holders of
Certificates representing more than 25% of the Aggregate Certificate Balance of all Certificates so direct the Trustee.

               (a) "Event of Default," wherever used herein, means any one of the following events:

                                     -215-

                    (i) any failure by the Master Servicer to remit to the
Paying Agent or otherwise make any payment required to be remitted by the Master
Servicer under the terms of this Agreement, including any required Advances; or

                    (ii) any failure by the Master Servicer to make a required deposit to the Certificate Account which continues unremedied for one Business
Day following the date on which such deposit was first required to be made; or

                    (iii) any failure on the part of the Master Servicer duly to observe or perform in any material respect any other of the duties, covenants or agreements on the part of the Master Servicer contained in this Agreement which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Depositor or the Trustee; provided, however, that if the Master Servicer certifies to the Trustee and the Depositor that the
Master Servicer is in good faith attempting to remedy such failure, such cure period will be extended to the extent necessary to permit the Master Servicer to cure such failure; provided, further that such cure period may not exceed 90 days; or

                    (iv) any breach of the representations and warranties
contained in Section 8.20 hereof that materially and adversely affects the interest of any holder of any Class of Certificates and that continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied, shall have been given to the Master
Servicer by the Depositor or the Trustee, provided, however, that if the Master
Servicer certifies to the Trustee and the Depositor that the Master Servicer is in good faith attempting to remedy such breach, such cure period will be extended to the extent necessary to permit the Master Servicer to cure such breach; provided, further that such cure period may not exceed 90 days; or

                    (v) a decree or order of a court or agency or supervisory
authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

                    (vi) the Master Servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Master Servicer or of or relating to all or substantially all of its property; or

                    (vii) the Master Servicer shall admit in writing its
inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing; or

                    (viii) the Master Servicer is removed from S&P's approved
master servicer list and is not reinstated within 60 days and the ratings then assigned by S&P to any

                                     -216-

Classes of Certificates are downgraded, qualified or withdrawn (including, without limitation, being placed on "negative credit watch") in connection with such removal; or

                    (ix) the Master Servicer receives actual knowledge that
Moody's has (i) qualified, downgraded or withdrawn its rating or ratings of one or more Classes of Certificates, or (ii) placed one or more Classes of
Certificates on "watch status" in contemplation of a rating downgrade or withdrawal (and such "watch status" placement shall not have been withdrawn by
Moody's within 60 days of the date that the Master Servicer obtained such actual knowledge) and, in the case of either of clauses (i) or (ii), citing servicing concerns with the Master Servicer as the sole or material factor in such rating action.

               (b) Notwithstanding the foregoing, if the Event of Default of the
Master Servicer occurs primarily by reason of the occurrence of a "Primary
Servicing Default" (as hereinafter defined) (that is, it would not have occurred but for (a) the occurrence of such Primary Servicing Default and (b) the Master
Servicer failure to cause the cure of such event) and the Trustee (or the
Trustee at the direction of the Certificateholders pursuant to Section 8.28 hereof) elects to terminate the Master Servicer, then Wells Fargo Bank, National
Association shall have the right to elect that the successor Master Servicer, upon its succession, enter into a primary servicing agreement with Wells Fargo
Bank, National Association with respect to all Mortgage Loans as to which that
Primary Servicing Default occurred, so long as the initial Master Servicer is on the approved list of commercial mortgage loan servicers maintained by S&P, and such agreement shall be substantially in the form of Exhibit G-1 hereto (but as if Wells Fargo Bank, National Association were the Primary Servicer or
Sub-Servicer thereunder and with applicable servicing fees and excess fees as specified on the Mortgage Loan Schedule); and, in the case of an agreement in the form of Exhibit G-1, thereupon Wells Fargo Bank, National Association shall be deemed to have been granted the rights and deemed to have assumed the obligations granted to or imposed on the "Primary Servicer" hereunder as to such
Mortgage Loans (and under the Primary Servicing Agreement). For purposes of the preceding sentence, a "Primary Servicing Default" means an "event of default" of the Primary Servicer under the Primary Servicing Agreement of Principal Global
Investors, LLC. If the Master Servicer is terminated based upon an Event of
Default set forth in clause (i) (as to the obligation to make P&I Advances),
(viii) or (ix) of Section 8.28(a), then the Master Servicer shall have the right to enter into a primary servicing agreement with the successor Master Servicer with respect to all Mortgage Loans that are not then subject to the Primary
Servicing Agreement, so long as the terminated Master Servicer is on the approved list of commercial mortgage loan servicers maintained by S&P.

               (c) Notwithstanding the other provisions of this Section 8.28,
(A) if any Event of Default on the part of the Master Servicer occurs that affects a Serviced Companion Mortgage Loan or (B) for so long as any Serviced
Companion Mortgage Loan is serviced hereunder and is included in a securitization that is rated by Fitch, if (x) the Trustee shall receive notice from Fitch to the effect that the continuation of the Master Servicer in such capacity would result in the downgrade, qualification or withdrawal of any rating then assigned by Fitch to any class of certificates issued in such securitization or (y) the Master Servicer has been downgraded to a servicer rating level below "CMS3" (or its equivalent) by Fitch, and in either case, the
Master Servicer is not otherwise terminated in accordance with this Section
8.28, then, at the request of the holder of such affected Serviced Companion
Mortgage Loan, the Trustee shall require the Master Servicer to appoint, within
30 days of the Trustee's request, a Sub-Servicer (or, if the

                                     -217-

related Mortgage Loan is currently being sub-serviced, to replace, within 30 days of the Trustee's request, the then-current Sub-Servicer with a new
Sub-Servicer) with respect to the related Mortgage Loan only, but as to no other
Mortgage Loan. In connection with the Master Servicer's appointment of a
Sub-Servicer at the request of the Trustee in accordance with this Section
8.28(c), the Master Servicer shall obtain a Rating Agency Confirmation (such
Rating Agency Confirmation to be an expense of the requesting Serviced Companion
Mortgage Loan holder). The related Sub-Servicing Agreement shall provide that any Sub-Servicer appointed by the Master Servicer at the request of the Trustee in accordance with this Section 8.28(c) shall be responsible for all duties, and shall be entitled to all compensation, of the Master Servicer under this
Agreement with respect to the subject Loan Pair.

               SECTION 8.29 PROCEDURE UPON TERMINATION.

               (a) Notice of any termination pursuant to clause (i) of Section
8.28(a), specifying the Master Servicer Remittance Date upon which the final transfer by the Master Servicer to the Paying Agent shall be made, shall be given promptly in writing by the Master Servicer to the Paying Agent no later than the later of (i) five Business Days after the final payment or other liquidation of the last Mortgage Loan or (ii) the sixth day of the month of such final distribution. Upon any such termination, the duties of the Master Servicer
(other than the obligation of the Master Servicer to pay to the Paying Agent the
amounts remaining in the Certificate Account as set forth below and the obligations of the Master Servicer to the Trustee and the Trust and the Fiscal
Agent as provided herein) shall terminate and the Master Servicer shall transfer to the Paying Agent the amounts remaining in the Certificate Account (and any sub-account) after making the withdrawals permitted to be made pursuant to
Section 5.2 and shall thereafter terminate the Certificate Account and any other account or fund maintained with respect to the Mortgage Loans.

               (b) On the date specified in a written notice of termination given to the Master Servicer pursuant to clause (ii) of Section 8.28(a), or on the date on which a written notice of termination is given to the Master
Servicer pursuant to clause (iii) of Section 8.28(a) all authority, power and rights of the Master Servicer under this Agreement, whether with respect to the
Mortgage Loans or otherwise, shall terminate (except for any rights relating to unpaid servicing compensation or unreimbursed Advances or, if the terminated
Master Servicer is Wells Fargo Bank, National Association, its rights to the
Excess Servicing Fee); provided that in no event shall the termination of the
Master Servicer be effective until a successor servicer shall have succeeded the
Master Servicer as successor servicer, subject to approval by the Rating
Agencies, notified the Master Servicer of such designation and such successor servicer shall have assumed the Master Servicer's obligations and responsibilities hereunder and under the Primary Servicing Agreement, as set forth in an agreement substantially in the form hereof, with respect to the
Mortgage Loans and, in the circumstances set forth in the last sentence of
Section 8.28(b), entered into a new primary servicing agreement with the predecessor Master Servicer in substantially the same form as Exhibit AA attached hereto. Except as provided in the next sentence, the Trustee may not succeed the Master Servicer as servicer until and unless it has satisfied the provisions that would apply to a Person succeeding to the business of the Master
Servicer pursuant to Section 8.22(b) hereof. Notwithstanding the foregoing sentence, in the event that the Master Servicer is terminated as a result of an event described in Section 8.28(a)(v), 8.28(a)(vi) or 8.28(a)(vii), the Trustee
shall act as successor servicer immediately upon delivery of a notice of termination to the Master Servicer and shall use commercially

                                     -218-

reasonable efforts within 90 days of assuming the duties of the Master Servicer, either to satisfy the conditions of Section 8.22(b) hereof or to transfer the duties of the Master Servicer to a successor servicer who has satisfied such conditions. The Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Master Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents or otherwise. The Master Servicer agrees to cooperate with the Trustee, the Paying Agent and the Fiscal Agent in effecting the termination of the Master Servicer's responsibilities and rights hereunder as Master Servicer including, without limitation, notifying Mortgagors of the assignment of the servicing function and providing the Trustee all documents and records in electronic or other form reasonably requested by it to enable the successor servicer designated by the Trustee to assume the Master
Servicer's functions hereunder and to effect the transfer to such successor for administration by it of all amounts which shall at the time be or should have been deposited by the Master Servicer in the Certificate Account and any other account or fund maintained or thereafter received with respect to the Mortgage
Loans.

               (c) If the Master Servicer receives a written notice of
termination pursuant to clause (ii) of Section 8.28(a) relating solely to an
Event of Default set forth in clause (viii) or (ix) of Section 8.28(a), and if the Master Servicer provides the Trustee with the appropriate "request for proposal" materials within five Business Days after receipt of such written notice of termination, then the Trustee shall promptly thereafter (using such
"request for proposal" materials provided by the Master Servicer) solicit good faith bids for the rights to service the Mortgage Loans under this Agreement from at least three but no more than five Qualified Bidders or, if three
Qualified Bidders cannot be located, then from as many persons as the Trustee can determine are Qualified Bidders. At the Trustee's request, the Master
Servicer shall supply the Trustee with the names of Persons from whom to solicit such bids. In no event shall the Trustee be responsible if less than three
Qualified Bidders submit bids for the right to service the Mortgage Loans under this Agreement.

               (d) Each bid proposal shall require any Successful Bidder, as a condition of its bid, to enter into this Agreement as successor Master Servicer, and to agree to be bound by the terms hereof and the terms of the Primary
Servicing Agreement, not later than 30 days after termination of the Master
Servicer hereunder. The Trustee shall select the Qualified Bidder with the highest cash bid (or such other Qualified Bidder as the Master Servicer may direct) (the "Successful Bidder") to act as successor Master Servicer hereunder.
The Trustee shall direct the Successful Bidder to enter into this Agreement as successor Master Servicer pursuant to the terms hereof, and in connection therewith to deliver the amount of the Successful Bidder's cash bid to the
Trustee by wire transfer of immediately available funds to an account specified by the Trustee no later than 10:00 a.m. New York City time on the date specified for the assignment and assumption of the servicing rights hereunder.

               (e) Upon the assignment and acceptance of the servicing rights hereunder to and by the Successful Bidder and receipt of such cash bid, the
Trustee shall remit or cause to be remitted to the terminated Master Servicer the amount of such cash bid received from the Successful Bidder (net of all out-of-pocket expenses incurred in connection with obtaining such bid and transferring servicing) by wire transfer of immediately available funds to an account

                                     -219-

specified by the terminated Master Servicer no later than 1:00 p.m. New York
City time on the date specified for the assignment and assumption of the servicing rights hereunder.

               (f) If the Successful Bidder has not entered into this Agreement as successor Master Servicer within 30 days after the termination of the Master
Servicer hereunder or no Successful Bidder was identified within such 30-day period, the Trustee shall have no further obligations under Section 8.29(c) and may act or may select another successor to act as Master Servicer hereunder in accordance with Section 8.29(b).

               (g) Notwithstanding anything to the contrary in this Section
8.29, the successor master servicer must assume all of the obligations of the terminated Master Servicer under the Primary Servicing Agreement as a condition precedent to its becoming Master Servicer hereunder.

               For purposes of the foregoing provisions of Section 8.29(c), the phrase "rights to service" shall be construed to exclude those servicing rights and duties as to which Wells Fargo Bank, National Association has made an election for the execution of a primary servicing agreement as contemplated by
Section 8.28(b).

               SECTION 8.30 OPERATING ADVISER CONTACT WITH MASTER SERVICER AND
SPECIAL SERVICER.

               No less often than on a monthly basis or as agreed upon by the
Master Servicer and the Operating Adviser, each of the Master Servicer and the
Special Servicer shall, without charge, make a Servicing Officer available to answer questions from the Operating Adviser regarding the performance and servicing of the Mortgage Loans and/or REO Properties for which the Master
Servicer or the Special Servicer, as the case may be, is responsible. The
Primary Servicer shall make a Servicing Officer available on any such call to answer questions from the Operating Adviser regarding the Mortgage Loans and/or
REO Properties that it services.

                                   ARTICLE IX

        ADMINISTRATION AND SERVICING OF SPECIALLY SERVICED MORTGAGE LOANS
                              BY SPECIAL SERVICER

               SECTION 9.1 DUTIES OF SPECIAL SERVICER.

               (a) Subject to the express provisions of this Agreement, for and on behalf of the Trust and for the benefit of the Certificateholders as a whole, and, solely as it relates to any A/B Mortgage Loan, for the benefit of the holder of the related B Note and, solely as it relates to any Loan Pair, for the benefit of the holder of the related Serviced Companion Mortgage Loan, the
Special Servicer shall service the Specially Serviced Mortgage Loans and manage the related REO Properties in accordance with the Servicing Standard and the terms of this Agreement. Certain of the provisions of this Article IX make explicit reference to their applicability to Mortgage Loans, any Serviced
Companion Mortgage Loan and any B Note; notwithstanding such explicit references, references in this Article IX to "Mortgage Loans" shall be construed, unless otherwise specified, to refer also to such B Note and such
Serviced Companion Mortgage

                                     -220-

Loan (but any other terms that are defined in Article I and used in this Article
IX shall be construed according to such definitions without regard to this sentence).

               (b) The Special Servicer shall cooperate with the Master Servicer and provide the Master Servicer with the information reasonably requested by the
Master Servicer, in writing, to the extent required to allow the Master Servicer to perform its servicing obligations with respect to the Specially Serviced
Mortgage Loans hereunder; provided, however, that (i) the Special Servicer shall not be required to produce any ad hoc reports or incur any unusual expense or effort in connection therewith and (ii) if the Special Servicer elects to provide such ad hoc reports, the Special Servicer may require the Master
Servicer to pay a reasonable fee to cover the costs of the preparation thereof.
The Special Servicer's obligations with respect to the servicing of any
Specially Serviced Mortgage Loan and any related REO Properties shall terminate when such Specially Serviced Mortgage Loan has become a Rehabilitated Mortgage
Loan, unless and until another Servicing Transfer Event with respect to such
Rehabilitated Mortgage Loan occurs.

               (c) The Special Servicer shall send a written notice to the
Master Servicer, the Operating Adviser and the Paying Agent within two Business
Days after becoming aware that a Mortgage Loan has become a Rehabilitated
Mortgage Loan, which notice shall identify the applicable Mortgage Loan. Upon the receipt of such notice by the Master Servicer and the Paying Agent, such
Mortgage Loan shall become a Rehabilitated Mortgage Loan and will be serviced by the Master Servicer.

               (d) Upon the occurrence of a Servicing Transfer Event with respect to a Mortgage Loan and upon the reasonable request of the Special
Servicer, the Master Servicer shall mark its records for such Mortgage Loan to cause any monthly statements for amounts due on such Mortgage Loan to be sent thereafter to the Special Servicer rather than the related Mortgagor. Upon receipt of any such monthly statement, the Special Servicer shall, within two
Business Days, advise the Master Servicer of any changes to be made, and return the monthly statement to the Master Servicer. The Master Servicer shall thereafter promptly send the corrected monthly statement to the Mortgagor. If a
Mortgage Loan becomes a Rehabilitated Mortgage Loan, the Master Servicer shall send the monthly statement to the Mortgagor as it did before such Mortgage Loan became a Specially Serviced Mortgage Loan.

               (e) All amounts collected by the Master Servicer with respect to a Specially Serviced Mortgage Loan (other than a Mortgage Loan that has become an REO Mortgage Loan and a Specially Serviced Mortgage Loan that is a B Note or
Serviced Companion Mortgage Loan) shall be deposited in the Certificate Account, and all amounts collected by the Master Servicer with respect to a Specially
Serviced Mortgage Loan that is a B Note shall be deposited in the related A/B
Loan Custodial Account and all amounts collected by the Master Servicer with respect to a Specially Serviced Mortgage Loan that is a Serviced Companion
Mortgage Loan shall be deposited in the related Serviced Companion Mortgage Loan
Custodial Account. The Master Servicer shall within three Business Days after receipt of any such payment, notify the Special Servicer of the receipt of such payment and the amount thereof. The Special Servicer shall, within one Business
Day thereafter, instruct the Master Servicer in writing how to apply such payment (with the application of such payments to be made in accordance with the related Mortgage Loan documents (including the related Intercreditor Agreement, if any) or in accordance with this Agreement, as applicable).

                                     -221-

               (f) After the occurrence of any Servicing Transfer Event with respect to any one or more Mortgage Loans that are the subject of any
Environmental Insurance Policy, (i) the Special Servicer shall monitor the dates by which any claim must be made or action must be taken under such Environmental
Insurance Policy to achieve the payment of all amounts thereunder to which the
Trust is entitled in the event the Special Servicer has actual knowledge of any event giving rise to a claim under such Environmental Insurance Policy (an
"Insured Environmental Event") and (ii) if the Special Servicer has actual knowledge of an Insured Environmental Event with respect to such Mortgage Loan, the Special Servicer shall take reasonable actions as are in accordance with the
Servicing Standard and the terms and conditions of the related Environmental
Insurance Policy to make a claim thereunder and achieve the payment of all amounts to which the Trust is entitled thereunder. Any legal fees or other out-of-pocket costs incurred in accordance with the Servicing Standard in connection with any such claim shall be paid by, and reimbursable to, the Master
Servicer (of if applicable, the Special Servicer) as a Servicing Advance. All
extraordinary expenses (but not ordinary and routine or anticipated expenses)
incurred by the Special Servicer in fulfilling its obligations under this
Section 9.1 shall be paid by the Trust.

               SECTION 9.2 FIDELITY BOND AND ERRORS AND OMISSIONS INSURANCE
POLICY OF SPECIAL SERVICER. The Special Servicer, at its expense, shall maintain in effect a Servicer Fidelity Bond and a Servicer Errors and Omissions Insurance
Policy. The Servicer Errors and Omissions Insurance Policy and Servicer Fidelity
Bond shall be issued by a Qualified Insurer (unless the Special Servicer self insures as provided below) and be in form and amount consistent with the
Servicing Standard. In the event that any such Servicer Errors and Omissions
Insurance Policy or Servicer Fidelity Bond ceases to be in effect, the Special
Servicer shall obtain a comparable replacement policy or bond from an insurer or issuer meeting the requirements set forth above as of the date of such replacement. So long as the long-term rating of the Special Servicer is not less than two rating categories (ignoring pluses or minuses) lower than the highest rating of the Certificates, but in any event not less than "Aa2" as rated by
Moody's and "A" as rated by S&P, the Special Servicer may self-insure for the
Servicer Fidelity Bond and the Servicer Errors and Omissions Insurance Policy.

               SECTION 9.3 SUB-SERVICERS. The Special Servicer shall have the right to use a Sub-Servicer on the same terms and conditions as those set forth in Section 8.4 for a Sub-Servicer of the Master Servicer. The Special Servicer
shall notify the Master Servicer, Trustee and solely as it relates to any A/B
Mortgage Loan, the holder of the related B Note, and solely as it relates to any
Loan Pair, the holder of the related Serviced Companion Mortgage Loan, of the appointment of any Sub-Servicer of the Special Servicer.

               SECTION 9.4 SPECIAL SERVICER GENERAL POWERS AND DUTIES.

               (a) Subject to the other terms and provisions of this Agreement
(and, in the case of any Non-Serviced Mortgage Loan, subject to the servicing of such Non-Serviced Mortgage Loan by the applicable Non-Serviced Mortgage Loan
Master Servicer and the applicable Non-Serviced Mortgage Loan Special Servicer), the Special Servicer is hereby authorized and empowered when the Special
Servicer believes it appropriate in accordance with the Servicing Standard, to take any and all the actions with respect to Specially Serviced Mortgage Loans which the Master Servicer may perform as set forth in Section 8.3(a), including

                                     -222-

(i) to execute and deliver, on behalf of itself or the Trust (or holder of a B
Note or Serviced Companion Mortgage Loan, as applicable), any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, with respect to the Specially
Serviced Mortgage Loans and with respect to the related REO Properties and (ii)
to effectuate foreclosure or other conversion of the ownership of any REO
Property securing a Mortgage Loan. The Trustee shall execute on the Closing Date a Power of Attorney in the form of Exhibit S-2 hereto and shall furnish the
Special Servicer from time to time, upon request, with any additional powers of attorney of the Trust, empowering the Special Servicer to take such actions as it determines to be reasonably necessary to comply with its servicing, administrative and management duties hereunder, and the Trustee shall execute and deliver or cause to be executed and delivered such other documents as a
Special Servicing Officer may request, that are necessary or appropriate to enable the Special Servicer to service, administer and manage the Specially
Serviced Mortgage Loans and carry out its duties hereunder, in each case as the
Special Servicer determines is in accordance with the Servicing Standard and the terms of this Agreement; provided, that, prior to initiating any proceedings in any court of law or equity (but not defending any proceedings in any court of law or equity) or instituting any proceeding to foreclose on any Mortgaged
Property in the name of the Trust in any state, the Special Servicer shall notify the Trustee in writing and not institute or initiate any such proceedings for a period of five Business Days from the date of its delivery of such notice to the Trustee, unless the Special Servicer reasonably believes that such action should be taken in less than five Business Days to preserve the property of the
Trust for the benefit of Certificateholders, and the Trustee may within five
Business Days of its receipt of such notice advise the Special Servicer that it has received an Opinion of Counsel (the cost of which shall be an expense of the
Trust) from an attorney duly licensed to practice law in the state where the related Mortgaged Property or REO Property is located, that it is likely that the laws of the state in which said action is to be taken either prohibit such action if taken in the name of the Trust or that the Trust would be adversely affected under the "doing business" or tax laws of such state if such action is taken in its name; provided, further, that the Special Servicer shall not be liable to the extent that it relies on the advice provided in such Opinion of
Counsel. Upon receipt of any such advice from the Trustee, the Special Servicer shall take such action in the name of such Person or Persons, in trust for the
Trust (or holder of a B Note or Serviced Companion Mortgage Loan, if applicable), as shall be consistent with the Opinion of Counsel obtained by the
Trustee. Such Person or Persons shall acknowledge in writing that such action is being taken by the Special Servicer in the name of the Trust (or holder of a B
Note or the Serviced Companion Mortgage Loan, if applicable). In the performance of its duties hereunder, the Special Servicer shall be an independent contractor and shall not, except in those instances where it is, after notice to the
Trustee as provided above, taking action in the name of the Trust (or holder of
a B Note or the Serviced Companion Mortgage Loan, if applicable), be deemed to be the agent of the Trust (or holder of a B Note or the Serviced Companion
Mortgage Loan, as applicable). The Special Servicer shall indemnify the Trustee for any loss, liability or reasonable expense (including attorneys' fees)
incurred by the Trustee or any director, officer, employee, agent or Controlling
Person of it or its affiliates in connection with any negligent or intentional misuse of the foregoing powers of attorney furnished to the Special Servicer by the Trustee. Such indemnification shall survive the resignation or termination of the Special Servicer hereunder, the resignation or termination of the Trustee and the termination of this Agreement. The Special Servicer shall not have any responsibility or liability for any act or omission of the Trustee, the Master
Servicer or the Depositor that is not attributable to the failure of the Special
Servicer to

                                     -223-

perform its obligations hereunder. The Special Servicer may conclusively rely on any advice of counsel rendered in a Nondisqualification Opinion.

               (b) In servicing and administering the Specially Serviced
Mortgage Loans and managing any related REO Properties, the Special Servicer shall employ procedures consistent with the Servicing Standard. The Special
Servicer shall conduct, or cause to be conducted, inspections, at its own expense, of the Mortgaged Properties relating to Specially Serviced Mortgage
Loans at such times and in such manner as shall be consistent with the Servicing
Standard; provided, that the Special Servicer shall conduct, or cause to be conducted, inspections of the Mortgaged Properties relating to Specially
Serviced Mortgage Loans at least once during each twelve-month period that ends on June 30 of any calendar year (commencing with the twelve-month period ending
June 30, 2005); provided further that the Special Servicer shall, at the expense of the Trust, inspect or cause to be inspected each Mortgaged Property related to a Mortgage Loan that is delinquent for sixty (60) days in the payment of any amounts due under such Mortgage Loan. The Special Servicer shall provide to the
Master Servicer (who shall provide, solely as it relates to any A/B Mortgage
Loan, to the holder of the related B Note, and solely as it relates to any Loan
Pair, to the holder of the related Serviced Companion Mortgage Loan) and the
Operating Adviser copies of the Inspection Reports relating to such inspections as soon as practicable after the completion of any inspection.

               (c) Pursuant to the related Loan Pair Intercreditor Agreement, each owner of a Serviced Companion Mortgage Loan has agreed that the Master
Servicer and the Special Servicer are authorized and obligated to service and administer such Serviced Companion Mortgage Loan pursuant to this Agreement.

               (d) Pursuant to the related Loan Pair Intercreditor Agreement, each owner of a Serviced Companion Mortgage Loan has agreed that the Master
Servicer and the Special Servicer are authorized and obligated to service and administer such Serviced Companion Mortgage Loan pursuant to this Agreement.
Notwithstanding anything herein to the contrary, the parties hereto acknowledge and agree that the Special Servicer's obligations and responsibilities hereunder and the Special Servicer's authority with respect to a Serviced Pari Passu
Mortgage Loan are limited by and subject to the terms of the related Loan Pair
Intercreditor Agreement. At such time when the related Serviced Companion
Mortgage Loan is deposited into a different commercial mortgage securitization
(the "Other Securitization"), the Special Servicer shall be required to consult with the special servicer of the Other Securitization (the "Other Special
Servicer") in respect thereof, and shall provide the Other Special Servicer with an opportunity to review any proposed action to be taken in respect thereof. The
Other Special Servicer and the operating adviser of the Other Securitization
(the "Other Operating Adviser") shall have such opportunity to consult with the
Special Servicer for a period from the date of receipt of the Special Servicer's written description of its proposed action through (but excluding) the fifth
Business Day following the date of receipt (the "Initial Review Period"). The
Special Servicer shall implement its written proposal if the Other Special
Servicer (in consultation with the Other Operating Adviser) does not disapprove the proposed action within the Initial Review Period, unless the Special
Servicer has been directed to do otherwise by the Operating Adviser (in which event the Special Servicer shall advise the Other Special Servicer of such alternate course of action). If the Other Special Servicer (in consultation with the Other Operating Adviser) disagrees with any aspect of the written proposal and, after consulting with the Special Servicer during the Initial Review
Period, is unable to reach agreement on the proper

                                     -224-

course of action and notifies the Special Servicer of its disagreement in writing, then the Other Special Servicer shall be entitled to an additional period of five Business Days (the "Additional Review Period") to continue its discussions with the Special Servicer and the Operating Adviser. If the Other
Special Servicer and the Special Servicer agree on a revised course of action within the Initial Review Period or the Additional Review Period, then the
Special Servicer shall revise the written proposal to reflect the agreed upon revised course of action and shall implement that course of action. If the Other
Special Servicer and the Special Servicer are unable to agree on the appropriate course of action by the end of the Additional Review Period, then the Special
Servicer shall decide, in accordance with the Servicing Standard set forth in this Agreement, what course of action to follow. If an Event of Default has occurred and is continuing with respect to the Special Servicer under this
Agreement, which Event of Default does not relate to any Mortgage Loan other than the related Loan Pair, then the trustee under the pooling and servicing agreement relating to the Other Securitization (the "Other Pooling and Servicing
Agreement") shall be entitled to direct the Trustee to (a) terminate the defaulting Special Servicer solely with respect to the related Loan Pair and (b)
appoint a successor Special Servicer that meets the eligibility requirements of the Other Pooling and Servicing Agreement and this Agreement. In such event, the trustee under the Other Pooling and Servicing Agreement shall exercise its rights set forth in the preceding sentence at the direction of the certificateholders holding at least 25% of the certificate balance of the certificates issued under the Other Securitization or the Other Operating
Adviser. The replacement of the Special Servicer with respect to a Loan Pair, as contemplated above, will in any event be subject to obtaining Rating Agency
Confirmation hereunder and any required Rating Agency Confirmation with respect to the certificates by the trustee under the Other Pooling and Servicing
Agreement.

               (e) Pursuant to the applicable Non-Serviced Mortgage Loan
Intercreditor Agreement, the owners of a Non-Serviced Mortgage Loan have agreed that such owner's rights in, to and under such Non-Serviced Mortgage Loan are subject to the servicing and all other rights of the applicable Non-Serviced
Mortgage Loan Master Servicer and the applicable Non-Serviced Mortgage Loan
Special Servicer and such Non-Serviced Mortgage Loan Master Servicer and
Non-Serviced Mortgage Loan Special Servicer are authorized and obligated to service and administer such Non-Serviced Mortgage Loan pursuant to the related
Non-Serviced Mortgage Loan Pooling and Servicing Agreement. Notwithstanding
anything herein to the contrary, the parties hereto acknowledge and agree that the Special Servicer's obligations and responsibilities hereunder and the
Special Servicer's authority with respect to any Non-Serviced Mortgage Loan are limited by and subject to the terms of the applicable Non-Serviced Mortgage Loan
Intercreditor Agreement and the rights of the applicable Non-Serviced Mortgage
Loan Master Servicer and the applicable Non-Serviced Mortgage Loan Special
Servicer with respect thereto under the related Non-Serviced Mortgage Loan
Pooling and Servicing Agreement. The Special Servicer shall take such actions as it shall deem reasonably necessary to facilitate the servicing of any
Non-Serviced Mortgage Loan by the applicable Non-Serviced Mortgage Loan Master
Servicer and the applicable Non-Serviced Mortgage Loan Special Servicer including, but not limited to, delivering appropriate Requests for Release to the Trustee and Custodian (if any) in order to deliver any portion of the related Mortgage File to the applicable Non-Serviced Mortgage Loan Master
Servicer or applicable Non-Serviced Mortgage Loan Special Servicer under the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement.

                                     -225-

               SECTION 9.5 "DUE-ON-SALE" CLAUSES; ASSIGNMENT AND ASSUMPTION
AGREEMENTS; MODIFICATIONS OF SPECIALLY SERVICED MORTGAGE LOANS;
DUE-ON-ENCUMBRANCE CLAUSES.

               Subject to the limitations of Section 12.3, the Special Servicer shall have the following duties and rights:

               (a) If any Specially Serviced Mortgage Loan contains a provision in the nature of a "due-on-sale" clause, which by its terms:

                    (i) provides that such Specially Serviced Mortgage Loan
shall (or may at the Mortgagee's option) become due and payable upon the sale or other transfer of an interest in the related Mortgaged Property or ownership interest in the related Mortgagor, or

                    (ii) provides that such Specially Serviced Mortgage Loan may not be assumed, or ownership interests in the related Mortgagor may not be transferred, without the consent of the related mortgagee in connection with any such sale or other transfer,

then, the Special Servicer, on behalf of the Trust, shall, after consultation with the Operating Adviser and in accordance with the REMIC Provisions, take such actions as it deems to be in the best economic interest of the Trust in accordance with the Servicing Standard, and may waive or enforce any due-on-sale clause contained in the related Mortgage Note or Mortgage; provided, however, that if the Principal Balance of such Mortgage Loan at such time equals or exceeds 5% of the Aggregate Certificate Balance or exceeds $35,000,000 (or
$25,000,000 in the case of Moody's) or is one of the then current top 10 loans
(by Principal Balance) in the pool, then prior to waiving the effect of such provision, the Special Servicer shall obtain Rating Agency Confirmation regarding such waiver. In connection with the request for such consent, the
Special Servicer shall prepare and deliver to Moody's and S&P a memorandum outlining its analysis and recommendation in accordance with the Servicing
Standard, together with copies of all relevant documentation. The Special
Servicer shall also prepare and provide Moody's and S&P with such memorandum and documentation for all transfer, assumption and encumbrance consents granted for
Mortgage Loans below the threshold set forth above, but for which the Special
Servicer's decision will be sufficient and a Rating Agency Confirmation is not required. As to any Mortgage Loan that is not a Specially Serviced Mortgage Loan and contains a provision in the nature of a "due-on-sale" clause, the Special
Servicer shall have the rights and duties set forth in Section 8.7(b). The
Special Servicer shall be entitled to 100% of all assumption fees in connection with Specially Serviced Mortgage Loans.

               After notice to the Operating Adviser, the Special Servicer is also authorized to take or enter into an assignment and assumption agreement from or with the Person to whom such property has been or is about to be conveyed, and/or to release the original Mortgagor from liability upon the
Specially Serviced Mortgage Loan and substitute the new Mortgagor as obligor thereon; provided, that except as otherwise permitted by Section 9.5(c), any such assignment and assumption or substitution agreement shall contain no terms that could result in an Adverse REMIC Event. To the extent permitted by law, the
Special Servicer shall enter into an assumption or substitution agreement that is required under the related Mortgage Loan documents (either as a matter of right or upon satisfaction of specified conditions) and shall

                                     -226-

otherwise enter into any assumption or substitution agreement only if the credit status of the prospective new mortgagor and the underwriting of the new mortgagor is in compliance with the Special Servicer's regular commercial mortgage origination or servicing standards and criteria. The Special Servicer shall notify the Master Servicer of any such assignment and assumption or substitution agreement and the Special Servicer shall forward to the Trustee the original of such agreement, which original shall be added by the Trustee to the related Mortgage File and shall, for all purposes, be considered a part of such
Mortgage File to the same extent as all other documents and instruments constituting a part thereof.

               (b) In connection with any assignment and assumption of a
Specially Serviced Mortgage Loan, in no event shall the Special Servicer consent to the creation of any lien on a Mortgaged Property that is senior to, or on a parity with, the lien of the related Mortgage. Nothing in this Section 9.5 shall constitute a waiver of the Trustee's right, as the mortgagee of record, to receive notice of any assignment and assumption of a Specially Serviced Mortgage
Loan, any sale or other transfer of the related Mortgaged Property or the creation of any lien or other encumbrance with respect to such Mortgaged
Property.

               (c) Subject to the Servicing Standard and Sections 9.39 and 9.40,
and the rights and duties of the Master Servicer under Section 8.18, the Special
Servicer may enter into any modification, waiver or amendment (including, without limitation, the substitution or release of collateral or the pledge of additional collateral) of the terms of any Specially Serviced Mortgage Loan, including any modification, waiver or amendment to (i) reduce the amounts owing under any Specially Serviced Mortgage Loan by forgiving principal, accrued interest and/or any Prepayment Premium, (ii) reduce the amount of the Scheduled
Payment on any Specially Serviced Mortgage Loan, including by way of a reduction in the related Mortgage Rate, (iii) forbear in the enforcement of any right granted under any Mortgage Note or Mortgage relating to a Specially Serviced
Mortgage Loan, (iv) extend the Maturity Date of any Specially Serviced Mortgage
Loan and/or (v) accept a principal prepayment on any Specially Serviced Mortgage
Loan during any period during which voluntary Principal Prepayments are prohibited, provided, in the case of any such modification, waiver or amendment, that (A) the related Mortgagor is in default with respect to the Specially
Serviced Mortgage Loan or, in the reasonable judgment of the Special Servicer, such default is reasonably foreseeable, (B) in the reasonable judgment of the
Special Servicer, such modification, waiver or amendment would increase the recovery on the Specially Serviced Mortgage Loan to Certificateholders, the
holder of the related Serviced Companion Mortgage Loan and the holder of the related B Note (as a collective whole) on a net present value basis (the relevant discounting of amounts that will be distributable to
Certificateholders, the holder of the related Serviced Companion Mortgage Loan and the holder of the related B Note (as a collective whole) to be performed at the related Mortgage Rate (or, in the case of an A/B Mortgage Loan, such discounting to be performed at the weighted average of the Mortgage Rate and the stated mortgage rate on the B Note), (C) such modification, waiver or amendment would not cause an Adverse REMIC Event (including with respect to any securities evidencing interests in any A Note or any B Note) to occur or adversely affect the tax status of the B Note Trust, and (D) if notice to the Operating Adviser of such modification, waiver or amendment is required pursuant to Section 9.39, the Special Servicer has made such notice. The Special Servicer, with respect to any B Note and any Serviced Companion Mortgage Loan that is a Specially Serviced
Mortgage Loan, shall notify the holder of the B Note and the Serviced Companion
Mortgage Loan, as applicable, of any modification of the monthly payments of an
A/B Mortgage Loan or a Loan Pair, as the case may be, and such

                                     -227-

monthly payments shall be allocated in accordance with the related Intercreditor
Agreement or Loan Pair Intercreditor Agreement, as applicable.

               In no event, however, shall the Special Servicer (i) extend the
Maturity Date of a Specially Serviced Mortgage Loan beyond a date that is two years prior to the Rated Final Distribution Date or (ii) if the Specially
Serviced Mortgage Loan is secured by a ground lease, extend the Maturity Date of such Specially Serviced Mortgage Loan unless the Special Servicer gives due consideration to the remaining term of such ground lease. The Special Servicer shall not extend the Maturity Date of any Mortgage Loan secured by a Mortgaged
Property covered by a group secured creditor impaired property environmental insurance policy for more than five years beyond such Mortgage Loan's Maturity
Date unless a new Phase I Environmental Report indicates that there is no environmental condition or the Mortgagor obtains, at its expense, an extension of such policy on the same terms and conditions to cover the period through five years past the extended Maturity Date, provided that, (i) if such Mortgage Loan is secured by a ground lease, the Special Servicer shall give due consideration to the remaining term of the ground lease and (ii) in no case shall the Maturity
Date of any such Mortgage Loan be extended past a date that is two years prior to the Rated Final Distribution Date.

               The determination of the Special Servicer contemplated by clause
(B) of the proviso to the first paragraph of this Section 9.5(c) shall be evidenced by an Officer's Certificate certifying the information in the proviso to the first paragraph under this subsection (c).

               (d) In the event the Special Servicer intends to permit a
Mortgagor to substitute collateral for all or any portion of a Mortgaged
Property pursuant to Section 9.5(c) or pledge additional collateral for the
Mortgage Loan pursuant to Section 9.5(c), if the security interest of the Trust, the holder of any Serviced Companion Mortgage Loan or the holder of any B Note in such collateral would be perfected by possession, or if such collateral requires special care or protection, then prior to agreeing to such substitution or addition of collateral, the Special Servicer shall make arrangements for such possession, care or protection, and prior to agreeing to such substitution or addition of collateral (or such arrangement for possession, care or protection)
shall obtain the prior written consent of the Trustee with respect thereto
(which consent shall not be unreasonably withheld, delayed or conditioned);
provided, however, that the Trustee shall not be required (but has the option)
to consent to any substitution or addition of collateral or to hold any such collateral which will require the Trustee to undertake any additional duties or obligations or incur any additional expense. Notwithstanding the foregoing, the
Special Servicer will not permit a Mortgagor to substitute collateral for any portion of the Mortgaged Property pursuant to Section 9.5(c) unless it shall have received a Rating Agency Confirmation in connection therewith, the costs of which to be payable by the related Mortgagor to the extent provided for in the
Mortgage Loan documents. If the Mortgagor is not required to pay for the Rating
Agency Confirmation, then such expense will be paid by the Trust. The parties hereto acknowledge that if the Trust incurs any Additional Trust Expense associated solely with the release of collateral that is not required to be paid by a Mortgagor pursuant to the related Mortgage Loan documents (and such
Additional Trust Expense is not paid by the Mortgagor), including, but not limited to, rating agency fees, then the sole obligation of the related Seller shall be to pay an amount equal to such expense to the extent the related
Mortgagor is not required to pay them. Promptly upon receipt of notice of such unpaid expense, regarding a Specially Serviced Mortgage Loan, the Special
Servicer shall request the related Seller to make such payment by deposit to the
Certificate Account.

                                     -228-

               (e) The Special Servicer will promptly deliver to the Master
Servicer, the Operating Adviser, the Trustee, the Paying Agent, the Rating
Agencies (and, solely with respect to an A/B Mortgage Loan, the related B Note
Holder) a notice, specifying any such assignments and assumptions, modifications, waivers or amendments, such notice identifying the affected
Specially Serviced Mortgage Loan. Such notice shall set forth the reasons for such waiver, modification, or amendment (including, but not limited to, information such as related income and expense statements, rent rolls, occupancy status, property inspections, and an internal or external appraisal performed in accordance with MAI standards and methodologies (and, if done externally, the cost of such appraisal shall be recoverable as a Servicing Advance subject to the provisions of Section 4.4 hereof)). The Special Servicer shall also deliver to the Trustee (or the Custodian), for deposit in the related Mortgage File, an original counterpart of the agreement relating to such modification, waiver or amendment promptly following the execution thereof.

               (f) No fee described in this Section shall be collected by the
Special Servicer from the Mortgagor (or on behalf of the Mortgagor) in conjunction with any consent or any modification, waiver or amendment of the
Mortgage Loan if the collection of such fee would cause such consent, modification, waiver or amendment to be a "significant modification" of the
Mortgage Note within the meaning of Treasury Regulation Section 1.860G-2(b).
Subject to the foregoing, the Special Servicer shall use its reasonable efforts, in accordance with the Servicing Standard, to collect any modification fees and other expenses connected with a permitted modification of a Mortgage Loan from the Mortgagor. The inability of the Mortgagor to pay any costs and expenses of a proposed modification shall not impair the right of the Special Servicer, the
Master Servicer or the Trustee to be reimbursed by the Trust for such expenses
(including any cost and expense associated with the Opinion of Counsel referred to in this Section).

               (g) The Special Servicer shall cooperate with the Master Servicer
(as provided in Section 8.7) in connection with assignments and assumptions of
Mortgage Loans that are not Specially Serviced Mortgage Loans, and shall be entitled to receive 50% of any assumption fee paid by the related Mortgagor in connection with an assignment and assumption executed pursuant to Section 8.7(a)
and 50% of any assumption fee paid by the related Mortgagor in connection with an assignment and assumption executed pursuant to Section 8.7(b). The Special
Servicer shall be entitled to 100% of any assumption fee received in connection with a Specially Serviced Mortgage Loan.

               (h) Notwithstanding anything herein to the contrary, (i) the
Special Servicer shall not have any right or obligation to consult with or to seek and/or obtain consent or approval from the Operating Adviser prior to acting, and provisions of this Agreement requiring such shall be of no effect, if the Operating Adviser resigns or is removed, during the period following such resignation or removal until a replacement is elected and (ii) no advice, direction or objection from or by the Operating Adviser, as contemplated by this
Agreement, may (and the Special Servicer shall ignore and act without regard to any such advice, direction or objection that the Special Servicer has determined, in its reasonable good faith judgment would) (A) require or cause the Special Servicer to violate applicable law, the terms of any Mortgage Loan, any provision of this Agreement or the REMIC Provisions, including the Special
Servicer's obligation to act in accordance with the Servicing Standard, (B)
result in an Adverse REMIC Event with respect to any REMIC Pool, (C) expose the
Trust, the Depositor, the Master Servicer, the Special Servicer, the Fiscal
Agent, the Paying Agent or the Trustee, or any of their respective

                                     -229-

Affiliates, officers, directors, employees or agents, to any material claim, suit or liability, or (D) materially expand the scope of the Special Servicer's responsibilities under this Agreement.

               (i) If any Specially Serviced Mortgage Loan which contains a provision in the nature of a "due-on-encumbrance" clause, which by its terms:

                    (i) provides that such Mortgage Loan shall (or may at the
     mortgagee's option) become due and payable upon the creation of any additional lien or other encumbrance on the related Mortgaged Property or a lien on an ownership interest in the Mortgagor; or

                    (ii) requires the consent of the mortgagee to the creation of any such additional lien or other encumbrance on the related Mortgaged
     Property or a lien on an ownership interest in the Mortgagor,

then, for so long as such Mortgage Loan is included in the Trust, the Special
Servicer, on behalf of the Trustee as the mortgagee of record, shall exercise
(or, subject to Section 9.5, waive its right to exercise) any right it may have with respect to such Mortgage Loan (x) to accelerate the payments thereon, or
(y) to withhold its consent to the creation of any such additional lien or other encumbrance, in a manner consistent with the Servicing Standard. Prior to waiving the effect of such provision with respect to a Mortgage Loan, the
Special Servicer shall obtain Rating Agency Confirmation regarding such waiver;
provided, however, that such Rating Agency Confirmation shall only be required if the applicable Mortgage Loan (x) represents 2% or more of the Principal
Balance of all of the Mortgage Loans held by the Trust, has a Principal Balance of more than $20,000,000 or is one of the 10 largest Mortgage Loans based on
Principal Balance and (y) has a Loan-to-Value Ratio (which includes the indebtedness to be secured by such additional lien or other encumbrance and any other loans secured by the related Mortgaged Property or interests in the related Mortgagor) that is greater than or equal to 85% and a Debt Service
Coverage Ratio (which includes debt service on the indebtedness to be secured by such additional lien or other encumbrance and any other loans secured by the related Mortgaged Property or interests in the related Mortgagor) that is less than 1.2x.

               SECTION 9.6 RELEASE OF MORTGAGE FILES.

               (a) Upon becoming aware of the payment in full of any Specially
Serviced Mortgage Loan, or the receipt by the Special Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, or the complete defeasance of a Mortgage Loan, the Special Servicer will immediately notify the Master Servicer. The Special Servicer shall determine, in accordance with the Servicing Standard, whether an instrument of satisfaction shall be delivered and, if the Special Servicer determines that such instrument should be delivered, the Special Servicer shall deliver written approval of such delivery to the Master Servicer.

               (b) From time to time and as appropriate for the servicing or foreclosure of any Specially Serviced Mortgage Loan or the management of the related REO Property and in accordance with the Servicing Standard, the Trustee shall execute or cause to be executed such documents as shall be prepared and furnished to the Trustee by a Special Servicing Officer (in form reasonably acceptable to the Trustee) and as are necessary for such purposes. The Trustee or Custodian

                                     -230-

of a request for release signed by a Special Servicing Officer substantially in the form of Exhibit C, release the related Mortgage File to the Special
Servicer. After the transfer of servicing with respect to any Specially Serviced
Mortgage Loan to the Special Servicer, in accordance with the Servicing
Standard, the Master Servicer shall notify, in writing, the Mortgagor under each
Specially Serviced Mortgage Loan transferred to the Special Servicer, of such transfer.

               (c) The Special Servicer shall send notification in writing, to the Master Servicer to request any documents and instruments in the possession of the Master Servicer related to any Specially Serviced Mortgage Loan.

               (d) The Special Servicer shall, with respect to any Rehabilitated
Mortgage Loan, release to the Master Servicer all documents and instruments in the possession of the Special Servicer related to such Rehabilitated Mortgage
Loan. Prior to the transfer of servicing with respect to any Rehabilitated
Mortgage Loan to the Master Servicer in accordance with the Servicing Standard, the Special Servicer shall notify, in writing, each Mortgagor under each
Rehabilitated Mortgage Loan of such transfer.

               SECTION 9.7 DOCUMENTS, RECORDS AND FUNDS IN POSSESSION OF SPECIAL
SERVICER TO BE HELD FOR THE TRUSTEE.

               (a) The Special Servicer shall transmit to the Trustee or
Custodian such documents and instruments coming into the possession of the
Special Servicer as from time to time are required by the terms hereof to be delivered to the Trustee. Any funds received by the Special Servicer in respect of any Specially Serviced Mortgage Loan or any REO Property or which otherwise are collected by the Special Servicer as Liquidation Proceeds, Condemnation
Proceeds or Insurance Proceeds in respect of any Specially Serviced Mortgage
Loan or any REO Property shall be transmitted to the Master Servicer within one
Business Day of receipt to the Certificate Account, except that if such amounts relate to REO Income, they shall be deposited in the REO Account. The Special
Servicer shall provide access to information and documentation regarding the
Specially Serviced Mortgage Loans to the Trustee, the Master Servicer, the
Fiscal Agent, the Paying Agent, the Operating Adviser and their respective agents and accountants at any time upon reasonable written request and during normal business hours, provided that the Special Servicer shall not be required to take any action or provide any information that the Special Servicer determines will result in any material cost or expense to which it is not entitled to reimbursement hereunder or will result in any material liability for which it is not indemnified hereunder; provided further that the Trustee and the
Paying Agent shall be entitled to receive from the Special Servicer all such information as the Trustee and the Paying Agent shall reasonably require to perform their respective duties hereunder. In fulfilling such a request, the
Special Servicer shall not be responsible for determining whether such information is sufficient for the Trustee's, the Master Servicer's, the Fiscal
Agent's, the Paying Agent's or the Operating Adviser's purposes.

               (b) The Special Servicer hereby acknowledges that the Trust
(and/or the holder of the related B Note, if an A/B Mortgage Loan is involved and/or the holder of the related Serviced Companion Mortgage Loan, if a Loan
Pair is involved) owns the Specially Serviced Mortgage Loans and all Mortgage
Files representing such Specially Serviced Mortgage Loans and all funds now or hereafter held by, or under the control of, the Special Servicer that

                                     -231-

are collected by the Special Servicer in connection with the Specially Serviced
Mortgage Loans (but excluding any Special Servicer Compensation and all other amounts to which the Special Servicer is entitled hereunder); and the Special
Servicer agrees that all documents or instruments constituting part of the
Mortgage Files, and such funds relating to the Specially Serviced Mortgage Loans which come into the possession or custody of, or which are subject to the control of, the Special Servicer, shall be held by the Special Servicer for and on behalf of the Trust (or the holder of the related B Note, if an A/B Mortgage
Loan is involved or the holder of the related Serviced Companion Mortgage Loan, if a Loan Pair is involved).

               (c) The Special Servicer also agrees that it shall not create, incur or subject any Specially Serviced Mortgage Loans, or any funds that are required to be deposited in any REO Account to any claim, lien, security interest, judgment, levy, writ of attachment or other encumbrance, nor assert by legal action or otherwise any claim or right of setoff against any Specially
Serviced Mortgage Loan or any funds, collected on, or in connection with, a
Specially Serviced Mortgage Loan.

               SECTION 9.8 REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE
SPECIAL SERVICER.

               (a) The Special Servicer hereby represents and warrants to and covenants with the Trustee, as of the Closing Date:

                    (i) the Special Servicer is duly organized, validly existing and in good standing as a corporation under the laws of the State of Delaware, and shall be in compliance with the laws of each State in which any Mortgaged
Property (including any REO Property) which is, or is related to a Specially
Serviced Mortgage Loan is located to the extent necessary to perform its obligations under this Agreement, except where the failure to so qualify or comply would not adversely affect the Special Servicer's ability to perform its obligations hereunder in accordance with the terms of this Agreement;

                    (ii) the Special Servicer has the full power and authority to execute, deliver, perform, and to enter into and consummate all transactions and obligations contemplated by this Agreement. The Special Servicer has duly and validly authorized the execution, delivery and performance by it of this
Agreement and this Agreement has been duly executed and delivered by the Special
Servicer; and this Agreement, assuming the due authorization, execution and delivery thereof by the Depositor, the Trustee, the Fiscal Agent, the Paying
Agent and the Master Servicer, evidences the valid and binding obligation of the
Special Servicer enforceable against the Special Servicer in accordance with its terms subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium, receivership and other similar laws affecting creditors' rights generally as from time to time in effect, and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

                    (iii) the execution and delivery of this Agreement by the
Special Servicer, the consummation by the Special Servicer of the transactions contemplated hereby, and the fulfillment of or compliance by the Special
Servicer with the terms and conditions of this Agreement will not (1) result in a breach of any term or provision of its charter or by-laws or

                                     -232-

(2) conflict with, result in a breach, violation or acceleration of, or result in a default under, the terms of any other material agreement or instrument to which it is a party or by which it may be bound, or any law, governmental rule, regulation, or judgment, decree or order applicable to it of any court, regulatory body, administrative agency or governmental body having jurisdiction over it, which materially and adversely affects its ability to perform its obligations under this Agreement;

                    (iv) no litigation is pending or, to the best of the Special
Servicer's knowledge, threatened, against it, the outcome of which, in the
Special Servicer's reasonable judgment, could reasonably be expected to materially and adversely affect the execution, delivery or enforceability of this Agreement or its ability to service the Mortgage Loans or to perform any of its other obligations hereunder in accordance with the terms hereof; and

                    (v) no consent, approval, authorization or order of any
court or governmental agency or body is required for the execution, delivery and performance by it of, or compliance by it with, this Agreement, or the consummation of the transactions contemplated hereby, or if any such consent, approval, authorization or order is required, it has obtained the same or will obtain the same prior to the time necessary to perform its obligations under this Agreement, and, except to the extent in the case of performance, that its failure to be qualified as a foreign corporation or licensed in one or more states is not necessary for the performance by it of its obligations hereunder.

               (b) It is understood that the representations and warranties set forth in this Section 9.8 shall survive the execution and delivery of this
Agreement.

               (c) Any cause of action against the Special Servicer arising out of the breach of any representations and warranties made in this Section shall accrue upon the giving of written notice to the Special Servicer by any of the
Trustee, the Master Servicer, the Paying Agent or the Fiscal Agent. The Special
Servicer shall give prompt notice to the Trustee, the Fiscal Agent, the Paying
Agent, the Depositor, the Operating Adviser and the Master Servicer of the
occurrence, or the failure to occur, of any event that, with notice, or the passage of time or both, would cause any representation or warranty in this
Section to be untrue or inaccurate in any respect.

               SECTION 9.9 STANDARD HAZARD, FLOOD AND COMPREHENSIVE GENERAL
LIABILITY INSURANCE POLICIES.

               (a) For all REO Properties (other than REO Properties relating to
Non-Serviced Mortgage Loans), the Special Servicer shall use reasonable efforts, consistent with the Servicing Standard, to maintain with a Qualified Insurer (A)
a Standard Hazard Insurance Policy (that, if the terms of the related Mortgage
Loan documents and the related Mortgage so require, contains no exclusion as to any Act or Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of
2002) which does not provide for reduction due to depreciation in an amount which is not less than the full replacement cost of the improvements of such REO
Property or in an amount not less than the unpaid Principal Balance plus all unpaid interest and the cumulative amount of Servicing Advances (plus Advance
Interest) made with respect to such Mortgage Loan, any related B Note and
Serviced Companion Mortgage Loan, whichever is less, but, in any

                                     -233-

event, in an amount sufficient to avoid the application of any co-insurance clause and (B) any other insurance coverage for such REO Property which the related Mortgagor was required to maintain for the related Mortgaged Property under the related Mortgage, subject, as to earthquake insurance, to the second sentence following this sentence. If the improvements to the Mortgaged Property are in an area identified in the Federal Register by the Federal Emergency
Management Agency as having special flood hazards (and such flood insurance has been made available), the Special Servicer shall maintain a flood insurance policy meeting the requirements of the current guidelines of the Federal
Insurance Administration in an amount representing coverage equal to the lesser of the then outstanding Principal Balance of the Specially Serviced Mortgage
Loan and unpaid Advances (plus Advance Interest) and the maximum insurance coverage required under such current guidelines. It is understood and agreed that the Special Servicer has no obligation to obtain earthquake or other additional insurance on REO Property, except as required by law or, with respect to insurance other than earthquake insurance, as set forth in clause (B) of the first sentence of this Section 9.9(a) and, nevertheless, at its sole option and at the Trust's expense, it (if required at origination and is available at commercially reasonable rates) may obtain such earthquake insurance. The Special
Servicer shall use its reasonable efforts, consistent with the Servicing
Standard, to obtain a comprehensive general liability insurance policy for all
REO Properties. The Special Servicer shall, to the extent available at commercially reasonable rates (as determined by the Special Servicer in accordance with the Servicing Standard) and to the extent consistent with the
Servicing Standard, use its reasonable efforts to maintain a Rent Loss Policy covering revenues for a period of at least twelve months and a comprehensive general liability policy with coverage comparable to prudent lending requirements in an amount not less than $1 million per occurrence. All applicable policies required to be maintained by the Special Servicer pursuant to this Section 9.9(a) shall name the Trustee as loss payee and be endorsed with a standard mortgagee clause. The costs of such insurance shall be a Servicing
Advance, subject to the provisions of Section 4.4 hereof.

               (b) Any amounts collected by the Special Servicer under any insurance policies maintained pursuant to this Section 9.9 (other than amounts to be applied to the restoration or repair of the REO Property) shall be deposited into the applicable REO Account. Any cost incurred in maintaining the insurance required hereby for any REO Property shall be a Servicing Advance, subject to the provisions of Section 4.4 hereof.

               (c) Notwithstanding the above, the Special Servicer shall not be required in any event to maintain or obtain insurance coverage beyond what is reasonably available at a cost customarily acceptable and consistent with the
Servicing Standard; provided that, the Special Servicer will be required to maintain insurance against property damages resulting from terrorism or similar acts if the terms of the related Mortgage Loan documents so require unless the
Special Servicer determines that (i) such insurance is not available at any rate or (ii) such insurance is not available at commercially reasonable rates and such hazards are not at the time commonly insured against for properties similar to the related Mortgaged Property and located in or around the region in which such related Mortgaged Property is located. The Special Servicer shall notify the Trustee of any such determination.

               (d) The Special Servicer shall conclusively be deemed to have satisfied its obligations as set forth in this Section 9.9 either (i) if the
Special Servicer shall have obtained and maintained a master force placed or blanket insurance policy insuring against hazard losses on all of the applicable
Mortgage Loans, any Serviced Companion Mortgage Loan and any B

                                     -234-

Note serviced by it, it being understood and agreed that such policy may contain a deductible clause on terms substantially equivalent to those commercially available and maintained by comparable servicers consistent with the Servicing
Standard, and provided that such policy is issued by a Qualified Insurer with a minimum claims paying ability rating of at least "A2" by Moody's and "A" by S&P or otherwise approved by the Rating Agencies or (ii) if the Special Servicer,
provided that the rating of such Person's long-term debt is not less than "A2"
by Moody's and "A" by S&P, self-insures for its obligations as set forth in the first paragraph of this Section 9.9. In the event that the Special Servicer shall cause any Mortgage Loan, Serviced Companion Mortgage Loan and B Note to be
covered by such a master force placed or blanket insurance policy, the incremental cost of such insurance allocable to such Mortgage Loan, Serviced
Companion Mortgage Loan and B Note (i.e., other than any minimum or standby premium payable for such policy whether or not any Mortgage Loan is then covered thereby), if not borne by the related Mortgagor, shall be paid by the Special
Servicer as a Servicing Advance, subject to the provisions of Section 4.4 hereof. If such policy contains a deductible clause, the Special Servicer shall, if there shall not have been maintained on the related Mortgaged Property a policy complying with this Section 9.9 and there shall have been a loss that would have been covered by such policy, deposit in the Certificate Account the amount not otherwise payable under such master force placed or blanket insurance policy because of such deductible clause to the extent that such deductible exceeds (i) the deductible under the related Mortgage Loan, A/B Mortgage Loan or
Serviced Companion Mortgage Loan or (ii) if there is no deductible limitation required under the Mortgage Loan, A/B Mortgage Loan or Serviced Companion
Mortgage Loan, the deductible amount with respect to insurance policies generally available on properties similar to the related Mortgaged Property which is consistent with the Servicing Standard, and deliver to the Trustee an
Officer's Certificate describing the calculation of such amount. In connection with its activities as administrator and servicer of the Mortgage Loans, any
Serviced Companion Mortgage Loan and any B Note, the Special Servicer agrees to present, on its behalf and on behalf of the Trustee, claims under any such master force placed or blanket insurance policy.

               SECTION 9.10 PRESENTMENT OF CLAIMS AND COLLECTION OF PROCEEDS.
The Special Servicer will prepare and present or cause to be prepared and presented on behalf of the Trustee all claims under the Insurance Policies with respect to REO Property, and take such actions (including the negotiation, settlement, compromise or enforcement of the insured's claim) as shall be necessary to recover under such policies. Any proceeds disbursed to the Special
Servicer in respect of such policies shall be promptly remitted to the
Certificate Account, upon receipt, except for any amounts realized that are to be applied to the repair or restoration of the applicable REO Property in accordance with the Servicing Standard. Any extraordinary expenses (but not ordinary and routine or anticipated expenses) incurred by the Special Servicer in fulfilling its obligations under this Section 9.10 shall be paid by the
Trust.

               SECTION 9.11 COMPENSATION TO THE SPECIAL SERVICER.

               (a) As compensation for its activities hereunder, the Special
Servicer shall be entitled to (i) the Special Servicing Fee, (ii) the
Liquidation Fee and (iii) the Work-Out Fee. Such amounts, if any, collected by the Special Servicer from the related Mortgagor shall be transferred by the
Special Servicer to the Master Servicer within one Business Day of receipt thereof, and deposited by the Master Servicer in the Certificate Account. The
Special Servicer shall be entitled to receive a Liquidation Fee from the
Liquidation Proceeds received in connection with a final disposition of a
Specially Serviced Mortgage Loan or REO Property in

                                     -235-

whole or in part (whether arising pursuant to a sale, condemnation or otherwise). With respect to each REO Mortgage Loan that is a successor to a
Mortgage Loan secured by two or more Mortgaged Properties, the reference to "REO
Property" in the preceding sentence shall be construed on a property-by-property basis to refer separately to the acquired real property that is a successor to each of such Mortgaged Properties, thereby entitling the Special Servicer to a
Liquidation Fee from the Liquidation Proceeds received in connection with a final disposition of, and Condemnation Proceeds received in connection with, each such acquired property as the Liquidation Proceeds related to that property are received. The Special Servicer shall also be entitled to additional special servicing compensation of an amount equal to the excess, if any, of the aggregate Prepayment Interest Excess relating to Mortgage Loans which are
Specially Serviced Mortgage Loans which have received voluntary Principal
Prepayments not from Liquidation Proceeds or from modifications of Specially
Serviced Mortgage Loans for each Distribution Date over the aggregate Prepayment
Interest Shortfalls for such Mortgage Loans for such Distribution Date. If the
Special Servicer resigns or is terminated for any reason, it shall retain the right to receive any Work-Out Fees payable on Mortgage Loans that became
Rehabilitated Mortgage Loans while it acted as Special Servicer and remained
Rehabilitated Mortgage Loans at the time of such resignation or termination for so long as such Mortgage Loan remains a Rehabilitated Mortgage Loan.

               (b) The Special Servicer shall be entitled to cause the Master
Servicer to withdraw (i) from the Certificate Account, the Special Servicer
Compensation in respect of each Mortgage Loan (but not a B Note), (ii) from any
Serviced Companion Mortgage Loan Custodial Account, the Special Servicer
Compensation to the extent related solely to the related Serviced Companion
Mortgage Loan and (iii) from any A/B Loan Custodial Account, the Special
Servicer Compensation to the extent related solely to the related B Note, in the time and manner set forth in Section 5.2 of this Agreement. The Special Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement therefor except as expressly provided in this Agreement.

               (c) Additional Special Servicer Compensation in the form of net interest or income on any REO Account, assumption fees, extension fees, servicing fees, Modification Fees, forbearance fees, Late Fees and default interest (net of amounts used to pay Advance Interest) or other usual and customary charges and fees actually received from the Mortgagor in connection with any Specially Serviced Mortgage Loan shall be retained by the Special
Servicer, to the extent not required to be deposited in the Certificate Account pursuant to the terms of this Agreement (other than any such fees payable in connection with any Non-Serviced Mortgage Loan). The Special Servicer shall also be permitted to receive 50% of all assumption fees collected with respect to
Mortgage Loans that are not Specially Serviced Mortgage Loans as provided in
Section 8.7(a) and 8.7(b) and 100% of all assumption fees collected with respect to Mortgage Loans that are Specially Serviced Mortgage Loans as provided in
Section 9.5(a) (other than any such fees payable in connection with any
Non-Serviced Mortgage Loan). To the extent any component of Special Servicer
Compensation is in respect of amounts usually and customarily paid by
Mortgagors, the Special Servicer shall use reasonable good faith efforts to collect such amounts from the related Mortgagor, and to the extent so collected, in full or in part, the Special Servicer shall not be entitled to compensation for the portion so collected therefor hereunder out of the Trust.

                                     -236-

               SECTION 9.12 REALIZATION UPON DEFAULTED MORTGAGE LOANS.

               (a) The Special Servicer, in accordance with the Servicing
Standard and subject to Section 9.4(a) and Section 9.36, shall use its reasonable efforts to foreclose upon, repossess or otherwise comparably convert the ownership of Mortgaged Properties securing such of the Specially Serviced
Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments of such Mortgage Loan, the sale of such Mortgage Loan in accordance with this
Agreement or the modification of such Mortgage Loan in accordance with this
Agreement. In connection with such foreclosure or other conversion of ownership, the Special Servicer shall follow the Servicing Standard. The foregoing is subject to the proviso that the Special Servicer shall not request that the
Master Servicer make a Servicing Advance for Liquidation Expenses that would be a Nonrecoverable Advance unless the Special Servicer determines that such
Servicing Advance is in the best interest of the Certificateholders (and in the case of any A/B Mortgage Loan, the holder of the related B Note and the Trust as a collective whole and in the case of any Loan Pair, the holder of the related
Serviced Companion Mortgage Loan and the Trust as a collective whole).

               (b) The Special Servicer shall not acquire any personal property relating to any Specially Serviced Mortgage Loan pursuant hereto unless either:

                    (i) such personal property is incidental to real property
(within the meaning of Section 856(e)(1) of the Code) so acquired by the Special
Servicer; or

                    (ii) the Special Servicer shall have received a
Nondisqualification Opinion (the cost of which shall be reimbursed by the Trust)
to the effect that the holding of such personal property by any REMIC Pool will not cause the imposition of a tax on any REMIC Pool under the Code or cause any
REMIC Pool to fail to qualify as a REMIC.

               (c) Notwithstanding anything to the contrary in this Agreement, the Special Servicer shall not, on behalf of the Trust, obtain title to a
Mortgaged Property as a result of or in lieu of foreclosure or otherwise, and shall not otherwise acquire possession of, or take any other action with respect to, any Mortgaged Property, if, as a result of any such action the Trust, or any trust that holds a Serviced Companion Mortgage Loan would be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or
"operator" of such Mortgaged Property within the meaning of CERCLA, or any applicable comparable federal, state or local law, or a "discharger" or
"responsible party" thereunder, unless the Special Servicer has also previously determined in accordance with the Servicing Standard, based on a Phase I
Environmental Report prepared by a Person (who may be an employee or affiliate of the Master Servicer or the Special Servicer) who regularly conducts environmental site assessments in accordance with the standards of FNMA in the case of multi-family mortgage loans and customary servicing practices in the case of commercial loans for environmental assessments, which report shall be delivered to the Trustee, that:

                    (i) such Mortgaged Property is in compliance with applicable
Environmental Laws or, if not, after consultation with an environmental expert that taking such actions as are necessary to bring the Mortgaged Property in compliance therewith is reasonably likely to produce a greater recovery on a net present value basis than not taking such actions;

                                     -237-

                    (ii) taking such actions as are necessary to bring the
Mortgaged Property in compliance with applicable Environmental Laws is reasonably likely to produce a greater recovery on a net present value basis than pursuing a claim under the Environmental Insurance Policy; and

                    (iii) there are no circumstances or conditions present or
threatened at such Mortgaged Property relating to the use, management, disposal or release of any hazardous substances, hazardous materials, hazardous wastes, or petroleum-based materials for which investigation, testing, monitoring, removal, clean-up or remediation could be required under any federal, state or local law or regulation, or that, if any such materials are present for which such action could be required, after consultation with an environmental expert taking such actions with respect to the affected Mortgaged Property is reasonably likely to produce a greater recovery on a net present value basis than not taking such actions (after taking into account the projected costs of such actions); provided, however, that such compliance pursuant to clause (i)
and (ii) above or the taking of such action pursuant to this clause (iii) shall only be required to the extent that the cost thereof is a Servicing Advance of the Master Servicer or the Special Servicer pursuant to this Agreement, subject to the provisions of Section 4.4 hereof.

               (d) The cost of the Phase I Environmental Report contemplated by
Section 9.12(c) may be treated as a Liquidation Expense, or in the event the related Specially Serviced Mortgage Loan is not liquidated and a Final Recovery
Determination has been made with respect to such Specially Serviced Mortgage
Loan, the Master Servicer shall treat such cost as a Servicing Advance subject to the provisions of Section 4.4 hereof; provided that, in the latter event, the
Special Servicer shall use its good faith reasonable business efforts to recover such cost from the Mortgagor in connection with the curing of the default under the Specially Serviced Mortgage Loan.

               (e) If the Special Servicer determines, pursuant to Section
9.12(c), that taking such actions as are necessary to bring any Mortgaged
Property into compliance with applicable Environmental Laws, or taking such actions with respect to the containment, removal, clean-up or remediation of hazardous substances, hazardous materials, hazardous wastes, or petroleum-based materials affecting any such Mortgaged Property, is not reasonably likely to produce a greater recovery on a net present value basis than not taking such actions (after taking into account the projected costs of such actions) or than not pursuing a claim under the Environmental Insurance Policy, then the Special
Servicer shall take such action as it deems to be in the best economic interest of the Trust (and the holder of the related B Note if in connection with an A/B
Mortgage Loan and the holder of the related Serviced Companion Mortgage Loan if in connection with a Loan Pair, taken as a collective whole), including, without limitation, releasing the lien of the related Mortgage. If the Special Servicer determines that a material possibility exists that Liquidation Expenses with respect to Mortgaged Property (taking into account the cost of bringing it into compliance with applicable Environmental Laws) would exceed the Principal
Balance of the related Mortgage Loan, the Special Servicer shall not attempt to bring such Mortgaged Property into compliance and shall not acquire title to such Mortgaged Property unless it has received the written consent of the
Trustee to such action.

               (f) The Special Servicer shall have the right to determine, in accordance with the Servicing Standard, the advisability of maintaining any action with respect to any Specially

                                     -238-

Serviced Mortgage Loan, including, without limitation, any action to obtain a deficiency judgment with respect to any Specially Serviced Mortgage Loan.

               SECTION 9.13 FORECLOSURE. In the event that the Trust obtains, through foreclosure on a Mortgage or otherwise, the right to receive title to a
Mortgaged Property, the Special Servicer, as its agent, shall direct the appropriate party to deliver title to the REO Property to the Trustee or its nominee.

               The Special Servicer may consult with counsel to determine when an Acquisition Date shall be deemed to occur under the REMIC Provisions with respect to the Mortgaged Property, the expense of such consultation being treated as a Servicing Advance related to the foreclosure, subject to the provisions of Section 4.4 hereof. The Special Servicer, on behalf of the Trust
(and the holder of the related B Note if in connection with an A/B Mortgage Loan and the holder of the related Serviced Companion Mortgage Loan if in connection with a Loan Pair), shall sell the REO Property expeditiously, but in any event within the time period, and subject to the conditions, set forth in Section
9.15. Subject to Section 9.15, the Special Servicer shall manage, conserve, protect and operate the REO Property for the holders of beneficial interests in the Trust (and the holder of the related B Note if in connection with an A/B
Mortgage Loan and the holder of the related Serviced Companion Mortgage Loan if in connection with a Loan Pair) solely for the purpose of its prompt disposition and sale.

               SECTION 9.14 OPERATION OF REO PROPERTY

               (a) The Special Servicer shall segregate and hold all funds collected and received in connection with the operation of each REO Property separate and apart from its own funds and general assets and shall establish and maintain with respect to each REO Property one or more accounts held in trust for the benefit of the Certificateholders (and the holder of the related B Note if in connection with an A/B Mortgage Loan and the holder of the related
Serviced Companion Mortgage Loan if in connection with a Loan Pair) in the name of "LaSalle Bank National Association, as Trustee for the Holders of Morgan
Stanley Capital I Inc. Commercial Mortgage Pass-Through Certificates Series
2004-TOP15, the holder of any Serviced Companion Mortgage Loan and the holder of any B Note as their interests may appear [name of Property Account]" (each, an
"REO Account"), which shall be an Eligible Account. Amounts in any REO Account shall be invested in Eligible Investments. The Special Servicer shall deposit all funds received with respect to an REO Property in the applicable REO Account within two days of receipt. The Special Servicer shall account separately for funds received or expended with respect to each REO Property. All funds in each
REO Account may be invested only in Eligible Investments. The Special Servicer shall notify the Trustee and the Master Servicer in writing of the location and account number of each REO Account and shall notify the Trustee prior to any subsequent change thereof.

               (b) On or before each Special Servicer Remittance Date, the
Special Servicer shall withdraw from each REO Account and deposit in the
Certificate Account, the REO Income received or collected during the Collection
Period immediately preceding such Special Servicer Remittance Date on or with respect to the related REO Properties and reinvestment income thereon; provided, however, that (i) the Special Servicer may retain in such REO Account such portion of such proceeds and collections as may be necessary to maintain in the
REO Account sufficient funds for the proper operation, management and maintenance of the related REO

                                     -239-

Property, including, without limitation, the creation of reasonable reserves for repairs, replacements, and necessary capital improvements and other related expenses. The Special Servicer shall notify the Master Servicer of all such deposits (and the REO Properties to which the deposits relate) made into the
Certificate Account and (ii) the Special Servicer shall be entitled to withdraw from the REO Account and pay itself as additional Special Servicing Compensation any interest or net reinvestment income earned on funds deposited in the REO
Account. The amount of any losses incurred in respect of any such investments shall be for the account of the Special Servicer which shall deposit the amount of such loss (to the extent not offset by income from other investments) in the
REO Account, out of its own funds immediately as realized. If the Special
Servicer deposits in any REO Account any amount not required to be deposited therein, it may at any time withdraw such amount from the REO Account, any provision herein to the contrary notwithstanding.

               (c) If the Trust acquires the Mortgaged Property, the Special
Servicer shall have full power and authority, in consultation with the Operating
Adviser, and subject to the specific requirements and prohibitions of this
Agreement and any applicable consultation rights of the holder of the related B
Note relating to an A/B Mortgage Loan, to do any and all things in connection therewith as are consistent with the Servicing Standard, subject to the REMIC
Provisions, and in such manner as the Special Servicer deems to be in the best interest of the Trust (and in the case of any A/B Mortgage Loan, the holder of the related B Note and the Trust as a collective whole and in the case of any
Loan Pair, the holder of the related Serviced Companion Mortgage Loan and the
Trust as a collective whole), and, consistent therewith, may advance from its own funds to pay for the following items (which amounts shall be reimbursed by the Master Servicer or the Trust subject to Sections 4.4 in accordance with
Section 4.6(e)), to the extent such amounts cannot be paid from REO Income:

                    (i) all insurance premiums due and payable in respect of
such REO Property;

                    (ii) all real estate taxes and assessments in respect of
such REO Property that could result or have resulted in the imposition of a lien thereon; and

                    (iii) all costs and expenses necessary to maintain, operate, lease and sell such REO Property (other than capital expenditures).

               (d) The Special Servicer may, and to the extent necessary to (i)
preserve the status of the REO Property as "foreclosure property" under the
REMIC Provisions or (ii) avoid the imposition of a tax on "income from nonpermitted assets" within the meaning of the REMIC Provisions, shall contract with any Independent Contractor for the operation and management of the REO
Property, provided that:

                    (i) the terms and conditions of any such contract shall not be inconsistent herewith;

                    (ii) the terms of such contract shall be consistent with the provisions of Section 856 of the Code and Treasury Regulation Section
1.856-4(b)(5);

                    (iii) only to the extent consistent with (ii) above, any
such contract shall require, or shall be administered to require, that the
Independent Contractor (A) pay all

                                     -240-

costs and expenses incurred in connection with the operation and management of such Mortgaged Property underlying the REO Property and (B) deposit on a daily basis all amounts payable to the Trust in accordance with the contract between the Trust and the Independent Contractor in an Eligible Account;

                    (iv) none of the provisions of this Section 9.14 relating to any such contract or to actions taken through any such Independent Contractor shall be deemed to relieve the Special Servicer of any of its duties and obligations to the Trustee with respect to the operation and management of any such REO Property;

                    (v) if the Independent Contractor is an Affiliate of the
Special Servicer, the consent of the Operating Adviser and a Nondisqualification
Opinion must be obtained; and

                    (vi) the Special Servicer shall be obligated with respect
thereto to the same extent as if it alone were performing all duties and obligations in connection with the operation and management of such REO
Property.

               The Special Servicer shall be entitled to enter into any
agreement with any Independent Contractor performing services for the Trust
(and, if applicable, the holder of a B Note or a Serviced Companion Mortgage
Loan) pursuant to this subsection (d) for indemnification of the Special
Servicer by such Independent Contractor, and nothing in this Agreement shall be deemed to limit or modify such indemnification. All fees of the Independent
Contractor (other than fees paid for performing services within the ordinary duties of a Special Servicer which shall be paid by the Special Servicer) shall be paid from the income derived from the REO Property. To the extent that the income from the REO Property is insufficient, such fees shall be advanced by the
Master Servicer or the Special Servicer as a Servicing Advance, subject to the provisions of Section 4.4 and Section 4.6(e) hereof.

               (e) Notwithstanding any other provision of this Agreement, the
Special Servicer shall not rent, lease, or otherwise earn income on behalf of the Trust or the beneficial owners thereof with respect to REO Property which might cause the REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code (without giving effect to the final sentence thereof) or result in the receipt by any REMIC of any "income from nonpermitted assets" within the meaning of Section 860F(a)(2) of the Code or any "net income from foreclosure property" which is subject to tax under the
REMIC Provisions unless (i) the Trustee and the Special Servicer have received an Opinion of Counsel (at the Trust's sole expense) to the effect that, under the REMIC Provisions and any relevant proposed legislation, any income generated for REMIC I by the REO Property would not result in the imposition of a tax upon
REMIC I or (ii) in accordance with the Servicing Standard, the Special Servicer determines the income or earnings with respect to such REO Property will offset any tax under the REMIC Provisions relating to such income or earnings and will maximize the net recovery from the REO Property to the Certificateholders. The
Special Servicer shall notify the Trustee, the Paying Agent and the Master
Servicer of any election by it to incur such tax, and the Special Servicer (i)
shall hold in escrow in an Eligible Account an amount equal to the tax payable thereby from revenues collected from the related REO Property, (ii) provide the
Paying Agent with all information for the Paying Agent to file the necessary tax returns in connection therewith and (iii) upon request from the Paying Agent, pay from such account to the Paying

                                     -241-

Agent the amount of the applicable tax. The Paying Agent shall file the applicable tax returns based on the information supplied by the Special Servicer and pay the applicable tax from the amounts collected by the Special Servicer.

               Subject to, and without limiting the generality of the foregoing, the Special Servicer, on behalf of the Trust, shall not:

                    (i) permit the Trust to enter into, renew or extend any New
Lease with respect to the REO Property, if the New Lease by its terms will give rise to any income that does not constitute Rents from Real Property;

                    (ii) permit any amount to be received or accrued under any
New Lease other than amounts that will constitute Rents from Real Property;

                    (iii) authorize or permit any construction on the REO
Property, other than the completion of a building or other improvement thereon, and then only if more than ten percent of the construction of such building or other improvement was completed before default on the Mortgage Loan became imminent, all within the meaning of Section 856(e)(4)(B) of the Code; or

                    (iv) Directly Operate, other than through an Independent
Contractor, or allow any other Person to Directly Operate, other than through an
Independent Contractor, the REO Property on any date more than 90 days after the
Acquisition Date; unless, in any such case, the Special Servicer has requested and received an Opinion of Counsel at the Trust's sole expense to the effect that such action will not cause such REO Property to fail to qualify as
"foreclosure property" within the meaning of Section 860G(a)(8) of the Code
(without giving effect to the final sentence thereof) at any time that it is held by the applicable REMIC Pool, in which case the Special Servicer may take such actions as are specified in such Opinion of Counsel.

               SECTION 9.15 SALE OF REO PROPERTY.

               (a) In the event that title to any REO Property is acquired by the Trust in respect of any Specially Serviced Mortgage Loan, the deed or certificate of sale shall be issued to the Trust, the Trustee or to its nominees. The Special Servicer, after notice to the Operating Adviser, shall use its reasonable best efforts to sell any REO Property as soon as practicable consistent with the objective of maximizing proceeds for all Certificateholders
(and with respect to a Serviced Companion Mortgage Loan or a B Note, for the
holders of such loans, as a collective whole), but in no event later than the end of the third calendar year following the end of the year of its acquisition, and in any event prior to the Rated Final Distribution Date or earlier to the extent necessary to comply with REMIC provisions, unless (i) the Trustee, on behalf of the applicable REMIC Pool, has been granted an extension of time (an
"Extension") (which extension shall be applied for at least 60 days prior to the expiration of the period specified above) by the Internal Revenue Service to sell such REO Property (a copy of which shall be delivered to the Paying Agent upon request), in which case the Special Servicer shall continue to attempt to sell the REO Property for its fair market value for such period longer than the period specified above as such Extension permits or (ii) the Special Servicer seeks and subsequently receives, at the expense of the Trust, a
Nondisqualification Opinion, addressed to the Trustee and

                                     -242-

the Special Servicer, to the effect that the holding by the Trust of such REO
Property subsequent to the period specified above after its acquisition will not result in the imposition of taxes on "prohibited transactions" of a REMIC, as defined in Section 860F(a)(2) of the Code, or cause any REMIC Pool to fail to qualify as a REMIC at any time that any Certificates are outstanding. If the
Trustee has not received an Extension or such Opinion of Counsel and the Special
Servicer is not able to sell such REO Property within the period specified above, or if an Extension has been granted and the Special Servicer is unable to sell such REO Property within the extended time period, the Special Servicer shall, after consultation with the Operating Adviser, before the end of such period or extended period, as the case may be, auction the REO Property to the highest bidder (which may be the Special Servicer) in accordance with the
Servicing Standard; provided, however, that no Interested Person shall be permitted to purchase the REO Property at a price less than the Purchase Price;
and provided, further that if the Special Servicer intends to bid on any REO
Property, (i) the Special Servicer shall notify the Trustee of such intent, (ii)
the Trustee shall promptly obtain, at the expense of the Trust an Appraisal of such REO Property (or internal valuation in accordance with the procedures specified in Section 6.9) and (iii) the Special Servicer shall not bid less than the fair market value set forth in such Appraisal. Neither any Seller nor the
Depositor may purchase REO Property at a price in excess of the fair market value thereof.

               (b) Within 30 days of the sale of the REO Property, the Special
Servicer shall provide to the Trustee, the Paying Agent and the Master Servicer
(and the holder of the related B Note, if any, if in connection with an A/B
Mortgage Loan and the holder of the related Serviced Companion Mortgage Loan, if in connection with a Loan Pair) a statement of accounting for such REO Property, including without limitation, (i) the Acquisition Date for the REO Property,
(ii) the date of disposition of the REO Property, (iii) the sale price and related selling and other expenses, (iv) accrued interest (including interest deemed to have accrued) on the Specially Serviced Mortgage Loan to which the REO
Property related, calculated from the Acquisition Date to the disposition date,
(v) final property operating statements, and (vi) such other information as the
Trustee or the Paying Agent (and the holder of the related B Note, if any, if in connection with an A/B Mortgage Loan and the holder of the related Serviced
Companion Mortgage Loan, if in connection with a Loan Pair) may reasonably request in writing.

               (c) The Liquidation Proceeds from the final disposition of the
REO Property shall be deposited in the Certificate Account within one Business
Day of receipt.

               SECTION 9.16 REALIZATION ON COLLATERAL SECURITY. In connection with the enforcement of the rights of the Trust to any property securing any
Specially Serviced Mortgage Loan other than the related Mortgaged Property, the
Special Servicer shall consult with counsel to determine how best to enforce such rights in a manner consistent with the REMIC Provisions and shall not, based on a Nondisqualification Opinion addressed to the Special Servicer and the
Trustee (the cost of which shall be an expense of the Trust) take any action that could result in the failure of any REMIC Pool to qualify as a REMIC while any Certificates are outstanding, unless such action has been approved by a vote of 100% of each Class of Certificateholders (including the Class R-I, Class R-II and Class R-III Certificateholders).

                                     -243-

               SECTION 9.17 RESERVED

               SECTION 9.18 ANNUAL OFFICER'S CERTIFICATE AS TO COMPLIANCE. The
Special Servicer shall deliver to the Paying Agent and the Master Servicer on or before noon (Eastern Time) on March 15 of each calendar year (or March 14 if a leap year), commencing in March 2005, an Officer's Certificate stating, as to the signer thereof, that (A) a review of the activities of the Special Servicer during the preceding calendar year or portion thereof and of the performance of the Special Servicer under this Agreement has been made under such officer's supervision and (B) to the best of such officer's knowledge, based on such review, the Special Servicer has fulfilled all its obligations under this
Agreement in all material respects throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof. The Special Servicer shall deliver such Officer's Certificate to the Depositor and the Trustee by
April 7 of each calendar year. The Special Servicer shall forward a copy of each such statement to the Rating Agencies. The Paying Agent shall forward a copy of each such statement to the Luxembourg Paying Agent. Promptly after receipt of such Officer's Certificate, the Depositor shall review the Officer's Certificate and, if applicable, consult with the Special Servicer as to the nature of any defaults by the Special Servicer in the fulfillment of any of the Special
Servicer's obligations hereunder.

               SECTION 9.19 ANNUAL INDEPENDENT ACCOUNTANTS' SERVICING REPORT. On
or before noon (Eastern Time) on March 15 of each calendar year (or March 14 if a leap year), beginning with March 2005, the Special Servicer at its expense shall cause a nationally recognized firm of Independent public accountants (who may also render other services to the Special Servicer, as applicable) to furnish to the Paying Agent and the Master Servicer (in electronic format) a statement to the effect that (a) such firm has examined certain documents and records relating to the servicing of the Mortgage Loans under this Agreement or the servicing of mortgage loans similar to the Mortgage Loans under substantially similar agreements for the preceding calendar year and (b) the assertion by management of the Special Servicer, that it maintained an effective internal control system over the servicing of such mortgage loans is fairly stated in all material respects, based upon established criteria, which statement meets the standards applicable to accountant's reports intended for general distribution; provided that each of the Master Servicer and the Special
Servicer shall not be required to cause the delivery of such statement until
April 15 in any given year so long as it has received written confirmation from the Depositor that a Report on Form 10-K is not required to be filed in respect of the Trust Fund for the preceding calendar year. The Special Servicer shall deliver such statement to the Depositor, each Rating Agency, the Trustee, and, upon request, the Operating Adviser by April 7 of each calendar year (or by
April 30 of each calendar year if the statement is not required to be delivered until April 15). The Paying Agent shall promptly deliver such statement to the
Luxembourg Paying Agent. Promptly after receipt of such report, the Depositor shall review the report and, if applicable, consult with the Special Servicer as to the nature of any defaults by the Special Servicer in the fulfillment of any of the Special Servicer's obligations hereunder.

               SECTION 9.20 MERGER OR CONSOLIDATION. Any Person into which the
Special Servicer may be merged or consolidated, or any Person resulting from any merger, conversion, other change in form or consolidation to which the Special
Servicer shall be a party, or any Person succeeding to the business of the
Special Servicer, shall be the successor of the Special Servicer hereunder, without the execution or filing of any paper or any further act on the part of

                                     -244-

any of the parties hereto; provided, however, that each of the Rating Agencies provides a Rating Agency Confirmation (including with respect to any securities rated by a Rating Agency evidencing interests in any Serviced Companion Mortgage
Loan or B Note). If the conditions to the proviso in the foregoing sentence are not met, the Trustee may terminate the Special Servicer's servicing of the
Specially Serviced Mortgage Loans pursuant hereto, such termination to be effected in the manner set forth in Section 9.31.

               SECTION 9.21 RESIGNATION OF SPECIAL SERVICER.

               (a) Except as otherwise provided in this Section 9.21, the
Special Servicer shall not resign from the obligations and duties hereby imposed on it unless it determines that the Special Servicer's duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. Any such determination permitting the resignation of the Special Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Master
Servicer, the Operating Adviser and the Trustee. No such resignation shall become effective until a successor servicer designated by the Operating Adviser and the Trustee shall have (i) satisfied the requirements that would apply pursuant to Section 9.20 hereof if a merger of the Special Servicer had occurred, (ii) assumed the Special Servicer's responsibilities and obligations under this Agreement and (iii) Rating Agency Confirmation (including with respect to any securities rated by a Rating Agency evidencing interests in any
Serviced Companion Mortgage Loan or B Note) shall have been obtained. Notice of such resignation shall be given promptly by the Special Servicer to the Master
Servicer and the Trustee.

               (b) The Special Servicer may resign from the obligations and duties hereby imposed on it, upon reasonable notice to the Trustee, provided that (i) a successor Special Servicer is (x) available, (y) reasonably acceptable to the Operating Adviser, the Depositor, and the Trustee, and (z)
willing to assume the obligations, responsibilities and covenants to be performed hereunder by the Special Servicer on substantially the same terms and conditions, and for not more than equivalent compensation as that herein provided, (ii) the successor Special Servicer has assets of at least $15,000,000 and (iii) Rating Agency Confirmation is obtained with respect to such resignation, as evidenced by a letter from each Rating Agency delivered to the
Trustee. Any costs of such resignation and of obtaining a replacement Special
Servicer shall be borne by the Special Servicer and shall not be an expense of the Trust.

               (c) No such resignation under paragraph (b) above shall become effective unless and until such successor Special Servicer enters into a servicing agreement with the Trustee assuming the obligations and responsibilities of the Special Servicer hereunder in form and substance reasonably satisfactory to the Trustee.

               (d) Upon any resignation of the Special Servicer, it shall retain the right to receive any and all Work-Out Fees payable in respect of Mortgage
Loans, any Serviced Companion Mortgage Loan and any B Note that became
Rehabilitated Mortgage Loans during the period that it acted as Special Servicer and that were still Rehabilitated Mortgage Loans at the time of such resignation
(and the successor Special Servicer shall not be entitled to any portion of such
Work-Out Fees), in each case until such time (if any) as such Mortgage Loan,
Serviced Companion Mortgage Loan or B Note again becomes a Specially Serviced
Mortgage Loan or are no longer included in the Trust.

                                     -245-

               SECTION 9.22 ASSIGNMENT OR DELEGATION OF DUTIES BY SPECIAL
SERVICER. The Special Servicer shall have the right without the prior written consent of the Trustee to (A) delegate or subcontract with or authorize or appoint anyone, or delegate certain duties to other professionals such as attorneys and appraisers, as an agent of the Special Servicer or Sub-Servicers
(as provided in Section 9.3) to perform and carry out any duties, covenants or obligations to be performed and carried out by the Special Servicer hereunder or
(B) assign and delegate all of its duties hereunder. In the case of any such assignment and delegation in accordance with the requirements of clause (A) of this Section, the Special Servicer shall not be released from its obligations under this Agreement. In the case of any such assignment and delegation in accordance with the requirements of clause (B) of this Section, the Special
Servicer shall be released from its obligations under this Agreement, except that the Special Servicer shall remain liable for all liabilities and obligations incurred by it as the Special Servicer hereunder prior to the satisfaction of the following conditions: (i) the Special Servicer gives the
Depositor, the Master Servicer, the Primary Servicer and the Trustee notice of such assignment and delegation; (ii) such purchaser or transferee accepting such assignment and delegation executes and delivers to the Depositor and the Trustee an agreement accepting such assignment, which contains an assumption by such
Person of the rights, powers, duties, responsibilities, obligations and liabilities of the Special Servicer, with like effect as if originally named as a party to this Agreement; (iii) the purchaser or transferee has assets in excess of $15,000,000; (iv) such assignment and delegation is the subject of a
Rating Agency Confirmation; and (v) the Depositor consents to such assignment and delegation, such consent not be unreasonably withheld. Notwithstanding the above, the Special Servicer may appoint Sub-Servicers in accordance with Section
9.3 hereof.

               SECTION 9.23 LIMITATION ON LIABILITY OF THE SPECIAL SERVICER AND
OTHERS.

               (a) Neither the Special Servicer nor any of the directors, officers, employees or agents of the Special Servicer shall be under any liability to the Certificateholders, the holder of any B Note, the holder of any
Serviced Companion Mortgage Loan or the Trustee for any action taken or for refraining from the taking of any action in good faith and using reasonable business judgment; provided that this provision shall not protect the Special
Servicer or any such person against any breach of a representation or warranty contained herein or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in its performance of duties hereunder or by reason of negligent disregard of obligations and duties hereunder. The Special Servicer and any director, officer, employee or agent of the Special Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person (including, without limitation, the information and reports delivered by or at the direction of the
Master Servicer or any director, officer, employee or agent of the Master
Servicer) respecting any matters arising hereunder. The Special Servicer shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Specially Serviced Mortgage
Loans in accordance with this Agreement; provided that the Special Servicer may in its sole discretion undertake any such action which it may reasonably deem necessary or desirable in order to protect the interests of the
Certificateholders, the holder of any B Note, the holder of any Serviced
Companion Mortgage Loan and the Trustee in the Specially Serviced Mortgage
Loans, or shall undertake any such action if instructed to do so by the Trustee.
In such event, all legal expenses and costs of such action (other than those that are connected with the routine performance by the Special Servicer of its duties hereunder) shall be expenses and costs of the Trust, and the Special
Servicer shall be

                                     -246-

entitled to be reimbursed therefor as a Servicing Advance, together with interest thereon, as provided by Section 5.2 hereof. Notwithstanding any term in this Agreement, the Special Servicer shall not be relieved from liability to, or entitled to indemnification from, the Trust for any action taken by it at the direction of the Operating Adviser which is in conflict with the Servicing
Standard.

               (b) In addition, the Special Servicer shall have no liability with respect to, and shall be entitled to conclusively rely on as to the truth of the statements and the correctness of the opinions expressed in any certificates or opinions furnished to the Special Servicer and conforming to the requirements of this Agreement. Neither the Special Servicer, nor any director, officer, employee, agent or Affiliate, shall be personally liable for any error of judgment made in good faith by any officer, unless it shall be proved that the Special Servicer or such officer was negligent in ascertaining the pertinent facts. Neither the Special Servicer, nor any director, officer, employee, agent or Affiliate, shall be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Agreement. The Special
Servicer shall be entitled to rely on reports and information supplied to it by the Master Servicer and the related Mortgagors and shall have no duty to investigate or confirm the accuracy of any such report or information.

               (c) The Special Servicer shall not be obligated to incur any liabilities, costs, charges, fees or other expenses which relate to or arise from any breach of any representation, warranty or covenant made by the
Depositor, the Master Servicer, the Fiscal Agent or the Trustee in this
Agreement. The Trust shall indemnify and hold harmless the Special Servicer from any and all claims, liabilities, costs, charges, fees or other expenses which relate to or arise from any such breach of representation, warranty or covenant to the extent such amounts are not recoverable from the party committing such breach.

               (d) Except as otherwise specifically provided herein:

                    (i) the Special Servicer may rely, and shall be protected in acting or refraining from acting upon, any resolution, officer's certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed or in good faith believed by it to be genuine and to have been signed or presented by the proper party or parties;

                    (ii) the Special Servicer may consult with counsel, and any written advice or Opinion of Counsel shall be full and complete authorization and protection with respect to any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of
Counsel;

                    (iii) the Special Servicer shall not be personally liable
for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Agreement; and

                    (iv) the Special Servicer, in preparing any reports
hereunder, may rely, and shall be protected in acting or refraining from acting upon any information (financial or other), statement, certificate, document, agreement, covenant, notice, request or other paper reasonably believed or in good faith believed by it to be genuine.

                                     -247-

               (e) The Special Servicer and any director, officer, employee or agent of the Special Servicer shall be indemnified by the Master Servicer, the
Trustee, the Paying Agent and the Fiscal Agent, as the case may be, and held harmless against any loss, liability or expense including reasonable attorneys'
fees incurred in connection with any legal action relating to the Master
Servicer's, the Trustee's, the Paying Agent's or the Fiscal Agent's, as the case may be, respective willful misfeasance, bad faith or negligence in the performance of its respective duties hereunder or by reason of negligent disregard by such Person of its respective duties hereunder, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of any of the Special Servicer's duties hereunder or by reason of negligent disregard of the Special Servicer's obligations and duties hereunder. The Special Servicer shall promptly notify the
Master Servicer, the Trustee, the Paying Agent and the Fiscal Agent if a claim is made by a third party entitling the Special Servicer to indemnification hereunder, whereupon the Master Servicer, the Trustee or the Paying Agent, in
each case, to the extent the claim was made in connection with its willful misfeasance, bad faith or negligence, shall assume the defense of any such claim
(with counsel reasonably satisfactory to the Special Servicer). Any failure to so notify the Master Servicer, the Trustee or the Paying Agent shall not affect any rights the Special Servicer may have to indemnification hereunder or otherwise, unless the interest of the Master Servicer, the Trustee or the Paying
Agent is materially prejudiced thereby. The indemnification provided herein shall survive the termination of this Agreement and the termination or resignation of the Special Servicer. Such indemnity shall survive the termination of this Agreement or the resignation or removal of the Special
Servicer hereunder. Any payment hereunder made by the Master Servicer, the
Trustee, the Fiscal Agent or the Paying Agent, as the case may be, pursuant to this paragraph to the Special Servicer shall be paid from the Master Servicer's, the Trustee's, Fiscal Agent's or the Paying Agent's, as the case may be, own funds, without reimbursement from the Trust therefor, except achieved through subrogation as provided in this Agreement. Any expenses incurred or indemnification payments made by the Trustee, the Paying Agent, the Fiscal Agent or the Master Servicer shall be reimbursed by the party so paid, if a court of competent jurisdiction makes a final judgment that the conduct of the Trustee, the Paying Agent, the Fiscal Agent or the Master Servicer, as the case may be, was (x) not culpable or (y) found to not have acted with willful misfeasance, bad faith or negligence.

               SECTION 9.24 INDEMNIFICATION; THIRD-PARTY CLAIMS.

               (a) The Special Servicer and any director, officer, employee or agent of the Special Servicer shall be indemnified and held harmless by the
Trust, out of the proceeds of the Mortgage Loans and the A/B Mortgage Loan (if and to the extent that the matter relates to such A/B Mortgage Loan) against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with any legal action relating to (i) this Agreement, and (ii) any action taken by the Special Servicer in accordance with the instruction delivered in writing to the Special Servicer by the Trustee or the Master
Servicer pursuant to any provision of this Agreement in each case and the
Special Servicer and each of its directors, officers, employees and agents shall be entitled to indemnification from the Trust for any loss, liability or expense
(including attorneys' fees) incurred in connection with the provision by the
Special Servicer of any information included by the Special Servicer in the report required to be provided by the Special Servicer pursuant to this
Agreement, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of negligent

                                     -248-

disregard of obligations and duties hereunder. The Special Servicer shall assume the defense of any such claim (with counsel reasonably satisfactory to the
Special Servicer) and the Trust shall pay, from amounts on deposit in the
Certificate Account pursuant to Section 5.2, all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. The indemnification provided herein shall survive the termination of this
Agreement and the termination or resignation of the Special Servicer. Any expenses incurred or indemnification payments made by the Trust shall be reimbursed by the Special Servicer, if a court of competent jurisdiction makes a final, non-appealable judgment that the Special Servicer was found to have acted with willful misfeasance, bad faith or negligence. Notwithstanding the foregoing, if such loss, liability or expense relates specifically to a particular Serviced Pari Passu Mortgage Loan (or another Mortgage Loan included in the Trust) or a particular Serviced Companion Mortgage Loan, then such indemnification shall be paid out of collections on, and other proceeds of, such
Serviced Pari Passu Mortgage Loan, other Mortgage Loan or Serviced Companion
Mortgage Loan, as applicable and not out of proceeds of any related B Note. If such loss, liability or expense relates to an A/B Mortgage Loan but does not relate to the related A Note and does not relate primarily to the administration of the Trust or any REMIC formed hereunder or to any determination respecting the amount, payment or avoidance of any tax under the REMIC provisions of the
Code or the actual payment of any REMIC tax or expense, then such indemnification shall be paid first out of collections on, and other proceeds of, the related B Note until such point as such indemnification is paid in full or a Final Recovery Determination has been made with respect to such B Note and only then out of collections on, and other proceeds of, the related A Note.

               (b) The Special Servicer agrees to indemnify the Trust, and the
Trustee, the Fiscal Agent, the Depositor, the Master Servicer, the Paying Agent
and any director, officer, employee or agent or Controlling Person of the
Trustee, the Fiscal Agent, the Depositor and the Master Servicer, and hold them harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, liabilities, fees and expenses that the Trust or the Trustee, the Fiscal Agent, the Depositor, the
Paying Agent or the Master Servicer may sustain arising from or as a result of the willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of negligent disregard of obligations and duties hereunder by the Special Servicer. The Trustee, the Fiscal Agent, the Depositor,
the Paying Agent or the Master Servicer shall immediately notify the Special
Servicer if a claim is made by a third party with respect to this Agreement or the Specially Serviced Mortgage Loans entitling the Trust or the Trustee, the
Fiscal Agent, the Depositor, the Paying Agent or the Master Servicer, as the
case may be, to indemnification hereunder, whereupon the Special Servicer shall assume the defense of any such claim (with counsel reasonably satisfactory to the Trustee, the Fiscal Agent, the Depositor, the Paying Agent or the Master
Servicer, as the case may be) and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. Any failure to so notify the Special Servicer shall not affect any rights the Trust or the Trustee, the Fiscal Agent, the Depositor, the Paying Agent or the Master
Servicer may have to indemnification under this Agreement or otherwise, unless the Special Servicer's defense of such claim is materially prejudiced thereby.
The indemnification provided herein shall survive the termination of this
Agreement and the termination or resignation of the Special Servicer, the Paying
Agent or the Trustee or Fiscal Agent. Any expenses incurred or indemnification payments made by the Special Servicer shall be reimbursed

                                     -249-

by the party so paid, if a court of competent jurisdiction makes a final, non-appealable judgment that the conduct of the Special Servicer was not culpable or found to have acted with willful misfeasance, bad faith or negligence.

               (c) The initial Special Servicer and the Depositor expressly agree that the only information furnished by or on behalf of the Special
Servicer for inclusion in the Preliminary Prospectus Supplement and the Final
Prospectus Supplement is the information set forth in the paragraph under the caption "SERVICING OF THE MORTGAGE LOANS - The Master Servicer and Special
Servicer--Special Servicer" of the Preliminary Prospectus Supplement and Final
Prospectus Supplement.

               (d) Any Non-Serviced Mortgage Loan Special Servicer and any
director, officer, employee or agent of such Non-Serviced Mortgage Loan Special
Servicer shall be indemnified by the Trust and held harmless against the Trust's pro rata share of any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with any legal action relating to any
Non-Serviced Mortgage Loan Pooling and Servicing Agreement and this Agreement, and relating to any Non-Serviced Mortgage Loan (but excluding any such losses allocable to the related Non-Serviced Companion Mortgage Loans), reasonably requiring the use of counsel or the incurring of expenses other than any losses incurred by reason of any Non-Serviced Mortgage Loan Special Servicer's willful misfeasance, bad faith or negligence in the performance of its duties under the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement.

               SECTION 9.25 RESERVED

               SECTION 9.26 SPECIAL SERVICER MAY OWN CERTIFICATES. The Special
Servicer or any agent of the Special Servicer in its individual capacity or in any other capacity may become the owner or pledgee of Certificates with the same rights as it would have if they were not the Special Servicer or such agent. Any such interest of the Special Servicer or such agent in the Certificates shall not be taken into account when evaluating whether actions of the Special
Servicer are consistent with its obligations in accordance with the Servicing
Standard regardless of whether such actions may have the effect of benefiting the Class or Classes of Certificates owned by the Special Servicer.

               SECTION 9.27 TAX REPORTING. The Special Servicer shall provide the necessary information to the Master Servicer to allow the Master Servicer to comply with the Mortgagor tax reporting requirements imposed by Sections 6050H,
6050J and 6050P of the Code with respect to any Specially Serviced Mortgage Loan and any REO Property and shall deliver such information with respect thereto as the Master Servicer or the Paying Agent may request in writing. The Special
Servicer shall provide to the Master Servicer copies of any such reports. The
Master Servicer shall forward such reports to the Trustee and the Paying Agent.

               SECTION 9.28 APPLICATION OF FUNDS RECEIVED. It is anticipated that the Master Servicer will be collecting all payments with respect to the
Mortgage Loans, any Serviced Companion Mortgage Loan and any B Note (other than payments with respect to REO Income). If, however, the Special Servicer should receive any payments with respect to any Mortgage Loan (other than REO Income)
it shall, within one Business Day of receipt from the Mortgagor

                                     -250-

or otherwise of any amounts attributable to payments with respect to or the sale of any Mortgage Loan or any Specially Serviced Mortgage Loan, if any, (but not
including REO Income, which shall be deposited in the applicable REO Account as provided in Section 9.14 hereof), either, (i) forward such payment (endorsed, if applicable, to the order of the Master Servicer), to the Master Servicer, or
(ii) deposit such amounts, or cause such amounts to be deposited, in the
Certificate Account. The Special Servicer shall notify the Master Servicer of each such amount received on or before the date required for the making of such deposit or transfer, as the case may be, indicating the Mortgage Loan or
Specially Serviced Mortgage Loan to which the amount is to be applied and the type of payment made by or on behalf of the related Mortgagor.

               SECTION 9.29 COMPLIANCE WITH REMIC PROVISIONS. The Special
Servicer shall act in accordance with this Agreement and the provisions of the
Code relating to REMICs in order to create or maintain the status of any REMIC
Pool as a REMIC under the Code or, as appropriate, adopt a plan of complete liquidation. The Special Servicer shall not take any action or cause any REMIC
Pool to take any action that would (i) endanger the status of any REMIC as a
REMIC under the Code or (ii) subject to Section 9.14(e), result in the imposition of a tax upon any REMIC Pool (including, but not limited to, the tax on prohibited transactions as defined in Code Section 860F(a)(2) or on prohibited contributions pursuant to Section 860G(d)) unless the Master Servicer and the Trustee have received a Nondisqualification Opinion (at the expense of the party seeking to take such action) to the effect that the contemplated action will not endanger such status or result in the imposition of such tax.
The Special Servicer shall comply with the provisions of Article XII hereof.

               SECTION 9.30 TERMINATION.

               (a) The obligations and responsibilities of the Special Servicer created hereby (other than the obligation of the Special Servicer to make payments to the Master Servicer as set forth in Section 9.28 and the obligations of the Special Servicer pursuant to Sections 9.8 and 9.24 hereof) shall terminate on the date which is the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining outstanding
(and final distribution to the Certificateholders) or, (B) the disposition of all REO Property in respect of any Specially Serviced Mortgage Loan (and final distribution to the Certificateholders), (ii) 60 days following the date on which the Trustee or the Operating Adviser has given written notice to the
Special Servicer that the Special Servicer is terminated pursuant to Section
9.30(b) or 9.30(c), respectively, and (iii) the effective date of any resignation of the Special Servicer effected pursuant to and in accordance with
Section 9.21. The obligations and responsibilities of the Special Servicer created hereby with respect to any Loan Pair (other than the obligation of the
Special Servicer to make payments to the Master Servicer as set forth in Section
9.28, the obligations of the Special Servicer pursuant to Sections 9.8 and 9.24 hereof and obligations under this Agreement that survive termination) shall terminate on the date that is 60 days following the date on which the Trustee has given written notice to the Special Servicer that this Agreement is terminated with respect to the Special Servicer's obligations with respect to such Loan Pair pursuant to Section 9.30(d).

               (b) The Trustee may terminate the Special Servicer in the event that (i) the Special Servicer has failed to remit any amount required to be remitted to the Trustee, the Master Servicer, the Fiscal Agent, the Paying Agent
or the Depositor within one (1) Business Day following the date such amount was required to have been remitted under the terms of this

                                     -251-

Agreement, (ii) the Special Servicer has failed to deposit into any account any amount required to be so deposited or remitted under the terms of this Agreement which failure continues unremedied for one Business Day following the date on which such deposit or remittance was first required to be made; (iii) the
Special Servicer has failed to duly observe or perform in any material respect any of the other covenants or agreements of the Special Servicer set forth in this Agreement, and the Special Servicer has failed to remedy such failure within thirty (30) days after written notice of such failure, requiring the same to be remedied, shall have been given to the Special Servicer by the Depositor or the Trustee; provided, however, that if the Special Servicer certifies to the
Trustee and the Depositor that the Special Servicer is in good faith attempting to remedy such failure, and the Certificateholders would not be affected thereby, such cure period will be extended to the extent necessary to permit the
Special Servicer to cure such failure; provided, however, that such cure period may not exceed 90 days; (iv) the Special Servicer has made one or more false or misleading representations or warranties herein that materially and adversely affects the interest of any Class of Certificates, and has failed to cure such breach within thirty (30) days after notice of such breach, requiring the same to be remedied, shall have been given to the Special Servicer by the Depositor or the Trustee, provided, however, that if the Special Servicer certifies to the
Trustee and the Depositor that the Special Servicer is in good faith attempting to remedy such failure, such cure period may be extended to the extent necessary to permit the Special Servicer to cure such failure; provided, however, that such cure period may not exceed 90 days; (v) the Special Servicer is removed from S&P's approved special servicer list and is not reinstated within 60 days and the ratings then assigned by S&P to any Classes of Certificates are downgraded, qualified or withdrawn (including, without limitation, being placed on "negative credit watch") in connection with such removal; (vi) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Special Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; (vii) the
Special Servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings relating to the Special Servicer or of or relating to all or substantially all of its property; or (viii) the Special Servicer thereof shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing; or (ix) a Special Servicing Officer of the Special
Servicer receives actual knowledge that Moody's has (A) qualified, downgraded or withdrawn its rating or ratings of one or more Classes of Certificates, or (B)
placed one or more Classes of Certificates on "watch status" in contemplation of a rating downgrade or withdrawal (and such "watch status" placement shall not have been withdrawn by Moody's within 60 days of the date that a Special
Servicing Officer of the Special Servicer obtained such actual knowledge) and, in the case of either of clauses (A) or (B), citing servicing concerns with the
Special Servicer as the sole or material factor in such rating action. Such termination shall be effective on the date that the Trustee specifies in a written notice to the Special Servicer that the Special Servicer is terminated due to the occurrence of one of the foregoing events and the expiration of any applicable cure period or grace period specified above

                                     -252-

for such event. The Operating Adviser shall have the right to appoint a successor if the Trustee terminates the Special Servicer.

               (c) The Operating Adviser shall have the right to direct the
Trustee to terminate the Special Servicer, provided that the Operating Adviser shall appoint a successor Special Servicer who will (i) be reasonably satisfactory to the Trustee and to the Depositor, and (ii) execute and deliver to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, whereby the successor Special Servicer agrees to assume and perform punctually the duties of the Special Servicer specified in this Agreement; and
provided, further, that the Trustee shall have received Rating Agency
Confirmation (including with respect to any securities rated by a Rating Agency evidencing interests in any Serviced Companion Mortgage Loan or B Note) from each Rating Agency prior to the termination of the Special Servicer. The Special
Servicer shall not be terminated pursuant to this subsection (c) until a successor Special Servicer shall have been appointed. The Operating Adviser shall pay any costs and expenses incurred by the Trust in connection with the removal and appointment of a Special Servicer (unless such removal is based on any of the events or circumstances set forth in Section 9.30(b)).

               (d) Notwithstanding the other provisions of this Section 9.30,
(A) if any Event of Default on the part of the Special Servicer occurs that affects a Serviced Companion Mortgage Loan or (B) for so long as any Serviced
Companion Mortgage Loan is serviced hereunder and is included in a securitization that is rated by Fitch, if the Trustee shall receive notice from
Fitch to the effect that the continuation of the Special Servicer in such capacity would result in the downgrade, qualification or withdrawal of any rating then assigned by Fitch to any class of certificates issued in such securitization, and in either case, the Special Servicer is not otherwise terminated in accordance with this Section 9.30, then the holder of the affected
Serviced Companion Mortgage Loan may require the Trustee to terminate the duties and obligations of the Special Servicer with respect to the subject Loan Pair only, but as to no other Mortgage Loan; and, in such event, subject to the applicable consultation rights of any particular related Serviced Companion
Mortgage Loan under the related Loan Pair Intercreditor Agreement, the Operating
Adviser shall appoint (or, in the event of the failure of the Operating Adviser to so appoint, the Trustee shall appoint), within 30 days of such Serviced
Companion Mortgage Loan holder's request, a replacement special servicer with respect to the related Loan Pair. In connection with the appointment of a replacement special servicer with respect to a Loan Pair at the request of a related Serviced Companion Mortgage Loan holder under this Section 9.30(d), the
Trustee shall obtain a Rating Agency Confirmation (such Rating Agency
Confirmation to be an expense of the requesting Serviced Companion Mortgage Loan holder). Any replacement special servicer appointed at the request of a Serviced
Companion Mortgage Loan holder in accordance with this Section 9.30(d) shall be responsible for all duties, and shall be entitled to all compensation, of the
Special Servicer under this Agreement with respect to the subject Loan Pair. If a replacement special servicer is appointed with respect to a Loan Pair at the request of a Serviced Companion Mortgage Loan holder in accordance with this
Section 9.30(d) (any such replacement special servicer, a "Loan Pair-Specific
Special Servicer"), such that there are multiple parties acting as Special
Servicer hereunder, then, unless the context clearly requires otherwise: (i)
when used in the context of imposing duties and obligations on the Special
Servicer hereunder or the performance of such duties and obligations, the term
"Special Servicer" shall mean the related Loan Pair-Specific Special Servicer, insofar as such duties and obligations relate to a Loan Pair as to which a Loan
Pair-Specific Special Servicer has been appointed, and shall mean the General
Special Servicer, in all other cases (provided that, in

                                     -253-

Section 9.18 and Section 9.19, the term "Special Servicer" shall mean each Loan
Pair-Specific Special Servicer and the General Special Servicer); (ii) when used in the context of identifying the recipient of any information, funds, documents, instruments and/or other items, the term "Special Servicer" shall mean the related Loan Pair-Specific Special Servicer, insofar as such information, funds, documents, instruments and/or other items relate to a Loan
Pair as to which a Loan Pair-Specific Special Servicer has been appointed in accordance with this Section 9.30(d), and shall mean the General Special
Servicer, in all other cases; (iii) when used in the context of granting the
Special Servicer the right to purchase Specially Serviced Mortgage Loans pursuant to Section 9.36, the term "Special Servicer" shall mean the related
Loan Pair-Specific Special Servicer, if such Specially Serviced Mortgage Loan is part of a Loan Pair as to which a Loan Pair-Specific Special Servicer has been appointed in accordance with this Section 9.30(d), and shall mean the General
Special Servicer, in all other cases; (iv) when used in the context of granting the Special Servicer the right to purchase all of the Mortgage Loans and any REO
Properties remaining in the Trust pursuant to Section 10.1(b), the term "Special
Servicer" shall mean the General Special Servicer only; (v) when used in the context of granting the Special Servicer any protections, limitations on liability, immunities and/or indemnities hereunder, the term "Special Servicer"
shall mean each Loan Pair-Specific Special Servicer and the General Special
Servicer; and (vi) when used in the context of requiring indemnification from, imposing liability on, or exercising any remedies against, the Special Servicer for any breach of a representation or warranty hereunder or for any negligence, bad faith or willful misconduct in the performance of duties and obligations hereunder or any negligent disregard of such duties and obligations or otherwise holding the Special Servicer responsible for any of the foregoing, the term
"Special Servicer" shall mean the related Loan Pair-Specific Special Servicer or the General Special Servicer, as applicable. References in this Section 9.30(d)
to "General Special Servicer" means the Person performing the duties and obligations of Special Servicer with respect to the Mortgage Loans (exclusive of each and every Loan Pair as to which a Loan Pair-Specific Special Servicer has been appointed).

               SECTION 9.31 PROCEDURE UPON TERMINATION.

               (a) Notice of any termination pursuant to clause (i) of Section
9.30(a), specifying the Distribution Date upon which the final distribution shall be made, shall be given promptly by the Special Servicer to the Trustee and the Paying Agent no later than the later of (i) five Business Days after the final payment or other liquidation of the last Mortgage Loan or (ii) the sixth day of the month in which the final Distribution Date will occur. Upon any such termination, the rights and duties of the Special Servicer (other than the rights and duties of the Special Servicer pursuant to Sections 9.8, 9.21, 9.23 and 9.24 hereof) shall terminate and the Special Servicer shall transfer to the
Master Servicer the amounts remaining in each REO Account and shall thereafter terminate each REO Account and any other account or fund maintained with respect to the Specially Serviced Mortgage Loans.

               (b) On the date specified in a written notice of termination given to the Special Servicer pursuant to clause (ii) of Section 9.30(a), all authority, power and rights of the Special Servicer under this Agreement, whether with respect to the Specially Serviced Mortgage Loans or otherwise, shall terminate; provided, that in no event shall the termination of the Special
Servicer be effective until the Trustee or other successor Special Servicer shall have succeeded the Special Servicer as successor Special Servicer, notified the Special Servicer of such designation, and such successor Special
Servicer shall have assumed the Special Servicer's

                                     -254-

obligations and responsibilities, as set forth in an agreement substantially in the form hereof, with respect to the Specially Serviced Mortgage Loans. The
Trustee or other successor Special Servicer may not succeed the Special Servicer as Special Servicer until and unless it has satisfied the provisions that would apply to a Person succeeding to the business of the Special Servicer pursuant to
Section 9.20 hereof. The Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Special Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination. The Special Servicer agrees to cooperate with the Trustee and the Fiscal Agent in effecting the termination of the Special Servicer's responsibilities and rights hereunder as Special Servicer including, without limitation, providing the Trustee all documents and records in electronic or other form reasonably requested by it to enable the successor Special Servicer designated by the Trustee to assume the Special Servicer's functions hereunder and to effect the transfer to such successor for administration by it of all amounts which shall at the time be or should have been deposited by the Special
Servicer in any REO Account and any other account or fund maintained or thereafter received with respect to the Specially Serviced Mortgage Loans. On the date specified in a written notice of termination given to the Special
Servicer pursuant to the second sentence of Section 9.30(a), all authority, power and rights of the Special Servicer under this Agreement with respect to the applicable Serviced Pari Passu Mortgage Loan, whether such Mortgage Loan is a Specially Serviced Mortgage Loan or otherwise, shall terminate. The Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Special
Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination.

               (c) If the Special Servicer receives a written notice of
termination pursuant to clause (ii) of Section 9.30(a) relating solely to an event set forth in Section 9.30(b)(v) or (ix), and if the Special Servicer
provides the Trustee with the appropriate "request for proposal" materials within five Business Days after receipt of such written notice of termination, then the Trustee shall promptly thereafter (using such "request for proposal"
materials provided by the Special Servicer) solicit good faith bids for the rights to be appointed as Special Servicer under this Agreement from at least three but no more than five Qualified Bidders or, if three Qualified Bidders cannot be located, then from as many persons as the Trustee can determine are
Qualified Bidders. At the Trustee's request, the Special Servicer shall supply the Trustee with the names of Persons from whom to solicit such bids. In no event shall the Trustee be responsible if less than three Qualified Bidders submit bids for the right to service the Mortgage Loans, any Serviced Companion
Mortgage Loan and any B Note under this Agreement.

               (d) Each bid proposal shall require any Successful Bidder, as a condition of its bid, to enter into this Agreement as successor Special
Servicer, and to agree to be bound by the terms hereof, not later than 30 days after termination of the Special Servicer hereunder. The Trustee shall select the Qualified Bidder with the highest cash bid (or such other Qualified Bidder as the Master Servicer may direct) that is also acceptable to the Operating
Adviser (the "Successful Bidder") to act as successor Special Servicer hereunder. If no bidder is acceptable to the Operating Adviser, the Operating
Adviser shall appoint the successor Special Servicer after consultation with the
Controlling Class, provided that the successor Special Servicer so appointed must be bound by the terms of this Agreement and there must be delivered a
Rating Agency Confirmation (including with respect to any securities evidencing interests in the Serviced Companion Mortgage Loans) in connection with such appointment. The Trustee shall

                                     -255-

direct the Successful Bidder to enter into this Agreement as successor Special
Servicer pursuant to the terms hereof not later than 30 days after the termination of the Special Servicer hereunder, and in connection therewith to deliver the amount of the Successful Bidder's cash bid to the Trustee by wire transfer of immediately available funds to an account specified by the Trustee no later than 10:00 a.m. New York City time on the date specified for the assignment and assumption of the servicing rights hereunder.

               (e) Upon the assignment and acceptance of the servicing right hereunder to and by the Successful Bidder and receipt of such cash bid, the
Trustee shall remit or cause to be remitted to the terminated Special Servicer the amount of such cash bid received from the Successful Bidder (net of out-of-pocket expenses incurred in connection with obtaining such bid and transferring servicing) by wire transfer of immediately available funds to an account specified by the terminated Special Servicer no later than 1:00 p.m. New
York City time on the date specified for the assignment and assumption of the servicing rights hereunder.

               (f) If the Successful Bidder has not entered into this Agreement as successor Special within 30 days after the termination of the Special
Servicer hereunder or no Successful Bidder was identified within such 30-day period, the Trustee shall have no further obligations under Section 9.31(c) and may act or may select another successor to act as Special Servicer hereunder in accordance with Section 9.31(b).

               SECTION 9.32 CERTAIN SPECIAL SERVICER REPORTS.

               (a) The Special Servicer, for each Specially Serviced Mortgage
Loan, shall provide to the Master Servicer and the Paying Agent one (1) Business
Day after the Determination Date for each month, the CMSA Special Servicer Loan
File in such electronic format as is mutually acceptable to the Master Servicer and the Special Servicer and in CMSA format. The Master Servicer and the Paying
Agent may use such reports or information contained therein to prepare its reports and the Master Servicer may, at its option, forward such reports directly to the Depositor and the Rating Agencies.

               (b) The Special Servicer shall maintain accurate records,
prepared by a Servicing Officer, of each Final Recovery Determination with respect to any Mortgage Loan or REO Property and the basis thereof. Each Final
Recovery Determination shall be evidenced by an Officer's Certificate delivered to the Trustee, the Operating Adviser, the Paying Agent and the Master Servicer
no later than the tenth Business Day following such Final Recovery
Determination.

               (c) The Special Servicer shall provide to the Master Servicer or the Paying Agent at the reasonable request in writing of the Master Servicer or the Paying Agent, any information in its possession with respect to the
Specially Serviced Mortgage Loans which the Master Servicer or Paying Agent, as the case may be, shall require in order for the Master Servicer or the Paying
Agent to comply with its obligations under this Agreement; provided that the
Special Servicer shall not be required to take any action or provide any information that the Special Servicer determines will result in any material cost or expense to which it is not entitled to reimbursement hereunder or will result in any material liability for which it is not indemnified hereunder. The
Master Servicer shall provide the Special Servicer at the request of the Special
Servicer any information in its possession with respect to the Mortgage Loans which the Master

                                     -256-

Servicer shall require in order for the Special Servicer to
comply with its obligations under this Agreement.

               (d) Not later than 20 days after each Special Servicer Remittance
Date, the Special Servicer shall forward to the Master Servicer a statement setting forth the status of each REO Account as of the close of business on such
Special Servicer Remittance Date, stating that all remittances required to be made by it as required by this Agreement to be made by the Special Servicer have been made (or, if any required distribution has not been made by the Special
Servicer, specifying the nature and status thereof) and showing, for the period from the day following the preceding Special Servicer Remittance Date to such
Special Servicer Remittance Date, the aggregate of deposits into and withdrawals from each REO Account for each category of deposit specified in Section 5.1 of this Agreement and each category of withdrawal specified in Section 5.2 of this
Agreement.

               (e) The Special Servicer shall use reasonable efforts to obtain and, to the extent obtained, to deliver electronically using the ARCap Naming
Convention to the Master Servicer, the Paying Agent, the Rating Agencies and the
Operating Adviser, on or before April 15 of each year, commencing with April 15,
2005, (i) copies of the prior year operating statements and quarterly statements, if available, for each Mortgaged Property underlying a Specially
Serviced Mortgage Loan or REO Property as of its fiscal year end, provided that either the related Mortgage Note or Mortgage requires the Mortgagor to provide such information, or if the related Mortgage Loan has become an REO Property,
(ii) a copy of the most recent rent roll available for each Mortgaged Property, and (iii) a table, setting forth the Debt Service Coverage Ratio and occupancy with respect to each Mortgaged Property covered by the operating statements delivered above; provided, that, with respect to any Mortgage Loan that becomes a Specially Serviced Mortgage Loan prior to April 15, 2005 and for which the items in clause (i) and (ii) above have not been delivered, the Special Servicer shall use reasonable efforts to obtain and, to the extent obtained, deliver such items to the Master Servicer, the Paying Agent, the Rating Agencies and the
Operating Adviser as soon as possible after receipt of such items.

               (f) The Special Servicer shall deliver to the Master Servicer, the Depositor, the Paying Agent and the Trustee all such other information with respect to the Specially Serviced Mortgage Loans at such times and to such extent as the Master Servicer, the Trustee, the Paying Agent or the Depositor
may from time to time reasonably request; provided, however, that the Special
Servicer shall not be required to produce any ad hoc non-standard written reports with respect to such Mortgage Loans except if any Person (other than the
Paying Agent or the Trustee) requesting such report pays a reasonable fee to be determined by the Special Servicer.

               (g) The Special Servicer shall deliver electronically using the
ARCap Naming Convention a written Inspection Report of each Specially Serviced
Mortgage Loan in accordance with Section 9.4(b) to the Operating Adviser.

               (h) The Special Servicer shall prepare a report (the "Asset
Status Report") recommending the taking of certain actions for each Mortgage
Loan that becomes a Specially Serviced Mortgage Loan and deliver such Asset
Status Report to the Operating Advisor and the Master Servicer not later than 45 days after the servicing of such Mortgage Loan is transferred to the Special
Servicer. Such Asset Status Report shall set forth the following information to the extent reasonably determinable:

                                     -257-

                    (i) a summary of the status of such Specially Serviced
Mortgage Loan and any negotiations with the related Mortgagor;

                    (ii) a discussion of the legal and environmental
considerations reasonably known to the Special Servicer (including without limitation by reason of any Phase I Environmental Assessment and any additional environmental testing contemplated by Section 9.12(c)), consistent with the
Servicing Standard, that are applicable to the exercise of remedies set forth herein and to the enforcement of any related guaranties or other collateral for the related Specially Serviced Mortgage Loan and whether outside legal counsel has been retained;

                    (iii) the most current rent roll and income or operating
statement available for the related Mortgaged Property or Mortgaged Properties;

                    (iv) a summary of the applicable Special Servicer's
recommended action with respect to such Specially Serviced Mortgage Loan;

                    (v) the Appraised Value of the related Mortgaged Property or
Mortgaged Properties, together with the assumptions used in the calculation thereof (which the Special Servicer may satisfy by providing a copy of the most recently obtained Appraisal); and

                    (vi) such other information as the applicable Special
Servicer deems relevant in light of the Servicing Standard.

               If (i) the Operating Adviser affirmatively approves in writing an
Asset Status Report, (ii) after ten Business Days from receipt of an Asset
Status Report the Operating Adviser does not object to such Asset Status Report or (iii) within ten (10) Business Days after receipt of an Asset Status Report the Operating Adviser objects to such Asset Status Report and the Special
Servicer makes a determination in accordance with the Servicing Standard that such objection is not in the best interest of all the Certificateholders, as a collective whole, the Special Servicer shall take the recommended actions described in the Asset Status Report. If within ten (10) Business Days after receipt of an Asset Status Report the Operating Adviser objects to such Asset
Status Report and the Special Servicer does not make a determination in accordance with the Servicing Standard that such objection is not in the best interest of all the Certificateholders, as a collective whole, then the Special
Servicer shall revise such Asset Status Report as soon as practicable thereafter, but in no event later than 30 days after the objection to the Asset
Status Report by the Operating Adviser. The Special Servicer shall revise such
Asset Status Report as provided in the prior sentence until the earliest of (a)
the delivery by the Operating Adviser of an affirmative approval in writing of such revised Asset Status Report, (b) the failure of the Operating Adviser to disapprove such revised Asset Status Report in writing within ten (10) Business
Days of its receipt thereof; or (c) the passage of ninety (90) days from the date of preparation of the initial version of the Asset Status Report. Following the earliest of such events, the Special Servicer shall implement the recommended action as outlined in the most recent version of such Asset Status
Report (provided that the Special Servicer shall not take any action that is contrary to applicable law or the terms of the applicable Mortgage Loan documents). The Special Servicer may, from time to time, modify any Asset Status
Report it has previously delivered and implement the new action in such revised report so long as such revised report has been prepared, reviewed and either approved or not rejected as provided above.

                                     -258-

               Notwithstanding the prior paragraph, the Special Servicer may take any action set forth in an Asset Status Report before the expiration of the ten (10) Business Day period during which the Operating Adviser may reject such report if (A) the Special Servicer has reasonably determined that failure to take such action would materially and adversely affect the interests of the
Certificateholders, as a collective whole, and (B) it has made a reasonable effort to contact the Operating Adviser. The Special Servicer may not take any action inconsistent with an Asset Status Report that has been adopted as provided above, unless such action would be required in order to act in accordance with the Servicing Standard. If the Special Servicer takes any action inconsistent with an Asset Status Report that has been adopted as provided above, the Special Servicer shall promptly notify the Operating Adviser of such inconsistent action and provide a reasonably detailed explanation of the reasons therefor.

               The Special Servicer shall deliver to the Master Servicer, the
Operating Adviser and each Rating Agency a copy of each Asset Status Report that has been adopted as provided above, in each case with reasonable promptness following such adoption.

Notwithstanding anything herein to the contrary: (i) the Special Servicer shall have no right or obligation to consult with or to seek and/or obtain consent or approval from any Operating Adviser prior to acting (and provisions of this
Agreement requiring such consultation, consent or approval shall be of no effect) during the period following any resignation or removal of an Operating
Adviser and before a replacement is selected; and (ii) no advice, direction or objection from or by the Controlling Class Representative, as contemplated by
Section 9.39 or any other provision of this Agreement, may (and the applicable
Special Servicer shall ignore and act without regard to any such advice, direction or objection that such Special Servicer has determined, in its reasonable, good faith judgment, would): (A) require or cause such Special
Servicer to violate applicable law, the terms of any Mortgage Loan or any other
Section of this Agreement, including the applicable Special Servicer's obligation to act in accordance with the Servicing Standard, (B) result in an
Adverse REMIC Event with respect to any REMIC Pool, (C) expose the Trust, the
Depositor, the Master Servicer, the Special Servicer, the Fiscal Agent, the
Certificate Administrator, the Trustee or any of their respective Affiliates, members, managers, officers, directors, employees or agents, to any material claim, suit or liability or (D) materially expand the scope of the Master
Servicer's or Special Servicer's responsibilities under this Agreement.

               SECTION 9.33 SPECIAL SERVICER TO COOPERATE WITH THE MASTER
SERVICER AND PAYING AGENT.

               (a) The Special Servicer shall furnish on a timely basis such reports, certifications, and information as are reasonably requested by the
Master Servicer, the Trustee, the Paying Agent or the Primary Servicer to enable it to perform its duties under this Agreement or the Primary Servicing
Agreement, as applicable; provided that no such request shall (i) require or cause the Special Servicer to violate the Code, any provision of this Agreement, including the Special Servicer's obligation to act in accordance with the servicing standards set forth in this Agreement and to maintain the REMIC status of any REMIC Pool or (ii) expose the Special Servicer, the Trust, the Fiscal
Agent, the Paying Agent or the Trustee to liability or materially expand the scope of the Special Servicer's responsibilities under this Agreement. In addition, the

                                     -259-

Special Servicer shall notify the Master Servicer of all expenditures incurred by it with respect to the Specially Serviced Mortgage Loans which are required to be made by the Master Servicer as Servicing Advances as provided herein, subject to the provisions of Section 4.4 hereof. The Special Servicer shall also remit all invoices relating to Servicing Advances promptly upon receipt of such invoices.

               (b) The Special Servicer shall from time to time make reports, recommendations and analyses to the Operating Adviser with respect to the following matters, the expense of which shall not be an expense of the Trust:

                    (i) whether the foreclosure of a Mortgaged Property relating to a Specially Serviced Mortgage Loan would be in the best economic interest of the Trust;

                    (ii) if the Special Servicer elects to proceed with a
foreclosure, whether a deficiency judgment should or should not be sought because the likely recovery will or will not be sufficient to warrant the cost, time and exposure of pursuing such judgment;

                    (iii) whether the waiver or enforcement of any "due-on-sale"
clause or "due-on-encumbrance" clause contained in a Mortgage Loan or a
Specially Serviced Mortgage Loan is in the best economic interest of the Trust;

                    (iv) in connection with entering into an assumption
agreement from or with a person to whom a Mortgaged Property securing a
Specially Serviced Mortgage Loan has been or is about to be conveyed, or to release the original Mortgagor from liability upon a Specially Serviced Mortgage
Loan and substitute a new Mortgagor, and whether the credit status of the prospective new Mortgagor is in compliance with the Special Servicer's regular commercial mortgage origination or servicing standard;

                    (v) in connection with the foreclosure on a Specially
Serviced Mortgage Loan secured by a Mortgaged Property which is not in compliance with CERCLA, or any comparable environmental law, whether it is in the best economic interest of the Trust to bring the Mortgaged Property into compliance therewith and an estimate of the cost to do so; and

                    (vi) with respect to any proposed modification (which shall include any proposed release, substitution or addition of collateral), extension, waiver, amendment, discounted payoff or sale of a Mortgage Loan, prepare a summary of such proposed action and an analysis of whether or not such action is reasonably likely to produce a greater recovery on a present value basis than liquidation of such Mortgage Loan; such analysis shall specify the basis on which the Special Servicer made such determination, including the status of any existing material default or the grounds for concluding that a payment default is imminent.

               SECTION 9.34 RESERVED

               SECTION 9.35 RESERVED

               SECTION 9.36 SALE OF DEFAULTED MORTGAGE LOANS.

               (a) The holder of Certificates evidencing the greatest percentage interest in the Controlling Class, the Special Servicer and each Seller (other than Wells Fargo Bank,

                                     -260-

National Association) as to those Mortgage Loans sold to the Depositor by such
Seller only (in such capacity, together with any assignee, the "Option Holder")
shall, in that order, have the right, at its option (the "Option"), to purchase a Mortgage Loan (other than a Non-Serviced Mortgage Loan that is subject to a comparable option under the related Other Companion Loan Pooling and Servicing
Agreement) from the Trust at a price equal to the Option Purchase Price upon receipt of notice from the Special Servicer that such Mortgage Loan has become at least 60 days delinquent as to any monthly debt service payment (or is delinquent as to its Balloon Payment); provided, however, that with respect to an A Note, the Option Holder's rights under this Section 9.36 are subject to the rights of the holder of the related B Note to purchase the A Note pursuant to the terms of the related Intercreditor Agreement. The Option is exercisable, subject to Section 2.3, from that date until terminated pursuant to clause (e)
below, and during that period the Option shall be exercisable in any month only during the period from the 10th calendar day of such month through the 25th calendar day, inclusive, of such month. The Trustee on behalf of the Trust shall be obligated to sell such Mortgage Loan upon the exercise of the Option (whether exercised by the original holder thereof or by a holder that acquired such
Option by assignment), but shall have no authority to sell such Mortgage Loan other than in connection with the exercise of an Option (or in connection with a repurchase of a Mortgage Loan under Article II, an optional termination pursuant to Section 10.1 or a qualified liquidation of a REMIC Pool) or if such Mortgage
Loan is an A Note, to the holder of the related B Note pursuant to the terms of the related Intercreditor Agreement. Any Option Holder that exercises the Option shall be required to purchase the applicable Mortgage Loan on the 4th Business
Day after such exercise. If any Option Holder desires to waive its right to exercise the Option, then it shall so notify the Trustee in writing, and the
Trustee shall promptly notify the next party eligible to hold the Option set forth above of its rights hereunder. Any of the parties eligible to hold the
Option set forth above may at any time notify the Trustee in writing of its desire to exercise the Option, and the Trustee shall promptly notify (i) the current Option Holder (and the other parties eligible to hold the Option) and
(ii) solely with respect to an Option to purchase an A Note, the holder of the related B Note, of such party's desire to exercise the Option; provided that none of the Trustee, the Master Servicer or the Special Servicer shall disclose the Option Purchase Price to the holder of such related B Note. If the Option
Holder neither (i) exercises the Option nor (ii) surrenders its right to exercise the Option within 3 Business Days of its receipt of that notice, then the Option Holder's right to exercise the Option shall lapse, and the Trustee shall promptly notify the next party eligible to hold the Option (and the other parties eligible to hold the Option) of its rights thereunder. The Certificate
Registrar shall notify the Trustee as to the identity of the holder of
Certificates evidencing the greatest percentage interest in the Controlling
Class for purposes of determining an Option Holder.

               (b) The purchase price in connection with the exercise of the
Option (the "Option Purchase Price") shall be an amount equal to the fair value of the related Mortgage Loan, as determined by the Special Servicer. Prior to the Special Servicer's determination of fair value referred to above, the fair value of a Mortgage Loan shall be deemed to be an amount equal to the Purchase
Price plus (i) any prepayment penalty or yield maintenance charge then payable upon the prepayment of such Mortgage Loan and (ii) the reasonable fees and expenses of the Special Servicer, the Master Servicer and the Trustee incurred in connection with the sale of the Mortgage Loan. The Special Servicer shall determine the fair value of a Mortgage Loan on the later of (A) as soon as reasonably practical upon the Mortgage Loan becoming 60 days delinquent or upon the Balloon Payment becoming delinquent and (B) the date that is 75 days after the Special Servicer's receipt of the Servicer Mortgage File relating to such
Mortgage Loan,

                                     -261-

and the Special Servicer shall promptly notify the Option Holder (and the
Trustee and each of the other parties set forth above that could become the
Option Holder) of (i) the Option Purchase Price and (ii) if such Mortgage Loan is an A Note, that the A Note is subject to the terms of the related
Intercreditor Agreement and that any purchaser of the A Note will be subject to such Intercreditor Agreement. The Special Servicer is required to recalculate the fair value of the Mortgage Loan if there has been a material change in circumstances or the Special Servicer has received new information (including, without limitation, any cash bids received from the holder of the related B Note in connection with an A Note), either of which has a material effect on the fair value, provided that the Special Servicer shall be required to recalculate the fair value of the Mortgage Loan if the time between the date of last determination of the fair value of the Mortgage Loan and the date of the exercise of the Option has exceeded 60 days. Upon any recalculation, the Special
Servicer shall be required to promptly notify in writing each Option Holder (and the Trustee and each of the other parties set forth above that could become the
Option Holder) of the revised Option Purchase Price. Any such recalculation of the fair value of the Mortgage Loan shall be deemed to renew the Option in its original priority at the recalculated price with respect to any party as to which the Option had previously expired or been waived, unless the Option has previously been exercised by an Option Holder at a higher Option Purchase Price.
In determining fair value, the Special Servicer shall take into account, among other factors, the results of any Appraisal or updated Appraisal that it or the
Master Servicer may have obtained in accordance with this Agreement within the prior twelve months; any views on fair value expressed by Independent investors in mortgage loans comparable to the Mortgage Loan (provided that the Special
Servicer shall not be obligated to solicit such views); the period and amount of any delinquency on the affected Mortgage Loan; whether to the Special Servicer's actual knowledge, the Mortgage Loan is in default to avoid a prepayment restriction; the physical condition of the related Mortgaged Property; the state of the local economy; the expected recoveries from the Mortgage Loan if the
Special Servicer were to pursue a workout or foreclosure strategy instead of the
Option being exercised; and the Trust's obligation to dispose of any REO
Property as soon as practicable consistent with the objective of maximizing proceeds for all Certificateholders, but in no event later than the three-year period (or such extended period) specified in Section 9.15. If the Mortgage Loan as to which the Option relates is a Serviced Pari Passu Mortgage Loan, then the
Option Holder, in connection with its exercise of such option, shall also be required to purchase the related Serviced Companion Mortgage Loan under the
Other Pooling Pooling and Servicing Agreement or the related Intercreditor
Agreement. Pursuant to the related Non-Serviced Mortgage Loan Pooling and
Servicing Agreement, if the holder of the option thereunder repurchases a
Non-Serviced Companion Mortgage Loan in connection with its exercise of such option, then the holder of the option shall also be required to purchase the related Non-Serviced Mortgage Loan, but only if set forth in such Non-Serviced
Mortgage Loan Pooling and Servicing Agreement. If the Mortgage Loan as to which the Option relates is a Non-Serviced Mortgage Loan, and the party exercising the purchase option under the Other Companion Loan Pooling and Servicing Agreement
in respect of the related Non-Serviced Companion Mortgage Loan is not required thereunder to simultaneously purchase the related Non-Serviced Mortgage Loan held by the Trust upon a purchase of the Non-Serviced Companion Mortgage Loan, then the Special Servicer shall calculate the Option Purchase Price of the
Non-Serviced Mortgage Loan based upon the fair market value calculation performed by the special servicer or other party under the Other Companion Loan
Pooling and Servicing Agreement (upon which the Special Servicer may rely), to the extent provided to the Special Servicer.

                                     -262-

               (c) Any Option relating to a Mortgage Loan shall be assignable to a third party (including, without limitation, in connection with an A Note, the holder of the related B Note and in connection with a Serviced Pari Passu
Mortgage Loan, the holder of the related Serviced Companion Mortgage Loan) by the Option Holder at its discretion at any time after its receipt of notice from the Special Servicer that an Option is exercisable with respect to a specified
Mortgage Loan, and upon such assignment such third party shall have all of the rights granted to the Option Holder hereunder in respect of the Option. Such assignment shall only be effective upon written notice (together with a copy of the executed assignment and assumption agreement) being delivered to the
Trustee, the Master Servicer and the Special Servicer, and none of such parties shall be obligated to recognize any entity as an Option Holder absent such notice.

               (d) If the Special Servicer, the holder of Certificates
representing the greatest percentage interest in the Controlling Class or an
Affiliate of either thereof elects to exercise the Option, the Trustee shall be required to determine whether the Option Purchase Price constitutes a fair price for the Mortgage Loan. Upon request of the Special Servicer to make such a determination, the Trustee will do so within a reasonable period of time (but in no event more than 15 Business Days). In doing so, the Trustee may rely on the opinion of an Appraisal or other expert in real estate matters selected by the
Trustee with reasonable care and retained by the Trustee at the expense of the party exercising the Option. The Trustee may also rely on the most recent
Appraisal of the related Mortgaged Property that was prepared in accordance with this Agreement. If the Trustee were to determine that the Option Purchase Price does not constitute a fair price, then the Special Servicer shall redetermine the fair value taking into account the objections of the Trustee.

               (e) The Option shall terminate, and shall not be exercisable as set forth in clause (a) above (or if exercised, but the purchase of the related
Mortgage Loan has not yet occurred, shall terminate and be of no further force or effect) if the Mortgage Loan to which it relates is no longer delinquent as set forth above because the Mortgage Loan has (i) become a Rehabilitated
Mortgage Loan, (ii) been subject to a workout arrangement, (iii) been foreclosed upon or otherwise resolved (including by a full or discounted pay-off) or (iv)
been purchased by the related Seller pursuant to Section 2.3. In addition, the
Option with respect to an A Note shall terminate upon the purchase of the A Note by the holder of the related B Note pursuant to the related Intercreditor
Agreement.

               (f) Unless and until an Option Holder exercises an Option, the
Special Servicer shall continue to service and administer the related Mortgage
Loan in accordance with the Servicing Standard and this Agreement, and shall pursue such other resolution or recovery strategies, including workout or foreclosure, as is consistent with this Agreement and the Servicing Standard.

               SECTION 9.37 OPERATING ADVISER; ELECTIONS.

               (a) In accordance with Section 9.37(c), the Certificateholders representing more than 50% of the Certificate Balance of the Certificates of the
then Controlling Class may elect the Operating Adviser. The Operating Adviser shall be elected for the purpose of receiving reports and information from the
Special Servicer in respect of the Specially Serviced Mortgage Loans.

                                     -263-

               (b) The initial Operating Adviser is ARCap CMBS Fund II REIT,
Inc. The Controlling Class shall give written notice to the Trustee, the Paying
Agent and the Master Servicer of the appointment of any subsequent Operating
Adviser (in order to receive notices hereunder). If a subsequent Operating
Adviser is not so appointed, an election of an Operating Adviser also shall be held. Notice of the meeting of the Holders of the Controlling Class shall be mailed or delivered to each Holder by the Paying Agent, not less than 10 nor more than 60 days prior to the meeting. The notice shall state the place and the time of the meeting, which may be held by telephone. A majority of Certificate
Balance of the Certificates of the then Controlling Class, present in person or represented by proxy, shall constitute a quorum for the nomination of an
Operating Adviser. At the meeting, each Holder shall be entitled to nominate one
Person to act as Operating Adviser. The Paying Agent shall cause the election of the Operating Adviser to be held as soon thereafter as is reasonably practicable.

               (c) Each Holder of the Certificates of the Controlling Class
shall be entitled to vote in each election of the Operating Adviser. The voting in each election of the Operating Adviser shall be in writing mailed, telecopied, delivered or sent by courier and actually received by the Paying
Agent on or prior to the date of such election. Immediately upon receipt by the
Paying Agent of votes (which have not been rescinded) from the Holders of
Certificates representing more than 50% of the Certificate Balance of the
Certificates of the then Controlling Class which are cast for a single Person, such Person shall be, upon such Person's acceptance, the Operating Adviser. The
Paying Agent shall promptly notify the Trustee of the identity of the Operating
Adviser. Until an Operating Adviser is elected by Holders of Certificates representing more than 50% of the Certificate Balance of the Certificates of the
then Controlling Class or in the event that an Operating Adviser shall have resigned or been removed and a successor Operating Adviser shall not have been elected, there shall be no Operating Adviser.

               (d) The Operating Adviser may be removed at any time by the written vote, copies of which must be delivered to the Paying Agent, of more than 50% of the Certificate Balance of the Holders of the Certificates of the
then Controlling Class.

               (e) The Paying Agent shall act as judge of each election and, absent manifest error, the determination of the results of any election by the
Paying Agent shall be conclusive. Notwithstanding any other provisions of this
Section 9.37, the Paying Agent may make such reasonable regulations as it may deem advisable for any election.

               (f) Notwithstanding any provision of this Section 9.37 or any other provision of this Agreement to the contrary, at any time that the Special
Servicer has been elected as Operating Adviser or no Operating Adviser has been elected, (i) the Special Servicer shall not be required to deliver notices or information to, or obtain the consent or approval of, the Operating Adviser and
(ii) to the extent any Person other than the Special Servicer is otherwise required hereunder to provide notices or information to, or obtain the consent or approval of, the Operating Adviser, such Person shall be required to provide such notices or information to, or obtain the consent or approval of, the
Special Servicer.

               SECTION 9.38 LIMITATION ON LIABILITY OF OPERATING ADVISER. The
Operating Adviser shall have no liability to the Trust, the holder of any
Serviced Companion Mortgage Loan, the holder of any B Note or the
Certificateholders for any action taken, or for refraining from the taking of any action, in good faith and using reasonable business judgment pursuant to

                                      -264-

this Agreement, or using reasonable business judgment. By its acceptance of a
Certificate, each Certificateholder (and Certificate Owner) confirms its understanding that the Operating Adviser may take actions that favor the interests of one or more Classes of the Certificates over other Classes of the
Certificates and that the Operating Adviser may have special relationships and interests that conflict with those of Holders of some Classes of the
Certificates and each holder of a Serviced Companion Mortgage Loan and B Note
(if any) and each Certificateholder (and Certificate Owner) agrees to take no action against the Operating Adviser based upon such special relationship or conflict.

               SECTION 9.39 DUTIES OF OPERATING ADVISER. The Operating Adviser
may advise the Special Servicer with respect to the following actions of the
Special Servicer and the Special Servicer will not be permitted to take any of the following actions unless and until it has notified the Operating Adviser in writing and such Operating Adviser has not objected in writing (i) within 5
Business Days of having been notified thereof in respect of actions relating to non-Specially Serviced Mortgage Loans (which 5 Business Day period shall run concurrently with the time periods set forth in the Primary Servicing Agreement with respect to such actions) and (ii) within 10 Business Days of having been notified thereof in respect of actions relating to Specially Serviced Mortgage
Loans and having been provided with all reasonably requested information with respect thereto (it being understood and agreed that if such written objection has not been received by the Special Servicer within such 5 Business Day or 10
Business Day period, as applicable, then the Operating Adviser's approval will be deemed to have been given):

                    (i) any foreclosure upon or comparable conversion (which may include acquisition of an REO Property) of the ownership of properties securing such of the Specially Serviced Mortgage Loans as come into and continue in default;

                    (ii) any modification, amendment or waiver, or consent to
modification, amendment or waiver, of a Money Term of a Mortgage Loan or a modification consisting of the extension of the original Maturity Date of a
Mortgage Loan;

                    (iii) any proposed sale of a Defaulted Mortgage Loan (other than upon termination of the Trust pursuant to Article X);

                    (iv) any determination to bring an REO Property into
compliance with Environmental Laws;

                    (v) any release of or acceptance of substitute or additional collateral for a Mortgage Loan that is not otherwise expressly provided for under the Mortgage Loan documents;

                    (vi) any acceptance of a discounted payoff;

                    (vii) any waiver or consent to waiver of a "due-on-sale" or
"due-on-encumbrance" clause;

                    (viii) any acceptance or consent to acceptance of an
assumption agreement releasing a Mortgagor from liability under a Mortgage Loan;

                                      -265-

                    (ix) any release of collateral for a Specially Serviced
Mortgage Loan (other than in accordance with the terms of or upon satisfaction of, such Mortgage Loan);

                    (x) any franchise changes or certain management company
changes for which the Special Servicer is required to consent;

                    (xi) releases of any Escrow Accounts, Reserve Accounts or
Letters of Credit that are not in compliance with the related Mortgage Loan documents; and

                    (xii) any determination as to whether any type of
property-level insurance is required under the terms of any Mortgage Loan, is available at commercially reasonable rates, is available for similar properties in the area in which the related Mortgaged Property is located or any other determination or exercise of discretion with respect to property-level insurance.

               Notwithstanding the foregoing, the Operating Adviser shall not be entitled to the consultation rights described above in respect of any non-Specially Serviced Mortgage Loan that has an unpaid Principal Balance of less than $2,500,000.

               With respect to items (vii), (viii) and (ix), the Operating
Adviser shall be subject to the same time periods for advising the Special
Servicer with respect to any such matters as are afforded to the Special
Servicer pursuant to Section 8.7, which periods shall be co-terminous with those of Special Servicer. In addition, the Operating Adviser may direct the Trustee to remove the Special Servicer at any time upon the appointment and acceptance of such appointment by a successor to the Special Servicer; provided that, prior to the effectiveness of any such appointment, the Trustee and the Paying Agent shall have received Rating Agency Confirmation from each Rating Agency. The
Operating Adviser shall pay any costs and expenses incurred by the Trust in connection with the removal and appointment of a Special Servicer (unless such removal is based on any of the events or circumstances set forth in Section
9.30(b)). The Trustee shall notify the Paying Agent promptly upon its receipt of the direction set forth above.

               Notwithstanding anything herein to the contrary, no advice, direction or objection from the Operating Adviser, as contemplated by this
Section 9.39 or elsewhere, may (and the Master Servicer and Special Servicer, as
applicable, shall ignore and act without regard to any such advice, direction or objection that the Master Servicer or Special Servicer, as applicable, has determined, in its reasonable, good faith judgment, will) require or cause the
Master Servicer or Special Servicer to violate any provision of this Agreement or the Mortgage Loans, including the Master Servicer's and Special Servicer's obligation to act in accordance with the Servicing Standard.

               The Master Servicer (with respect to any Non-Serviced Mortgage
Loan that is not a "Specially Serviced Mortgage Loan" under the related
Non-Serviced Mortgage Loan Pooling and Servicing Agreement) or Special Servicer
(with respect to any Non-Serviced Mortgage Loan that is a "Specially Serviced
Mortgage Loan" under the related Non-

                                      -266-

Serviced Mortgage Loan Pooling and Servicing Agreement), as applicable, is authorized to exercise the rights and powers of the Trustee, as holder of the
Mortgage Note for each of the Non-Serviced Mortgage Loans, under each of the related Non-Serviced Mortgage Loan Intercreditor Agreements and Non-Serviced
Mortgage Loan Pooling and Servicing Agreements to the extent set forth in this
Agreement. The Master Servicer or Special Servicer, as applicable, shall be subject to the same limitations, constraints and restrictions in exercising such rights and powers as would be applicable to the Trustee, in its capacity as holder of the Mortgage Note for the applicable Non-Serviced Mortgage Loan and shall be further subject to such consultation or approval rights of the
Operating Adviser under this Section 9.39 as would be applicable if such
Non-Serviced Mortgage Loan were serviced under this Agreement. Subject to any section of the applicable Non-Serviced Mortgage Loan Intercreditor Agreement
that specifically addresses a particular matter with respect to a Non-Serviced
Mortgage Loan, if the Trustee is requested to take any action in its capacity as holder of the Mortgage Note for such Non-Serviced Mortgage Loan, the Trustee will notify in writing the Master Servicer or Special Servicer, as applicable, and, subject to Section 7.1, act in accordance with the instructions of, such party to the extent set forth in this Agreement; provided, that the Trustee shall not be required to take any action at the direction of the Master Servicer or Special Servicer, as applicable, that is not permitted under applicable law or the terms of the related Non-Serviced Mortgage Loan Intercreditor Agreement and Non-Serviced Mortgage Loan Pooling and Servicing Agreement. Notwithstanding
the foregoing, any such party may only exercise any purchase option or cure rights with respect to a Non-Serviced Companion Mortgage Loan in its individual capacity and not on behalf of the Trust.

               SECTION 9.40 RIGHTS OF THE HOLDER OF A B NOTE.

               With respect to each A/B Mortgage Loan (if any), the holder of the B Note shall have such consent rights or consultation rights, during the specified time periods, as are set forth in the related Intercreditor Agreement.

               Notwithstanding the foregoing, if the Master Servicer or Special
Servicer, as applicable, determines that immediate action is necessary to protect the interest of the Certificateholders and the holder of any related
Serviced Companion Mortgage Loan (as a collective whole), then the Master
Servicer or Special Servicer, as applicable may take any such action without waiting for the response of the holder of the B Note provided for in the related
Intercreditor Agreement.

               In addition, with respect to any A/B Mortgage Loan, to the extent provided for in the related Intercreditor Agreement, the holder of the B Note may direct the Master Servicer or Special Servicer, as applicable, to take, or to refrain from taking, such actions as the holder of the B Note may deem advisable or as to which provision is otherwise made herein. Upon reasonable request, the Master Servicer or Special Servicer, as applicable, shall, with respect to any A/B Mortgage Loan, provide the holder of the B Note with any information in the Master Servicer's or Special Servicer's, as applicable, possession with respect to such matters, including its reasons for determining to take a proposed action.

               In the event that the holder of the B Note shall direct the
Master Servicer or the Special Servicer to take any action (other than those provided for in the related Intercreditor Agreement), the Master Servicer or the
Special Servicer shall be entitled to receive reimbursement from collections on and other proceeds of the B Note for (i) its reasonable out-of-pocket expenses incurred in taking such action and (ii) to the extent that such action constitutes an extraordinary action not in the ordinary course of administering and servicing such mortgage loan, other reasonable costs incurred by the Master
Servicer or the Special Servicer in taking

                                      -267-

such action. The Master Servicer or the Special Servicer shall notify the holder of the B Note, prior to taking the related action, if the Master Servicer or the
Special Servicer anticipates that it will seek reimbursement therefor under the preceding sentence, and of the estimated amount of such reimbursement, and shall further notify the holder of the B Note if it intends to obtain actual reimbursement in excess of the estimated amount.

               Notwithstanding anything herein to the contrary, no advice, direction or objection from the holder of the B Note, as contemplated by this
Section 9.40, may (and the Master Servicer and Special Servicer, as applicable, shall ignore and act without regard to any such advice, direction or objection that the Master Servicer or Special Servicer, as applicable, has determined, in its reasonable, good faith judgment, will) require or cause the Master Servicer or Special Servicer to violate any provision of this Agreement or the Mortgage
Loans, including the Master Servicer's and Special Servicer's obligation to act in accordance with the Servicing Standard.

                                   ARTICLE X

                      PURCHASE AND TERMINATION OF THE TRUST

               SECTION 10.1 TERMINATION OF TRUST UPON REPURCHASE OR LIQUIDATION
OF ALL MORTGAGE LOANS.

               (a) The obligations and responsibilities of the Trustee and the
Paying Agent created hereby (other than the obligation of the Paying Agent, to make payments to the Class R-I Certificateholders, the Class R-II
Certificateholders and the Class R-III Certificateholders as set forth in
Section 10.2 and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust
(and final distribution to the Certificateholders) and (B) the disposition of all REO Property (and final distribution to the Certificateholders) or (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) or
(iii) the termination of the Trust pursuant to Section 10.1(c) below; provided that in no event shall the Trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P.
Kennedy, the late Ambassador of the United States to the Court of St. James,
living on the date hereof.

               (b) The Master Servicer shall give the Trustee, the Luxembourg
Paying Agent and the Paying Agent notice of the date when the Aggregate
Principal Balance of the Mortgage Loans is less than or equal to one percent
(1%) of the initial Aggregate Principal Balance of the Mortgage Loans as of the
Cut-Off Date. The Paying Agent shall promptly forward such notice to the
Trustee, the Depositor, the Holder of a majority of the Controlling Class, the
Master Servicer, the Special Servicer and the Holders of the Class R-I
Certificates; and the Holder of a majority of the Controlling Class, the Master
Servicer, the Special Servicer and the Holders of the Class R-I Certificates, in
such priority (and in the case of the Class R-I Certificateholders, a majority of the Class R-I Certificateholders), may purchase, in whole only, the Mortgage
Loans and any other property, if any, remaining in the Trust. If any party desires to exercise such option, it will notify the Trustee who will notify any party with a prior right to exercise such option. If any party that has been provided notice by the Trustee (excluding the Depositor)

                                      -268-

notifies the Trustee within ten Business Days after receiving notice of the proposed purchase that it wishes to purchase the assets of the Trust, then such party (or, in the event that more than one of such parties notifies the Trustee that it wishes to purchase the assets of the Trust, the party with the first right to purchase the assets of the Trust) may purchase the assets of the Trust in accordance with this Agreement. Upon the Paying Agent's receipt of the
Termination Price set forth below, the Trustee shall promptly release or cause to be released to the Master Servicer for the benefit of the Holder of the majority of the Class R-I Certificates, the Special Servicer or the Master
Servicer, as the case may be, the Mortgage Files pertaining to the Mortgage
Loans. The "Termination Price" shall equal 100% of the aggregate Principal
Balances of the Mortgage Loans (other than Mortgage Loans as to which a Final
Recovery Determination has been made) on the day of such purchase plus accrued and unpaid interest thereon at the applicable Mortgage Rates (or Mortgage Rates less the Master Servicing Fee Rate if the Master Servicer is the purchaser), with respect to the Mortgage Loans to the Due Date for each Mortgage Loan ending in the Collection Period with respect to which such purchase occurs, plus unreimbursed Advances and interest on such unreimbursed Advances at the Advance
Rate, and the fair market value of any other property remaining in REMIC I. The
Trustee shall consult with the Placement Agents and the Underwriters or their respective successors, as advisers, in order for the Trustee to determine whether the fair market value of the property constituting the Trust has been offered; provided that, if any Placement Agent or any Underwriter or an
Affiliate of the Placement Agent or the Underwriters is exercising its right to purchase the Trust assets, the Trustee shall consult with the Operating Adviser in order for the Trustee to determine the fair market value, provided that the
Operating Adviser is not an Affiliate of the Class R-I Holder, the Special
Servicer or the Master Servicer, or the Trustee (the fees and expenses of which shall be paid for by buyer of the property). As a condition to the purchase of the Trust pursuant to this Section 10.1(b), the Holder of the majority of the
Class R-I Certificates, the Special Servicer or the Master Servicer, as the case may be, must deliver to the Trustee an Opinion of Counsel, which shall be at the expense of such Holders, the Special Servicer or the Master Servicer, as the
case may be, stating that such termination will be a "qualified liquidation"
under section 860F(a)(4) of the Code. Such purchase shall be made in accordance with Section 10.3.

               (c) If at any time the Holders of the Class R-I Certificates own
100% of the REMIC III Certificates such Holders may terminate REMIC I (which will in turn result in the termination of REMIC II and REMIC III) upon (i) the delivery to the Trustee and the Depositor of an Opinion of Counsel (which opinion shall be at the expense of such Holders) stating that such termination will be a "qualified liquidation" of each REMIC Pool under Section 860F of the
Code, and (ii) the payment of any and all costs associated with such termination. Such termination shall be made in accordance with Section 10.3.

               (d) Upon the sale of the A Note relating to an A/B Mortgage Loan by the Trust or the payment in full of such A Note, the related B Note shall no longer be subject to this Agreement and shall no longer be serviced by the
Master Servicer or the Special Servicer.

               SECTION 10.2 PROCEDURE UPON TERMINATION OF TRUST.

               (a) Notice of any termination pursuant to the provisions of
Section 10.1, specifying the Distribution Date upon which the final distribution shall be made, shall be given promptly by the Trustee by first class mail to the
Paying Agent, the Rating Agencies, the Class R-I, Class R-II and REMIC III
Certificateholders mailed no later than ten days prior to the date

                                      -269-

of such termination. Such notice shall specify (A) the Distribution Date upon which final distribution on the Class R-I, Class R-II and REMIC III Certificates
will be made, and upon presentation and surrender of the Class R-I, Class R-II and REMIC III Certificates at the office or agency of the Certificate Registrar therein specified, and (B) that the Record Date otherwise applicable to such
Distribution Date is not applicable, distribution being made only upon presentation and surrender of the Class R-I, Class R-II and REMIC III
Certificates at the office or agency of the Certificate Registrar therein specified. The Trustee shall give such notice to the Depositor and the
Certificate Registrar at the time such notice is given to Holders of the Class
R-I, Class R-II and REMIC III Certificates. Upon any such termination, the duties of the Certificate Registrar with respect to the Class R-I, Class R-II and REMIC III Certificates shall terminate and the Trustee shall terminate, or request the Master Servicer and the Paying Agent to terminate, the Certificate
Account and the Distribution Account and any other account or fund maintained with respect to the Certificates, subject to the Paying Agent's obligation hereunder to hold all amounts payable to the Class R-I, Class R-II and REMIC III
Certificateholders in trust without interest pending such payment.

               (b) In the event that all of the Holders do not surrender their certificates evidencing the Class R-I, Class R-II and REMIC III Certificates for
cancellation within three months after the time specified in the above-mentioned written notice, the Certificate Registrar shall give a second written notice to the remaining Class R-I, Class R-II and REMIC III Certificateholders to
surrender their certificates evidencing the Class R-I, Class R-II and REMIC III
Certificates for cancellation and receive the final distribution with respect thereto. If within one year after the second notice any Class R-I, Class R-II and REMIC III Certificates shall not have been surrendered for cancellation, the
Certificate Registrar may take appropriate steps to contact the remaining Class
R-I, Class R-II and REMIC III Certificateholders concerning surrender of such certificates, and the cost thereof shall be paid out of the amounts distributable to such Holders. If within two years after the second notice any such Class R-I, Class R-II and REMIC III Certificates shall not have been surrendered for cancellation, the Paying Agent shall, subject to applicable state law relating to escheatment, hold all amounts distributable to such
Holders for the benefit of such Holders. No interest shall accrue on any amount held by the Trustee and not distributed to a Class R-I, Class R-II or REMIC III
Certificateholder due to such Certificateholder's failure to surrender its
Certificate(s) for payment of the final distribution thereon in accordance with this Section. Any money held by the Paying Agent pending distribution under this
Section 10.2 after 90 days after the adoption of a plan of complete liquidation shall be deemed for tax purposes to have been distributed from the REMIC Pools and shall be beneficially owned by the related Holder.

               SECTION 10.3 ADDITIONAL TRUST TERMINATION REQUIREMENTS.

               (a) The Trust and each REMIC Pool shall be terminated in
accordance with the following additional requirements, unless at the request of the Master Servicer or the Class R-I Certificateholders, as the case may be, the
Trustee seeks, and the Paying Agent subsequently receives an Opinion of Counsel
(at the expense of the Master Servicer or the Class R-I Certificateholders, as
the case may be), addressed to the Depositor, the Trustee and the Paying Agent to the effect that the failure of the Trust to comply with the requirements of this Section 10.3 will not (i) result in the imposition of taxes on "prohibited transactions" on any REMIC Pool under the REMIC Provisions or (ii) cause any
REMIC Pool to fail to qualify as a REMIC at any time that any Certificates are outstanding:

                                     -270-

                    (i) Within 89 days prior to the time of the making of the
final payment on the REMIC III Certificates, the Master Servicer shall prepare and the Trustee (on behalf of REMIC I, REMIC II or REMIC III) shall adopt a plan of complete liquidation of the REMIC I Pool, meeting the requirements of a qualified liquidation under the REMIC Provisions, which plan need not be in any special form and the date of which, in general, shall be the date of the notice specified in Section 10.2(a) and shall be specified in a statement attached to the federal income tax return of each REMIC Pool;

                    (ii) At or after the date of adoption of such a plan of
complete liquidation and at or prior to the time of making of the final payment on the REMIC III Certificates, the Trustee shall sell all of the assets of the
Trust for cash at the Termination Price; provided that if the Holders of the
Class R-I Certificates are purchasing the assets of the Trust, the amount to be paid by such Holders may be paid net of the amount to be paid to such Holders as final distributions on any Certificates held by such Holders;

                    (iii) At the time of the making of the final payment on the
Certificates, the Paying Agent shall distribute or credit, or cause to be distributed or credited, (A) to the Holders of the Class R-I Certificates all
assets of REMIC I remaining after such final payment of the REMIC I Regular
Interests, (B) to the Holders of the Class R-II Certificates all assets of REMIC
II remaining after such final payment of the REMIC II Regular Interests and (C)
to the Holders of the Class R-III Certificates all remaining assets of REMIC III
(in each case other than cash retained to meet claims), and the Trust shall terminate at that time; and

                    (iv) In no event may the final payment on the REMIC I
Regular Interests, REMIC II Regular Interests or REMIC Regular Certificates or
the final distribution or credit to the Holders of the Residual Certificates, respectively, be made after the 89th day from the date on which the plan of complete liquidation is adopted.

               (b) By their acceptance of the Class R-I, Class R-II or Class
R-III Certificates, respectively, the Holders thereof hereby (i) authorize the
Trustee to take such action as may be necessary to adopt a plan of complete liquidation of the REMIC Pool, and (ii) agree to take such other action as may be necessary to adopt a plan of complete liquidation of the Trust upon the written request of the Depositor, which authorization shall be binding upon all successor Class R-I, Class R-II and Class R-III Certificateholders,
respectively.

                                   ARTICLE XI

                          RIGHTS OF CERTIFICATEHOLDERS

               SECTION 11.1 LIMITATION ON RIGHTS OF HOLDERS.

               (a) The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust, nor entitle such
Certificateholder's legal representatives or heirs to claim an accounting or take any action or proceeding in any court for a partition or winding up of the
Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

                                     -271-

               (b) Except as otherwise expressly provided herein, no
Certificateholder, solely by virtue of its status as a Certificateholder, shall have any right to vote or in any manner otherwise control the Master Servicer or operation and management of the Trust, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the
Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association, nor shall any
Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

               (c) No Certificateholder, solely by virtue of its status as
Certificateholder, shall have any right by virtue or by availing of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement unless the
Holders of Certificates evidencing not less than 50% of the Aggregate Principal
Amount of the Certificates then outstanding shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as
Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the cost, expenses and liabilities to be incurred therein or thereby, and the Trustee, for sixty days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding and no direction inconsistent with such written request has been given the Trustee during such sixty-day period by such Certificateholders; it being understood and intended, and being expressly covenanted by each Certificateholder with every other
Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing of any provision of this Agreement to affect, disturb or prejudice the rights of the
Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

               SECTION 11.2 ACCESS TO LIST OF HOLDERS.

               (a) If the Paying Agent is not acting as Certificate Registrar, the Certificate Registrar will furnish or cause to be furnished to the Trustee and the Paying Agent, within fifteen days after receipt by the Certificate
Registrar of a request by the Trustee or the Paying Agent, as the case may be, in writing, a list, in such form as the Trustee or the Paying Agent, as the case may be, may reasonably require, of the names and addresses of the
Certificateholders of each Class as of the most recent Record Date.

               (b) If the Depositor, the Operating Adviser, the Special
Servicer, the Master Servicer, the Trustee or three or more Holders (hereinafter referred to as "applicants," with a single Person which (together with its
Affiliates) is the Holder of more than one Class of Certificates being viewed as a single "applicant" for these purposes) apply in writing to the Paying Agent and such application states that the applicants desire to communicate with other
Holders with respect to their rights under this Agreement or under the
Certificates and is accompanied by a copy of the communication which such applicants propose to transmit, then the Paying Agent shall, within five
Business Days after the receipt of such application, send, at

                                     -272-

such Person's expense, the written communication proffered by the applicants to all Certificateholders at their addresses as they appear in the Certificate
Register.

               (c) Every Holder, by receiving and holding a Certificate, agrees with the Depositor, the Certificate Registrar, the Paying Agent, the Master
Servicer and the Trustee that neither the Depositor, the Certificate Registrar, the Paying Agent, the Master Servicer nor the Trustee shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Certificateholders hereunder, regardless of the source from which such information was derived.

               SECTION 11.3 ACTS OF HOLDERS OF CERTIFICATES.

               (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Depositor and the Paying Agent. Such instrument or instruments (as the action embodies therein and evidenced thereby) are herein sometimes referred to as an "Act" of the
Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agents shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee, the
Depositor and the Paying Agent, if made in the manner provided in this Section.
The Trustee agrees to promptly notify the Depositor of any such instrument or instruments received by it, and to promptly forward copies of the same.

               (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments or deeds, certifying that the individual signing such instrument or writing acknowledged to such notary public or other officer the execution thereof. Whenever such execution is by an officer of a corporation or a member of a partnership on behalf of such corporation or partnership, such certificate or affidavit shall also constitute sufficient proof of such officer's or member's authority. The fact and date of the execution of any such instrument or writing, or the authority of the individual executing the same, may also be proved in any other manner which the Trustee deems sufficient.

               (c) The ownership of Certificates (notwithstanding any notation of ownership or other writing thereon made by anyone other than the Trustee)
shall be proved by the Certificate Register, and neither the Trustee nor the
Depositor nor the Paying Agent shall be affected by any notice to the contrary.

               (d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Certificate shall bind every future Holder of the same Certificate and the Holder of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the
Trustee, the Paying Agent or the Depositor in reliance thereon, whether or not notation of such action is made upon such Certificate.

                                     -273-

                                   ARTICLE XII

                              REMIC ADMINISTRATION

               The provisions of this Article XII shall apply to each REMIC
Pool.

               SECTION 12.1 REMIC ADMINISTRATION.

               (a) An election will be made by the Paying Agent on behalf of the
Trustee to treat the segregated pool of assets consisting of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and the Distribution Account, the Insurance Policies and any REO Properties as a
REMIC ("REMIC I") under the Code, other than any portion of the foregoing amounts allocable to a B Note or Serviced Companion Mortgage Loan. Such
elections will be made on Form 1066 or other appropriate federal tax or information return or any appropriate state return for the taxable year ending on the last day of the calendar year in which the REMIC I Interests are issued.
For purposes of such election, the REMIC I Regular Interests shall each be designated as a separate Class of "regular interests" in REMIC I and the Class
R-I Certificates shall be designated as the sole Class of "residual interests"
in REMIC I. The Trustee and the Paying Agent shall not permit the creation of any "interests" (within the meaning of Section 860G of the Code) in any of the
REMIC Pools other than the REMIC I Regular Interests, the REMIC II Regular
Interests, the REMIC III Regular Interests and the Residual Certificates.

               An election will be made by the Paying Agent to treat the
segregated pool of assets consisting of the REMIC I Regular Interests as a REMIC
("REMIC II") under the Code. Such election will be made on Form 1066 or other appropriate federal tax or information return or any appropriate state return for the taxable year ending on the last day of the calendar year in which the
REMIC II Interests are issued. For the purposes of such election, the REMIC II
Regular Interests shall be designated as the "regular interests" in REMIC II and the Class R-II Certificates shall be designated as the sole Class of the
"residual interests" in REMIC II.

               An election will be made by the Paying Agent to treat the
segregated pool of assets consisting of the REMIC II Regular Interests as a
REMIC ("REMIC III") under the Code. Such election will be made on Form 1066 or other appropriate federal tax or information return or any appropriate state return for the taxable year ending on the last day of the calendar year in which the REMIC III Certificates are issued. For purposes of such election, the Class
A-1, Class A-2, Class A-3, Class A-4, Class X-1 (each Class X-1 Certificate representing multiple "regular interests" in REMIC III, as set forth in the
Preliminary Statement), Class X-2 (each Class X-2 Certificate representing multiple "regular interests" in REMIC III, as set forth in the Preliminary
Statement), Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class
J, Class K, Class L, Class M, Class N and Class O Certificates shall be designated as the "regular interests" in REMIC III and the Class R-III
Certificates shall be designated as the sole Class of "residual interests" in
REMIC III.

               (b) The Closing Date is hereby designated as the "Startup Day" of each REMIC Pool within the meaning of Section 860G(a)(9) of the Code.

                                     -274-

               (c) The Paying Agent shall pay all routine tax related expenses
(not including any taxes, however denominated, including any additions to tax, penalties and interest) of each REMIC Pool, excluding any professional fees or extraordinary expenses related to audits or any administrative or judicial proceedings with respect to each REMIC Pool that involve the Internal Revenue
Service or state tax authorities.

               (d) The Paying Agent shall cause to be prepared, signed, and timely filed with the Internal Revenue Service, on behalf of each REMIC Pool, an application for a taxpayer identification number for such REMIC Pool on Internal
Revenue Service Form SS-4. The Paying Agent, upon receipt from the Internal
Revenue Service of the Notice of Taxpayer Identification Number Assigned, shall promptly forward a copy of such notice to the Depositor and the Master Servicer.
The Paying Agent shall prepare and file Form 8811 on behalf of each REMIC Pool and shall designate an appropriate Person to respond to inquiries by or on behalf of Certificateholders for original issue discount and related information in accordance with applicable provisions of the Code.

               (e) The Paying Agent shall prepare and file all of each REMIC
Pool's federal and state income or franchise tax and information returns as such
REMIC Pool direct representative; the expenses of preparing and filing such returns shall be borne by the Paying Agent, except that if additional state tax returns are required to be filed in more than three states, the Paying Agent shall be entitled, with respect to any such additional filings, to (i) be paid a reasonable fee and (ii) receive its reasonable costs and expenses, both as amounts reimbursable pursuant to Section 5.2(a)(vi) hereof. The Depositor, the
Master Servicer and the Special Servicer shall provide on a timely basis to the
Paying Agent or its designee such information with respect to the Trust or any
REMIC Pool as is in its possession, which the Depositor or the Master Servicer and the Special Servicer has received or prepared by virtue of its role as
Depositor or Master Servicer and the Special Servicer hereunder and reasonably requested by the Paying Agent to enable it to perform its obligations under this subsection, and the Paying Agent shall be entitled to conclusively rely on such information in the performance of its obligations hereunder. The Depositor shall indemnify the Trust, the Trustee, the Paying Agent and the Fiscal Agent for any
liability or assessment against any of them or cost or expense (including attorneys' fees) incurred by them resulting from any error resulting from bad faith, negligence, or willful malfeasance of the Depositor in providing any information for which the Depositor is responsible for preparing. The Master
Servicer and the Special Servicer shall indemnify the Trustee, the Fiscal Agent, the Paying Agent and the Depositor for any liability or assessment against the
Trustee, the Fiscal Agent, the Depositor, the Paying Agent or any REMIC Pool and
any expenses incurred in connection with such liability or assessment (including attorneys' fees) resulting from any error in any of such tax or information returns resulting from errors in the information provided by the Master Servicer or the Special Servicer, as the case may, be or caused by the negligence, willful misconduct or bad faith of the Master Servicer or the Special Servicer, as the case may be. The Paying Agent shall indemnify the Master Servicer, the
Depositor or any REMIC Pool for any expense incurred by the Master Servicer, the
Depositor and any REMIC Pool resulting from any error in any of such tax or information returns resulting from errors in the preparation of such returns caused by the negligence, willful misconduct or bad faith of the Paying Agent.
Each indemnified party shall immediately notify the indemnifying party or parties of the existence of a claim for indemnification under this Section
12.1(e), and provide the indemnifying party or parties, at the expense of such indemnifying party or parties, an opportunity to contest the tax or assessment or expense giving rise to such claim,

                                     -275-

provided that the failure to give such notification rights shall not affect the indemnification rights in favor of any REMIC Pool under this Section 12.1(e).
Any such indemnification shall survive the resignation or termination of the
Master Servicer, the Paying Agent or the Special Servicer, or the termination of this Agreement.

               (f) The Paying Agent shall perform on behalf of each REMIC all reporting and other tax compliance duties that are the responsibility of such
REMIC Pool under the Code, REMIC Provisions, or other compliance guidance issued by the Internal Revenue Service or any state or local taxing authority. Among its other duties, the Paying Agent shall provide (i) to the Internal Revenue
Service or other Persons (including, but not limited to, the Transferor of a
Residual Certificate, to a Disqualified Organization or to an agent that has acquired a Residual Certificate on behalf of a Disqualified Organization) such information as is necessary for the application of any tax relating to the transfer of a Residual Certificate to any Disqualified Organization and (ii) to
the Certificateholders such information or reports as are required by the Code or REMIC Provisions.

               (g) The Paying Agent shall forward to the Depositor copies of quarterly and annual REMIC tax returns and Internal Revenue Service Form 1099 information returns and such other information within the control of the Paying
Agent as the Depositor may reasonably request in writing. Moreover, the Paying
Agent shall forward to each Certificateholder such forms and furnish such information within its control as are required by the Code to be furnished to them, shall prepare and file with the appropriate state authorities as may to the actual knowledge of a Responsible Officer of the Paying Agent be required by applicable law and shall prepare and disseminate to Certificateholders Internal
Revenue Service Forms 1099 (or otherwise furnish information within the control of the Paying Agent) to the extent required by applicable law. The Paying Agent will make available to any Certificateholder any tax related information required to be made available to Certificateholders pursuant to the Code and any regulations thereunder.

               (h) The Holder of more than 50% of the Percentage Interests in
Class R-I, Class R-II and Class R-III Certificates, respectively (or of the greatest percentage of such Class R-I, Class R-II and Class R-III Certificates if no Holder holds more than 50% thereof), shall be the applicable REMIC's Tax
Matters Person. The duties of the Tax Matters Person for each of the REMIC Pools are hereby delegated to the Paying Agent and each Residual Certificateholder, by acceptance of its Residual Certificate, agrees, on behalf of itself and all successor holders of such Residual Certificate, to such delegation to the Paying
Agent as their agent and attorney in fact. If the Code or applicable regulations prohibits the Paying Agent from signing any applicable Internal Revenue Service, court or other administrative documents or from acting as Tax Matters Person (as an agent or otherwise), the Paying Agent shall take whatever action is necessary for the signing of such documents and designation of a Tax Matters Person, including the designation of such Residual Certificateholder. The Paying Agent shall not be required to expend or risk its own funds or otherwise incur any other financial liability in the performance of its duties hereunder or in the exercise of any of its rights or powers (except to the extent of the ordinary expenses of performing its duties under this Agreement), if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

                                     -276-

               (i) The Trustee, the Paying Agent, the Holders of the Residual
Certificates, the Master Servicer and the Special Servicer shall each exercise reasonable care, to the extent within its control, and with respect to each of the Trustee, Paying Agent, the Master Servicer and the Special Servicer, within the scope of its express duties, and shall each act in accordance with this
Agreement and the REMIC Provisions in order to create and maintain the status of each REMIC Pool as a REMIC or, as appropriate, adopt a plan of complete liquidation with respect to each REMIC Pool.

               (j) The Trustee, the Paying Agent, the Master Servicer, the
Special Servicer, the Fiscal Agent and the Holders of Residual Certificates
shall not take any action or fail to take any action or cause any REMIC Pool to take any action or fail to take any action if any of such persons knows or could, upon the exercise of reasonable diligence, know, that, under the REMIC
Provisions such action or failure, as the case may be, could (i) endanger the status of any REMIC Pool as a REMIC or (ii) result in the imposition of a tax upon any REMIC Pool (including but not limited to the tax on prohibited transactions as defined in Code Section 860F(a)(2)) unless the Trustee and the
Paying Agent have received an Opinion of Counsel (at the expense of the party seeking to take such action) to the effect that the contemplated action will not endanger such status or result in the imposition of such a tax. Any action required under this section which would result in an unusual or unexpected expense shall be undertaken at the expense of the party seeking the Trustee, the
Paying Agent or the Holders of the Residual Certificates to undertake such action.

               (k) In the event that any tax is imposed on any REMIC created hereunder, including, without limitation, "prohibited transactions" taxes as defined in Section 860F(a)(2) of the Code, any tax on "net income from foreclosure property" as defined in Section 860G(c) of the Code, any taxes on contributions to any REMIC created hereunder after the Startup Day pursuant to
Section 860G(d) of the Code, and any other tax imposed by the Code or any applicable provisions of state or local tax laws (other than any tax permitted to be incurred by the Special Servicer pursuant to Section 9.14(e)), such tax, together with all incidental costs and expenses (including, without limitation, penalties and reasonable attorneys' fees), shall be charged to and paid by: (i)
the Paying Agent, if such tax arises out of or results from a breach of any of its obligations under this Agreement; (ii) the Special Servicer, if such tax arises out of or results from a breach by the Special Servicer of any of its obligations under this Agreement; (iii) the Master Servicer, if such tax arises out of or results from a breach by the Master Servicer of any of its obligations under this Agreement; (iv) the Fiscal Agent, if such tax arises out of or results from a breach by the Fiscal Agent of any of its obligations under this
Agreement; and (v) the Trust in all other instances. Any tax permitted to be incurred by the Special Servicer pursuant to Section 9.14(e) shall be charged to and paid by the Trust from the net income generated on the related REO Property.
Any such amounts payable by the Trust in respect of taxes shall be paid by the
Paying Agent out of amounts on deposit in the Distribution Account.

               (l) The Paying Agent and, to the extent that records are
maintained by the Master Servicer or the Special Servicer in the normal course of its business, the Master Servicer and the Special Servicer shall, for federal income tax purposes, maintain books and records with respect to each REMIC Pool on a calendar year and on an accrual basis. Notwithstanding anything to the contrary contained herein, except to the extent provided otherwise in the
Mortgage Loans or in the Mortgages, all amounts collected on the Mortgage Loans shall, for federal income tax purposes, be allocated first to interest due and payable on the Mortgage Loans

                                     -277-

(including interest on overdue interest, other than additional interest at a penalty rate payable following a default). The books and records must be sufficient concerning the nature and amount of each REMIC Pool's investments to show that such REMIC Pool has complied with the REMIC Provisions.

               (m) Neither the Trustee, the Paying Agent, the Master Servicer
nor the Special Servicer shall enter into any arrangement by which any REMIC
Pool will receive a fee or other compensation for services.

               (n) In order to enable the Paying Agent to perform its duties as set forth herein, the Depositor shall provide, or cause to be provided, to the
Paying Agent within ten (10) days after the Closing Date all information or data that the Paying Agent reasonably determines to be relevant for tax purposes on the valuations and offering prices of the Certificates, including, without limitation, the yield, prepayment assumption, issue prices and projected cash flows of the Certificates, as applicable, and the projected cash flows of the
Mortgage Loans. Thereafter, the Depositor shall provide to the Paying Agent or its designee, promptly upon request therefor, any such additional information or data within the Depositor's possession or knowledge that the Paying Agent may, from time to time, reasonably request in order to enable the Paying Agent to perform its duties as set forth herein. The Paying Agent is hereby directed to use any and all such information or data provided by the Depositor in the preparation of all federal and state income or franchise tax and information returns and reports for each REMIC Pool to Certificateholders as required herein. The Depositor hereby indemnifies the Trustee, the Paying Agent, the
Fiscal Agent, and each REMIC Pool for any losses, liabilities, damages, claims, expenses (including attorneys' fees) or assessments against the Trustee, the
Paying Agent, the Fiscal Agent and each REMIC Pool arising from any errors or miscalculations of the Paying Agent pursuant to this Section that result from any failure of the Depositor to provide, or to cause to be provided, accurate information or data to the Paying Agent (but not resulting from the methodology employed by the Paying Agent) on a timely basis and such indemnification shall survive the termination of this Agreement and the termination or resignation of the Paying Agent and the Fiscal Agent.

               The Paying Agent agrees that all such information or data so obtained by it are to be regarded as confidential information and agrees that it shall use its reasonable best efforts to retain in confidence, and shall ensure that its officers, employees and representatives retain in confidence, and shall not disclose, without the prior written consent of the Depositor, any or all of such information or data, or make any use whatsoever (other than for the purposes contemplated by this Agreement) of any such information or data without the prior written consent of the Depositor, unless such information is generally available to the public (other than as a result of a breach of this Section
12.1(n)) or is required by law or applicable regulations to be disclosed or is disclosed (i) to independent auditors and accountants, counsel and other professional advisers of the Paying Agent and its parent, or (ii) in connection with its rights and obligations under this Agreement.

               (o) At all times as may be required by the Code, the Master
Servicer will to the extent within its control and the scope of its duties more specifically set forth herein, maintain substantially all of the assets of REMIC
I as "qualified mortgages" as defined in Section 860G(a)(3) of the Code and
"permitted investments" as defined in Section 860G(a)(5) of the Code.

                                     -278-

               (p) For the purposes of Section 1.860G-1(a)(4)(iii) of the
Treasury Regulations, the "latest possible maturity date" for each Class of
Certificates representing a regular interest in REMIC III, for each Class of
REMIC I Regular Interests and for each Class of REMIC II Regular Interests is the Rated Final Distribution Date; provided that the "latest possible maturity date" for the Class X-2 Certificates is the Distribution Date in July 2012.

               SECTION 12.2 PROHIBITED TRANSACTIONS AND ACTIVITIES. Neither the
Trustee, the Paying Agent, the Master Servicer nor the Special Servicer shall permit the sale, disposition or substitution of any of the Mortgage Loans
(except in a disposition pursuant to (i) the foreclosure or default of a
Mortgage Loan, (ii) the bankruptcy or insolvency of any REMIC Pool, (iii) the termination of any REMIC Pool in a "qualified liquidation" as defined in Section
860F(a)(4) of the Code, or (iv) a substitution pursuant to Article II hereof), nor acquire any assets for the Trust, except as provided in Article II hereof, nor sell or dispose of any investments in the Certificate Account or
Distribution Account for gain, nor accept any contributions to any REMIC Pool
(other than a cash contribution during the 3-month period beginning on the
Startup Day), unless it has received an Opinion of Counsel (at the expense of the Person requesting such action) to the effect that such disposition, acquisition, substitution, or acceptance will not (A) affect adversely the status of any REMIC Pool as a REMIC or of the REMIC Certificates, other than the
Residual Certificates, as the regular interests therein, (B) affect the distribution of interest or principal on the Certificates, (C) result in the encumbrance of the assets transferred or assigned to any REMIC Pool (except pursuant to the provisions of this Agreement) or (D) cause any REMIC Pool to be subject to a tax on "prohibited transactions" or "prohibited contributions" or other tax pursuant to the REMIC Provisions.

               SECTION 12.3 MODIFICATIONS OF MORTGAGE LOANS. Notwithstanding
anything to the contrary in this Agreement, neither the Trustee, the Paying
Agent, the Master Servicer nor the Special Servicer shall permit any modification of a Money Term of a Mortgage Loan or a Specially Serviced Mortgage
Loan unless (i) the Trustee, the Special Servicer, Paying Agent and the Master
Servicer have received a Nondisqualification Opinion or a ruling from the
Internal Revenue Service (at the expense of the party making the request that the Master Servicer or the Special Servicer modify the Mortgage Loan or a
Specially Serviced Mortgage Loan) to the effect that such modification would not be treated as an exchange pursuant to Section 1001 of the Code (or, if it would be so treated, would not be treated as a "significant modification" for purposes of Section 1.860G-2(b) of the Treasury Regulations) or (ii) such modification meets the requirements set forth in Sections 8.18 or 9.5.

               SECTION 12.4 LIABILITY WITH RESPECT TO CERTAIN TAXES AND LOSS OF
REMIC STATUS. In the event that any REMIC Pool fails to qualify as a REMIC, loses its status as a REMIC, or incurs state or local taxes, or tax as a result of a prohibited transaction or prohibited contribution subject to taxation under the REMIC Provisions due to the negligent performance by either the Trustee or the Paying Agent of its respective duties and obligations set forth herein, the
Trustee or the Paying Agent, as the case may be, shall be liable to the REMIC
Pools and the Holders of the Residual Certificates for any and all losses, claims, damages, liabilities or expenses ("Losses") resulting from such negligence and relating to the Residual Certificates; provided, however, that the Trustee, or the Paying Agent, as applicable, shall not be liable for any such Losses attributable to the action or inaction of the Master Servicer, the
Special Servicer, the Trustee (with respect to the Paying Agent), the Paying
Agent (with respect to the Trustee),

                                     -279-

the Depositor or the Holders of such Residual Certificates nor for any such
Losses resulting from any actions or failure to act based upon reliance on an
Opinion of Counsel or from misinformation provided by the Master Servicer, the
Special Servicer, the Trustee (with respect to the Paying Agent), the Paying
Agent (with respect to the Trustee), the Depositor or such Holders of the
Residual Certificates on which the Trustee or the Paying Agent, as the case may be, has relied. The foregoing shall not be deemed to limit or restrict the rights and remedies of the Holders of the Residual Certificates now or hereafter existing at law or in equity. The Trustee or the Paying Agent shall be entitled to intervene in any litigation in connection with the foregoing and to maintain control over its defense.

               SECTION 12.5 RESERVED.

                                  ARTICLE XIII

                            MISCELLANEOUS PROVISIONS

               SECTION 13.1 BINDING NATURE OF AGREEMENT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

               SECTION 13.2 ENTIRE AGREEMENT. This Agreement contains the entire agreement and understanding between the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.

               SECTION 13.3 AMENDMENT.

               (a) This Agreement may be amended from time to time by the parties hereto, without notice to or the consent of any of the Holders, (i) to cure any ambiguity, (ii) to cause the provisions herein to conform to or be consistent with or in furtherance of the statements made with respect to the
Certificates, the Trust or this Agreement in the Private Placement Memorandum, the Preliminary Prospectus Supplement, the Final Prospectus Supplement or the
Prospectus, or to correct or supplement any provision herein which may be inconsistent with any other provisions herein, (iii) to amend any provision hereof to the extent necessary or desirable to maintain the status of each REMIC
Pool as a REMIC (or the grantor trust created from the related portion of the
Trust) for the purposes of federal income tax law (or comparable provisions of state income tax law), (iv) to make any other provisions with respect to matters or questions arising under or with respect to this Agreement not inconsistent with the provisions hereof, (v) to modify, add to or eliminate the provisions of
Article III relating to transfers of Residual Certificates, (vi) to amend any provision herein to the extent necessary or desirable to list the Certificates on a stock exchange, including, without limitation, the appointment of one or more sub-paying agents and the requirement that certain information be delivered to such sub-paying agents, (vii) to modify the provisions relating to the timing of Advance reimbursements in order to conform them to the commercial mortgage-backed securities industry standard for such provisions if (w) the
Depositor and the Master Servicer determine that that industry standard has changed, (x) such modification will not result in an Adverse REMIC Event, as

                                     -280-

evidenced by an Opinion of Counsel, (y) each Rating Agency has delivered a
Rating Agency Confirmation with respect to such modification, and (z) the
Operating Adviser consents to such modification, or (viii) to make any other amendment which does not adversely affect in any material respect the interests of any Certificateholder (unless such Certificateholder consents). No such amendment effected pursuant to clause (i), (ii) or (iv) of the preceding sentence shall (A) adversely affect in any material respect the interests of any
Certificateholder not consenting thereto without the consent of 100% of the
Certificateholders (if adversely affected) or (B) adversely affect the status of any REMIC Pool as a REMIC(or the grantor trust created from the related portion of the Trust). Prior to entering into any amendment without the consent of
Holders pursuant to this paragraph, the Trustee may require an Opinion of
Counsel and a Nondisqualification Opinion (in the case of clauses (i), (ii) and
(iii), at the expense of the Depositor, and otherwise at the expense of the party requesting such amendment, except that if the Trustee requests such amendment, such amendment shall be at the expense of the Depositor, if the
Depositor consents), to the effect that such amendment is permitted under this paragraph. Any such amendment shall be deemed not to adversely affect in any material economic respect any Holder if the Trustee receives a Rating Agency
Confirmation from each Rating Agency (and any Opinion of Counsel requested by the Trustee in connection with any such amendment may rely expressly on such confirmation as the basis therefor).

               (b) This Agreement may also be amended from time to time by the agreement of the parties hereto (without the consent of the Certificateholders)
and with the written confirmation of the Rating Agencies that such amendment would not cause the ratings on any Class of Certificates to be qualified, withdrawn or downgraded; provided, however, that such amendment may not effect any of the items set forth in clauses (i) through (iv) of the proviso in paragraph (c) of this Section 13.3. The Trustee may request, at its option, to receive a Nondisqualification Opinion and an Opinion of Counsel that any amendment pursuant to this Section 13.3(b) is permitted by this Agreement at the expense of the party requesting the amendment.

               (c) This Agreement may also be amended from time to time by the parties with the consent of the Holders of not less than 51% of the Aggregate
Certificate Balance of the Certificates then outstanding, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the
Holders; provided that no such amendment may (i) directly or indirectly reduce in any manner the amount of, or delay the timing of the distributions required to be made on any Certificate without the consent of the Holder of such
Certificate, (ii) reduce the aforesaid percentages of Aggregate Certificate
Percentage or Certificate Balance, the Holders of which are required to consent to any such amendment without the consent of all the Holders of each Class of
Certificates affected thereby, (iii) eliminate or reduce the Master Servicer's, the Trustee's or the Fiscal Agent's obligation to make an Advance, including without limitation, in the case of the Master Servicer, the obligation to advance on a B Note or Serviced Companion Mortgage Loan, or alter the Servicing
Standard except as may be necessary or desirable to comply with the REMIC
Provisions or (iv) adversely affect the status of any REMIC Pool as a REMIC for federal income tax purposes (as evidenced by a Nondisqualification Opinion)
without the consent of 100% of the Certificateholders (including the Class R-I,
Class R-II and Class R-III Certificateholders); provided that no such amendment may modify Section 8.18 of this Agreement without Rating Agency Confirmation.
The Trustee may request, at its option, to receive a Nondisqualification Opinion and an Opinion of Counsel that any amendment pursuant

                                     -281-

to this Section 13.3(c) is permitted by this Agreement at the expense of the party requesting the amendment.

               (d) The costs and expenses associated with any such amendment shall be borne by the Depositor in the case the Trustee is the party requesting such amendment or if pursuant to clauses (i), (ii) and (iii) of Section 13.3(a).
In all other cases, the costs and expenses shall be borne by the party requesting the amendment.

               (e) Promptly after the execution of any such amendment, the
Trustee shall furnish written notification of the substance of such amendment to each Holder, the Depositor and to the Rating Agencies.

               (f) It shall not be necessary for the consent of Holders under this Section 13.3 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Holders shall be in the affirmative and in writing and shall be subject to such reasonable regulations as the Trustee may prescribe.

               (g) Notwithstanding anything to the contrary contained in this
Section 13.3, the parties hereto agree that this Agreement may not be amended in any manner that is reasonably likely to have an adverse effect on the Primary
Servicer without first obtaining the written consent of the Primary Servicer.

               (h) Notwithstanding the fact that the provisions in Section
13.3(c) would otherwise apply, with respect to any amendment that significantly modifies the permitted activities of the Trust, the Trustee, the Primary
Servicer, the Master Servicer or the Special Servicer, any Certificate
beneficially owned by a Seller or any of its Affiliates shall be deemed not to be outstanding (and shall not be considered when determining the percentage of
Certificateholders consenting or when calculating the total number of
Certificates entitled to consent) for purposes of determining if the requisite consents of Certificateholders under this Section 13.3 have been obtained.

               (i) Notwithstanding anything to the contrary contained in this
Section 13.3, the parties hereto agree that this Agreement may be amended pursuant to Section 8.26(d) herein without any notice to or consent of any of the Certificateholders, Opinions of Counsel, Officer's Certificates or Rating
Agency Confirmation.

               SECTION 13.4 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY
AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AND THE
OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN
ACCORDANCE WITH SUCH LAWS WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED
IN NEW YORK.

               SECTION 13.5 NOTICES. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given when received by (A) in the case of the Depositor, Morgan Stanley Capital I Inc.,
1585 Broadway, New York, New York 10036, Attention: Andrew Berman, with a copy to: General Counsel; (B) in the case of the Trustee and the Fiscal Agent at the
Corporate Trust Office; (C) in the case of the Master Servicer, Wells

                                     -282-

Fargo Bank, National Association, 45 Fremont Street, 2nd Floor, San Francisco,
California 94105, Attention: Commercial Mortgage Servicing, with a copy to
Robert F. Darling, Esq., Wells Fargo Bank, National Association, 633 Folsom
Street, 7th Floor, San Francisco, California 94111; (D) in the case of
Principal, Principal Global Investors, LLC, 801 Grand Avenue, Des Moines, Iowa
50392, Attention: Margie A. Custis, Senior Vice President/Managing Director,
with a copy to Karen Pearston, Esq.; (E) in the case of BSCMI, Bear Stearns
Commercial Mortgage Inc., 383 Madison Avenue, New York, New York 10179,
Attention: J. Christopher Hoeffel, Senior Managing Director, Commercial Mortgage
Department, with copies to the attention of Joseph T. Jurkowski, Jr., Managing
Director, Legal Department; (F) in the case of MSMC, Morgan Stanley Mortgage
Capital Inc., 1585 Broadway, New York, New York 10036, Attention: Andrew Berman,
with a copy to: General Counsel; (G) in the case of the Special Servicer, ARCap
Servicing, Inc., 5605 N. MacArthur Blvd., Suite 950, Irving, Texas 75038,
Attention: James L. Duggins, (H) in the case of the initial Operating Adviser,
ARCap CMBS Fund II REIT, Inc., 5605 N. MacArthur Blvd., Suite 950, Irving, Texas
75038, Attention: James L. Duggins; and (I) in the case of the Paying Agent,
Wells Fargo Bank, National Association, 9062 Old Annapolis Road, Columbia,
Maryland 21045, Attention: Corporate Trust Services (CMBS) Morgan Stanley
Capital I Inc., Series 2004-TOP15, or as to each party such other address as may hereafter be furnished by such party to the other parties in writing. Any notice required or permitted to be mailed to a Holder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate
Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the
Holder receives such notice.

               SECTION 13.6 SEVERABILITY OF PROVISIONS. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

               SECTION 13.7 INDULGENCES; NO WAIVERS. Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

               SECTION 13.8 HEADINGS NOT TO AFFECT INTERPRETATION. The headings contained in this Agreement are for convenience of reference only, and shall not be used in the interpretation hereof.

               SECTION 13.9 BENEFITS OF AGREEMENT. Nothing in this Agreement or in the Certificates, express or implied, shall give to any Person, other than the parties to this Agreement (including the Primary Servicer to the extent applicable to the Primary Servicer) and their successors hereunder and the
Holders of the Certificates, any benefit or any legal or equitable right, power, remedy or claim under this Agreement; provided, however, that (i) the Mortgagors

                                     -283-

set forth on Schedule VIII hereto are intended third-party beneficiaries of the fifth and sixth paragraph of Section 2.3(a), (ii) the holder of any Serviced
Companion Mortgage Loan and any B Note, if any, is an intended third-party beneficiary in respect of the rights afforded it hereunder and (iii) the applicable Non-Serviced Mortgage Loan Master Servicer and the applicable
Non-Serviced Mortgage Loan Special Servicer are intended third-party beneficiaries of Sections 5.2(a)(ii)(B), 8.25(d) and 9.24(d), respectively.

               SECTION 13.10 SPECIAL NOTICES TO THE RATING AGENCIES.

               (a) The Trustee shall give prompt notice to the Rating Agencies,
Special Servicer and the Operating Adviser of the occurrence of any of the following events of which it has notice:

                    (i) any amendment to this Agreement pursuant to Section 13.3 hereof;

                    (ii) the Interim Certification and the Final Certification
required pursuant to Section 2.2 hereof;

                    (iii) notice of the repurchase of any Mortgage Loan or REO
Mortgage Loan pursuant to Section 2.3(a) hereof;

                    (iv) any resignation of the Master Servicer, Special
Servicer, the Paying Agent, the Operating Adviser or the Trustee pursuant to this Agreement;

                    (v) the appointment of any successor to the Master Servicer, the Fiscal Agent, the Trustee, the Paying Agent, the Operating Adviser or the
Special Servicer pursuant to Section 7.7, 7.14 or 9.37 hereof;

                    (vi) waiver of a due-on-sale clause as provided in Section
8.7;

                    (vii) waiver of a prohibition on subordinate liens on the
Mortgaged Properties;

                    (viii) the making of a final payment pursuant to Section
10.3 hereof;

                    (ix) a Servicing Transfer Event; and

                    (x) an Event of Default.

               (b) All notices to the Rating Agencies shall be in writing and sent by first class mail, telecopy or overnight courier, as follows:

               If to S&P, to:

               Standard & Poor's Rating Services
               55 Water Street
               New York, NY 10041

                                     -284-

               Fax: (212) 438-2662
               Attention: Commercial Mortgage Surveillance Manager

               If to Moody's, to:

               Moody's Investors Service, Inc.
               99 Church Street
               New York, NY 10009
               Fax: (212) 553-0300
               Attention: Structured Finance Commercial Real Estate Monitoring

or at such address as shall be provided in writing to the Depositor by such
Rating Agency.

               (c) The Trustee, or in the case of clauses (i) and (ii), the successor trustee shall give prompt notice to the Rating Agencies of the occurrence of any of the following events:

                    (i) the resignation or removal of the Trustee pursuant to
Section 7.6; or

                    (ii) the appointment of a successor trustee pursuant to
Section 7.7; or

                    (iii) the appointment of a successor Operating Adviser
pursuant to Section 9.37.

               (d) The Master Servicer shall deliver to the Rating Agencies and the Depositor any other information as reasonably requested by the Rating
Agencies and the Depositor, and shall deliver to the Primary Servicer and the
Special Servicer each of the reports required to be delivered by the Master
Servicer to the Primary Servicer and the Special Servicer pursuant to the terms of this Agreement. The Trustee, the Paying Agent and the Special Servicer shall deliver to the Rating Agencies and the Depositor any information as reasonably requested by the Rating Agencies and Depositor, as the case may be.

               (e) Any notice or other document required to be delivered or mailed by the Depositor, Master Servicer, Paying Agent or Trustee shall be given by such parties, respectively, on a best efforts basis and only as a matter of courtesy and accommodation to the Rating Agencies, unless otherwise specifically required herein, and such parties, respectively, shall have no liability for failure to deliver any such notice or document to the Rating Agencies.

               SECTION 13.11 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same instrument.

               SECTION 13.12 INTENTION OF PARTIES. It is the express intent of the parties hereto that the conveyance of the Mortgage Loans and related rights and property to the Trustee, for the benefit of the Certificateholders, by the
Depositor as provided in Section 2.1 be, and be construed as, an absolute sale of the Mortgage Loans and related property. It is, further, not the intention of the parties that such conveyance be deemed a pledge of the Mortgage Loans and related property by the Depositor to the Trustee to secure a debt or other obligation of the

                                     -285-

Depositor. However, in the event that, notwithstanding the intent of the parties, the Mortgage Loans or any related property is held to be the property of the Depositor, or if for any other reason this Agreement is held or deemed to create a security interest in the Mortgage Loans or any related property, then this Agreement shall be deemed to be a security agreement; and the conveyance provided for in Section 2.1 shall be deemed to be a grant by the Depositor to the Trustee, for the benefit of the Certificateholders, of a security interest in all of the Depositor's right, title, and interest, whether now owned or hereafter acquired, in and to:

                    (i) the property described in clauses (1)-(4) below
(regardless of whether subject to the UCC or how classified thereunder) and all accounts, general intangibles, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit and investment property consisting of, arising from or relating to any of the property described in clauses (1)-(4) below: (1) the Mortgage Loans identified on the Mortgage Loan Schedule, including the related Mortgage Notes,
Mortgages, security agreements, and title, hazard and other insurance policies, including all Qualifying Substitute Mortgage Loans, all distributions with respect thereto payable on and after the Cut-Off Date, and the Mortgage Files;
(2) the Distribution Account, all REO Accounts, the Certificate Account, the
Reserve Account and the Interest Reserve Account, including all property therein and all income from the investment of funds therein (including any accrued discount realized on liquidation of any investment purchased at a discount); (3)
the REMIC I Regular Interests and the REMIC II Regular Interests; and (4) the
Mortgage Loan Purchase Agreements that are permitted to be assigned to the
Trustee pursuant to Section 14 thereof;

                    (ii) all accounts, general intangibles, chattel paper,
instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit, investment property, and other rights arising from or by virtue of the disposition of, or collections with respect to, or insurance proceeds payable with respect to, or claims against other Persons with respect to, all or any part of the collateral described in clause (i) above
(including any accrued discount realized on liquidation of any investment purchased at a discount); and

               All cash and non-cash Proceeds (as defined in the Uniform
Commercial Code) of the collateral described in clauses (i) and (ii) above.

               The possession by the Trustee of the Mortgage Notes, the
Mortgages and such other goods, letters of credit, advices of credit, instruments, money, documents, chattel paper or certificated securities shall be deemed to be possession by the secured party or possession by a purchaser for purposes of perfecting the security interest pursuant to the Uniform Commercial
Code (including, without limitation, Sections 8-301 and 9-315 thereof) as in force in the relevant jurisdiction.

               Notifications to Persons holding such property, and
acknowledgments, receipts or confirmations from Persons holding such property, shall be deemed to be notifications to, or acknowledgments, receipts or confirmations from, securities intermediaries, bailees or agents of, or persons holding for, the Trustee, as applicable, for the purpose of perfecting such security interest under applicable law.

               The Depositor and, at the Depositor's direction, the Master
Servicer and the Trustee, shall, to the extent consistent with this Agreement, take such reasonable actions as may

                                     -286-

be necessary to ensure that, if this Agreement were deemed to create a security interest in the property described above, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Agreement. The Master
Servicer shall file, at the expense of the Trust as an Additional Trust Expense all filings necessary to maintain the effectiveness of any original filings necessary under the Uniform Commercial Code as in effect in any jurisdiction to perfect the Trustee's security interest in such property, including without limitation (i) continuation statements, and (ii) such other statements as may be occasioned by any transfer of any interest of the Master Servicer or the
Depositor in such property. In connection herewith, the Trustee shall have all of the rights and remedies of a secured party and creditor under the Uniform
Commercial Code as in force in the relevant jurisdiction.

               SECTION 13.13 RECORDATION OF AGREEMENT. This Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere. Such recordation, if any, shall be effected by the Master Servicer at the expense of the Trust as an Additional
Trust Expense, but only upon direction of the Depositor accompanied by an
Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders of the Trust.

               SECTION 13.14 RATING AGENCY MONITORING FEES. The parties hereto acknowledge that on the Closing Date the Sellers will pay the ongoing monitoring fees of the Rating Agencies relating to the rating of the Certificates and that no monitoring fees are payable subsequent to the Closing Date in respect of the rating of the Certificates. The Master Servicer shall not be required to pay any such fees or any fees charged for any Rating Agency Confirmation (except any confirmation required under Section 8.22, Section 8.23 or in connection with a termination and replacement of the Master Servicer following an Event of Default of the Master Servicer).

               SECTION 13.15 ACKNOWLEDGEMENT BY PRIMARY SERVICER. The Primary
Servicer agrees, to the extent applicable to the Primary Servicer and the
Mortgage Loans serviced by the Primary Servicer, to be bound by the terms of
Sections 5.1(g), 8.3, 8.4, 8.7, 8.10, 8.18, 8.25(e) and 8.26 of this Agreement.

                                     -287-

               IN WITNESS WHEREOF, the Depositor, the Master Servicer, the
Special Servicer, the Trustee, the Paying Agent, the Certificate Registrar, the
Authenticating Agent and the Fiscal Agent have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

                                        MORGAN STANLEY CAPITAL I INC.
                                        as Depositor

                                        By: /s/ Warren H. Friend
                                            ------------------------------------
                                            Name: Warren H. Friend
                                            Title: Vice President

                                        WELLS FARGO BANK, NATIONAL ASSOCIATION,
                                        as Master Servicer

                                        By: /s/ Stewart McAdams
                                            ------------------------------------
                                            Name: Stewart McAdams
                                            Title: Vice President

                                        ARCAP SERVICING, INC., as Special
                                        Servicer

                                        By: /s/ James L. Duggins
                                            ------------------------------------
                                            Name: James L. Duggins
                                            Title: President

                                        LASALLE BANK NATIONAL ASSOCIATION,
                                        as Trustee

                                        By: /s/ Ann M. Kelly
                                            ------------------------------------
                                            Name: Ann M. Kelly
                                            Title: Assistant Vice President

                                        ABN AMRO BANK N.V., as Fiscal Agent

                                        By: /s/ Barbara L. Marik
                                            ------------------------------------
                                            Name: Barbara L. Marik
                                            Title: First Vice President

                                      -288-

                                        By: /s/ Cynthia Reis
                                            ------------------------------------
                                            Name: Cynthia Reis
                                            Title: Sr. Vice President

                                        WELLS FARGO BANK, NATIONAL
                                        ASSOCIATION, as Paying Agent,
                                        Authenticating Agent and Certificate
                                        Registrar

                                        By: /s/ Deborah Daniels
                                            ------------------------------------
                                            Name: Deborah Daniels
                                            Title: Vice President

                                        PRINCIPAL GLOBAL INVESTORS, LLC,
                                        acting solely in its capacity as
                                        Primary Servicer with respect to the
                                        sections referred to in Section 13.15t
                                        of the Agreement

                                        By: /s/ Karen A. Pearston
                                            ------------------------------------
                                            Name: Karen A. Pearston
                                            Title: Counsel

                                        By: /s/ Leanne S. Valentine
                                            ------------------------------------
                                            Name: Leanne S. Valentine
                                            Title: Counsel

                                      -289-

STATE OF NEW YORK    )
                     ) ss.:
COUNTY OF NEW YORK   )

               On this 27th day of July 2004, before me, a notary public in and for said State, personally appeared Warren H. Friend, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person who executed the within instrument as Vice President on behalf of Morgan Stanley
Capital I Inc., and acknowledged to me that such corporation executed the within instrument pursuant to its by-laws or a resolution of its Board of Directors.

               IN WITNESS WHEREOF, I have hereunder set my hand and affixed my official seal the day and year in this certificate first above written.

                                                     /s/ Susan M. Krause
                                            ------------------------------------
                                                        Notary Public

STATE OF CALIFORNIA       )
                          ) ss.:
COUNTY OF SAN FRANCISCO   )

               On this 28th day of July 2004, before me, a notary public in and for said State, personally appeared Stewart McAdams known to me to be a Vice
President of Wells Fargo Bank, one of the entities that executed the within instrument, and acknowledged to me that such entity executed the within instrument

               IN WITNESS WHEREOF, I have hereunder set my hand and affixed my official seal the day and year in this certificate first above written.

                                                 /s/ Juanita Louise Borstead
                                            ------------------------------------
                                                        Notary Public

                                       -2-

STATE OF TEXAS    )
                  ) ss.:
COUNTY OF DALLAS  )

               On the 20th day of July 2004, before me, a notary public in and for said State, personally appeared James L. Duggins known to me to be President of ARCAP SERVICING INC., one of the entities that executed the within instrument, and acknowledged to me that such entity executed the within instrument.

               IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                                    /s/ Amy Leigh Dixon
                                            ------------------------------------
                                                        Notary Public

                                       -3-

STATE OF ILLINOIS    )
                     ) ss.:
COUNTY OF COOK       )

               On this 29th day of July 2004, before me, Diane O'Neal, a notary public in and for said State, personally appeared Ann M. Kelly, known to me to be a Asst. Vice President of LaSalle Bank National Association, one of the
corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

               IN WITNESS WHEREOF, I have hereunder set my hand and affixed my official seal the day and year in this certificate first above written.

                                                      /s/ Diane O'Neal
                                            ------------------------------------
                                                        Notary Public

                                       -4-

STATE OF ILLINOIS    )
                     ) ss.:
COUNTY OF COOK       )

               On this 29th day of July 2004, Diane O'Neal, a notary public in and for said State, personally appeared Barbara L. Marik, First Vice President and Cynthia Reis, Senior Vice President of ABN AMRO BANK N.V., one of the
corporations that executed the within instrument, and also known to me to be the persons who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

               IN WITNESS WHEREOF, I have hereunder set my hand and affixed my official seal the day and year in this certificate first above written.

                                                      /s/ Diane O'Neal
                                            ------------------------------------
                                                        Notary Public

                                       -5-

STATE OF NEW YORK    )
                     ) ss.:
COUNTY OF NEW YORK   )

               On this 29th day of July 2004, before me, a notary public in and for said State, personally appeared Deborah Daniels, personally known to me to be a Vice President of Wells Fargo Bank, N.A., one of the entities that executed the within instrument, and acknowledged to me that such entity executed the within instrument.

               IN WITNESS WHEREOF, I have hereunder set my hand and affixed my official seal the day and year in this certificate first above written.

                                                     /s/ Michelle Auteri
                                            ------------------------------------
                                                        Notary Public

                                       -6-

STATE OF IOWA    )
                 ) ss.:
COUNTY OF POLK   )

               On this 27 day of July 2004, before me, a notary public in and for said State, personally appeared Karen A. Pearston and Leanne S. Valentine, each known to me to be Counsel of Principal Global Investors, LLC, one of the
entities that executed the within instrument, and acknowledged to me that such entity executed the within instrument.

               IN WITNESS WHEREOF, I have hereunder set my hand and affixed my official seal the day and year in this certificate first above written.

                                                     /s/ Aundrea Barrett
                                            ------------------------------------
                                                        Notary Public

                                      -7-

================================================================================

                         MORGAN STANLEY CAPITAL I INC.,
                                  AS DEPOSITOR,

                     WELLS FARGO BANK, NATIONAL ASSOCIATION,
                               AS MASTER SERVICER,

                             ARCAP SERVICING, INC.,
                              AS SPECIAL SERVICER,

                       LASALLE BANK NATIONAL ASSOCIATION,
                                   AS TRUSTEE,

                     WELLS FARGO BANK, NATIONAL ASSOCIATION
                    AS PAYING AGENT AND CERTIFICATE REGISTRAR

                                       AND

                               ABN AMRO BANK N.V.,
                                 AS FISCAL AGENT

                                   ----------

                            EXHIBITS AND SCHEDULES TO
                         POOLING AND SERVICING AGREEMENT

                            DATED AS OF JULY 1, 2004

                                   ----------

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2004-TOP15

================================================================================

                                   EXHIBIT A-1

                         [FORM OF CLASS A-1 CERTIFICATE]

THIS CLASS A-1 CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST
IN THE SELLERS, THE DEPOSITOR, THE UNDERWRITERS, THE TRUSTEE, THE FISCAL AGENT,
THE CERTIFICATE REGISTRAR, THE PAYING AGENT, THE MASTER SERVICER, THE SPECIAL
SERVICER, THE PRIMARY SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL
NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

IF THE TRANSFEREE OF THIS CERTIFICATE IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE
FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY
ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986,
AS AMENDED, OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS
OF SUCH PLAN TO ACQUIRE OR HOLD THIS CERTIFICATE, SUCH PLAN OR SUCH PERSON MUST
BE AN ACCREDITED INVESTOR.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS
CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS,
REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS
CLASS A-1 CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE
MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY
ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE
REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND
ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER
NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT
HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN
AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR
VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED
OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

                          MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                SERIES 2004-TOP15

INITIAL PASS-THROUGH RATE: 4.13%

DATE OF POOLING AND SERVICING AGREEMENT:
AS OF JULY 1, 2004

CUT-OFF DATE: JULY 1, 2004

CLOSING DATE: JULY 29, 2004

FIRST DISTRIBUTION DATE: AUGUST 13, 2004

AGGREGATE CERTIFICATE BALANCE OF THE
CLASS A-1 CERTIFICATES AS OF THE CLOSING
DATE: $103,000,000

CERTIFICATE BALANCE OF THIS CLASS A-1
CERTIFICATE AS OF THE CLOSING
DATE: $103,000,000

No. A-1-1

                             CLASS A-1 CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                         MORGAN STANLEY CAPITAL I INC.

THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class A-1 Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the
"Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc.
(hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Fiscal Agent, the
Paying Agent, the Certificate Registrar, the Master Servicer and the Special
Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution
Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

               This Certificate is one of a duly authorized issue of
Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the
Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this

Certificate specified on the face hereof by the aggregate initial Certificate
Balance of the Class A-1 Certificates. The Certificates are designated as the
Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates,
Series 2004-TOP15 and are issued in the Classes specified in the Pooling and
Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

               This Certificate does not purport to summarize the Pooling and
Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the
Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which
Pooling and Servicing Agreement, as amended from time to time, the
Certificateholder by virtue of the acceptance hereof assents and by which the
Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

               Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 12th day of each month or, if such 12th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first
Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

               Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the
Interest Accrual Period relating to such Distribution Date at the Pass-Through
Rate on the Certificate Balance of this Certificate immediately prior to each
Distribution Date. Principal and interest allocated to this Certificate on any
Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such
Distribution Date, with a final distribution to be made upon retirement of this
Certificate as set forth in the Pooling and Servicing Agreement.

               Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

               Realized Losses, Expense Losses and interest shortfalls on the
Mortgage Loans shall be allocated on the applicable Distribution Date to
Certificateholders in the manner set forth in the Pooling and Servicing
Agreement. All Realized Losses, Expense Losses and interest shortfalls on the
Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

               The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and

Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the
Mortgage Loans and administration of the Trust.

               All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the
Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the
Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

               The Pooling and Servicing Agreement permits, with certain
exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing
Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any
Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The
Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

               As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate
Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate
Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same
Class in authorized denominations will be issued to the designated transferee or transferees.

               Subject to the terms of the Pooling and Servicing Agreement, the
Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

               As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new
Certificates of the same Class in authorized denominations as requested by the
Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

               Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

               The Depositor, the Trustee, the Fiscal Agent, the Paying Agent,
the Master Servicer, the Special Servicer and the Certificate Registrar and any
of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the
Trustee, the Fiscal Agent, the Paying Agent, the Master Servicer, the Special
Servicer, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

               The obligations and responsibilities of the Trustee and the
Paying Agent created hereby (other than the obligation of the Paying Agent to make payments to the Certificateholders as set forth in Section 10.2 of the
Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust and (B) the disposition of all REO Property or (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the
Pooling and Servicing Agreement or (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late
Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the
Trust shall be distributed to the holders of the Residual Certificates.

               The Certificate Registrar has executed this Certificate under the
Pooling and Servicing Agreement.

               THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE
CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK
WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

               IN WITNESS WHEREOF, the Certificate Registrar has caused this
Certificate to be duly executed under this official seal.

                                        WELLS FARGO BANK, NATIONAL
                                        ASSOCIATION, as Certificate Registrar

                                        By:
                                            ------------------------------------
                                                    AUTHORIZED SIGNATORY

Dated: July 29, 2004

                         CERTIFICATE OF AUTHENTICATION

               THIS IS ONE OF THE CLASS A-1 CERTIFICATES REFERRED TO IN THE
WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                        WELLS FARGO BANK, NATIONAL
                                        ASSOCIATION,
                                        AUTHENTICATING AGENT

                                        By:
                                            ------------------------------------
                                                    AUTHORIZED SIGNATORY

                                 ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this
Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common            UNIF GIFT MIN ACT             Custodian
TEN ENT - as tenants by the                                -----------
          entireties                                          (Cust)
JT TEN  - as joint tenants with               Under Uniform Gifts to Minors
          rights of survivorship and
          not as tenants in common            Act
                                                   -----------------------
                                                            (state)

     Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

--------------------------------------------------------------------------------
                                        PLEASE INSERT SOCIAL SECURITY OR OTHER
-------------------------------------   IDENTIFYING NUMBER OF ASSIGNEE

-------------------------------------
                                        ----------------------------------------

--------------------------------------------------------------------------------
             Please print or typewrite name and address of assignee

--------------------------------------------------------------------------------
the within Certificate and does hereby or irrevocably constitute and appoint

--------------------------------------------------------------------------------
to transfer the said Certificate in the Certificate Register of the within-named
Trust, with full power of substitution in the premises.

Dated:
       ------------------------   ----------------------------------------------
                                  NOTICE: The signature to this assignment
                                  must correspond with the name as written
                                  upon the face of this Certificate in every
                                  particular without alteration or enlargement
                                  or any change whatever.

---------------------------------
SIGNATURE GUARANTEED
The signature must be guaranteed by a commercial
bank or trust company or by a member firm of the New
York Stock Exchange or another national securities
exchange. Notarized or witnessed signatures are not
acceptable.

                            DISTRIBUTION INSTRUCTIONS

          The assignee should include the following for purposes of
distribution:

          Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _____________ for the account of
_________________________________________________ account number ______________
or, if mailed by check, to ________________________________________. Statements
should be mailed to ____________________. This information is provided by assignee named above, or _______________________, as its agent.

                                   EXHIBIT A-2

                         [FORM OF CLASS A-2 CERTIFICATE]

THIS CLASS A-2 CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST
IN THE SELLERS, THE DEPOSITOR, THE UNDERWRITERS, THE TRUSTEE, THE FISCAL AGENT,
THE CERTIFICATE REGISTRAR, THE PAYING AGENT, THE MASTER SERVICER, THE SPECIAL
SERVICER, THE PRIMARY SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL
NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

IF THE TRANSFEREE OF THIS CERTIFICATE IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE
FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY
ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986,
AS AMENDED, OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS
OF SUCH PLAN TO ACQUIRE OR HOLD THIS CERTIFICATE, SUCH PLAN OR SUCH PERSON MUST
BE AN ACCREDITED INVESTOR.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS
CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS,
REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS
CLASS A-3 CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE
MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY
ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE
REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND
ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER
NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT
HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN
AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR
VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED
OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

                          MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                SERIES 2004-TOP15

INITIAL PASS-THROUGH RATE: 4.69%           MASTER SERVICER: WELLS FARGO BANK,
                                           NATIONAL ASSOCIATION
DATE OF POOLING AND SERVICING AGREEMENT:
AS OF JULY 1, 2004                         SPECIAL SERVICER: ARCAP SERVICING,
                                           INC.
CUT-OFF DATE: JULY 1, 2004
                                           PAYING AGENT: WELLS FARGO BANK,
CLOSING DATE: JULY 29, 2004                NATIONAL ASSOCIATION

FIRST DISTRIBUTION DATE: AUGUST 13, 2004   PRIMARY SERVICER: PRINCIPAL GLOBAL
                                           INVESTORS, LLC

AGGREGATE CERTIFICATE BALANCE OF THE
CLASS A-2 CERTIFICATES AS OF THE CLOSING   TRUSTEE: LASALLE BANK NATIONAL
DATE: $102,000,000                         ASSOCIATION

CERTIFICATE BALANCE OF THIS CLASS A-2      FISCAL AGENT: ABN AMRO BANK N.V.
CERTIFICATE AS OF THE CLOSING DATE:
$102,000,000                               CUSIP NO. 61745M L2 7

No. A-2-1

                              CLASS A-2 CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                         MORGAN STANLEY CAPITAL I INC.

THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class A-2 Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the
"Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc.
(hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Fiscal Agent, the
Paying Agent, the Certificate Registrar, the Master Servicer and the Special
Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution
Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

               This Certificate is one of a duly authorized issue of
Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the
Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this

Certificate specified on the face hereof by the aggregate initial Certificate
Balance of the Class A-2 Certificates. The Certificates are designated as the
Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates,
Series 2004-TOP15 and are issued in the Classes specified in the Pooling and
Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

               This Certificate does not purport to summarize the Pooling and
Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the
Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which
Pooling and Servicing Agreement, as amended from time to time, the
Certificateholder by virtue of the acceptance hereof assents and by which the
Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

               Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 12th day of each month or, if such 12th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first
Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

               Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the
Interest Accrual Period relating to such Distribution Date at the Pass-Through
Rate on the Certificate Balance of this Certificate immediately prior to each
Distribution Date. Principal and interest allocated to this Certificate on any
Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such
Distribution Date, with a final distribution to be made upon retirement of this
Certificate as set forth in the Pooling and Servicing Agreement.

               Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

               Realized Losses, Expense Losses and interest shortfalls on the
Mortgage Loans shall be allocated on the applicable Distribution Date to
Certificateholders in the manner set forth in the Pooling and Servicing
Agreement. All Realized Losses, Expense Losses and interest shortfalls on the
Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

               The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and

Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the
Mortgage Loans and administration of the Trust.

               All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the
Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the
Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

               The Pooling and Servicing Agreement permits, with certain
exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing
Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any
Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The
Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

               As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate
Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate
Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same
Class in authorized denominations will be issued to the designated transferee or transferees.

               Subject to the terms of the Pooling and Servicing Agreement, the
Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

               As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new
Certificates of the same Class in authorized denominations as requested by the
Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

               Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

               The Depositor, the Trustee, the Fiscal Agent, the Paying Agent,
the Master Servicer, the Special Servicer and the Certificate Registrar and any
of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the
Trustee, the Fiscal Agent, the Paying Agent, the Master Servicer, the Special
Servicer, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

               The obligations and responsibilities of the Trustee and the
Paying Agent created hereby (other than the obligation of the Paying Agent to make payments to the Certificateholders as set forth in Section 10.2 of the
Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust and (B) the disposition of all REO Property or (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the
Pooling and Servicing Agreement or (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late
Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the
Trust shall be distributed to the holders of the Residual Certificates.

               The Certificate Registrar has executed this Certificate under the
Pooling and Servicing Agreement.

               THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE
CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK
WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

               IN WITNESS WHEREOF, the Certificate Registrar has caused this
Certificate to be duly executed under this official seal.

                                           WELLS FARGO BANK, NATIONAL
                                           ASSOCIATION, as Certificate Registrar

                                           By:
                                               ---------------------------------
                                                      AUTHORIZED SIGNATORY

Dated: July 29, 2004

                          CERTIFICATE OF AUTHENTICATION

               THIS IS ONE OF THE CLASS A-2 CERTIFICATES REFERRED TO IN THE
WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                           WELLS FARGO BANK, NATIONAL
                                           ASSOCIATION,
                                           AUTHENTICATING AGENT

                                           By:
                                               ---------------------------------
                                                      AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this
Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common            UNIF GIFT MIN ACT             Custodian
TEN ENT - as tenants by the                                -----------
          entireties                                         (Cust)
JT TEN  - as joint tenants with             Under Uniform Gifts to Minors
          rights of survivorship and
          not as tenants in common          Act
                                                 ------------------------
                                                        (State)

    Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

--------------------------------------------------------------------------------
                                          PLEASE INSERT SOCIAL SECURITY OR OTHER
---------------------------------------   IDENTIFYING NUMBER OF ASSIGNEE

---------------------------------------
                                          --------------------------------------

--------------------------------------------------------------------------------
             Please print or typewrite name and address of assignee

--------------------------------------------------------------------------------
the within Certificate and does hereby or irrevocably constitute and appoint

--------------------------------------------------------------------------------
to transfer the said Certificate in the Certificate Register of the within-named
Trust, with full power of substitution in the premises.

Dated:
       ------------------------   --------------------------------
                                  NOTICE: The signature to this assignment
                                  must correspond with the name as written
                                  upon the face of this Certificate in every
                                  particular without alteration or enlargement
                                  or any change whatever.

---------------------------------
SIGNATURE GUARANTEED
The signature must be guaranteed by a
commercial bank or trust company or by
a member firm of the New York Stock
Exchange or another national securities
exchange. Notarized or witnessed
signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

               The assignee should include the following for purposes of
distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _____________ for the account of
_________________________________________________ account number ______________
or, if mailed by check, to ____ ___________________________________. Statements
should be mailed to ____________________. This information is provided by assignee named above, or _______________________, as its agent.

                                   EXHIBIT A-3

                         [FORM OF CLASS A-3 CERTIFICATE]

THIS CLASS A-3 CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST
IN THE SELLERS, THE DEPOSITOR, THE UNDERWRITERS, THE TRUSTEE, THE FISCAL AGENT,
THE CERTIFICATE REGISTRAR, THE PAYING AGENT, THE MASTER SERVICER, THE SPECIAL
SERVICER, THE PRIMARY SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL
NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

IF THE TRANSFEREE OF THIS CERTIFICATE IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE
FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY
ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986,
AS AMENDED, OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS
OF SUCH PLAN TO ACQUIRE OR HOLD THIS CERTIFICATE, SUCH PLAN OR SUCH PERSON MUST
BE AN ACCREDITED INVESTOR.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS
CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS,
REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS
CLASS A-3 CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE
MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY
ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE
REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND
ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER
NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT
HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN
AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR
VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED
OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

                          MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                SERIES 2004-TOP15

INITIAL PASS-THROUGH RATE: 5.03%           MASTER SERVICER: WELLS FARGO BANK,
                                           NATIONAL ASSOCIATION
DATE OF POOLING AND SERVICING AGREEMENT:
AS OF JULY 1, 2004                         SPECIAL SERVICER: ARCAP SERVICING,
                                           INC.
CUT-OFF DATE: JULY 1, 2004
                                           PAYING AGENT: WELLS FARGO BANK,
CLOSING DATE: JULY 29, 2004                NATIONAL ASSOCIATION

FIRST DISTRIBUTION DATE: AUGUST 13, 2004   PRIMARY SERVICER: PRINCIPAL GLOBAL
                                           INVESTORS, LLC
AGGREGATE CERTIFICATE BALANCE OF THE
CLASS A-3 CERTIFICATES AS OF THE CLOSING   TRUSTEE: LASALLE BANK NATIONAL
DATE:  $140,000,000                        ASSOCIATION

CERTIFICATE BALANCE OF THIS CLASS A-3      FISCAL AGENT: ABN AMRO BANK N.V.
CERTIFICATE AS OF THE CLOSING DATE:
$140,000,000                               CUSIP NO.  61745M L3 5

No. A-3-1

                              CLASS A-3 CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class A-3 Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the
"Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc.
(hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Fiscal Agent, the
Paying Agent, the Certificate Registrar, the Master Servicer and the Special
Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution
Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

               This Certificate is one of a duly authorized issue of
Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the
Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this

Certificate specified on the face hereof by the aggregate initial Certificate
Balance of the Class A-3 Certificates. The Certificates are designated as the
Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates,
Series 2004-TOP15 and are issued in the Classes specified in the Pooling and
Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

               This Certificate does not purport to summarize the Pooling and
Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the
Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which
Pooling and Servicing Agreement, as amended from time to time, the
Certificateholder by virtue of the acceptance hereof assents and by which the
Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

               Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 12th day of each month or, if such 12th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first
Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

               Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the
Interest Accrual Period relating to such Distribution Date at the Pass-Through
Rate on the Certificate Balance of this Certificate immediately prior to each
Distribution Date. Principal and interest allocated to this Certificate on any
Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such
Distribution Date, with a final distribution to be made upon retirement of this
Certificate as set forth in the Pooling and Servicing Agreement.

               Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

               Realized Losses, Expense Losses and interest shortfalls on the
Mortgage Loans shall be allocated on the applicable Distribution Date to
Certificateholders in the manner set forth in the Pooling and Servicing
Agreement. All Realized Losses, Expense Losses and interest shortfalls on the
Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

               The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and

Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the
Mortgage Loans and administration of the Trust.

               All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the
Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the
Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

               The Pooling and Servicing Agreement permits, with certain
exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing
Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any
Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The
Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

               As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate
Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate
Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same
Class in authorized denominations will be issued to the designated transferee or transferees.

               Subject to the terms of the Pooling and Servicing Agreement, the
Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

               As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new
Certificates of the same Class in authorized denominations as requested by the
Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

               Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

               The Depositor, the Trustee, the Fiscal Agent, the Paying Agent,
the Master Servicer, the Special Servicer and the Certificate Registrar and any
of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the
Trustee, the Fiscal Agent, the Paying Agent, the Master Servicer, the Special
Servicer, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

               The obligations and responsibilities of the Trustee and the
Paying Agent created hereby (other than the obligation of the Paying Agent to make payments to the Certificateholders as set forth in Section 10.2 of the
Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust and (B) the disposition of all REO Property or (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the
Pooling and Servicing Agreement or (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late
Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the
Trust shall be distributed to the holders of the Residual Certificates.

               The Certificate Registrar has executed this Certificate under the
Pooling and Servicing Agreement.

               THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE
CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK
WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

               IN WITNESS WHEREOF, the Certificate Registrar has caused this
Certificate to be duly executed under this official seal.

                                        WELLS FARGO BANK, NATIONAL ASSOCIATION,
                                        as Certificate Registrar

                                        By:
                                            ------------------------------------
                                                    AUTHORIZED SIGNATORY

Dated: July 29, 2004

                          CERTIFICATE OF AUTHENTICATION

               THIS IS ONE OF THE CLASS A-3 CERTIFICATES REFERRED TO IN THE
WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                        WELLS FARGO BANK, NATIONAL ASSOCIATION,
                                        AUTHENTICATING AGENT

                                        By:
                                            ------------------------------------
                                                   AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this
Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common           UNIF GIFT MIN ACT              Custodian
TEN ENT - as tenants by the                               ------------
          entireties                                         (Cust)
JT TEN  - as joint tenants with               Under Uniform Gifts to Minors
          rights of survivorship
          and not as tenants in               Act
          common                                  -----------------------
                                                         (State)

     Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

--------------------------------------------------------------------------------
                                        PLEASE INSERT SOCIAL SECURITY OR OTHER
-------------------------------------   IDENTIFYING NUMBER OF ASSIGNEE

-------------------------------------
                                        ----------------------------------------

--------------------------------------------------------------------------------
             Please print or typewrite name and address of assignee

--------------------------------------------------------------------------------
the within Certificate and does hereby or irrevocably constitute and appoint

--------------------------------------------------------------------------------
to transfer the said Certificate in the Certificate Register of the within-named
Trust, with full power of substitution in the premises.

Dated:
      -------------------------   ----------------------------------
                                  NOTICE: The signature to this assignment must
                                  correspond with the name as written upon the
                                  face of this Certificate in every particular
                                  without alteration or enlargement or any
                                  change whatever.

-------------------------------
SIGNATURE GUARANTEED
The signature must be guaranteed by a commercial
bank or trust company or by a member firm of the
New York Stock Exchange or another national
securities exchange. Notarized or witnessed
signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

               The assignee should include the following for purposes of
distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of _____________________________
_________________________________________________ account number ______________
or, if mailed by check, to ____ ___________________________________. Statements
should be mailed to ____________________. This information is provided by assignee named above, or _______________________, as its agent.

                                   EXHIBIT A-4

                         [FORM OF CLASS A-4 CERTIFICATE]

THIS CLASS A-4 CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST
IN THE SELLERS, THE DEPOSITOR, THE UNDERWRITERS, THE TRUSTEE, THE FISCAL AGENT,
THE CERTIFICATE REGISTRAR, THE PAYING AGENT, THE MASTER SERVICER, THE SPECIAL
SERVICER, THE PRIMARY SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL
NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

IF THE TRANSFEREE OF THIS CERTIFICATE IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE
FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY
ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986,
AS AMENDED, OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS
OF SUCH PLAN TO ACQUIRE OR HOLD THIS CERTIFICATE, SUCH PLAN OR SUCH PERSON MUST
BE AN ACCREDITED INVESTOR.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS
CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS,
REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS
CLASS A-4 CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE
MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY
ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE
REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND
ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER
NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT
HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN
AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR
VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED
OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

                          MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                SERIES 2004-TOP15

INITIAL PASS-THROUGH RATE: 5.27%           MASTER SERVICER:  WELLS FARGO BANK,
                                           NATIONAL ASSOCIATION
DATE OF POOLING AND SERVICING AGREEMENT:
AS OF JULY 1, 2004                         SPECIAL SERVICER:  ARCAP SERVICING,
                                           INC.
CUT-OFF DATE: JULY 1, 2004
                                           PAYING AGENT: WELLS FARGO BANK,
CLOSING DATE: JULY 29, 2004                NATIONAL ASSOCIATION

FIRST DISTRIBUTION DATE: AUGUST 13, 2004   PRIMARY SERVICER:  PRINCIPAL GLOBAL
                                           INVESTORS, LLC
AGGREGATE CERTIFICATE BALANCE OF THE
CLASS A-4 CERTIFICATES AS OF THE CLOSING   TRUSTEE:  LASALLE BANK NATIONAL
DATE: $449,103,000                         ASSOCIATION

CERTIFICATE BALANCE OF THIS CLASS A-4      FISCAL AGENT:  ABN AMRO BANK N.V.
CERTIFICATE AS OF THE CLOSING DATE:
$449,103,000                               CUSIP NO.  61745M L4 3

No. A-4-1

                              CLASS A-4 CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class A-4 Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the
"Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc.
(hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Fiscal Agent, the
Paying Agent, the Certificate Registrar, the Master Servicer and the Special
Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution
Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

               This Certificate is one of a duly authorized issue of
Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the
Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this

Certificate specified on the face hereof by the aggregate initial Certificate
Balance of the Class A-4 Certificates. The Certificates are designated as the
Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates,
Series 2004-TOP15 and are issued in the Classes specified in the Pooling and
Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

               This Certificate does not purport to summarize the Pooling and
Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the
Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which
Pooling and Servicing Agreement, as amended from time to time, the
Certificateholder by virtue of the acceptance hereof assents and by which the
Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

               Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 12th day of each month or, if such 12th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first
Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

               Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the
Interest Accrual Period relating to such Distribution Date at the Pass-Through
Rate on the Certificate Balance of this Certificate immediately prior to each
Distribution Date. Principal and interest allocated to this Certificate on any
Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such
Distribution Date, with a final distribution to be made upon retirement of this
Certificate as set forth in the Pooling and Servicing Agreement.

               Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

               Realized Losses, Expense Losses and interest shortfalls on the
Mortgage Loans shall be allocated on the applicable Distribution Date to
Certificateholders in the manner set forth in the Pooling and Servicing
Agreement. All Realized Losses, Expense Losses and interest shortfalls on the
Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

               The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and

Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the
Mortgage Loans and administration of the Trust.

               All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the
Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the
Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

               The Pooling and Servicing Agreement permits, with certain
exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing
Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any
Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The
Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

               As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate
Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate
Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same
Class in authorized denominations will be issued to the designated transferee or transferees.

               Subject to the terms of the Pooling and Servicing Agreement, the
Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

               As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new
Certificates of the same Class in authorized denominations as requested by the
Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

               Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

               The Depositor, the Trustee, the Fiscal Agent, the Paying Agent,
the Master Servicer, the Special Servicer and the Certificate Registrar and any
of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the
Trustee, the Fiscal Agent, the Paying Agent, the Master Servicer, the Special
Servicer, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

               The obligations and responsibilities of the Trustee and the
Paying Agent created hereby (other than the obligation of the Paying Agent to make payments to the Certificateholders as set forth in Section 10.2 of the
Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust and (B) the disposition of all REO Property or (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the
Pooling and Servicing Agreement or (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late
Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the
Trust shall be distributed to the holders of the Residual Certificates.

               The Certificate Registrar has executed this Certificate under the
Pooling and Servicing Agreement.

               THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE
CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK
WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

               IN WITNESS WHEREOF, the Certificate Registrar has caused this
Certificate to be duly executed under this official seal.

                                        WELLS FARGO BANK, NATIONAL
                                        ASSOCIATION, as Certificate Registrar

                                        By:
                                            ------------------------------------
                                                   AUTHORIZED SIGNATORY

Dated:  July 29, 2004

                          CERTIFICATE OF AUTHENTICATION

               THIS IS ONE OF THE CLASS A-4 CERTIFICATES REFERRED TO IN THE
WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                        WELLS FARGO BANK, NATIONAL ASSOCIATION,
                                        AUTHENTICATING AGENT

                                        By:
                                            ------------------------------------
                                                  AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this
Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common           UNIF GIFT MIN ACT              Custodian
TEN ENT - as tenants by the                              -------------
          entireties                                        (Cust)
JT TEN  - as joint tenants with               Under Uniform Gifts to Minors
          rights of survivorship
          and not as tenants in               Act
          common                                  -----------------------
                                                            (State)

     Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

--------------------------------------------------------------------------------
                                        PLEASE INSERT SOCIAL SECURITY OR OTHER
-------------------------------------   IDENTIFYING NUMBER OF ASSIGNEE

-------------------------------------
                                        ----------------------------------------

--------------------------------------------------------------------------------
             Please print or typewrite name and address of assignee

--------------------------------------------------------------------------------
the within Certificate and does hereby or irrevocably constitute and appoint
--------------------------------------------------------------------------------
to transfer the said Certificate in the Certificate Register of the within-named
Trust, with full power of substitution in the premises.

Dated:
      -------------------------   ----------------------------------
                                  NOTICE: The signature to this assignment must
                                  correspond with the name as written upon the
                                  face of this Certificate in every particular
                                  without alteration or enlargement or any
                                  change whatever.

-------------------------------
SIGNATURE GUARANTEED
The signature must be guaranteed by a commercial
bank or trust company or by a member firm of the
New York Stock Exchange or another national
securities exchange. Notarized or witnessed
signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

               The assignee should include the following for purposes of
distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of _____________________________
_________________________________________________ account number ______________
or, if mailed by check, to ____ ___________________________________. Statements
should be mailed to ____________________. This information is provided by assignee named above, or _______________________, as its agent.

                                   EXHIBIT A-5

                          [FORM OF CLASS B CERTIFICATE]

THIS CLASS B CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN
THE SELLERS, THE DEPOSITOR, THE UNDERWRITERS, THE TRUSTEE, THE FISCAL AGENT, THE
CERTIFICATE REGISTRAR, THE PAYING AGENT, THE MASTER SERVICER, THE SPECIAL
SERVICER, THE PRIMARY SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL
NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

IF THE TRANSFEREE OF THIS CERTIFICATE IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE
FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY
ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986,
AS AMENDED, OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS
OF SUCH PLAN TO ACQUIRE OR HOLD THIS CERTIFICATE, SUCH PLAN OR SUCH PERSON MUST
BE AN ACCREDITED INVESTOR.

THIS CLASS B CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER
CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING
AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS
CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS,
REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS
CLASS B CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE
MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY
ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE
REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND
ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER
NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT
HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN
AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR
VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED
OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

                          MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                SERIES 2004-TOP15

INITIAL PASS-THROUGH RATE 5.38%            MASTER SERVICER: WELLS FARGO BANK,
                                           NATIONAL ASSOCIATION

DATE OF POOLING AND SERVICING AGREEMENT:   SPECIAL SERVICER: ARCAP SERVICING,
AS OF JULY 1, 2004                         INC.

                                           PAYING AGENT: WELLS FARGO BANK,
CUT-OFF DATE: JULY 1, 2004                 NATIONAL ASSOCIATION

                                           PRIMARY SERVICER: PRINCIPAL GLOBAL
CLOSING DATE: JULY 29, 2004                INVESTORS, LLC

                                           TRUSTEE: LASALLE BANK NATIONAL
FIRST DISTRIBUTION DATE: AUGUST 13, 2004   ASSOCIATION

AGGREGATE CERTIFICATE BALANCE OF THE
CLASS B CERTIFICATES AS OF THE             FISCAL AGENT: ABN AMRO BANK N.V.
CLOSING DATE: $22,243,000

CERTIFICATE BALANCE OF THIS CLASS B
CERTIFICATE AS OF THE CLOSING DATE:        CUSIP NO. 61745M L5 0
$22,243,000

No. B-1

                               CLASS B CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class B Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the
"Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc.
(hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Fiscal Agent, the
Paying Agent, the Certificate Registrar, the Master Servicer and the Special
Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution
Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

               This Certificate is one of a duly authorized issue of
Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the
Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this

Certificate specified on the face hereof by the aggregate initial Certificate
Balance of the Class B Certificates. The Certificates are designated as the
Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates,
Series 2004-TOP15 and are issued in the Classes specified in the Pooling and
Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

               This Certificate does not purport to summarize the Pooling and
Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the
Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which
Pooling and Servicing Agreement, as amended from time to time, the
Certificateholder by virtue of the acceptance hereof assents and by which the
Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

               Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 12th day of each month or, if such 12th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first
Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

               Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the
Interest Accrual Period relating to such Distribution Date at the Pass-Through
Rate on the Certificate Balance of this Certificate immediately prior to each
Distribution Date. Principal and interest allocated to this Certificate on any
Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such
Distribution Date, with a final distribution to be made upon retirement of this
Certificate as set forth in the Pooling and Servicing Agreement.

               Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

               Realized Losses, Expense Losses and interest shortfalls on the
Mortgage Loans shall be allocated on the applicable Distribution Date to
Certificateholders in the manner set forth in the Pooling and Servicing
Agreement. All Realized Losses, Expense Losses and interest shortfalls on the
Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

               The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and

Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the
Mortgage Loans and administration of the Trust.

               All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the
Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the
Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

               The Pooling and Servicing Agreement permits, with certain
exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing
Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any
Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The
Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

               As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate
Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate
Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same
Class in authorized denominations will be issued to the designated transferee or transferees.

               Subject to the terms of the Pooling and Servicing Agreement, the
Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

               As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new
Certificates of the same Class in authorized denominations as requested by the
Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

               Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

               The Depositor, the Trustee, the Fiscal Agent, the Paying Agent,
the Master Servicer, the Special Servicer and the Certificate Registrar and any
of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the
Trustee, the Fiscal Agent, the Paying Agent, the Master Servicer, the Special
Servicer, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

               The obligations and responsibilities of the Trustee and the
Paying Agent created hereby (other than the obligation of the Paying Agent to make payments to the Certificateholders as set forth in Section 10.2 of the
Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust and (B) the disposition of all REO Property or (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the
Pooling and Servicing Agreement or (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late
Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the
Trust shall be distributed to the holders of the Residual Certificates.

               The Certificate Registrar has executed this Certificate under the
Pooling and Servicing Agreement.

               THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE
CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK
WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

               IN WITNESS WHEREOF, the Certificate Registrar has caused this
Certificate to be duly executed under this official seal.

                                           WELLS FARGO BANK, NATIONAL
                                           ASSOCIATION, as Certificate Registrar

                                           By:
                                               ---------------------------------
                                                    AUTHORIZED SIGNATORY

Dated: July 29, 2004

                          CERTIFICATE OF AUTHENTICATION

               THIS IS ONE OF THE CLASS B CERTIFICATES REFERRED TO IN THE
WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                           WELLS FARGO BANK, NATIONAL
                                           ASSOCIATION,
                                           AUTHENTICATING AGENT

                                           By:
                                               ---------------------------------
                                                    AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this
Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common            UNIF GIFT MIN ACT             Custodian
TEN ENT - as tenants by the                                -----------
          entireties                                          (Cust)
JT TEN  - as joint tenants with               Under Uniform Gifts to Minors
          rights of survivorship and
          not as tenants in common            Act
                                                  -----------------------
                                                           (State)

    Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

--------------------------------------------------------------------------------
                                 PLEASE INSERT SOCIAL SECURITY OR OTHER
-----------------------------    IDENTIFYING NUMBER OF ASSIGNEE

-----------------------------

-----------------------------
                             ---------------------------------------------------

--------------------------------------------------------------------------------
             Please print or typewrite name and address of assignee

--------------------------------------------------------------------------------
the within Certificate and does hereby or irrevocably constitute and appoint

--------------------------------------------------------------------------------
to transfer the said Certificate in the Certificate Register of the within-named
Trust, with full power of substitution in the premises.

Dated:
       ---------------------------   -------------------------------------------
                                     NOTICE: The signature to this assignment
                                     must correspond with the name as written
                                     upon the face of this Certificate in
                                     every particular without alteration or
                                     enlargement or any change whatever.

-------------------------------
SIGNATURE GUARANTEED
The signature must be guaranteed by a commercial
bank or trust company or by a member firm of the
New York Stock Exchange or another national
securities exchange. Notarized or witnessed
signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

               The assignee should include the following for purposes of
distribution:

               Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _____________ for the account of
___________________________________________ account number ______________ or, if mailed by check, to___________________________________. Statements should be mailed to ____________________. This information is provided by assignee named above, or _______________________, as its agent.

                                   EXHIBIT A-6

                          [FORM OF CLASS C CERTIFICATE]

THIS CLASS C CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN
THE SELLERS, THE DEPOSITOR, THE UNDERWRITERS, THE TRUSTEE, THE FISCAL AGENT, THE
CERTIFICATE REGISTRAR, THE PAYING AGENT, THE MASTER SERVICER, THE SPECIAL
SERVICER, THE PRIMARY SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL
NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

IF THE TRANSFEREE OF THIS CERTIFICATE IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE
FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY
ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986,
AS AMENDED, OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS
OF SUCH PLAN TO ACQUIRE OR HOLD THIS CERTIFICATE, SUCH PLAN OR SUCH PERSON MUST
BE AN ACCREDITED INVESTOR.

THIS CLASS C CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER
CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING
AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS
CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS,
REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS
CLASS C CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE
MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY
ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE
REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND
ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER
NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT
HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN
AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR
VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED
OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

                          MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                SERIES 2004-TOP15

INITIAL PASS-THROUGH RATE: 5.49%           MASTER SERVICER: WELLS FARGO BANK,
                                           NATIONAL ASSOCIATION
DATE OF POOLING AND SERVICING AGREEMENT:
AS OF JULY 1, 2004                         SPECIAL SERVICER: ARCAP SERVICING,
                                           INC.

CUT-OFF DATE: JULY 1, 2004
                                           PAYING AGENT: WELLS FARGO BANK,
CLOSING DATE: JULY 29, 2004                NATIONAL ASSOCIATION

FIRST DISTRIBUTION DATE: AUGUST 13, 2004   PRIMARY SERVICER: PRINCIPAL GLOBAL
                                           INVESTORS, LLC

AGGREGATE CERTIFICATE BALANCE OF THE
CLASS C CERTIFICATES AS OF THE CLOSING     TRUSTEE: LASALLE BANK NATIONAL
DATE: $23,356                              ASSOCIATION

CERTIFICATE BALANCE OF THIS CLASS C        FISCAL AGENT: ABN AMRO BANK N.V.
CERTIFICATE AS OF THE CLOSING
DATE: $23,356                              CUSIP NO. 61745M L6 8

No. C-1

                               CLASS C CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class C Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the
"Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc.
(hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Fiscal Agent, the
Paying Agent, the Certificate Registrar, the Master Servicer and the Special
Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution
Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

               This Certificate is one of a duly authorized issue of
Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the
Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this

Certificate specified on the face hereof by the aggregate initial Certificate
Balance of the Class C Certificates. The Certificates are designated as the
Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates,
Series 2004-TOP15 and are issued in the Classes specified in the Pooling and
Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

               This Certificate does not purport to summarize the Pooling and
Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the
Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which
Pooling and Servicing Agreement, as amended from time to time, the
Certificateholder by virtue of the acceptance hereof assents and by which the
Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

               Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 12th day of each month or, if such 12th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first
Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

               Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the
Interest Accrual Period relating to such Distribution Date at the Pass-Through
Rate on the Certificate Balance of this Certificate immediately prior to each
Distribution Date. Principal and interest allocated to this Certificate on any
Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such
Distribution Date, with a final distribution to be made upon retirement of this
Certificate as set forth in the Pooling and Servicing Agreement.

               Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

               Realized Losses, Expense Losses and interest shortfalls on the
Mortgage Loans shall be allocated on the applicable Distribution Date to
Certificateholders in the manner set forth in the Pooling and Servicing
Agreement. All Realized Losses, Expense Losses and interest shortfalls on the
Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

               The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and

Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the
Mortgage Loans and administration of the Trust.

               All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the
Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the
Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

               The Pooling and Servicing Agreement permits, with certain
exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing
Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any
Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The
Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

               As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate
Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate
Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same
Class in authorized denominations will be issued to the designated transferee or transferees.

               Subject to the terms of the Pooling and Servicing Agreement, the
Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

               As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new
Certificates of the same Class in authorized denominations as requested by the
Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

               Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

               The Depositor, the Trustee, the Fiscal Agent, the Paying Agent,
the Master Servicer, the Special Servicer and the Certificate Registrar and any
of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the
Trustee, the Fiscal Agent, the Paying Agent, the Master Servicer, the Special
Servicer, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

               The obligations and responsibilities of the Trustee and the
Paying Agent created hereby (other than the obligation of the Paying Agent to make payments to the Certificateholders as set forth in Section 10.2 of the
Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust and (B) the disposition of all REO Property or (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the
Pooling and Servicing Agreement or (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late
Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the
Trust shall be distributed to the holders of the Residual Certificates.

               The Certificate Registrar has executed this Certificate under the
Pooling and Servicing Agreement.

               THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE
CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK
WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

               IN WITNESS WHEREOF, the Certificate Registrar has caused this
Certificate to be duly executed under this official seal.

                                           WELLS FARGO BANK, NATIONAL
                                           ASSOCIATION, as Certificate Registrar

                                           By:
                                               ---------------------------------
                                                      AUTHORIZED SIGNATORY

Dated: July 29, 2004

                          CERTIFICATE OF AUTHENTICATION

               THIS IS ONE OF THE CLASS C CERTIFICATES REFERRED TO IN THE
WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                           WELLS FARGO BANK, NATIONAL
                                           ASSOCIATION,
                                           AUTHENTICATING AGENT

                                           By:
                                               ---------------------------------
                                                  AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this
Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common            UNIF GIFT MIN ACT             Custodian
TEN ENT - as tenants by the entireties                     -----------
JT TEN  - as joint tenants with rights                        (Cust)
          of survivorship and not as           Under Uniform Gifts to Minors
          tenants in common
                                               Act
                                                    ----------------------
                                                           (State)

     Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

--------------------------------------------------------------------------------
                                 PLEASE INSERT SOCIAL SECURITY OR OTHER
-----------------------------    IDENTIFYING NUMBER OF ASSIGNEE

-----------------------------
                             ---------------------------------------------------

--------------------------------------------------------------------------------
             Please print or typewrite name and address of assignee

--------------------------------------------------------------------------------
the within Certificate and does hereby or irrevocably constitute and appoint

--------------------------------------------------------------------------------
to transfer the said Certificate in the Certificate Register of the within-named
Trust, with full power of substitution in the premises.

Dated:
       ---------------------------   -------------------------------------------
                                     NOTICE: The signature to this assignment
                                     must correspond with the name as written
                                     upon the face of this Certificate in
                                     every particular without alteration or
                                     enlargement or any change whatever.

-------------------------------
SIGNATURE GUARANTEED
The signature must be guaranteed by a commercial
bank or trust company or by a member firm of the
New York Stock Exchange or another national
securities exchange. Notarized or witnessed
signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

               The assignee should include the following for purposes of
distribution:

               Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _____________ for the account of
_________________________________________________ account number ______________
or, if mailed by check, to _______________________________________. Statements
should be mailed to ____________________. This information is provided by assignee named above, or _______________________, as its agent.

                                   EXHIBIT A-7

                          [FORM OF CLASS D CERTIFICATE]

THIS CLASS D CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN
THE SELLERS, THE DEPOSITOR, THE UNDERWRITERS, THE TRUSTEE, THE FISCAL AGENT, THE
CERTIFICATE REGISTRAR, THE PAYING AGENT, THE MASTER SERVICER, THE SPECIAL
SERVICER, THE PRIMARY SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL
NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

IF THE TRANSFEREE OF THIS CERTIFICATE IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE
FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY
ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986,
AS AMENDED, OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS
OF SUCH PLAN TO ACQUIRE OR HOLD THIS CERTIFICATE, SUCH PLAN OR SUCH PERSON MUST
BE AN ACCREDITED INVESTOR.

THIS CLASS D CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER
CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING
AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS
CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS,
REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS
CLASS D CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE
MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY
ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE
REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND
ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER
NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT
HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN
AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR
VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED
OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

                          MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                SERIES 2004-TOP15

INITIAL PASS-THROUGH RATE: 5.49%           MASTER SERVICER: WELLS FARGO BANK,
                                           NATIONAL ASSOCIATION
DATE OF POOLING AND SERVICING AGREEMENT:
AS OF JULY 1, 2004                         SPECIAL SERVICER: ARCAP SERVICING,
                                           INC.
CUT-OFF DATE: JULY 1, 2004
                                           PAYING AGENT: WELLS FARGO BANK,
CLOSING DATE: JULY 29, 2004                NATIONAL ASSOCIATION

FIRST DISTRIBUTION DATE: AUGUST 13, 2004   PRIMARY SERVICER: PRINCIPAL GLOBAL
                                           INVESTORS, LLC
AGGREGATE CERTIFICATE BALANCE OF THE
CLASS D CERTIFICATES AS OF THE CLOSING     TRUSTEE: LASALLE BANK NATIONAL
DATE: $5,561,000                           ASSOCIATION

CERTIFICATE BALANCE OF THIS CLASS D        FISCAL AGENT: ABN AMRO BANK N.V.
CERTIFICATE AS OF THE CLOSING
DATE: $5,561,000
                                           CUSIP NO. 61745M L7 6

No. D-1

                               CLASS D CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class D Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the
"Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc.
(hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Fiscal Agent, the
Paying Agent, the Certificate Registrar, the Master Servicer and the Special
Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution
Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

               This Certificate is one of a duly authorized issue of
Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the
Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this

Certificate specified on the face hereof by the aggregate initial Certificate
Balance of the Class D Certificates. The Certificates are designated as the
Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates,
Series 2004-TOP15 and are issued in the Classes specified in the Pooling and
Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

               This Certificate does not purport to summarize the Pooling and
Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the
Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which
Pooling and Servicing Agreement, as amended from time to time, the
Certificateholder by virtue of the acceptance hereof assents and by which the
Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

               Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 12th day of each month or, if such 12th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first
Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

               Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the
Interest Accrual Period relating to such Distribution Date at the Pass-Through
Rate on the Certificate Balance of this Certificate immediately prior to each
Distribution Date. Principal and interest allocated to this Certificate on any
Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such
Distribution Date, with a final distribution to be made upon retirement of this
Certificate as set forth in the Pooling and Servicing Agreement.

               Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

               Realized Losses, Expense Losses and interest shortfalls on the
Mortgage Loans shall be allocated on the applicable Distribution Date to
Certificateholders in the manner set forth in the Pooling and Servicing
Agreement. All Realized Losses, Expense Losses and interest shortfalls on the
Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

               The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and

Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the
Mortgage Loans and administration of the Trust.

               All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the
Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the
Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

               The Pooling and Servicing Agreement permits, with certain
exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing
Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any
Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The
Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

               As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate
Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate
Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same
Class in authorized denominations will be issued to the designated transferee or transferees.

               Subject to the terms of the Pooling and Servicing Agreement, the
Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

               As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new
Certificates of the same Class in authorized denominations as requested by the
Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

               Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

               The Depositor, the Trustee, the Fiscal Agent, the Paying Agent,
the Master Servicer, the Special Servicer and the Certificate Registrar and any
of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the
Trustee, the Fiscal Agent, the Paying Agent, the Master Servicer, the Special
Servicer, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

               The obligations and responsibilities of the Trustee and the
Paying Agent created hereby (other than the obligation of the Paying Agent to make payments to the Certificateholders as set forth in Section 10.2 of the
Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust and (B) the disposition of all REO Property or (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the
Pooling and Servicing Agreement or (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late
Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the
Trust shall be distributed to the holders of the Residual Certificates.

               The Certificate Registrar has executed this Certificate under the
Pooling and Servicing Agreement.

               THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE
CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK
WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

               IN WITNESS WHEREOF, the Certificate Registrar has caused this
Certificate to be duly executed under this official seal.

                                        WELLS FARGO BANK, NATIONAL
                                        ASSOCIATION, as Certificate Registrar

                                        By:
                                            ------------------------------------
                                                    AUTHORIZED SIGNATORY

Dated: July 29, 2004

                          CERTIFICATE OF AUTHENTICATION

               THIS IS ONE OF THE CLASS D CERTIFICATES REFERRED TO IN THE
WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                        WELLS FARGO BANK, NATIONAL
                                        ASSOCIATION,
                                        AUTHENTICATING AGENT

                                        By:
                                            ------------------------------------
                                                    AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this
Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common           UNIF GIFT MIN ACT              Custodian
TEN ENT - as tenants by the                                -----------
          entireties                                          (Cust)
JT TEN  - as joint tenants with               Under Uniform Gifts to Minors
          rights of survivorship
          and not as tenants in               Act
          common                                  ---------------------
                                                         (State)

     Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

--------------------------------------------------------------------------------
                                        PLEASE INSERT SOCIAL SECURITY OR OTHER
-------------------------------------   IDENTIFYING NUMBER OF ASSIGNEE

-------------------------------------
                                        ----------------------------------------

--------------------------------------------------------------------------------
             Please print or typewrite name and address of assignee

--------------------------------------------------------------------------------
the within Certificate and does hereby or irrevocably constitute and appoint

--------------------------------------------------------------------------------
to transfer the said Certificate in the Certificate Register of the within-named
Trust, with full power of substitution in the premises.

Dated:
       ------------------------   ----------------------------------
                                  NOTICE: The signature to this assignment must
                                  correspond with the name as written upon the
                                  face of this Certificate in every particular
                                  without alteration or enlargement or any
                                  change whatever.

-------------------------------
SIGNATURE GUARANTEED
The signature must be guaranteed by a commercial
bank or trust company or by a member firm of the
New York Stock Exchange or another national
securities exchange. Notarized or witnessed
signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

               The assignee should include the following for purposes of
distribution:

               Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of
_________________________________________________ account number ______________
or, if mailed by check, to _______________________________________. Statements
should be mailed to ____________________. This information is provided by assignee named above, or _______________________, as its agent.

                                   EXHIBIT A-8

                          [FORM OF CLASS E CERTIFICATE]

[THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL CERTIFICATE, AND THE
CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE, ARE AS SPECIFIED IN THE
POOLING AND SERVICING AGREEMENT (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE
BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL CERTIFICATE SHALL BE
ENTITLED TO RECEIVE PAYMENT HEREON.]

THIS CLASS E CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN
THE SELLERS, THE DEPOSITOR, THE INITIAL PURCHASERS, THE TRUSTEE, THE FISCAL
AGENT, THE CERTIFICATE REGISTRAR, THE PAYING AGENT, THE MASTER SERVICER, THE
SPECIAL SERVICER, THE PRIMARY SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES,
AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL
AGENCY.

IF THE TRANSFEREE OF THIS CERTIFICATE IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE
FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY
ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986,
AS AMENDED, OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS
OF SUCH PLAN TO ACQUIRE OR HOLD THIS CERTIFICATE, SUCH PLAN OR SUCH PERSON MUST
BE AN ACCREDITED INVESTOR.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE
SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES
LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE
WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION
WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN
ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING
AGREEMENT REFERRED TO HEREIN.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR
INCREASED AS SET FORTH IN THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

THIS CLASS E CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER
CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING
AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS
CERTIFICATE WILL BE DECREASED BY THE PORTION

OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE
CERTIFICATES ALLOCABLE TO THIS CLASS E CERTIFICATE. ACCORDINGLY, THE CERTIFICATE
BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE
ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY
INQUIRY OF THE PAYING AGENT.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE
REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND
ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER
NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT
HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN
AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR
VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED
OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

                          MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                SERIES 2004-TOP15

INITIAL PASS-THROUGH RATE: 5.49%           MASTER SERVICER: WELLS FARGO BANK,
                                           NATIONAL ASSOCIATION
DATE OF POOLING AND SERVICING AGREEMENT:
AS OF JULY 1, 2004                         SPECIAL SERVICER: ARCAP SERVICING,
                                           INC.
CUT-OFF DATE: JULY 1, 2004
                                           PAYING AGENT: WELLS FARGO BANK,
CLOSING DATE: JULY 29, 2004                NATIONAL ASSOCIATION

FIRST DISTRIBUTION DATE: AUGUST 13, 2004   PRIMARY SERVICER: PRINCIPAL GLOBAL
                                           INVESTORS, LLC

AGGREGATE CERTIFICATE BALANCE OF THE
CLASS E CERTIFICATES AS OF THE CLOSING     TRUSTEE: LASALLE BANK NATIONAL
DATE: $8,897,000                           ASSOCIATION

CERTIFICATE BALANCE OF THIS CLASS E        FISCAL AGENT: ABN AMRO BANK N.V.
CERTIFICATE AS OF THE CLOSING
DATE: $8,897,000 (SUBJECT TO SCHEDULE OF
EXCHANGES ATTACHED)                        CUSIP NO. 61745M M2 6

No. E-1

                               CLASS E CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class E Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the
"Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc.
(hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Fiscal Agent, the
Paying Agent, the Certificate Registrar, the Master Servicer and the Special
Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution
Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

               This Certificate is one of a duly authorized issue of
Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the
Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial
Certificate Balance of the Class E Certificates. The Certificates are designated as the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through
Certificates, Series 2004-TOP15 and are issued in the Classes specified in the
Pooling and Servicing Agreement. The Certificates will evidence in the aggregate
100% of the beneficial ownership of the Trust.

               This Certificate does not purport to summarize the Pooling and
Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the
Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which
Pooling and Servicing Agreement, as amended from time to time, the
Certificateholder by virtue of the acceptance hereof assents and by which the
Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

               Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 12th day of each month or, if such 12th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first
Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

               Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the
Interest Accrual Period relating to such Distribution Date at the Pass-Through
Rate on the Certificate Balance of this Certificate immediately prior to each
Distribution Date. Principal and interest allocated to this Certificate on any
Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such
Distribution Date, with a final distribution to be made upon retirement of this
Certificate as set forth in the Pooling and Servicing Agreement.

               Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

               Realized Losses, Expense Losses and interest shortfalls on the
Mortgage Loans shall be allocated on the applicable Distribution Date to
Certificateholders in the manner set forth in the Pooling and Servicing
Agreement. All Realized Losses, Expense Losses and interest shortfalls on the
Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

               The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to
Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

               All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the
Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the
Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

               [Until this Regulation S Temporary Global Certificate is
exchanged for one or more Regulation S Permanent Global Certificates, the Holder hereof shall not be entitled to receive payments hereon; until so exchanged in full, this Regulation S Temporary Global Certificate shall in all other respects be entitled to the same benefits as other Certificates under the Pooling and
Servicing Agreement.]

               The Pooling and Servicing Agreement permits, with certain
exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing
Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any
Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The
Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

               [This Regulation S Temporary Global Certificate is exchangeable in whole or in part for one or more Global Certificates only (i) on or after the termination of the 40-day distribution compliance period (as defined in
Regulation S) and (ii) upon presentation of a Regulation S Certificate (as defined in the Pooling Agreement) required by Article III of the Pooling and
Servicing Agreement. Upon exchange of this Regulation S Temporary Global
Certificate for one or more Global Certificates, the Trustee shall cancel this
Regulation S Temporary Global Certificate.]

               As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust

Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new
Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

               Subject to the terms of the Pooling and Servicing Agreement, the
Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

               As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new
Certificates of the same Class in authorized denominations as requested by the
Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

               Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

               The Depositor, the Trustee, the Fiscal Agent, the Paying Agent,
the Master Servicer, the Special Servicer and the Certificate Registrar and any
of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the
Trustee, the Fiscal Agent, the Paying Agent, the Master Servicer, the Special
Servicer, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

               The obligations and responsibilities of the Trustee and the
Paying Agent created hereby (other than the obligation of the Paying Agent to make payments to the Certificateholders as set forth in Section 10.2 of the
Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust and (B) the disposition of all REO Property or (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the
Pooling and Servicing Agreement or (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late
Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the
Trust shall be distributed to the holders of the Residual Certificates.

               The Certificate Registrar has executed this Certificate under the
Pooling and Servicing Agreement.

               THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE
CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK
WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

               IN WITNESS WHEREOF, the Certificate Registrar has caused this
Certificate to be duly executed under this official seal.

                                        WELLS FARGO BANK, NATIONAL
                                        ASSOCIATION, as Certificate Registrar

                                        By:
                                            ------------------------------------
                                                   AUTHORIZED SIGNATORY

Dated: July 29, 2004

                          CERTIFICATE OF AUTHENTICATION

               THIS IS ONE OF THE CLASS E CERTIFICATES REFERRED TO IN THE
WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                        WELLS FARGO BANK, NATIONAL
                                        ASSOCIATION,
                                        AUTHENTICATING AGENT

                                        By:
                                            ------------------------------------
                                                    AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this
Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common           UNIF GIFT MIN ACT              Custodian
TEN ENT - as tenants by the                               ------------
          entireties                                        (Cust)
JT TEN  - as joint tenants with               Under Uniform Gifts to Minors
          rights of survivorship
          and not as tenants in               Act
          common                                  ----------------------
                                                         (State)

     Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

--------------------------------------------------------------------------------
                                        PLEASE INSERT SOCIAL SECURITY OR OTHER
-------------------------------------   IDENTIFYING NUMBER OF ASSIGNEE

-------------------------------------
                                        ----------------------------------------

--------------------------------------------------------------------------------
             Please print or typewrite name and address of assignee

--------------------------------------------------------------------------------
the within Certificate and does hereby or irrevocably constitute and appoint

--------------------------------------------------------------------------------
to transfer the said Certificate in the Certificate Register of the within-named
Trust, with full power of substitution in the premises.

Dated:
       ------------------------   ----------------------------------
                                  NOTICE: The signature to this assignment must
                                  correspond with the name as written upon the
                                  face of this Certificate in every particular
                                  without alteration or enlargement or any
                                  change whatever.

-------------------------------
SIGNATURE GUARANTEED
The signature must be guaranteed by a commercial
bank or trust company or by a member firm of the
New York Stock Exchange or another national
securities exchange. Notarized or witnessed
signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

               The assignee should include the following for purposes of
distribution:

               Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of
_________________________________________________ account number ______________
or, if mailed by check, to ________________________________________. Statements
should be mailed to ____________________. This information is provided by assignee named above, or _______________________, as its agent.

                     [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                  SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

The following exchanges of a part of this Global Certificate have been made

                                   EXHIBIT A-9

                          [FORM OF CLASS F CERTIFICATE]

[THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL CERTIFICATE, AND THE
CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE, ARE AS SPECIFIED IN THE
POOLING AND SERVICING AGREEMENT (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE
BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL CERTIFICATE SHALL BE
ENTITLED TO RECEIVE PAYMENT HEREON.]

THIS CLASS F CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN
THE SELLERS, THE DEPOSITOR, THE INITIAL PURCHASERS, THE TRUSTEE, THE FISCAL
AGENT, THE CERTIFICATE REGISTRAR, THE PAYING AGENT, THE MASTER SERVICER, THE
SPECIAL SERVICER, THE PRIMARY SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES,
AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL
AGENCY.

IF THE TRANSFEREE OF THIS CERTIFICATE IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE
FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY
ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986,
AS AMENDED, OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS
OF SUCH PLAN TO ACQUIRE OR HOLD THIS CERTIFICATE, SUCH PLAN OR SUCH PERSON MUST
BE AN ACCREDITED INVESTOR.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE
SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES
LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE
WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION
WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN
ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING
AGREEMENT REFERRED TO HEREIN.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR
INCREASED AS SET FORTH IN THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

THIS CLASS F CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER
CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING
AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS
CERTIFICATE WILL BE DECREASED BY THE PORTION

OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE
CERTIFICATES ALLOCABLE TO THIS CLASS F CERTIFICATE. ACCORDINGLY, THE CERTIFICATE
BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE
ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY
INQUIRY OF THE PAYING AGENT.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE
REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND
ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER
NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT
HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN
AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR
VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED
OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

                          MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                SERIES 2004-TOP15

INITIAL PASS-THROUGH RATE: 5.49%           MASTER SERVICER: WELLS FARGO BANK,
                                           NATIONAL ASSOCIATION

DATE OF POOLING AND SERVICING AGREEMENT:
AS OF JULY 1, 2004                         SPECIAL SERVICER: ARCAP SERVICING,
                                           INC.
CUT-OFF DATE: JULY 1, 2004
                                           PAYING AGENT: WELLS FARGO BANK,
CLOSING DATE: JULY 29, 2004                NATIONAL ASSOCIATION

FIRST DISTRIBUTION DATE: AUGUST 13, 2004   PRIMARY SERVICER: PRINCIPAL GLOBAL
                                           INVESTORS, LLC
AGGREGATE CERTIFICATE BALANCE OF THE
CLASS F CERTIFICATES AS OF THE CLOSING     TRUSTEE: LASALLE BANK NATIONAL
DATE: $6,674,000                           ASSOCIATION

CERTIFICATE BALANCE OF THIS CLASS F        FISCAL AGENT: ABN AMRO BANK N.V.
CERTIFICATE AS OF THE CLOSING
DATE: $6,674,000 (SUBJECT TO SCHEDULE OF   CUSIP NO. 61745M M3 4
EXCHANGES ATTACHED)

No. F-1

                               CLASS F CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class F Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the
"Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc.
(hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Fiscal Agent, the
Paying Agent, the Certificate Registrar, the Master Servicer and the Special
Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution
Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

               This Certificate is one of a duly authorized issue of
Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the
Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial
Certificate Balance of the Class F Certificates. The Certificates are designated as the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through
Certificates, Series 2004-TOP15 and are issued in the Classes specified in the
Pooling and Servicing Agreement. The Certificates will evidence in the aggregate
100% of the beneficial ownership of the Trust.

               This Certificate does not purport to summarize the Pooling and
Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the
Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which
Pooling and Servicing Agreement, as amended from time to time, the
Certificateholder by virtue of the acceptance hereof assents and by which the
Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

               Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 12th day of each month or, if such 12th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first
Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

               Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the
Interest Accrual Period relating to such Distribution Date at the Pass-Through
Rate on the Certificate Balance of this Certificate immediately prior to each
Distribution Date. Principal and interest allocated to this Certificate on any
Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such
Distribution Date, with a final distribution to be made upon retirement of this
Certificate as set forth in the Pooling and Servicing Agreement.

               Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

               Realized Losses, Expense Losses and interest shortfalls on the
Mortgage Loans shall be allocated on the applicable Distribution Date to
Certificateholders in the manner set forth in the Pooling and Servicing
Agreement. All Realized Losses, Expense Losses and interest shortfalls on the
Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

               The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to
Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

               All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the
Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the
Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

               [Until this Regulation S Temporary Global Certificate is
exchanged for one or more Regulation S Permanent Global Certificates, the Holder hereof shall not be entitled to receive payments hereon; until so exchanged in full, this Regulation S Temporary Global Certificate shall in all other respects be entitled to the same benefits as other Certificates under the Pooling and
Servicing Agreement.]

               The Pooling and Servicing Agreement permits, with certain
exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing
Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any
Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The
Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

               [This Regulation S Temporary Global Certificate is exchangeable in whole or in part for one or more Global Certificates only (i) on or after the termination of the 40-day distribution compliance period (as defined in
Regulation S) and (ii) upon presentation of a Regulation S Certificate (as defined in the Pooling Agreement) required by Article III of the Pooling and
Servicing Agreement. Upon exchange of this Regulation S Temporary Global
Certificate for one or more Global Certificates, the Trustee shall cancel this
Regulation S Temporary Global Certificate.]

               As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust

Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new
Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

               Subject to the terms of the Pooling and Servicing Agreement, the
Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

               As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new
Certificates of the same Class in authorized denominations as requested by the
Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

               Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

               The Depositor, the Trustee, the Fiscal Agent, the Paying Agent,
the Master Servicer, the Special Servicer and the Certificate Registrar and any
of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the
Trustee, the Fiscal Agent, the Paying Agent, the Master Servicer, the Special
Servicer, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

               The obligations and responsibilities of the Trustee and the
Paying Agent created hereby (other than the obligation of the Paying Agent to make payments to the Certificateholders as set forth in Section 10.2 of the
Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust and (B) the disposition of all REO Property or (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the
Pooling and Servicing Agreement or (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late
Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the
Trust shall be distributed to the holders of the Residual Certificates.

               The Certificate Registrar has executed this Certificate under the
Pooling and Servicing Agreement.

               THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE
CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK
WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

               IN WITNESS WHEREOF, the Certificate Registrar has caused this
Certificate to be duly executed under this official seal.

                                        WELLS FARGO BANK, NATIONAL
                                        ASSOCIATION, as Certificate Registrar

                                        By:
                                            ------------------------------------
                                                    AUTHORIZED SIGNATORY

Dated: July 29, 2004

                          CERTIFICATE OF AUTHENTICATION

               THIS IS ONE OF THE CLASS F CERTIFICATES REFERRED TO IN THE
WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                        WELLS FARGO BANK, NATIONAL ASSOCIATION,
                                        AUTHENTICATING AGENT

                                        By:
                                            ------------------------------------
                                                    AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this
Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common           UNIF GIFT MIN ACT             Custodian
TEN ENT - as tenants by the                               -----------
          entireties                                         (Cust)
JT TEN  - as joint tenants with               Under Uniform Gifts to Minors
          rights of survivorship
          and not as tenants in               Act
          common                                  ------------------------
                                                         (State)

     Additional abbreviations may also be used though not in the above list.
                                FORM OF TRANSFER

  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

--------------------------------------------------------------------------------
                                        PLEASE INSERT SOCIAL SECURITY OR OTHER
-------------------------------------   IDENTIFYING NUMBER OF ASSIGNEE

-------------------------------------
                                        ----------------------------------------

--------------------------------------------------------------------------------
             Please print or typewrite name and address of assignee

--------------------------------------------------------------------------------
the within Certificate and does hereby or irrevocably constitute and appoint

--------------------------------------------------------------------------------
to transfer the said Certificate in the Certificate Register of the within-named
Trust, with full power of substitution in the premises.

Dated:
       ------------------------   ----------------------------------
                                  NOTICE: The signature to this assignment must
                                  correspond with the name as written upon the
                                  face of this Certificate in every particular
                                  without alteration or enlargement or any
                                  change whatever.

-------------------------------
SIGNATURE GUARANTEED
The signature must be guaranteed by a commercial
bank or trust company or by a member firm of the
New York Stock Exchange or another national
securities exchange. Notarized or witnessed
signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

               The assignee should include the following for purposes of
distribution:

               Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _____________ for the account of
_________________________________________________ account number ______________
or, if mailed by check, to _______________________________________. Statements
should be mailed to ____________________. This information is provided by assignee named above, or _______________________, as its agent.

                     [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                  SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

The following exchanges of a part of this Global Certificate have been made:

                                  EXHIBIT A-10

                          [FORM OF CLASS G CERTIFICATE]

[THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL CERTIFICATE, AND THE
CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE, ARE AS SPECIFIED IN THE
POOLING AND SERVICING AGREEMENT (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE
BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL CERTIFICATE SHALL BE
ENTITLED TO RECEIVE PAYMENT HEREON.]

THIS CLASS G CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN
THE SELLERS, THE DEPOSITOR, THE INITIAL PURCHASERS, THE TRUSTEE, THE FISCAL
AGENT, THE CERTIFICATE REGISTRAR, THE PAYING AGENT, THE MASTER SERVICER, THE
SPECIAL SERVICER, THE PRIMARY SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES,
AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL
AGENCY.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE
SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES
LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE
WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION
WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN
ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING
AGREEMENT REFERRED TO HEREIN.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR
INCREASED AS SET FORTH IN THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

THIS CLASS G CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER
CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING
AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS
CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS,
REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS
CLASS G CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE
MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY
ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE
REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND
ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER
NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT
HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN
AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR
VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED
OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

                          MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                SERIES 2004-TOP15

INITIAL PASS-THROUGH RATE: 5.49%           MASTER SERVICER: WELLS FARGO BANK,
                                           NATIONAL ASSOCIATION

DATE OF POOLING AND SERVICING AGREEMENT:   SPECIAL SERVICER: ARCAP SERVICING,
AS OF JULY 1, 2004                         INC.

CUT-OFF DATE: JULY 1, 2004                 PAYING AGENT: WELLS FARGO BANK,
                                           NATIONAL ASSOCIATION

CLOSING DATE: JULY 29, 2004                PRIMARY SERVICER:  PRINCIPAL GLOBAL
                                           INVESTORS, LLC

FIRST DISTRIBUTION DATE: AUGUST 13, 2004   TRUSTEE: LASALLE BANK NATIONAL
                                           ASSOCIATION

AGGREGATE CERTIFICATE BALANCE OF THE       FISCAL AGENT: ABN AMRO BANK N.V.
CLASS G CERTIFICATES AS OF THE CLOSING
DATE: $8,897

CERTIFICATE BALANCE OF THIS CLASS G        CUSIP NO. 61745M M4 2
CERTIFICATE AS OF THE CLOSING DATE:
$8,897 (SUBJECT TO SCHEDULE OF EXCHANGES
ATTACHED)

No. G-1

                               CLASS G CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class G Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the
"Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc.
(hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Fiscal Agent, the
Paying Agent, the Certificate Registrar, the Master Servicer and the Special
Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution
Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

               This Certificate is one of a duly authorized issue of
Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial
Certificate Balance of the Class G Certificates. The Certificates are designated as the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through
Certificates, Series 2004-TOP15 and are issued in the Classes specified in the
Pooling and Servicing Agreement. The Certificates will evidence in the aggregate
100% of the beneficial ownership of the Trust.

               This Certificate does not purport to summarize the Pooling and
Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the
Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which
Pooling and Servicing Agreement, as amended from time to time, the
Certificateholder by virtue of the acceptance hereof assents and by which the
Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

               Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 12th day of each month or, if such 12th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first
Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

               Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the
Interest Accrual Period relating to such Distribution Date at the Pass-Through
Rate on the Certificate Balance of this Certificate immediately prior to each
Distribution Date. Principal and interest allocated to this Certificate on any
Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such
Distribution Date, with a final distribution to be made upon retirement of this
Certificate as set forth in the Pooling and Servicing Agreement.

               Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

               Realized Losses, Expense Losses and interest shortfalls on the
Mortgage Loans shall be allocated on the applicable Distribution Date to
Certificateholders in the manner set forth in the Pooling and Servicing
Agreement. All Realized Losses, Expense Losses and interest shortfalls on the
Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

               The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to
Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

               All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the
Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the
Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

               [Until this Regulation S Temporary Global Certificate is
exchanged for one or more Regulation S Permanent Global Certificates, the Holder hereof shall not be entitled to receive payments hereon; until so exchanged in full, this Regulation S Temporary Global Certificate shall in all other respects be entitled to the same benefits as other Certificates under the Pooling and
Servicing Agreement.]

               The Pooling and Servicing Agreement permits, with certain
exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing
Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any
Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The
Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

               [This Regulation S Temporary Global Certificate is exchangeable in whole or in part for one or more Global Certificates only (i) on or after the termination of the 40-day distribution compliance period (as defined in
Regulation S) and (ii) upon presentation of a Regulation S Certificate (as defined in the Pooling Agreement) required by Article III of the Pooling and
Servicing Agreement. Upon exchange of this Regulation S Temporary Global
Certificate for one or more Global Certificates, the Trustee shall cancel this
Regulation S Temporary Global Certificate.]

               As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust

Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new
Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

               Subject to the terms of the Pooling and Servicing Agreement, the
Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

               As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new
Certificates of the same Class in authorized denominations as requested by the
Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

               Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

               The Depositor, the Trustee, the Fiscal Agent, the Paying Agent,
the Master Servicer, the Special Servicer and the Certificate Registrar and any
of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the
Trustee, the Fiscal Agent, the Paying Agent, the Master Servicer, the Special
Servicer, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

               The obligations and responsibilities of the Trustee and the
Paying Agent created hereby (other than the obligation of the Paying Agent to make payments to the Certificateholders as set forth in Section 10.2 of the
Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust and (B) the disposition of all REO Property or (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the
Pooling and Servicing Agreement or (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late
Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the
Trust shall be distributed to the holders of the Residual Certificates.

               The Certificate Registrar has executed this Certificate under the
Pooling and Servicing Agreement.

               THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE
CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK
WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

               IN WITNESS WHEREOF, the Certificate Registrar has caused this
Certificate to be duly executed under this official seal.

                                           WELLS FARGO BANK, NATIONAL
                                           ASSOCIATION, as Certificate Registrar

                                           By:
                                               ---------------------------------
                                                     AUTHORIZED SIGNATORY

Dated: July 29, 2004

                          CERTIFICATE OF AUTHENTICATION

               THIS IS ONE OF THE CLASS G CERTIFICATES REFERRED TO IN THE
WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                           WELLS FARGO BANK, NATIONAL
                                           ASSOCIATION,
                                           AUTHENTICATING AGENT

                                           By:
                                               ---------------------------------
                                                     AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this
Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common           UNIF GIFT MIN ACT              Custodian
TEN ENT - as tenants by the                               ------------
          entireties                                         (Cust)
JT TEN  - as joint tenants with               Under Uniform Gifts to Minors
        - rights of survivorship
          and not as tenants in               Act
          common                                  ----------------------
                                                         (State)

    Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

--------------------------------------------------------------------------------
                                        PLEASE INSERT SOCIAL SECURITY OR OTHER
-------------------------------------   IDENTIFYING NUMBER OF ASSIGNEE

-------------------------------------

-------------------------------------
                                        ----------------------------------------

--------------------------------------------------------------------------------
             Please print or typewrite name and address of assignee

--------------------------------------------------------------------------------
the within Certificate and does hereby or irrevocably constitute and appoint

--------------------------------------------------------------------------------
to transfer the said Certificate in the Certificate Register of the within-named
Trust, with full power of substitution in the premises.

Dated:
       ------------------------   ----------------------------------
                                  NOTICE: The signature to this assignment
                                  must correspond with the name as written
                                  upon the face of this Certificate in every
                                  particular without alteration or
                                  enlargement or any change whatever.

-------------------------------
SIGNATURE GUARANTEED

The signature must be guaranteed by a
commercial bank or trust company or by a member
firm of the New York Stock Exchange or another
national securities exchange. Notarized or
witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

               The assignee should include the following for purposes of
distribution:

               Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ____________ for the account of
_________________________________________________ account number ______________
or, if mailed by check, to _______________________________________. Statements
should be mailed to ____________________. This information is provided by assignee named above, or _______________________, as its agent.

                     [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                  SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

The following exchanges of a part of this Global Certificate have been made:

                                  EXHIBIT A-11

                          [FORM OF CLASS H CERTIFICATE]

[THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL CERTIFICATE, AND THE
CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE, ARE AS SPECIFIED IN THE
POOLING AND SERVICING AGREEMENT (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE
BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL CERTIFICATE SHALL BE
ENTITLED TO RECEIVE PAYMENT HEREON.]

THIS CLASS H CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN
THE SELLERS, THE DEPOSITOR, THE INITIAL PURCHASERS, THE TRUSTEE, THE FISCAL
AGENT, THE CERTIFICATE REGISTRAR, THE PAYING AGENT, THE MASTER SERVICER, THE
SPECIAL SERVICER, THE PRIMARY SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES,
AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL
AGENCY.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE
SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES
LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE
WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION
WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN
ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING
AGREEMENT REFERRED TO HEREIN.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR
INCREASED AS SET FORTH IN THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

THIS CLASS H CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER
CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING
AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS
CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS,
REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS
CLASS H CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE
MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY
ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE
REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND
ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER
NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT
HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN
AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR
VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED
OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

                          MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                SERIES 2004-TOP15

INITIAL PASS-THROUGH RATE: 4.946%          MASTER SERVICER: WELLS FARGO BANK,
                                           NATIONAL ASSOCIATION
DATE OF POOLING AND SERVICING AGREEMENT:
AS OF JULY 1, 2004                         SPECIAL SERVICER: ARCAP SERVICING,
                                           INC.
CUT-OFF DATE: JULY 1, 2004

CLOSING DATE: JULY 29, 2004                PAYING AGENT: WELLS FARGO BANK,
                                           NATIONAL ASSOCIATION
FIRST DISTRIBUTION DATE: AUGUST 13, 2004   PRIMARY SERVICER: PRINCIPAL GLOBAL
                                           INVESTORS, LLC
AGGREGATE CERTIFICATE BALANCE OF THE
CLASS H CERTIFICATES AS OF THE CLOSING     TRUSTEE: LASALLE BANK NATIONAL
DATE: $3,337,000                           ASSOCIATION

CERTIFICATE BALANCE OF THIS CLASS H        FISCAL AGENT: ABN AMRO BANK N.V.
CERTIFICATE AS OF THE CLOSING DATE:
$3,337,000 SUBJECT TO SCHEDULE OF          CUSIP NO. 61745M M5 9
EXCHANGES ATTACHED)

No. H-1

                               CLASS H CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

               THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class H Certificates issued by the
Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley
Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the
Fiscal Agent, the Paying Agent, the Certificate Registrar, the Master Servicer
and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage
Loans, such amounts as shall from time to time be held in the Certificate
Account and Distribution Account, the Insurance Policies and any REO Properties.
To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

               This Certificate is one of a duly authorized issue of
Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the
Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial
Certificate Balance of the Class H Certificates. The Certificates are designated as the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through
Certificates, Series 2004-TOP15 and are issued in the Classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

               This Certificate does not purport to summarize the Pooling and
Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the
Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which
Pooling and Servicing Agreement, as amended from time to time, the
Certificateholder by virtue of the acceptance hereof assents and by which the
Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

               Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 12th day of each month or, if such 12th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first
Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

               Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the
Interest Accrual Period relating to such Distribution Date at the Pass-Through
Rate on the Certificate Balance of this Certificate immediately prior to each
Distribution Date. Principal and interest allocated to this Certificate on any
Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such
Distribution Date, with a final distribution to be made upon retirement of this
Certificate as set forth in the Pooling and Servicing Agreement.

               Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

               Realized Losses, Expense Losses and interest shortfalls on the
Mortgage Loans shall be allocated on the applicable Distribution Date to
Certificateholders in the manner set forth in the Pooling and Servicing
Agreement. All Realized Losses, Expense Losses and interest shortfalls on the
Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

               The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to
Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

               All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the
Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the
Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

               [Until this Regulation S Temporary Global Certificate is
exchanged for one or more Regulation S Permanent Global Certificates, the Holder hereof shall not be entitled to receive payments hereon; until so exchanged in full, this Regulation S Temporary Global Certificate shall in all other respects be entitled to the same benefits as other Certificates under the Pooling and
Servicing Agreement.]

               The Pooling and Servicing Agreement permits, with certain
exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing
Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any
Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The
Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

               [This Regulation S Temporary Global Certificate is exchangeable in whole or in part for one or more Global Certificates only (i) on or after the termination of the 40-day distribution compliance period (as defined in
Regulation S) and (ii) upon presentation of a Regulation S Certificate (as defined in the Pooling Agreement) required by Article III of the Pooling and
Servicing Agreement. Upon exchange of this Regulation S Temporary Global
Certificate for one or more Global Certificates, the Trustee shall cancel this
Regulation S Temporary Global Certificate.]

               As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust

Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new
Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

               Subject to the terms of the Pooling and Servicing Agreement, the
Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

               As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new
Certificates of the same Class in authorized denominations as requested by the
Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

               Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

               The Depositor, the Trustee, the Fiscal Agent, the Paying Agent,
the Master Servicer, the Special Servicer and the Certificate Registrar and any
of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the
Trustee, the Fiscal Agent, the Paying Agent, the Master Servicer, the Special
Servicer, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

               The obligations and responsibilities of the Trustee and the
Paying Agent created hereby (other than the obligation of the Paying Agent to make payments to the Certificateholders as set forth in Section 10.2 of the
Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust and (B) the disposition of all REO Property or (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the
Pooling and Servicing Agreement or (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late
Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the
Trust shall be distributed to the holders of the Residual Certificates.

               The Certificate Registrar has executed this Certificate under the
Pooling and Servicing Agreement.

               THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE
CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK
WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

               IN WITNESS WHEREOF, the Certificate Registrar has caused this
Certificate to be duly executed under this official seal.

                                           WELLS FARGO BANK, NATIONAL
                                           ASSOCIATION, as Certificate Registrar

                                           By:
                                               ---------------------------------
                                                      AUTHORIZED SIGNATORY

Dated: July 29, 2004

                          CERTIFICATE OF AUTHENTICATION

               THIS IS ONE OF THE CLASS H CERTIFICATES REFERRED TO IN THE
WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                           WELLS FARGO BANK, NATIONAL
                                           ASSOCIATION,
                                           AUTHENTICATING AGENT

                                           By:
                                               ---------------------------------
                                                      AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this
Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common           UNIF GIFT MIN ACT              Custodian
                                                          ------------
TEN ENT - as tenants by the                               (Cust)
          entireties                        Under Uniform Gifts to Minors
JT TEN  - as joint tenants with
          rights of survivorship
          and not as tenants in               Act
          common                                  ----------------------
                                                         (State)

    Additional abbreviations may also be used though not in the above list.
                                FORM OF TRANSFER

  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

--------------------------------------------------------------------------------
                              PLEASE INSERT SOCIAL SECURITY OR OTHER
---------------------------   IDENTIFYING NUMBER OF ASSIGNEE

---------------------------

---------------------------   --------------------------------------------------

--------------------------------------------------------------------------------
             Please print or typewrite name and address of assignee

--------------------------------------------------------------------------------
the within Certificate and does hereby or irrevocably constitute and appoint

--------------------------------------------------------------------------------
to transfer the said Certificate in the Certificate Register of the within-named
Trust, with full power of substitution in the premises.

Dated:
       ------------------------------   ----------------------------------------
                                        NOTICE: The signature to this assignment
                                        must correspond with the name as written
                                        upon the face of this Certificate in
                                        every particular without alteration or
                                        enlargement or any change whatever.

-------------------------------------
SIGNATURE GUARANTEED
The signature must be guaranteed by a commercial
bank or trust company or by a member firm of the
New York Stock Exchange or another national
securities exchange. Notarized or witnessed
signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

               The assignee should include the following for purposes of
distribution:

               Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _____________ for the account of
_________________________________________________ account number ______________
or, if mailed by check, to ________________________________________. Statements
should be mailed to ____________________. This information is provided by assignee named above, or _______________________, as its agent.

                     [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                  SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

The following exchanges of a part of this Global Certificate have been made:

                                  EXHIBIT A-12

                          [FORM OF CLASS J CERTIFICATE]

[THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL CERTIFICATE, AND THE
CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE, ARE AS SPECIFIED IN THE
POOLING AND SERVICING AGREEMENT (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE
BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL CERTIFICATE SHALL BE
ENTITLED TO RECEIVE PAYMENT HEREON.]

THIS CLASS J CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN
THE SELLERS, THE DEPOSITOR, THE INITIAL PURCHASERS, THE TRUSTEE, THE FISCAL
AGENT, THE CERTIFICATE REGISTRAR, THE PAYING AGENT, THE MASTER SERVICER, THE
SPECIAL SERVICER, THE PRIMARY SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES,
AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL
AGENCY.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE
SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES
LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE
WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION
WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN
ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING
AGREEMENT REFERRED TO HEREIN.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR
INCREASED AS SET FORTH IN THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

THIS CLASS J CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER
CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING
AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS
CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS,
REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS
CLASS J CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE
MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY
ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT.

NO TRANSFER OF THIS CERTIFICATE TO A RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT
PLAN OR ARRANGEMENT THAT IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME
SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE INTERNAL REVENUE
CODE OF 1986, AS AMENDED (THE "CODE"), OR APPLICABLE FEDERAL, STATE OR LOCAL LAW
("SIMILAR LAW") MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE
CODE OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE
ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH
RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, WILL BE
REGISTERED EXCEPT IN COMPLIANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE
POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE
REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND
ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER
NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT
HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN
AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR
VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED
OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

                          MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                SERIES 2004-TOP15

INITIAL PASS-THROUGH RATE: 4.946%           MASTER SERVICER: WELLS FARGO BANK,
                                            NATIONAL ASSOCIATION

DATE OF POOLING AND SERVICING AGREEMENT:
AS OF JULY 1, 2004                          SPECIAL SERVICER: ARCAP SERVICING,
                                            INC.

CUT-OFF DATE: JULY 1, 2004
                                            PAYING AGENT: WELLS FARGO BANK,
CLOSING DATE: JULY 29, 2004                 NATIONAL ASSOCIATION

FIRST DISTRIBUTION DATE: AUGUST 13, 2004    PRIMARY SERVICER: PRINCIPAL GLOBAL
                                            INVESTORS, LLC

AGGREGATE CERTIFICATE BALANCE OF THE
CLASS J CERTIFICATES AS OF THE CLOSING      TRUSTEE: LASALLE BANK NATIONAL
DATE: $3,337,000                            ASSOCIATION

CERTIFICATE BALANCE OF THIS CLASS J         FISCAL AGENT: ABN AMRO BANK N.V.
CERTIFICATE AS OF THE CLOSING DATE:
$3,337,000 (SUBJECT TO SCHEDULE OF          CUSIP NO. 61745M M7 5
EXCHANGES ATTACHED)

No. J-1

                               CLASS J CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class J Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the
"Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc.
(hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Fiscal Agent, the
Paying Agent, the Certificate Registrar, the Master Servicer and the Special
Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution
Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

               This Certificate is one of a duly authorized issue of
Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the
Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this

Certificate specified on the face hereof by the aggregate initial Certificate
Balance of the Class J Certificates. The Certificates are designated as the
Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates,
Series 2004-TOP15 and are issued in the Classes as specifically set forth in the
Pooling and Servicing Agreement. The Certificates will evidence in the aggregate
100% of the beneficial ownership of the Trust.

               This Certificate does not purport to summarize the Pooling and
Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the
Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which
Pooling and Servicing Agreement, as amended from time to time, the
Certificateholder by virtue of the acceptance hereof assents and by which the
Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

               Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 12th day of each month or, if such 12th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first
Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

               Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the
Interest Accrual Period relating to such Distribution Date at the Pass-Through
Rate on the Certificate Balance of this Certificate immediately prior to each
Distribution Date. Principal and interest allocated to this Certificate on any
Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such
Distribution Date, with a final distribution to be made upon retirement of this
Certificate as set forth in the Pooling and Servicing Agreement.

               Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

               Realized Losses, Expense Losses and interest shortfalls on the
Mortgage Loans shall be allocated on the applicable Distribution Date to
Certificateholders in the manner set forth in the Pooling and Servicing
Agreement. All Realized Losses, Expense Losses and interest shortfalls on the
Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

               The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and

Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the
Mortgage Loans and administration of the Trust.

               All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the
Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the
Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

               [Until this Regulation S Temporary Global Certificate is
exchanged for one or more Regulation S Permanent Global Certificates, the Holder hereof shall not be entitled to receive payments hereon; until so exchanged in full, this Regulation S Temporary Global Certificate shall in all other respects be entitled to the same benefits as other Certificates under the Pooling and
Servicing Agreement.]

               The Pooling and Servicing Agreement permits, with certain
exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing
Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any
Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The
Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

               [This Regulation S Temporary Global Certificate is exchangeable in whole or in part for one or more Global Certificates only (i) on or after the termination of the 40-day distribution compliance period (as defined in
Regulation S) and (ii) upon presentation of a Regulation S Certificate (as defined in the Pooling Agreement) required by Article III of the Pooling and
Servicing Agreement. Upon exchange of this Regulation S Temporary Global
Certificate for one or more Global Certificates, the Trustee shall cancel this
Regulation S Temporary Global Certificate.]

               As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate
Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate
Registrar

duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

               Subject to the terms of the Pooling and Servicing Agreement, the
Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

               As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new
Certificates of the same Class in authorized denominations as requested by the
Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

               Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

               The Depositor, the Trustee, the Fiscal Agent, the Paying Agent,
the Master Servicer, the Special Servicer and the Certificate Registrar and any
of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the
Trustee, the Fiscal Agent, the Paying Agent, the Master Servicer, the Special
Servicer, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

               The obligations and responsibilities of the Trustee and the
Paying Agent created hereby (other than the obligation of the Paying Agent to make payments to the Certificateholders as set forth in Section 10.2 of the
Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust and (B) the disposition of all REO Property or (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the
Pooling and Servicing Agreement or (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late
Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the
Trust shall be distributed to the holders of the Residual Certificates.

               The Certificate Registrar has executed this Certificate under the
Pooling and Servicing Agreement.

               THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE
CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK
WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

               IN WITNESS WHEREOF, the Certificate Registrar has caused this
Certificate to be duly executed under this official seal.

                                        WELLS FARGO BANK, NATIONAL ASSOCIATION,
                                        as Certificate Registrar

                                        By:
                                            ------------------------------------
                                                    AUTHORIZED SIGNATORY

Dated: July 29, 2004

                          CERTIFICATE OF AUTHENTICATION

               THIS IS ONE OF THE CLASS J CERTIFICATES REFERRED TO IN THE
WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                        WELLS FARGO BANK, NATIONAL ASSOCIATION,
                                        AUTHENTICATING AGENT

                                        By:
                                            ------------------------------------
                                                    AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this
Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common           UNIF GIFT MIN ACT              Custodian
TEN ENT - as tenants by the                               ------------
          entireties                                         (Cust)
JT TEN  - as joint tenants with               Under Uniform Gifts to Minors
          rights of survivorship
          and not as tenants in               Act
          common                                  -----------------------
                                                         (State)

     Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

--------------------------------------------------------------------------------
                                        PLEASE INSERT SOCIAL SECURITY OR OTHER
-------------------------------------   IDENTIFYING NUMBER OF ASSIGNEE

-------------------------------------
                                        ----------------------------------------

--------------------------------------------------------------------------------
             Please print or typewrite name and address of assignee

--------------------------------------------------------------------------------
the within Certificate and does hereby or irrevocably constitute and appoint

--------------------------------------------------------------------------------
to transfer the said Certificate in the Certificate Register of the within-named
Trust, with full power of substitution in the premises.

Dated:
       ------------------------   ----------------------------------
                                  NOTICE: The signature to this assignment must
                                  correspond with the name as written upon the
                                  face of this Certificate in every particular
                                  without alteration or enlargement or any
                                  change whatever.

-------------------------------
SIGNATURE GUARANTEED
The signature must be guaranteed by a commercial
bank or trust company or by a member firm of the
New York Stock Exchange or another national
securities exchange. Notarized or witnessed
signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

               The assignee should include the following for purposes of
distribution:

               Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ____________ for the account of _________________
_________________________________________________ account number ______________
or, if mailed by check, to _______________________________________. Statements
should be mailed to ____________________. This information is provided by assignee named above, or _______________________, as its agent.

                     [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                  SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

The following exchanges of a part of this Global Certificate have been made:

                                  EXHIBIT A-13

                          [FORM OF CLASS K CERTIFICATE]

[THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL CERTIFICATE, AND THE
CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE, ARE AS SPECIFIED IN THE
POOLING AND SERVICING AGREEMENT (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE
BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL CERTIFICATE SHALL BE
ENTITLED TO RECEIVE PAYMENT HEREON.]

THIS CLASS K CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN
THE SELLERS, THE DEPOSITOR, THE INITIAL PURCHASERS, THE TRUSTEE, THE FISCAL
AGENT, THE CERTIFICATE REGISTRAR, THE PAYING AGENT, THE MASTER SERVICER, THE
SPECIAL SERVICER, THE PRIMARY SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES,
AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL
AGENCY.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE
SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES
LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE
WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION
WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN
ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING
AGREEMENT REFERRED TO HEREIN.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR
INCREASED AS SET FORTH IN THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

THIS CLASS K CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER
CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING
AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS
CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS,
REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS
CLASS K CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE
MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY
ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT.

NO TRANSFER OF THIS CERTIFICATE TO A RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT
PLAN OR ARRANGEMENT THAT IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME
SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE INTERNAL REVENUE
CODE OF 1986, AS AMENDED (THE "CODE"), OR APPLICABLE FEDERAL, STATE OR LOCAL LAW
("SIMILAR LAW") MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE
CODE OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE
ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH
RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, WILL BE
REGISTERED EXCEPT IN COMPLIANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE
POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE
REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND
ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER
NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT
HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN
AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR
VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED
OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

                          MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                SERIES 2004-TOP15

INITIAL PASS-THROUGH RATE: 4.946%          MASTER SERVICER: WELLS FARGO BANK,
                                           NATIONAL ASSOCIATION
DATE OF POOLING AND SERVICING AGREEMENT:
AS OF JULY 1, 2004                         SPECIAL SERVICER: ARCAP SERVICING,
                                           INC.
CUT-OFF DATE: JULY 1, 2004
                                           PAYING AGENT: WELLS FARGO BANK,
CLOSING DATE: JULY 29, 2004                NATIONAL ASSOCIATION

FIRST DISTRIBUTION DATE: AUGUST 13, 2004   PRIMARY SERVICER: PRINCIPAL GLOBAL
                                           INVESTORS, LLC
AGGREGATE CERTIFICATE BALANCE OF THE
CLASS K CERTIFICATES AS OF THE CLOSING     TRUSTEE: LASALLE BANK NATIONAL
DATE: $2,224,000                           ASSOCIATION

CERTIFICATE BALANCE OF THIS CLASS K        FISCAL AGENT: ABN AMRO BANK N.V.
CERTIFICATE AS OF THE CLOSING DATE:
$2,224,000 (SUBJECT TO SCHEDULE OF         CUSIP NO. 61745M M8 3
EXCHANGES ATTACHED)

                               CLASS K CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class K Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the
"Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc.
(hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Fiscal Agent, the
Paying Agent, the Certificate Registrar, the Master Servicer and the Special
Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution
Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

               This Certificate is one of a duly authorized issue of
Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the
Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this
Certificate specified on the face hereof by the aggregate initial Certificate
Balance of the Class K

Certificates. The Certificates are designated as the Morgan Stanley Capital I
Inc., Commercial Mortgage Pass-Through Certificates, Series 2004-TOP15 and are
issued in the Classes as specifically set forth in the Pooling and Servicing
Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

               This Certificate does not purport to summarize the Pooling and
Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the
Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which
Pooling and Servicing Agreement, as amended from time to time, the
Certificateholder by virtue of the acceptance hereof assents and by which the
Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

               Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 12th day of each month or, if such 12th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first
Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

               Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the
Interest Accrual Period relating to such Distribution Date at the Pass-Through
Rate on the Certificate Balance of this Certificate immediately prior to each
Distribution Date. Principal and interest allocated to this Certificate on any
Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such
Distribution Date, with a final distribution to be made upon retirement of this
Certificate as set forth in the Pooling and Servicing Agreement.

               Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

               Realized Losses, Expense Losses and interest shortfalls on the
Mortgage Loans shall be allocated on the applicable Distribution Date to
Certificateholders in the manner set forth in the Pooling and Servicing
Agreement. All Realized Losses, Expense Losses and interest shortfalls on the
Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

               The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from

the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

               All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the
Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the
Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

               [Until this Regulation S Temporary Global Certificate is
exchanged for one or more Regulation S Permanent Global Certificates, the Holder hereof shall not be entitled to receive payments hereon; until so exchanged in full, this Regulation S Temporary Global Certificate shall in all other respects be entitled to the same benefits as other Certificates under the Pooling and
Servicing Agreement.]

               The Pooling and Servicing Agreement permits, with certain
exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing
Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any
Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The
Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

               [This Regulation S Temporary Global Certificate is exchangeable in whole or in part for one or more Global Certificates only (i) on or after the termination of the 40-day distribution compliance period (as defined in
Regulation S) and (ii) upon presentation of a Regulation S Certificate (as defined in the Pooling Agreement) required by Article III of the Pooling and
Servicing Agreement. Upon exchange of this Regulation S Temporary Global
Certificate for one or more Global Certificates, the Trustee shall cancel this
Regulation S Temporary Global Certificate.]

               As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate
Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate
Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and

thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

               Subject to the terms of the Pooling and Servicing Agreement, the
Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

               As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new
Certificates of the same Class in authorized denominations as requested by the
Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

               Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

               The Depositor, the Trustee, the Fiscal Agent, the Paying Agent,
the Master Servicer, the Special Servicer and the Certificate Registrar and any
of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the
Trustee, the Fiscal Agent, the Paying Agent, the Master Servicer, the Special
Servicer, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

               The obligations and responsibilities of the Trustee and the
Paying Agent created hereby (other than the obligation of the Paying Agent to make payments to the Certificateholders as set forth in Section 10.2 of the
Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust and (B) the disposition of all REO Property or (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the
Pooling and Servicing Agreement or (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late
Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the
Trust shall be distributed to the holders of the Residual Certificates.

               The Certificate Registrar has executed this Certificate under the
Pooling and Servicing Agreement.

               THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE
CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK
WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

               IN WITNESS WHEREOF, the Certificate Registrar has caused this
Certificate to be duly executed under this official seal.

                                        WELLS FARGO BANK, NATIONAL
                                        ASSOCIATION, as Certificate Registrar

                                        By:
                                            ------------------------------------
                                                    AUTHORIZED SIGNATORY

Dated: July 29, 2004

                          CERTIFICATE OF AUTHENTICATION

               THIS IS ONE OF THE CLASS K CERTIFICATES REFERRED TO IN THE
WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                        WELLS FARGO BANK, NATIONAL
                                        ASSOCIATION,
                                        AUTHENTICATING AGENT

                                        By:
                                            ------------------------------------
                                                    AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this
Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common           UNIF GIFT MIN ACT              Custodian
TEN ENT - as tenants by the                               ------------
          entireties                                         (Cust)
JT TEN  - as joint tenants with               Under Uniform Gifts to Minors
          rights of survivorship
          and not as tenants in               Act
          common                                  -----------------------
                                                         (State)

     Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

--------------------------------------------------------------------------------
                                        PLEASE INSERT SOCIAL SECURITY OR OTHER
-------------------------------------   IDENTIFYING NUMBER OF ASSIGNEE

-------------------------------------
                                        ----------------------------------------

--------------------------------------------------------------------------------
             Please print or typewrite name and address of assignee

--------------------------------------------------------------------------------
the within Certificate and does hereby or irrevocably constitute and appoint

--------------------------------------------------------------------------------
to transfer the said Certificate in the Certificate Register of the within-named
Trust, with full power of substitution in the premises.

Dated:
       ------------------------   ----------------------------------
                                  NOTICE: The signature to this assignment must
                                  correspond with the name as written upon the
                                  face of this Certificate in every particular
                                  without alteration or enlargement or any
                                  change whatever.

-------------------------------
SIGNATURE GUARANTEED
The signature must be guaranteed by a commercial
bank or trust company or by a member firm of the
New York Stock Exchange or another national
securities exchange. Notarized or witnessed
signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

               The assignee should include the following for purposes of
distribution:

               Distributions shall be made, by wire transfer or otherwise, in immediately available funds to____________ for the account of
________________________________________________ account number _______________
or, if mailed by check, to ______________________________________. Statements should be mailed to ____________________. This information is provided by assignee named above, or ______________________ , as its agent.

                     [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                  SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

The following exchanges of a part of this Global Certificate have been made:

                                  EXHIBIT A-14

                          [FORM OF CLASS L CERTIFICATE]

[THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL CERTIFICATE, AND THE
CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE, ARE AS SPECIFIED IN THE
POOLING AND SERVICING AGREEMENT (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE
BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL CERTIFICATE SHALL BE
ENTITLED TO RECEIVE PAYMENT HEREON.]

THIS CLASS L CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN
THE SELLERS, THE DEPOSITOR, THE INITIAL PURCHASERS, THE TRUSTEE, THE FISCAL
AGENT, THE CERTIFICATE REGISTRAR, THE PAYING AGENT, THE MASTER SERVICER, THE
SPECIAL SERVICER, THE PRIMARY SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES,
AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL
AGENCY.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE
SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES
LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE
WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION
WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN
ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING
AGREEMENT REFERRED TO HEREIN.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR
INCREASED AS SET FORTH IN THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

THIS CLASS L CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER
CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING
AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS
CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS,
REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS
CLASS L CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE
MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY
ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT.

NO TRANSFER OF THIS CERTIFICATE TO A RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT
PLAN OR ARRANGEMENT THAT IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME
SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE INTERNAL REVENUE
CODE OF 1986, AS AMENDED (THE "CODE"), OR APPLICABLE FEDERAL, STATE OR LOCAL LAW
("SIMILAR LAW") MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE
CODE OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE
ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH
RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, WILL BE
REGISTERED EXCEPT IN COMPLIANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE
POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE
REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND
ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER
NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT
HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN
AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR
VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED
OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

                          MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                SERIES 2004-TOP15

INITIAL PASS-THROUGH RATE: 4.946%          MASTER SERVICER: WELLS FARGO BANK,
                                           NATIONAL ASSOCIATION

DATE OF POOLING AND SERVICING AGREEMENT:   SPECIAL SERVICER: ARCAP SERVICING,
AS OF JULY 1, 2004                         INC.

CUT-OFF DATE: JULY 1, 2004

CLOSING DATE: JULY 29, 2004                PAYING AGENT: WELLS FARGO BANK,
                                           NATIONAL ASSOCIATION

FIRST DISTRIBUTION DATE: AUGUST 13, 2004   PRIMARY SERVICER: PRINCIPAL GLOBAL
                                           INVESTORS, LLC

AGGREGATE CERTIFICATE BALANCE OF THE       TRUSTEE: LASALLE BANK NATIONAL
CLASS L CERTIFICATES AS OF THE CLOSING     ASSOCIATION
DATE: $2,224,000

CERTIFICATE BALANCE OF THIS CLASS L        FISCAL AGENT: ABN AMRO BANK N.V.
CERTIFICATE AS OF THE CLOSING DATE:
$2,224,000 (SUBJECT TO SCHEDULE OF
EXCHANGES ATTACHED)                        CUSIP NO. 61745M M9 1

No. L-1

                               CLASS L CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class L Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the
"Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc.
(hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Fiscal Agent, the
Paying Agent, the Certificate Registrar, the Master Servicer and the Special
Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution
Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

               This Certificate is one of a duly authorized issue of
Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial
Certificate Balance of the Class L

Certificates. The Certificates are designated as the Morgan Stanley Capital I
Inc., Commercial Mortgage Pass-Through Certificates, Series 2004-TOP15 and are
issued in the Classes as specifically set forth in the Pooling and Servicing
Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

               This Certificate does not purport to summarize the Pooling and
Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the
Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which
Pooling and Servicing Agreement, as amended from time to time, the
Certificateholder by virtue of the acceptance hereof assents and by which the
Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

               Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 12th day of each month or, if such 12th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first
Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

               Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the
Interest Accrual Period relating to such Distribution Date at the Pass-Through
Rate on the Certificate Balance of this Certificate immediately prior to each
Distribution Date. Principal and interest allocated to this Certificate on any
Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such
Distribution Date, with a final distribution to be made upon retirement of this
Certificate as set forth in the Pooling and Servicing Agreement.

               Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

               Realized Losses, Expense Losses and interest shortfalls on the
Mortgage Loans shall be allocated on the applicable Distribution Date to
Certificateholders in the manner set forth in the Pooling and Servicing
Agreement. All Realized Losses, Expense Losses and interest shortfalls on the
Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

               The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from

the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

               All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the
Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the
Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

               [Until this Regulation S Temporary Global Certificate is
exchanged for one or more Regulation S Permanent Global Certificates, the Holder hereof shall not be entitled to receive payments hereon; until so exchanged in full, this Regulation S Temporary Global Certificate shall in all other respects be entitled to the same benefits as other Certificates under the Pooling and
Servicing Agreement.]

               The Pooling and Servicing Agreement permits, with certain
exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing
Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any
Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The
Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

               [This Regulation S Temporary Global Certificate is exchangeable in whole or in part for one or more Global Certificates only (i) on or after the termination of the 40-day distribution compliance period (as defined in
Regulation S) and (ii) upon presentation of a Regulation S Certificate (as defined in the Pooling Agreement) required by Article III of the Pooling and
Servicing Agreement. Upon exchange of this Regulation S Temporary Global
Certificate for one or more Global Certificates, the Trustee shall cancel this
Regulation S Temporary Global Certificate.]

               As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate
Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate
Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and

thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

               Subject to the terms of the Pooling and Servicing Agreement, the
Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

               As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new
Certificates of the same Class in authorized denominations as requested by the
Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

               Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

               The Depositor, the Trustee, the Fiscal Agent, the Paying Agent,
the Master Servicer, the Special Servicer and the Certificate Registrar and any
of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the
Trustee, the Fiscal Agent, the Paying Agent, the Master Servicer, the Special
Servicer, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

               The obligations and responsibilities of the Trustee and the
Paying Agent created hereby (other than the obligation of the Paying Agent to make payments to the Certificateholders as set forth in Section 10.2 of the
Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust and (B) the disposition of all REO Property or (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the
Pooling and Servicing Agreement or (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late
Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the
Trust shall be distributed to the holders of the Residual Certificates.

               The Certificate Registrar has executed this Certificate under the
Pooling and Servicing Agreement.

               THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE
CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK
WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

               IN WITNESS WHEREOF, the Certificate Registrar has caused this
Certificate to be duly executed under this official seal.

                                        WELLS FARGO BANK, NATIONAL ASSOCIATION,
                                        as Certificate Registrar

                                        By:
                                            ------------------------------------
                                                    AUTHORIZED SIGNATORY

Dated: July 29, 2004

                          CERTIFICATE OF AUTHENTICATION

               THIS IS ONE OF THE CLASS L CERTIFICATES REFERRED TO IN THE
WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                        WELLS FARGO BANK, NATIONAL ASSOCIATION,
                                        AUTHENTICATING AGENT

                                        By:
                                            ------------------------------------
                                                    AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this
Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common           UNIF GIFT MIN ACT              Custodian
TEN ENT - as tenants by the                               ------------
          entireties                                         (Cust)
JT TEN  - as joint tenants with               Under Uniform Gifts to Minors
          rights of survivorship
          and not as tenants in               Act
          common                                  -----------------------
                                                         (State)

     Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

--------------------------------------------------------------------------------
                                        PLEASE INSERT SOCIAL SECURITY OR
-------------------------------------   OTHER IDENTIFYING NUMBER OF ASSIGNEE

-------------------------------------
                                        ----------------------------------------

--------------------------------------------------------------------------------
             Please print or typewrite name and address of assignee

--------------------------------------------------------------------------------
the within Certificate and does hereby or irrevocably constitute and appoint

--------------------------------------------------------------------------------
to transfer the said Certificate in the Certificate Register of the within-named
Trust, with full power of substitution in the premises.

Dated:
      -------------------------   ----------------------------------
                                  NOTICE: The signature to this assignment must
                                  correspond with the name as written upon the
                                  face of this Certificate in every particular
                                  without alteration or enlargement or any
                                  change whatever.

-------------------------------
SIGNATURE GUARANTEED
The signature must be guaranteed by a commercial
bank or trust company or by a member firm of the
New York Stock Exchange or another national
securities exchange. Notarized or witnessed
signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution:

     Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of
_________________________________________________ account number ______________
or, if mailed by check, to _______________________________________. Statements
should be mailed to ____________________. This information is provided by assignee named above, or _______________________, as its agent.

                     [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                  SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

The following exchanges of a part of this Global Certificate have been made:

                                  EXHIBIT A-15

                          [FORM OF CLASS M CERTIFICATE]

[THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL CERTIFICATE, AND THE
CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE, ARE AS SPECIFIED IN THE
POOLING AND SERVICING AGREEMENT (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE
BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL CERTIFICATE SHALL BE
ENTITLED TO RECEIVE PAYMENT HEREON.]

THIS CLASS M CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN
THE SELLERS, THE DEPOSITOR, THE INITIAL PURCHASERS, THE TRUSTEE, THE FISCAL
AGENT, THE CERTIFICATE REGISTRAR, THE PAYING AGENT, THE MASTER SERVICER, THE
SPECIAL SERVICER, THE PRIMARY SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES,
AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL
AGENCY.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE
SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES
LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE
WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION
WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN
ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING
AGREEMENT REFERRED TO HEREIN.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR
INCREASED AS SET FORTH IN THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

THIS CLASS M CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER
CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING
AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS
CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS,
REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS
CLASS M CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE
MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY
ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT.

NO TRANSFER OF THIS CERTIFICATE TO A RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT
PLAN OR ARRANGEMENT THAT IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME
SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE INTERNAL REVENUE
CODE OF 1986, AS AMENDED (THE "CODE"), OR APPLICABLE FEDERAL, STATE OR LOCAL LAW
("SIMILAR LAW") MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE
CODE OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE
ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH
RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, WILL BE
REGISTERED EXCEPT IN COMPLIANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE
POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE
REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND
ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER
NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT
HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN
AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR
VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED
OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

                          MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                SERIES 2004-TOP15

INITIAL PASS-THROUGH RATE: 4.946%          MASTER SERVICER:  WELLS FARGO BANK,
                                           NATIONAL ASSOCIATION
DATE OF POOLING AND SERVICING AGREEMENT:
AS OF JULY 1, 2004                         SPECIAL SERVICER: ARCAP SERVICING,
                                           INC.
CUT-OFF DATE: JULY 1, 2004

CLOSING DATE: JULY 29, 2004                PAYING AGENT: WELLS FARGO BANK,
                                           NATIONAL ASSOCIATION

FIRST DISTRIBUTION DATE: AUGUST 13, 2004   PRIMARY SERVICER: PRINCIPAL GLOBAL
                                           INVESTORS, LLC

AGGREGATE CERTIFICATE BALANCE OF THE       TRUSTEE: LASALLE BANK NATIONAL
CLASS M CERTIFICATES AS OF THE CLOSING     ASSOCIATION
DATE: $2,225,000

CERTIFICATE BALANCE OF THIS CLASS M        FISCAL AGENT: ABN AMRO BANK N.V.
CERTIFICATE AS OF THE CLOSING
DATE: $2,225,000 (SUBJECT TO SCHEDULE OF   CUSIP NO. 61745M N2 5
EXCHANGES ATTACHED)

No. M-1

                               CLASS M CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class M Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the
"Pooling and Servicing Agreement"), Morgan Stanley Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the
Pooling and Servicing Agreement), the Trustee, the Fiscal Agent, the Paying
Agent, the Certificate Registrar, the Master Servicer and the Special Servicer,
a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution
Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

               This Certificate is one of a duly authorized issue of
Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the
Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this

Certificate specified on the face hereof by the aggregate initial Certificate
Balance of the Class M Certificates. The Certificates are designated as the
Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates,
Series 2004-TOP15 and are issued in the Classes as specifically set forth in the
Pooling and Servicing Agreement. The Certificates will evidence in the aggregate
100% of the beneficial ownership of the Trust.

               This Certificate does not purport to summarize the Pooling and
Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the
Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which
Pooling and Servicing Agreement, as amended from time to time, the
Certificateholder by virtue of the acceptance hereof assents and by which the
Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

               Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 12th day of each month or, if such 12th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first
Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

               Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the
Interest Accrual Period relating to such Distribution Date at the Pass-Through
Rate on the Certificate Balance of this Certificate immediately prior to each
Distribution Date. Principal and interest allocated to this Certificate on any
Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such
Distribution Date, with a final distribution to be made upon retirement of this
Certificate as set forth in the Pooling and Servicing Agreement.

               Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

               Realized Losses, Expense Losses and interest shortfalls on the
Mortgage Loans shall be allocated on the applicable Distribution Date to
Certificateholders in the manner set forth in the Pooling and Servicing
Agreement. All Realized Losses, Expense Losses and interest shortfalls on the
Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

               The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and

Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the
Mortgage Loans and administration of the Trust.

               All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the
Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the
Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

               [Until this Regulation S Temporary Global Certificate is
exchanged for one or more Regulation S Permanent Global Certificates, the Holder hereof shall not be entitled to receive payments hereon; until so exchanged in full, this Regulation S Temporary Global Certificate shall in all other respects be entitled to the same benefits as other Certificates under the Pooling and
Servicing Agreement.]

               The Pooling and Servicing Agreement permits, with certain
exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing
Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any
Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The
Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

               [This Regulation S Temporary Global Certificate is exchangeable in whole or in part for one or more Global Certificates only (i) on or after the termination of the 40-day distribution compliance period (as defined in
Regulation S) and (ii) upon presentation of a Regulation S Certificate (as defined in the Pooling Agreement) required by Article III of the Pooling and
Servicing Agreement. Upon exchange of this Regulation S Temporary Global
Certificate for one or more Global Certificates, the Trustee shall cancel this
Regulation S Temporary Global Certificate.]

               As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate
Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate
Registrar

duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

               Subject to the terms of the Pooling and Servicing Agreement, the
Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

               As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new
Certificates of the same Class in authorized denominations as requested by the
Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

               Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

               The Depositor, the Trustee, the Fiscal Agent, the Paying Agent,
the Master Servicer, the Special Servicer and the Certificate Registrar and any
of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the
Trustee, the Fiscal Agent, the Paying Agent, the Master Servicer, the Special
Servicer, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

               The obligations and responsibilities of the Trustee and the
Paying Agent created hereby (other than the obligation of the Paying Agent to make payments to the Certificateholders as set forth in Section 10.2 of the
Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust and (B) the disposition of all REO Property or (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the
Pooling and Servicing Agreement or (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late
Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the
Trust shall be distributed to the holders of the Residual Certificates.

               The Certificate Registrar has executed this Certificate under the
Pooling and Servicing Agreement.

               THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE
CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK
WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

               IN WITNESS WHEREOF, the Certificate Registrar has caused this
Certificate to be duly executed under this official seal.

                                        WELLS FARGO BANK, NATIONAL ASSOCIATION,
                                        as Certificate Registrar

                                        By:
                                            ------------------------------------
                                                    AUTHORIZED SIGNATORY

Dated: July 29, 2004

                          CERTIFICATE OF AUTHENTICATION

               THIS IS ONE OF THE CLASS M CERTIFICATES REFERRED TO IN THE
WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                        WELLS FARGO BANK, NATIONAL ASSOCIATION,
                                        AUTHENTICATING AGENT

                                        By:
                                            ------------------------------------
                                                    AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this
Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common           UNIF GIFT MIN ACT              Custodian
TEN ENT - as tenants by the                               ------------
          entireties                                         (Cust)
JT TEN  - as joint tenants with               Under Uniform Gifts to Minors
          rights of survivorship
          and not as tenants in               Act
          common                                  -----------------------
                                                         (State)

     Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

--------------------------------------------------------------------------------
                                        PLEASE INSERT SOCIAL SECURITY OR
-------------------------------------   OTHER IDENTIFYING NUMBER OF ASSIGNEE

-------------------------------------
                                        ----------------------------------------

--------------------------------------------------------------------------------
             Please print or typewrite name and address of assignee

--------------------------------------------------------------------------------
the within Certificate and does hereby or irrevocably constitute and appoint

--------------------------------------------------------------------------------
to transfer the said Certificate in the Certificate Register of the within-named
Trust, with full power of substitution in the premises.

Dated:
       ------------------------   ----------------------------------
                                  NOTICE: The signature to this assignment must
                                  correspond with the name as written upon the
                                  face of this Certificate in every particular
                                  without alteration or enlargement or any
                                  change whatever.

-------------------------------
SIGNATURE GUARANTEED
The signature must be guaranteed by a commercial
bank or trust company or by a member firm of the
New York Stock Exchange or another national
securities exchange. Notarized or witnessed
signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution:

     Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of
_________________________________________________ account number ______________
or, if mailed by check, to _______________________________________. Statements
should be mailed to ____________________. This information is provided by assignee named above, or _______________________, as its agent.

                     [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                  SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

The following exchanges of a part of this Global Certificate have been made:

                                  EXHIBIT A-16

                          [FORM OF CLASS N CERTIFICATE]

[THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL CERTIFICATE, AND THE
CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE, ARE AS SPECIFIED IN THE
POOLING AND SERVICING AGREEMENT (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE
BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL CERTIFICATE SHALL BE
ENTITLED TO RECEIVE PAYMENT HEREON.]

THIS CLASS N CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN
THE SELLERS, THE DEPOSITOR, THE INITIAL PURCHASERS, THE TRUSTEE, THE FISCAL
AGENT, THE CERTIFICATE REGISTRAR, THE PAYING AGENT, THE MASTER SERVICER, THE
SPECIAL SERVICER, THE PRIMARY SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES,
AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL
AGENCY.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE
SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES
LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE
WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION
WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN
ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING
AGREEMENT REFERRED TO HEREIN.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR
INCREASED AS SET FORTH IN THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

THIS CLASS N CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER
CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING
AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS
CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS,
REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS
CLASS N CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE
MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY
ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT.

NO TRANSFER OF THIS CERTIFICATE TO A RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT
PLAN OR ARRANGEMENT THAT IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME
SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE INTERNAL REVENUE
CODE OF 1986, AS AMENDED (THE "CODE"), OR APPLICABLE FEDERAL, STATE OR LOCAL LAW
("SIMILAR LAW") MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE
CODE OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE
ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH
RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, WILL BE
REGISTERED EXCEPT IN COMPLIANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE
POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE
REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND
ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER
NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT
HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN
AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR
VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED
OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

                          MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                SERIES 2004-TOP15

INITIAL PASS-THROUGH RATE: 4.946%          MASTER SERVICER: WELLS FARGO BANK,
                                           NATIONAL ASSOCIATION

DATE OF POOLING AND SERVICING AGREEMENT:   SPECIAL SERVICER: ARCAP SERVICING,
AS OF JULY 1, 2004                         INC.

CUT-OFF DATE: JULY 1, 2004                 PAYING AGENT: WELLS FARGO BANK,
                                           NATIONAL ASSOCIATION
CLOSING DATE: JULY 29, 2004
                                           PRIMARY SERVICER: PRINCIPAL GLOBAL
FIRST DISTRIBUTION DATE: AUGUST 13, 2004   INVESTORS, LLC

AGGREGATE CERTIFICATE BALANCE OF THE       TRUSTEE: LASALLE BANK NATIONAL
CLASS N CERTIFICATES AS OF THE CLOSING     ASSOCIATION
DATE: $2,224,000
                                           FISCAL AGENT: ABN AMRO BANK N.V.
CERTIFICATE BALANCE OF THIS CLASS N
CERTIFICATE AS OF THE CLOSING              CUSIP NO. 61745M N3 3
DATE: $2,224,000
(SUBJECT TO SCHEDULE OF EXCHANGES
ATTACHED)

No. N-1

                               CLASS N CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class N Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the
"Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc.
(hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Fiscal Agent, the
Paying Agent, the Certificate Registrar, the Master Servicer and the Special
Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution
Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

               This Certificate is one of a duly authorized issue of
Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the
Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this

Certificate specified on the face hereof by the aggregate initial Certificate
Balance of the Class N Certificates. The Certificates are designated as the
Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates,
Series 2004-TOP15 and are issued in the Classes as specifically set forth in the
Pooling and Servicing Agreement. The Certificates will evidence in the aggregate
100% of the beneficial ownership of the Trust.

               This Certificate does not purport to summarize the Pooling and
Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the
Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which
Pooling and Servicing Agreement, as amended from time to time, the
Certificateholder by virtue of the acceptance hereof assents and by which the
Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

               Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 12th day of each month or, if such 12th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first
Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

               Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the
Interest Accrual Period relating to such Distribution Date at the Pass-Through
Rate on the Certificate Balance of this Certificate immediately prior to each
Distribution Date. Principal and interest allocated to this Certificate on any
Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such
Distribution Date, with a final distribution to be made upon retirement of this
Certificate as set forth in the Pooling and Servicing Agreement.

               Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

               Realized Losses, Expense Losses and interest shortfalls on the
Mortgage Loans shall be allocated on the applicable Distribution Date to
Certificateholders in the manner set forth in the Pooling and Servicing
Agreement. All Realized Losses, Expense Losses and interest shortfalls on the
Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

               The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and

Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

               All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the
Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the
Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

               [Until this Regulation S Temporary Global Certificate is
exchanged for one or more Regulation S Permanent Global Certificates, the Holder hereof shall not be entitled to receive payments hereon; until so exchanged in full, this Regulation S Temporary Global Certificate shall in all other respects be entitled to the same benefits as other Certificates under the Pooling and
Servicing Agreement.]

               The Pooling and Servicing Agreement permits, with certain
exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing
Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any
Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The
Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

               [This Regulation S Temporary Global Certificate is exchangeable in whole or in part for one or more Global Certificates only (i) on or after the termination of the 40-day distribution compliance period (as defined in
Regulation S) and (ii) upon presentation of a Regulation S Certificate (as defined in the Pooling Agreement) required by Article III of the Pooling and
Servicing Agreement. Upon exchange of this Regulation S Temporary Global
Certificate for one or more Global Certificates, the Trustee shall cancel this
Regulation S Temporary Global Certificate.]

               As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate
Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate
Registrar

duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

               Subject to the terms of the Pooling and Servicing Agreement, the
Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

               As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new
Certificates of the same Class in authorized denominations as requested by the
Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

               Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

               The Depositor, the Trustee, the Fiscal Agent, the Paying Agent,
the Master Servicer, the Special Servicer and the Certificate Registrar and any
of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the
Trustee, the Fiscal Agent, the Paying Agent, the Master Servicer, the Special
Servicer, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

               The obligations and responsibilities of the Trustee and the
Paying Agent created hereby (other than the obligation of the Paying Agent to make payments to the Certificateholders as set forth in Section 10.2 of the
Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust and (B) the disposition of all REO Property or (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the
Pooling and Servicing Agreement or (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late
Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the
Trust shall be distributed to the holders of the Residual Certificates.

               The Certificate Registrar has executed this Certificate under the
Pooling and Servicing Agreement.

               THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE
CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK
WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

               IN WITNESS WHEREOF, the Certificate Registrar has caused this
Certificate to be duly executed under this official seal.

                                        WELLS FARGO BANK, NATIONAL
                                        ASSOCIATION, as Certificate Registrar

                                        By:
                                            ------------------------------------
                                                 AUTHORIZED SIGNATORY

Dated: July 29, 2004

                          CERTIFICATE OF AUTHENTICATION

               THIS IS ONE OF THE CLASS N CERTIFICATES REFERRED TO IN THE
WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                        WELLS FARGO BANK, NATIONAL ASSOCIATION,
                                        AUTHENTICATING AGENT

                                        By:
                                            ------------------------------------
                                                 AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this
Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common           UNIF GIFT MIN ACT              Custodian
TEN ENT - as tenants by the                               ------------
          entireties                                         (Cust)
JT TEN  - as joint tenants with               Under Uniform Gifts to Minors
          rights of survivorship
          and not as tenants in               Act
          common                                  -----------------------
                                                         (State)

     Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

--------------------------------------------------------------------------------
                                         PLEASE INSERT SOCIAL SECURITY OR OTHER
---------------------------------------- IDENTIFYING NUMBER OF ASSIGNEE

----------------------------------------
                                           -------------------------------------

--------------------------------------------------------------------------------
             Please print or typewrite name and address of assignee

--------------------------------------------------------------------------------
the within Certificate and does hereby or irrevocably constitute and appoint

--------------------------------------------------------------------------------
to transfer the said Certificate in the Certificate Register of the within-named
Trust, with full power of substitution in the premises.

Dated:
      -------------------------   -------------------------------
                                  NOTICE: The signature to this assignment must
                                  correspond with the name as written upon the
                                  face of this Certificate in every particular
                                  without alteration or enlargement or any
                                  change whatever.

-------------------------------
SIGNATURE GUARANTEED
The signature must be guaranteed by a commercial
bank or trust company or by a member firm of the
New York Stock Exchange or another national
securities exchange. Notarized or witnessed
signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

               The assignee should include the following for purposes of
distribution:

               Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ____________ for the account of
_________________________________________________ account number ______________
or, if mailed by check, to ________________________________________. Statements
should be mailed to ____________________. This information is provided by assignee named above, or _______________________, as its agent.

                     [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                  SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

The following exchanges of a part of this Global Certificate have been made:

                                  EXHIBIT A-17

                          [FORM OF CLASS O CERTIFICATE]

[THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL CERTIFICATE, AND THE
CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE, ARE AS SPECIFIED IN THE
POOLING AND SERVICING AGREEMENT (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE
BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL CERTIFICATE SHALL BE
ENTITLED TO RECEIVE PAYMENT HEREON.]

THIS CLASS O CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN
THE SELLERS, THE DEPOSITOR, THE INITIAL PURCHASERS, THE TRUSTEE, THE FISCAL
AGENT, THE CERTIFICATE REGISTRAR, THE PAYING AGENT, THE MASTER SERVICER, THE
SPECIAL SERVICER, THE PRIMARY SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES,
AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL
AGENCY.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE
SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES
LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE
WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION
WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN
ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING
AGREEMENT REFERRED TO HEREIN.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR
INCREASED AS SET FORTH IN THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

THIS CLASS O CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER
CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING
AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS
CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS,
REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS
CLASS O CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE
MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY
ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT.

NO TRANSFER OF THIS CERTIFICATE TO A RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT
PLAN OR ARRANGEMENT THAT IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME
SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE INTERNAL REVENUE
CODE OF 1986, AS AMENDED (THE "CODE"), OR APPLICABLE FEDERAL, STATE OR LOCAL LAW
("SIMILAR LAW") MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE
CODE OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE
ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH
RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, WILL BE
REGISTERED EXCEPT IN COMPLIANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE
POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE
REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND
ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER
NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT
HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN
AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR
VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED
OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

                          MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                SERIES 2004-TOP15

INITIAL PASS-THROUGH RATE: 4.946%          MASTER SERVICER: WELLS FARGO BANK,
                                           NATIONAL ASSOCIATION
DATE OF POOLING AND SERVICING AGREEMENT:
AS OF JULY 1, 2004                         SPECIAL SERVICER: ARCAP SERVICING,
                                           INC.
CUT-OFF DATE: JULY 1, 2004
                                           PAYING AGENT: WELLS FARGO BANK,
                                           NATIONAL ASSOCIATION
CLOSING DATE: JULY 29, 2004
                                           PRIMARY SERVICER: PRINCIPAL GLOBAL
FIRST DISTRIBUTION DATE: AUGUST 13, 2004   INVESTORS, LLC

AGGREGATE CERTIFICATE BALANCE OF THE       TRUSTEE: LASALLE BANK NATIONAL
CLASS O CERTIFICATES AS OF THE CLOSING     ASSOCIATION
DATE: $4,449,375
                                           FISCAL AGENT: ABN AMRO BANK N.V.
CERTIFICATE BALANCE OF THIS CLASS O
CERTIFICATE AS OF THE CLOSING              CUSIP NO. 61745M N4 1
DATE: $4,449,375
(SUBJECT TO SCHEDULE OF EXCHANGES
ATTACHED)

No. O-1

                               CLASS O CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class O Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the
"Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc.
(hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Fiscal Agent, the
Paying Agent, the Certificate Registrar, the Master Servicer and the Special
Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution
Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

               This Certificate is one of a duly authorized issue of
Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the
Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this

Certificate specified on the face hereof by the aggregate initial Certificate
Balance of the Class O Certificates. The Certificates are designated as the
Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates,
Series 2004-TOP15 and are issued in the Classes as specifically set forth in the
Pooling and Servicing Agreement. The Certificates will evidence in the aggregate
100% of the beneficial ownership of the Trust.

               This Certificate does not purport to summarize the Pooling and
Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the
Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which
Pooling and Servicing Agreement, as amended from time to time, the
Certificateholder by virtue of the acceptance hereof assents and by which the
Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

               Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 12th day of each month or, if such 12th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first
Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

               Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the
Interest Accrual Period relating to such Distribution Date at the Pass-Through
Rate on the Certificate Balance of this Certificate immediately prior to each
Distribution Date. Principal and interest allocated to this Certificate on any
Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such
Distribution Date, with a final distribution to be made upon retirement of this
Certificate as set forth in the Pooling and Servicing Agreement.

               Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

               Realized Losses, Expense Losses and interest shortfalls on the
Mortgage Loans shall be allocated on the applicable Distribution Date to
Certificateholders in the manner set forth in the Pooling and Servicing
Agreement. All Realized Losses, Expense Losses and interest shortfalls on the
Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

               The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and

Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the
Mortgage Loans and administration of the Trust.

               All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the
Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the
Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

               [Until this Regulation S Temporary Global Certificate is
exchanged for one or more Regulation S Permanent Global Certificates, the Holder hereof shall not be entitled to receive payments hereon; until so exchanged in full, this Regulation S Temporary Global Certificate shall in all other respects be entitled to the same benefits as other Certificates under the Pooling and
Servicing Agreement.]

               The Pooling and Servicing Agreement permits, with certain
exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing
Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any
Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The
Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

               [This Regulation S Temporary Global Certificate is exchangeable in whole or in part for one or more Global Certificates only (i) on or after the termination of the 40-day distribution compliance period (as defined in
Regulation S) and (ii) upon presentation of a Regulation S Certificate (as defined in the Pooling Agreement) required by Article III of the Pooling and
Servicing Agreement. Upon exchange of this Regulation S Temporary Global
Certificate for one or more Global Certificates, the Trustee shall cancel this
Regulation S Temporary Global Certificate.]

               As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate
Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate
Registrar

duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

               Subject to the terms of the Pooling and Servicing Agreement, the
Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

               As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new
Certificates of the same Class in authorized denominations as requested by the
Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

               Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

               The Depositor, the Trustee, the Fiscal Agent, the Paying Agent,
the Master Servicer, the Special Servicer and the Certificate Registrar and any
of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the
Trustee, the Fiscal Agent, the Paying Agent, the Master Servicer, the Special
Servicer, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

               The obligations and responsibilities of the Trustee and the
Paying Agent created hereby (other than the obligation of the Paying Agent to make payments to the Certificateholders as set forth in Section 10.2 of the
Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust and (B) the disposition of all REO Property or (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the
Pooling and Servicing Agreement or (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late
Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the
Trust shall be distributed to the holders of the Residual Certificates.

               The Certificate Registrar has executed this Certificate under the
Pooling and Servicing Agreement.

               THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE
CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK
WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

               IN WITNESS WHEREOF, the Certificate Registrar has caused this
Certificate to be duly executed under this official seal.

                                        WELLS FARGO BANK, NATIONAL
                                        ASSOCIATION, as Certificate Registrar

                                        By:
                                            ------------------------------------
                                                AUTHORIZED SIGNATORY

Dated: July 29, 2004

                          CERTIFICATE OF AUTHENTICATION

               THIS IS ONE OF THE CLASS O CERTIFICATES REFERRED TO IN THE
WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                        WELLS FARGO BANK, NATIONAL ASSOCIATION,
                                        AUTHENTICATING AGENT

                                        By:
                                            ------------------------------------
                                                AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this
Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common           UNIF GIFT MIN ACT              Custodian
TEN ENT - as tenants by the                               ------------
          entireties                                         (Cust)
JT TEN  - as joint tenants with               Under Uniform Gifts to Minors
          rights of survivorship
          and not as tenants in               Act
          common                                  -----------------------
                                                         (State)

     Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

--------------------------------------------------------------------------------
                                        PLEASE INSERT SOCIAL SECURITY OR OTHER
-------------------------------------   IDENTIFYING NUMBER OF ASSIGNEE

-------------------------------------
                                        ----------------------------------------

--------------------------------------------------------------------------------
             Please print or typewrite name and address of assignee

--------------------------------------------------------------------------------
the within Certificate and does hereby or irrevocably constitute and appoint

--------------------------------------------------------------------------------
to transfer the said Certificate in the Certificate Register of the within-named
Trust, with full power of substitution in the premises.

Dated:
      -------------------------   -------------------------------
                                  NOTICE: The signature to this assignment must
                                  correspond with the name as written upon the
                                  face of this Certificate in every particular
                                  without alteration or enlargement or any
                                  change whatever.

-------------------------------
SIGNATURE GUARANTEED
The signature must be guaranteed by a commercial
bank or trust company or by a member firm of the
New York Stock Exchange or another national
securities exchange. Notarized or witnessed
signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

               The assignee should include the following for purposes of
distribution:

               Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _____________ for the account of
_________________________________________________ account number ______________
or, if mailed by check, to ________________________________________. Statements
should be mailed to ____________________. This information is provided by assignee named above, or ______________________ , as its agent.

                     [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                  SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

The following exchanges of a part of this Global Certificate have been made:

                                  EXHIBIT A-18

                         [FORM OF CLASS R-I CERTIFICATE]

THIS CLASS R-I CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST
IN THE SELLERS, THE DEPOSITOR, THE PLACEMENT AGENT, THE TRUSTEE, THE FISCAL
AGENT, THE CERTIFICATE REGISTRAR, THE PAYING AGENT, THE MASTER SERVICER, THE
SPECIAL SERVICER, THE PRIMARY SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES,
AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL
AGENCY.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE
SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES
LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE
WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION
WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN
ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING
AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS THE
"RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE
TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL
REVENUE CODE OF 1986 (THE "CODE"). THIS CERTIFICATE MAY NOT BE TRANSFERRED TO A
NON-UNITED STATES PERSON.

THIS CERTIFICATE MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED TO
"DISQUALIFIED ORGANIZATIONS" WITHIN THE MEANING OF THE CODE.

NO TRANSFER OF THIS CERTIFICATE TO A RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT
PLAN OR ARRANGEMENT THAT IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME
SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE INTERNAL REVENUE
CODE OF 1986, AS AMENDED (THE "CODE"), OR APPLICABLE FEDERAL, STATE OR LOCAL LAW
("SIMILAR LAW") MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE
CODE OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE
ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH
RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, WILL BE
REGISTERED EXCEPT IN COMPLIANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE
POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

A SALE, TRANSFER OR OTHER DISPOSITION OF THIS CLASS R-I CERTIFICATE MAY BE MADE
ONLY IF THE PROPOSED TRANSFEREE PROVIDES A TRANSFER

AFFIDAVIT TO THE CERTIFICATE REGISTRAR TO THE EFFECT THAT (1) SUCH TRANSFEREE
AGREES TO BE BOUND BY THE TERMS OF THE POOLING AND SERVICING AGREEMENT AND ALL
RESTRICTIONS SET FORTH ON THE FACE HEREOF, (2) SUCH TRANSFEREE IS NOT (A) THE
UNITED STATES, ANY STATE OR POLITICAL SUBDIVISION THEREOF, OR ANY AGENCY OR
INSTRUMENTALITY OF ANY OF THE FOREGOING (OTHER THAN AN INSTRUMENTALITY WHICH IS
A CORPORATION IF ALL OF ITS ACTIVITIES ARE SUBJECT TO TAX AND, EXCEPT FOR FHLMC,
A MAJORITY OF ITS BOARD OF DIRECTORS IS NOT SELECTED BY ANY SUCH GOVERNMENTAL
UNIT), (B) AN ORGANIZATION (OTHER THAN CERTAIN FARMERS' COOPERATIVES DESCRIBED
IN SECTION 521 OF THE CODE) WHICH IS EXEMPT FROM THE TAX IMPOSED BY CHAPTER 1 OF
THE CODE (UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX IMPOSED BY SECTION 511
OF THE CODE ON UNRELATED BUSINESS TAXABLE INCOME), (C) A RURAL ELECTRIC OR
TELEPHONE COOPERATIVE DESCRIBED IN SECTION 1381 OF THE CODE (ANY SUCH PERSON
DESCRIBED IN THE FOREGOING CLAUSES (A), (B) OR (C) BEING HEREINAFTER REFERRED TO
AS A "DISQUALIFIED ORGANIZATION"), (D) A PERSON THAT IS NOT A CITIZEN OF OR
RESIDENT OF THE UNITED STATES, A CORPORATION, PARTNERSHIP OR OTHER ENTITY
CREATED OR ORGANIZED IN, OR UNDER THE LAWS OF, THE UNITED STATES OR ANY
POLITICAL SUBDIVISION THEREOF, OR AN ESTATE OR TRUST WHOSE INCOME FROM SOURCES
WITHOUT THE UNITED STATES IS INCLUDABLE IN GROSS INCOME FOR UNITED STATES
FEDERAL INCOME TAX PURPOSES REGARDLESS OF ITS CONNECTION WITH THE CONDUCT OF
TRADE OR BUSINESS IN THE UNITED STATES (ANY SUCH PERSON BEING HEREINAFTER
REFERRED TO AS A "UNITED STATES PERSON") OR (E) AN AGENT OF A DISQUALIFIED
ORGANIZATION OR A NON-UNITED STATES PERSON, AND (3) NO PURPOSE OF SUCH TRANSFER
IS TO ENABLE THE TRANSFEROR TO IMPEDE THE ASSESSMENT OR COLLECTION OF TAX.
NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OF ANY TRANSFER,
SALE OR OTHER DISPOSITION OF THIS CLASS R-I CERTIFICATE TO A DISQUALIFIED
ORGANIZATION OR A NON-UNITED STATES PERSON OR AN AGENT OF A DISQUALIFIED
ORGANIZATION OR A NON-UNITED STATES PERSON, OR TO ANY OTHER PROHIBITED
TRANSFEREE AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT, SUCH REGISTRATION
SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON
SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER,
INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE.
EACH HOLDER OF A CLASS R-I CERTIFICATE BY ACCEPTANCE OF THIS CERTIFICATE SHALL
BE DEEMED TO HAVE CONSENTED TO THE PROVISIONS OF THIS PARAGRAPH.

                          MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                SERIES 2004-TOP15

PERCENTAGE INTEREST OF THIS   SPECIAL SERVICER: ARCAP SERVICING, INC.
CLASS R-I CERTIFICATE: 100%
                              PAYING AGENT: WELLS FARGO BANK, NATIONAL
DATE OF POOLING AND           ASSOCIATION
SERVICING AGREEMENT: AS OF
JULY 1, 2004                  PRIMARY SERVICER: PRINCIPAL GLOBAL INVESTORS, LLC

CUT-OFF DATE: JULY 1, 2004    TRUSTEE: LASALLE BANK NATIONAL ASSOCIATION

CLOSING DATE: JULY 29, 2004   FISCAL AGENT: ABN AMRO BANK N.V.

FIRST DISTRIBUTION DATE:      NO. R-I-1
AUGUST 13, 2004

MASTER SERVICER: WELLS
FARGO BANK, NATIONAL
ASSOCIATION

                              CLASS R-I CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

THIS CERTIFIES THAT Morgan Stanley & Co. Incorporated is the registered owner of the interest evidenced by this Certificate in the Class R-I Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley
Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the
Fiscal Agent, the Paying Agent, the Master Servicer and the Special Servicer, a
summary of certain of the pertinent provisions of which is set forth hereafter.
The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the
Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and
Servicing Agreement.

               This Certificate is one of a duly authorized issue of
Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing the Percentage
Interest in the Class R-I Certificates specified on the face hereof. The
Certificates are designated as Morgan Stanley Capital I Inc. Commercial Mortgage
Pass-Through Certificates, Series 2004-TOP15 and are issued in the Classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates
will evidence in the aggregate 100% of the beneficial ownership of the Trust.

               This Certificate does not purport to summarize the Pooling and
Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the
Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which
Pooling and Servicing Agreement, as amended from time to time, the
Certificateholder by virtue of the acceptance hereof assents and by which the
Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

               The Holder of this Certificate shall be entitled to receive only certain amounts set forth in the Pooling and Servicing Agreement, including a distribution upon termination of the Pooling and Servicing Agreement and the related REMIC created thereby of the amounts which remain on deposit in the
Distribution Account after payment to the holders of all other Certificates of all amounts set forth in the Pooling and Servicing Agreement. Distributions on
this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing
Agreement, on the 12th day of each month or, if such 12th day is not a Business
Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this
Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record
Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

               Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

               Realized Losses, Expense Losses and interest shortfalls on the
Mortgage Loans shall be allocated on the applicable Distribution Date to
Certificateholders in the manner set forth in the Pooling and Servicing
Agreement. All Realized Losses, Expense Losses and interest shortfalls on the
Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

               The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to
Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

               All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the
Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the
Certificateholder, at a bank or other entity having appropriate facilities therefor,

if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such
Certificate at the location that will be specified in a notice of the pendency of such final distribution.

               The Pooling and Servicing Agreement permits, with certain
exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing
Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any
Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The
Pooling and Servicing Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the
Certificates.

               As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate
Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate
Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same
Class in authorized denominations will be issued to the designated transferee or transferees.

               The Residual Certificates will be issued in fully registered, certificated form in minimum percentage interests of 10% and in multiples of 10%
in excess thereof.

               As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new
Certificates of the same Class in authorized denominations as requested by the
Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

               The Depositor, the Trustee, the Fiscal Agent, the Paying Agent,
the Master Servicer, the Special Servicer and the Certificate Registrar and any
of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the
Trustee, the Fiscal Agent, the Paying Agent, the Master Servicer, the Special
Servicer, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

               The obligations and responsibilities of the Trustee and the
Paying Agent created hereby (other than the obligation of the Paying Agent to make payments to the Certificateholders as set forth in Section 10.2 of the
Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust and (B) the disposition of all REO Property or (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the
Pooling and Servicing Agreement or (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late
Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the
Trust shall be distributed to the holders of the Residual Certificates.

               The Certificate Registrar has executed this Certificate under the
Pooling and Servicing Agreement.

               THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE
CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK
WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

               IN WITNESS WHEREOF, the Certificate Registrar has caused this
Certificate to be duly executed under this official seal.

                                           WELLS FARGO BANK, NATIONAL
                                           ASSOCIATION, as Certificate Registrar

                                           By:
                                               ---------------------------------
                                                      AUTHORIZED SIGNATORY

Dated: July 29, 2004

                          CERTIFICATE OF AUTHENTICATION

               THIS IS ONE OF THE CLASS R-I CERTIFICATES REFERRED TO IN THE
WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                           WELLS FARGO BANK, NATIONAL
                                           ASSOCIATION,
                                           AUTHENTICATING AGENT

                                           By:
                                               ---------------------------------
                                                      AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this
Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common           UNIF GIFT MIN ACT              Custodian
TEN ENT - as tenants by the                               ------------
          entireties                                         (Cust)
JT TEN  - as joint tenants with               Under Uniform Gifts to Minors
          rights of survivorship
          and not as tenants in               Act
          common                                  -----------------------
                                                         (State)

    Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

--------------------------------------------------------------------------------
                                           PLEASE INSERT SOCIAL SECURITY OR
----------------------------------------   OTHER IDENTIFYING NUMBER OF ASSIGNEE

----------------------------------------
                                           -------------------------------------

--------------------------------------------------------------------------------
             Please print or typewrite name and address of assignee

--------------------------------------------------------------------------------
the within Certificate and does hereby or irrevocably constitute and appoint

--------------------------------------------------------------------------------
to transfer the said Certificate in the Certificate Register of the within-named
Trust, with full power of substitution in the premises.

Dated:
       ------------------------   ----------------------------------
                                  NOTICE: The signature to this assignment must
                                  correspond with the name as written upon the
                                  face of this Certificate in every particular
                                  without alteration or enlargement or any
                                  change whatever.

-------------------------------
SIGNATURE GUARANTEED
The signature must be guaranteed by a commercial
bank or trust company or by a member firm of the
New York Stock Exchange or another national
securities exchange. Notarized or witnessed
signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

               The assignee should include the following for purposes of
distribution:

               Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ____________ for the account of
_________________________________________________ account number ______________
or, if mailed by check, to ______________________________________. Statements should be mailed to ____________________. This information is provided by assignee named above, or _______________________, as its agent.

                                  EXHIBIT A-19

                        [FORM OF CLASS R-II CERTIFICATE]

THIS CLASS R-II CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST
IN THE SELLERS, THE DEPOSITOR, THE PLACEMENT AGENT, THE TRUSTEE, THE FISCAL
AGENT, THE CERTIFICATE REGISTRAR, THE PAYING AGENT, THE MASTER SERVICER, THE
SPECIAL SERVICER, THE PRIMARY SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES,
AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL
AGENCY.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE
SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES
LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE
WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION
WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN
ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING
AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS THE
"RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE
TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL
REVENUE CODE OF 1986 (THE "CODE"). THIS CERTIFICATE MAY NOT BE TRANSFERRED TO A
NON-UNITED STATES PERSON.

THIS CERTIFICATE MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED TO
"DISQUALIFIED ORGANIZATIONS" WITHIN THE MEANING OF THE CODE.

NO TRANSFER OF THIS CERTIFICATE TO A RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT
PLAN OR ARRANGEMENT THAT IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME
SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE INTERNAL REVENUE
CODE OF 1986, AS AMENDED (THE "CODE"), OR APPLICABLE FEDERAL, STATE OR LOCAL LAW
("SIMILAR LAW") MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE
CODE OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE
ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH
RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, WILL BE
REGISTERED EXCEPT IN COMPLIANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE
POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

A SALE, TRANSFER OR OTHER DISPOSITION OF THIS CLASS R-II CERTIFICATE MAY BE MADE
ONLY IF THE PROPOSED TRANSFEREE PROVIDES A TRANSFER AFFIDAVIT TO THE CERTIFICATE
REGISTRAR TO THE EFFECT THAT (1) SUCH TRANSFEREE AGREES TO BE BOUND BY THE TERMS
OF THE POOLING AND SERVICING AGREEMENT AND ALL RESTRICTIONS SET FORTH ON THE
FACE HEREOF, (2) SUCH TRANSFEREE IS NOT (A) THE UNITED STATES, ANY STATE OR
POLITICAL SUBDIVISION THEREOF, OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE
FOREGOING (OTHER THAN AN INSTRUMENTALITY WHICH IS A CORPORATION IF ALL OF ITS
ACTIVITIES ARE SUBJECT TO TAX AND, EXCEPT FOR FHLMC, A MAJORITY OF ITS BOARD OF
DIRECTORS IS NOT SELECTED BY ANY SUCH GOVERNMENTAL UNIT), (B) AN ORGANIZATION
(OTHER THAN CERTAIN FARMERS' COOPERATIVES DESCRIBED IN SECTION 521 OF THE CODE)
WHICH IS EXEMPT FROM THE TAX IMPOSED BY CHAPTER 1 OF THE CODE (UNLESS SUCH
ORGANIZATION IS SUBJECT TO THE TAX IMPOSED BY SECTION 511 OF THE CODE ON
UNRELATED BUSINESS TAXABLE INCOME), (C) A RURAL ELECTRIC OR TELEPHONE
COOPERATIVE DESCRIBED IN SECTION 1381 OF THE CODE (ANY SUCH PERSON DESCRIBED IN
THE FOREGOING CLAUSES (A), (B) OR (C) BEING HEREINAFTER REFERRED TO AS A
"DISQUALIFIED ORGANIZATION"), (D) A PERSON THAT IS NOT A CITIZEN OF OR RESIDENT
OF THE UNITED STATES, A CORPORATION, PARTNERSHIP OR OTHER ENTITY CREATED OR
ORGANIZED IN, OR UNDER THE LAWS OF, THE UNITED STATES OR ANY POLITICAL
SUBDIVISION THEREOF, OR AN ESTATE OR TRUST WHOSE INCOME FROM SOURCES WITHOUT THE
UNITED STATES IS INCLUDABLE IN GROSS INCOME FOR UNITED STATES FEDERAL INCOME TAX
PURPOSES REGARDLESS OF ITS CONNECTION WITH THE CONDUCT OF TRADE OR BUSINESS IN
THE UNITED STATES (ANY SUCH PERSON BEING HEREINAFTER REFERRED TO AS A "UNITED
STATES PERSON") OR (E) AN AGENT OF A DISQUALIFIED ORGANIZATION OR A NON-UNITED
STATES PERSON, AND (3) NO PURPOSE OF SUCH TRANSFER IS TO ENABLE THE TRANSFEROR
TO IMPEDE THE ASSESSMENT OR COLLECTION OF TAX. NOTWITHSTANDING THE REGISTRATION
IN THE CERTIFICATE REGISTER OF ANY TRANSFER, SALE OR OTHER DISPOSITION OF THIS
CLASS R-I CERTIFICATE TO A DISQUALIFIED ORGANIZATION OR A NON-UNITED STATES
PERSON OR AN AGENT OF A DISQUALIFIED ORGANIZATION OR A NON-UNITED STATES PERSON,
OR TO ANY OTHER PROHIBITED TRANSFEREE AS PROVIDED IN THE POOLING AND SERVICING
AGREEMENT, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT
WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY
PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS
ON THIS CERTIFICATE. EACH HOLDER OF A CLASS R-I CERTIFICATE BY ACCEPTANCE OF
THIS CERTIFICATE SHALL BE DEEMED TO HAVE CONSENTED TO THE PROVISIONS OF THIS
PARAGRAPH.

                          MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                SERIES 2004-TOP15

PERCENTAGE INTEREST OF THIS    SPECIAL SERVICER: ARCAP SERVICING, INC.
CLASS R-II CERTIFICATE: 100%
                               PAYING AGENT: WELLS FARGO BANK, NATIONAL
DATE OF POOLING AND            ASSOCIATION
SERVICING AGREEMENT:
AS OF JULY 1, 2004             PRIMARY SERVICER: PRINCIPAL GLOBAL INVESTORS, LLC

CUT-OFF DATE: JULY 1, 2004     TRUSTEE: LASALLE BANK NATIONAL ASSOCIATION

CLOSING DATE: JULY 29, 2004    FISCAL AGENT: ABN AMRO BANK N.V.

FIRST DISTRIBUTION DATE:       NO. R-II-1
AUGUST 13, 2004

MASTER SERVICER: WELLS FARGO
BANK, NATIONAL ASSOCIATION

                             CLASS R-II CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

THIS CERTIFIES THAT Morgan Stanley & Co. Incorporated is the registered owner of the interest evidenced by this Certificate in the Class R-II Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley
Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the
Fiscal Agent, the Paying Agent, the Master Servicer and the Special Servicer, a
summary of certain of the pertinent provisions of which is set forth hereafter.
The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the
Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and
Servicing Agreement.

               This Certificate is one of a duly authorized issue of
Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing the Percentage
Interest in the Class R-II Certificates specified on the face hereof. The
Certificates are designated as the Morgan Stanley Capital I Inc. Commercial
Mortgage Pass-Through Certificates, Series 2004-TOP15 and are issued in the
Classes as specifically set forth in the Pooling and Servicing Agreement. The
Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

               This Certificate does not purport to summarize the Pooling and
Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the
Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which
Pooling and Servicing Agreement, as amended from time to time, the
Certificateholder by virtue of the acceptance hereof assents and by which the
Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

               The Holder of this Certificate shall be entitled to receive only certain amounts set forth in the Pooling and Servicing Agreement, including a distribution upon termination of the Pooling and Servicing Agreement and the related REMIC created thereby of the amounts which remain on deposit in the
Distribution Account after payment to the holders of all other Certificates of all amounts set forth in the Pooling and Servicing Agreement. Distributions on
this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing
Agreement, on the 12th day of each month or, if such 12th day is not a Business
Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this
Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record
Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

               Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

               Realized Losses, Expense Losses and interest shortfalls on the
Mortgage Loans shall be allocated on the applicable Distribution Date to
Certificateholders in the manner set forth in the Pooling and Servicing
Agreement. All Realized Losses, Expense Losses and interest shortfalls on the
Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

               The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to
Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

               All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the
Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the
Certificateholder, at a bank or other entity having appropriate facilities therefor,

if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such
Certificate at the location that will be specified in a notice of the pendency of such final distribution.

               The Pooling and Servicing Agreement permits, with certain
exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing
Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any
Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The
Pooling and Servicing Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the
Certificates.

               As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate
Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate
Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same
Class in authorized denominations will be issued to the designated transferee or transferees.

               The Residual Certificates will be issued in fully registered, certificated form in minimum percentage interests of 10% and in multiples of 10%
in excess thereof.

               As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new
Certificates of the same Class in authorized denominations as requested by the
Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

               The Depositor, the Trustee, the Fiscal Agent, the Paying Agent,
the Master Servicer, the Special Servicer and the Certificate Registrar and any
of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the
Trustee, the Fiscal Agent, the Paying Agent, the Master Servicer, the Special
Servicer, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

               The obligations and responsibilities of the Trustee and the
Paying Agent created hereby (other than the obligation of the Paying Agent to make payments to the Certificateholders as set forth in Section 10.2 of the
Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust and (B) the disposition of all REO Property or (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the
Pooling and Servicing Agreement or (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late
Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the
Trust shall be distributed to the holders of the Residual Certificates.

               The Certificate Registrar has executed this Certificate under the
Pooling and Servicing Agreement.

               THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE
CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK
WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

               IN WITNESS WHEREOF, the Certificate Registrar has caused this
Certificate to be duly executed under this official seal.

                                           WELLS FARGO BANK, NATIONAL
                                           ASSOCIATION, as Certificate Registrar

                                           By:
                                               ---------------------------------
                                                      AUTHORIZED SIGNATORY

Dated: July 29, 2004

                          CERTIFICATE OF AUTHENTICATION

               THIS IS ONE OF THE CLASS R-II CERTIFICATES REFERRED TO IN THE
WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                           WELLS FARGO BANK, NATIONAL
                                           ASSOCIATION, AUTHENTICATING AGENT

                                           By:
                                               ---------------------------------
                                                      AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this
Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common           UNIF GIFT MIN ACT              Custodian
TEN ENT - as tenants by the                               ------------
          entireties                                         (Cust)
JT TEN  - as joint tenants with               Under Uniform Gifts to Minors
          rights of survivorship
          and not as tenants in               Act
          common                                  -----------------------
                                                         (State)

    Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

--------------------------------------------------------------------------------
                                           PLEASE INSERT SOCIAL SECURITY OR
----------------------------------------   OTHER IDENTIFYING NUMBER OF ASSIGNEE

----------------------------------------
                                           -------------------------------------

--------------------------------------------------------------------------------
             Please print or typewrite name and address of assignee

--------------------------------------------------------------------------------
the within Certificate and does hereby or irrevocably constitute and appoint

--------------------------------------------------------------------------------
to transfer the said Certificate in the Certificate Register of the within-named
Trust, with full power of substitution in the premises.

Dated:
       ------------------------   ----------------------------------
                                  NOTICE: The signature to this assignment must
                                  correspond with the name as written upon the
                                  face of this Certificate in every particular
                                  without alteration or enlargement or any
                                  change whatever.

-------------------------------
SIGNATURE GUARANTEED
The signature must be guaranteed by a commercial
bank or trust company or by a member firm of the
New York Stock Exchange or another national
securities exchange. Notarized or witnessed
signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

               The assignee should include the following for purposes of
distribution:

               Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ____________ for the account of
_________________________________________________ account number ______________
or, if mailed by check, to ______________________________________. Statements should be mailed to ____________________. This information is provided by assignee named above, or _______________________, as its agent.

                                  EXHIBIT A-20

                        [FORM OF CLASS R-III CERTIFICATE]

THIS CLASS R-III CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST
IN THE SELLERS, THE DEPOSITOR, THE PLACEMENT AGENT, THE TRUSTEE, THE FISCAL
AGENT, THE CERTIFICATE REGISTRAR, THE PAYING AGENT, THE MASTER SERVICER, THE
SPECIAL SERVICER, THE PRIMARY SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES,
AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL
AGENCY.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE
SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES
LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE
WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION
WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN
ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING
AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS THE
"RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE
TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL
REVENUE CODE OF 1986 (THE "CODE"). THIS CERTIFICATE MAY NOT BE TRANSFERRED TO A
NON-UNITED STATES PERSON.

THIS CERTIFICATE MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED TO
"DISQUALIFIED ORGANIZATIONS" WITHIN THE MEANING OF THE CODE.

NO TRANSFER OF THIS CERTIFICATE TO A RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT
PLAN OR ARRANGEMENT THAT IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME
SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE INTERNAL REVENUE
CODE OF 1986, AS AMENDED (THE "CODE"), OR APPLICABLE FEDERAL, STATE OR LOCAL LAW
("SIMILAR LAW") MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE
CODE OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE
ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH
RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, WILL BE
REGISTERED EXCEPT IN COMPLIANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE
POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

A SALE, TRANSFER OR OTHER DISPOSITION OF THIS CLASS R-III CERTIFICATE MAY BE
MADE ONLY IF THE PROPOSED TRANSFEREE

PROVIDES A TRANSFER AFFIDAVIT TO THE CERTIFICATE REGISTRAR TO THE EFFECT THAT
(1) SUCH TRANSFEREE AGREES TO BE BOUND BY THE TERMS OF THE POOLING AND SERVICING
AGREEMENT AND ALL RESTRICTIONS SET FORTH ON THE FACE HEREOF, (2) SUCH TRANSFEREE
IS NOT (A) THE UNITED STATES, ANY STATE OR POLITICAL SUBDIVISION THEREOF, OR ANY
AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING (OTHER THAN AN INSTRUMENTALITY
WHICH IS A CORPORATION IF ALL OF ITS ACTIVITIES ARE SUBJECT TO TAX AND, EXCEPT
FOR FHLMC, A MAJORITY OF ITS BOARD OF DIRECTORS IS NOT SELECTED BY ANY SUCH
GOVERNMENTAL UNIT), (B) AN ORGANIZATION (OTHER THAN CERTAIN FARMERS'
COOPERATIVES DESCRIBED IN SECTION 521 OF THE CODE) WHICH IS EXEMPT FROM THE TAX
IMPOSED BY CHAPTER 1 OF THE CODE (UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX
IMPOSED BY SECTION 511 OF THE CODE ON UNRELATED BUSINESS TAXABLE INCOME), (C) A
RURAL ELECTRIC OR TELEPHONE COOPERATIVE DESCRIBED IN SECTION 1381 OF THE CODE
(ANY SUCH PERSON DESCRIBED IN THE FOREGOING CLAUSES (A), (B) OR (C) BEING
HEREINAFTER REFERRED TO AS A "DISQUALIFIED ORGANIZATION"), (D) A PERSON THAT IS
NOT A CITIZEN OF OR RESIDENT OF THE UNITED STATES, A CORPORATION, PARTNERSHIP OR
OTHER ENTITY CREATED OR ORGANIZED IN, OR UNDER THE LAWS OF, THE UNITED STATES OR
ANY POLITICAL SUBDIVISION THEREOF, OR AN ESTATE OR TRUST WHOSE INCOME FROM
SOURCES WITHOUT THE UNITED STATES IS INCLUDABLE IN GROSS INCOME FOR UNITED
STATES FEDERAL INCOME TAX PURPOSES REGARDLESS OF ITS CONNECTION WITH THE CONDUCT
OF TRADE OR BUSINESS IN THE UNITED STATES (ANY SUCH PERSON BEING HEREINAFTER
REFERRED TO AS A "UNITED STATES PERSON") OR (E) AN AGENT OF A DISQUALIFIED
ORGANIZATION OR A NON-UNITED STATES PERSON, AND (3) NO PURPOSE OF SUCH TRANSFER
IS TO ENABLE THE TRANSFEROR TO IMPEDE THE ASSESSMENT OR COLLECTION OF TAX.
NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OF ANY TRANSFER,
SALE OR OTHER DISPOSITION OF THIS CLASS R-III CERTIFICATE TO A DISQUALIFIED
ORGANIZATION OR A NON-UNITED STATES PERSON OR AN AGENT OF A DISQUALIFIED
ORGANIZATION OR A NON-UNITED STATES PERSON, OR TO ANY OTHER PROHIBITED
TRANSFEREE AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT, SUCH REGISTRATION
SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON
SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER,
INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE.
EACH HOLDER OF A CLASS R-III CERTIFICATE BY ACCEPTANCE OF THIS CERTIFICATE SHALL
BE DEEMED TO HAVE CONSENTED TO THE PROVISIONS OF THIS PARAGRAPH.

                          MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                SERIES 2004-TOP15

PERCENTAGE INTEREST OF THIS CLASS R-III    SPECIAL SERVICER: ARCAP SERVICING,
CERTIFICATE: 100%                          INC.

DATE OF POOLING AND SERVICING AGREEMENT:   PAYING AGENT: WELLS FARGO BANK,
AS OF JULY 1, 2004                         NATIONAL ASSOCIATION

CUT-OFF DATE: JULY 1, 2004                 PRIMARY SERVICER: PRINCIPAL GLOBAL
                                           INVESTORS, LLC

CLOSING DATE: JULY 29, 2004                TRUSTEE:LASALLE BANK NATIONAL
                                           ASSOCIATION

FIRST DISTRIBUTION DATE: AUGUST 13, 2004   FISCAL AGENT: ABN AMRO BANK N.V.

MASTER SERVICER: WELLS FARGO BANK,
NATIONAL ASSOCIATION                       NO. R-III-1

                             CLASS R-III CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

THIS CERTIFIES THAT Morgan Stanley & Co. Incorporated is the registered owner of the interest evidenced by this Certificate in the Class R-III Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan
Stanley Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Fiscal Agent, the Paying Agent, the Master Servicer and the Special
Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution
Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

               This Certificate is one of a duly authorized issue of
Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing the Percentage
Interest in the Class R-III Certificates specified on the face hereof. The
Certificates are designated as the Morgan Stanley Capital I Inc. Commercial
Mortgage Pass-Through Certificates, Series 2004-TOP15 and are issued in the
Classes as specifically set forth in the Pooling and Servicing Agreement. The
Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

               This Certificate does not purport to summarize the Pooling and
Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the
Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which
Pooling and Servicing Agreement, as amended from time to time, the
Certificateholder by virtue of the acceptance hereof assents and by which the
Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

               The Holder of this Certificate shall be entitled to receive only certain amounts set forth in the Pooling and Servicing Agreement, including a distribution upon termination of the Pooling and Servicing Agreement and the related REMIC created thereby of the amounts which remain on deposit in the
Distribution Account after payment to the holders of all other Certificates of all amounts set forth in the Pooling and Servicing Agreement. Distributions on
this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing
Agreement, on the 12th day of each month or, if such 12th day is not a Business
Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this
Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record
Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

               Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

               Realized Losses, Expense Losses and interest shortfalls on the
Mortgage Loans shall be allocated on the applicable Distribution Date to
Certificateholders in the manner set forth in the Pooling and Servicing
Agreement. All Realized Losses, Expense Losses and interest shortfalls on the
Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

               The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to
Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

               All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the
Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the
Certificateholder, at a bank or other entity having appropriate facilities therefor,

if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such
Certificate at the location that will be specified in a notice of the pendency of such final distribution.

               The Pooling and Servicing Agreement permits, with certain
exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing
Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any
Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The
Pooling and Servicing Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the
Certificates.

               As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate
Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate
Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same
Class in authorized denominations will be issued to the designated transferee or transferees.

               The Residual Certificates will be issued in fully registered, certificated form in minimum percentage interests of 10% and in multiples of 10%
in excess thereof.

               As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new
Certificates of the same Class in authorized denominations as requested by the
Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

               The Depositor, the Trustee, the Fiscal Agent, the Paying Agent,
the Master Servicer, the Special Servicer and the Certificate Registrar and any
of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the
Trustee, the Fiscal Agent, the Paying Agent, the Master Servicer, the Special
Servicer, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

               The obligations and responsibilities of the Trustee and the
Paying Agent created hereby (other than the obligation of the Paying Agent to make payments to the Certificateholders as set forth in Section 10.2 of the
Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust and (B) the disposition of all REO Property or (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the
Pooling and Servicing Agreement or (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late
Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the
Trust shall be distributed to the holders of the Residual Certificates.

               The Certificate Registrar has executed this Certificate under the
Pooling and Servicing Agreement.

               THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE
CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK
WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

               IN WITNESS WHEREOF, the Certificate Registrar has caused this
Certificate to be duly executed under this official seal.

                                        WELLS FARGO BANK, NATIONAL
                                        ASSOCIATION, as Certificate Registrar

                                        By:
                                            ------------------------------------
                                                    AUTHORIZED SIGNATORY

Dated: July 29, 2004

                          CERTIFICATE OF AUTHENTICATION

               THIS IS ONE OF THE CLASS R-III CERTIFICATES REFERRED TO IN THE
WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                        WELLS FARGO BANK, NATIONAL
                                        ASSOCIATION,
                                        AUTHENTICATING AGENT

                                        By:
                                            ------------------------------------
                                                    AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this
Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common           UNIF GIFT MIN ACT              Custodian
TEN ENT - as tenants by the                               ------------
          entireties                                         (Cust)
JT TEN  - as joint tenants with               Under Uniform Gifts to Minors
          rights of survivorship
          and not as tenants in               Act
          common                                  -----------------------
                                                         (State)

     Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

--------------------------------------------------------------------------------
                                        PLEASE INSERT SOCIAL SECURITY OR OTHER
-------------------------------------   IDENTIFYING NUMBER OF ASSIGNEE

-------------------------------------
                                        ----------------------------------------

--------------------------------------------------------------------------------
             Please print or typewrite name and address of assignee

--------------------------------------------------------------------------------
the within Certificate and does hereby or irrevocably constitute and appoint

--------------------------------------------------------------------------------
to transfer the said Certificate in the Certificate Register of the within-named
Trust, with full power of substitution in the premises.

Dated:
       ------------------------   ----------------------------------
                                  NOTICE: The signature to this assignment must
                                  correspond with the name as written upon the
                                  face of this Certificate in every particular
                                  without alteration or enlargement or any
                                  change whatever.

-------------------------------
SIGNATURE GUARANTEED
The signature must be guaranteed by a commercial
bank or trust company or by a member firm of the
New York Stock Exchange or another national
securities exchange. Notarized or witnessed
signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

               The assignee should include the following for purposes of
distribution:

               Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of _________________
_________________________________________________ account number ______________
or, if mailed by check, to ______________________________________. Statements should be mailed to ____________________. This information is provided by assignee named above, or _______________________, as its agent.

                                  EXHIBIT A-21

                         [FORM OF CLASS X-1 CERTIFICATE]

[THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL CERTIFICATE, AND THE
CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE, ARE AS SPECIFIED IN THE
POOLING AND SERVICING AGREEMENT (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE
BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL CERTIFICATE SHALL BE
ENTITLED TO RECEIVE PAYMENT HEREON.]

THIS CLASS X-1 CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST
IN THE SELLERS, THE DEPOSITOR, THE PLACEMENT AGENT, THE TRUSTEE, THE FISCAL
AGENT, THE CERTIFICATE REGISTRAR, THE PAYING AGENT, THE MASTER SERVICER, THE
SPECIAL SERVICER, THE PRIMARY SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES,
AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL
AGENCY.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE
SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES
LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE
WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION
WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN
ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING
AGREEMENT REFERRED TO HEREIN.

IF THE TRANSFEREE OF THIS CERTIFICATE IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE
FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY
ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986,
AS AMENDED, OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS
OF SUCH PLAN TO ACQUIRE OR HOLD THIS CERTIFICATE, SUCH PLAN OR SUCH PERSON MUST
BE AN ACCREDITED INVESTOR.

THE INITIAL NOTIONAL AMOUNT HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED
AS SET FORTH IN THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

THE PORTION OF THE NOTIONAL AMOUNT OF THE CERTIFICATES EVIDENCED BY THIS
CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL PAYMENTS, REALIZED
LOSSES AND CERTAIN EXPENSE LOSSES ON THE MORTGAGE LOANS ALLOCABLE TO THE
NOTIONAL AMOUNT OF THIS CLASS X-1 CERTIFICATE. ACCORDINGLY, THE NOTIONAL AMOUNT
OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE

ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT NOTIONAL AMOUNT BY INQUIRY
OF THE PAYING AGENT.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE
REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND
ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER
NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT
HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN
AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR
VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED
OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

                          MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                SERIES 2004-TOP15

INITIAL PASS-THROUGH RATE: 0.072%          MASTER SERVICER: WELLS FARGO BANK,
                                           NATIONAL ASSOCIATION

INITIAL NOTIONAL AMOUNT OF THIS CLASS      SPECIAL SERVICER: ARCAP SERVICING,
X-1 CERTIFICATE: $899,751,375              INC.

DATE OF POOLING AND SERVICING AGREEMENT:   PAYING AGENT: WELLS FARGO BANK,
AS OF JULY 1, 2004                         NATIONAL ASSOCIATION

CUT-OFF DATE: JULY 1, 2004                 PRIMARY SERVICER: PRINCIPAL GLOBAL
                                           INVESTORS, LLC
CLOSING DATE: JULY 29, 2004

FIRST DISTRIBUTION DATE: AUGUST 13, 2004   TRUSTEE: LASALLE BANK NATIONAL
                                           ASSOCIATION

AGGREGATE NOTIONAL AMOUNT OF THE CLASS     FISCAL AGENT:  ABN AMRO BANK N.V.
X-1 CERTIFICATES AS OF THE CLOSING DATE:
$899,751,375 (SUBJECT TO SCHEDULE OF       CUSIP NO.  61745M L8 4
EXCHANGES ATTACHED)

No. X-1-1

                              CLASS X-1 CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class X-1 Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the
"Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc.
(hereinafter called the "Depositor," which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Fiscal Agent, the
Paying Agent, the Certificate Registrar, the Master Servicer and the Special
Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution
Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

               This Certificate is one of a duly authorized issue of
Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the
Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Notional Amount of this Certificate specified on the face hereof by the initial aggregate Notional
Amount of the Class X-1 Certificates. The Certificates are designated as the
Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates,
Series 2004-TOP15 and are issued in the Classes specified in the Pooling and
Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

               This Certificate does not purport to summarize the Pooling and
Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the
Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which
Pooling and Servicing Agreement, as amended from time to time, the
Certificateholder by virtue of the acceptance hereof assents and by which the
Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

               Distributions of interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 12th day of each month or, if such 12th day is not a Business Day, the next succeeding Business Day (a
"Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this
Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

               Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the
Interest Accrual Period relating to such Distribution Date at the Pass-Through
Rate specified above on the Notional Amount of this Certificate immediately prior to each Distribution Date. Interest allocated to this Certificate on any
Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such
Distribution Date, with a final distribution to be made upon retirement of this
Certificate as set forth in the Pooling and Servicing Agreement.

               Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

               Realized Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses
and interest shortfalls on the Mortgage Loans allocated to any Class of
Certificates will be allocated pro rata among the outstanding Certificates of such Class.

               The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to
Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

               All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the
Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the
Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

               [Until this Regulation S Temporary Global Certificate is
exchanged for one or more Regulation S Permanent Global Certificates, the Holder hereof shall not be entitled to receive payments hereon; until so exchanged in full, this Regulation S Temporary Global Certificate shall in all other respects be entitled to the same benefits as other Certificates under the Pooling and
Servicing Agreement.]

               The Pooling and Servicing Agreement permits, with certain
exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing
Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any
Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The
Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.
[This Regulation S Temporary Global Certificate is exchangeable in whole or in part for one or more Global Certificates only (i) on or after the termination of the 40-day distribution compliance period (as defined in Regulation S) and (ii)
upon presentation of a Regulation S Certificate (as defined in the Pooling
Agreement) required by Article III of the Pooling and Servicing Agreement. Upon
exchange of this Regulation S Temporary Global Certificate for one or more
Global Certificates, the Trustee shall cancel this Regulation S Temporary Global
Certificate.]

               As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate
Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate
Registrar

duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

               Subject to the terms of the Pooling and Servicing Agreement, the
Class X-1 Certificates will be issued in denominations of $100,000 initial
Notional Amount and in any whole dollar denomination in excess thereof.

               As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new
Certificates of the same Class in authorized denominations as requested by the
Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

               Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

               The Depositor, the Trustee, the Fiscal Agent, the Paying Agent,
the Master Servicer, the Special Servicer and the Certificate Registrar and any
of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the
Trustee, the Fiscal Agent, the Paying Agent, the Master Servicer, the Special
Servicer, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

               The obligations and responsibilities of the Trustee and the
Paying Agent created hereby (other than the obligation of the Paying Agent to make payments to the Certificateholders as set forth in Section 10.2 of the
Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust and (B) the disposition of all REO Property or (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the
Pooling and Servicing Agreement or (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late
Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the
Trust shall be distributed to the holders of the Residual Certificates.

               The Certificate Registrar has executed this Certificate under the
Pooling and Servicing Agreement.

               THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE
CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK
WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

               IN WITNESS WHEREOF, the Certificate Registrar has caused this
Certificate to be duly executed under this official seal.

                                           WELLS FARGO BANK, NATIONAL
                                           ASSOCIATION, as Certificate Registrar

                                           By:
                                               ---------------------------------
                                                      AUTHORIZED SIGNATORY

Dated: July 29, 2004

                          CERTIFICATE OF AUTHENTICATION

               THIS IS ONE OF THE CLASS X-1 CERTIFICATES REFERRED TO IN THE
0WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                           WELLS FARGO BANK, NATIONAL
                                           ASSOCIATION,
                                           AUTHENTICATING AGENT

                                           By:
                                               ---------------------------------
                                                      AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this
Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common           UNIF GIFT MIN ACT              Custodian
TEN ENT - as tenants by the                               ------------
          entireties                                         (Cust)
JT TEN  - as joint tenants with               Under Uniform Gifts to Minors
          rights of survivorship
          and not as tenants in               Act
          common                                  -----------------------
                                                         (State)

     Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

--------------------------------------------------------------------------------
                                        PLEASE INSERT SOCIAL SECURITY OR OTHER
-------------------------------------   IDENTIFYING NUMBER OF ASSIGNEE

-------------------------------------
                                        ----------------------------------------

--------------------------------------------------------------------------------
             Please print or typewrite name and address of assignee

--------------------------------------------------------------------------------
the within Certificate and does hereby or irrevocably constitute and appoint

--------------------------------------------------------------------------------
to transfer the said Certificate in the Certificate Register of the within-named
Trust, with full power of substitution in the premises.

Dated:
       ------------------------   ----------------------------------
                                  NOTICE: The signature to this assignment must
                                  correspond with the name as written upon the
                                  face of this Certificate in every particular
                                  without alteration or enlargement or any
                                  change whatever.

-------------------------------
SIGNATURE GUARANTEED
The signature must be guaranteed by a commercial
bank or trust company or by a member firm of the
New York Stock Exchange or another national
securities exchange. Notarized or witnessed
signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

               The assignee should include the following for purposes of
distribution:

               Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of _________________
_________________________________________________ account number ______________
or, if mailed by check, to _______________________________________. Statements
should be mailed to ____________________. This information is provided by assignee named above, or _______________________, as its agent.

                     [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                  SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

The following exchanges of a part of this Global Certificate have been made:

                                  EXHIBIT A-22

                         [FORM OF CLASS X-2 CERTIFICATE]

[THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL CERTIFICATE, AND THE
CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE, ARE AS SPECIFIED IN THE
POOLING AND SERVICING AGREEMENT (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE
BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL CERTIFICATE SHALL BE
ENTITLED TO RECEIVE PAYMENT HEREON.]

THIS CLASS X-2 CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST
IN THE SELLERS, THE DEPOSITOR, THE PLACEMENT AGENT, THE TRUSTEE, THE FISCAL
AGENT, THE CERTIFICATE REGISTRAR, THE PAYING AGENT, THE MASTER SERVICER, THE
SPECIAL SERVICER, THE PRIMARY SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES,
AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL
AGENCY.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE
SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES
LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE
WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION
WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN
ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING
AGREEMENT REFERRED TO HEREIN.

IF THE TRANSFEREE OF THIS CERTIFICATE IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE
FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY
ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986,
AS AMENDED, OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS
OF SUCH PLAN TO ACQUIRE OR HOLD THIS CERTIFICATE, SUCH PLAN OR SUCH PERSON MUST
BE AN ACCREDITED INVESTOR.

THE INITIAL NOTIONAL AMOUNT HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED
AS SET FORTH IN THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

THE PORTION OF THE NOTIONAL AMOUNT OF THE CERTIFICATES EVIDENCED BY THIS
CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL PAYMENTS, REALIZED
LOSSES AND CERTAIN EXPENSE LOSSES ON THE MORTGAGE LOANS ALLOCABLE TO THE
NOTIONAL AMOUNT OF THIS CLASS X-2 CERTIFICATE. ACCORDINGLY, THE NOTIONAL AMOUNT
OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE

ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT NOTIONAL AMOUNT BY INQUIRY
OF THE PAYING AGENT.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE
REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND
ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER
NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT
HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN
AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR
VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED
OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

                          MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                SERIES 2004-TOP15

INITIAL PASS-THROUGH RATE: 0.392%          MASTER SERVICER: WELLS FARGO BANK,
                                           NATIONAL ASSOCIATION

INITIAL NOTIONAL AMOUNT OF THIS CLASS      SPECIAL SERVICER: ARCAP SERVICING,
X-2 CERTIFICATE: $850,347,000              INC.

DATE OF POOLING AND SERVICING AGREEMENT:   PAYING AGENT: WELLS FARGO BANK,
AS OF JULY 1, 2004                         NATIONAL ASSOCIATION

CUT-OFF DATE: JULY 1, 2004                 PRIMARY SERVICER: PRINCIPAL GLOBAL
                                           INVESTORS, LLC

CLOSING DATE: JULY 29, 2004                TRUSTEE: LASALLE BANK NATIONAL
                                           ASSOCIATION

FIRST DISTRIBUTION DATE: AUGUST 13, 2004   FISCAL AGENT: ABN AMRO BANK N.V.

AGGREGATE NOTIONAL AMOUNT OF THE CLASS     CUSIP NO: 61745M L9 2
X-2 CERTIFICATES AS OF THE CLOSING DATE:
$850,347,000 (SUBJECT TO SCHEDULE OF
EXCHANGES ATTACHED)

No. X-2-1

                              CLASS X-2 CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                         MORGAN STANLEY CAPITAL I INC.

THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class X-2 Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the
"Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc.
(hereinafter called the "Depositor," which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Fiscal Agent, the
Paying Agent, the Certificate Registrar, the Master Servicer and the Special
Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution
Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

               This Certificate is one of a duly authorized issue of
Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the
Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Notional Amount of this Certificate specified on the face hereof by the initial aggregate Notional
Amount of the Class X-2 Certificates. The Certificates are designated as the
Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates,
Series 2004-TOP15 and are issued in the Classes specified in the Pooling and
Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

               This Certificate does not purport to summarize the Pooling and
Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the
Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which
Pooling and Servicing Agreement, as amended from time to time, the
Certificateholder by virtue of the acceptance hereof assents and by which the
Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

               Distributions of interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 12th day of each month or, if such 12th day is not a Business Day, the next succeeding Business Day (a
"Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this
Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

               Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the
Interest Accrual Period relating to such Distribution Date at the Pass-Through
Rate specified above on the Notional Amount of this Certificate immediately prior to each Distribution Date. Interest allocated to this Certificate on any
Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such
Distribution Date, with a final distribution to be made upon retirement of this
Certificate as set forth in the Pooling and Servicing Agreement.

               Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

               Realized Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses
and interest shortfalls on the Mortgage Loans allocated to any Class of
Certificates will be allocated pro rata among the outstanding Certificates of such Class.

               The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to
Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

               All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the
Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the
Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

               [Until this Regulation S Temporary Global Certificate is
exchanged for one or more Regulation S Permanent Global Certificates, the Holder hereof shall not be entitled to receive payments hereon; until so exchanged in full, this Regulation S Temporary Global Certificate shall in all other respects be entitled to the same benefits as other Certificates under the Pooling and
Servicing Agreement.]

               The Pooling and Servicing Agreement permits, with certain
exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing
Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any
Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The
Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

               [This Regulation S Temporary Global Certificate is exchangeable in whole or in part for one or more Global Certificates only (i) on or after the termination of the 40-day distribution compliance period (as defined in
Regulation S) and (ii) upon presentation of a Regulation S Certificate (as defined in the Pooling Agreement) required by Article III of the Pooling and
Servicing Agreement. Upon exchange of this Regulation S Temporary Global
Certificate for one or more Global Certificates, the Trustee shall cancel this
Regulation S Temporary Global Certificate.]

               As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust

Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new
Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

               Subject to the terms of the Pooling and Servicing Agreement, the
Class X-2 Certificates will be issued in denominations of $100,000 initial
Notional Amount and in any whole dollar denomination in excess thereof.

               As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new
Certificates of the same Class in authorized denominations as requested by the
Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

               Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

               The Depositor, the Trustee, the Fiscal Agent, the Paying Agent,
the Master Servicer, the Special Servicer and the Certificate Registrar and any
of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the
Trustee, the Fiscal Agent, the Paying Agent, the Master Servicer, the Special
Servicer, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

               The obligations and responsibilities of the Trustee and the
Paying Agent created hereby (other than the obligation of the Paying Agent to make payments to the Certificateholders as set forth in Section 10.2 of the
Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust and (B) the disposition of all REO Property or (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the
Pooling and Servicing Agreement or (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late
Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the
Trust shall be distributed to the holders of the Residual Certificates.

               The Certificate Registrar has executed this Certificate under the
Pooling and Servicing Agreement.

               THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE
CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK
WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

               IN WITNESS WHEREOF, the Certificate Registrar has caused this
Certificate to be duly executed under this official seal.

                                        WELLS FARGO BANK, NATIONAL
                                        ASSOCIATION, as Certificate Registrar

                                        By:
                                            ------------------------------------
                                                  AUTHORIZED SIGNATORY

Dated: July 29, 2004

                          CERTIFICATE OF AUTHENTICATION

               THIS IS ONE OF THE CLASS X-2 CERTIFICATES REFERRED TO IN THE
WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                        WELLS FARGO BANK, NATIONAL
                                        ASSOCIATION,
                                        AUTHENTICATING AGENT

                                        By:
                                            ------------------------------------
                                                  AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this
Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common           UNIF GIFT MIN ACT              Custodian
TEN ENT - as tenants by the                               ------------
          entireties                                         (Cust)
JT TEN  - as joint tenants with               Under Uniform Gifts to Minors
          rights of survivorship
          and not as tenants in               Act
          common                                  -----------------------
                                                         (State)

    Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

--------------------------------------------------------------------------------
                                        PLEASE INSERT SOCIAL SECURITY OR OTHER
-------------------------------------   IDENTIFYING NUMBER OF ASSIGNEE

-------------------------------------
                                        --------------------------------------

--------------------------------------------------------------------------------
             Please print or typewrite name and address of assignee

--------------------------------------------------------------------------------
the within Certificate and does hereby or irrevocably constitute and appoint

--------------------------------------------------------------------------------
to transfer the said Certificate in the Certificate Register of the within-named
Trust, with full power of substitution in the premises.

Dated:
       ------------------------   -----------------------------
                                  NOTICE: The signature to this assignment must
                                  correspond with the name as written upon the
                                  face of this Certificate in every particular
                                  without alteration or enlargement or any
                                  change whatever.

-------------------------------
SIGNATURE GUARANTEED
The signature must be guaranteed by a commercial
bank or trust company or by a member firm of the
New York Stock Exchange or another national
securities exchange. Notarized or witnessed
signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

               The assignee should include the following for purposes of
distribution:

               Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of
_________________________________________________ account number ______________
or, if mailed by check, to _______________________________________. Statements
should be mailed to ____________________. This information is provided by assignee named above, or _______________________, as its agent.

                     [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                  SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

The following exchanges of a part of this Global Certificate have been made:

                                   EXHIBIT B-1

                    FORM OF INITIAL CERTIFICATION OF TRUSTEE

                                  July __, 2004

Morgan Stanley Capital I Inc.
1585 Broadway
New York, New York  10036

Principal Global Investors, LLC
801 Grand Avenue
Des Moines, Iowa  50392

Wells Fargo Bank, National Association
555 Montgomery Street, 17th Floor
San Francisco, California  94111

Bear Stearns Commercial Mortgage, Inc.
383 Madison Avenue
New York, New York  10179

Morgan Stanley Mortgage Capital Inc.
1585 Broadway
New York, New York  10036

     Re:  Pooling and Servicing Agreement ("Pooling and Servicing Agreement")
          relating to Morgan Stanley Capital I Inc., Commercial Mortgage
          Pass-Through Certificates, Series 2004-TOP15
          ---------------------------------------------------------------------

Ladies and Gentlemen:

     In accordance with the provisions of Section 2.2 of the Pooling and
Servicing Agreement, the undersigned hereby certifies that, with respect to each
Mortgage Loan listed in the Mortgage Loan Schedule and subject to the exceptions noted in the schedule of exceptions attached hereto, that: (a) all documents specified in clause (i) of the definition of "Mortgage File" are in its possession, (b) such documents have been reviewed by it and have not been materially mutilated, damaged, defaced, torn or otherwise physically altered, and such documents relate to such Mortgage Loan and (c) each Mortgage Note has been endorsed as provided in clause (i) of the definition of "Mortgage File" of the Pooling and Servicing Agreement. The Trustee makes no representations as to:
(i) the validity, legality, sufficiency, enforceability or genuineness of any such documents contained in each Mortgage File or any of the Mortgage Loans identified in the Mortgage Loan Schedule, or (ii) the collectibility, insurability, effectiveness or suitability of any such Mortgage Loan.

     The Trustee acknowledges receipt of notice that the Depositor has granted to the Trustee for the benefit of the Certificateholders a security interest in all of the Depositor's right, title and interest in and to the Mortgage Loans, the REMIC I Regular Interests, and the REMIC II Regular Interests.

     Capitalized words and phrases used herein and not otherwise defined herein shall have the respective meanings assigned to them in the Pooling and Servicing
Agreement. This Certificate is subject in all respects to the terms of said
Pooling and Servicing Agreement.

                                       LASALLE BANK NATIONAL ASSOCIATION,
                                       as Trustee

                                       By:
                                           ------------------------------------
                                           Name:
                                           Title:

                             SCHEDULE OF EXCEPTIONS

                                   EXHIBIT B-2

                     FORM OF FINAL CERTIFICATION OF TRUSTEE

                                __________, 2004

Morgan Stanley Capital I Inc.
1585 Broadway
New York, New York  10036

Principal Global Investors, LLC
801 Grand Avenue
Des Moines, Iowa  50392

Wells Fargo Bank, National Association
555 Montgomery Street, 17th Floor
San Francisco, California  94111

Bear Stearns Commercial Mortgage, Inc.
383 Madison Avenue
New York, New York  10179

Morgan Stanley Mortgage Capital Inc.
1585 Broadway
New York, New York  10036

     Re:  Pooling and Servicing Agreement ("Pooling and Servicing Agreement")
          relating to Morgan Stanley Capital I Inc., Commercial Mortgage
          Pass-Through Certificates, Series 2004-TOP15
          ---------------------------------------------------------------------

Ladies and Gentlemen:

     In accordance with the provisions of Section 2.2 of the Pooling and
Servicing Agreement, the undersigned hereby certifies that, with respect to each
Mortgage Loan listed in the Mortgage Loan Schedule and subject to the exceptions noted in the schedule of exceptions attached hereto, that: (a) all documents required to be included in the Mortgage File pursuant to clauses (i), (ii),
(iv), (v), (vi), (viii), (x) and (xii) of the definition of "Mortgage File," and any documents required to be included in the Mortgage File pursuant to all other clauses of the definition of "Mortgage File," to the extent known by a
Responsible Officer of the Trustee to be required pursuant to the Pooling and
Servicing Agreement, are in its possession, (b) such documents have been reviewed by it and have not been materially mutilated, damaged, defaced, torn or otherwise physically altered, and such documents relate to such Mortgage Loan,
(c) based on its examination and only as to the Mortgage Note and the Mortgage, the street address of the Mortgaged Property and the name of the Mortgagor set forth in the Mortgage Loan Schedule

accurately reflects the information contained in the documents in the Mortgage
File, and (d) each Mortgage Note has been endorsed. The Trustee makes no representations as to: (i) the validity, legality, sufficiency, enforceability or genuineness of any of the documents contained in each Mortgage File or any of the Trustee Mortgage Loans identified in the Mortgage Loan Schedule, or (ii) the collectibility, insurability, effectiveness or suitability of any such Mortgage
Loan.

     The Trustee acknowledges receipt of notice that the Depositor has granted to the Trustee for the benefit of the Certificateholders a security interest in all of the Depositor's right, title and interest in and to the Mortgage Loans, the REMIC I Regular Interests, and the REMIC II Regular Interests.

     Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement. This
Certificate is qualified in all respects by the terms of said Pooling and
Servicing Agreement including but not limited to Section 2.2.

                                       LASALLE BANK NATIONAL ASSOCIATION,
                                       as Trustee

                                       By:
                                           ------------------------------------
                                           Name:
                                           Title:

                             SCHEDULE OF EXCEPTIONS

                                   EXHIBIT C

                           FORM OF REQUEST FOR RELEASE

To:      LaSalle Bank National Association, as Trustee
         135 South LaSalle Street, Suite 1625
         Chicago, Illinois 60603

         Attn:  Asset-Backed Securities Trust Services Group
                 Morgan Stanley Capital I Inc.
                 Commercial Mortgage Pass-Through Certificates,
                 Series 2004-TOP15

         Re:      Morgan Stanley Capital I Inc. Commercial
                  Mortgage Pass-Through Certificates, Series 2004-TOP15

                                 DATE:__________

     In connection with the administration of the Mortgage Loans held by you as
Trustee under the Pooling and Servicing Agreement dated as of July 1, 2004 by and among Morgan Stanley Capital I Inc., as Depositor, Wells Fargo Bank,
National Association, as Master Servicer, ARCap Servicing, Inc., as Special
Servicer, Lasalle Bank National Association, as Trustee, Wells Fargo Bank,
National Association, as Paying Agent and Certificate Registrar and ABN AMRO
Bank N.V., as Fiscal Agent (the "Pooling and Servicing Agreement"), the
undersigned hereby requests a release of the Trustee Mortgage File held by you as Trustee with respect to the following described Mortgage Loan for the reason indicated below.

     Mortgagor's Name:

     Address:

     Loan No.:

     Reason for requesting file:

     1.   Mortgage Loan paid in full.
---- (The [Master] [Special] Servicer hereby certifies that all amounts received in connection with the Mortgage Loan have been or will be, following the
     [Master] [Special] Servicer's release of the Trustee Mortgage File, credited to the Certificate Account or the Distribution Account pursuant to the Pooling and Servicing Agreement.)

     2.   Mortgage Loan repurchased.
---- (The [Master] [Special] Servicer hereby certifies that the Purchase Price has been credited to the Distribution Account pursuant to the Pooling and
     Servicing Agreement.)

     3.   Mortgage Loan Defeased.
----

     4.   Mortgage Loan substituted.
---- (The [Master] [Special] Servicer hereby certifies that a Qualifying
     Substitute Mortgage Loan has been assigned and delivered to you along with the related Trustee Mortgage File pursuant to the Pooling and Servicing
     Agreement.)

     5.   The Mortgage Loan is being foreclosed.
----

     6.   Other. (Describe)
----

     The undersigned acknowledges that the above Trustee Mortgage File will be held by the undersigned in accordance with the provisions of the Pooling and
Servicing Agreement and will be returned to you, except if the Mortgage Loan has been paid in full, repurchased or substituted for by a Qualifying Substitute
Mortgage Loan (in which case the Trustee Mortgage File will be retained by us permanently), when no longer required by us for such purpose).

     Capitalized terms used herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement.

                                       [Name of [Master] [Special] Servicer]

                                       By:
                                           ------------------------------------
                                           Name:
                                           Title:

                                   EXHIBIT D-1

                       FORM OF TRANSFEROR CERTIFICATE FOR
             TRANSFERS OF DEFINITIVE PRIVATELY OFFERED CERTIFICATES

                                     [Date]

Wells Fargo Bank, National Association,
  as Certificate Registrar
Wells Fargo Center
Sixth Street and Marquette Avenue
MAC #N9303-121
Minneapolis, Minnesota 55479-0113

Attention:        Corporate Trust Services (CMBS)

        Re:  Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through
             Certificates, Series 2004-TOP15 (the "Certificates")

Dear Sirs:

     This letter is delivered to you in connection with the transfer by
_________________ (the "Transferor") to _________________ (the "Transferee") of
a Certificate (the "Transferred Certificate") having an initial Certificate
Balance or Notional Amount as of July ___, 2004 (the "Settlement Date") of
$__________. The Certificates were issued pursuant to the Pooling and Servicing
Agreement (the "Pooling and Servicing Agreement"), dated as of July 1, 2004, among Morgan Stanley Capital I Inc., as depositor (the "Depositor"), Wells Fargo
Bank, National Association, as master servicer, ARCap Servicing, Inc., as special servicer, LaSalle Bank National Association, as trustee, ABN AMRO Bank
N.V., as fiscal agent and Wells Fargo Bank, National Association, as paying agent (in such capacity, the "Paying Agent"). All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing
Agreement. The Transferor hereby certifies, represents and warrants to you, as
Certificate Registrar, that:

          1. The Transferor is the lawful owner of the Transferred Certificate with the full right to transfer such Certificate free from any and all claims and encumbrances whatsoever.

          2. Neither the Transferor nor anyone acting on its behalf has (a)
     offered, transferred, pledged, sold or otherwise disposed of any
     Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any
     Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) made any general solicitation by means of general advertising or in any other manner, or (e) taken any other action, which (in the case of any of the acts described in clauses (a) through (e) hereof) would constitute a distribution of any
     Certificate under the Securities Act of 1933, as amended (the "Securities
     Act"), or would render the disposition of any Certificate a violation of
     Section 5 of the Securities Act or any state securities laws, or would require registration or qualification of any Certificate pursuant to the
     Securities Act or any state securities laws.

                                       Very truly yours,

                                       -----------------------------------------
                                       (Transferor)

                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------

                                  EXHIBIT D-2A

                        FORM I OF TRANSFEREE CERTIFICATE
                           FOR TRANSFERS OF DEFINITIVE
                         PRIVATELY OFFERED CERTIFICATES

                                     [DATE]

Wells Fargo Bank, National Association,
  as Certificate Registrar
Wells Fargo Center
Sixth Street and Marquette Avenue
MAC #N9303-121
Minneapolis, Minnesota 55479-0113

Attention:________Corporate Trust Services (CMBS)

     Re:  Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through
          Certificates, Series 2004-TOP15 (the "Certificates")

Ladies and Gentlemen:

     This letter is delivered to you in connection with the transfer by
_________________ (the "Transferor") to _________________ (the "Transferee") of
Class ______ Certificates having an initial Certificate Balance or Notional
Amount as of July ___, 2004 (the "Settlement Date") of $__________ (the
"Transferred Certificates"). The Certificates, including the Transferred
Certificates, were issued pursuant to the Pooling and Servicing Agreement, dated as of July 1, 2004 (the "Pooling and Servicing Agreement"), among Morgan Stanley
Capital I Inc., as depositor (the "Depositor"), Wells Fargo Bank, National
Association, as master servicer, ARCap Servicing, Inc., as special servicer,
LaSalle Bank National Association, as trustee, ABN AMRO Bank N.V., as fiscal agent and Wells Fargo Bank, National Association, as paying agent (in such capacity, the "Paying Agent"). All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and
Servicing Agreement. The Transferee hereby certifies, represents and warrants to you, as Certificate Registrar, that:

          1. The Transferee is a "qualified institutional buyer" (a "Qualified
     Institutional Buyer") as that term is defined in Rule 144A ("Rule 144A")
     under the Securities Act of 1933, as amended (the "Securities Act") and has completed one of the forms of certification to that effect attached hereto as Annex 1 and Annex 2. The Transferee is aware that the sale to it of the
     Transferred Certificates is being made in reliance on Rule 144A. The
     Transferee is acquiring the Transferred Certificates for its own account or for the account of a Qualified Institutional Buyer, and understands that such Transferred Certificates may be resold, pledged or transferred only
     (i) to a person reasonably believed to be a Qualified Institutional Buyer that purchases for its own account or for the account of a Qualified
     Institutional Buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the Securities Act.

          2. The Transferee has been furnished with all information regarding
     (a) the Depositor, (b) the Transferred Certificates and distributions thereon, (c) the nature, performance and servicing of the Mortgage Loans,
     (d) the Pooling and Servicing Agreement, (e) any credit enhancement mechanism associated with the Transferred Certificates and (f) all related matters that it has requested.

          3. Check one of the following:

          ___ The Transferee is a "U.S. Person" and has attached hereto an
     Internal Revenue Service ("IRS") Form W-9 (or successor form).

          ___ The Transferee is not a "U.S. Person" and under applicable law in effect on the date hereof, no taxes will be required to be withheld by the
     Certificate Registrar (or its agent) with respect to distributions to be made on the Transferred Certificates. The Transferee has attached hereto either (i) a duly executed IRS Form W-8BEN (or successor form), which identifies the Transferee as the beneficial owner of the Transferred
     Certificates and states that the Transferee is not a U.S. Person, (ii) Form
     W-8IMY (with appropriate attachments) or (iii) two duly executed copies of
     IRS Form W-8ECI (or successor form), which identify the Transferee as the beneficial owner of the Transferred Certificates and states that interest and original issue discount on the Transferred Certificates is, or is expected to be, effectively connected with a U.S. trade or business. The
     Transferee agrees to provide to the Certificate Registrar (or its agent)
     updated IRS Form W-8BEN, IRS Form W-8IMY or IRS Form W-8ECI, as the case may be, any applicable successor IRS forms, or such other certifications as the Certificate Registrar (or its agent) may reasonably request, on or before the date that any such IRS form or certification expires or becomes obsolete, or promptly after the occurrence of any event requiring a change in the most recent IRS form of certification furnished by it to the
     Certificate Registrar (or its agent).

          For this purpose, "U.S. Person" means a citizen or resident of the
     United States for U.S. federal income tax purposes, a corporation or partnership (except to the extent provided in applicable Treasury
     Regulations) created or organized in or under the laws of the United
     States, any State thereof or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate the income of which is subject to U.S. federal income taxation regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more United States fiduciaries have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury Regulations, certain trusts in existence on August 20,
     1996 which are eligible to elect to be treated as U.S. Persons).

          The Depositor, the Trustee and the Paying Agent are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any

     interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                                       Very truly yours,

                                       ----------------------------------------
                                       (Transferee)

                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------

                             ANNEX 1 TO EXHIBIT D-2A

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

          [for Transferees other than Registered Investment Companies]

     The undersigned hereby certifies as follows to [name of Transferor] (the
"Transferor") and [name of Certificate Registrar], as Certificate Registrar, with respect to the commercial mortgage pass-through certificate being transferred (the "Transferred Certificates") as described in the Transferee
Certificate to which this certification relates and to which this certification is an Annex:

          1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificate (the "Transferee").

          2. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule
     144A") because (i) the Transferee owned and/or invested on a discretionary basis $______________________(1) in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and
     (ii) the Transferee satisfies the criteria in the category marked below.

          ___  Corporation, etc. The Transferee is a corporation (other than a bank, savings and loan association or similar institution),
               Massachusetts or similar business trust, partnership, or any organization described in Section 501(c)(3) of the Internal
               Revenue Code of 1986, as amended.

          ___  Bank. The Transferee (a) is a national bank or a banking institution organized under the laws of any State, U.S. territory or the District of Columbia, the business of which is
               substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Certificate in the case of a U.S. bank, and not more than
               18 months preceding such date of sale for a foreign bank or equivalent institution.

----------
     (1) Transferee must own and/or invest on a discretionary basis at least
$100,000,000 in securities unless Transferee is a dealer, and, in that case,
Transferee must own and/or invest on a discretionary basis at least $10,000,000 in securities.

          ___  Savings and Loan. The Transferee (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Certificate in the case of a U.S. savings and loan
               association, and not more than 18 months preceding such date of sale for a foreign savings and loan association or equivalent institution.

               ___  Broker-dealer. The Transferee is a dealer registered
                    pursuant to Section 15 of the Securities Exchange Act of
                    1934, as amended.

               ___  Insurance Company. The Transferee is an insurance company whose primary and predominant business activity is the
                    writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or
                    agency of a State, U.S. territory or the District of
                    Columbia.

               ___  State or Local Plan. The Transferee is a plan established and maintained by a State, its political subdivisions, or
                    any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

               ___  ERISA Plan. The Transferee is an employee benefit plan within the meaning of Title I of the Employee Retirement
                    Income Security Act of 1974, as amended.

               ___  Investment Advisor. The Transferee is an investment advisor registered under the Investment Advisers Act of 1940, as
                    amended.

               ___  Other. (Please supply a brief description of the entity and a cross-reference to the paragraph and subparagraph under
                    subsection (a)(1) of Rule 144A pursuant to which it
                    qualifies. Note that registered investment companies should complete Annex 2 rather than this Annex 1.)

               -----------------------------------------------------------------

               -----------------------------------------------------------------

               -----------------------------------------------------------------

          3. The term "securities" as used herein does not include (i)
     securities of issuers that are affiliated with the Transferee, (ii)
     securities that are part of an unsold allotment to or subscription by the
     Transferee, if the Transferee is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and
     (vii) currency, interest rate and commodity swaps.

     For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee did not include any of the securities referred to in this paragraph.

          4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the
     Transferee used the cost of such securities to the Transferee, unless the
     Transferee reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities were valued at market. Further, in determining such aggregate amount, the Transferee may have included securities owned by subsidiaries of the Transferee, but only if such subsidiaries are consolidated with the
     Transferee in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Transferee's direction. However, such securities were not included if the Transferee is a majority-owned, consolidated subsidiary of another enterprise and the Transferee is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

          5. The Transferee acknowledges that it is familiar with Rule 144A and understands that the Transferor and other parties related to the
     Transferred Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Transferee may be in reliance on Rule 144A.

         ___  __  Will the Transferee be purchasing the Transferred Certificate
         Yes  No  only for the Transferee's own account

          6. If the answer to the foregoing question is "no", then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

          7. The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Transferee's purchase of the
     Transferred Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the
     Transferee is a bank or savings and loan as provided above, the Transferee agrees that it will furnish to such parties any updated annual financial statements that become available on or before the date of such purchase, promptly after they become available.

                                       -----------------------------------------
                                       Print Name of Transferee

                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------
                                       Date:
                                            ------------------------------------

                             ANNEX 2 TO EXHIBIT D-2A

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

           [For Transferees That Are Registered Investment Companies]

     The undersigned hereby certifies as follows to [name of Transferor] (the
"Transferor") and [name of Certificate Registrar], as Certificate Registrar, with respect to the mortgage pass-through certificate being transferred (the
"Transferred Certificates") as described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

     1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificates (the "Transferee") or, if the
Transferee is a "qualified institutional buyer" as that term is defined in Rule
144A under the Securities Act of 1933, as amended ("Rule 144A") because the
Transferee is part of a Family of Investment Companies (as defined below), is an executive officer of the investment adviser (the "Adviser").

     2. The Transferee is a "qualified institutional buyer" as defined in Rule
144A because (i) the Transferee is an investment company registered under the
Investment Company Act of 1940, as amended, and (ii) as marked below, the
Transferee alone owned and/or invested on a discretionary basis, or the
Transferee's Family of Investment Companies owned, at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year. For purposes of determining the amount of securities owned by the Transferee or the Transferee's Family of
Investment Companies, the cost of such securities was used, unless the
Transferee or any member of the Transferee's Family of Investment Companies, as
the case may be, reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities of such entity were valued at market.

          ____ The Transferee owned and/or invested on a discretionary basis
     $______________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

          ____ The Transferee is part of a Family of Investment Companies which owned in the aggregate $______________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with
     Rule 144A).

     3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

     4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Transferee or are part of the Transferee's
Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements, (v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, or owned by the Transferee's Family of Investment Companies, the securities referred to in this paragraph were excluded.

     5. The Transferee is familiar with Rule 144A and understands that the parties to which this certification is being made are relying and will continue to rely on the statements made herein because one or more sales to the
Transferee will be in reliance on Rule 144A.

     ___  __     Will the Transferee be purchasing the Transferred Certificates
     Yes  No     only for the Transferee's own account

     6. If the answer to the foregoing question is "no", then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

     7. The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Transferee's purchase of the Transferred Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

                                       -----------------------------------------
                                       Print Name of Transferee or Adviser

                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------

                                       IF AN ADVISER:

                                       -----------------------------------------
                                       Print Name of Transferee

                                       Date:
                                            ------------------------------------

                                  EXHIBIT D-2B

                        FORM II OF TRANSFEREE CERTIFICATE
                           FOR TRANSFERS OF DEFINITIVE
                         PRIVATELY OFFERED CERTIFICATES

                                     [Date]

Wells Fargo Bank, National Association,
  as Certificate Registrar
Wells Fargo Center
Sixth Street and Marquette Avenue
MAC #N9303-121
Minneapolis, Minnesota 55479-0113

Attention:________Corporate Trust Services (CMBS)

     Re:  Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through
          Certificates, Series 2004-TOP15 (the "Certificates")

Ladies and Gentlemen:

     This letter is delivered to you in connection with the transfer by
_______________________ (the "Transferor") to _______________________________
(the "Transferee") of Class ___ Certificates having an initial Certificate
Balance or Notional Amount as of July ___, 2004 (the "Settlement Date") of
$__________ (the "Transferred Certificates"). The Certificates, including the
Transferred Certificates, were issued pursuant to the Pooling and Servicing
Agreement, (the "Pooling and Servicing Agreement") dated as of July 1, 2004,
Morgan Stanley Capital I Inc., as depositor (the "Depositor"), Wells Fargo Bank,
National Association, as master servicer, ARCap Servicing, Inc., as special servicer, LaSalle Bank National Association, as trustee, ABN AMRO Bank N.V., as fiscal agent and Wells Fargo Bank, National Association, as paying agent (the
"Paying Agent"). All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing
Agreement. The Transferee hereby certifies, represents and warrants to you, as
Certificate Registrar, that:

     1. The Transferee is acquiring the Transferred Certificates for its own account for investment and not with a view to or for sale or transfer in connection with any distribution thereof, in whole or in part, in any manner which would violate the Securities Act of 1933, as amended (the "Securities
Act"), or any applicable state securities laws.

     2. The Transferee understands that (a) the Class of Certificates to which the Transferred Certificates belong has not been and will not be registered under the Securities Act or registered or qualified under any applicable state securities laws, (b) none of the Depositor, the Trustee or the Certificate
Registrar is obligated so to register or qualify the Class of Certificates to which the Transferred Certificates belong, and (c) no Transferred Certificate may be resold or transferred unless it is (i) registered pursuant to the
Securities Act and registered or qualified pursuant any applicable state securities laws or (ii) sold or transferred in transactions

which are exempt from such registration and qualification and the Certificate
Registrar has received either: (A) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit
D-1 to the Pooling and Servicing Agreement and a certificate from such
Certificateholder's prospective transferee substantially in the form attached either as Exhibit D-2A or as Exhibit D-2B to the Pooling and Servicing
Agreement; or (C) an opinion of counsel satisfactory to the Certificate
Registrar with respect to the availability of such exemption from registration under the Securities Act, together with copies of the written certification(s)
from the transferor and/or transferee setting forth the facts surrounding the transfer upon which such opinion is based.

     3. The Transferee understands that it may not sell or otherwise transfer any Transferred Certificate except in compliance with the provisions of Section
3.3 of the Pooling and Servicing Agreement, which provisions it has carefully reviewed.

     4. Transferee understands that each Transferred Certificate will bear the following legends:

          THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR
          QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE
          "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY
          RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR
          ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR
          QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES
          NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS
          IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE
          POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

     5. With respect to any Transferred Certificate that is a Privately Offered
Certificate (other than Class X-1, Class X-2, Class E, Class F or Class G
Certificates), the Transferee understands that each Transferred Certificate will bear the following legend:

          NO TRANSFER OF THIS CERTIFICATE TO A RETIREMENT PLAN OR
          OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT
          TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF
          1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL
          REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR APPLICABLE
          FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") MATERIALLY
          SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE OR
          TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS
          CERTIFICATE ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE
          OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER

          EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, WILL BE REGISTERED
          EXCEPT IN COMPLIANCE WITH THE PROVISIONS OF SECTION 3.3 OF
          THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

     6. Neither the Transferee nor anyone acting on its behalf has (a) offered, pledged, sold, disposed of or otherwise transferred any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a pledge, disposition or other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) made any general solicitation by means of general advertising or in any other manner, or (e)
taken any other action with respect to any Certificate, any interest in any
Certificate or any other similar security, which (in the case of any of the acts described in clauses (a) through (e) above) would constitute a distribution of the Transferred Certificates under the Securities Act, would render the disposition of the Transferred Certificates a violation of Section 5 of the
Securities Act or any state securities law or would require registration or qualification of the Transferred Certificates pursuant thereto. The Transferee will not act, nor has it authorized or will it authorize any person to act, in any manner set forth in the foregoing sentence with respect to any Certificate, any interest in any Certificate or any other similar security.

     7. The Transferee has been furnished with all information regarding (a) the
Depositor, (b) the Transferred Certificates and distributions thereon, (c) the
Pooling and Servicing Agreement and the Trust Fund created pursuant thereto, (d)
the nature, performance and servicing of the Mortgage Loans, (e) any credit enhancement mechanism associated with the Transferred Certificates, and (f) all related matters, that it has requested.

     8. The Transferee is an "accredited investor" as defined in any of paragraphs (1), (2), (3) and (7) of Rule 501(a) under the Securities Act or an entity in which all of the equity owners come within such paragraphs. The
Transferee has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the
Transferred Certificate; the Transferee has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the Transferee is able to bear the economic risks of such investment and can afford a complete loss of such investment.

     9. Check one of the following:

     ___ The Transferee is a "U.S. Person" and has attached hereto an Internal
Revenue Service ("IRS") Form W-9 (or successor form).

     ___ The Transferee is not a "U.S. Person" and under applicable law in effect on the date hereof, no taxes will be required to be withheld by the
Certificate Registrar (or its agent) with respect to distributions to be made on the Transferred Certificates. The Transferee has attached hereto either (i) a duly executed IRS Form W-8BEN (or successor form), which identifies the
Transferee as the beneficial owner of the Transferred Certificates and states that the

Transferee is not a U.S. Person, (ii) Form W-8IMY (with appropriate attachments)
or (iii) two duly executed copies of IRS Form W-8ECI (or successor form), which identify the Transferee as the beneficial owner of the Transferred Certificates and states that interest and original issue discount on the Transferred
Certificates is, or is expected to be, effectively connected with a U.S. trade or business. The Transferee agrees to provide to the Certificate Registrar (or its agent) updated IRS Form W-8BEN, IRS Form W-8IMY or IRS Form W-8ECI, as the
case may be, any applicable successor IRS forms, or such other certifications as the Certificate Registrar (or its agent) may reasonably request, on or before the date that any such IRS form or certification expires or becomes obsolete, or promptly after the occurrence of any event requiring a change in the most recent
IRS form of certification furnished by it to the Certificate Registrar (or its agent).

     For this purpose, "U.S. Person" means a citizen or resident of the United
States for U.S. federal income tax purposes, a corporation or partnership
(except to the extent provided in applicable Treasury Regulations) created or organized in or under the laws of the United States, any State thereof or the
District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate the income of which is subject to U.S. federal income taxation regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more United States fiduciaries have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury Regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

     The Depositor, the Trustee and the Paying Agent are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                                       Very truly yours,

                                       -----------------------------------------
                                       (Transferee)

                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------

                                  EXHIBIT D-3A

                        FORM I OF TRANSFEREE CERTIFICATE
                          FOR TRANSFERS OF INTERESTS IN
                    BOOK-ENTRY PRIVATELY OFFERED CERTIFICATES

                                     [Date]

[TRANSFEROR]

     Re:  Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through
          Certificates, Series 2004-TOP15 (the "Certificates")

Dear Sirs:

     This letter is delivered to you in connection with the transfer by
_____________________ (the "Transferor") to ______________________ (the
"Transferee") of a Certificate (the "Transferred Certificate") having an initial
Certificate Balance or Notional Amount as of July ___, 2004 (the "Settlement
Date") of $__________. The Certificates were issued pursuant to the Pooling and
Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of July 1,
2004, among Morgan Stanley Capital I Inc., as depositor (the "Depositor"), Wells
Fargo Bank, National Association, as master servicer, ARCap Servicing, Inc., as special servicer, LaSalle Bank National Association, as trustee, ABN AMRO Bank
N.V., as fiscal agent and Wells Fargo Bank, National Association, as paying agent (in such capacity, the "Paying Agent"). All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing
Agreement. The Transferee hereby certifies, represents and warrants to you, and for the benefit of the Depositor and the Trustee, that:

     1. The Transferee is acquiring the Transferred Certificate for its own account for investment and not with a view to or for sale or transfer in connection with any distribution thereof, in whole or in part, in any manner which would violate the Securities Act of 1933, as amended (the "Securities
Act"), or any applicable state securities laws.

     2. The Transferee understands that (a) the Certificates have not been and will not be registered under the Securities Act or registered or qualified under any applicable state securities laws, (b) none of the Depositor, the Trustee or the Certificate Registrar is obligated so to register or qualify the
Certificates and (c) no interest in the Certificates may be sold or transferred unless it is (i) registered pursuant to the Securities Act and registered or qualified pursuant to any applicable state securities laws or (ii) sold or transferred in transactions which are exempt from such registration and qualification and the Certificate Owner desiring to effect such transfer has received either (A) a certification from such Certificate Owner's prospective transferee (substantially in the form attached to the Pooling and Servicing
Agreement) setting forth the facts surrounding the transfer or (B) an opinion of counsel satisfactory to the Certificate Registrar with respect to the availability of such exemption, together with copies of the certification(s)
from the transferor and/or transferee setting forth the facts surrounding the transfer upon which such opinion is based.

     3. The Transferee understands that it may not sell or otherwise transfer any portion of its interest in the Transferred Certificate except in compliance with the provisions of Section 3.3 of the Pooling and Servicing Agreement, which provisions it has carefully reviewed.

     4. Transferee understands that each Transferred Certificate will bear the following legend:

     THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER
THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES
LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE
OR ANY INTEREST THEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION JULY BE MADE
ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION
AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND
SERVICING AGREEMENT REFERRED TO HEREIN.

     5. With respect to any Transferred Certificate that is a Privately Offered
Certificate (other than Class X-1, Class X-2, Class E, Class F and Class G
Certificates), the Transferee understands that each Transferred Certificate will bear the following legend:

     NO TRANSFER OF THIS CERTIFICATE TO A RETIREMENT PLAN OR OTHER EMPLOYEE
BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO TITLE I OF THE EMPLOYEE
RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975
THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR APPLICABLE
FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") MATERIALLY SIMILAR TO THE FOREGOING
PROVISIONS OF ERISA OR THE CODE OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY
PURCHASING THIS CERTIFICATE ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF,
OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR
ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROVISIONS OF
SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

     6. Neither the Transferee nor anyone acting on its behalf has (a) offered, pledged, sold, disposed of or otherwise transferred any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a pledge, disposition or other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) made any general solicitation by means of general advertising or in any other manner, or (e)
taken any other action, that (in the case of any of the acts described in clauses (a) through (e) above) would constitute a distribution of any
Certificate under the Securities Act, would render the disposition of any
Certificate a violation of Section 5 of the Securities Act or any state securities law or would require registration or qualification of any Certificate pursuant thereto. The Transferee will not act, nor has it authorized or will it authorize

any person to act, in any manner set forth in the foregoing sentence with respect to any Certificate, any interest in any Certificate or any other similar security.

     7. The Transferee has been furnished with all information regarding (a) the
Depositor, (b) the Transferred Certificates and distributions thereon, (c) the
Pooling and Servicing Agreement and the Trust Fund created pursuant thereto, (d)
the nature, performance and servicing of the Mortgage Loans, (e) any credit enhancement mechanism associated with the Transferred Certificates, and (f) all related matters, that it has requested.

     8. The Transferee is an institutional "accredited investor" as defined in
Rule 501(a) (1), (2), (3) or (7) under the Securities Act and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Certificates; the Transferee has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the Transferee is able to bear the economic risks of such an investment and can afford a complete loss of such investment.

     9. Check one of the following:

     ___ The Transferee is a "U.S. Person" and has attached hereto an Internal
Revenue Service ("IRS") Form W-9 (or successor form).

     ___ The Transferee is not a "U.S. Person" and under applicable law in effect on the date hereof, no taxes will be required to be withheld by the
Certificate Registrar (or its agent) with respect to distributions to be made on the Transferred Certificates. The Transferee has attached hereto either (i) a duly executed IRS Form W-8BEN (or successor form), which identifies the
Transferee as the beneficial owner of the Transferred Certificates and states that the Transferee is not a U.S. Person, (ii) Form W-8IMY (with appropriate attachments) or (iii) two duly executed copies of IRS Form W-8ECI (or successor form), which identify the Transferee as the beneficial owner of the Transferred
Certificates and states that interest and original issue discount on the
Transferred Certificates is, or is expected to be, effectively connected with a
U.S. trade or business. The Transferee agrees to provide to the Certificate
Registrar (or its agent) updated IRS Form W-8BEN, IRS Form W-8IMY or IRS Form
W-8ECI, as the case may be, any applicable successor IRS forms, or such other certifications as the Certificate Registrar (or its agent) may reasonably request, on or before the date that any such IRS form or certification expires or becomes obsolete, or promptly after the occurrence of any event requiring a change in the most recent IRS form of certification furnished by it to the
Certificate Registrar (or its agent).

     For this purpose, "U.S. Person" means a citizen or resident of the United
States for U.S. federal income tax purposes, a corporation or partnership
(except to the extent provided in applicable Treasury Regulations) created or organized in or under the laws of the United States, any State thereof or the
District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate the income of which is subject to U.S. federal income taxation regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more United States fiduciaries have the authority to control all substantial decisions of such trust (or,

to the extent provided in applicable Treasury Regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S.
Persons).

     The Depositor, the Trustee and the Paying Agent are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                                       Very truly yours,

                                       -----------------------------------------
                                       (Transferee)

                                       By:
                                           -------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------

                                  EXHIBIT D-3B

                        FORM II OF TRANSFEREE CERTIFICATE
                          FOR TRANSFERS OF INTERESTS IN
                    BOOK-ENTRY PRIVATELY OFFERED CERTIFICATES

                                     [Date]

[TRANSFEROR]

     Re:  Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through
          Certificates, Series 2004-TOP15 (the "Certificates")

Dear Sirs:

     This letter is delivered to you in connection with the transfer by
_____________________ (the "Transferor") to ______________________ (the
"Transferee") of a Certificate (the "Transferred Certificate") having an initial
Certificate Balance or Notional Amount as of July ___, 2004 (the "Settlement
Date") of $__________. The Certificates were issued pursuant to the Pooling and
Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of July 1,
2004, among Morgan Stanley Capital I Inc., as depositor (the "Depositor"), Wells
Fargo Bank, National Association, as master servicer, ARCap Servicing, Inc., as special servicer, LaSalle Bank National Association, as trustee, ABN AMRO Bank
N.V., as fiscal agent and Wells Fargo Bank, National Association, as paying agent (in such capacity, the "Paying Agent"). All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing
Agreement. The Transferee hereby certifies, represents and warrants to you, and for the benefit of the Depositor and the Trustee, that:

     1. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended
(the "Securities Act"), and has completed one of the forms of certification to that effect attached hereto as Annex 1 and Annex 2. The Transferee is aware that the sale to it is being made in reliance on Rule 144A. The Transferee is acquiring the Transferred Certificate for its own account or for the account of a qualified institutional buyer, and understands that such Certificate or any interest therein may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule
144A, or (ii) pursuant to another exemption from registration under the
Securities Act.

     2. The Transferee understands that (a) the Class of Certificates to which the Transferred Certificate belongs have not been and will not be registered under the Securities Act or registered or qualified under any applicable state securities laws, (b) none of the Depositor, the Trustee or the Certificate
Registrar is obligated so to register or qualify the Certificates and (c) no interest in the Certificates may be sold or transferred unless it is (i)
registered pursuant to the Securities Act and registered or qualified pursuant to any applicable state securities laws or (ii) sold or transferred in transactions which are exempt from such registration and qualification and the Certificate Owner desiring to effect such transfer has received either
(A) a certification from such Certificate Owner's prospective transferee
(substantially in the form attached to the Pooling and Servicing Agreement)
setting forth the facts surrounding the transfer or (B) an opinion of counsel with respect to the availability of such exemption, together with copies of the certification(s) from the transferor and/or transferee setting forth the facts surrounding the transfer upon which such opinion is based.

     3. The Transferee understands that it may not sell or otherwise transfer any portion of its interest in the Transferred Certificate except in compliance with the provisions of Section 3.3 of the Pooling and Servicing Agreement, which provisions it has carefully reviewed.

     4. Transferee understands that each Transferred Certificate will bear the following legend:

     THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER
THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES
LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE
OR ANY INTEREST THEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION JULY BE MADE
ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION
AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND
SERVICING AGREEMENT REFERRED TO HEREIN.

     5. With respect to any Transferred Certificate that is a Privately Offered
Certificate (other than Class X-1, Class X-2, Class E, Class F and Class G
Certificates), the Transferee understands that each Transferred Certificate will bear the following legend:

     NO TRANSFER OF THIS CERTIFICATE TO A RETIREMENT PLAN OR OTHER EMPLOYEE
BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO TITLE I THE EMPLOYEE RETIREMENT
INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE
INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR APPLICABLE FEDERAL,
STATE OR LOCAL LAW ("SIMILAR LAW") MATERIALLY SIMILAR TO THE FOREGOING
PROVISIONS OF ERISA OR THE CODE OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY
PURCHASING THIS CERTIFICATE ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF,
OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR
ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROVISIONS OF
SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

     6. The Transferee has been furnished with all information regarding (a) the
Depositor, (b) the Transferred Certificates and distributions thereon, (c) the
Pooling and Servicing Agreement and the Trust Fund created pursuant thereto, (d)
the nature, performance and servicing of the Mortgage Loans, (e) any credit enhancement mechanism associated with the Transferred Certificates, and (f) all related matters, that it has requested.

     7. Check one of the following:

     ___ The Transferee is a "U.S. Person" and has attached hereto an Internal
Revenue Service ("IRS") Form W-9 (or successor form).

     ___ The Transferee is not a "U.S. Person" and under applicable law in effect on the date hereof, no taxes will be required to be withheld by the
Certificate Registrar (or its agent) with respect to distributions to be made on the Transferred Certificates. The Transferee has attached hereto either (i) a duly executed IRS Form W-8BEN (or successor form), which identifies the
Transferee as the beneficial owner of the Transferred Certificates and states that the Transferee is not a U.S. Person, (ii) Form W-8IMY (with appropriate attachments) or (iii) two duly executed copies of IRS Form W-8ECI (or successor form), which identify the Transferee as the beneficial owner of the Transferred
Certificates and states that interest and original issue discount on the
Transferred Certificates is, or is expected to be, effectively connected with a
U.S. trade or business. The Transferee agrees to provide to the Certificate
Registrar (or its agent) updated IRS Form W-8BEN, IRS Form W-8IMY or IRS Form
W-8ECI, as the case may be, any applicable successor IRS forms, or such other certifications as the Certificate Registrar (or its agent) may reasonably request, on or before the date that any such IRS form or certification expires or becomes obsolete, or promptly after the occurrence of any event requiring a change in the most recent IRS form of certification furnished by it to the
Certificate Registrar (or its agent).

     For this purpose, "U.S. Person" means a citizen or resident of the United
States for U.S. federal income tax purposes, a corporation or partnership
(except to the extent provided in applicable Treasury Regulations) created or organized in or under the laws of the United States, any State thereof or the
District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate the income of which is subject to U.S. federal income taxation regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more United States fiduciaries have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury Regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

     The Depositor, the Trustee and the Paying Agent are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                                       Very truly yours,

                                       -----------------------------------------
                                       (Transferee)

                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------

                             ANNEX 1 TO EXHIBIT D-3B

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

          [For Transferees Other Than Registered Investment Companies]

     The undersigned hereby certifies as follows to [name of Transferor] (the
"Transferor"), and for the benefit of the Depositor, the Trustee and the
Certificate Registrar, with respect to the commercial mortgage pass-through certificate being transferred (the "Transferred Certificate") as described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

     1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificate (the "Transferee").

     2. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A"), because (i) the Transferee owned and/or invested on a discretionary basis
$______________________(2) in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year
(such amount being calculated in accordance with Rule 144A) and (ii) the
Transferee satisfies the criteria in the category marked below.

     ___  Corporation, etc. The Transferee is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or any organization described in
          Section 501(c)(3) of the Internal Revenue Code of 1986, as amended.

     ___  Bank. The Transferee (a) is a national bank or a banking institution organized under the laws of any State, U.S. territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Certificate in the case of a U.S.
          bank, and not more than 18 months preceding such date of sale for a foreign bank or equivalent institution.

----------
     (2) Transferee must own and/or invest on a discretionary basis at least
$100,000,000 in securities unless Transferee is a dealer, and, in that case,
Transferee must own and/or invest on a discretionary basis at least $10,000,000 in securities.

     ___  Savings and Loan. The Transferee (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least
          $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Certificate in the case of a
          U.S. savings and loan association, and not more than 18 months preceding such date of sale for a foreign savings and loan association or equivalent institution.

     ___  Broker-dealer. The Transferee is a dealer registered pursuant to
          Section 15 of the Securities Exchange Act of 1934, as amended.

     ___  Insurance Company. The Transferee is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, U.S. territory or the District of Columbia.

     ___  State or Local Plan. The Transferee is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

     ___  ERISA Plan. The Transferee is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of
          1974, as amended.

     ___  Investment Advisor. The Transferee is an investment advisor registered under the Investment Advisers Act x of 1940, as amended.

     ___  Other. (Please supply a brief description of the entity and a cross-reference to the paragraph and subparagraph under subsection
          (a)(1) of Rule 144A pursuant to which it qualifies. Note that registered investment companies should complete Annex 2 rather than this Annex 1.)

     ---------------------------------------------------------------------------

     ---------------------------------------------------------------------------

     ---------------------------------------------------------------------------

     3. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Transferee, (ii) securities that are part of an unsold allotment to or subscription by the Transferee, if the Transferee is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee did not include any of the securities referred to in this paragraph.

     4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee used the cost of such securities to the Transferee, unless the Transferee reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities were valued at market. Further, in determining such aggregate amount, the Transferee may have included securities owned by subsidiaries of the Transferee, but only if such subsidiaries are consolidated with the Transferee in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Transferee's direction.
However, such securities were not included if the Transferee is a majority-owned, consolidated subsidiary of another enterprise and the Transferee is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

     5. The Transferee acknowledges that it is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred
Certificate are relying and will continue to rely on the statements made herein because one or more sales to the Transferee may be in reliance on Rule 144A.

        ___   __  Will the Transferee be purchasing the Transferred Certificate
        Yes   No  only for the Transferee's own account

     6. If the answer to the foregoing question is "no", then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

     7. The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein.
Until such notice is given, the Transferee's purchase of the Transferred
Certificate will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Transferee is a bank or savings and loan as provided above, the Transferee agrees that it will furnish to such parties any updated annual financial statements that become available on or before the date of such purchase, promptly after they become available.

                                       -----------------------------------------
                                       Print Name of Transferee

                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------
                                       Date:
                                            ------------------------------------

                             ANNEX 2 TO EXHIBIT D-3B

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

           [For Transferees That Are Registered Investment Companies]

         The undersigned hereby certifies as follows to [name of Transferor]
(the "Transferor"), and for the benefit of the Depositor, the Trustee and the
Certificate Registrar, with respect to the commercial mortgage pass-through certificate being transferred (the "Transferred Certificate") as described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

         1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificate (the "Transferee") or, if the
Transferee is a "qualified institutional buyer" as that term is defined in Rule
144A under the Securities Act of 1933, as amended ("Rule 144A"), because the
Transferee is part of a Family of Investment Companies (as defined below), is an executive officer of the investment adviser (the "Adviser").

         2. The Transferee is a "qualified institutional buyer" as defined in
Rule 144A because (i) the Transferee is an investment company registered under the Investment Company Act of 1940, as amended, and (ii) as marked below, the
Transferee alone owned and/or invested on a discretionary basis, or the
Transferee's Family of Investment Companies owned, at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year. For purposes of determining the amount of securities owned by the Transferee or the Transferee's Family of
Investment Companies, the cost of such securities was used, unless the
Transferee or any member of the Transferee's Family of Investment Companies, as
the case may be, reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities of such entity were valued at market.

                  ____ The Transferee owned and/or invested on a discretionary basis $___________________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with
         Rule 144A).

                  ____ The Transferee is part of a Family of Investment
         Companies which owned in the aggregate $______________ in securities
         (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

         3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

         4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Transferee or are part of the
Transferee's Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements,
(v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the
Transferee, or owned by the Transferee's Family of Investment Companies, the
securities referred to in this paragraph were excluded.

         5. The Transferee is familiar with Rule 144A and understands that the parties to which this certification is being made are relying and will continue to rely on the statements made herein because one or more sales to the
Transferee will be in reliance on Rule 144A.

    ___    ___   Will the Transferee be purchasing the Transferred Certificate
    Yes    No    only for the Transferee's own account

         6. If the answer to the foregoing question is "no", then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer"
status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

         7. The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Transferee's purchase of the Transferred Certificate will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

                                   -------------------------------------------
                                   Print Name of Transferee or Adviser

                                   By:________________________________________
                                   Name:______________________________________
                                   Title:_____________________________________

                                   IF AN ADVISER:

                                   -------------------------------------------
                                   Print Name of Transferee

                                   Date:______________________________________

                                  EXHIBIT E-1

                    FORM OF TRANSFER AFFIDAVIT AND AGREEMENT
                  FOR TRANSFERS OF REMIC RESIDUAL CERTIFICATES

STATE OF                          )
                                  ) ss:
COUNTY OF                         )

            ____________________, being first duly sworn, deposes and says that:

         1. He/She is the ____________________ of ____________________ (the
prospective transferee (the "Transferee") of Morgan Stanley Capital I Inc.,
Commercial Mortgage Pass-Through Certificates, Series 2004-TOP15, Class [R-I]
[R-II] [R-III], evidencing a ____% Percentage Interest in such Class (the
"Residual Certificates")), a ________________ duly organized and validly existing under the laws of ____________________, on behalf of which he/she makes this affidavit. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing
Agreement as amended and restated pursuant to which the Residual Certificates were issued (the "Pooling and Servicing Agreement").

         2. The Transferee (i) is, and as of the date of transfer will be, a
"Permitted Transferee" and will endeavor to remain a "Permitted Transferee" for so long as it holds the Residual Certificates, and (ii) is acquiring the
Residual Certificates for its own account or for the account of another prospective transferee from which it has received an affidavit in substantially the same form as this affidavit. A "Permitted Transferee" is any Person other than a "disqualified organization" or a possession of the United States. (For this purpose, a "disqualified organization" means the United States, any state or political subdivision thereof, any agency or instrumentality of any of the foregoing (other than an instrumentality, all of the activities of which are subject to tax and, except for the Federal Home Loan Mortgage Corporation, a majority of whose board of directors is not selected by any such governmental entity) or any foreign government, international organization or any agency or instrumentality of such foreign government or organization, any rural electric or telephone cooperative, or any organization (other than certain farmers'
cooperatives) that is generally exempt from federal income tax unless such organization is subject to the tax on unrelated business taxable income.

         3. The Transferee (i) is, and as of the date of transfer will be, a
"Qualified Institutional Buyer" and will endeavor to remain a "Qualified
Institutional Buyer" for so long as it holds the Residual Certificates, and (ii)
is acquiring the Residual Certificates for its own account or for the account of another prospective transferee from which it has received an affidavit in substantially the same form as this affidavit. A "Qualified Institutional Buyer"
is a qualified institutional buyer qualifying pursuant to Rule 144A under the
Securities Act of 1933, as amended.

         4. The Transferee is aware (i) of the tax that would be imposed on transfers of the Residual Certificates to "disqualified organizations" under the
Code that applies to all transfers of the Residual Certificates; (ii) that such tax would be on the transferor or, if such

transfer is through an agent (which Person includes a broker, nominee or middleman) for a non-Permitted Transferee, on the agent; (iii) that the Person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnishes to such Person an affidavit that the transferee is a
Permitted Transferee and, at the time of transfer, such Person does not have actual knowledge that the affidavit is false; and (iv) that the Residual
Certificates may be a "noneconomic residual interest" within the meaning of
Treasury regulation Section 1.860E-1(c) and that the transferor of a
"noneconomic residual interest" will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax.

         5. The Transferee is aware of the tax imposed on a "pass-through entity" holding the Residual Certificates if at any time during the taxable year of the pass-through entity a non-Permitted Transferee is the record holder of an interest in such entity. (For this purpose, a "pass-through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives.)

         6. The Transferee is aware that the Certificate Registrar will not register any transfer of the Residual Certificates by the Transferee unless the
Transferee's transferee, or such transferee's agent, delivers to the Certificate
Registrar, among other things, an affidavit and agreement in substantially the same form as this affidavit and agreement. The Transferee expressly agrees that it will not consummate any such transfer if it knows or believes that any representation contained in such affidavit and agreement is false.

         7. The Transferee consents to any additional restrictions or arrangements that shall be deemed necessary upon advice of counsel to constitute a reasonable arrangement to ensure that the Residual Certificate will only be owned, directly or indirectly, by a Permitted Transferee.

         8. The Transferee's taxpayer identification number is _______________.

         9. The Transferee has reviewed the provisions of Section 3.3(e) of the
Pooling and Servicing Agreement, a description of which provisions is set forth in the Residual Certificates (in particular, clause (ii)(F) of Section 3.3(e)
which authorizes the Paying Agent or the Trustee to deliver payments on the
Residual Certificate to a Person other than the Transferee and clause (ii)(G) of
Section 3.3(e) which authorizes the Trustee to negotiate a mandatory sale of the
Residual Certificates, in either case, in the event that the Transferee holds such Residual Certificates in violation of Section 3.3(e)); and the Transferee expressly agrees to be bound by and to comply with such provisions.

         10. No purpose of the Transferee relating to its purchase or any sale of the Residual Certificates is or will be to impede the assessment or collection of any tax.

         11. The Transferee hereby represents to and for the benefit of the transferor that the Transferee intends to pay any taxes associated with holding the Residual Certificates as they become due, fully understanding that it may incur tax liabilities in excess of any cash flows generated by the Residual
Certificates.

         12. The Transferee will not cause income with respect to the Residual
Certificates to be attributable to a foreign permanent establishment or fixed base, within the meaning of any applicable income tax treaty, of such proposed
Transferee or any other United States Tax Person.

         13. The Transferee will, in connection with any transfer that it makes of the Residual Certificates, deliver to the Certificate Registrar a representation letter substantially in the form of Exhibit E-2 to the Pooling and Servicing Agreement in which it will represent and warrant, among other things, that it is not transferring the Residual Certificates to impede the assessment or collection of any tax and that it has at the time of such transfer conducted a reasonable investigation of the financial condition of the proposed transferee as contemplated by Treasury regulation Section 1.860E-1(c)(4)(i) and has satisfied the requirements of such provision.

         14. The Transferee is a citizen or resident of the United States, a corporation, a partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate or trust whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States.

         15. [Select a or b, as applicable] [a] The Transferee has computed any consideration paid to it to acquire the Class R Certificate in accordance with
U.S. Treasury Regulations Sections 1.860E-1(c)(7) and 1.860E-1(c)(8) by
computing present values using a discount rate equal to the Federal short-term rate prescribed by Section 1274(d) of the Code for the month of the transfer and the compounding period used by the Transferee.

         [b] The transfer of the Class R Certificate complies with Treasury
Regulation Sections 1.860E-1(c)(5) and 1.860E-1(c)(6) and, accordingly,

         (i) the Transferee is an "eligible corporation," as defined in Treasury
Regulation Section 1.860E-1(c)(6), as to which income from the Class R
Certificate will only be taxed in the United States;

         (ii) at the time of the transfer, and at the close of the Transferee's two fiscal years preceding the Transferee's fiscal year of the transfer, the
Transferee had gross assets for financial reporting purposes (excluding any obligation of a person related to the Transferee within the meaning of Treasury
Regulation Section 1.860E-1(c)(6)(ii) and excluding any other asset if a principal purpose for holding or acquiring that asset is to permit the
Transferee to satisfy this Section 15(ii)) in excess of $100 million and net assets in excess of $10 million;

         (iii) the Transferee will transfer the Class R Certificate only to another "eligible corporation," as defined in Treasury Regulation Section
1.860E-1(c)(6), in a transaction that satisfies the requirements of Treasury
Regulation Section 1.860E-1(c)(i), (ii), and (iii) and this Section 15 and the transfer is not to a foreign permanent establishment (within the meaning of an applicable income tax treaty) of such eligible corporation or any other arrangement by which the Class R Certificate will be at any time subject to net tax by a foreign country or possession of the United States; and

         (iv) the Transferee determined the consideration paid to it to acquire the Class R Certificate, based on reasonable market assumptions (including, but not limited to, borrowing and investment rates, prepayment and loss assumptions, expense and reinvestment assumptions, tax rates and other factors specific to the Transferee) that it has determined in good faith, is a reasonable amount.

         16. The Transferee (i) is, and at the time of transfer will be, a
United States Tax Person and (ii) is not, and at the time of the transfer will not be, a foreign permanent establishment or fixed base, within the meaning of any applicable income tax treaty, of any United States Tax Person. If the
Transferee is a partnership trust or disregarded entity for U.S. federal income tax purposes, then each person that may be allocated income from the Class R
Certificate is, and at the time of transfer will be, a United States Tax Person.

         17. The Transferee has historically paid its debts as they have come due and will continue to do so in the future.

         IN WITNESS WHEREOF, the Transferee has caused this instrument to be executed on its behalf, pursuant to the authority of its Board of Directors, by its ____________________ and its corporate seal to be hereunto attached this ___
day of __________________, _____.

                                    [NAME OF TRANSFEREE]

                                    By:______________________________
                                       [Name of Officer]
                                       [Title of Officer]

                                   EXHIBIT E-2

                 FORM OF TRANSFEROR CERTIFICATE FOR TRANSFERS OF
                           REMIC RESIDUAL CERTIFICATES

                                                           _______________, 20__

Wells Fargo Bank, National Association,
  as Certificate Registrar
Wells Fargo Center
6th and Marquette
Minneapolis, MN  55479

Attention:    Corporate Trust Services
              (CMBS) MAC #N9309-121

        Re:   Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through
              Certificates, Series 2004-TOP15 (the "Certificates")

Dear Sirs:

         This letter is delivered to you in connection with the transfer by
_________________ (the "Transferor") to _________________ (the "Transferee") of
[Class R-I] [Class R-II] [Class R-III] Certificates evidencing a ____%
Percentage Interest in such Class (the "Residual Certificates"). The
Certificates, including the Residual Certificates, were issued pursuant to the
Pooling and Servicing Agreement, dated as of July 1, 2004 (the "Pooling and
Servicing Agreement"), among Morgan Stanley Capital I Inc., as depositor, Wells
Fargo Bank, National Association, as master servicer, ARCap Servicing, Inc., as special servicer, Lasalle Bank National Association, as trustee, Wells Fargo
Bank, National Association, as paying agent and certificate registrar and ABN
AMRO Bank N.V., as fiscal agent. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and
Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Certificate Registrar, that:

         1. No purpose of the Transferor relating to the transfer of the
Residual Certificates by the Transferor to the Transferee is or will be to impede the assessment or collection of any tax.

         2. The Transferor understands that the Transferee has delivered to you a Transfer Affidavit and Agreement in the form attached to the Pooling and
Servicing Agreement. The Transferor does not know or believe that any representation contained therein is false.

         3. The Transferor has at the time of this transfer conducted a reasonable investigation of the financial condition of the Transferee as contemplated by Treasury regulation Section 1.860E-1(c)(4)(i) and, as a result of that investigation, the Transferor has determined that the Transferee has historically paid its debts as they became due and has found no significant evidence to indicate that the Transferee will not continue to pay its debts as they become due in

the future. The Transferor understands that the transfer of the Residual
Certificates may not be respected for United States income tax purposes (and the
Transferor may continue to be liable for United States income taxes associated therewith) unless the Transferor has conducted such an investigation.

         4. The Transferor does not know and has no reason to know that the
Transferee is not a Permitted Transferee, is not a United States Tax Person, is
a foreign permanent establishment or fixed base, within the meaning of any applicable income tax treaty, of any United States Tax Person, or is a Person with respect to which income on the Residual Certificate is attributable to a foreign permanent establishment or fixed base, within the meaning of any applicable income tax treaty.

         5. The Transferor does not know and has no reason to know that the
Transferee will not honor the restrictions on subsequent transfers by the
Transferee under the Transfer Affidavit and Agreement, delivered in connection with this transfer.

                                     Very truly yours,

                                     _____________________________________
                                    (Transferor)
                                     By:__________________________________
                                     Name:________________________________
                                     Title:_______________________________

                                    EXHIBIT F

                        FORM OF REGULATION S CERTIFICATE

                          MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                  SERIES 2004-TOP15, CLASS ___ (THE "CERTIFICATES")

TO:      Euroclear System
                or
           CLEARSTREAM

         This is to certify that as of the date hereof, and except as set forth below, the above-captioned Certificates held by you or on your behalf for our account are beneficially owned by (a) non -U.S person(s) or (b) U.S. person(s)
who purchased the Certificates in transactions which did not require registration under the United States Securities Act of 1933, as amended (the
"Securities Act"). As used in this paragraph, the term "U.S. person" has the meaning given to it by Regulation S under the Securities Act. To the extent that we hold an interest in any of the Certificates on behalf of person(s) other than ourselves, we have received certifications from such person(s) substantially identical to the certifications set forth herein.

         We undertake to advise you promptly by tested telex on or prior to the date on which you intend to submit your certification relating to the
Certificates held by you or on your behalf for our account in accordance with your operating procedures if any applicable statement herein is not correct on such date, and in the absence of any such notification it may be assumed that this certification applies as of such date.

         This certification excepts and does not relate to $__________ of such beneficial interest in the above Certificates in respect of which we are not able to certify and as to which we understand the exercise of any rights to payments thereon and the exchange for definitive Certificates or for an interest in definitive Certificates in global form cannot be made until we do so certify.

         We understand that this certification is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorize you to produce this certification to any interested party in such proceedings.

Dated:  __________, 2004

                                   By: ________________________________________
                                   As, or as agent for, the beneficial owner(s)
                                   of the Certificates to which this
                                   certificate relates.

                                   EXHIBIT G-1

                       FORM OF PRIMARY SERVICING AGREEMENT
                                   (PRINCIPAL)

                              [Under Separate Tab]

                                   EXHIBIT G-2

                                    RESERVED

                                    EXHIBIT H

                         FORM OF EXCHANGE CERTIFICATION

                               __________ __, 200_

TO:      The Depository Trust Company

         CLEARSTREAM or
         Morgan Guaranty Trust Company
                  of New York, Brussels Office
                  Euroclear Operation Center

         Wells Fargo Bank, National Association, as Master Servicer

         Wells Fargo Bank, National Association,
             as Certificate Registrar

         LaSalle Bank National Association,
             as Trustee

         This is to notify you as to the transfer of the beneficial interest in
$_______________ of Morgan Stanley Capital I Inc. Commercial Mortgage
Pass-Through Certificates, Series 2004-TOP15, Class __(the "Certificates").

       The undersigned is the owner of a beneficial interest in the Class __
[Rule 144A-IAI Global Certificate] [Regulation S Global Certificate] and
requests that on [INSERT DATE], (i) [Euroclear] [CLEARSTREAM] [DTC] debit account #__________, with respect to $__________ principal denomination of the
Class __ [Rule 144A-IAI Global Certificate] [Regulation S Global Certificate]
and (ii) [DTC] [Euroclear] [CLEARSTREAM] credit the beneficial interest of the below-named purchaser, account #__________, in the Class __ [Rule 144A-IAI
Global Certificate] [Regulation S Global Certificate] in the same principal denomination as follows:

         Name:
         Address:
         Taxpayer I D. No.:

         The undersigned hereby represents that this transfer is being made in accordance with an exemption from the provisions of Section 5 of the United
States Securities Act of 1933, as amended (the "Securities Act"), which representation is based upon the reasonable belief that the purchaser is [not a
U.S. Person as defined in Regulation S under the Securities Act][a "qualified institutional buyer," as defined in Rule 144A under the Securities Act, and that such purchaser has acquired the Certificates in a transaction effected in accordance with the exemption from the registration requirements of the
Securities Act provided by Rule 144A and, if the purchaser has purchased the
Certificates for one or more accounts for which it is acting as fiduciary or agent, each such account is a qualified institutional buyer or an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2),
(3) or (7) of Regulation D of the 1933 Act][an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D of the 1933 Act and in accordance with any applicable securities laws of any state of the United States and, if the purchaser has purchased the Certificates for one or more accounts for which it is acting as fiduciary or agent, each such account is a qualified institutional buyer or an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D of the 1933 Act] and that the purchaser is acquiring beneficial interests in the applicable Certificate3 for its own account or for one or more institutional accounts for which it is acting as fiduciary or agent in a minimum amount equivalent to not less than U.S.[$25,000] [$100,000] and integral multiples of
U.S. $1 in excess thereof for each such account.

                                 Very truly yours,

                                [NAME OF HOLDER OF CERTIFICATE]

                                 By: ________________________________________
                                     [Name], [Chief Financial
                                     or other Executive Officer]

------------

3   [NOTE: INFORMATION PROVIDED ABOVE WITH RESPECT TO PURCHASER AND THE
         FOREGOING REPRESENTATION MUST BE PROVIDED TO THE CERTIFICATE REGISTRAR
         UPON ANY TRANSFER OF CERTIFICATES IF THE CERTIFICATES ARE NO LONGER
         HELD IN GLOBAL FORM.]

                                   EXHIBIT I

                  FORM OF EUROCLEAR OR CLEARSTREAM CERTIFICATE

                          MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                  SERIES 2004-TOP15, CLASS (THE "CERTIFICATES")

TO:      Wells Fargo Bank, National Association, as Certificate Registrar
         Attn:  Corporate Trust Services (CMBS) MAC #N9309-121

         LaSalle Bank National Association, as Trustee
         Attn: Asset Backed Securities Trust Services Group
               Morgan Stanley Capital I Inc.
               Commercial Mortgage Pass-Through Certificates,
               Series 2004-TOP15

         This is to certify that, based solely on certifications we have received in writing, by tested telex or by electronic transmission from member organizations appearing in our records as persons being entitled to a portion of the principal amount of the Certificates set forth below (our "Member
Organizations") substantially to the effect set forth in the Pooling and
Servicing Agreement dated as of July 1, 2004 (the "Pooling and Servicing
Agreement") among both of you, Morgan Stanley Capital I Inc., ABN AMRO Bank N.V.
and Wells Fargo Bank, National Association, U.S. $__________ principal amount of the above-captioned Certificates held by us or on our behalf are beneficially owned by (a) non-U.S. person(s) or (b) U.S. person(s) who purchased the
Certificates in transactions that did not require registration under the United
States Securities Act of 1933, as amended (the "Securities Act"). As used in this paragraph, the term "U.S. person" has the meaning given to it by Regulation
S under the Securities Act.

         We further certify that as of the date hereof we have not received any notification from any of our Member Organizations to the effect that the statements made by such Member Organizations with respect to any interest in the
Certificates identified above are no longer true and cannot be relied upon as of the date hereof.

         [On Release Date: We hereby acknowledge that no portion of the Class __
Regulation S Temporary Global Certificate shall be exchanged for an interest in the Class __ Regulation S Permanent Global Certificate (as each such term is defined in the Pooling and Servicing Agreement) with respect to the portion thereof for which we have not received the applicable certifications from our
Member Organizations.]

         [Upon any payments under the Regulation S Temporary Global Certificate:
We hereby agree to hold (and return to the Trustee upon request) any payments received by us on the Class __ Regulation S Temporary Global Certificate (as
defined in the Pooling and Servicing Agreement) with respect to the portion thereof for which we have not received the applicable certifications from our
Member Organizations.]

         We understand that this certification is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorize you to produce this certification to any interested party in such proceedings.

Dated:

                                [MORGAN GUARANTY TRUST COMPANY
                                OF NEW YORK, Brussels office,
                                as operator of the Euroclear
                                System]

                                        or

                                [CLEARSTREAM]

                                By: _________________________________________

                                    EXHIBIT J

              LIST OF LOANS TO WHICH EXCESS SERVICING FEES ARE PAID

1 Loan - Sunset Park

                                  EXHIBIT K-1

                          FORM OF PURCHASE AGREEMENT I

                              [UNDER SEPARATE TAB]

                                   EXHIBIT K-2

                          FORM OF PURCHASE AGREEMENT II

                              [Under Separate Tab]

                                   EXHIBIT K-3

                         FORM OF PURCHASE AGREEMENT III

                              [Under Separate Tab]

                                   EXHIBIT K-4

                   FORM OF MORTGAGE LOAN PURCHASE AGREEMENT IV

                              [UNDER SEPARATE TAB]

                                    EXHIBIT L

                            FORM OF INSPECTION REPORT

             [Available at CMSA Website version 2.0 dated 11/15/99]

                                   EXHIBIT M

                    FORM OF MONTHLY CERTIFICATEHOLDER REPORT

                    SUBSTANTIALLY SIMILAR TO THE INFORMATION

                      REPEATED IN THE FORM OF STATEMENT TO

                            CERTIFICATEHOLDERS IN THE

                              PROSPECTUS SUPPLEMENT

                                    EXHIBIT N

                   FORM OF OPERATING STATEMENT ANALYSIS REPORT

             [Available At CMSA Website version 2.0 dated 11/15/99]

                                    EXHIBIT O

           Monthly Additional Report on Recoveries and Reimbursements

---------------------------------------------------------------------------------------------------------------------------------
MONTHLY ADDITIONAL REPORT ON RECOVERIES AND REIMBURSEMENTS
LOAN BY LOAN
APPLICABLE TO WORKOUT DELAYED REIMBURSEMENT AMOUNTS AND NONRECOVERABLE ADVANCES

DISTRIBUTION DATE:                   11/15/2003
                             lp48             new               new           new          new                new
TRUST RECORDS                                                                      G               H                  I
---------------------------------------------------------------------------------------------------------------------------------
                                                                              UNREIMBURSED ADVANCES

                             MODIFICATION     DEEMED NON-                                                          INITIAL
PROSPECTUS       SERVICER     DATE (IF        RECOVERABLE       TYPE            INITIAL         ADVANCE         REIMBURSEMENT
 ID               LOAN #      APPLICABLE)     DATE              ADVANCE          AMOUNT         INTEREST            DATE
---------------------------------------------------------------------------------------------------------------------------------

                  10 xxx       11/1/2003      na                P & I             50,000            3,000           11/12/2003
                  11 xxx       11/1/2003          11/4/2003     P & I             50,000            3,000           11/12/2003
                  12 xxx     na                   11/4/2003     Legal             10,000              500           11/12/2003

---------------------------------------------------------------------------------------------------------------------------------
totals
                *Unreimbursed(in process),  N=(G + H) - (K + M)

               1           2                3                 4             5            6                  7                  8

--------------------------------------------------------------------------------------------------
Example

new                   calc               new                 calc                calc
          J                   K                   L                   M                 N
--------------------------------------------------------------------------------------------------
                            REIMBURSED ADVANCES
--------------------------------------------------------------------------------------------------
     PRINCIPAL COLLECTIONS                          INTEREST COLLECTIONS

                                                                                     AMOUNTS STILL
       CURRENT            CUMULATIVE           CURRENT           CUMULATIVE          DUE *
--------------------------------------------------------------------------------------------------

               45,000             45,000                   0                   0            8,000
               53,000             53,000                   0                   0                0
                    0                  0              10,500              10,500                0

--------------------------------------------------------------------------------------------------

                    9                 10                  11                  12               13

------------------------------------------------------------------------------------------------------------------------------------

new            new           calc           new               new                new        new              lp36         lp 11
BORROWER INFORMATION
------------------------------------------------------------------------------------------------------------------------------------

               CURRENT                                        IF NONRECOVERABLE
               AMOUNTS                                        ADVANCES
UNLIQUIDATED   PAID BY       UNLIQUIDATED                     REIMBURSED FROM
ADVANCES       BORROWER OR   ADVANCES       IS IT STILL       PRINCIPAL,         INTEREST                  ACTUAL      ARD
(BEGINNING     PROCEEDS OF   (ENDING        RECOVERABLE OR    REALIZED LOSS      SHORTFALL                 LOAN        DATE/MATURITY
BALANCE)       RELATED LOAN  BALANCE)       NONRECOVERABLE?   AMOUNT             TO TRUST   COMMENTS       BALANCE     DATE
------------------------------------------------------------------------------------------------------------------------------------

    53,000        0            53,000        R                      0                  0    ModificationP  $5,053,000   Nov-07
                                                                                            & rolled into
                                                                                            loan balance
         0        0                 0        N                 53,000                  0    Modification-  $5,000,000   Nov-7
                                                                                            forgiveness
                                                                                            of debt
         0        0                 0        N                      0             10,500    Legal expense- $2,000,000   Nov-7
                                                                                            interest
                                                                                            shortfall
                                                                                            to trust

------------------------------------------------------------------------------------------------------------------------------------

         14       15                16       17                    18             19                 20         21        22

---------------------------------------------------------------------------------------------------------------------------------
MONTHLY ADDITIONAL REPORT ON RECOVERIES AND REIMBURSEMENTS
LOAN BY LOAN
APPLICABLE TO WORKOUT DELAYED REIMBURSEMENT AMOUNTS AND NONRECOVERABLE ADVANCES

DISTRIBUTION DATE:                   11/15/2003
                             lp48             new               new           new          new                new
TRUST RECORDS                                                                      G               H                  I
---------------------------------------------------------------------------------------------------------------------------------
                                                                              UNREIMBURSED ADVANCES

                              MODIFICATION    DEEMED NON-                                       ACCRUED &          INITIAL
PROSPECTUS       SERVICER     DATE (IF        RECOVERABLE       TYPE            INITIAL          UNPAID         REIMBURSEMENT
 ID               LOAN #      APPLICABLE)     DATE              ADVANCE          AMOUNT         INTEREST            DATE
---------------------------------------------------------------------------------------------------------------------------------

                 10 xxx         11/1/2003     na                P & I             50,000            3,000         11/12/2003
                 11 xxx         11/1/2003       11/4/2003       P & I             50,000            3,000         11/12/2003
                 12 xxx       na                11/4/2003       Legal             10,000              500         11/12/2003

---------------------------------------------------------------------------------------------------------------------------------
totals
                *Unreimbursed(in process),  N=(G + H) - (K + M)

--------------------------------------------------------------------------------------------------

new                   calc               new                 calc                calc
          J                   K                   L                   M                 N
--------------------------------------------------------------------------------------------------
                            REIMBURSED ADVANCES
--------------------------------------------------------------------------------------------------
     PRINCIPAL COLLECTIONS                          INTEREST COLLECTIONS

                                                                                     AMOUNTS STILL
       CURRENT            CUMULATIVE           CURRENT           CUMULATIVE          DUE *
--------------------------------------------------------------------------------------------------

                8,000             53,000                   0                   0                0
               53,000             53,000                   0                   0                0
                    0                  0              10,500              10,500                0

--------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

new            new           new            new               new                           new              lp36         lp 11
BORROWER INFORMATION
------------------------------------------------------------------------------------------------------------------------------------

                                                              IF NONRECOVERABLE
                                                              ADVANCES
UNLIQUIDATED   AMOUNTS       UNLIQUIDATED                     REIMBURSED FROM
ADVANCES       PAID BY       ADVANCES       IS IT STILL       PRINCIPAL,         INTEREST                  ACTUAL      ARD
(BEGINNING     BORROWER OR   (ENDING        RECOVERABLE OR    REALIZED LOSS      SHORTFALL                 LOAN        DATE/MATURITY
BALANCE)       PROCEEDS      BALANCE)       NONRECOVERABLE?   AMOUNT             TO TRUST   COMMENTS       BALANCE     DATE
------------------------------------------------------------------------------------------------------------------------------------

    53,000        0            53,000        R                      0                  0    ModificationP  $5,053,000   Nov-07
                                                                                            & rolled into
                                                                                            loan balance
         0        0                 0        N                 53,000                  0    Modification-  $5,000,000   Nov-7
                                                                                            forgiveness
                                                                                            of debt
         0        0                 0        N                      0             10,500    Legal expense- $2,000,000   Nov-7
                                                                                            interest
                                                                                            shortfall
                                                                                            to trust

------------------------------------------------------------------------------------------------------------------------------------

                                      EXHIBIT P

                                      RESERVED

                                    EXHIBIT Q

                                    RESERVED

                                     EXHIBIT R

                                      RESERVED

                                   EXHIBIT S-1

                  FORM OF POWER OF ATTORNEY FOR MASTER SERVICER

RECORDING REQUESTED BY:
WELLS FARGO BANK, N.A.

AND WHEN RECORDED MAIL TO:

WELLS FARGO BANK, N.A.
555 Montgomery Street, 17th Floor
San Francisco, CA  94111
Attention:Commercial Mortgage Pass-
   Through Certificates Series 2004-TOP15

                    Space above this line for Recorder's use
--------------------------------------------------------------------------------

                            LIMITED POWER OF ATTORNEY
                                    (SPECIAL)

         KNOW ALL MEN BY THESE PRESENTS, that LASALLE BANK NATIONAL ASSOCIATION, as trustee for Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through
Certificates, Series 2004-TOP15 ("Trustee"), under that certain Pooling and
Servicing Agreement dated as of July 1, 2004 (the "Pooling and Servicing
Agreement"), does hereby nominate, constitute and appoint WELLS FARGO BANK,
NATIONAL ASSOCIATION, as Master Servicer under the Pooling and Servicing
Agreement ("Wells Fargo Bank"), as its true and lawful attorney-in-fact for it and in its name, place, stead and for its use and benefit:

         To perform any and all acts which may be necessary or appropriate to enable Wells Fargo Bank to service and administer the Mortgage Loans (as defined in the Pooling and Servicing Agreement) in connection with the performance by
Wells Fargo Bank of its duties as Master Servicer under the Pooling and
Servicing Agreement, giving and granting unto Wells Fargo Bank full power and authority to do and perform any and every act necessary, requisite, or proper in connection with the foregoing and hereby ratifying, approving or confirming all that Wells Fargo Bank shall lawfully do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, the undersigned has caused this limited power of attorney to be executed as of this ___ day of , 2004.

                                  LASALLE BANK NATIONAL ASSOCIATION,
                                  as trustee for Morgan Stanley Capital I Inc.,
                                  Commercial Mortgage Pass-Through Certificates,
                                  Series 2004-TOP15

                                  By:
                                      ------------------------------------------
                                  Name:
                                       -----------------------------------------
                                  Title:
                                        ----------------------------------------

                           ALL-PURPOSE ACKNOWLEDGEMENT

                                            )
                                            )
                                            )

     On                           before me,
       --------------------------            -----------------------------------
                  Date                          Name and Title of Officer
                                               (i.e., Your Name, Notary Public)

personally appeared
                    ------------------------------------------------------------
                          Name(s) of Document Signer(s)

--------------------------------------------------------------------------------
personally known to me (or proved to me on the basis of satisfactory evidence)
to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s)
acted, executed the instrument.

         WITNESS my hand and official seal.

         --------------------------------------------
                      Signature of Notary

                                           (Affix seal in the above blank space)

                                   EXHIBIT S-2

                 FORM OF POWER OF ATTORNEY FOR SPECIAL SERVICER

RECORDING REQUESTED BY:
WELLS FARGO BANK, N.A.

AND WHEN RECORDED MAIL TO:

ARCAP SERVICING, INC.
5605 North MacArthur Blvd.
Suite 950
Irving, Texas 75038
Attention:  [                       ]

                    Space above this line for Recorder's use
--------------------------------------------------------------------------------

                            LIMITED POWER OF ATTORNEY
                                    (SPECIAL)

                  KNOW ALL MEN BY THESE PRESENTS, that LASALLE BANK NATIONAL
ASSOCIATION, as trustee for Morgan Stanley Capital I Inc., Commercial Mortgage
Pass-Through Certificates, Series 2004-TOP15 ("Trustee"), under that certain
Pooling and Servicing Agreement dated as of July 1, 2004 (the "Pooling and
Servicing Agreement"), does hereby nominate, constitute and appoint ARCAP
SERVICING, INC., as Special Servicer under the Pooling and Servicing Agreement
("ARCAP"), as its true and lawful attorney-in-fact for it and in its name, place, stead and for its use and benefit:

                  To perform any and all acts which may be necessary or
appropriate to enable ARCAP to service and administer the Mortgage Loans (as defined in the Pooling and Servicing Agreement) in connection with the performance by ARCAP of its duties as Special Servicer under the Pooling and
Servicing Agreement, giving and granting unto ARCAP full power and authority to do and perform any and every act necessary, requisite, or proper in connection with the foregoing and hereby ratifying, approving or confirming all that ARCAP shall lawfully do or cause to be done by virtue hereof.

                                      S-2-1

         IN WITNESS WHEREOF, the undersigned has caused this limited power of attorney to be executed as of this ___ day of __________, 2004.

                                 LASALLE BANK NATIONAL ASSOCIATION,
                                 as trustee for Morgan Stanley Capital I Inc.,
                                 Commercial Mortgage Pass-Through Certificates,
                                 Series 2004-TOP15

                                 By:
                                     -------------------------------------------
                                 Name:
                                      ------------------------------------------
                                 Title:
                                        ----------------------------------------

                                     S-2-2

                           ALL-PURPOSE ACKNOWLEDGEMENT

                                            )
                                            )
                                            )

     On                           before me,
       --------------------------            -----------------------------------
                  Date                          Name and Title of Officer
                                               (i.e., Your Name, Notary Public)

personally appeared
                    ------------------------------------------------------------
                          Name(s) of Document Signer(s)

--------------------------------------------------------------------------------
personally known to me (or proved to me on the basis of satisfactory evidence)
to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s)
acted, executed the instrument.

         WITNESS my hand and official seal.

         --------------------------------------------
                      Signature of Notary

                                           (Affix seal in the above blank space)

                                     S-2-3

                                    EXHIBIT T

                 FORM OF DEBT SERVICE COVERAGE RATIO PROCEDURES

         "Debt Service Coverage Ratios" generally means the ratio of
"Underwritable Cash Flow" estimated to be produced by the related Mortgaged
Property to the annualized amount of debt service payable under that Mortgage
Loan. "Underwritable Cash Flow" in each case is an estimate of stabilized cash flow available for debt service. In general, it is the estimated stabilized revenue derived from the use and operation of a Mortgaged Property (consisting primarily of rental income) less the sum of (a) estimated stabilized operating expenses (such as utilities, administrative expenses, repairs and maintenance, management fees and advertising), (b) fixed expenses (such as insurance, real estate taxes and, if applicable, ground lease payments) and (c) capital expenditures and reserves for capital expenditures, including tenant improvement costs and leasing commissions. Underwritable Cash Flow generally does not reflect interest expenses and non-cash items such as depreciation and amortization. In determining Underwritable Cash Flow for a Mortgaged Property,
the Master Servicer may rely on rent rolls and other generally unaudited financial information provided by the respective borrowers and may estimate cash flow taking into account historical financial statements, material changes in the operating position of the Mortgaged Property, and estimated capital expenditures, leasing commissions and tenant improvement reserves. The Master
Servicer may make certain changes to operating statements and operating information obtained from the respective borrowers.

                                    EXHIBIT U

       [Form of Assignment and Assumption Submission to Special Servicer]

                         See Primary Servicing Agreement

                                    EXHIBIT V

     [Form of Additional Lien, Monetary Encumbrance and Mezzanine Financing
                  Submission Package to the Special Services]

                         See Primary Servicing Agreement

                                    EXHIBIT W

                           RESTRICTED SERVICER REPORTS

             [Available at CMSA Website version 2.0 dated 11/15/99]

                                    EXHIBIT X

                          UNRESTRICTED SERVICER REPORTS

             [Available at CMSA Website version 2.0 dated 11/15/99]

                                    EXHIBIT Y

                             [Investor Certificate]

                             INVESTOR CERTIFICATION

                                                              Date:
Wells Fargo Bank, N.A.
7485 New Horizon Way
Frederick, Maryland 21703
Tel: 301-815-6600
Fax: 301-815-6125
Attention:  Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through
            Certificates, Series 2004-TOP15

         In accordance with the Pooling and Servicing Agreement, dated as of
         July 1, 2004 (the "Agreement"), by and among Morgan Stanley Capital I
         Inc., as Depositor, Wells Fargo Bank, National Association, as Master
         Servicer, ARCap Servicing, Inc., as Special Servicer, ABN AMRO Bank
         N.V., as Fiscal Agent, LaSalle Bank National Association, as Trustee,
         and Wells Fargo Bank, N.A. as Paying Agent and Certificate Registrar
         (the "Paying Agent"), with respect to the above referenced certificates
         (the "Certificates"), the undersigned hereby certifies and agrees as follows:

1.   The undersigned is a beneficial owner or prospective purchaser of the Class
     __ Certificates.

2.   The undersigned is requesting access to the Paying Agent's internet website containing certain information (the "Information") and/or is requesting the information identified on the schedule attached hereto (also, the
     "Information") pursuant to the provisions of the Agreement.

3.   In consideration of the Paying Agent's disclosure to the undersigned of the
     Information, or access thereto, the undersigned will keep the Information confidential (except from such outside persons as are assisting it in making an evaluation in connection with purchasing the related
     Certificates, from its accountants and attorneys, and otherwise from such governmental or banking authorities or agencies to which the undersigned is subject), and such Information will not, without the prior written consent of the Paying Agent, be otherwise disclosed by the undersigned or by its officers, directors, partners, employees, agents or representatives
     (collectively, the "Representatives") in any manner whatsoever, in whole or in part.

4.   The undersigned will not use or disclose the Information in any manner which could result in a violation of any provision of the Securities Act of
     1933, as amended (the "Securities Act"), or the Securities Exchange Act of
     1934, as amended, or would require registration of any Certificate pursuant to Section 5 of the Securities Act.

5.   The undersigned shall be fully liable for any breach of this agreement by itself or any of its Representatives and shall indemnify the Depositor, the
     Paying Agent and the Trust Fund for

     any loss, liability or expense incurred thereby with respect to any such breach by the undersigned or any of its Representatives.

6.   Capitalized terms used but not defined herein shall have the respective meanings assigned thereto in the Agreement.

         IN WITNESS WHEREOF, the undersigned has caused its name to be signed hereto by its duly authorized officer, as of the day and year written above.

                                     -------------------------------------------
                                     Beneficial Owner or Prospective Purchaser

                                     By:
                                          --------------------------------------

                                     Title:
                                             -----------------------------------

                                     Company:
                                               ---------------------------------

                                     Phone:
                                             -----------------------------------

                                    EXHIBIT Z

                        Form of Notice and Certification

                                     FORM OF

                            NOTICE AND CERTIFICATION
                      REGARDING DEFEASANCE OF MORTGAGE LOAN

   FOR LOANS HAVING BALANCE OF (A) $20,000,000 OR LESS, OR (B) LESS THAN 5% OF
                   OUTSTANDING POOL BALANCE, WHICHEVER IS LESS

         To:   [Address]
         Attn:

From:    _____________________________________, in its capacity
         as Servicer (the "Servicer") under the Pooling and Servicing Agreement dated as of __________________ (the "Pooling and Servicing Agreement"),
         among the Servicer, __________________as Trustee, and others.

Date:    _________, 20___

Re:      _______________________________________.
         Commercial Mortgage Pass-Through Certificates
         Series ___________

         Mortgage Loan (the "Mortgage Loan") identified by loan number _____ on the Mortgage Loan Schedule attached to the Pooling and Servicing Agreement and heretofore secured by the Mortgaged Properties identified on the Mortgage Loan
Schedule by the following names:____________________
                                ____________________

         Reference is made to the Pooling and Servicing Agreement described above. Capitalized terms used but not defined herein have the meanings assigned to such terms in the Pooling and Servicing Agreement. [NOTE: ALL TERMS IN THIS
CERTIFICATION MUST BE CONFORMED TO TERMS USED IN THE POOLING AND SERVICING
AGREEMENT]

         As Servicer under the Pooling and Servicing Agreement, we hereby:

              1.        NOTIFY YOU THAT THE MORTGAGOR HAS CONSUMMATED A
                   DEFEASANCE OF THE MORTGAGE LOAN PURSUANT TO THE TERMS OF THE
                   MORTGAGE LOAN, OF THE TYPE CHECKED BELOW:

                   ____    a full defeasance of the payments scheduled to be due
                           in respect of the entire Principal Balance of the
                           Mortgage Loan; or

                   ____    a partial defeasance of the payments scheduled to be
                           due in respect of a portion of the Principal Balance
                           of the

                           Mortgage Loan that represents ___% of the entire
                           Principal Balance of the Mortgage Loan and, under the
                           Mortgage, has an allocated loan amount of
                           $____________ or _______% of the entire Principal
                           Balance;

              2.        CERTIFY THAT EACH OF THE FOLLOWING IS TRUE, SUBJECT TO
                   THOSE EXCEPTIONS SET FORTH WITH EXPLANATORY NOTES ON EXHIBIT
                   A HERETO, WHICH EXCEPTIONS THE SERVICER HAS DETERMINED,
                   CONSISTENT WITH THE SERVICING STANDARD, WILL HAVE NO MATERIAL
                   ADVERSE EFFECT ON THE MORTGAGE LOAN OR THE DEFEASANCE
                   TRANSACTION:

                   A.         THE MORTGAGE LOAN DOCUMENTS PERMIT THE DEFEASANCE,
                        AND THE TERMS AND CONDITIONS FOR DEFEASANCE SPECIFIED
                        THEREIN WERE SATISFIED IN ALL MATERIAL RESPECTS IN
                        COMPLETING THE DEFEASANCE.

                   B.         THE DEFEASANCE WAS CONSUMMATED ON __________,
                        20__.

                   C.         THE DEFEASANCE COLLATERAL CONSISTS OF SECURITIES
                        THAT (I) CONSTITUTE "GOVERNMENT SECURITIES" AS DEFINED
                        IN SECTION 2(A)(16) OF THE INVESTMENT COMPANY ACT OF
                        1940 AS AMENDED (15 U.S.C. 80A-1), (II) ARE LISTED AS
                        "QUALIFIED INVESTMENTS FOR 'AAA' FINANCINGS" UNDER
                        PARAGRAPHS 1, 2 OR 3 OF "CASH FLOW APPROACH" IN STANDARD
                        & POOR'S PUBLIC FINANCE CRITERIA 2000, AS AMENDED TO THE
                        DATE OF THE DEFEASANCE, (III) ARE RATED 'AAA' BY
                        STANDARD & POOR'S, (IV) IF THEY INCLUDE A PRINCIPAL
                        OBLIGATION, THE PRINCIPAL DUE AT MATURITY CANNOT VARY OR
                        CHANGE, AND (V) ARE NOT SUBJECT TO PREPAYMENT, CALL OR
                        EARLY REDEMPTION. SUCH SECURITIES HAVE THE
                        CHARACTERISTICS SET FORTH BELOW:

                         CUSIP   RATE   MAT   PAY DATES   ISSUED

                   D.        THE SERVICER RECEIVED AN OPINION OF COUNSEL (FROM
                        COUNSEL APPROVED BY SERVICER IN ACCORDANCE WITH THE
                        SERVICING STANDARD) THAT THE DEFEASANCE WILL NOT RESULT
                        IN AN ADVERSE REMIC EVENT.

                   E.        THE SERVICER DETERMINED THAT THE DEFEASANCE
                        COLLATERAL WILL BE OWNED BY AN ENTITY (THE "DEFEASANCE
                        OBLIGOR") AS TO WHICH ONE OF THE STATEMENTS CHECKED
                        BELOW IS TRUE:

                        ____ the related Mortgagor was a Single-Purpose Entity
                             (as defined in Standard & Poor's Structured Finance
                             Ratings Real Estate Finance Criteria, as amended to
                             the date of the defeasance (the "S&P Criteria")) as
                             of the date of the defeasance, and after the
                             defeasance owns no assets other than the defeasance
                             collateral and real property securing Mortgage
                             Loans included in the pool.

                        ____ the related Mortgagor designated a Single-Purpose
                             Entity (as defined in the S&P Criteria) to own the
                             defeasance collateral; or

                        ____ the Servicer designated a Single-Purpose Entity (as
                             defined in the S&P Criteria) established for the
                             benefit of the Trust to own the defeasance
                             collateral.

                   F.        THE SERVICER RECEIVED A BROKER OR SIMILAR
                        CONFIRMATION OF THE CREDIT, OR THE ACCOUNTANT'S LETTER
                        DESCRIBED BELOW CONTAINED STATEMENTS THAT IT REVIEWED A
                        BROKER OR SIMILAR CONFIRMATION OF THE CREDIT, OF THE
                        DEFEASANCE COLLATERAL TO AN ELIGIBLE ACCOUNT (AS DEFINED
                        IN THE S&P CRITERIA) IN THE NAME OF THE DEFEASANCE
                        OBLIGOR, WHICH ACCOUNT IS MAINTAINED AS A SECURITIES
                        ACCOUNT BY THE TRUSTEE ACTING AS A SECURITIES
                        INTERMEDIARY.

                   G.        AS SECURITIES INTERMEDIARY, TRUSTEE IS OBLIGATED TO
                        MAKE THE SCHEDULED PAYMENTS ON THE MORTGAGE LOAN FROM
                        THE PROCEEDS OF THE DEFEASANCE COLLATERAL DIRECTLY TO
                        THE SERVICER'S COLLECTION ACCOUNT IN THE AMOUNTS AND ON
                        THE DATES SPECIFIED IN THE MORTGAGE LOAN DOCUMENTS OR,
                        IN A PARTIAL DEFEASANCE, THE PORTION OF SUCH SCHEDULED
                        PAYMENTS ATTRIBUTED TO THE ALLOCATED LOAN AMOUNT FOR THE
                        REAL PROPERTY DEFEASED, INCREASED BY ANY DEFEASANCE
                        PREMIUM SPECIFIED IN THE MORTGAGE LOAN DOCUMENTS (THE
                        "SCHEDULED PAYMENTS").

                   H.        THE SERVICER RECEIVED FROM THE MORTGAGOR WRITTEN
                        CONFIRMATION FROM A FIRM OF INDEPENDENT CERTIFIED PUBLIC
                        ACCOUNTANTS, WHO WERE APPROVED BY SERVICER IN ACCORDANCE
                        WITH THE SERVICING STANDARD, STATING THAT (I) REVENUES
                        FROM PRINCIPAL AND INTEREST PAYMENTS MADE ON THE
                        DEFEASANCE COLLATERAL (WITHOUT TAKING INTO ACCOUNT ANY
                        EARNINGS ON REINVESTMENT OF SUCH REVENUES) WILL BE
                        SUFFICIENT TO TIMELY PAY EACH OF THE SCHEDULED PAYMENTS
                        AFTER THE DEFEASANCE INCLUDING THE PAYMENT IN FULL OF
                        THE MORTGAGE LOAN (OR THE ALLOCATED PORTION THEREOF IN
                        CONNECTION WITH A PARTIAL DEFEASANCE) ON ITS MATURITY
                        DATE (OR, IN THE CASE OF AN ARD LOAN, ON ITS ANTICIPATED
                        REPAYMENT DATE), (II) THE REVENUES RECEIVED IN ANY MONTH
                        FROM THE DEFEASANCE COLLATERAL WILL BE APPLIED TO MAKE
                        SCHEDULED PAYMENTS WITHIN FOUR (4) MONTHS AFTER THE DATE
                        OF RECEIPT, AND (III) INTEREST INCOME FROM THE
                        DEFEASANCE COLLATERAL TO THE DEFEASANCE OBLIGOR IN ANY
                        CALENDAR OR FISCAL YEAR WILL NOT EXCEED SUCH DEFEASANCE
                        OBLIGOR'S INTEREST EXPENSE FOR THE MORTGAGE LOAN (OR THE
                        ALLOCATED PORTION THEREOF IN A PARTIAL DEFEASANCE) FOR
                        SUCH YEAR.

                   I.        THE SERVICER RECEIVED OPINIONS FROM COUNSEL, WHO
                        WERE APPROVED BY SERVICER IN ACCORDANCE WITH THE
                        SERVICING STANDARD, THAT (I) THE AGREEMENTS EXECUTED BY
                        THE MORTGAGOR AND/OR THE DEFEASANCE OBLIGOR IN
                        CONNECTION WITH THE DEFEASANCE ARE ENFORCEABLE AGAINST
                        THEM IN ACCORDANCE WITH THEIR TERMS, AND (II) THE
                        TRUSTEE WILL HAVE A PERFECTED, FIRST PRIORITY SECURITY
                        INTEREST IN THE DEFEASANCE COLLATERAL DESCRIBED ABOVE.

                   J.        THE AGREEMENTS EXECUTED IN CONNECTION WITH THE
                        DEFEASANCE (I) PERMIT REINVESTMENT OF PROCEEDS OF THE
                        DEFEASANCE COLLATERAL ONLY IN PERMITTED INVESTMENTS (AS
                        DEFINED IN THE S&P CRITERIA), (II) PERMIT RELEASE OF
                        SURPLUS DEFEASANCE COLLATERAL AND EARNINGS ON
                        REINVESTMENT TO THE DEFEASANCE OBLIGOR OR THE MORTGAGOR
                        ONLY AFTER THE MORTGAGE LOAN HAS BEEN PAID IN FULL, IF
                        ANY SUCH RELEASE IS PERMITTED, (III) PROHIBIT ANY
                        SUBORDINATE LIENS AGAINST THE DEFEASANCE COLLATERAL, AND
                        (IV) PROVIDE FOR PAYMENT FROM SOURCES OTHER THAN THE
                        DEFEASANCE COLLATERAL OR OTHER ASSETS OF THE DEFEASANCE
                        OBLIGOR OF ALL FEES AND EXPENSES OF THE SECURITIES
                        INTERMEDIARY FOR ADMINISTERING THE DEFEASANCE AND THE
                        SECURITIES ACCOUNT AND ALL FEES AND EXPENSES OF
                        MAINTAINING THE EXISTENCE OF THE DEFEASANCE OBLIGOR.

                   K.        THE ENTIRE PRINCIPAL BALANCE OF THE MORTGAGE LOAN
                        AS OF THE DATE OF DEFEASANCE WAS $___________
                        [$5,000,000 OR LESS OR LESS THAN ONE PERCENT OF POOL
                        BALANCE, WHICHEVER IS LESS] WHICH IS LESS THAN 1% OF THE
                        AGGREGATE CERTIFICATE BALANCE OF THE CERTIFICATES AS OF
                        THE DATE OF THE MOST RECENT PAYING AGENT'S MONTHLY
                        CERTIFICATEHOLDER REPORT RECEIVED BY US (THE "CURRENT
                        REPORT").

                   L.        THE DEFEASANCE DESCRIBED HEREIN, TOGETHER WITH ALL
                        PRIOR AND SIMULTANEOUS DEFEASANCES OF MORTGAGE LOANS,
                        BRINGS THE TOTAL OF ALL FULLY AND PARTIALLY DEFEASED
                        MORTGAGE LOANS TO $__________________, WHICH IS _____%
                        OF THE AGGREGATE CERTIFICATE BALANCE OF THE CERTIFICATES
                        AS OF THE DATE OF THE CURRENT REPORT.

              3.        CERTIFY THAT, IN ADDITION TO THE FOREGOING, SERVICER HAS
                   IMPOSED SUCH ADDITIONAL CONDITIONS TO THE DEFEASANCE, SUBJECT
                   TO THE LIMITATIONS IMPOSED BY THE MORTGAGE LOAN DOCUMENTS, AS
                   ARE CONSISTENT WITH THE SERVICING STANDARD.

              4.        CERTIFY THAT EXHIBIT B HERETO IS A LIST OF THE MATERIAL
                   AGREEMENTS, INSTRUMENTS, ORGANIZATIONAL DOCUMENTS FOR THE
                   DEFEASANCE OBLIGOR, AND OPINIONS OF COUNSEL AND INDEPENDENT
                   ACCOUNTANTS EXECUTED AND DELIVERED IN CONNECTION WITH THE
                   DEFEASANCE DESCRIBED ABOVE AND THAT ORIGINALS OR COPIES OF
                   SUCH AGREEMENTS, INSTRUMENTS AND OPINIONS HAVE BEEN
                   TRANSMITTED TO THE TRUSTEE FOR PLACEMENT IN THE RELATED
                   MORTGAGE FILE OR, TO THE EXTENT NOT REQUIRED TO BE PART OF
                   THE RELATED MORTGAGE FILE, ARE IN THE POSSESSION OF THE
                   SERVICER AS PART OF THE SERVICER'S MORTGAGE FILE.

              5.        CERTIFY AND CONFIRM THAT THE DETERMINATIONS AND
                   CERTIFICATIONS DESCRIBED ABOVE WERE RENDERED IN ACCORDANCE
                   WITH THE SERVICING STANDARD SET FORTH IN, AND THE OTHER
                   APPLICABLE TERMS AND CONDITIONS OF, THE POOLING AND SERVICING
                   AGREEMENT.

              6.        CERTIFY THAT THE INDIVIDUAL UNDER WHOSE HAND THE
                   SERVICER HAS CAUSED THIS NOTICE AND CERTIFICATION TO BE
                   EXECUTED DID CONSTITUTE A SERVICING OFFICER AS OF THE DATE OF
                   THE DEFEASANCE DESCRIBED ABOVE.

              7.        AGREE TO PROVIDE COPIES OF ALL ITEMS LISTED IN EXHIBIT B
                   TO YOU UPON REQUEST.

         IN WITNESS WHEREOF, the Servicer has caused this Notice and
Certification to be executed as of the date captioned above.

                                    SERVICER:
                                               ---------------------------------

                                    By:
                                        ----------------------------------------
                                       Name:
                                       Title:

                                   EXHIBIT AA

                       Form of Primary Servicing Agreement
                                  (Wells Fargo)

                              [Under Separate Tab]

                                   EXHIBIT BB

             CONTROLLING CLASS CERTIFICATEHOLDER'S REPORTS CHECKLIST

---------------------------------------------------------------------------------------------------------------------
               Information                                           Format                    Frequency
---------------------------------------------------------------------------------------------------------------------

       Property Operating Statement              Actual              PDF/TIF             As received/Quarterly
---------------------------------------------------------------------------------------------------------------------
            Property Rent Roll                   Actual              PDF/TIF             As received/Quarterly
---------------------------------------------------------------------------------------------------------------------
   Other Financials as required by loan          Actual              PDF/TIF                  As received
                documents
---------------------------------------------------------------------------------------------------------------------
           Property Inspection                   Actual              PDF/TIF             As received/Quarterly
---------------------------------------------------------------------------------------------------------------------
  Payments Received After Determination          Monthly              Excel         Master Servicer Remittance Date
             Date Report (1)
---------------------------------------------------------------------------------------------------------------------
   Mortgage Loans Delinquent Report (2)          Monthly              Excel                30th of each month
---------------------------------------------------------------------------------------------------------------------
    Interest on Advance Reconciliation           Monthly              Excel                Distribution Date
---------------------------------------------------------------------------------------------------------------------
    CMSA Setup File (Issuer/Servicer)           CMSA IRP          Access/Excel         Monthly/Distribution Date
---------------------------------------------------------------------------------------------------------------------
            CMSA Property File                  CMSA IRP          Access/Excel         Monthly/Distribution Date
---------------------------------------------------------------------------------------------------------------------
      CMSA Loan Periodic Update File            CMSA IRP          Access/Excel         Monthly/Distribution Date
---------------------------------------------------------------------------------------------------------------------
           CMSA Financial File                  CMSA IRP          Access/Excel         Monthly/Distribution Date
---------------------------------------------------------------------------------------------------------------------
  Distribution Statement (Paying Agent)          Monthly            Excel/PDF          Monthly/Distribution Date
---------------------------------------------------------------------------------------------------------------------
      CMSA Bond File (Paying Agent)             CMSA IRP          Access/Excel         Monthly/Distribution Date
---------------------------------------------------------------------------------------------------------------------
   CMSA Collateral File (Paying Agent)          CMSA IRP          Access/Excel         Monthly/Distribution Date
---------------------------------------------------------------------------------------------------------------------
        CMSA Supplemental Reports               CMSA IRP          Access/Excel         Monthly/Distribution Date
---------------------------------------------------------------------------------------------------------------------
   Operating Statement Analysis Report          CMSA IRP          Access/Excel         Monthly/Distribution Date
---------------------------------------------------------------------------------------------------------------------
         NOI Adjustment Worksheet               CMSA IRP          Access/Excel         Monthly/Distribution Date
---------------------------------------------------------------------------------------------------------------------
Documentation Exceptions Report (Trustee)       Quarterly         Access/Excel         Monthly/Distribution Date
---------------------------------------------------------------------------------------------------------------------

Footnotes:

1)       On the Master Servicer Remittance Date following each Determination
         Date, a list of all Mortgage Loans which are delinquent as to the applicable Collection Period on that Master Servicer Remittance Date.
         This list should represent all delinquent Mortgage Loans that required a P&I Advance to be made.

2)       On the last day of the month (30th), for all delinquencies reported in
         #1 above, a list of all Mortgage Loans which remain delinquent for such
         Collection Period (along with the number of days delinquent), accompanied with any reason, in the Master Servicer's opinion, for the continued delinquency of such Mortgage Loans, along with an explanation of the Master Servicer's attempts to cure.

3)       ARCap requests that the above information be organized in ascending
         Prospectus Loan I.D. order and forwarded on each of the above listed dates via E-Mail to the following address, or all reports and data files shall be available via the Master Servicer's or the Trustee's
         Website.

Ricka Moore                             Larry Duggins
Director Bond/Mortgage Surveillance     President
ARCap REIT, Inc.                        ARCap REIT, Inc.
rmoore@arcap.com                        lduggins@arcap.com
(972) 580-1688 ext. 29                  (972) 580-1688 ext. 11

                                   EXHIBIT CC

                        Form of Performance Certification

                                  CERTIFICATION

         Re: MORGAN STANLEY CAPITAL I INC., COMMERCIAL MORTGAGE PASS-THROUGH
CERTIFICATES, SERIES 2004-TOP15, issued pursuant to the Pooling and Servicing
Agreement dated as of July 1, 2004 (the "Pooling and Servicing Agreement") among
Morgan Stanley Capital I Inc., as depositor, Wells Fargo Bank, National
Association, as master servicer (the "Master Servicer"), ARCap Servicing, Inc., as special servicer, LaSalle Bank National Association, as trustee, Wells Fargo
Bank, National Association, as paying agent and certificate registrar (the
"Paying Agent"), and ABN AMRO Bank N.V., as fiscal agent.

                   ------------------------------------------

         The undersigned Special Servicer hereby certifies to the Master
Servicer and its officers, directors and Affiliates (collectively, the
"Certification Parties") as follows, with the knowledge and intent that the
Certification Parties will rely on this Certification in connection with the certification concerning the Trust to be signed by an officer of the Master
Servicer and submitted to the Securities and Exchange Commission pursuant to the
Sarbanes-Oxley Act of 2002:

         1. The Special Servicer has reviewed the information and reports provided by it to the Master Servicer pursuant to the Pooling and Servicing
Agreement with respect to the mortgage loans being serviced under the Pooling and Servicing Agreement (the "Special Servicer Information");

         2. Based on the Special Servicer's knowledge, the Special Servicer
Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the calendar year preceding the date of this
Certification;

         3. Based on the Special Servicer's knowledge, all servicing information required to be provided to the Master Servicer by the Special Servicer under the
Pooling and Servicing Agreement has been so provided by the Special Servicer;

         4. Based on the Special Servicer's knowledge and the annual compliance review required under the Pooling and Servicing Agreement, and except as disclosed in the Officer's Certificate delivered to the Master Servicer pursuant to Section 9.18 of the Pooling and Servicing Agreement in connection with such review, the Special Servicer has fulfilled its obligations under the Pooling and
Servicing Agreement; and

         5. Based on the Special Servicer's knowledge, there are no significant deficiencies relating to the Special Servicer's compliance with the minimum servicing standards based upon the report provided by an independent public accountant, after conducting a review in compliance with the Uniform Single
Attestation Program for Mortgage Bankers or similar procedure, delivered to the
Master Servicer pursuant to Section 9.19 of the Pooling and Servicing Agreement,
except as disclosed in such report.

         This Certification is being signed on behalf of the Special Servicer by an officer of the Special Servicer responsible for reviewing the activities performed by the Special Servicer under the Pooling and Servicing Agreement.

Date:  July ___, 200__

ARCAP SERVICING, INC.

By
   ---------------------------------
   Name:
   Title:

                                  CERTIFICATION

         Re: MORGAN STANLEY CAPITAL I INC., COMMERCIAL MORTGAGE PASS-THROUGH
CERTIFICATES, SERIES 2004-TOP15, issued pursuant to the Pooling and Servicing
Agreement dated as of July 1, 2004 (the "Pooling and Servicing Agreement") among
Morgan Stanley Capital I Inc., as depositor, Wells Fargo Bank, National
Association, as master servicer (the "Master Servicer"), ARCap Servicing, Inc., as special servicer, LaSalle Bank National Association, as trustee, Wells Fargo
Bank, National Association, as paying agent and certificate registrar (the
"Paying Agent"), and ABN AMRO Bank N.V., as fiscal agent; and Primary Servicing
Agreement dated as of July 1, 2004 (the "Primary Servicing Agreement") between the Master Servicer and [name of Primary Servicer] (the "Primary Servicer").
Capitalized terms used but not defined herein have the meanings set forth in the
Primary Servicing Agreement or, if not defined therein, in the Pooling and
Servicing Agreement.

                   ------------------------------------------

         The undersigned Primary Servicer hereby certifies to the Master
Servicer and its officers, directors and Affiliates (collectively, the
"Certification Parties") as follows, with the knowledge and intent that the
Certification Parties will rely on this Certification in connection with the certification concerning the Trust to be signed by an officer of the Master
Servicer and submitted to the Securities and Exchange Commission pursuant to the
Sarbanes-Oxley Act of 2002:

         1. The Primary Servicer has reviewed the information in the Annual
Statement of Compliance and the Annual Independent Public Accountant's Servicing
Report to be provided by [name of Primary Servicer] under the Primary Servicing
Agreement, as well as all servicing reports, officers' certificates and other information that relate to the servicing of the Mortgage Loans and are delivered under the Primary Servicing Agreement (the "Primary Servicer Information");

         2. Based on the Primary Servicer's knowledge, the Primary Servicer
Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the calendar year preceding the date of this
Certification;

         3. Based on the Primary Servicer's knowledge, all servicing information required to be provided to the Master Servicer by the Primary Servicer under the
Primary Servicing Agreement for inclusion in the reports on Forms 8-K and 10-K filed on behalf of the Trust for the calendar year preceding the date of this
Certification has been so provided by the Primary Servicer;

         4. Based on the Primary Servicer's knowledge and the annual compliance review required under the Primary Servicing Agreement, and except as disclosed in the Officer's Certificate delivered to the Master Servicer pursuant to
Section 5.3 of the Primary Servicing Agreement in connection with such review, the Primary Servicer has fulfilled its obligations under the Primary Servicing
Agreement; and

         5. Based on the Primary Servicer's knowledge, the report provided by an independent public accountant, after conducting a review in compliance with the
Uniform Single Attestation Program for Mortgage Bankers or similar procedure, delivered to the Master Servicer pursuant to Section 5.4 of the Primary
Servicing Agreement, discloses all significant deficiencies, if any, relating to the Primary Servicer's compliance with the minimum servicing standards.

         This Certification is being signed on behalf of the Primary Servicer by an officer of the Primary Servicer responsible for reviewing the activities performed by the Primary Servicer under the Primary Servicing Agreement.

Date:  _______ ___, 200__

[NAME OF PRIMARY SERVICER]

By
   ---------------------------------
   Name:
   Title:

                                   SCHEDULE I

                               BSCMI LOAN SCHEDULE

MSCI 2004 TOP15 MORTGAGE LOAN SCHEDULE
AGGREGATE SCHEDULE

-----------------------------------------------------------------------------------------------------------------------------------

 LOAN                                                                                                   CUT-OFF DATE
POOL NO.  MORTGAGE LOAN SELLER  LOAN NUMBER                       PROPERTY NAME                            BALANCE       NOTE DATE
-----------------------------------------------------------------------------------------------------------------------------------

    14            BSCMI            40291     Village at Newtown                                         $26,000,000.00    05/17/04
    17            BSCMI            41016     Inland Midwest Portfolio - CarMax Shaumburg                $11,730,000.00    05/26/04
    18            BSCMI            41016     Inland Midwest Portfolio - Baytowne Shoppes & Square        $8,720,000.00    05/26/04
    19            BSCMI            41016     Inland Midwest Portfolio - Riverplace Center                $3,290,000.00    05/26/04
    20            BSCMI            39811     1707 H Street & The Walker Building - The Walker Building  $12,731,915.00    01/29/04
    21            BSCMI            39811     1707 H Street & The Walker Building - 1707 H Street         $9,268,085.00    01/29/04
    22            BSCMI            40392     Pavilions Apartments                                       $20,500,000.00    06/10/04
    31            BSCMI            40467     Bluebonnet Parc                                            $12,100,000.00    05/07/04
    32            BSCMI            39661     Plainfield Marketplace                                     $11,925,000.00    12/16/03
    34            BSCMI            40288     Chesterbrook Village SC                                    $10,500,000.00    05/17/04
    35            BSCMI            40227     Inland Southeast Portfolio - Bloomingdale Hills             $3,175,000.00    03/11/04
    36            BSCMI            40227     Inland Southeast Portfolio - Pointe at Tampa Palms          $2,890,000.00    03/11/04
    37            BSCMI            40227     Inland Southeast Portfolio - Bi-Lo Greenwood                $2,200,000.00    03/11/04
    38            BSCMI            40227     Inland Southeast Portfolio - Squirewood Village             $1,900,000.00    03/11/04
    39            BSCMI            40565     Columbia Parking Garage                                    $10,000,000.00    06/23/04
    44            BSCMI            37994     Oak Summit                                                  $8,200,000.00    05/07/04
    45            BSCMI            39956     Paradise Place & Sycamore Commons II - Paradise Place       $6,555,000.00    01/20/04
    46            BSCMI            39956     Paradise Place & Sycamore Commons II - Sycamore Commons     $1,475,000.00    01/20/04
    47            BSCMI            39541     Potomac Woods Plaza                                         $8,000,000.00    04/20/04
    48            BSCMI            39663     Hotel St. Marie                                             $7,819,623.16    03/25/04
    50            BSCMI            39703     St. John Marketplace                                        $7,489,718.96    05/26/04
    51            BSCMI            40466     Aiken Exchange                                              $7,350,000.00    04/28/04
    53            BSCMI            40536     2010 & 2050 West Chester Pike                               $7,041,064.26    03/15/04
    57            BSCMI            40506     824 Francisco Street                                        $6,550,000.00    06/07/04
    61            BSCMI            33611     Tops Brighton Plaza                                         $6,177,073.46    03/30/04
    68            BSCMI            39487     Green Oaks Plaza                                            $5,722,934.37    04/16/04
    74            BSCMI            41018     Plymouth Center                                             $5,180,000.00    05/26/04
    82            BSCMI            40687     Lexington Park Hampton Inn                                  $4,800,000.00    06/07/04
    94            BSCMI            39950     962 Madison Avenue                                          $3,741,784.93    04/08/04
    96            BSCMI            40487     Walk at Highwoods Preserve Phase II                         $3,700,000.00    04/14/04
    98            BSCMI            39930     Willoughby Park Apartments                                  $3,583,254.00    02/13/04
    107           BSCMI            38828     Woodbourne Square Shopping Center                           $2,700,000.00    03/24/04
    117           BSCMI            39836     Nottingham Country Office Building                          $1,993,939.64    04/21/04
    126           BSCMI            40514     Staples Freeport                                            $1,730,000.00    05/26/04

------------------------------------------------------------------------------------------------------------------------------------

 LOAN     ORIGINAL TERM TO  REMAINING  ORIG.    REM.             MONTHLY DEBT
POOL NO.  MATURITY OR ARD     TERM     AMORT.  AMORT.    RATE    SERVICE (P&I)  SEASONING  YM CODE   LO   LO END DATE  DEF  DEF/YM1
------------------------------------------------------------------------------------------------------------------------------------

    14          120             119      360    360     5.246%     $143,508.55      1                25     05/31/14   94      0
    17           84             83       IO      IO     4.111%             NAP      1         A      35     05/31/07    0      0
    18           84             83       IO      IO     4.111%             NAP      1         A      35     05/31/07    0      0
    19           84             83       IO      IO     4.111%             NAP      1         A      35     05/31/07    0      0
    20           60             55       IO      IO     4.393%             NAP      5                36     12/31/08   22      0
    21           60             55       IO      IO     4.393%             NAP      5                36     12/31/08   22      0
    22           84             84       360    360     4.896%     $108,749.14      0                24     04/30/11   57      0
    31           60             59       IO      IO     4.372%             NAP      1         A      35     05/31/07    0      0
    32           84             78       IO      IO     4.965%             NAP      6         A      35     12/31/06    0      0
    34          120             119      360    360     5.246%      $57,955.38      1                25     05/31/14   94      0
    35           60             57       IO      IO     4.472%             NAP      3         A      35     03/31/07    0      0
    36           60             57       IO      IO     4.472%             NAP      3         A      35     03/31/07    0      0
    37           60             57       IO      IO     4.472%             NAP      3         A      35     03/31/07    0      0
    38           60             57       IO      IO     4.472%             NAP      3         A      35     03/31/07    0      0
    39          120             120      360    360     5.582%      $57,294.45      0                24     06/30/14   95      0
    44           60             59       IO      IO     4.272%             NAP      1         A      35     05/31/07    0      0
    45           60             55       IO      IO     4.550%             NAP      5         A      35     01/31/07    0      0
    46           60             55       IO      IO     4.550%             NAP      5         A      35     01/31/07    0      0
    47          120             118      IO      IO     5.040%             NAP      2                47     03/31/14   71      0
    48          180             177      180    177     6.029%      $66,788.53      3                39     03/31/19   140     0
    50          120             119      300    299     6.332%      $49,856.04      1         C      47     05/31/08    0      0
    51           60             58       IO      IO     4.372%             NAP      2         A      35     04/30/07    0      0
    53          117             114      297    294     5.873%      $45,217.39      3                44     12/31/13   72      0
    57          120             120      360    360     5.582%      $37,527.86      0                24     06/30/14   95      0
    61           84             81       180    177     4.450%      $47,652.52      3                47     03/31/11   36      0
    68          120             118      240    238     5.050%      $38,106.46      2                47     04/30/14   72      0
    74           84             83       IO      IO     4.111%             NAP      1         A      35     05/31/07    0      0
    82           60             60       300    300     5.379%      $29,130.36      0                47     06/30/09   12      0
    94          120             118      360    358     5.167%      $20,515.28      2         E      47     04/30/08    0      0
    96           60             58       IO      IO     4.372%             NAP      2         A      35     04/30/07    0      0
    98           60             56       360    356     4.900%      $19,106.16      4                28     02/28/09   31      0
    107         120             117      IO      IO     5.392%             NAP      3                27     03/31/14   92      0
    117          60             58       300    298     5.378%      $12,136.46      2                47     01/31/09    9      0
    126          84             83       IO      IO     4.111%             NAP      1         A      35     05/31/07    0      0

------------------------------------------------------------------------------------------------------------------------------------
                                                       MASTER     PRIMARY    MASTER EXCESS  PRIMARY EXCESS
 LOAN                                        ADMIN     SERVICE    SERVICE     SERV. FEE     SERVICING FEE                   TRUSTEE
POOL NO.   YM3   YM2    YM1   YM    OPEN    COST RATE  FEE RATE   FEE RATE     RATE (BPS)     RATE (BPS)     DEAL FEES      FEE RATE
------------------------------------------------------------------------------------------------------------------------------------

    14      0     0      0     0     1       15.29        2.00      10.00         3.00           0.00          12.00          0.29
    17      0     0     47     0     2        5.29        2.00       1.00         2.00           0.00           3.00          0.29
    18      0     0     47     0     2        5.29        2.00       1.00         2.00           0.00           3.00          0.29
    19      0     0     47     0     2        5.29        2.00       1.00         2.00           0.00           3.00          0.29
    20      0     0      0     0     2        5.29        2.00       1.00         2.00           0.00           3.00          0.29
    21      0     0      0     0     2        5.29        2.00       1.00         2.00           0.00           3.00          0.29
    22      0     0      0     0     3        9.29        2.00       4.00         3.00           0.00           6.00          0.29
    31      0     0     23     0     2        5.29        2.00       1.00         2.00           0.00           3.00          0.29
    32      0     0     47     0     2        5.29        2.00       1.00         2.00           0.00           3.00          0.29
    34      0     0      0     0     1       15.29        2.00      10.00         3.00           0.00          12.00          0.29
    35      0     0     23     0     2        5.29        2.00       1.00         2.00           0.00           3.00          0.29
    36      0     0     23     0     2        5.29        2.00       1.00         2.00           0.00           3.00          0.29
    37      0     0     23     0     2        5.29        2.00       1.00         2.00           0.00           3.00          0.29
    38      0     0     23     0     2        5.29        2.00       1.00         2.00           0.00           3.00          0.29
    39      0     0      0     0     1        5.29        2.00       1.00         2.00           0.00           3.00          0.29
    44      0     0     23     0     2        5.29        2.00       1.00         2.00           0.00           3.00          0.29
    45      0     0     23     0     2        5.29        2.00       1.00         2.00           0.00           3.00          0.29
    46      0     0     23     0     2        5.29        2.00       1.00         2.00           0.00           3.00          0.29
    47      0     0      0     0     2        5.29        2.00       1.00         2.00           0.00           3.00          0.29
    48      0     0      0     0     1        5.29        2.00       1.00         2.00           0.00           3.00          0.29
    50      0     0     70     0     3        9.29        2.00       4.00         3.00           0.00           6.00          0.29
    51      0     0     23     0     2        5.29        2.00       1.00         2.00           0.00           3.00          0.29
    53      0     0      0     0     1        9.29        2.00       4.00         3.00           0.00           6.00          0.29
    57      0     0      0     0     1        5.29        2.00       1.00         2.00           0.00           3.00          0.29
    61      0     0      0     0     1        5.29        2.00       1.00         2.00           0.00           3.00          0.29
    68      0     0      0     0     1        5.29        2.00       1.00         2.00           0.00           3.00          0.29
    74      0     0     47     0     2        5.29        2.00       1.00         2.00           0.00           3.00          0.29
    82      0     0      0     0     1        9.29        2.00       4.00         3.00           0.00           6.00          0.29
    94     71     0      0     0     2        5.29        2.00       1.00         2.00           0.00           3.00          0.29
    96      0     0     23     0     2        5.29        2.00       1.00         2.00           0.00           3.00          0.29
    98      0     0      0     0     1        5.29        2.00       1.00         2.00           0.00           3.00          0.29
    107     0     0      0     0     1       15.29        2.00      10.00         3.00           0.00          12.00          0.29
    117     0     0      0     0     4        5.29        2.00       1.00         2.00           0.00           3.00          0.29
    126     0     0     47     0     2        5.29        2.00       1.00         2.00           0.00           3.00          0.29

                                  SCHEDULE II

                           WELLS FARGO LOAN SCHEDULE

MSCI 2004 TOP15 MORTGAGE LOAN SCHEDULE
AGGREGATE SCHEDULE

------------------------------------------------------------------------------------------------------------------------------------

 LOAN       MORTGAGE                                                                 CUT-OFF DATE                  ORIGINAL TERM TO
POOL NO.  LOAN SELLER   LOAN NUMBER             PROPERTY NAME                          BALANCE        NOTE DATE    MATURITY OR ARD
------------------------------------------------------------------------------------------------------------------------------------

   1        MSMC/WFB    00-00001     The Grace Building                             $57,330,000.00    06/18/04             120
  33          WFB       310901339    Franklin Business Center                       $10,934,762.98    11/17/03             120
  43          WFB       310901500    Balfour Retail Center                           $8,200,000.00    05/28/04             120
  55          WFB       310901554    Union Square Shopping Center                    $7,000,000.00    05/14/04             120
  56          WFB       610901456    Craycroft Park Office Complex                   $6,947,052.65    01/20/04             120
  62          WFB       310901506    Elkhorn Plaza Shopping Center                   $5,986,983.34    04/09/04             240
  63          WFB       310901426    Bellevue Target Shopping Ctr                    $5,978,835.89    04/15/04             180
  67          WFB       310901511    Meadowood Apartments                            $5,748,257.20    04/05/04             144
  69          WFB       610901337    Braeswood Shopping Center                       $5,687,472.26    05/04/04             240
  71          WFB       310901496    Remington Place Retirement Inn                  $5,294,274.83    04/26/04             120
  75          WFB       310901410    Del Monte Plaza                                 $5,064,956.40    02/02/04             240
  77          WFB       310901558    Columbus Parkway Self Storage, LLC              $4,995,060.44    05/10/04             120
  84          WFB       310901412    Crossroads Shopping Center                      $4,559,451.92    02/02/04             240
  86          WFB       610901470    McLaren Auto Center                             $4,270,654.94    03/15/04             180
  87          WFB       310901494    1025 Northern Blvd                              $4,254,206.42    03/30/04             180
  89          WFB       410901559    Maryland Farms Shopping Center                  $3,995,751.95    05/06/04             120
  92          WFB       410901545    A-American Palmdale                             $3,978,003.19    05/10/04             60
  93          WFB       310901413    Comp USA Center                                 $3,840,842.68    02/02/04             240
  95          WFB       620901509    West Oaks Business Park                         $3,738,485.11    04/02/04             120
  99          WFB       410901522    Beach Boulevard                                 $3,539,282.42    04/09/04             120
  100         WFB       410901215    Lakewood Mall                                   $3,377,614.69    03/05/04             240
  101         WFB       410901525    Diablo Oaks Apartments                          $3,195,732.22    04/12/04             84
  102         WFB       410901569    Manassas Corner                                 $3,194,586.22    05/19/04             120
  104         WFB       410901437    South Lake Avenue Stores                        $2,990,926.75    02/05/04             120
  105         WFB       410901565    Southgate Retail Center                         $2,950,000.00    05/17/04             120
  106         WFB       410901462    Cook Street Marketplace                         $2,722,638.08    03/05/04             180
  108         WFB       410901532    Interstate Business Park                        $2,694,218.41    05/03/04             120
  112         WFB       310901482    Elk Grove Village                               $2,483,667.16    03/01/04             240
  114         WFB       410901422    Steeplechase Landing                            $2,170,089.73    01/21/04             180
  116         WFB       410901556    Gianulias Office Building                       $2,000,000.00    05/20/04             120
  118         WFB       410901514    Signature Office Building                       $1,895,936.30    05/03/04             240
  120         WFB       620901529    Oildale Shopping Center                         $1,843,446.72    05/14/04             180
  123         WFB       410901521    Sunset Plaza                                    $1,787,171.77    04/13/04             180
  125         WFB       410901491    Mountain View Plaza                             $1,761,521.06    04/05/04             120
  128         WFB       620901449    Montgomery Crossing II S.C.                     $1,495,868.75    03/02/04             120
  129         WFB       410901535    Sea Breeze MHP                                  $1,468,511.24    05/05/04             120
  130         WFB       410901520    Healthcare Partners Administrative Building     $1,397,871.82    04/28/04             84
  132         WFB       410901475    Hearst Industrial Building                      $1,331,546.58    02/09/04             180
  134         WFB       620901498    Sierra Court                                    $1,096,980.28    03/16/04             120
  135         WFB       410901517    Hampton Court                                     $998,502.89    04/30/04             120
  137         WFB       410901471    Staples Battle Creek                              $995,800.97    03/29/04             120
  138         WFB       410901510    5867 North Broadway                               $897,151.64    03/15/04             120

------------------------------------------------------------------------------------------------------------------------------

 LOAN      REMAINING   ORIG.     REM.              MONTHLY DEBT                                 LO END
POOL NO.     TERM      AMORT.   AMORT.     RATE    SERVICE (P&I)  SEASONING   YM CODE    LO      DATE       DEF      DEF/YM1
------------------------------------------------------------------------------------------------------------------------------

   1         120         360     360      5.508%    $664,195.49       0                  30     04/09/14     86          0
  33         114         360     354      5.820%     $64,683.00       6                  35     09/30/13     81          0
  43         120         360     360      5.210%     $45,077.76       0                  35     04/30/14     82          0
  55         119         336     336      5.870%     $42,486.58       1                  35     02/28/14     81          0
  56         115         300     295      5.620%     $43,489.21       5                  35     12/31/13     83          0
  62         239         240     239      5.980%     $42,916.66       1                  35     02/29/24     201         0
  63         179         180     179      5.700%     $49,664.11       1                  35     02/28/19     141         0
  67         142         300     298      5.630%     $35,851.11       2          D       35     04/30/07      0         105
  69         239         240     239      5.870%     $40,410.24       1          D       35     05/31/07      0         201
  71         119         360     359      5.570%     $30,326.00       1          D       35     05/31/07      0          81
  75         236         240     236      5.910%     $36,344.80       4                  28     11/30/23     208         0
  77         119         360     359      6.040%     $30,106.23       1                  35     04/30/14     83          0
  84         236         240     236      5.910%     $32,717.44       4                  28     11/30/23     208         0
  86         178         180     178      6.120%     $36,565.21       2                  35     01/31/19     141         0
  87         177         180     177      5.510%     $35,157.41       3                  35     02/28/19     143         0
  89         119         360     359      5.660%     $23,114.72       1                  35     02/28/14     81          0
  92         59          300     299      4.700%     $22,604.73       1          D       35     05/31/07      0          21
  93         236         240     236      5.910%     $27,560.88       4                  28     11/30/23     208         0
  95         118         300     298      5.610%     $23,275.27       2          D       35     04/30/07      0          81
  99         118         300     298      5.400%     $21,588.61       2          D       35     04/30/07      0          81
  100        237         240     237      5.720%     $23,812.65       3                  35     12/31/23     201         0
  101        83          360     359      4.430%     $16,081.11       1          D       35     05/31/07      0          45
  102        119         300     299      4.950%     $18,613.78       1                  35     02/28/14     81          0
  104        117         360     357      5.690%     $17,393.01       3          D       35     03/31/07      0          81
  105        120         240     240      5.760%     $20,728.31       0                  35     03/31/14     81          0
  106        177         180     177      6.280%     $23,624.11       3          D       35     03/31/07      0         141
  108        119         240     239      6.090%     $19,484.09       1          D       35     05/31/07      0          81
  112        237         240     237      5.990%     $17,896.36       3                  27     12/31/23     209         0
  114        176         180     176      5.940%     $18,493.61       4                  35     11/30/18     141         0
  116        120         300     300      5.280%     $12,020.38       0                  35     03/31/14     81          0
  118        239         240     239      6.100%     $13,722.03       1                  35     02/29/24     201         0
  120        179         180     179      5.650%     $15,263.70       1          D       35     05/31/07      0         141
  123        178         180     178      5.360%     $14,574.12       2          D       35     04/30/07      0         141
  125        118         360     358      5.660%     $10,199.37       2          D       35     04/30/07      0          81
  128        118         300     298      5.940%      $9,609.58       2          D       35     04/30/07      0          81
  129        119         360     359      5.910%      $8,728.51       1                  35     02/28/14     81          0
  130        83          300     299      5.660%      $8,731.51       1                  35     02/28/11     45          0
  132        176         180     176      5.880%     $11,304.73       4          D       35     02/28/07      0         141
  134        117         360     357      6.150%      $6,701.51       3                  35     02/28/14     83          0
  135        119         300     299      5.760%      $6,297.11       1                  35     02/28/14     81          0
  137        118         240     238      5.950%      $7,135.50       2                  35     01/31/14     81          0
  138        117         360     357      5.470%      $5,093.17       3          D       35     03/31/07      0          81

------------------------------------------------------------------------------------------------------------------------------------
                                                             MASTER      PRIMARY   MASTER EXCESS    PRIMARY EXCESS
 LOAN                                            ADMIN       SERVICE     SERVICE     SERV. FEE      SERVICING FEE   DEAL   TRUSTEE
POOL NO.  YM3     YM2    YM1     YM     OPEN    COST RATE    FEE RATE    FEE RATE    RATE (BPS)       RATE (BPS)    FEES   FEE RATE
------------------------------------------------------------------------------------------------------------------------------------

   1        0       0      0      0       4        2.29        0.00        2.00          0.00            0.00       2.00     0.29
  33        0       0      0      0       4        3.29        2.00        1.00          0.00            0.00       3.00     0.29
  43        0       0      0      0       3        3.29        2.00        1.00          0.00            0.00       3.00     0.29
  55        0       0      0      0       4        3.29        2.00        1.00          0.00            0.00       3.00     0.29
  56        0       0      0      0       2        8.29        2.00        5.00          1.00            0.00       7.00     0.29
  62        0       0      0      0       4        3.29        2.00        1.00          0.00            0.00       3.00     0.29
  63        0       0      0      0       4        3.29        2.00        1.00          0.00            0.00       3.00     0.29
  67        0       0      0      0       4        3.29        2.00        1.00          0.00            0.00       3.00     0.29
  69        0       0      0      0       4        8.29        2.00        5.00          1.00            0.00       7.00     0.29
  71        0       0      0      0       4        3.29        2.00        1.00          0.00            0.00       3.00     0.29
  75        0       0      0      0       4        3.29        2.00        1.00          0.00            0.00       3.00     0.29
  77        0       0      0      0       2        3.29        2.00        1.00          0.00            0.00       3.00     0.29
  84        0       0      0      0       4        3.29        2.00        1.00          0.00            0.00       3.00     0.29
  86        0       0      0      0       4        8.29        2.00        5.00          1.00            0.00       7.00     0.29
  87        0       0      0      0       2        3.29        2.00        1.00          0.00            0.00       3.00     0.29
  89        0       0      0      0       4        3.29        2.00        1.00          0.00            0.00       3.00     0.29
  92        0       0      0      0       4        3.29        2.00        1.00          0.00            0.00       3.00     0.29
  93        0       0      0      0       4        3.29        2.00        1.00          0.00            0.00       3.00     0.29
  95        0       0      0      0       4        8.29        2.00        5.00          1.00            0.00       7.00     0.29
  99        0       0      0      0       4        3.29        2.00        1.00          0.00            0.00       3.00     0.29
  100       0       0      0      0       4        3.29        2.00        1.00          0.00            0.00       3.00     0.29
  101       0       0      0      0       4        5.29        2.00        1.00          2.00            0.00       3.00     0.29
  102       0       0      0      0       4        5.29        2.00        1.00          2.00            0.00       3.00     0.29
  104       0       0      0      0       4        5.29        2.00        1.00          2.00            0.00       3.00     0.29
  105       0       0      0      0       4        5.29        2.00        1.00          2.00            0.00       3.00     0.29
  106       0       0      0      0       4        7.29        2.00        1.00          4.00            0.00       3.00     0.29
  108       0       0      0      0       4        7.29        2.00        1.00          4.00            0.00       3.00     0.29
  112       0       0      0      0       4        7.29        2.00        1.00          4.00            0.00       3.00     0.29
  114       0       0      0      0       4        7.29        2.00        1.00          4.00            0.00       3.00     0.29
  116       0       0      0      0       4       10.29        2.00        1.00          7.00            0.00       3.00     0.29
  118       0       0      0      0       4       15.29        2.00        1.00         12.00            0.00       3.00     0.29
  120       0       0      0      0       4       20.29        2.00        5.00         13.00            0.00       7.00     0.29
  123       0       0      0      0       4       15.29        2.00        1.00         12.00            0.00       3.00     0.29
  125       0       0      0      0       4       15.29        2.00        1.00         12.00            0.00       3.00     0.29
  128       0       0      0      0       4       20.29        2.00        5.00         13.00            0.00       7.00     0.29
  129       0       0      0      0       4        5.29        2.00        1.00          2.00            0.00       3.00     0.29
  130       0       0      0      0       4       15.29        2.00        1.00         12.00            0.00       3.00     0.29
  132       0       0      0      0       4       20.29        2.00        1.00         17.00            0.00       3.00     0.29
  134       0       0      0      0       2       25.29        2.00        5.00         18.00            0.00       7.00     0.29
  135       0       0      0      0       4       20.29        2.00        1.00         17.00            0.00       3.00     0.29
  137       0       0      0      0       4       20.29        2.00        1.00         17.00            0.00       3.00     0.29
  138       0       0      0      0       4       20.29        2.00        1.00         17.00            0.00       3.00     0.29

                                  SCHEDULE III

                             PRINCIPAL LOAN SCHEDULE

MSCI 2004 TOP15 MORTGAGE LOAN SCHEDULE
AGGREGATE SCHEDULE

------------------------------------------------------------------------------------------------------------------------------------

 LOAN      MORTGAGE                                                      CUT-OFF DATE                 ORIGINAL TERM TO   REMAINING
POOL NO.  LOAN SELLER  LOAN NUMBER            PROPERTY NAME                BALANCE        NOTE DATE    MATURITY OR ARD      TERM
------------------------------------------------------------------------------------------------------------------------------------

  26          PCF        753824        Freeport Crossings                $15,683,420.77    05/27/04           120            119
  27          PCF        753881        Evergreen Building                $14,971,074.01    04/13/04           120            118
  28          PCF        753734        Dobbin Station                    $13,938,888.35    04/01/04           240            238
  41          PCF        755022        Clifton III                        $9,453,534.59    01/21/04           120            115
  49          PCF        753931        9625 55th Street                   $7,688,418.22    05/14/04           108            107
  52          PCF        753888        Ross Plaza                         $7,142,203.32    05/05/04           120            119
  58          PCF        753814        Jefferson Ridge Apartments         $6,490,149.26    05/03/04           120            119
  60          PCF        753889        Sun Center II                      $6,292,999.87    05/26/04            83             82
  64          PCF        753842        Landing Lane Apartments            $5,823,344.28    03/01/04           120            116
  65          PCF        753892        Gateway Courtyard                  $5,793,746.53    05/07/04           120            119
  81          PCF        753900        San Leandro Distribution Center    $4,967,437.32    05/04/04           120            119
  83          PCF        753859        499 University Avenue              $4,739,622.71    04/06/04           120            118
  85          PCF        753933        Virginia Square Plaza              $4,492,261.23    05/18/04           120            119
  88          PCF        753913        Lakeville Crossing                 $4,240,025.23    05/05/04           120            119
  90          PCF        753745        The Shops of Toledo Commons        $3,994,394.71    04/30/04           120            119
  91          PCF        753868        LR Crossing Shopping Center        $3,991,135.69    05/06/04           240            239
  97          PCF        753806        Centre Court                       $3,600,000.00    06/01/04           240            240
  103         PCF        753901        Curlew Lakes                       $3,000,000.00    05/14/04           120            119
  109         PCF        753947        Lakewood                           $2,594,217.80    05/28/04           120            119
  110         PCF        753870        7496 East Tierra Buena Lane        $2,588,117.12    03/22/04           120            117
  113         PCF        753848        Lantern Plaza                      $2,292,971.35    03/08/04           120            117
  122         PCF        753911        107 Wade Avenue                    $1,841,618.88    04/16/04           120            118
  124         PCF        753873        200 & 220 South Vincent Avenue     $1,781,279.17    03/20/04           180            177
  127         PCF        753910        2 Ingersoll Road                   $1,651,967.08    04/16/04           120            118
  131         PCF        753890        330 Franklin Turnpike              $1,394,964.78    04/30/04           180            179
  133         PCF        753884        Polynesian Isles                   $1,291,038.25    04/02/04           180            178
  136         PCF        753883        Blue Ridge Apartments                $998,050.34    03/29/04           120            118

------------------------------------------------------------------------------------------------------------------------------------

 LOAN      ORIG.    REM.            MONTHLY DEBT                               LO END
POOL NO.   AMORT.  AMORT.   RATE    SERVICE (P&I)  SEASONING  YM CODE   LO      DATE     DEF   DEF/YM1  YM3   YM2   YM1  YM   OPEN
------------------------------------------------------------------------------------------------------------------------------------

  26        360     359    5.690%    $91,023.40        1                25    02/28/14    91      0      0     0     0    0    4
  27        360     358    5.760%    $87,631.24        2                26    02/03/14    90      0      0     0     0    0    4
  28        240     238    5.950%    $99,896.93        2         B      26    07/31/06     0      0      0     0    210   0    4
  41        360     355    5.970%    $56,774.20        5         B      29    07/31/06     0      0      0     0    87    0    4
  49        312     311    5.260%    $45,333.45        1         B      25    07/31/06     0      0      0     0    79    0    4
  52        360     359    5.520%    $40,686.68        1         B      25    07/31/06     0      0      0     0    91    0    4
  58        300     299    5.680%    $40,617.41        1                25    02/28/14    91      0      0     0     0    0    4
  60        360     359    5.420%    $35,455.13        1                25    10/31/10    51      0      0     0     0    0    7
  64        360     356    5.000%    $31,404.06        4         B      28    07/31/06     0      0      0     0    88    0    4
  65        360     359    5.580%    $33,223.47        1                25    03/02/14    91      0      0     0     0    0    4
  81        120     119    4.790%    $52,521.01        1                25    02/28/14    91      0      0     0     0    0    4
  83        360     358    5.180%    $26,024.11        2                26    01/31/14    90      0      0     0     0    0    4
  85        300     299    4.840%    $25,888.77        1                25    02/28/14    91      0      0     0     0    0    4
  88        240     239    5.310%    $28,781.02        1         B      25    07/31/06     0      0      0     0    91    0    4
  90        300     299    6.190%    $26,238.62        1                25    02/28/14    91      0      0     0     0    0    4
  91        240     239    5.800%    $28,197.64        1         B      60    07/02/09     0      0      0     0    176   0    4
  97        240     240    6.320%    $26,460.50        0         B      24    07/31/06     0      0      0     0    212   0    4
  103        IO      IO    5.270%           NAP        1                25    02/28/14    91      0      0     0     0    0    4
  109       240     239    5.770%    $18,283.87        1         B      60    06/30/09     0      0      0     0    56    0    4
  110       300     297    5.460%    $15,904.23        3                27    12/31/13    89      0      0     0     0    0    4
  113       360     357    5.640%    $13,261.89        3                27    12/31/13    89      0      0     0     0    0    4
  122       360     358    5.990%    $11,049.85        2                26    01/31/14    90      0      0     0     0    0    4
  124       180     177    5.780%    $14,976.31        3                27    12/31/18    149     0      0     0     0    0    4
  127       360     358    5.990%     $9,911.92        2                26    01/31/14    90      0      0     0     0    0    4
  131       180     179    5.470%    $11,416.89        1                25    03/02/19    151     0      0     0     0    0    4
  133       180     178    5.730%    $10,781.41        2                26    01/31/19    150     0      0     0     0    0    4
  136       360     358    5.710%     $5,810.34        2         B      26    07/31/06     0      0      0     0    90    0    4

------------------------------------------------------------------------------------------------------
                        MASTER      PRIMARY   MASTER EXCESS    PRIMARY EXCESS
 LOAN        ADMIN      SERVICE     SERVICE     SERV. FEE      SERVICING FEE                TRUSTEE
POOL NO.    COST RATE   FEE RATE    FEE RATE    RATE (BPS)       RATE (BPS)      DEAL FEES  FEE RATE
------------------------------------------------------------------------------------------------------

  26           3.29       2.00         1.00       0.00             0.00            3.00        0.29
  27           3.29       2.00         1.00       0.00             0.00            3.00        0.29
  28           3.29       2.00         1.00       0.00             0.00            3.00        0.29
  41           3.29       2.00         1.00       0.00             0.00            3.00        0.29
  49           3.29       2.00         1.00       0.00             0.00            3.00        0.29
  52           3.29       2.00         1.00       0.00             0.00            3.00        0.29
  58           3.29       2.00         1.00       0.00             0.00            3.00        0.29
  60           3.29       2.00         1.00       0.00             0.00            3.00        0.29
  64           3.29       2.00         1.00       0.00             0.00            3.00        0.29
  65           3.29       2.00         1.00       0.00             0.00            3.00        0.29
  81           3.29       2.00         1.00       0.00             0.00            3.00        0.29
  83           3.29       2.00         1.00       0.00             0.00            3.00        0.29
  85           3.29       2.00         1.00       0.00             0.00            3.00        0.29
  88           3.29       2.00         1.00       0.00             0.00            3.00        0.29
  90           3.29       2.00         1.00       0.00             0.00            3.00        0.29
  91           3.29       2.00         1.00       0.00             0.00            3.00        0.29
  97           3.29       2.00         1.00       0.00             0.00            3.00        0.29
  103          3.29       2.00         1.00       0.00             0.00            3.00        0.29
  109          3.29       2.00         1.00       0.00             0.00            3.00        0.29
  110          3.29       2.00         1.00       0.00             0.00            3.00        0.29
  113          3.29       2.00         1.00       0.00             0.00            3.00        0.29
  122          3.29       2.00         1.00       0.00             0.00            3.00        0.29
  124          3.29       2.00         1.00       0.00             0.00            3.00        0.29
  127          3.29       2.00         1.00       0.00             0.00            3.00        0.29
  131          3.29       2.00         1.00       0.00             0.00            3.00        0.29
  133          3.29       2.00         1.00       0.00             0.00            3.00        0.29
  136          3.29       2.00         1.00       0.00             0.00            3.00        0.29

                                   SCHEDULE IV

                  MORGAN STANLEY MORTGAGE CAPITAL LOAN SCHEDULE

MSCI 2004 TOP15 MORTGAGE LOAN SCHEDULE
AGGREGATE SCHEDULE

------------------------------------------------------------------------------------------------------------------------------------

 LOAN      MORTGAGE                                                                     CUT-OFF DATE               ORIGINAL TERM TO
POOL NO.  LOAN SELLER   LOAN NUMBER              PROPERTY NAME                             BALANCE      NOTE DATE   MATURITY OR ARD
------------------------------------------------------------------------------------------------------------------------------------

   1       MSMC/WFB      00-00001   The Grace Building                                 $59,670,000.00    06/18/04         120
   2         MSMC        00-00002   GIC Office Portfolio - AT&T Corporate Center       $22,137,142.86    12/10/03         120
   3         MSMC        00-00003   GIC Office Portfolio - USG Building                $11,830,000.00    12/10/03         120
   4         MSMC        00-00004   GIC Office Portfolio - One Bush Plaza               $4,577,857.14    12/10/03         120
   5         MSMC        00-00005   GIC Office Portfolio - Greenwich American Center    $4,401,428.57    12/10/03         120
   6         MSMC        00-00006   GIC Office Portfolio - Cityspire Center             $4,364,285.71    12/10/03         120
   7         MSMC        00-00007   GIC Office Portfolio - 520 Pike Tower               $4,178,571.43    12/10/03         120
   8         MSMC        00-00008   GIC Office Portfolio - 595 Market Street            $3,630,714.29    12/10/03         120
   9         MSMC        00-00009   GIC Office Portfolio - Three Bala Plaza             $2,841,428.57    12/10/03         120
  10         MSMC        00-00010   GIC Office Portfolio - Plaza East                   $2,340,000.00    12/10/03         120
  11         MSMC        00-00011   GIC Office Portfolio - One Bala Plaza               $1,755,000.00    12/10/03         120
  12         MSMC        00-00012   GIC Office Portfolio - 40 Broad Street              $1,504,285.71    12/10/03         120
  13         MSMC        00-00013   GIC Office Portfolio - Two Bala Plaza               $1,439,285.71    12/10/03         120
  15         MSMC        04-15927   Eastlake Terraces Portfolio - Eastlake Terraces    $19,321,603.99    05/21/04         120
  16         MSMC        04-16555   Eastlake Terraces Portfolio - Village Center East   $6,648,293.85    05/21/04         120
  23         MSMC        02-11510   Port Sacramento Industrial                         $19,603,627.03    06/28/02         120
  24         MSMC        04-16998   Third & Main Portfolio - Third Street Promenade    $13,732,283.46    06/08/04         120
  25         MSMC        04-16152   Third & Main Portfolio - Main Street                $2,267,716.54    06/08/04         120
  29         MSMC        03-15320   Laguna Hills Plaza                                 $13,768,692.80    04/27/04         120
  30         MSMC        04-16229   International Plaza I Office Building              $12,450,000.00    06/16/04         129
  40         MSMC        03-13591   80 Grumman Road West                                $9,952,635.50    04/19/04         120
  42         MSMC        03-13613   Sunset Park                                         $8,235,265.06    09/17/03         120
  54         MSMC        03-14138   Palm Bay Center                                     $7,039,279.00    09/19/03         120
  59         MSMC        04-15997   University Avenue Retail - Palo Alto                $6,485,006.88    04/29/04         120
  66         MSMC        03-14916   Fall River Medical Office Building                  $5,784,190.69    04/15/04          60
  70         MSMC        03-14057   Thiele's Square                                     $5,400,000.00    11/05/03          84
  72         MSMC        03-15543   Winco Plaza                                         $5,243,989.28    05/11/04         120
  73         MSMC        04-16949   Hampton Inn Jacksonville                            $5,200,000.00    06/17/04          60
  76         MSMC        03-14726   Georgian Medical Office Building                    $5,063,736.13    01/30/04         120
  78         MSMC        04-15795   Alpharetta Crossing                                 $4,994,036.55    06/01/04          84
  79         MSMC        03-15314   West Orange Professional Center                     $4,985,158.68    03/31/04         120
  80         MSMC        04-15786   Woodwind Commerce Park                              $4,983,716.95    03/18/04         120
  111        MSMC        04-15582   StorQuest-Rancho Cucamonga                          $2,539,744.83    02/17/04         120
  115        MSMC        03-14115   Cranberry Center                                    $2,075,029.42    08/20/03         120
  119        MSMC        03-15339   Bohemia Premier Self-Storage                        $1,894,349.88    04/05/04         120
  121        MSMC        04-15821   Katonah Medical Office                              $1,842,626.51    03/05/04         120

------------------------------------------------------------------------------------------------------------------------------------

 LOAN     REMAINING  ORIG.     REM.             MONTHLY DEBT                                  LO END
POOL NO.    TERM     AMORT.   AMORT.   RATE     SERVICE (P&I)   SEASONING  YM CODE    LO       DATE     DEF    DEF/YM1   YM3   YM2
------------------------------------------------------------------------------------------------------------------------------------

   1         120      360      360    5.508%     $664,195.49        0                 30     04/09/14    86       0       0      0
   2         114      360      360    5.247%     $119,569.95        6                 30     07/07/13    83       0       0      0
   3         114      360      360    5.247%      $63,897.70        6                 30     07/07/13    83       0       0      0
   4         114      360      360    5.247%      $24,726.50        6                 30     07/07/13    83       0       0      0
   5         114      360      360    5.247%      $23,773.56        6                 30     07/07/13    83       0       0      0
   6         114      360      360    5.247%      $23,572.94        6                 30     07/07/13    83       0       0      0
   7         114      360      360    5.247%      $22,569.83        6                 30     07/07/13    83       0       0      0
   8         114      360      360    5.247%      $19,610.68        6                 30     07/07/13    83       0       0      0
   9         114      360      360    5.247%      $15,347.49        6                 30     07/07/13    83       0       0      0
  10         114      360      360    5.247%      $12,639.11        6                 30     07/07/13    83       0       0      0
  11         114      360      360    5.247%       $9,479.33        6                 30     07/07/13    83       0       0      0
  12         114      360      360    5.247%       $8,125.14        6                 30     07/07/13    83       0       0      0
  13         114      360      360    5.247%       $7,774.05        6                 30     07/07/13    83       0       0      0
  15         119      360      359    5.200%     $106,220.01        1                 25     02/28/14    91       0       0      0
  16         119      360      359    5.200%      $36,548.82        1                 25     02/28/14    91       0       0      0
  23         96       360      336    6.760%     $129,852.59       24                 48     03/31/12    68       0       0      0
  24         120      360      360    5.570%      $78,574.57        0                 24     03/31/14    92       0       0      0
  25         120      360      360    5.570%      $12,975.62        0                 24     03/31/14    92       0       0      0
  29         118      360      358    5.000%      $74,081.38        2                 26     01/31/14    90       0       0      0
  30         129      360      360    5.920%      $74,004.95        0                 24     12/31/14    101      0       0      0
  40         118      240      238    5.000%      $65,995.57        2                 26     01/31/14    90       0       0      0
  42         111      360      351    6.370%      $51,754.06        9                 33     06/30/13    83       0       0      0
  54         111      360      351    5.950%      $42,340.12        9                 33     06/30/13    83       0       0      0
  59         118      360      358    4.920%      $34,576.30        2                 26     01/31/14    90       0       0      0
  66         58       300      298    6.000%      $37,369.48        2                 26     01/31/09    30       0       0      0
  70         77        IO       IO    5.180%             NAP        7                 31     08/31/10    49       0       0      0
  72         119      360      359    5.260%      $29,023.22        1                 25     02/28/14    91       0       0      0
  73         60       300      300    6.770%      $35,993.10        0                 24     03/31/09    32       0       0      0
  76         115      300      295    6.010%      $32,890.55        5                 29     10/31/13    87       0       0      0
  78         83       360      359    5.040%      $26,963.45        1                 25     05/31/10    46       0       0      0
  79         117      360      357    5.780%      $29,274.00        3                 27     12/31/13    89       0       0      0
  80         117      360      357    5.330%      $27,858.46        3                 27     12/31/13    89       0       0      0
  111        116      360      356    5.590%      $14,622.94        4                 28     11/30/13    88       0       0      0
  115        110      360      350    4.910%      $11,158.03       10                 34     05/31/13    82       0       0      0
  119        118      300      298    5.490%      $11,656.32        2                 26     01/31/14    90       0       0      0
  121        117      300      297    6.290%      $12,249.67        3                 27     12/31/13    89       0       0      0

----------------------------------------------------------------------------------------------------------------------
                                          MASTER      PRIMARY   MASTER EXCESS   PRIMARY EXCESS
 LOAN                          ADMIN     SERVICE     SERVICE     SERV. FEE     SERVICING FEE                 TRUSTEE
POOL NO.   YM1    YM   OPEN  COST RATE   FEE RATE    FEE RATE    RATE (BPS)       RATE (BPS)     DEAL FEES   FEE RATE
----------------------------------------------------------------------------------------------------------------------

   1        0      0     4      2.29       0.00         2.00        0.00            0.00            2.00       0.29
   2        0      0     7      1.79       0.00         1.50        0.00            0.00            1.50       0.29
   3        0      0     7      1.79       0.00         1.50        0.00            0.00            1.50       0.29
   4        0      0     7      1.79       0.00         1.50        0.00            0.00            1.50       0.29
   5        0      0     7      1.79       0.00         1.50        0.00            0.00            1.50       0.29
   6        0      0     7      1.79       0.00         1.50        0.00            0.00            1.50       0.29
   7        0      0     7      1.79       0.00         1.50        0.00            0.00            1.50       0.29
   8        0      0     7      1.79       0.00         1.50        0.00            0.00            1.50       0.29
   9        0      0     7      1.79       0.00         1.50        0.00            0.00            1.50       0.29
  10        0      0     7      1.79       0.00         1.50        0.00            0.00            1.50       0.29
  11        0      0     7      1.79       0.00         1.50        0.00            0.00            1.50       0.29
  12        0      0     7      1.79       0.00         1.50        0.00            0.00            1.50       0.29
  13        0      0     7      1.79       0.00         1.50        0.00            0.00            1.50       0.29
  15        0      0     4      3.29       2.00         1.00        0.00            0.00            3.00       0.29
  16        0      0     4      3.29       2.00         1.00        0.00            0.00            3.00       0.29
  23        0      0     4      3.29       2.00         1.00        0.00            0.00            3.00       0.29
  24        0      0     4      3.29       2.00         1.00        0.00            0.00            3.00       0.29
  25        0      0     4      3.29       2.00         1.00        0.00            0.00            3.00       0.29
  29        0      0     4      3.29       2.00         1.00        0.00            0.00            3.00       0.29
  30        0      0     4      3.29       2.00         1.00        0.00            0.00            3.00       0.29
  40        0      0     4      3.29       2.00         1.00        0.00            0.00            3.00       0.29
  42        0      0     4     13.29       2.00        10.00        1.00            0.00           12.00       0.29
  54        0      0     4      3.29       2.00         1.00        0.00            0.00            3.00       0.29
  59        0      0     4      3.29       2.00         1.00        0.00            0.00            3.00       0.29
  66        0      0     4      3.29       2.00         1.00        0.00            0.00            3.00       0.29
  70        0      0     4      3.29       2.00         1.00        0.00            0.00            3.00       0.29
  72        0      0     4      3.29       2.00         1.00        0.00            0.00            3.00       0.29
  73        0      0     4      3.29       2.00         1.00        0.00            0.00            3.00       0.29
  76        0      0     4      3.29       2.00         1.00        0.00            0.00            3.00       0.29
  78        0      0     13     3.29       2.00         1.00        0.00            0.00            3.00       0.29
  79        0      0     4      3.29       2.00         1.00        0.00            0.00            3.00       0.29
  80        0      0     4      3.29       2.00         1.00        0.00            0.00            3.00       0.29
  111       0      0     4      3.29       2.00         1.00        0.00            0.00            3.00       0.29
  115       0      0     4      3.29       2.00         1.00        0.00            0.00            3.00       0.29
  119       0      0     4      3.29       2.00         1.00        0.00            0.00            3.00       0.29
  121       0      0     4      3.29       2.00         1.00        0.00            0.00            3.00       0.29

                                   SCHEDULE V

                                    RESERVED

                                   SCHEDULE VI

                      LIST OF ESCROW ACCOUNTS NOT CURRENTLY
                                ELIGIBLE ACCOUNTS

Principal - None

MSMC - None

BSCMI - None

WELLS -None

                                  SCHEDULE VII

                           CERTAIN ESCROW ACCOUNTS FOR
                       WHICH A REPORT UNDER SECTION 5.1(G)
                                   IS REQUIRED

Principal -
                   Internal Loan Number                 Property Name
                   --------------------                 -------------

                       Loan #753824                   Freeport Crossings

MSMC -            Deferred Maintenance:

                  Winco Plaza
                  Hampton Inn Jacksonville

                  Leasing Reserve:

                  Winco Plaza

BSCMSI -

---------------------------------------------------------------------------------------------------------
MORTGAGE LOAN   BSCMI LOAN                                          DEFERRED MAINTENANCE ESCROW AMOUNT
     NO.          NUMBER                 PROPERTY NAME                              ($)
---------------------------------------------------------------------------------------------------------

                             1707 H STREET & THE WALKER BUILDING -
      20           39811              THE WALKER BUILDING                        $204,142
---------------------------------------------------------------------------------------------------------
                             1707 H STREET & THE WALKER BUILDING -
      21           39811                 1707 H STREET                           $145,858
---------------------------------------------------------------------------------------------------------
      82           40687     LEXINGTON PARK HAMPTON INN                          $135,000
---------------------------------------------------------------------------------------------------------

WELLS - See attached

----------------------------------------------------------------------------------------------------------------------------------
 LOAN NUMBER   TAB NO.               PROPERTY NAME                 SCHEDULE VII - UPFRONT RESERVES, IN EXCESS OF $75,000, FOR:
                                                                          - SPECIFIC IMMEDIATE ENGINEERING WORK
                                                                         - COMPLETION OF ADDITIONAL CONSTRUCTION
                                                                     - ENVIRONMENTAL REMEDIATON OT SIMILAR PROJECTS
----------------------------------------------------------------------------------------------------------------------------------

310901339         33    Franklin Business Center                                                                    $193,265
----------------------------------------------------------------------------------------------------------------------------------
310901500         43    Balfour Retail Center
----------------------------------------------------------------------------------------------------------------------------------
310901554         55    Union Square Shopping Center
----------------------------------------------------------------------------------------------------------------------------------
610901456         56    Craycroft Park Office Complex
----------------------------------------------------------------------------------------------------------------------------------
310901506         62    Elkhorn Plaza Shopping Center
----------------------------------------------------------------------------------------------------------------------------------
310901426         63    Bellevue Target Shopping Ctr
----------------------------------------------------------------------------------------------------------------------------------
310901511         67    Meadowood Apartments
----------------------------------------------------------------------------------------------------------------------------------
610901337         69    Braeswood Shopping Center
----------------------------------------------------------------------------------------------------------------------------------
310901496         71    Remington Place Retirement Inn                                                              $158,563
----------------------------------------------------------------------------------------------------------------------------------
310901410         75    Del Monte Plaza                                                                             $140,730
----------------------------------------------------------------------------------------------------------------------------------
310901558         77    Columbus Parkway Self Storage, LLC
----------------------------------------------------------------------------------------------------------------------------------
310901412         84    Crossroads Shopping Center
----------------------------------------------------------------------------------------------------------------------------------
610901470         86    McLaren Auto Center
----------------------------------------------------------------------------------------------------------------------------------
310901494         87    1025 Northern Blvd
----------------------------------------------------------------------------------------------------------------------------------
410901559         89    Maryland Farms Shopping Center
----------------------------------------------------------------------------------------------------------------------------------
410901545         92    A-American Palmdale
----------------------------------------------------------------------------------------------------------------------------------
310901413         93    Comp USA Center
----------------------------------------------------------------------------------------------------------------------------------
620901509         95    West Oaks Business Park
----------------------------------------------------------------------------------------------------------------------------------
410901522         99    Beach Boulevard
----------------------------------------------------------------------------------------------------------------------------------
410901215        100    Lakewood Mall
----------------------------------------------------------------------------------------------------------------------------------
410901525        101    Diablo Oaks Apartments
----------------------------------------------------------------------------------------------------------------------------------
410901569        102    Manassas Corner
----------------------------------------------------------------------------------------------------------------------------------
410901437        104    South Lake Avenue Stores
----------------------------------------------------------------------------------------------------------------------------------
410901565        105    Southgate Retail Center
----------------------------------------------------------------------------------------------------------------------------------
410901462        106    Cook Street Marketplace
----------------------------------------------------------------------------------------------------------------------------------
410901532        108    Interstate Business Park
----------------------------------------------------------------------------------------------------------------------------------
310901482        112    Elk Grove Village
----------------------------------------------------------------------------------------------------------------------------------
410901422        114    Steeplechase Landing
----------------------------------------------------------------------------------------------------------------------------------
410901556        116    Gianulias Office Building
----------------------------------------------------------------------------------------------------------------------------------
410901514        118    Signature Office Building
----------------------------------------------------------------------------------------------------------------------------------
620901529        120    Oildale Shopping Center
----------------------------------------------------------------------------------------------------------------------------------
410901521        123    Sunset Plaza
----------------------------------------------------------------------------------------------------------------------------------
410901491        125    Mountain View Plaza
----------------------------------------------------------------------------------------------------------------------------------
620901449        128    Montgomery Crossing II S.C.
----------------------------------------------------------------------------------------------------------------------------------
410901535        129    Sea Breeze MHP
----------------------------------------------------------------------------------------------------------------------------------
410901520        130    Healthcare Partners Administrative Building
----------------------------------------------------------------------------------------------------------------------------------
410901475        132    Hearst Industrial Building                                                                  $300,000
----------------------------------------------------------------------------------------------------------------------------------
620901498        134    Sierra Court
----------------------------------------------------------------------------------------------------------------------------------
410901517        135    Hampton Court
----------------------------------------------------------------------------------------------------------------------------------
410901471        137    Staples Battle Creek
----------------------------------------------------------------------------------------------------------------------------------
410901510        138    5867 North Broadway
----------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------
 LOAN NUMBER                              SCHEDULE VII - UPFRONT RESERVES COMMENTS

-------------------------------------------------------------------------------------

310901339         At Loan closing impound $193,265 into an interest bearing
                  account.  Funds allocated as 1) $139,667 to the roof and 2)
                  $53,598 for exterior painting.
-------------------------------------------------------------------------------------
310901500
-------------------------------------------------------------------------------------
310901554
-------------------------------------------------------------------------------------
610901456
-------------------------------------------------------------------------------------
310901506
-------------------------------------------------------------------------------------
310901426
-------------------------------------------------------------------------------------
310901511
-------------------------------------------------------------------------------------
610901337
-------------------------------------------------------------------------------------
310901496         The deferred maintenance reserve of $58,563 (125% of engineer's recommendation) is for roof replacement and damaged finishes to commercial kitchen counters/cabinets, required to be completed within 90 days of loan closing.
                  A $100,000 impound shall also be reserved for fire sprinkler installation in all resident units, to be completed within 180 days of loan closing.  A limited sprinkler system already exists in the common areas.
-------------------------------------------------------------------------------------
310901410         Impound $90,730 at Loan closing for Team Sports space.  Impound to be released upon Team Sports economic and physical occupancy, which is expected by July 1, 2004.
                  Within 30 days of Loan closing Borrower to complete the following:
                  (i) Applicant's certification that floor is resealed within the
                  JJ's Cleaner suite space and secondary containment for the waste drum within this same suite is in place.  Lender to impound
                  $50,000 at Loan closing, which is to be released to Borrower upon
                  Borrower certification that foregoing has been completed.
-------------------------------------------------------------------------------------
310901558
-------------------------------------------------------------------------------------
310901412
-------------------------------------------------------------------------------------
610901470
-------------------------------------------------------------------------------------
310901494
-------------------------------------------------------------------------------------
410901559
-------------------------------------------------------------------------------------
410901545
-------------------------------------------------------------------------------------
310901413
-------------------------------------------------------------------------------------
620901509
-------------------------------------------------------------------------------------
410901522
-------------------------------------------------------------------------------------
410901215
-------------------------------------------------------------------------------------
410901525
-------------------------------------------------------------------------------------
410901569
-------------------------------------------------------------------------------------
410901437
-------------------------------------------------------------------------------------
410901565
-------------------------------------------------------------------------------------
410901462
-------------------------------------------------------------------------------------
410901532
-------------------------------------------------------------------------------------
310901482
-------------------------------------------------------------------------------------
410901422
-------------------------------------------------------------------------------------
410901556
-------------------------------------------------------------------------------------
410901514
-------------------------------------------------------------------------------------
620901529
-------------------------------------------------------------------------------------
410901521
-------------------------------------------------------------------------------------
410901491
-------------------------------------------------------------------------------------
620901449
-------------------------------------------------------------------------------------
410901535
-------------------------------------------------------------------------------------
410901520
-------------------------------------------------------------------------------------
410901475         Tenant Improvements Holdback.  $300,000.00 on the Disbursement
                  Date for tenant improvements, and other costs that may be
                  required in connection with the space to be occupied by Hearst
                  Communications, Inc. ("Tenant") and Elite Athletes Tri Valley,
                  LLC ("Subtenant").  If no Default exists, Lender shall release the Impounds to Borrower as necessary, provided, however, that
                  Lender shall have received and approved each of the following:
                  (1) Borrower's written request for such release; (2) Borrower's certification that the tenant improvements have been completed lien?free and in a workmanlike manner; (3) copies of certificates of occupancy (or other satisfactory authorization to occupy the premises) and Lender has confirmed that both Tenant and Subtenant are in occupancy of the premises, are open for business and paying rent; (4) Borrower has provided Lender with the financial statements of Tenant, or such other evidence of Tenant's
                  financial condition acceptable to Lender; (5) if required by
                  Lender, an estoppel certificate executed by the Tenant and the
                  Subtenant, including their acknowledgment that all tenant
                  improvements have been satisfactorily completed; and (6) such other information as Lender may reasonably request.
-------------------------------------------------------------------------------------
620901498
-------------------------------------------------------------------------------------
410901517
-------------------------------------------------------------------------------------
410901471
-------------------------------------------------------------------------------------
410901510
-------------------------------------------------------------------------------------

                                 SCHEDULE VIII

                     LIST OF MORTGAGORS THAT ARE THIRD PARTY
                       BENEFICIARIES UNDER SECTION 2.3(a)

Principal - None

MSMC - None

BSCMI - There are no BSCMI mortgage loans that are crossed with mortgage loans outside of the TOP 15 pool. The following loans are secured by more than one property and are viewed by BSCMI as crossed loans.

Loan No. 39811 - 1707 H Street and Walker Building both collateralize the loan.

Loan No. 39956 - Paradise Place & Sycamore Commons II both collateralize the loan.

Loan No. 41016 - Inland Midwest Portfolio collateralized by three properties.

Loan No. 40227 - Inland Southeast Portfolio collateralized by three properties.

WELLS - None

                                   SCHEDULE IX

            RATES USED IN DETERMINATION OF CLASS X PASS-THROUGH RATES
               ("CLASS X-1 STRIP RATE" AND "CLASS X-2 STRIP RATE")

                     08/13/04                             5.46386%
                     09/13/04                             5.46370%
                     10/13/04                             5.31576%
                     11/13/04                             5.46334%
                     12/13/04                             5.31540%
                     01/13/05                             5.31525%
                     02/13/05                             5.31507%
                     03/13/05                             5.31517%
                     04/13/05                             5.46239%
                     05/13/05                             5.31445%
                     06/13/05                             5.46201%
                     07/13/05                             5.31407%
                     08/13/05                             5.46163%
                     09/13/05                             5.46144%
                     10/13/05                             5.31350%
                     11/13/05                             5.46105%
                     12/13/05                             5.31310%
                     01/13/06                             5.31293%
               For any Distribution
                 Date on or after
                     02/13/06                             0%

                                   SCHEDULE X

            RATES USED IN DETERMINATION OF CLASS X PASS-THROUGH RATES
               ("CLASS X-1 STRIP RATE" AND "CLASS X-2 STRIP RATE")

                     08/13/04                             5.46386%
                     09/13/04                             5.46370%
                     10/13/04                             5.31576%
                     11/13/04                             5.46334%
                     12/13/04                             5.31540%
                     01/13/05                             5.31525%
                     02/13/05                             5.31507%
                     03/13/05                             5.31517%
                     04/13/05                             5.46239%
                     05/13/05                             5.31445%
                     06/13/05                             5.46201%
                     07/13/05                             5.31407%
                     08/13/05                             5.46163%
                     09/13/05                             5.46144%
                     10/13/05                             5.31350%
                     11/13/05                             5.46105%
                     12/13/05                             5.31310%
                     01/13/06                             5.31293%
                     02/13/06                             5.31274%
                     03/13/06                             5.31285%
                     04/13/06                             5.46001%
                     05/13/06                             5.31206%
                     06/13/06                             5.45960%
                     07/13/06                             5.31164%
                     08/13/06                             5.45917%
                     09/13/06                             5.45897%
                     10/13/06                             5.31102%
                     11/13/06                             5.45855%
                     12/13/06                             5.31060%
                     01/13/07                             5.31042%
               For any Distribution
                 Date on or after
                     02/13/07                             0%

                                   SCHEDULE XI

            RATES USED IN DETERMINATION OF CLASS X PASS-THROUGH RATES
               ("CLASS X-1 STRIP RATE" AND "CLASS X-2 STRIP RATE")

                     08/13/04                             5.46386%
                     09/13/04                             5.46370%
                     10/13/04                             5.31576%
                     11/13/04                             5.46334%
                     12/13/04                             5.31540%
                     01/13/05                             5.31525%
                     02/13/05                             5.31507%
                     03/13/05                             5.31517%
                     04/13/05                             5.46239%
                     05/13/05                             5.31445%
                     06/13/05                             5.46201%
                     07/13/05                             5.31407%
                     08/13/05                             5.46163%
                     09/13/05                             5.46144%
                     10/13/05                             5.31350%
                     11/13/05                             5.46105%
                     12/13/05                             5.31310%
                     01/13/06                             5.31293%
                     02/13/06                             5.31274%
                     03/13/06                             5.31285%
                     04/13/06                             5.46001%
                     05/13/06                             5.31206%
                     06/13/06                             5.45960%
                     07/13/06                             5.31164%
                     08/13/06                             5.45917%
                     09/13/06                             5.45897%
                     10/13/06                             5.31102%
                     11/13/06                             5.45855%
                     12/13/06                             5.31060%
                     01/13/07                             5.31042%
                     02/13/07                             5.31021%
                     03/13/07                             5.31036%
                     04/13/07                             5.45743%
                     05/13/07                             5.30949%
                     06/13/07                             5.45699%
                     07/13/07                             5.30904%
                     08/13/07                             5.45653%
                     09/13/07                             5.45629%
                     10/13/07                             5.30833%
                     11/13/07                             5.45578%
                     12/13/07                             5.30783%
                     01/13/08                             5.45525%
               For any Distribution
                 Date on or after
                     02/13/08                             0%

                                  SCHEDULE XII

            RATES USED IN DETERMINATION OF CLASS X PASS-THROUGH RATES
               ("CLASS X-1 STRIP RATE" AND "CLASS X-2 STRIP RATE")

                     08/13/04                             5.46386%
                     09/13/04                             5.46370%
                     10/13/04                             5.31576%
                     11/13/04                             5.46334%
                     12/13/04                             5.31540%
                     01/13/05                             5.31525%
                     02/13/05                             5.31507%
                     03/13/05                             5.31517%
                     04/13/05                             5.46239%
                     05/13/05                             5.31445%
                     06/13/05                             5.46201%
                     07/13/05                             5.31407%
                     08/13/05                             5.46163%
                     09/13/05                             5.46144%
                     10/13/05                             5.31350%
                     11/13/05                             5.46105%
                     12/13/05                             5.31310%
                     01/13/06                             5.31293%
                     02/13/06                             5.31274%
                     03/13/06                             5.31285%
                     04/13/06                             5.46001%
                     05/13/06                             5.31206%
                     06/13/06                             5.45960%
                     07/13/06                             5.31164%
                     08/13/06                             5.45917%
                     09/13/06                             5.45897%
                     10/13/06                             5.31102%
                     11/13/06                             5.45855%
                     12/13/06                             5.31060%
                     01/13/07                             5.31042%
                     02/13/07                             5.31021%
                     03/13/07                             5.31036%
                     04/13/07                             5.45743%
                     05/13/07                             5.30949%
                     06/13/07                             5.45699%
                     07/13/07                             5.30904%
                     08/13/07                             5.45653%
                     09/13/07                             5.45629%
                     10/13/07                             5.30833%
                     11/13/07                             5.45578%
                     12/13/07                             5.30783%
                     01/13/08                             5.45525%

                     02/13/08                             5.30735%
                     03/13/08                             5.30722%
                     04/13/08                             5.45444%
                     05/13/08                             5.30652%
                     06/13/08                             5.45389%
                     07/13/08                             5.30598%
                     08/13/08                             5.45334%
                     09/13/08                             5.45307%
                     10/13/08                             5.30517%
                     11/13/08                             5.45250%
                     12/13/08                             5.30461%
                     01/13/09                             5.30436%
               For any Distribution
                 Date on or after
                     02/13/09                             0%

                                  SCHEDULE XIII

            RATES USED IN DETERMINATION OF CLASS X PASS-THROUGH RATES
               ("CLASS X-1 STRIP RATE" AND "CLASS X-2 STRIP RATE")

                     08/13/04                             5.46386%
                     09/13/04                             5.46370%
                     10/13/04                             5.31576%
                     11/13/04                             5.46334%
                     12/13/04                             5.31540%
                     01/13/05                             5.31525%
                     02/13/05                             5.31507%
                     03/13/05                             5.31517%
                     04/13/05                             5.46239%
                     05/13/05                             5.31445%
                     06/13/05                             5.46201%
                     07/13/05                             5.31407%
                     08/13/05                             5.46163%
                     09/13/05                             5.46144%
                     10/13/05                             5.31350%
                     11/13/05                             5.46105%
                     12/13/05                             5.31310%
                     01/13/06                             5.31293%
                     02/13/06                             5.31274%
                     03/13/06                             5.31285%
                     04/13/06                             5.46001%
                     05/13/06                             5.31206%
                     06/13/06                             5.45960%
                     07/13/06                             5.31164%
                     08/13/06                             5.45917%
                     09/13/06                             5.45897%
                     10/13/06                             5.31102%
                     11/13/06                             5.45855%
                     12/13/06                             5.31060%
                     01/13/07                             5.31042%
                     02/13/07                             5.31021%
                     03/13/07                             5.31036%
                     04/13/07                             5.45743%
                     05/13/07                             5.30949%
                     06/13/07                             5.45699%
                     07/13/07                             5.30904%
                     08/13/07                             5.45653%
                     09/13/07                             5.45629%
                     10/13/07                             5.30833%
                     11/13/07                             5.45578%
                     12/13/07                             5.30783%
                     01/13/08                             5.45525%

                     02/13/08                             5.30735%
                     03/13/08                             5.30722%
                     04/13/08                             5.45444%
                     05/13/08                             5.30652%
                     06/13/08                             5.45389%
                     07/13/08                             5.30598%
                     08/13/08                             5.45334%
                     09/13/08                             5.45307%
                     10/13/08                             5.30517%
                     11/13/08                             5.45250%
                     12/13/08                             5.30461%
                     01/13/09                             5.30436%
                     02/13/09                             5.30408%
                     03/13/09                             5.34253%
                     04/13/09                             5.48923%
                     05/13/09                             5.35191%
                     06/13/09                             5.51541%
                     07/13/09                             5.38722%
                     08/13/09                             5.54401%
                     09/13/09                             5.54386%
                     10/13/09                             5.38740%
                     11/13/09                             5.54355%
                     12/13/09                             5.38708%
                     01/13/10                             5.38695%
               For any Distribution
                 Date on or after
                     02/13/10                             0%

                                  SCHEDULE XIV

            RATES USED IN DETERMINATION OF CLASS X PASS-THROUGH RATES
               ("CLASS X-1 STRIP RATE" AND "CLASS X-2 STRIP RATE")

                     08/13/04                             5.46386%
                     09/13/04                             5.46370%
                     10/13/04                             5.31576%
                     11/13/04                             5.46334%
                     12/13/04                             5.31540%
                     01/13/05                             5.31525%
                     02/13/05                             5.31507%
                     03/13/05                             5.31517%
                     04/13/05                             5.46239%
                     05/13/05                             5.31445%
                     06/13/05                             5.46201%
                     07/13/05                             5.31407%
                     08/13/05                             5.46163%
                     09/13/05                             5.46144%
                     10/13/05                             5.31350%
                     11/13/05                             5.46105%
                     12/13/05                             5.31310%
                     01/13/06                             5.31293%
                     02/13/06                             5.31274%
                     03/13/06                             5.31285%
                     04/13/06                             5.46001%
                     05/13/06                             5.31206%
                     06/13/06                             5.45960%
                     07/13/06                             5.31164%
                     08/13/06                             5.45917%
                     09/13/06                             5.45897%
                     10/13/06                             5.31102%
                     11/13/06                             5.45855%
                     12/13/06                             5.31060%
                     01/13/07                             5.31042%
                     02/13/07                             5.31021%
                     03/13/07                             5.31036%
                     04/13/07                             5.45743%
                     05/13/07                             5.30949%
                     06/13/07                             5.45699%
                     07/13/07                             5.30904%
                     08/13/07                             5.45653%
                     09/13/07                             5.45629%
                     10/13/07                             5.30833%
                     11/13/07                             5.45578%
                     12/13/07                             5.30783%
                     01/13/08                             5.45525%

                     02/13/08                             5.30735%
                     03/13/08                             5.30722%
                     04/13/08                             5.45444%
                     05/13/08                             5.30652%
                     06/13/08                             5.45389%
                     07/13/08                             5.30598%
                     08/13/08                             5.45334%
                     09/13/08                             5.45307%
                     10/13/08                             5.30517%
                     11/13/08                             5.45250%
                     12/13/08                             5.30461%
                     01/13/09                             5.30436%
                     02/13/09                             5.30408%
                     03/13/09                             5.34253%
                     04/13/09                             5.48923%
                     05/13/09                             5.35191%
                     06/13/09                             5.51541%
                     07/13/09                             5.38722%
                     08/13/09                             5.54401%
                     09/13/09                             5.54386%
                     10/13/09                             5.38740%
                     11/13/09                             5.54355%
                     12/13/09                             5.38708%
                     01/13/10                             5.38695%
                     02/13/10                             5.38679%
                     03/13/10                             5.38730%
                     04/13/10                             5.54273%
                     05/13/10                             5.38623%
                     06/13/10                             5.54239%
                     07/13/10                             5.38588%
                     08/13/10                             5.54205%
                     09/13/10                             5.54189%
                     10/13/10                             5.38535%
                     11/13/10                             5.54154%
                     12/13/10                             5.38499%
                     01/13/11                             5.38688%
               For any Distribution
                 Date on or after
                     02/13/11                             0%

                                   SCHEDULE XV

            RATES USED IN DETERMINATION OF CLASS X PASS-THROUGH RATES
               ("CLASS X-1 STRIP RATE" AND "CLASS X-2 STRIP RATE")

                     08/13/04                             5.46386%
                     09/13/04                             5.46370%
                     10/13/04                             5.31576%
                     11/13/04                             5.46334%
                     12/13/04                             5.31540%
                     01/13/05                             5.31525%
                     02/13/05                             5.31507%
                     03/13/05                             5.31517%
                     04/13/05                             5.46239%
                     05/13/05                             5.31445%
                     06/13/05                             5.46201%
                     07/13/05                             5.31407%
                     08/13/05                             5.46163%
                     09/13/05                             5.46144%
                     10/13/05                             5.31350%
                     11/13/05                             5.46105%
                     12/13/05                             5.31310%
                     01/13/06                             5.31293%
                     02/13/06                             5.31274%
                     03/13/06                             5.31285%
                     04/13/06                             5.46001%
                     05/13/06                             5.31206%
                     06/13/06                             5.45960%
                     07/13/06                             5.31164%
                     08/13/06                             5.45917%
                     09/13/06                             5.45897%
                     10/13/06                             5.31102%
                     11/13/06                             5.45855%
                     12/13/06                             5.31060%
                     01/13/07                             5.31042%
                     02/13/07                             5.31021%
                     03/13/07                             5.31036%
                     04/13/07                             5.45743%
                     05/13/07                             5.30949%
                     06/13/07                             5.45699%
                     07/13/07                             5.30904%
                     08/13/07                             5.45653%
                     09/13/07                             5.45629%
                     10/13/07                             5.30833%
                     11/13/07                             5.45578%
                     12/13/07                             5.30783%
                     01/13/08                             5.45525%

                     02/13/08                             5.30735%
                     03/13/08                             5.30722%
                     04/13/08                             5.45444%
                     05/13/08                             5.30652%
                     06/13/08                             5.45389%
                     07/13/08                             5.30598%
                     08/13/08                             5.45334%
                     09/13/08                             5.45307%
                     10/13/08                             5.30517%
                     11/13/08                             5.45250%
                     12/13/08                             5.30461%
                     01/13/09                             5.30436%
                     02/13/09                             5.30408%
                     03/13/09                             5.34253%
                     04/13/09                             5.48923%
                     05/13/09                             5.35191%
                     06/13/09                             5.51541%
                     07/13/09                             5.38722%
                     08/13/09                             5.54401%
                     09/13/09                             5.54386%
                     10/13/09                             5.38740%
                     11/13/09                             5.54355%
                     12/13/09                             5.38708%
                     01/13/10                             5.38695%
                     02/13/10                             5.38679%
                     03/13/10                             5.38730%
                     04/13/10                             5.54273%
                     05/13/10                             5.38623%
                     06/13/10                             5.54239%
                     07/13/10                             5.38588%
                     08/13/10                             5.54205%
                     09/13/10                             5.54189%
                     10/13/10                             5.38535%
                     11/13/10                             5.54154%
                     12/13/10                             5.38499%
                     01/13/11                             5.38688%
                     02/13/11                             5.39501%
                     03/13/11                             5.39560%
                     04/13/11                             5.55357%
                     05/13/11                             5.40010%
                     06/13/11                             5.55912%
                     07/13/11                             5.47218%
                     08/13/11                             5.65945%
                     09/13/11                             5.65939%
                     10/13/11                             5.49260%
                     11/13/11                             5.65927%
                     12/13/11                             5.49242%
                     01/13/12                             5.65915%
               For any Distribution
                 Date on or after
                     02/13/12                             0%

                                  SCHEDULE XVI

            RATES USED IN DETERMINATION OF CLASS X PASS-THROUGH RATES
               ("CLASS X-1 STRIP RATE" AND "CLASS X-2 STRIP RATE")

                     08/13/04                             5.46386%
                     09/13/04                             5.46370%
                     10/13/04                             5.31576%
                     11/13/04                             5.46334%
                     12/13/04                             5.31540%
                     01/13/05                             5.31525%
                     02/13/05                             5.31507%
                     03/13/05                             5.31517%
                     04/13/05                             5.46239%
                     05/13/05                             5.31445%
                     06/13/05                             5.46201%
                     07/13/05                             5.31407%
                     08/13/05                             5.46163%
                     09/13/05                             5.46144%
                     10/13/05                             5.31350%
                     11/13/05                             5.46105%
                     12/13/05                             5.31310%
                     01/13/06                             5.31293%
                     02/13/06                             5.31274%
                     03/13/06                             5.31285%
                     04/13/06                             5.46001%
                     05/13/06                             5.31206%
                     06/13/06                             5.45960%
                     07/13/06                             5.31164%
                     08/13/06                             5.45917%
                     09/13/06                             5.45897%
                     10/13/06                             5.31102%
                     11/13/06                             5.45855%
                     12/13/06                             5.31060%
                     01/13/07                             5.31042%
                     02/13/07                             5.31021%
                     03/13/07                             5.31036%
                     04/13/07                             5.45743%
                     05/13/07                             5.30949%
                     06/13/07                             5.45699%
                     07/13/07                             5.30904%
                     08/13/07                             5.45653%
                     09/13/07                             5.45629%
                     10/13/07                             5.30833%
                     11/13/07                             5.45578%
                     12/13/07                             5.30783%

                     01/13/08                             5.45525%
                     02/13/08                             5.30735%
                     03/13/08                             5.30722%
                     04/13/08                             5.45444%
                     05/13/08                             5.30652%
                     06/13/08                             5.45389%
                     07/13/08                             5.30598%
                     08/13/08                             5.45334%
                     09/13/08                             5.45307%
                     10/13/08                             5.30517%
                     11/13/08                             5.45250%
                     12/13/08                             5.30461%
                     01/13/09                             5.30436%
                     02/13/09                             5.30408%
                     03/13/09                             5.34253%
                     04/13/09                             5.48923%
                     05/13/09                             5.35191%
                     06/13/09                             5.51541%
                     07/13/09                             5.38722%
                     08/13/09                             5.54401%
                     09/13/09                             5.54386%
                     10/13/09                             5.38740%
                     11/13/09                             5.54355%
                     12/13/09                             5.38708%
                     01/13/10                             5.38695%
                     02/13/10                             5.38679%
                     03/13/10                             5.38730%
                     04/13/10                             5.54273%
                     05/13/10                             5.38623%
                     06/13/10                             5.54239%
                     07/13/10                             5.38588%
                     08/13/10                             5.54205%
                     09/13/10                             5.54189%
                     10/13/10                             5.38535%
                     11/13/10                             5.54154%
                     12/13/10                             5.38499%
                     01/13/11                             5.38688%
                     02/13/11                             5.39501%
                     03/13/11                             5.39560%
                     04/13/11                             5.55357%
                     05/13/11                             5.40010%
                     06/13/11                             5.55912%
                     07/13/11                             5.47218%
                     08/13/11                             5.65945%
                     09/13/11                             5.65939%
                     10/13/11                             5.49260%

                     11/13/11                             5.65927%
                     12/13/11                             5.49242%
                     01/13/12                             5.65915%
                     02/13/12                             5.49229%
                     03/13/12                             5.49243%
                     04/13/12                             5.65896%
                     05/13/12                             5.45633%
                     06/13/12                             5.62149%
                     07/13/12                             5.45608%
               For any Distribution
                 Date on or after
                      8/13/12                             0%

                                  SCHEDULE XVII

          MORTGAGE LOANS SECURED BY MORTGAGED PROPERTIES COVERED BY AN
                         ENVIRONMENTAL INSURANCE POLICY

1 Loan - Katonah Medical Office

                                 SCHEDULE XVIII

          LIST OF MORTGAGE LOANS THAT HAVE SCHEDULED PAYMENTS AFTER THE
                           END OF A COLLECTION PERIOD

2 Loans - Grace Building, The GIC Office Portfolio

                                  SCHEDULE XIX

          LOANS THAT ACCRUE ON AN ACTUAL/360 BASIS, BUT WHOSE SERVICING
                          FEES ACCRUE ON A 30/360 BASIS

1 Loan - GIC Office Portfolio